                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                               (AMENDMENT NO. 1)


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/X/  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                                ITT Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          Common Stock, without par value, of ITT Destinations, Inc. and Common Stock, without par value, of ITT Hartford Group, Inc.

     (2)  Aggregate number of securities to which transaction applies:

          116,151,428 shares of ITT Destinations, Inc. and 116,151,428 shares of ITT Hartford Group, Inc.

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                   The fee is equal to one-fiftieth of one percent of the book value of the Common Stock of ITT Destinations, Inc. and Common Stock of ITT Hartford Group, Inc. The aggregate book value of such Common Stock at March 31, 1995 was $5.858 billion.

     (4)  Proposed maximum aggregate value of transaction:

          Not Applicable

     (5)  Total fee paid:

          $1,171,600


/X/  Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                     PRELIMINARY PROXY MATERIALS


DATED AUGUST 11, 1995,


                                              SUBJECT TO COMPLETION


                                     [Logo]

- --------------------------------------------------------------------------------

                                ITT CORPORATION


                           NOTICE OF SPECIAL MEETING


                              AND PROXY STATEMENT


                                AUGUST    , 1995

    PRELIMINARY PROXY STATEMENT DATED AUGUST 11, 1995, SUBJECT TO COMPLETION



                                                                 August   , 1995


                              [LETTERHEAD OF ITT]

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of
ITT Corporation to be held at [     ] A.M. on [     ], [            ], 1995, at
[        ]. At the Special Meeting, you will be asked to consider and vote upon a group of separate but related proposals to divide ITT into its three separate business areas: (i) Insurance, (ii) Industries and (iii) Hospitality, Entertainment and Information Services.


     These important proposals provide for the proposed distribution to ITT's shareholders of all the shares of common stock of ITT Destinations, Inc. ("ITT Destinations" or "New ITT"), which is a wholly owned subsidiary of ITT, and all the shares of common stock of ITT Hartford Group, Inc. ("ITT Hartford"), which is also a wholly owned subsidiary of ITT. The distribution would separate ITT into three publicly owned companies. In addition, as part of the distribution, ITT would change its name to ITT Industries, Inc. and ITT Destinations would change its name to ITT Corporation. In connection with the distribution, ITT (which is now a Delaware corporation) also proposes to reincorporate in Indiana. After the distribution, ITT Industries would continue to conduct the automotive, defense and electronics, and fluid technology businesses of ITT. ITT Destinations, renamed ITT Corporation, would continue to conduct the hospitality, entertainment and information services businesses of ITT. ITT Hartford would continue to conduct the insurance businesses of ITT.



     In the distribution, holders of ITT Common Stock would receive one share of New ITT Common Stock for every one share of ITT Common Stock held and one share of ITT Hartford Common Stock for every one share of ITT Common Stock held. To avoid the confusion that would result if both ITT, whose name will be changed to ITT Industries, Inc., and New ITT, whose name will be changed to ITT Corporation as part of the distribution, were to have stock certificates outstanding bearing the name "ITT Corporation" for an extended period of time, shareholders must submit their certificates representing shares of ITT Common Stock in connection with the distribution to receive three separate certificates representing shares of ITT Industries, New ITT and ITT Hartford.



     The Board of Directors of ITT believes that the distribution should increase the value of the investment of ITT's shareholders. The distribution should decrease the cost of financing the expansion of the Industries and Hospitality, Entertainment and Information Services businesses of ITT. The management of each of ITT Industries, New ITT and ITT Hartford will be able to concentrate its attention and financial resources wholly on its respective operations. Each of ITT Industries, New ITT and ITT Hartford should also be able to better rationalize its organizational structure after the distribution. Moreover, debt and equity investors should be able better to evaluate the financial performance of each company and its strategies, enhancing the likelihood that each will achieve appropriate market recognition.



     The Board of Directors of ITT has unanimously approved the proposals to be presented at the Special Meeting and unanimously recommends that shareholders vote FOR each of the proposals. The effectiveness of each of the proposals is conditioned upon approval of all the proposals by ITT shareholders. If any of the proposals is not approved, the Board of Directors of ITT will reevaluate its intention to effect the distribution. After such review, the Board could determine to revise the terms of the distribution, effect the distribution essentially as proposed or as revised despite such lack of approval or abandon the distribution. The Board has further retained discretion, even if shareholder approval of the proposals is obtained and the other conditions to the distribution are satisfied, to abandon, defer or modify the distribution or any other element contained in the proposals. The proposals are more fully described in the accompanying proxy statement, which you should carefully review.



     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING, WHETHER OR NOT YOU ARE ABLE TO ATTEND PERSONALLY. YOU ARE, THEREFORE, URGED TO SIGN, DATE AND MAIL THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD.


                                         Sincerely,

                                         Rand V. Araskog
                                         Chairman, President &
                                         Chief Executive

                              [LETTERHEAD OF ITT]

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                              [            ], 1995

     NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders of ITT
Corporation, a Delaware corporation ("ITT"), will be held at [            ] on
[       ], [          ], 1995, at [     ] A.M., local time, for the following
purposes:


     1. To consider and vote upon seven separate but related proposals (collectively, the "Distribution Proposals") described in the accompanying Proxy Statement providing for:



          Proposal One: Approval of the distribution by ITT of all the outstanding shares of common stock of ITT Destinations, Inc., a wholly owned subsidiary of ITT and a Nevada corporation ("ITT Destinations" or "New ITT"), and of all the outstanding shares of common stock of ITT Hartford Group, Inc., a wholly owned subsidiary of ITT and a Delaware corporation ("ITT Hartford"), on the basis described in the attached Proxy Statement (collectively, the "Distribution");


          Proposal Two: Approval and adoption of an Agreement and Plan of Merger between ITT and ITT Indiana, Inc. ("ITT Indiana"), a newly formed Indiana corporation and a wholly owned subsidiary of ITT, providing for the reincorporation of ITT in Indiana pursuant to a statutory merger of ITT into ITT Indiana, to be effective only if the Distribution occurs;


          Proposal Three: Approval of amendments to the ITT 1977 Stock Option Incentive Plan and ITT 1986 Incentive Stock Plan;


          Proposal Four: Approval of the adoption by New ITT of the New ITT 1995 Incentive Stock Plan, to be effective only following the Distribution;


          Proposal Five: Approval of the adoption by ITT Hartford of the ITT Hartford 1995 Incentive Stock Plan, to be effective only following the Distribution;



          Proposal Six: Approval of the adoption by ITT of the ITT 1996 Restricted Stock Plan for Non-Employee Directors (to be renamed the ITT Industries 1996 Restricted Stock Plan for Non-Employee Directors), to be effective only following the Distribution; and



          Proposal Seven: Approval of the amendment of the Restated Certificate of Incorporation of ITT to change the name of ITT to ITT Industries, Inc. and remove the article of the Restated Certificate of Incorporation in respect of ITT's gaming licenses, in each case only if the Distribution occurs.


     2. To transact such other business as may properly come before the Special Meeting.


     THE EFFECTIVENESS OF EACH OF THE DISTRIBUTION PROPOSALS IS CONDITIONED UPON THE APPROVAL OF ALL THE DISTRIBUTION PROPOSALS. IF ANY OF THE DISTRIBUTION PROPOSALS IS NOT APPROVED, THE BOARD OF DIRECTORS OF ITT WILL REEVALUATE ITS INTENTION TO EFFECT THE DISTRIBUTION. AFTER SUCH REVIEW, THE BOARD COULD DETERMINE TO REVISE THE TERMS OF THE DISTRIBUTION, EFFECT THE DISTRIBUTION ESSENTIALLY AS PROPOSED OR AS REVISED DESPITE SUCH LACK OF APPROVAL OR ABANDON THE DISTRIBUTION.



     The Board has further retained discretion, even if shareholder approval of the Distribution Proposals is obtained and the other conditions to the Distribution are satisfied, to abandon, defer or modify the Distribution or any other element contained in the Distribution Proposals.



     Pursuant to the By-laws of ITT, the Board of Directors has fixed the close
of business on [              ], 1995, as the record date for the determination
of shareholders entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Special Meeting.

     ALL SHAREHOLDERS ARE INVITED TO ATTEND THE SPECIAL MEETING IN PERSON, BUT EVEN IF YOU EXPECT TO BE PRESENT AT THE SPECIAL MEETING, YOU ARE REQUESTED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION. ANY PERSON WHO HAS EXECUTED A PROXY AND IS PRESENT AT THE SPECIAL MEETING MAY VOTE IN PERSON INSTEAD OF BY PROXY, THEREBY CANCELLING ANY PROXY PREVIOUSLY GIVEN. ONLY SHAREHOLDERS OF RECORD (OR THOSE HOLDING A PROXY OF A SHAREHOLDER OF RECORD ENTITLED TO VOTE) WILL BE ADMITTED. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD.


                                          ITT CORPORATION

                                          Gwenn L. Carr
                                          Vice President and Secretary

[              ], 1995

     NONE OF THE GAMING AUTHORITIES (AS DEFINED HEREIN) HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT OR THE MERITS OF THE TRANSACTIONS CONTEMPLATED HEREBY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
PROXY STATEMENT SUMMARY...............     1
INTRODUCTION..........................    16
THE DISTRIBUTION......................    21
THE REINCORPORATION OF ITT............    32
EMPLOYEE BENEFITS AND COMPENSATION
  MATTERS.............................    35
AMENDMENT OF THE RESTATED CERTIFICATE
  OF INCORPORATION
  OF ITT..............................    45
RELATIONSHIP BETWEEN ITT INDUSTRIES,
  NEW ITT AND ITT HARTFORD AFTER THE
  DISTRIBUTION........................    46
DIVIDEND POLICY.......................    48
DIVIDENDS AND PRICE RANGE OF ITT
  COMMON STOCK........................    49
ITT INDUSTRIES SUMMARY OF SIGNIFICANT
  CAPITALIZATION FORECAST
  ASSUMPTIONS.........................    50
ITT INDUSTRIES FORECASTED
  CAPITALIZATION......................    52
NEW ITT SUMMARY OF SIGNIFICANT
  CAPITALIZATION FORECAST
  ASSUMPTIONS.........................    53
NEW ITT FORECASTED CAPITALIZATION.....    54
ITT HARTFORD SUMMARY OF SIGNIFICANT
  CAPITALIZATION FORECAST
  ASSUMPTIONS.........................    55
ITT HARTFORD FORECASTED
  CAPITALIZATION......................    56
ITT INDUSTRIES SELECTED FINANCIAL AND
  OPERATING DATA......................    57
NEW ITT SELECTED FINANCIAL AND
  OPERATING DATA......................    58
ITT HARTFORD SELECTED FINANCIAL AND
  OPERATING DATA......................    60
COMPARATIVE FINANCIAL INFORMATION.....    61
ITT INDUSTRIES UNAUDITED PRO FORMA
  CONSOLIDATED FINANCIAL STATEMENTS...    62
NEW ITT UNAUDITED PRO FORMA COMBINED
  INCOME STATEMENTS...................    65
ITT INDUSTRIES MANAGEMENT'S DISCUSSION
  AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS...........    69
NEW ITT MANAGEMENT'S DISCUSSION AND
  ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS...............    79
ITT HARTFORD MANAGEMENT'S DISCUSSION
  AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS...........    89
BUSINESS OF ITT INDUSTRIES AFTER THE
  DISTRIBUTION........................   101

                                        PAGE
                                        ----
BUSINESS OF NEW ITT AFTER THE
  DISTRIBUTION........................   111
BUSINESS OF ITT HARTFORD AFTER THE
  DISTRIBUTION........................   143
ITT INDUSTRIES MANAGEMENT AND
  EXECUTIVE COMPENSATION..............   156
NEW ITT MANAGEMENT AND EXECUTIVE
  COMPENSATION........................   175
ITT HARTFORD MANAGEMENT AND EXECUTIVE
  COMPENSATION........................   197
DESCRIPTION OF ITT INDUSTRIES CAPITAL
  STOCK...............................   217
DESCRIPTION OF NEW ITT CAPITAL
  STOCK...............................   229
DESCRIPTION OF ITT HARTFORD CAPITAL
  STOCK...............................   239
INDEPENDENT ACCOUNTANTS...............   243
SHAREHOLDER PROPOSALS FOR 1996 ANNUAL
  MEETING.............................   244
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE...........................   244
AVAILABLE INFORMATION.................   244
REPORTS OF NEW ITT AND ITT HARTFORD...   245
INDEX TO FINANCIAL STATEMENTS AND
  SCHEDULES...........................   F-1
ANNEX A AGREEMENT AND PLAN OF MERGER
        BETWEEN ITT AND ITT INDIANA...   A-1
ANNEX B ARTICLES OF INCORPORATION OF
        ITT INDIANA...................   B-1
ANNEX C BY-LAWS OF ITT INDIANA........   C-1
ANNEX D ITT DESTINATIONS, INC. 1995
        INCENTIVE STOCK
             PLAN.....................   D-1
ANNEX E ITT HARTFORD GROUP, INC. 1995
        INCENTIVE STOCK
             PLAN.....................   E-1
ANNEX F ARTICLE 7 OF THE RESTATED
        CERTIFICATE OF INCORPORATION
        OF ITT........................   F-1
ANNEX G ITT CORPORATION 1996
        RESTRICTED STOCK PLAN FOR
        NON-EMPLOYEE DIRECTORS........   G-1
ANNEX H ITT DESTINATIONS, INC. 1996
        RESTRICTED STOCK PLAN FOR
        NON-EMPLOYEE DIRECTORS........   H-1
ANNEX I ITT HARTFORD GROUP, INC. 1996
        RESTRICTED STOCK PLAN FOR
        NON-EMPLOYEE DIRECTORS........   I-1

                            PROXY STATEMENT SUMMARY

     The following is a summary of certain information contained in this Proxy Statement. This summary is included for convenience only and should not be considered complete. This summary is qualified in its entirety by the more detailed information and financial statements contained elsewhere in this Proxy Statement. Throughout this Proxy Statement (i) the term "ITT Industries" refers to ITT Corporation (or its successor) after the Distribution, renamed ITT Industries, Inc., (ii) the term "New ITT" refers to ITT Destinations, Inc. after the Distribution, renamed ITT Corporation, and (iii) the term "ITT Industries Common Stock" refers to ITT Common Stock after the Distribution and ITT Industries Common Stock after the Reincorporation, in each case unless the context otherwise requires. Certain capitalized terms used in this summary are defined elsewhere in this Proxy Statement.

                              THE SPECIAL MEETING

DATE, TIME AND PLACE OF SPECIAL MEETING


     A Special Meeting of the Shareholders of ITT Corporation ("ITT") will be
held at [     ], at [  ]:00 A.M., local time, on [      ], [            ], 1995.
This Proxy Statement and the accompanying form of proxy are first being mailed
to shareholders of ITT on or about [            ], 1995.


PURPOSE OF THE SPECIAL MEETING


     At the Special Meeting, shareholders of ITT will be asked to consider and vote upon seven separate but related proposals (collectively, the "Distribution Proposals") providing for:



          Proposal One: Approval of the distribution by ITT of all the outstanding shares of common stock of ITT Destinations, Inc., a wholly owned subsidiary of ITT and a Nevada corporation ("ITT Destinations" or "New ITT"), and of all the outstanding shares of common stock of ITT Hartford Group, Inc., a wholly owned subsidiary of ITT and a Delaware corporation ("ITT Hartford"), on the basis described herein (collectively, the "Distribution");


          Proposal Two: Approval and adoption of an Agreement and Plan of Merger between ITT and ITT Indiana, Inc. ("ITT Indiana"), a newly formed Indiana corporation and a wholly owned subsidiary of ITT in the form of Annex A hereto (the "Merger Agreement"), providing for the reincorporation of ITT in Indiana pursuant to a statutory merger of ITT into ITT Indiana (the "Reincorporation"), to be effective only if the Distribution occurs;


          Proposal Three: Approval of amendments to the ITT 1977 Stock Option Incentive Plan and ITT 1986 Incentive Stock Plan;


          Proposal Four: Approval of the adoption by New ITT of the New ITT 1995 Incentive Stock Plan, to be effective only following the Distribution;


          Proposal Five: Approval of the adoption by ITT Hartford of the ITT Hartford 1995 Incentive Stock Plan, to be effective only following the Distribution;



          Proposal Six: Approval of the adoption by ITT of the ITT 1996 Restricted Stock Plan for Non-Employee Directors (to be renamed the ITT Industries 1996 Restricted Stock Plan for Non-Employee Directors), to be effective only following the Distribution; and



          Proposal Seven: Approval of the amendment of the Restated Certificate of Incorporation of ITT to change the name of ITT to ITT Industries, Inc. and remove the article of the Restated Certificate of Incorporation in respect of ITT's gaming licenses, in each case only if the Distribution occurs.


     THE EFFECTIVENESS OF EACH OF THE DISTRIBUTION PROPOSALS IS CONDITIONED UPON THE APPROVAL OF ALL THE DISTRIBUTION PROPOSALS. IF ANY OF THE DISTRIBUTION PROPOSALS IS NOT APPROVED, THE BOARD OF DIRECTORS OF ITT WILL REEVALUATE ITS INTENTION TO EFFECT THE DISTRIBUTION. AFTER SUCH REVIEW, THE BOARD COULD DETERMINE TO REVISE THE TERMS OF THE DISTRIBUTION, EFFECT THE DISTRIBUTION ESSENTIALLY AS PROPOSED OR AS REVISED DESPITE SUCH LACK OF APPROVAL OR ABANDON THE DISTRIBUTION.

     The Board has further retained discretion, even if shareholder approval of the Distribution Proposals is obtained and the other conditions to the Distribution are satisfied, to abandon, defer or modify the Distribution or any other element contained in the Distribution Proposals.



     Although ITT believes that shareholder approval of the Distribution is not required under Delaware law, the Board of Directors of ITT has made shareholder approval of the Distribution (along with shareholder approval of each of the other Distribution Proposals) a condition to the Distribution because of the importance of the Distribution to ITT and its shareholders. In addition, approval of Proposal Two and Proposal Seven is being sought because the provisions of applicable state corporate law require such approval. Accordingly, if Proposal Two is not approved by shareholders, the proposed Reincorporation could not occur. Similarly, if Proposal Seven is not approved by shareholders, the proposed amendment to the Restated Certificate of Incorporation could not occur. Approval of Proposal Three is being sought to preserve ITT's ability to deduct, for Federal income tax purposes, compensation paid pursuant to the exercise of stock options and in respect of other stock awards. Under Section 162(m) of the Internal Revenue Code, shareholder approval of performance-based compensation plans (including material amendments thereto) is necessary to qualify for the performance-based compensation exception to the limitation on ITT's ability to deduct compensation paid to certain specified individuals in excess of $1 million. Such approval is also being sought because of Rule 16b-3 under the Exchange Act, which requires shareholder approval under certain circumstances of material amendments to stock option plans. Although ITT does not believe the contemplated amendments to the ITT 1977 Stock Option Incentive Plan and ITT 1986 Incentive Stock Plan (see "EMPLOYEE BENEFITS AND COMPENSATION MATTERS -- ITT STOCK OPTIONS AND OTHER AWARDS -- ADJUSTMENTS TO AWARDS HELD BY EMPLOYEES OF ITT INDUSTRIES AND CERTAIN OTHERS") are material, it is seeking shareholder approval to avoid any potential uncertainty that arguably might exist if such approval were not obtained. Approval of Proposal Four and Proposal Five is being sought to establish New ITT's and ITT Hartford's ability, as applicable, to deduct, for Federal income tax purposes, compensation paid pursuant to the exercise of stock options and in respect of other stock awards. As noted above, under Section 162(m) of the Internal Revenue Code, shareholder approval of performance-based compensation plans is necessary to qualify for the performance-based compensation exception to the limitation on a company's ability to deduct compensation paid to certain specified individuals in excess of $1 million. Approval of Proposal Six is being sought because of Rule 16b-3 under the Exchange Act which provides an exemption from Section 16(b) of the Exchange Act for certain transactions by an officer or director of a registrant pursuant to an employee benefit plan satisfying certain specified conditions, including shareholder approval.


     See "INTRODUCTION -- PURPOSE OF THE SPECIAL MEETING".

VOTING

     Only holders of record of ITT Common Stock at the close of business on
            , 1995 (the "Special Meeting Record Date"), are entitled to notice of, and to vote at, the Special Meeting. Each of the shares of ITT Common Stock outstanding at the close of business on the Special Meeting Record Date is entitled to one vote at the Special Meeting. All such shares entitled to vote at the Special Meeting are referred to herein as "Record Shares". The presence in person or by proxy of shareholders holding Record Shares which are entitled to vote a majority of the votes of all holders of Record Shares will constitute a quorum for the transaction of business at the Special Meeting.

     THE BOARD OF DIRECTORS OF ITT UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL OF THE DISTRIBUTION PROPOSALS.


     Approval of Proposals One, Two and Seven at the Special Meeting will require the affirmative vote of outstanding Record Shares which are entitled to vote a majority of the votes of all holders of Record Shares. Approval of Proposals Three, Four, Five and Six at the Special Meeting will require the affirmative vote of outstanding Record Shares which are entitled to vote a majority of the votes of all holders of Record Shares, present in person or represented by proxy, at the Special Meeting.


     SEE "INTRODUCTION -- VOTING".

NO APPRAISAL RIGHTS

     Shareholders of ITT will not be entitled to appraisal rights in connection with the Distribution Proposals.

              BUSINESS OF ITT INDUSTRIES, NEW ITT AND ITT HARTFORD
                             AFTER THE DISTRIBUTION

     As part of the Distribution, the name of ITT Corporation will be changed to ITT Industries, Inc. In addition, the name of ITT Destinations will be changed to ITT Corporation.

ITT INDUSTRIES


     After the Distribution, ITT Industries will be engaged, directly and through its subsidiaries, in the design and manufacture of a wide range of high technology products, focused on the three principal business segments of automotive, defense and electronics, and fluid technology. ITT Industries is a substantial worldwide enterprise with 1994 sales of $7.8 billion, of which approximately half is produced or sold outside the United States, and which would rank ITT Industries among the top 200 of companies in the "Fortune 500". With 58,000 employees based in over 40 countries, ITT Industries companies sell products in over 100 countries under a variety of highly regarded brand names coupled with the ITT trademark. Each of its three principal business units is recognized internationally as a leader in its chosen field and competes based on the skills of its people in technical leadership, customer relations and manufacturing proficiency. Following the Distribution, ITT Industries will continue to pursue opportunities for growth, with particular focus on strengthening its position in areas of existing product leadership and expanding international sales.


     ITT Automotive is one of the largest independent suppliers of systems and components to vehicle manufacturers worldwide with 1994 sales of $4.8 billion. Through operations located in Europe, North and South America and joint ventures and licensees in Asia, ITT Automotive designs, engineers and manufactures a broad range of automotive systems and components under two major worldwide product groupings. The Brake and Chassis Systems group, with annual sales approaching $3 billion, represents the world's largest array of expertise in braking and chassis system capabilities, including anti-lock brake ("ABS") and traction control ("TCS") systems, chassis systems, foundation brake components, fluid handling products and Koni shock absorbers. In 1994, ITT Automotive maintained its position as a leading global supplier of four-wheel ABS and TCS, sales of which exceeded $1 billion for the second consecutive year. The Body and Electrical Systems group, with sales approaching $2 billion annually, produces automotive products, such as door and window assemblies, wiper module assemblies, seat systems, air management systems, switches and fractional horsepower DC motors. During 1994, ITT Automotive substantially increased its previously established position as a leading producer of electric motors and wiper systems, through the acquisition from General Motors of its motors and actuators business unit, now renamed ITT Automotive Electrical Systems, Inc.


     ITT Defense & Electronics companies, with 1994 sales of $1.5 billion, develop, manufacture and support high technology electronic systems and components for defense and commercial markets on a worldwide basis with operations in North America, Europe and Asia. Defense market products include tactical communications equipment, electronic warfare systems, night vision devices, radar, space payloads and operations and management services. Commercial products include interconnect products such as connectors, switches and cable assemblies and night vision devices. ITT Defense & Electronics enjoys a leadership position in certain products that are expected to be critical to the armed forces in the 21st century, particularly products that facilitate communications in the forward area battlefield, night vision devices that enable soldiers to conduct night combat operations and electronic systems that protect allied forces from enemy radar controlled missiles. In addition, through its international field engineering business, ITT Defense & Electronics is well positioned to gain from trends to commercialize and outsource military support operations. In the interconnect products market, ITT Cannon maintains a position as one of the world's top ten connector companies based on revenue and is a leading supplier to the military/aerospace and industrial sectors.


     ITT Fluid Technology, with 1994 sales of $1.1 billion, is a worldwide leader in the design, development, production and sale of products, systems and services used to move, handle, transfer, control and contain fluids of all kinds. Operating in more than 100 countries, ITT Fluid Technology is a leading supplier of pumps, valves, heat exchangers, mixers, instruments and controls for the management of fluids. Its major unit is ITT Flygt, which is headquartered in Sweden and is a pioneer in submersible technology and the world leader in submersible pumping and mixing products. Other units hold market leadership positions in a number of product/market segments under long-established, strong brand names such as AC Pump, Barton, Bell & Gossett, Cam-tite and Dia-Flo valves, McDonnell & Miller, Jabsco, Marlow and others. In 1994, ITT acquired Richter Chemie-Technik GmbH, a leading German producer of specialized pumps and valves to handle the flow of high temperature corrosive liquid and gaseous media.



     D. Travis Engen, who is currently Executive Vice President of ITT, will become Chairman, President and Chief Executive of ITT Industries, and certain persons who are currently directors of ITT will remain as directors of ITT Industries. See "ITT INDUSTRIES MANAGEMENT AND EXECUTIVE COMPENSATION -- ITT INDUSTRIES BOARD OF DIRECTORS". In addition to Mr. Engen, most of the other executive officers of ITT Industries will be drawn from the current management of ITT or subsidiaries of ITT. See "ITT INDUSTRIES MANAGEMENT AND EXECUTIVE COMPENSATION -- ITT INDUSTRIES EXECUTIVE OFFICERS".


NEW ITT

     After the Distribution, New ITT will be engaged, directly and through subsidiaries, in the hospitality and entertainment business and the information services business. New ITT will conduct its hospitality and entertainment business through ITT Sheraton Corporation ("ITT Sheraton"), Ciga S.p.A. ("Ciga"), Caesars World, Inc. ("CWI") and Madison Square Garden, L.P. ("MSG") and conduct its information services business through ITT World Directories, Inc. ("ITT World Directories") and ITT Educational Services, Inc. ("ITT Educational").

     New ITT will combine the world's largest hotel and gaming company with a premier sports and entertainment company and information services businesses to create a dynamic and rapidly growing enterprise. Management of ITT projects that New ITT will generate pro forma (i.e., assuming all acquisitions during 1994 and 1995 had been consummated on January 1, 1994) revenues of approximately $6.5 billion in 1995 and pro forma EBITDA of approximately $875 million in 1995. The projected pro forma EBITDA for 1995 would represent a 36% increase over EBITDA in 1994 also determined on a pro forma basis (i.e., assuming all acquisitions during 1994 and 1995 had been consummated on January 1, 1994). For a discussion of certain important limitations and related assumptions concerning this projected and other pro forma financial data and ITT management's beliefs as to future results, see "NEW ITT UNAUDITED PRO FORMA COMBINED INCOME
STATEMENTS -- LIMITATIONS ON PROJECTIONS, FORECASTS AND PRO FORMA FINANCIAL INFORMATION".


     ITT completed the acquisition of one of the world's most recognized gaming companies, CWI, in January 1995. In March 1995, ITT also acquired the well-known New York Knickerbockers and New York Rangers sports franchises and Madison Square Garden arena through its investment in MSG. For a discussion of the current ownership interest of ITT in MSG, see "BUSINESS OF NEW ITT AFTER THE DISTRIBUTION -- GENERAL -- HOSPITALITY & ENTERTAINMENT". In addition, the acquisition in 1994 of 70.3% of Ciga and other key hotel properties enhanced ITT's geographic balance along with its image and profile. These acquisitions have helped to create a formidable hotel, gaming and entertainment company that is a leader in its served markets.



     Furthermore, in August 1995, ITT, in partnership with Dow Jones & Co. ("Dow Jones") agreed to purchase television station WNYC-TV from New York City. The purchase, subject to approval by the Federal Communications Commission and other customary conditions, is expected to close in early 1996. Together, ITT and Dow Jones hope to transform the station into a nationally-broadcast business and sports television station based in New York City. The purchase price of $207 million will be split evenly by the two companies and the partnership will be managed on a 50/50 basis.



     Through the ITT Sheraton brand name, New ITT is represented in most major markets of the world. In 1994, over 45 million customers stayed at ITT Sheraton in 60 countries. When including visitors to CWI and Madison Square Garden and customers of the Information Services companies, New ITT will provide services to over 100 million people a year. ITT Sheraton, which has been a wholly owned subsidiary of ITT since 1968, is a worldwide hospitality network of approximately 420 owned, leased, managed and franchised properties, including hotels, casinos and inns. Gaming operations are marketed under the Caesars World and ITT Sheraton brand names and are represented in Las Vegas, Atlantic City, Halifax (Nova Scotia), Sydney

(Nova Scotia), Lake Tahoe, Tunica County (Mississippi), Lima (Peru), Cairo, Windsor (Ontario) and Townsville (Australia).



     The acquisition of CWI greatly enhanced New ITT's profile in the rapidly growing gaming business. CWI's flagship property is the renowned Caesars Palace in Las Vegas, and it also owns and operates Caesars Atlantic City in Atlantic City and Caesars Tahoe in Stateline, Nevada, both leaders in their served markets. CWI also owns one-third of a management company that operates Casino Windsor, which was opened in May 1994 in Windsor, Ontario, and operates four non-gaming resorts in Pennsylvania's Pocono Mountains.



     The MSG investment includes the famed Madison Square Garden arena, the Paramount special events theater, the New York Knickerbockers and New York Rangers basketball and hockey franchises, as well as the Madison Square Garden Network.


     ITT World Directories, an 80%-owned subsidiary, engages in the publication of telephone directories, including classified directory services for telephone subscribers in numerous countries outside the United States, as well as in Puerto Rico and the United States Virgin Islands. ITT Educational, which will be owned 83% by New ITT and 17% by the public, operates technical colleges offering postsecondary career education.

     See "BUSINESS OF NEW ITT AFTER THE DISTRIBUTION".


     Rand V. Araskog, who is currently Chairman, President and Chief Executive of ITT, will become Chairman and Chief Executive of New ITT, and certain persons who are currently directors of ITT will become directors of New ITT. See "NEW ITT MANAGEMENT AND EXECUTIVE COMPENSATION -- NEW ITT BOARD OF DIRECTORS". In addition to Mr. Araskog, the other executive officers of New ITT will be drawn from the current management of ITT or subsidiaries of ITT. See "NEW ITT MANAGEMENT AND EXECUTIVE COMPENSATION -- NEW ITT EXECUTIVE OFFICERS".


ITT HARTFORD


     After the Distribution, ITT Hartford will continue as one of the largest insurance companies in the United States, a diversified, international multi-line organization founded in 1810. In the United States, ITT Hartford is the eighth largest property and casualty insurer and the twelfth largest life insurer, with total assets exceeding $86 billion and equity of $4.8 billion at June 30, 1995.


     The property and casualty operations, with premiums written of $6.7 billion as of December 31, 1994, provide a wide range of personal, commercial, specialty and reinsurance coverages. In personal lines, ITT Hartford ranks among the 10 largest carriers and is the endorsed provider of automobile and homeowners coverages to members of the American Association of Retired Persons. Commercial insurance, the property and casualty company's largest line with $2.7 billion in written premiums, offers an array of products to address customer needs, including commercial multi-peril, general liability and workers' compensation. Specialty lines provides the expertise necessary to meet the needs of customers with sophisticated insurance, service or risk financing requirements. ITT Hartford is also a major reinsurer, with subsidiaries and operations located in Hong Kong, Spain, the United States, the United Kingdom and Canada.

     ITT Hartford maintains a dynamic presence in the European insurance market. The largest operations are London and Edinburgh, a market leader in the United Kingdom, and Zwolsche Algemeene, which has a strong presence in The Netherlands. Both operations provide multi-line property and casualty and life products.

     ITT Hartford's life insurance operations have been among the fastest growing major life insurance companies in the United States for five years, with assets exceeding $50 billion at December 31, 1994. The life operations provide individual and group life and disability insurance, asset accumulation products and financial services for individuals, corporations and government entities. ITT Hartford ranks among the top providers of retirement planning products and services for corporations and government entities, and, with $7.1 billion in new fixed and variable annuity deposits in 1994, it continues to rank among industry leaders in the sale of these products.

     See "BUSINESS OF ITT HARTFORD AFTER THE DISTRIBUTION."

     Donald R. Frahm, who is currently Chairman and Chief Executive of Hartford Fire Insurance Company ("The Hartford"), will become Chairman and Chief Executive Officer of ITT Hartford. The directors of ITT Hartford will include certain persons who are currently directors of ITT and certain persons who are currently directors or members of senior management of The Hartford. See "ITT HARTFORD MANAGEMENT AND EXECUTIVE COMPENSATION -- ITT HARTFORD BOARD OF DIRECTORS". In addition to Mr. Frahm, it is expected that the other executive officers of ITT Hartford will be drawn from the current management of The Hartford. See "ITT HARTFORD MANAGEMENT AND EXECUTIVE COMPENSATION -- ITT HARTFORD EXECUTIVE OFFICERS".

                                THE DISTRIBUTION

SHARES TO BE DISTRIBUTED


     The Distribution will be made to holders of record on the Distribution Record Date of issued and outstanding shares of ITT Common Stock. Based on the 115,597,874 shares of ITT Common Stock outstanding as of July 5, 1995 (and assuming conversion of the ITT Series N Preferred Stock which has been called for redemption on August 29, 1995 (see "THE DISTRIBUTION -- REDEMPTION OF SERIES N PREFERRED STOCK")), the Distribution will consist of 116,208,496 shares of New ITT Common Stock and 116,208,496 shares of ITT Hartford Common Stock. Each holder of ITT Common Stock will receive as a dividend one share of New ITT Common Stock for every one share of ITT Common Stock held and one share of ITT Hartford Common Stock for every one share of ITT Common Stock held.



     To avoid the confusion that would result if both ITT, whose name will be changed to ITT Industries, Inc., and New ITT, whose name will be changed to ITT Corporation as part of the Distribution, were to have stock certificates outstanding bearing the name "ITT Corporation" for an extended period of time, ITT will issue new stock certificates in connection with the Distribution. Accordingly, in order to receive their certificates for New ITT and ITT Hartford, shareholders must submit their certificates representing shares of ITT Common Stock to be exchanged for (i) certificates bearing the name "ITT Industries, Inc." representing their continuing ownership interest in ITT, (ii) certificates bearing the name "ITT Corporation" representing the shares of New ITT Common Stock to which they are entitled as a result of the Distribution and
(iii) certificates bearing the name "ITT Hartford Group, Inc." representing the shares of ITT Hartford Common Stock to which they are entitled as a result of the Distribution. Certificates for New ITT and ITT Hartford will not be issued until such submission. If shareholders do not submit their certificates bearing the name "ITT Corporation", shareholders may be prevented from transferring their interests in ITT Industries, New ITT and ITT Hartford after the Distribution since they will not have separate certificates representing such interests.



     On or about the first business day following the Distribution Date, ITT will instruct the Transfer Agent to mail to each shareholder of record on the Distribution Record Date a letter of transmittal and instructions for use in surrendering such shareholder's certificates representing shares of ITT Common Stock. Each shareholder should immediately complete and sign the letter of transmittal and return it, along with such shareholder's certificates representing shares of ITT Common Stock, to the Transfer Agent at the address set forth on the letter of transmittal. Upon receipt from each shareholder of a letter of transmittal, properly completed, and the shareholder's certificates representing shares of ITT Common Stock, the Transfer Agent will issue in accordance with the directions contained in the completed letter of transmittal, three separate certificates representing shares of ITT Industries, New ITT and ITT Hartford, respectively. ITT SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.


     It is expected that the Board of Directors of New ITT will adopt a shareholder rights plan. Certificates evidencing shares of New ITT Common Stock issued in the Distribution will therefore represent the same number of New ITT Rights issued under the New ITT Rights Plan. It is also expected that the Board of Directors of ITT Hartford will adopt a shareholder rights plan. Certificates evidencing shares of ITT Hartford Common Stock issued in the Distribution will therefore represent the same number of ITT Hartford Rights issued under the ITT Hartford Rights Plan. Furthermore, it is expected that the Board of Directors of ITT (or

ITT Industries) will approve a shareholder rights plan in respect of the ITT Industries Common Stock to be effective following the Distribution. Accordingly, after the Distribution, certificates evidencing shares of ITT Industries Common Stock will represent the same number of ITT Industries Rights issued under the ITT Industries Rights Plan. See "DESCRIPTION OF ITT INDUSTRIES CAPITAL
STOCK -- ITT INDUSTRIES RIGHTS PLAN", "DESCRIPTION OF NEW ITT CAPITAL
STOCK -- NEW ITT RIGHTS PLAN" and "DESCRIPTION OF ITT HARTFORD CAPITAL
STOCK -- ITT HARTFORD RIGHTS PLAN".



     ITT shareholders will not have to make any payment to receive their pro rata share of the Distribution, although any shareholder submitting certificates representing shares of ITT Common Stock for exchange who is not the record holder of the shares represented, or who requests that certificates for any of ITT Industries Common Stock, New ITT Common Stock or ITT Hartford Common Stock be issued to any other person, must provide evidence of payment of all applicable transfer taxes. See "THE DISTRIBUTION -- MANNER OF EFFECTING THE DISTRIBUTION".


DISTRIBUTION RECORD DATE


     The "Distribution Record Date" will be established by the Board of Directors of ITT shortly before the Distribution. The Distribution Record Date will be the same date as the Distribution Date.


DISTRIBUTION DATE


     The "Distribution Date" will be established by the Board of Directors of ITT and is presently expected to be on or about December 31, 1995. On or about the first business day following the Distribution Date, ITT will effect the Distribution by providing for the delivery of replacement certificates for all outstanding shares of New ITT Common Stock and replacement certificates for all outstanding shares of ITT Hartford Common Stock to the Transfer Agent for the transfer and distribution to the holders of record on the Distribution Record Date of ITT Common Stock. At the same time, ITT will also provide for the delivery of replacement certificates for shares of ITT Industries Common Stock to the Transfer Agent. ITT will also instruct the Transfer Agent to mail letters of transmittal for the exchange of certificates to shareholders of ITT on or about the first business day following the Distribution Date. See "THE DISTRIBUTION -- MANNER OF EFFECTING THE DISTRIBUTION".


TRANSFER AGENT AND REGISTRAR


     The ITT Corporate Stock Services Department will be the Transfer Agent (the "Transfer Agent") for the Distribution and Chemical Bank will be the Registrar (the "Registrar").


CONDITIONS TO THE DISTRIBUTION


     The Distribution is subject to (i) approval of the Distribution Proposals by shareholders of ITT; (ii) receipt of favorable tax rulings from the Internal Revenue Service as to certain Federal income tax consequences of the Distribution; (iii) all necessary consents of any third parties having been obtained; (iv) all necessary consents of any governmental or regulatory bodies having been obtained; (v) the Registration Statement on Form 10 under the Exchange Act, to be filed by New ITT with the SEC in respect of the New ITT Common Stock, having become effective; (vi) the Registration Statement on Form 8-A under the Exchange Act, to be filed by ITT Hartford with the SEC in respect of the ITT Hartford Common Stock, having become effective; (vii) the shares of New ITT Common Stock and ITT Hartford Common Stock to be issued or initially reserved for issuance having been approved for listing on a national securities exchange or designated as a national market system security on the National Association of Securities Dealers Automated Quotation System, subject to official notice of issuance; (viii) consummation of the Reincorporation substantially simultaneous with the Distribution; and (ix) there not being in effect any statute, rule, regulation or order of any court, governmental or regulatory body which prohibits or makes illegal the transactions contemplated by the Distribution. The Board has retained discretion, even if shareholder approval of the Distribution Proposals is obtained and the other conditions to the Distribution are satisfied, to abandon, defer or modify the Distribution or any other matter contemplated by the Distribution Proposals. The terms of the

Distribution thus may be modified or conditions thereto may be waived by the Board of Directors of ITT. However, the Board will not waive the requirement of receipt of favorable tax rulings from the Internal Revenue Service unless, in the Board's judgment, based on the opinion of counsel, Section 355 of the Internal Revenue Code will apply to the Distribution.


     See "THE DISTRIBUTION -- CONDITIONS TO THE DISTRIBUTION".

REASONS FOR THE DISTRIBUTION

     The Board of Directors believes that the Distribution should occur for the following reasons:

     Facilitate Growth of New ITT and ITT Industries. Each of New ITT and ITT Industries intends to pursue acquisition and growth opportunities in its business areas. Such acquisitions and growth would be financed through the proceeds of indebtedness or through the issuance of capital stock of New ITT or ITT Industries, as applicable. It is expected that the Distribution will increase the availability and decrease the cost of raising capital for New ITT and ITT Industries and, at the same time, protect the insurance and credit rating of ITT Hartford from being eroded by those financings. Accordingly, the Distribution should facilitate the growth of New ITT and ITT Industries.


     Management Considerations. At present, the insurance business of ITT, the automotive, defense and electronics, and fluid technology businesses of ITT and the hospitality, entertainment, and information services businesses of ITT are conducted as separate operating groups under the direction of ITT. The Distribution should be beneficial to each of ITT's three operating groups, because it will enable the management of each group to design and advance corporate policies and strategies that are based primarily on the business characteristics of the group and to concentrate its financial resources wholly on its own operations. Some companies that have been spun-off have experienced improved performance as independent companies. An example of this is ITT Rayonier, ITT's former forest products segment. Rayonier's net income in 1994, the first year of operations after the February 1994 spin-off, exceeded budgeted expectations by 30%. However, this is only one example and may not be indicative of post-Distribution operating results for any company. The Distribution will also permit each of ITT Industries, New ITT and ITT Hartford to design incentive compensation programs that relate more directly to its own business characteristics and performance.



     Cost Savings. Each of ITT Industries, New ITT and ITT Hartford should be able to rationalize better its organizational structure after the Distribution. Accordingly, the administrative and organizational costs of ITT Industries, New ITT and ITT Hartford, taken together, should be reduced from the aggregate levels experienced by ITT prior to the Distribution.


     Investor Understanding. Debt and equity investors should be able to evaluate better the financial performance of each of ITT Industries, New ITT and ITT Hartford and their respective strategies, thereby enhancing the likelihood that each will achieve appropriate market recognition.

     See "THE DISTRIBUTION -- REASONS FOR THE DISTRIBUTION".

FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

     It is intended that the Distribution will be a tax-free spin-off under
Section 355 of the Internal Revenue Code of 1986. Under Section 355 of the Internal Revenue Code, in general, no income, gain or loss will be recognized by holders of ITT Common Stock or by ITT Industries, New ITT or ITT Hartford on the Distribution. It is a condition to the Distribution that ITT receive a ruling from the Internal Revenue Service that Section 355 of the Internal Revenue Code will apply to the Distribution. The Board of Directors of ITT has reserved the right to waive the receipt of such ruling as a condition to consummation of the Distribution. The Board will not waive such condition unless, in the Board's judgment, based on opinion of counsel, Section 355 of the Internal Revenue Code will apply to the Distribution.


     Such a ruling, while generally binding upon the Internal Revenue Service, is subject to certain factual representations and assumptions. If the Distribution were not to qualify under Section 355 of the Internal

Revenue Code, then, in general, a corporate tax (which, as noted below, would be very substantial) would be payable by the consolidated group, of which ITT is the common parent, based upon the difference between (x) the fair market value of the New ITT Common Stock and the ITT Hartford Common Stock and (y) the adjusted basis of such New ITT Common Stock and ITT Hartford Common Stock. In addition, under the consolidated return rules, each member of the consolidated group (including New ITT and ITT Hartford) would be jointly and severally liable for such tax liability. If the Distribution occurred and it were not to qualify under Section 355 of the Internal Revenue Code, the resulting tax liability would have a material adverse effect on the financial position, results of operation and cash flows of each of ITT Industries, New ITT and ITT Hartford. ITT estimates that the aggregate shared tax liability of ITT Industries, New ITT and ITT Hartford in this regard would be approximately $1.75 billion.



     Furthermore, if the Distribution were not to qualify as a tax-free spinoff, each ITT shareholder receiving shares of New ITT Common Stock and ITT Hartford Common Stock in the Distribution would be treated as if such shareholder had received a taxable distribution in an amount equal to the fair market value of New ITT Common Stock and ITT Hartford Common Stock received, which would result in (x) a dividend to the extent of such shareholder's pro rata share of ITT's current and accumulated earnings and profits, (y) a reduction in such shareholder's basis in ITT Common Stock to the extent the amount received exceeds such shareholder's share of earnings and profits and (z) a gain from the exchange of ITT Common Stock to the extent the amount received exceeds both such shareholder's share of earnings and profits and such shareholder's basis in ITT Common Stock. ITT estimates that the aggregate tax liability to ITT's shareholders (after considering the portion of tax-exempt shareholders) would be approximately $2 billion.


     See "THE DISTRIBUTION -- FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION".

STOCK EXCHANGE LISTINGS


     There is not currently a public market for either the New ITT Common Stock or the ITT Hartford Common Stock. Application will be made to list the New ITT Common Stock and the ITT Hartford Common Stock on the NYSE under the symbols "ITT" and "HIG", respectively. Application will also be made to list the ITT Industries Common Stock on the NYSE and the PSE under the new symbol "IIN". It is presently anticipated that New ITT Common Stock and ITT Hartford Common Stock will be approved for listing on the NYSE prior to the Distribution Date, and trading may commence on a "when-issued" basis prior to the Distribution. It is also possible that ITT Industries Common Stock would be traded on a "when-distributed" basis prior to the Distribution. On the first NYSE trading day following the Distribution Date, "when-issued" or "when-distributed" trading, as applicable, in respect of each of the ITT Industries Common Stock, New ITT Common Stock and the ITT Hartford Common Stock would end and "regular-way" trading would begin. See "THE DISTRIBUTION -- LISTING AND TRADING OF ITT INDUSTRIES COMMON STOCK, NEW ITT COMMON STOCK AND ITT HARTFORD COMMON STOCK".


TREATMENT OF INDEBTEDNESS


     ITT's practice has been to incur long-term debt at the parent company to a greater extent than at the operating company level. Accordingly, management of ITT intends to allocate the consolidated indebtedness of ITT between ITT Industries and New ITT. This allocation of indebtedness is expected to reflect, in part, the capitalization of certain competitors in the industries represented by such businesses. See "THE DISTRIBUTION -- TREATMENT OF CERTAIN DEBT INSTRUMENTS".


LIMITED RELATIONSHIPS BETWEEN THE COMPANIES AFTER THE DISTRIBUTION


     After the Distribution, none of ITT Industries, New ITT or ITT Hartford will have any ownership interest in the others. Each of ITT Industries, New ITT and ITT Hartford will be an independent public company. ITT Industries, New ITT and ITT Hartford will enter into certain agreements governing their relationship subsequent to the Distribution and providing for certain employee benefits matters and for the allocation of tax and certain other liabilities and obligations arising from periods prior to the Distribution. There will be individuals on the Boards of Directors of ITT Industries, New ITT and ITT Hartford who will also serve on the Board of Directors of one or both of the other companies. See "RELATIONSHIP BETWEEN ITT INDUSTRIES, NEW ITT AND ITT HARTFORD AFTER THE DISTRIBUTION".

DIVIDEND POLICIES

     The payment and level of dividends by ITT Industries after the Distribution will be subject to the discretion of the ITT Industries Board of Directors. Although it is anticipated that ITT Industries will initially pay quarterly cash dividends of $.15 per share, dividend decisions will be based on, and affected by, a number of factors, including the operating results and financial requirements of ITT Industries on a stand-alone basis.

     New ITT does not intend to pay cash dividends on New ITT Common Stock for the foreseeable future after the Distribution.

     In addition to being subject to regulatory approval thresholds, the payment and level of cash dividends by ITT Hartford after the Distribution will be subject to the discretion of the ITT Hartford Board of Directors. Although it is anticipated that ITT Hartford will initially pay quarterly cash dividends of $.40 per share, dividend decisions will be based on, and affected by, a number of factors, including the operating results and financial requirements of ITT Hartford on a stand-alone basis and the impact of the regulatory restrictions discussed herein.

     See "DIVIDEND POLICY".

CORPORATE GOVERNANCE; RIGHTS PLANS


     Each of ITT Industries, New ITT and ITT Hartford intend to implement a shareholder rights plan. A shareholder rights plan is designed to protect shareholders in the event of an unsolicited offer and other takeover tactics which, in the opinion of the relevant board of directors, could impair its ability to represent shareholder interests. The provisions of a shareholder rights plan may render an unsolicited takeover of ITT Industries, New ITT or ITT Hartford, as applicable, more difficult or less likely to occur or might prevent such a takeover. See "DESCRIPTION OF ITT INDUSTRIES CAPITAL STOCK -- ITT INDUSTRIES RIGHTS PLAN", "DESCRIPTION OF NEW ITT CAPITAL STOCK -- NEW ITT RIGHTS PLAN" and "DESCRIPTION OF ITT HARTFORD CAPITAL STOCK -- ITT HARTFORD RIGHTS PLAN".


     Each of ITT Industries, New ITT and ITT Hartford will be subject to provisions of state corporate law which may prevent certain business combination transactions. In this regard, the corporate laws of Indiana (which would govern ITT Industries as a result of the Reincorporation) and of Nevada (which will govern New ITT) differ in some material respects from the corporate law of Delaware (which now governs ITT and will govern ITT Hartford). See "DESCRIPTION OF ITT INDUSTRIES CAPITAL STOCK -- INDIANA BUSINESS CORPORATION LAW", "DESCRIPTION OF NEW ITT CAPITAL STOCK -- NEVADA GENERAL CORPORATION LAW" and "DESCRIPTION OF ITT HARTFORD CAPITAL STOCK -- DELAWARE GENERAL CORPORATION LAW". New ITT and ITT Hartford are also subject to regulations that may have an antitakeover effect. See "DESCRIPTION OF NEW ITT CAPITAL STOCK -- RESTRICTIONS ON OWNERSHIP UNDER GAMING LAWS" and "DESCRIPTION OF ITT HARTFORD CAPITAL
STOCK -- RESTRICTIONS ON OWNERSHIP UNDER INSURANCE LAWS".


     See also "DESCRIPTION OF ITT INDUSTRIES CAPITAL STOCK -- PROVISIONS OF ITT INDUSTRIES ARTICLES OF INCORPORATION AND BY-LAWS AFFECTING CHANGE IN CONTROL", "DESCRIPTION OF NEW ITT CAPITAL STOCK -- PROVISIONS OF NEW ITT AMENDED AND RESTATED ARTICLES OF INCORPORATION AND BY-LAWS AFFECTING CHANGE IN CONTROL", "DESCRIPTION OF NEW ITT CAPITAL STOCK -- RESTRICTIONS ON ALIEN OWNERSHIP", "DESCRIPTION OF ITT HARTFORD CAPITAL STOCK -- PROVISIONS OF ITT HARTFORD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS AFFECTING CHANGE IN CONTROL".


DIFFERENT JURISDICTION OF INCORPORATION

     As a result of the Reincorporation, ITT Industries would be incorporated under Indiana law. Accordingly, shareholders should note the difference between Indiana law and Delaware law, the law under which ITT is incorporated. See "DESCRIPTION OF ITT INDUSTRIES CAPITAL STOCK -- COMPARISON OF SHAREHOLDER RIGHTS UNDER DELAWARE AND INDIANA LAW".

     Since New ITT will be incorporated under Nevada law, shareholders should note the difference between Nevada law and Delaware law, the law under which ITT is incorporated. See "DESCRIPTION OF NEW ITT CAPITAL STOCK -- COMPARISON OF SHAREHOLDER RIGHTS UNDER DELAWARE AND NEVADA LAW".

                           THE REINCORPORATION OF ITT


     Subject to the conditions summarized below, ITT will be reincorporated in Indiana by merging ITT into ITT Indiana pursuant to the Merger Agreement and, in connection therewith, the name of ITT Indiana will be changed to ITT Industries, Inc. ITT Industries will succeed to all the business, properties, assets and liabilities of ITT, and the shareholders of ITT will automatically become shareholders of ITT Industries. Pursuant to the Reincorporation, each outstanding share of ITT Common Stock will automatically be converted into one share of ITT Industries Common Stock. The number of shares of outstanding capital stock of ITT Industries will be the same as that of ITT, although ITT Industries intends to implement a shareholder rights plan. See "DESCRIPTION OF ITT INDUSTRIES CAPITAL STOCK -- ITT INDUSTRIES RIGHTS PLAN". After the Reincorporation, the rights of ITT Industries' shareholders will be governed by Indiana law and by ITT Industries' Articles of Incorporation and By-laws, rather than by Delaware law and ITT's existing Restated Certificate of Incorporation and By-laws. See "THE REINCORPORATION OF ITT -- SIGNIFICANT CHANGES AFFECTING SHAREHOLDERS".



     If Proposal Two is approved, it is expected that the Reincorporation will be consummated substantially simultaneously with or immediately following the Distribution.


REASONS FOR THE REINCORPORATION


     The Reincorporation is being proposed so that ITT Industries and its Board of Directors will have the benefit of certain features of the Indiana Business Corporation Law (the "IBCL") that are not included in the Delaware General Corporation Law (the "DGCL"). The most important of such features is Section 23-1-35-1 of the IBCL. This section provides that a board of directors, in discharging its duties, may consider, in its discretion, both the long-term and short-term best interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects of an action on the corporation's shareholders, employees, suppliers and customers and the communities in which offices or other facilities of the corporation are located and any other factors the directors consider pertinent. If a determination is made with the approval of a majority of the disinterested directors of the board, that determination is conclusively presumed to be valid unless it can be demonstrated that the determination was not made in good faith after reasonable investigation. Once the board has determined that the proposed action is not in the best interests of the corporation, it has no duty to remove any barriers to the success of the action, including a rights plan. Section 23-1-35-1 specifically provides that certain judicial decisions in Delaware and other jurisdictions, which might be looked upon for guidance in interpreting Indiana law, including decisions that propose a higher or different degree of scrutiny in response to a proposed acquisition of the corporation, are inconsistent with the proper application of that section.



     As a result of this provision of the IBCL, the Board of Directors of ITT believes the Board of Directors of ITT Industries will have greater flexibility in responding to unsolicited proposals for ITT Industries since Indiana law authorizes directors to consider both the short-term and long-term interests of the corporation as well as interests of other constituencies and other relevant factors. This feature, and other provisions of the IBCL which in some cases have counterparts under Delaware law, may have the effect of discouraging or preventing certain types of transactions involving an actual or threatened change of control of ITT Industries (including unsolicited takeover attempts) as is more fully discussed under "DESCRIPTION OF ITT INDUSTRIES CAPITAL
STOCK -- INDIANA BUSINESS CORPORATION LAW".



     ITT Industries also has substantial manufacturing operations in Indiana. The existence of such operations in Indiana was only a secondary reason for the proposed Reincorporation. The Board of Directors of ITT believes that, if ITT Industries is to be incorporated in a jurisdiction other than Delaware, it should be a jurisdiction in which ITT Industries has a significant presence.



EXCHANGE OF STOCK CERTIFICATES



     To avoid the confusion that would result if the presently outstanding certificates representing shares of ITT Common Stock were to remain outstanding for an extended period of time after the name of ITT is changed to ITT Industries, Inc., it will be necessary for shareholders of ITT to exchange their existing stock certificates of ITT Common Stock for stock certificates of ITT Industries Common Stock.



     On or about the first business day following the Reincorporation (which would be substantially simultaneous with the Distribution), ITT will instruct the Transfer Agent to mail to each shareholder of ITT a letter of transmittal and instructions for use in surrendering such shareholder's certificates representing shares of ITT Common Stock. Each shareholder should immediately complete and sign the letter of transmittal and return it, along with such shareholder's certificates representing shares of ITT Common Stock, to the Transfer Agent at the address set forth on the letter of transmittal. Upon receipt from each shareholder of a letter of transmittal, properly completed, and the shareholder's certificates representing shares of ITT Common Stock, the Transfer Agent will issue in accordance with the directions contained in the completed letter of transmittal three separate certificates representing shares of ITT Industries, New ITT and ITT Hartford, respectively. See "THE DISTRIBUTION -- MANNER OF EFFECTING THE DISTRIBUTION". ITT SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.



     ITT shareholders will not have to make any payment in connection with the exchange of stock certificates, although any shareholder submitting certificates representing shares of ITT Common Stock for exchange who is not the record holder of the shares represented, or who requests that certificates for any of ITT Industries Common Stock, New ITT Common Stock or ITT Hartford Common Stock be issued to any other person, must provide evidence of payment of all applicable transfer taxes.


CONDITIONS TO THE REINCORPORATION

     The Reincorporation is subject to (i) approval of Proposal Two by shareholders of ITT; (ii) the Distribution occurring; (iii) receipt of a favorable opinion of counsel as to the Federal income tax consequences of the Reincorporation; and (iv) the shares of ITT Industries Common Stock to be issued or initially reserved for issuance having been approved for listing on the NYSE, subject to official notice of issuance.

     The Merger Agreement may be terminated by ITT's Board of Directors in its discretion, and the terms of the Merger Agreement may be amended prior to its effective date.


     Approval of Proposal Two is being sought because provisions of state corporate law require such approval. Accordingly, if Proposal Two is not approved by shareholders the proposed Reincorporation could not occur.


     See "THE REINCORPORATION OF ITT -- MERGER AGREEMENT -- CONDITIONS TO THE REINCORPORATION".


FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION



     No gain or loss will be recognized to ITT or its shareholders upon the Reincorporation. It is a condition to the Reincorporation that ITT receive an opinion of counsel to this effect. See "THE REINCORPORATION OF ITT -- FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION".

                                 ITT INDUSTRIES

                      SUMMARY FINANCIAL AND OPERATING DATA


     The following table summarizes certain selected consolidated financial data of ITT Industries which has been derived from the Consolidated Financial Statements of ITT Industries for the five years ended December 31, 1994, and the six months ended June 30, 1995 and 1994. The Distribution has been recorded as a discontinuance of the businesses of New ITT and ITT Hartford in the consolidated financial statements of ITT Industries (currently ITT Corporation) contained herein. The information set forth below should be read in conjunction with the information set forth under "ITT INDUSTRIES UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS", "ITT INDUSTRIES MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and ITT Industries' Consolidated Financial Statements and the Notes thereto included in this Proxy Statement. The following information is qualified in its entirety by the information and financial statements appearing elsewhere in this Proxy Statement.



                                            SIX MONTHS
                                          ENDED JUNE 30,                   YEAR ENDED DECEMBER 31,
                                        -------------------   -------------------------------------------------
                                         1995        1994      1994      1993      1992        1991      1990
                                        -------     -------   -------   -------   -------     -------   -------
                                        ($ IN MILLIONS, EXCEPT PER SHARE)
INCOME STATEMENT DATA:
Net Sales.............................  $ 4,585     $ 3,727   $ 7,758   $ 6,621   $ 6,845     $ 6,430   $ 6,972
Income from Continuing Operations.....  $    91(7)  $    98   $   202   $   135   $   655(1)  $   231   $   521
Income from Continuing Operations per
  Share
  Primary.............................  $   .69(7)  $   .68   $  1.46   $   .83   $  5.34     $  1.58   $  3.82
  Fully Diluted.......................  $   .69(7)  $   .69   $  1.46   $   .88   $  4.77     $  1.58   $  3.63
BALANCE SHEET DATA:
Total Assets..........................  $13,450     $11,868   $11,035   $12,981   $12,560     $13,283   $12,810
Long-Term Debt, including Capital
  Leases..............................  $   871     $ 2,006   $ 1,712   $ 1,994   $ 2,272     $ 2,323   $ 2,357
Debt excluding Discontinued
  Operations..........................  $ 2,373     $ 2,614   $ 2,640   $ 2,971   $ 2,792     $ 2,717   $ 2,657
Stockholders Equity per Common
  Share...............................  $ 65.87     $ 56.51   $ 58.10   $ 58.94   $ 54.63     $ 69.47   $ 64.01
OPERATING DATA:
Operating Income......................  $   242     $   181   $   418   $   229   $    19     $   158   $   305
EBITDA(2).............................  $   451     $   366   $   791   $   552   $   334     $   453   $   564
Cash from Continuing Operating
  Activities(3).......................  $   395     $   145   $   637   $   628   $   633     $   702   $   455
Cash Dividends Declared per Common
  Share(4)............................  $  0.99     $  0.99   $  1.98   $  1.98   $  1.84     $  1.72   $  1.63
Orders on Hand(5).....................                        $ 3,866   $ 3,392   $ 3,713     $ 3,443   $ 3,861
Number of Employees (in thousands)....                             58        50        53          55        60
PRO FORMA DATA(6):
Total Assets..........................  $ 6,266
Stockholders Equity per Common
  Share...............................  $  7.30
Income from Continuing Operations per
  Common Share........................  $  0.76(7)            $  1.70


- ---------------
(1) Includes $622 million after tax gain from the sale of the equity interest in Alcatel N.V.

(2) EBITDA is presented here as an alternative measure of the ability of ITT Industries to generate cash flow and should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) or to cash flows from operating activities (as determined on the Consolidated Cash Flow Statements in ITT Industries' Consolidated Financial Statements contained herein.)


(3) Amounts are as determined on the Consolidated Cash Flow Statements in ITT Industries' Consolidated Financial Statements contained herein.


(4) Represents the actual cash dividends declared per share by ITT.


(5) Orders on hand reflects contracts representing firm contractual commitments as of the respective period (i.e., backlog).


(6) Pro forma data is prepared assuming that the Distribution was completed at January 1, 1994. All per share amounts were prepared assuming 119 million shares outstanding at the Distribution Date. In addition, the pro forma data assumes the retirement of indebtedness and the elimination of deferred compensation relating to the ESOP feature of the ITT Investment and Savings Plan. The ESOP feature of the ITT Investment and Savings Plan has been terminated. This information should be read in conjunction with "ITT INDUSTRIES UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS" (including, without limitation, the information under the heading
    "-- LIMITATIONS ON PRO FORMA FINANCIAL INFORMATION"), as well as "ITT INDUSTRIES MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS".


(7) Includes $29 million after tax, or $0.25 ($0.24 pro forma) per fully diluted share, for provisions for the planned disposal of ITT Semiconductors and a portion of ITT Community Development Corporation.

                                    NEW ITT

                      SUMMARY FINANCIAL AND OPERATING DATA


     The following table summarizes certain selected combined financial data of New ITT which has been derived from the Combined Financial Statements of New ITT for the five years ended December 31, 1994, and the six months ended June 30, 1995 and 1994. The historical financial statements of New ITT contained in this Proxy Statement are presented as if New ITT were a separate entity for all periods presented. The pro forma financial information for the six months ended June 30, 1995 and 1994 were prepared as detailed in Note (1) below. A black line separates the historical financial information presented below from the pro forma financial information. The information set forth below should be read in conjunction with the information set forth under "NEW ITT UNAUDITED PRO FORMA COMBINED INCOME STATEMENTS", "NEW
ITT MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and New ITT's Combined Financial Statements and the Notes thereto included in this Proxy Statement. The following information is qualified in its entirety by the information and financial statements appearing elsewhere in this Proxy Statement. For a discussion of certain important limitations and related assumptions concerning the pro forma financial data presented below, see "NEW ITT UNAUDITED PRO FORMA COMBINED INCOME STATEMENTS -- LIMITATIONS ON PROJECTIONS, FORECASTS AND PRO FORMA FINANCIAL INFORMATION".



                           PRO FORMA    PRO FORMA       SIX MONTHS
                           SIX MONTHS   SIX MONTHS         ENDED
                             ENDED        ENDED          JUNE 30,                YEAR ENDED DECEMBER 31,
                            JUNE 30,     JUNE 30,     ---------------   ------------------------------------------
                            1995(1)      1994(1)       1995     1994     1994     1993     1992     1991     1990
                           ----------   ----------    ------   ------   ------   ------   ------   ------   ------
                                                                                                   ($ IN MILLIONS)
INCOME STATEMENT DATA:
Revenues..................   $3,064       $2,761      $2,982   $2,116   $4,760   $4,169   $4,253   $3,855   $3,966
Income before Accounting
  Changes.................                            $   53   $   37   $   74   $   39   $    2   $   43   $   20
BALANCE SHEET DATA:
Total Assets..............                            $8,221   $3,755   $5,012   $3,791   $3,375   $2,462   $2,222
Long-Term Debt, including
  Capital Leases..........                            $  667   $  107   $  600   $  169   $  186   $  160   $  120
OPERATING DATA:
Operating Income..........   $  268       $  158      $  265   $  128   $  292   $  142   $   34   $  126   $  121
EBITDA(2).................   $  383       $  285      $  374   $  179   $  396   $  222   $   81   $  163   $  147
Cash from Operating
  Activities(3)...........   $  243       $  195      $  234   $   93   $  230   $  186   $  143   $  133   $    4
Number of Employees (in
  thousands)..............                                35       19       25       18       18       20       19


- ---------------

(1) The pro forma financial information assumes that the acquisitions of CWI, the 70.3% interest in Ciga, certain other hotel properties and MSG in partnership with another entity were completed on January 1, 1994. Such information may not be indicative of the results that would have occurred if the acquisitions were completed on January 1, 1994. This information should be read in conjunction with "NEW ITT UNAUDITED PRO FORMA COMBINED INCOME STATEMENTS" (including, without limitation, the information under the heading "-- LIMITATIONS ON PROJECTIONS, FORECASTS AND PRO FORMA FINANCIAL INFORMATION"), as well as "NEW ITT MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS".



(2) EBITDA is presented here as an alternative measure of the ability of New ITT to generate cash flow and should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) or to cash flows from operating activities (as determined on the Combined Cash Flow Statements in New ITT's Combined Financial Statements contained herein.)



(3) Amounts are as determined on the Combined Cash Flow Statements in the New ITT's Combined Financial Statements contained herein.

                                  ITT HARTFORD

                      SUMMARY FINANCIAL AND OPERATING DATA


     The following table summarizes certain selected consolidated financial data of ITT Hartford which has been derived from the Consolidated Financial Statements of ITT Hartford for the five years ended December 31, 1994, and the six months ended June 30, 1995 and 1994. The historical financial statements of ITT Hartford contained in this Proxy Statement are presented as if ITT Hartford were a separate entity for all periods presented. The information set forth below should be read in conjunction with the information set forth under "ITT HARTFORD MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and ITT Hartford's Consolidated Financial Statements and the Notes thereto included in this Proxy Statement. The following information is qualified in its entirety by the information and financial statements appearing elsewhere in this Proxy Statement.



                                              SIX MONTHS
                                            ENDED JUNE 30,                  YEAR ENDED DECEMBER 31,
                                          -------------------   -----------------------------------------------
                                           1995        1994      1994      1993      1992      1991      1990
                                          -------     -------   -------   -------   -------   -------   -------
                                                                     ($ IN MILLIONS)
INCOME STATEMENT DATA:
Revenues................................  $ 5,919     $ 5,367   $11,102   $10,338   $ 9,862   $ 9,242   $ 8,836
Income (Loss) before Accounting
  Changes...............................  $   245     $   292   $   632   $   537   $  (274)  $   431   $   328
BALANCE SHEET DATA:
Total Assets............................  $86,831     $69,282   $76,765   $66,179   $54,180   $37,771   $32,014
Long-Term Debt, including Capital
  Leases................................  $   598     $   582   $   596   $   579   $   576   $   594   $    63
OPERATING DATA:
Worldwide Combined Ratio(1)(2)(3).......    105.9       104.1     102.8     105.9     114.8     111.3     109.7
Number of Employees (in thousands)......                             20        21        21        21        21


- ---------------
(1) "Combined ratio" is a common industry measurement of the results of property and casualty insurance underwriting. This ratio is the sum of the ratio of incurred losses and loss adjustment expenses to premiums earned (the "loss ratio") and the ratio of underwriting expenses incurred to premiums written (the "expense ratio"). A combined ratio under 100% generally indicates an underwriting profit; a combined ratio over 100% generally indicates an underwriting loss. Federal income taxes, investment income, policy acquisition costs and other non-underwriting expenses are not reflected in the combined ratio.

(2) For the periods after 1992, the combined ratios exclude the results of the First State Insurance Companies ("First State"), a group of entities that ceased writing new and renewal business at the end of 1992. Additionally, the 1992 combined ratio excludes the impact of $900 million of reserve-strengthening actions taken to address loss developments in surplus lines and reinsurance at First State and $250 million of legal defense costs associated with environmental-related claims. Including the impact of these actions, the combined ratio for 1992 was 133.7.


(3) For the six months ended June 30, 1995, the combined ratio includes the impact of excess catastrophe losses and a provision for the estimated settlement related to Dow Corning breast implant claims. Excluding these items, the combined ratio for the six months ended June 30, 1995, would have been 103.9.

                                ITT CORPORATION

                                PROXY STATEMENT

                        SPECIAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON [               ], 1995

                                  INTRODUCTION

     This Proxy Statement is being furnished to shareholders of ITT Corporation, a Delaware corporation ("ITT"), in connection with the solicitation of proxies by the Board of Directors of ITT for use at a Special Meeting of Shareholders to
be held on [     ], [            ], 1995, and at any adjournment thereof (the
"Special Meeting"), for the purpose of considering and acting upon the matters set forth in the accompanying Notice of Special Meeting of Shareholders. This Proxy Statement and the accompanying form of proxy are first being mailed to
shareholders of ITT on or about [            ], 1995. Throughout this Proxy
Statement (i) the term "ITT Industries" refers to ITT Corporation (or its successor) after the Distribution, renamed ITT Industries, Inc., (ii) the term "New ITT" refers to ITT Destinations, Inc. after the Distribution, renamed ITT Corporation and (iii) the term "ITT Industries Common Stock" refers to ITT Common Stock after the Distribution and ITT Industries Common Stock after the Reincorporation, in each case unless the context otherwise requires.

PURPOSE OF THE SPECIAL MEETING


     At the Special Meeting, the shareholders of ITT will be asked to consider and vote upon seven separate but related proposals ("Distribution Proposals") providing for:



          Proposal One: Approval of the distribution by ITT of all the outstanding shares of common stock of ITT Destinations, Inc., a wholly owned subsidiary of ITT and a Nevada corporation ("ITT Destinations" or "New ITT"), and of all the outstanding shares of common stock of ITT Hartford Group, Inc., a wholly owned subsidiary of ITT and a Delaware corporation ("ITT Hartford"), on the basis described herein (collectively, the "Distribution") (see "THE DISTRIBUTION");


          Proposal Two: Approval and adoption of an Agreement and Plan of Merger between ITT and ITT Indiana, Inc. ("ITT Indiana"), a newly formed Indiana corporation and a wholly owned subsidiary of ITT in the form of Annex A hereto (the "Merger Agreement"), providing for the reincorporation of ITT in Indiana pursuant to a statutory merger of ITT into ITT Indiana (the "Reincorporation"), to be effective only if the Distribution occurs (see "THE REINCORPORATION OF ITT");


          Proposal Three: Approval of amendments to the ITT 1977 Stock Option Incentive Plan and ITT 1986 Incentive Stock Plan (see "EMPLOYEE BENEFITS AND COMPENSATION MATTERS -- ITT STOCK OPTIONS AND OTHER AWARDS");


          Proposal Four: Approval of the adoption by New ITT of the New ITT 1995 Incentive Stock Plan, to be effective only following the Distribution (see "EMPLOYEE BENEFITS AND COMPENSATION MATTERS -- NEW ITT INCENTIVE STOCK PLAN");


          Proposal Five: Approval of the adoption by ITT Hartford of the ITT Hartford 1995 Incentive Stock Plan, to be effective only following the Distribution (see "EMPLOYEE BENEFITS AND COMPENSATION MATTERS -- ITT HARTFORD INCENTIVE STOCK PLAN");



          Proposal Six: Approval of the adoption by ITT of the ITT 1996 Restricted Stock Plan for Non-Employee Directors (to be renamed the ITT Industries 1996 Restricted Stock Plan for Non-Employee Directors), to be effective only following the Distribution (see "EMPLOYEE BENEFITS AND COMPENSATION MATTERS -- RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS); and



          Proposal Seven: Approval of the amendment of the Restated Certificate of Incorporation of ITT to change the name of ITT to ITT Industries, Inc. and remove the article of the Restated Certificate of

     Incorporation in respect of ITT's gaming licenses, in each case only if the Distribution occurs (see "AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION OF ITT").


     THE EFFECTIVENESS OF EACH OF THE DISTRIBUTION PROPOSALS IS CONDITIONED UPON THE APPROVAL OF ALL THE DISTRIBUTION PROPOSALS. IF ANY OF THE DISTRIBUTION PROPOSALS IS NOT APPROVED, THE BOARD OF DIRECTORS OF ITT WILL REEVALUATE ITS INTENTION TO EFFECT THE DISTRIBUTION. AFTER SUCH REVIEW, THE BOARD COULD DETERMINE TO REVISE THE TERMS OF THE DISTRIBUTION, EFFECT THE DISTRIBUTION ESSENTIALLY AS PROPOSED OR AS REVISED DESPITE SUCH LACK OF APPROVAL OR ABANDON THE DISTRIBUTION.

     The Board has further retained discretion, even if shareholder approval of the Distribution Proposals is obtained and the other conditions to the Distribution are satisfied, to abandon, defer or modify the Distribution or any other element contained in the Distribution Proposals. See "THE
DISTRIBUTION -- CONDITIONS TO THE DISTRIBUTION".


     Although ITT believes that shareholder approval of the Distribution is not required under Delaware law, the Board of Directors of ITT has made shareholder approval of the Distribution (along with shareholder approval of each of the other Distribution Proposals) a condition to the Distribution because of the importance of the Distribution to ITT and its shareholders. In addition, approval of Proposal Two and Proposal Seven is being sought because the provisions of applicable state corporate law require such approval. Accordingly, if Proposal Two is not approved by shareholders, the proposed Reincorporation could not occur. Similarly, if Proposal Seven is not approved by shareholders, the proposed amendment to the Restated Certificate of Incorporation could not occur. Approval of Proposal Three is being sought to preserve ITT's ability to deduct, for Federal income tax purposes, compensation paid pursuant to the exercise of stock options and in respect of other stock awards. Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), shareholder approval of performance-based compensation plans (including material amendments thereto) is necessary to qualify for the performance-based compensation exception to the limitation on ITT's ability to deduct compensation paid to certain specified individuals in excess of $1 million. Such approval is also being sought because of Rule 16b-3 under the Exchange Act, which requires shareholder approval under certain circumstances of material amendments to stock option plans. Although ITT does not believe the contemplated amendments to the ITT 1977 Stock Option Incentive Plan and ITT 1986 Incentive Stock Plan (see "EMPLOYEE BENEFITS AND COMPENSATION MATTERS -- ITT STOCK OPTIONS AND OTHER AWARDS -- ADJUSTMENTS TO AWARDS HELD BY EMPLOYEES OF ITT INDUSTRIES AND CERTAIN OTHERS") are material, it is seeking shareholder approval to avoid any potential uncertainty that arguably might exist if such approval were not obtained. Approval of Proposal Four and Proposal Five is being sought to establish New ITT's and ITT Hartford's ability, as applicable, to deduct, for Federal income tax purposes, compensation paid pursuant to the exercise of stock options and in respect of other stock awards. As noted above, under Section 162(m) of the Internal Revenue Code, shareholder approval of performance-based compensation plans is necessary to qualify for the performance-based compensation exception to the limitation on a company's ability to deduct compensation paid to certain specified individuals in excess of $1 million. Approval of Proposal Six is being sought because of Rule 16b-3 under the Exchange Act which provides an exemption from Section 16(b) of the Exchange Act for certain transactions by an officer or director of a registrant pursuant to an employee benefit plan satisfying certain specified conditions, including shareholder approval.


RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of ITT unanimously recommends a vote FOR adoption of all the Distribution Proposals.

VOTING

     Only holders of record of Common Stock, $1.00 par value, of ITT (the "ITT Common Stock" or "ITT Industries Common Stock"), at the close of business on
            , 1995 (the "Special Meeting Record Date"), are entitled to notice of, and to vote at, the Special Meeting. Each of the shares of ITT Common Stock outstanding at the close of business on the Special Meeting Record Date is entitled to one vote at the

Special Meeting. All such shares entitled to vote at the Special Meeting are referred to herein as "Record Shares". The presence in person or by proxy of shareholders holding Record Shares which are entitled to vote a majority of the votes of all holders of Record Shares will constitute a quorum for the transaction of business at the Special Meeting.


     The participants in the ITT Investment and Savings Plan for Salaried Employees (the "ITT Investment and Savings Plan") will be provided with a proxy in respect of the Distribution Proposals in their capacities as beneficial owners of ITT Common Stock. Pursuant to the terms of the ITT Investment and Savings Plan, shares are voted by the trustee in accordance with the directions of the employees to whom such shares have been allocated.


     Each participant in any of the savings plans for hourly employees will also receive a proxy in respect of the Distribution Proposals representing the shares such participant is entitled to vote under the plans. The relevant trustee, as record holder of the shares, will vote shares corresponding to the relevant participant's account in accordance with instructions received.

     If you are a participant in ITT's Dividend Reinvestment and Common Stock Purchase Plan, the accompanying proxy indicates the number of shares registered in your name and the number of full shares credited to your account in the Plan.


     Approval of Proposals One, Two and Seven at the Special Meeting will require the affirmative vote of outstanding Record Shares which are entitled to vote a majority of the votes of all holders of Record Shares. Approval of Proposals Three, Four, Five and Six at the Special Meeting will require the affirmative vote of outstanding Record Shares which are entitled to vote a majority of the votes of all holders of Record Shares, present in person or represented by proxy, at the Special Meeting.



     Abstentions and broker non-votes are counted as shares present for determination of a quorum. For purposes of determining whether the Distribution Proposals are approved by the shareholders, abstentions and broker non-votes will have the same effect as votes against the Distribution Proposals.


PROXIES


     All shares of ITT Common Stock represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the Special Meeting in accordance with the directions on the proxies. If no direction is indicated on a properly executed proxy, the shares will be voted in favor of the Distribution Proposals. If any other matters are properly presented at the Special Meeting for action, which is not anticipated, the proxy holders will vote the proxies (which confer authority to such holders to vote on such matters) in accordance with their best judgment. An ITT shareholder returning a proxy may revoke it at any time before it is voted by communicating such revocation in writing to the Secretary of ITT or by executing and delivering a later-dated proxy. In addition, any person who has executed a proxy and is present at the Special Meeting may vote in person instead of by proxy, thereby cancelling any proxy previously given, whether or not written revocation of such proxy has been given. Any written notice revoking a proxy should be sent to ITT Corporation, 1330 Avenue of the Americas, New York, New York 10019-5490,
Attention: Secretary.


STOCK OWNERSHIP


     As of July 31, 1995, there were no shareholders known by ITT to be beneficial owners of more than 5% of any class of voting securities of ITT.

     The following table sets forth information concerning the shares of ITT Common Stock beneficially owned as of July 5, 1995, by (a) those individuals who will be directors of ITT Industries, New ITT and ITT Hartford and those individuals named in the summary compensation tables set forth under, as applicable, "ITT INDUSTRIES MANAGEMENT AND EXECUTIVE
COMPENSATION -- COMPENSATION OF ITT INDUSTRIES EXECUTIVE OFFICERS", "NEW ITT MANAGEMENT AND EXECUTIVE COMPENSATION -- COMPENSATION OF NEW ITT EXECUTIVE OFFICERS" and "ITT HARTFORD MANAGEMENT AND EXECUTIVE
COMPENSATION -- COMPENSATION OF ITT HARTFORD EXECUTIVE OFFICERS" and (b) all those individuals who will be directors and executive officers of ITT Industries, New ITT and ITT Hartford as a group.



                                                                         AMOUNT AND
                                                                         NATURE OF       PERCENT
                                                                         BENEFICIAL         OF
                      NAME OF BENEFICIAL OWNER                          OWNERSHIP(1)     CLASS(2)
- --------------------------------------------------------------------    ------------     --------
ITT INDUSTRIES
  D. Travis Engen...................................................        229,017
  Louis J. Giuliano.................................................         73,313
  Timothy D. Leuliette..............................................         67,988
  Bertil T. Nilsson.................................................         48,760
  James P. Smith, Jr................................................         10,274
  Rand V. Araskog(3)................................................        678,151
  Robert A. Burnett(3)..............................................          1,170
  Michel David-Weill(3).............................................          1,000
  S. Parker Gilbert.................................................          5,000
  Edward C. Meyer(3)................................................          2,500
All future directors and executive officers of ITT Industries as a group
  (total of 13).....................................................      1,134,682
NEW ITT
  Robert A. Bowman..................................................        125,407
  John Kapioltas....................................................        102,160
  Richard S. Ward...................................................         77,452
  Daniel P. Weadock.................................................        131,141
  Bette B. Anderson(3)(4)...........................................          2,000
  Nolan D. Archibald................................................          8,350
  Paul G. Kirk(3)...................................................          1,010
  Benjamin F. Payton................................................            492
  Margita E. White..................................................          2,000
All future directors and executive officers of New ITT as a group
  (total of 19).....................................................      1,425,150
ITT HARTFORD
  Donald R. Frahm...................................................         48,074
  Ramani Ayer.......................................................         64,239
  John F. Donahue...................................................         27,637
  Joseph H. Gareau..................................................         28,880
  Lowndes A. Smith..................................................         48,627
  Arthur A. Hartman.................................................              0
  DeRoy C. Thomas...................................................              0
  Gordon I. Ulmer...................................................              0
All future directors and executive officers of ITT Hartford as a group
  (total of 17).....................................................        919,709
All future directors and executive officers of ITT Industries, New
  ITT and ITT Hartford as a group (total of 41).....................      2,120,948        1.8%

- ---------------

(1) All shares reflected are owned directly except as hereinafter otherwise indicated. Pursuant to regulations of the Securities and Exchange Commission, shares (i) receivable by directors and executive officers upon exercise of employee stock options exercisable within 60 days after July 5, 1995, (ii) allocated to the accounts of certain directors and executive officers under the ITT Investment and Savings Plan at July 5, 1995, and
    (iii) acquired by directors and executive officers under the ITT Dividend Reinvestment and Common Stock Purchase Plan through July 5, 1995, are deemed to be beneficially owned by such directors and executive officers at said date. Of the number of shares shown above, (i) the following represent shares that may be acquired upon exercise of employee stock options for the accounts of: Mr. Engen, 213,405 common shares; Mr. Giuliano, 69,181 common shares; Mr. Leuliette, 67,115 common shares; Mr. Nilsson, 46,048 common shares; Mr. James P. Smith, Jr., 5,902 common shares; Mr. Araskog, 229,312 common shares; Mr. Bowman, 114,696 common shares; Mr. Kapioltas, 78,320 common shares; Mr. Ward, 53,903 common shares; Mr. Weadock, 85,458 common shares; Mr. Frahm, 42,884; Mr. Ayer, 62,140 common shares; Mr. Donahue, 21,119 common shares; Mr. Gareau, 27,818 common shares; Mr. Lowndes A. Smith, 47,475 common shares; and all future directors and executive officers of ITT Industries, New ITT and ITT Hartford as a group, 1,441,867 common shares; (ii) the following amounts were allocated under the ITT Investment and Savings Plan to the accounts of: Mr. Engen, 1,033 common shares; Mr. Giuliano, 732 common shares; Mr. Leuliette, 873 common shares; Mr. Nilsson, 345 common shares; Mr. James P. Smith, Jr., 1,427 common shares; Mr. Araskog, 18,031 common shares; Mr. Bowman, 711 common shares; Mr. Kapioltas, 5,295 common shares; Mr. Ward, 8,345 common shares; Mr. Weadock, 24,604 common shares; Mr. Frahm, 5,190 common shares; Mr. Ayer, 1,503 common shares; Mr. Donahue, 2,875 common shares; Mr. Gareau, 1,062 common shares; Mr. Lowndes A. Smith, 1,152 common shares; and all future directors and executive officers of ITT Industries, New ITT and ITT Hartford as a group, 86,377 common shares; and (iii) the following amounts were acquired under the ITT Dividend Reinvestment and Common Stock Purchase Plan for the accounts of: Mr. Burnett, 170 common shares; Mr. Kapioltas, 2,412 common shares, Mr. Ward, 1,917 common shares; Mr. Payton, 92 common shares; Mr. Ayer, 596 common shares; and all future directors and executive officers of ITT Industries, New ITT and ITT Hartford as a group, 6,165 common shares.



(2) Share ownership does not exceed one percent of the class so owned ,except as noted above in the case of all future directors and executive officers of ITT Industries, New ITT and ITT Hartford as a group.



(3) In addition to serving as a director of ITT Industries, Mr. Araskog will serve as a director and hold the office of Chairman and Chief Executive of New ITT and he will serve as a director of ITT Hartford. In addition to serving as a director of ITT Industries, Mr. Burnett will serve as a director of New ITT and as a director of ITT Hartford. In addition to serving as directors of ITT Industries, Mr. David-Weill and Mr. Meyer will also serve as directors of New ITT. In addition to serving as directors of New ITT, Ms. Anderson and Mr. Kirk will also serve as directors of ITT Hartford.



(4) An additional 83 shares of ITT Common Stock are owned by Ms. Anderson's husband. Ms. Anderson disclaims beneficial ownership in such shares.


COSTS OF SOLICITATION


     ITT will bear the costs of the solicitation. In addition to solicitation by mail, ITT will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of ITT Common Stock of whom they have knowledge, and will reimburse them for their expenses in so doing; and certain directors, officers and other employees of ITT, not specially employed for the purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or telegraph. In addition, ITT has retained Georgeson & Company Inc. to assist in the solicitation for a fee of $30,000, plus reimbursement for its reasonable out-of-pocket expenses and for payments made to brokers and other nominees for their expenses in forwarding soliciting material. Georgeson & Company Inc. will distribute proxy materials to beneficial owners and solicit proxies by personal interview, mail, telephone and telegram, and will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the ITT Common Stock held on the Special Meeting Record Date by such persons.


NO APPRAISAL RIGHTS

     Shareholders of ITT will not be entitled to appraisal rights in connection with the Distribution Proposals.

                                THE DISTRIBUTION

GENERAL


     The Board of Directors of ITT has approved (subject to the satisfaction of the conditions to the Distribution discussed under "-- CONDITIONS TO THE DISTRIBUTION" below and the actual declaration of the dividend in respect of the Distribution) a plan to distribute all the outstanding shares of common stock, without par value, of New ITT ("New ITT Common Stock"), and all the outstanding shares of common stock, without par value, of ITT Hartford ("ITT Hartford Common Stock") to all holders of outstanding ITT Common Stock. In the Distribution, each holder of ITT Common Stock will receive as a dividend one share of New ITT Common Stock for every one share of ITT Common Stock held and one share of ITT Hartford Common Stock for every one share of ITT Common Stock held.


MANNER OF EFFECTING THE DISTRIBUTION


     On or about the first business day following the Distribution Date, ITT will effect the Distribution by providing for the delivery of replacement certificates for all outstanding shares of New ITT Common Stock and replacement certificates for all outstanding shares of ITT Hartford Common Stock to the Transfer Agent for the transfer and distribution to the holders of record on the Distribution Record Date of ITT Common Stock. At the same time, ITT will also provide for the delivery of replacement certificates for shares of ITT Industries Common Stock to the Transfer Agent.



     As a result of the Distribution, holders of ITT Common Stock become the holder of one share of New ITT Common Stock for every one share of ITT Common Stock held of record on the Distribution Record Date and one share of ITT Hartford Common Stock for every one share of ITT Common Stock held of record on the Distribution Record Date. Holders of ITT Common Stock will also retain their continuing ownership interest in ITT (ITT Industries).



     After the Distribution Date and until an outstanding certificate that represented shares of ITT Common Stock before the Distribution is exchanged pursuant to the procedures described below, such certificate will be deemed to represent that number of shares of ITT Industries Common Stock reflected on the face of such certificate, as well as an equal number of shares of New ITT Common Stock and an equal number of shares of ITT Hartford Common Stock. As in the case of the shares of ITT Common Stock (ITT Industries Common Stock after the Distribution), the shares of New ITT Common Stock and ITT Hartford Common Stock will be fully paid and nonassessable, and the holders thereof will not be entitled to preemptive rights. See "DESCRIPTION OF NEW ITT CAPITAL STOCK" and "DESCRIPTION OF ITT HARTFORD CAPITAL STOCK".



     To avoid the confusion that would result if both ITT, whose name will be changed to ITT Industries, Inc., and New ITT, whose name will be changed to ITT Corporation as part of the Distribution, were to have stock certificates outstanding bearing the name "ITT Corporation" for an extended period of time, ITT will issue new stock certificates in connection with the Distribution. Accordingly, in order to receive their certificates for New ITT and ITT Hartford, shareholders must submit their certificates representing shares of ITT Common Stock to be exchanged for (i) certificates bearing the name "ITT Industries, Inc." representing their continuing ownership interest in ITT, (ii) certificates bearing the name "ITT Corporation" representing the shares of New ITT Common Stock to which they are entitled as a result of the Distribution and
(iii) certificates bearing the name "ITT Hartford Group, Inc." representing the shares of ITT Hartford Common Stock to which they are entitled as a result of the Distribution. Certificates for New ITT and ITT Hartford will not be issued until such submission. If shareholders do not submit their certificates bearing the name "ITT Corporation", shareholders may be prevented from transferring their interests in ITT Industries, New ITT and ITT Hartford after the Distribution since they will not have separate certificates representing such interests.



     On or about the first business day following the Distribution Date, ITT will instruct the Transfer Agent to mail to each shareholder of record on the Distribution Record Date a letter of transmittal and instructions for use in surrendering such shareholder's certificates representing shares of ITT Common Stock. Each shareholder should immediately complete and sign the letter of transmittal and return it, along with such shareholder's certificates representing shares of ITT Common Stock, to the Transfer Agent at the address set forth on the letter of transmittal. Upon receipt from each shareholder of a letter of transmittal, properly completed, and the shareholder's certificates representing shares of ITT Common Stock, the Transfer Agent will issue in accordance with the directions contained in the completed letter of transmittal three separate certificates representing shares of ITT Industries, New ITT and ITT Hartford, respectively. Brokerage firms and other designees holding shares of stock of ITT in street name should complete a letter of transmittal with respect to the stock so held on behalf of each of their customers. ITT SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.



     It is expected that the Board of Directors of New ITT will adopt a shareholder rights plan. Certificates evidencing shares of New ITT Common Stock issued in the Distribution will therefore represent the same number of New ITT Rights issued under the New ITT Rights Plan. It is also expected that the Board of Directors of ITT Hartford will adopt a shareholder rights plan. Certificates evidencing shares of ITT Hartford Common Stock issued in the Distribution will therefore represent the same number of ITT Hartford Rights issued under the ITT Hartford Rights Plan. Furthermore, it is also expected that the Board of Directors of ITT will approve a shareholder rights plan in respect of the ITT Industries Common Stock to be effective immediately following the Distribution. Accordingly, after the Distribution, certificates evidencing shares of ITT Industries Common Stock will represent the same number of ITT Industries Rights issued under the ITT Industries Rights Plan. See "DESCRIPTION OF ITT INDUSTRIES CAPITAL STOCK -- ITT INDUSTRIES RIGHTS PLAN", "DESCRIPTION OF NEW ITT CAPITAL STOCK -- NEW ITT RIGHTS PLAN" and "DESCRIPTION OF ITT HARTFORD CAPITAL
STOCK -- ITT HARTFORD RIGHTS PLAN". Unless the context otherwise requires, references herein to the ITT Industries Common Stock include the related ITT Industries Rights, references herein to the New ITT Common Stock include the related New ITT Rights and references herein to the ITT Hartford Common Stock include the related ITT Hartford Rights.



     ITT shareholders will not have to make any payment to receive their pro rata share of the Distribution, although any shareholder submitting certificates representing shares of ITT Common Stock for exchange who is not the record holder of the shares represented, or who requests that certificates for any of ITT Industries Common Stock, New ITT Common Stock or ITT Hartford Common Stock be issued to any other person, must provide evidence of payment of all applicable transfer taxes.



     Fractional share interests are only possible in connection with holdings in the ITT Dividend Reinvestment and Common Stock Purchase Plan. No certificates representing fractional shares of either New ITT Common Stock or ITT Hartford Common Stock will be delivered in the Distribution. The Transfer Agent will aggregate fractional shares into whole shares of New ITT Common Stock and ITT Hartford Common Stock, as applicable, and the Registrar will sell them in the open market at prevailing prices on behalf of holders who otherwise would be entitled to receive fractional share interests. Such persons will then receive a cash payment for the amount of their allocable share of the total sale proceeds. The amount of such payment will depend on the prices at which the aggregated fractional shares are sold by the Registrar in the open market shortly after the Distribution Date. Such sales are expected to be made as soon as practicable after the Distribution. ITT will bear the cost of any commissions incurred in connection with such sales.



     Shareholders of ITT having inquiries relating to the Distribution prior to the Distribution Date should contact Georgeson & Company Inc., Wall Street Plaza, New York, New York, 10005, telephone number: 1-800-223-2064, or may call the special telephone number of ITT for the Distribution, 1-800-DIALITT (342-5488), for recorded information. Written inquiries may be directed to the Director of Investor Relations, ITT Corporation, 1330 Avenue of the Americas, New York, New York, 10019-5490.


CONDITIONS TO THE DISTRIBUTION


     The Distribution is subject to (i) approval of the Distribution Proposals by shareholders of ITT; (ii) receipt of favorable tax rulings from the Internal Revenue Service as to certain Federal income tax consequences of the Distribution; (iii) all necessary consents of any third parties having been obtained (see "-- THIRD PARTY CONSENTS"); (iv) all necessary consents of any governmental or regulatory bodies having been obtained (see "-- REGULATORY APPROVALS"); (v) the Registration Statement on Form 10 under the

Securities Exchange Act of 1934 (the "Exchange Act"), to be filed by New ITT with the Securities and Exchange Commission (the "SEC") in respect of the New ITT Common Stock, having become effective; (vi) the Registration Statement on Form 8-A under the Exchange Act, to be filed by ITT Hartford with the SEC in respect of the ITT Hartford Common Stock, having become effective; (vii) the shares of New ITT Common Stock and ITT Hartford Common Stock to be issued or initially reserved for issuance having been approved for listing on a national securities exchange or designated as a national market system security on the National Association of Securities Dealers Automated Quotation System, subject to official notice of issuance; (viii) consummation of the Reincorporation substantially simultaneous with the Distribution; and (ix) there not being in effect any statute, rule, regulation or order of any court, governmental or regulatory body which prohibits or makes illegal the transactions contemplated by the Distribution. The Board has retained discretion, even if shareholder approval of the Distribution Proposals is obtained and the other conditions to the Distribution are satisfied, to abandon, defer or modify the Distribution or any other matter contained in the Distribution Proposals. The terms of the Distribution thus may be modified or conditions thereto may be waived by the Board of Directors of ITT. However, the Board will not waive the requirement of receipt of the favorable tax rulings from the Internal Revenue Service unless, in the Board's judgment, based on the opinion of counsel, Section 355 of the Internal Revenue Code will apply to the Distribution.



     As noted above under "-- GENERAL", the Board of Directors of ITT has approved, subject to the satisfaction of the conditions discussed under this heading and the actual declaration of the dividend in respect of the Distribution, a plan to distribute all the outstanding shares of New ITT Common Stock and all the outstanding shares of ITT Hartford Common Stock.



REGULATORY APPROVALS



     ITT does not believe that any material Federal or state regulatory approvals will be necessary in connection with the Distribution, except as set forth below.



     As is discussed in detail below (see "BUSINESS OF NEW ITT AFTER THE DISTRIBUTION -- GOVERNMENTAL REGULATION AND RELATED MATTERS"), the ownership and/or operation of casino gaming facilities in the United States are subject to extensive Federal, state and local regulations. In this regard, as a result of the Distribution, ITT must obtain certain approvals under the applicable gaming laws of Nevada, New Jersey and other jurisdictions in which it has gaming operations. ITT must also obtain certain approvals in such jurisdictions in connection with New ITT, while it is a direct wholly owned subsidiary of ITT, becoming initially the sole stockholder of both CWI and ITT Sheraton, and then subsequently in connection with CWI becoming the direct wholly owned subsidiary of ITT Sheraton, in each case with or prior to the Distribution. Currently, ITT Sheraton and CWI are both direct wholly owned subsidiaries of ITT. Certain capitalized terms used under this heading to refer to statutes, regulations or regulatory bodies are defined under "BUSINESS OF NEW ITT AFTER THE DISTRIBUTION
- -- GOVERNMENTAL REGULATION AND RELATED MATTERS".



     Nevada



     Regulations of the Nevada Commission provide that ownership of privately-held entities that, directly or indirectly, hold gaming licenses, such as CWI or ITT Sheraton, cannot be acquired without the prior approval of the Nevada Commission. ITT, New ITT and ITT Sheraton each have filed applications for the necessary approvals in this regard with the Nevada Board and the Nevada Commission in connection with the Distribution and the reorganizational matters discussed above. Assuming favorable recommendations from the Nevada Board, ITT, New ITT and ITT Sheraton each anticipates receiving the required approvals from the Nevada Commission in November 1995. ITT is currently registered as a publicly traded corporation and has been found suitable to own the shares of ITT Sheraton and CWI (both of which have licensed gaming facilities in Nevada). Accordingly, ITT does not expect there to be significant impediments to obtaining necessary approvals under Nevada law by November 1995. However, there can be no assurances that such approvals will be granted or will be granted within such time.

     In seeking approval for the Distribution and the corporate organizational changes to occur prior to the Distribution, ITT, New ITT and ITT Sheraton each must satisfy the Nevada Commission as to a variety of stringent standards. The Nevada Board and the Nevada Commission will consider all relevant material facts in determining whether to grant such approval, and may consider not only the effects of the Distribution and the corporate organizational changes to occur prior to the Distribution but also any other facts that are deemed relevant.



     The Nevada Commission must first register New ITT as an intermediary company and approve it to be the sole stockholder of CWI and ITT Sheraton prior to the Distribution, and then register and approve New ITT as a publicly traded corporation and ITT Sheraton as an intermediary company effective with the Distribution. Following receipt of the necessary approvals of the Nevada Commission and consummation of the Distribution, New ITT will be registered as a publicly traded corporation and found suitable as the sole stockholder of ITT Sheraton, ITT Sheraton will be registered as an intermediary company and found suitable as the sole stockholder of CWI, and CWI will be registered as a publicly traded corporation due to certain outstanding debt securities.



     Certain officers, directors and key employees of New ITT who will be actively and directly involved in the gaming activities of CWI and ITT Sheraton may also be required to be found suitable or licensed by the Nevada Gaming Authorities. New ITT expects that all individuals required to file applications in this regard will receive the required approvals from the Nevada Commission in November 1995. Nearly all of such officers, directors and key employees have previously been approved by the Nevada Gaming Authorities in connection with ITT's gaming operations. However, there can be no assurances that such approvals will be granted or will be granted within such time.



     New Jersey



     As discussed below under "BUSINESS OF NEW ITT AFTER THE DISTRIBUTION -- GAMING OPERATIONS", the CWI shares owned by ITT have been held under a trust arrangement pending the qualification of ITT by the New Jersey Commission as a holding company of CWI and certain of its subsidiaries. As a result of the Distribution, such qualification will now be sought for New ITT as a holding company of the Caesars New Jersey Companies (as defined herein) and ITT Sheraton as an intermediary company of the Caesars New Jersey Companies (other than ITT Sheraton).



     The New Jersey Act requires prior approval from the New Jersey Commission before securities of a casino licensee (or holding company) that is not a publicly-traded company can be transferred. In addition, any person acquiring securities of a casino licensee (or holding company) that is a publicly-traded company must become qualified by the New Jersey Commission or dispose of such securities. However, pursuant to the New Jersey Interim Casino Authorization Act, the New Jersey Commission may permit an entity to acquire and own securities of such licensee until the entity is plenarily qualified by the New Jersey Commission. During the period of interim authorization, the securities of such licensee must be held in a trust pursuant to the provisions of the New Jersey Act.



     As a result of the Distribution, New ITT and ITT Sheraton will be required to timely file a completed application with the New Jersey Commission for qualification as holding companies of a New Jersey casino licensee. In connection therewith, New ITT and ITT Sheraton will also seek certain approvals, determinations and waivers from the New Jersey Gaming Authorities, such as (i) the approval of the transfers of CWI common stock to New ITT and ITT Sheraton as part of the corporate restructuring of New ITT's gaming business; (ii) the determination that the New Jersey Interim Casino Authorization Act requirements are inapplicable to such transfers; (iii) the determination that, after the Distribution, BRC and its holding and intermediary companies will possess the financial stability, integrity, and responsibility required by the New Jersey Act; (iv) the determination that the Amended and Restated Articles of Incorporation of New ITT and the Certificate of Incorporation of ITT Sheraton satisfy the requirements of the New Jersey Act; (v) the waiver of the qualification of the shareholders of New ITT; (vi) the determination that the relevant officers and directors of New ITT and the Caesars New Jersey Companies are qualified under the New Jersey Act; (vii) the waiver of the qualification of all officers and directors of New ITT and the Caesars New Jersey

Companies who are not significantly involved in the affairs of BRC; and (vii) subject to the completion of all necessary background inquiries, the authorization of certain officers of New ITT and ITT Sheraton to temporarily assume their duties pending qualification.



     New ITT intends to cause appropriate applications to be made to the New Jersey Commission as soon as practicable and anticipates a decision from the New Jersey Commission with respect to such matters by November 1995. ITT recently obtained interim authorization in connection with its acquisition of CWI and expects to receive plenary qualification by October 1995. Thus, ITT does not expect there to be significant impediments to obtaining the additional approvals under New Jersey law by November 1995. However, there can be no assurances that a favorable decision will be granted or will be granted within such time.



     If it appears that such decision will not be granted within such time, New ITT and ITT Sheraton will seek interim authorization to acquire the stock of CWI and serve as holding companies under the New Jersey Act provisions described above so that the Distribution may be completed at the time determined for the Distribution. In such an event, New ITT and ITT Sheraton, having timely filed a completed application for qualification, would petition the New Jersey Commission for interim authorization and qualification. The petition would include a fully executed and approved, but not operative, trust agreement. The trust agreement would contain substantially the same terms as ITT's existing trust arrangement and thus will provide for the deposit of the CWI shares in trust pending plenary qualification by the New Jersey Commission. The trustee may not exercise rights incident to the ownership of the property in trust unless the New Jersey Commission orders that the trust agreement become operative, which order may not be made unless the New Jersey Commission denies interim authorization, finds reasonable cause to believe that any person required to be qualified may be found unqualified or denies plenary qualification. If such interim authorization were sought, ITT expects that the required approvals for such authorization and related trust arrangement would be obtained under New Jersey law by November 1995. However, there can be no assurances that a favorable decision in this regard will be granted or will be granted within such time.



     If securities are transferred to a trust in applying for casino authorization and the New Jersey Commission thereafter, upon denial of authorization or finding reasonable cause to believe that any person required to be qualified may be found unqualified, orders that the trust become operative, the applicant, during the time the trust is operative, may not participate in the earnings of the casino hotel or receive any return on its investment or debt security holdings. If the New Jersey Commission thereafter denies qualification, the trustee shall dispose of the trust property. In such event, the proceeds distributed to the unqualified applicant may not exceed the lower of the actual cost of the securities to the unqualified applicant or their value calculated as if the investment had been made on the date the trust became operative. Any excess remaining proceeds shall be paid to the Casino Revenue Fund maintained in the New Jersey Department of the Treasury provided by the New Jersey Act.



     Other Gaming Jurisdictions



     As a result of the Distribution and the corporate organizational changes to occur prior to the Distribution, New ITT must obtain approvals under laws and regulations of certain other jurisdictions in which ITT has gaming operations. These approvals are comparable to some or all of those required under the Nevada Act. New ITT expects to obtain these approvals by November 1995. However, there can be no assurance that such approvals will be obtained or will be granted within such time.



THIRD PARTY CONSENTS



     ITT does not believe any material third party consents will be necessary in connection with the Distribution, except as set forth below.



     ITT must obtain approval from the National Basketball Association ("NBA") and the National Hockey League ("NHL") in connection with New ITT becoming an owner of MSG. MSG owns the New York Knickerbockers of the NBA and the New York Rangers of the NHL. ITT does not expect there to be significant impediments to obtaining these approvals by November 1995. However, there can be no assurances that such approvals will be granted or will be granted within such time.

CERTAIN ORGANIZATIONAL MATTERS



     Prior to the Distribution Date, ITT will transfer to New ITT and ITT Hartford the stock of certain subsidiaries principally engaged in the businesses to be conducted by New ITT and ITT Hartford after the Distribution, respectively, and will effectuate certain other transactions intended to allocate assets and liabilities relating to the businesses of ITT Industries, New ITT and ITT Hartford after the Distribution (such transfers being referred to collectively as the "Transfers"). Shareholder approval is not being sought for the Transfers and ITT could proceed with the Transfers whether or not shareholder approval is obtained for the Distribution Proposals.


REASONS FOR THE DISTRIBUTION

     The Board of Directors of ITT believes that the Distribution should occur for the following reasons:

     Facilitate Growth of New ITT and ITT Industries. Each of New ITT and ITT Industries intends to pursue acquisition and growth opportunities in its business areas. Such acquisitions and growth would be financed through the proceeds of indebtedness or through the issuance of capital stock of New ITT or ITT Industries, as applicable. It is expected that the Distribution will increase the availability and decrease the cost of raising capital for New ITT and ITT Industries and, at the same time, protect the insurance and credit rating of ITT Hartford from being eroded by those financings. Accordingly, the Distribution should facilitate the growth of New ITT and ITT Industries.


     Management Considerations. At present, the insurance business of ITT, the automotive, defense and electronics, and fluid technology businesses of ITT and the hospitality, entertainment, and information services businesses of ITT are conducted as separate operating groups under the direction of ITT. The Distribution should be beneficial to each of ITT's three operating groups, because it will enable the management of each group to design and advance corporate policies and strategies that are based primarily on the business characteristics of the group and to concentrate its financial resources wholly on its own operations. Some companies that have been spun-off have experienced improved performance as independent companies. An example of this is ITT Rayonier, ITT's former forest products segment. Rayonier's net income in 1994, the first year of operations after the February 1994 spin-off, exceeded budgeted expectations by 30%. However, this is only one example and may not be indicative of post-Distribution operating results for any company. The Distribution will also permit each of ITT Industries, New ITT and ITT Hartford to design incentive compensation programs that relate more directly to its own business characteristics and performance.



     Cost Savings. Each of ITT Industries, New ITT and ITT Hartford should be able to rationalize better its organizational structure after the Distribution. Accordingly, the administrative and organizational costs of ITT Industries, New ITT and ITT Hartford, taken together, should be reduced from the aggregate levels experienced by ITT prior to the Distribution.


     Investor Understanding. Debt and equity investors should be able to evaluate better the financial performance of each of ITT Industries, New ITT and ITT Hartford and their respective strategies, thereby enhancing the likelihood that each will achieve appropriate market recognition.

FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

     ITT has requested rulings from the Internal Revenue Service substantially to the effect that, among other things, the Distribution will qualify as a tax-free spinoff under Section 355 of the Internal Revenue Code of 1986. Under
Section 355 of the Internal Revenue Code, in general:

          1. Holders of ITT Common Stock will not recognize any income, gain or loss as a result of the Distribution except that holders of ITT Common Stock that receive cash in lieu of fractional shares of New ITT Common Stock or ITT Hartford Common Stock will recognize gain or loss equal to the difference between such cash and the tax basis allocated to such fractional shares. Any such gain or loss will constitute capital gain or loss if such fractional shares would have been held as a capital asset on the Distribution Date.

          2. Holders of ITT Common Stock will apportion the tax basis of their ITT Common Stock among such ITT Common Stock and any New ITT Common Stock and ITT Hartford Common Stock (including fractional shares of New ITT Common Stock or ITT Hartford Common Stock) received by such holder in the Distribution in proportion to the relative fair market values of such stock on the Distribution Date.

          3. The holding period for the New ITT Common Stock and ITT Hartford Common Stock received in the Distribution by holders of ITT Common Stock will include the period during which such holder held the ITT Common Stock with respect to which the Distribution was made, provided that such ITT Common Stock is held as a capital asset by such holder on the Distribution Date.

          4. The Distribution will not be treated as a taxable disposition of New ITT or ITT Hartford by ITT Industries.

     Current Treasury regulations require each holder of ITT Common Stock who receives New ITT Common Stock or ITT Hartford Common Stock pursuant to the Distribution to attach to his or her Federal income tax return for the year in which the Distribution occurs a detailed statement setting forth such data as may be appropriate in order to show the applicability of Section 355 of the Internal Revenue Code to the Distribution. ITT will convey the appropriate information to each holder of record of ITT Common Stock as of the Distribution Record Date.

     The receipt of an Internal Revenue Service ruling, substantially to the foregoing effect, is a condition to the Distribution. The Board of Directors of ITT has reserved the right to waive the receipt of such ruling as a condition to consummation of the Distribution. The Board will not waive such condition unless, in the Board's judgment, based on the opinion of counsel, Section 355 of the Internal Revenue Code will apply to the Distribution.


     Such a ruling, while generally binding upon the Internal Revenue Service, is subject to certain factual representations and assumptions. If such factual representations and assumptions were incorrect in a material respect, such ruling could become invalid. ITT is not aware of any facts or circumstances which would cause such representations and assumptions to be untrue. Each of ITT, New ITT and ITT Hartford has agreed to certain restrictions on its future actions to provide further assurances that Section 355 of the Internal Revenue Code will apply to the Distribution. See "RELATIONSHIP BETWEEN ITT INDUSTRIES, NEW ITT AND ITT HARTFORD AFTER THE DISTRIBUTION". If the Distribution were not to qualify under Section 355 of the Internal Revenue Code, then, in general, a corporate tax (which, as noted below, would be very substantial) would be payable by the consolidated group, of which ITT is the common parent, based upon the difference between (x) the fair market value of the New ITT Common Stock and the ITT Hartford Common Stock and (y) the adjusted basis of such New ITT Common Stock and ITT Hartford Common Stock. In addition, under the consolidated return rules, each member of the consolidated group (including New ITT and ITT Hartford) is jointly and severally liable for such tax liability. If the Distribution occurred and it were not to qualify under Section 355 of the Internal Revenue Code, the resulting tax liability would have a material adverse effect on the financial position, results of operations and cash flows of each of ITT Industries, New ITT and ITT Hartford. ITT estimates that the aggregate shared tax liability in this regard of ITT Industries, New ITT and ITT Hartford would be approximately $1.75 billion.



     Furthermore, if the Distribution were not to qualify as a tax-free spinoff, each ITT shareholder receiving shares of New ITT Common Stock and ITT Hartford Common Stock in the Distribution would be treated as if such shareholder had received a taxable distribution in an amount equal to the fair market value of New ITT Common Stock and ITT Hartford Common Stock received, which would result in (x) a dividend to the extent of such shareholder's pro rata share of ITT's current and accumulated earnings and profits, (y) a reduction in such shareholder's basis in ITT Common Stock to the extent the amount received exceeds such shareholder's share of earnings and profits and (z) a gain from the exchange of ITT Common Stock to the extent the amount received exceeds both such shareholder's share of earnings and profits and such shareholder's basis in ITT Common Stock. In such an event, ITT estimates that the aggregate tax liability to ITT's shareholders (after considering the portion of tax-exempt shareholders) would be approximately $2 billion.

     ITT has not sought rulings from the Internal Revenue Service as to the Federal income tax consequences of certain restructurings which were or are to be effected by ITT prior to the Distribution. Additional taxes may be asserted against ITT Industries, New ITT or ITT Hartford in the course of audits by the Internal Revenue Service or state, local or foreign taxing authorities with respect to ongoing business operations or these restructurings of the ITT group of companies. Assertions of additional tax liability in the course of such audits are a routine matter, and ITT believes that it has adequately provided for any such assertions.


     The foregoing summary of the anticipated Federal income tax consequences of the Distribution is for general information only. ITT SHAREHOLDERS SHOULD CONSULT THEIR OWN ADVISERS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE DISTRIBUTION, INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, STATE AND LOCAL TAX LAWS.

LISTING AND TRADING OF ITT INDUSTRIES COMMON STOCK, NEW ITT COMMON STOCK AND ITT HARTFORD COMMON STOCK


     Application will be made to list the ITT Industries Common Stock on the New York Stock Exchange ("NYSE") and the Pacific Stock Exchange ("PSE") under the new symbol "IIN". As is noted below under "-- CERTAIN FACTORS AFFECTING TRADING PRICES", the trading price of ITT Industries Common Stock will be affected by the Distribution. In addition, the price for ITT Industries Common Stock will be determined in the marketplace and may be influenced by many factors, including
(i) the depth and liquidity of the market for ITT Industries Common Stock, (ii) developments affecting the business of ITT Industries, (iii) investor perception of ITT Industries and (iv) general economic and market conditions.



     Prior to the date hereof, there has not been any established trading market for New ITT Common Stock or ITT Hartford Common Stock. Each of New ITT and ITT Hartford will make application to the NYSE for the listing, as applicable, of the New ITT Common Stock and ITT Hartford Common Stock under the symbols "ITT" and "HIG", respectively. It is presently anticipated that New ITT Common Stock and ITT Hartford Common Stock will be approved for listing on the NYSE prior to the Distribution Date, and trading may commence on a "when-issued" basis prior to the Distribution. It is also possible that ITT Industries Common Stock would be traded on a "when-distributed" basis prior to the Distribution. On the first NYSE trading day following the Distribution Date, "when-issued" or "when-distributed" trading, as applicable, in respect of each of the ITT Industries Common Stock, New ITT Common Stock and the ITT Hartford Common Stock would end and "regular-way" trading would begin. The NYSE will not approve any trading in respect of the New ITT Common Stock or ITT Hartford Common Stock until the SEC has declared effective the Registration Statement of New ITT on Form 10 in respect of the New ITT Common Stock and the Registration Statement of ITT Hartford on Form 8-A in respect of the ITT Hartford Common Stock. It is expected that New ITT and ITT Hartford will file with the SEC a Registration Statement on Form 10 and Form 8-A, respectively, prior to the Special Meeting and request effectiveness of such Registration Statements prior to the Distribution Date.


     There can be no assurance as to the prices at which the ITT Common Stock (or ITT Industries Common Stock), New ITT Common Stock and ITT Hartford Common Stock will trade before, on or after the Distribution Date. Until each of the New ITT Common Stock and ITT Hartford Common Stock is fully distributed and an orderly market develops in the ITT Industries Common Stock, New ITT Common Stock and ITT Hartford Common Stock, the respective price at which each such stock trades may fluctuate significantly and may be lower than the respective price that would be expected for a fully distributed issue. Prices for each of the New ITT Common Stock and ITT Hartford Common Stock will be determined in the marketplace and may be influenced by many factors, including (i) the depth and liquidity of the market for New ITT Common Stock and ITT Hartford Common Stock, as applicable, (ii) developments affecting the respective businesses of New ITT and ITT Hartford generally, (iii) investor perception of New ITT and ITT Hartford, as the case may be, and (iv) general economic and market conditions.

     Shares of New ITT Common Stock and ITT Hartford Common Stock distributed to ITT shareholders will be freely transferable, except for shares of New ITT Common Stock received by persons who may be deemed to be "affiliates" of New ITT under the Securities Act of 1933 (the "Securities Act") and shares of ITT Hartford Common Stock received by persons who may be deemed to be "affiliates" of ITT Hartford under the Securities Act. Persons who may be deemed to be affiliates of New ITT or ITT Hartford after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with, New ITT or ITT Hartford, as applicable, and may include certain officers and directors of New ITT or ITT Hartford, as applicable, as well as principal shareholders of New ITT or ITT Hartford, as applicable. Persons who are affiliates of New ITT will be permitted to sell their shares of New ITT Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 thereunder. Similarly, persons who are affiliates of ITT Hartford will be permitted to sell their shares of ITT Hartford Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 thereunder.

CERTAIN FACTORS AFFECTING TRADING PRICES


     As a result of the Distribution, the trading price of ITT Industries Common Stock will be lower immediately following the Distribution as compared to the trading price of ITT Common Stock immediately prior to the Distribution Date, although the receipt of the shares of New ITT Common Stock and ITT Hartford Common Stock is expected to offset such effect. The aggregate market values of ITT Industries Common Stock, New ITT Common Stock and ITT Hartford Common Stock after the Distribution may be less than, equal to, or greater than the market value of ITT Common Stock prior to the Distribution Record Date.



TREATMENT OF CERTAIN DEBT INSTRUMENTS



     ITT has historically incurred indebtedness at the parent company to a greater extent than at the operating company level. As a result of the Distribution, absent action by ITT, the capital structure of ITT Industries after the Distribution would be inappropriate because ITT Industries would be highly leveraged relative to many of its competitors. The reason for the potential overleverage is that most of the existing consolidated indebtedness of ITT, including indebtedness incurred for businesses other than ITT Industries (principally businesses that will be part of New ITT), is a contractual obligation of ITT and thus would remain a contractual obligation of ITT Industries after the Distribution.



     Accordingly, in connection with the Distribution, management of ITT intends to allocate the consolidated indebtedness of ITT between ITT Industries and New ITT. This allocation of indebtedness is expected to reflect, in part, the capitalization of certain competitors in the industries represented by such businesses. The specific goal will be to reach approximately the allocation of indebtedness after the Distribution as reflected below under "ITT INDUSTRIES FORECASTED CAPITALIZATION", "NEW ITT FORECASTED CAPITALIZATION" and "ITT HARTFORD FORECASTED CAPITALIZATION". ITT (ITT Industries after the Distribution), New ITT and ITT Hartford will agree in the Distribution Agreement to use their respective commercially reasonable efforts to achieve an allocation of indebtedness of ITT that reflects the capital structure after the Distribution of ITT Industries, New ITT and ITT Hartford set forth under the above-mentioned captions. See "RELATIONSHIP BETWEEN ITT INDUSTRIES, NEW ITT AND ITT HARTFORD AFTER THE DISTRIBUTION -- DISTRIBUTION AGREEMENT".



     ITT expects that it will allocate an aggregate of $2.7 billion of its indebtedness to New ITT. ITT does not plan to allocate any of its public indebtedness to ITT Hartford. The planned allocation is reflected under "ITT INDUSTRIES FORECASTED CAPITALIZATION", "NEW ITT FORECASTED CAPITALIZATION" and "ITT HARTFORD FORECASTED CAPITALIZATION".



     In connection with the allocation, ITT recently announced that it had successfully completed a tender offer for an aggregate of $4.1 billion of its debt securities, with an estimated $3.4 billion, or 82% of the aggregate principal amount of the debt securities having been tendered. The premium paid for the indebtedness resulted in an after tax accounting loss of approximately $300 million ($460 million pretax). Although the amount of indebtedness on the balance sheet will increase by the premium paid, the net interest expense associated with the new principal amount of indebtedness is expected to decrease relative to the interest expense paid by ITT before the tender offer, since the weighted average interest rate on the new principal amount of indebtedness is expected to be substantially below the weighted average interest rate on the indebtedness prior to the tender offer. On an economic basis, the present value cost of the tender offer and reissuance of indebtedness is expected to approximately equal the present value cost of leaving the indebtedness outstanding.



     The tender offer was financed with the proceeds of commercial paper borrowings by ITT of approximately $3.7 billion. Management expects to refinance these commercial paper obligations, and then allocate the indebtedness, prior to the Distribution Date through proceeds of new borrowings by New ITT and ITT (which, in the case of ITT, will become indebtedness of ITT Industries after the Distribution), as applicable. These obligations could be in the form of commercial paper borrowings, bank borrowings or public or private financings or any combination of the foregoing.



     Management of ITT believes that there is sufficient financing capability in respect of ITT Industries and New ITT to accomplish the allocation of indebtedness contemplated. See "ITT INDUSTRIES FORECASTED CAPITALIZATION" and "NEW ITT FORECASTED CAPITALIZATION".



     In addition to the above mentioned actions, ITT expects to establish commercial bank credit facilities for each of ITT Industries, New ITT and ITT Hartford in advance of the Distribution. Although management of ITT has not completed formal negotiations with potential lenders, it expects that such credit facilities should provide sufficient liquidity for each of the companies' respective funding needs and should reflect terms customary in the commercial bank credit market at the relevant time.


REDEMPTION OF SERIES N PREFERRED STOCK


     ITT has called for redemption on August 29, 1995, all the outstanding shares of ITT Series N Preferred Stock. Accordingly, there will be no outstanding shares of ITT Series N Preferred Stock on the Special Meeting Record Date. It is expected that the holders of shares of ITT Series N Preferred Stock will exercise their right to convert the ITT Series N Preferred Stock into ITT Common Stock since the value of the ITT Common Stock to be received upon conversion currently exceeds the redemption price.


INTEREST OF CERTAIN PERSONS IN THE DISTRIBUTION


     As a result of the Distribution, individuals who are directors and executive officers of ITT and certain individuals who will be directors and executive officers of ITT Industries, New ITT or ITT Hartford will receive New ITT Common Stock and ITT Hartford Common Stock in respect of the ITT Common Stock held by such individuals. The beneficial ownership of ITT Common Stock for such individuals is reflected above under "INTRODUCTION -- STOCK OWNERSHIP".


     Stock options, stock appreciation rights and restricted stock held by individuals who are directors and executive officers of ITT and certain individuals who will be directors and executive officers of ITT Industries, New ITT or ITT Hartford will be adjusted in connection with the Distribution. For a discussion of such adjustments, see "EMPLOYEE BENEFITS AND COMPENSATION
MATTERS -- ITT STOCK OPTIONS AND OTHER AWARDS". Also, new employee benefit plans for the benefit of such individuals and others will be adopted by each of New ITT and ITT Hartford effective after the Distribution.


     ITT Industries will enter into an employment agreement with the Chairman, President and Chief Executive of ITT Industries. See "ITT INDUSTRIES MANAGEMENT AND EXECUTIVE COMPENSATION -- EMPLOYMENT AGREEMENT". Also, New ITT will enter into an employment agreement with the Chairman and Chief Executive of New ITT. See "NEW ITT MANAGEMENT AND EXECUTIVE COMPENSATION -- EMPLOYMENT AGREEMENT". Furthermore, ITT Hartford will enter into an employment agreement with each of the President and Chief Operating Officer of The Hartford and the President and Chief Operating

Officer of the Hartford Life Insurance Companies. See "ITT HARTFORD MANAGEMENT AND EXECUTIVE COMPENSATION -- EMPLOYMENT AGREEMENTS".


     Information concerning the management and executive compensation arrangements of ITT Industries, New ITT and ITT Hartford after the Distribution is set forth under "ITT INDUSTRIES MANAGEMENT AND EXECUTIVE COMPENSATION", "NEW ITT MANAGEMENT AND EXECUTIVE COMPENSATION" AND "ITT HARTFORD MANAGEMENT AND EXECUTIVE COMPENSATION".

ACCOUNTING TREATMENT


     The Distribution has been recorded as a discontinuance of the businesses of New ITT and ITT Hartford in the consolidated financial statements of ITT Industries contained herein. The historical financial statements of New ITT and ITT Hartford contained in this Proxy Statement are presented as if New ITT and ITT Hartford were separate entities for all periods presented. This Proxy Statement contains certain pro forma financial information for ITT Industries that gives effect to the Distribution, as well as the conversion of issued and outstanding shares of preferred stock to common shares and termination of the ESOP as of the beginning of each period presented. This Proxy Statement also contains certain pro forma financial information for New ITT and related projected pro forma financial information that, in each case, reflects the acquisition of the 70.3% interest in Ciga, the acquisition of certain other hotel properties, the acquisition of MSG in partnership with another entity and the acquisition of CWI as of the beginning of each period presented. Certain historical financial information is also included for Ciga (presented in Italian lira and in accordance with Italian accounting principles) and CWI.



     The following table sets forth certain exchange rates based on the noon buying rate in New York City for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York. Such rates are expressed as Italian lira per US$1.00. On August 10, 1995, the noon buying rate was ITL 1590.50 per US$1.00.



                                                                 YEAR ENDED           YEAR ENDED
                                                              DECEMBER 31, 1993    DECEMBER 31, 1994
                                                              -----------------    -----------------
Exchange rate at end of period...............................    ITL 1717.50          ITL 1622.00
Average exchange rate during period..........................        1573.41              1611.49
Highest exchange rate during period..........................        1726.00              1706.75
Lowest exchange rate during period...........................        1451.00              1511.50



     The capitalization tables included in this Proxy Statement reflect the actual capitalization of ITT Industries, New ITT and ITT Hartford as of a particular date, the projected capitalization of such companies immediately prior to the anticipated Distribution and the capitalization of such companies adjusted for the Distribution. The projected capitalization set forth for such companies immediately prior to the anticipated Distribution is based on important assumptions and qualifications as to the transactions or results expected to occur prior to the anticipated Distribution Date. This Proxy Statement also contains per share financial data of ITT Industries, New ITT and ITT Hartford compared to per share financial data of ITT.



     See "ITT INDUSTRIES FORECASTED CAPITALIZATION", "NEW ITT FORECASTED CAPITALIZATION", "ITT HARTFORD FORECASTED CAPITALIZATION", "ITT INDUSTRIES SELECTED FINANCIAL AND OPERATING DATA", "NEW ITT SELECTED FINANCIAL AND OPERATING DATA", "ITT HARTFORD SELECTED FINANCIAL AND OPERATING DATA", "COMPARATIVE FINANCIAL INFORMATION", "ITT INDUSTRIES UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS" and "NEW ITT UNAUDITED PRO FORMA COMBINED INCOME STATEMENTS".



     After the Distribution, the date of the fiscal year end for both New ITT and ITT Hartford will be December 31. The date of the fiscal year end for ITT Industries will remain December 31.

                           THE REINCORPORATION OF ITT


     Subject to the conditions summarized below, ITT will be reincorporated in Indiana by merging ITT into ITT Indiana pursuant to the Merger Agreement and, in connection therewith, the name of ITT Indiana will be changed to ITT Industries, Inc. ITT Industries will succeed to all the business, properties, assets and liabilities of ITT, and the shareholders of ITT will automatically become shareholders of ITT Industries. Pursuant to the Reincorporation, each outstanding share of ITT Common Stock will automatically be converted into one share of ITT Industries Common Stock. The number of shares of outstanding capital stock of ITT Industries will be the same as that of ITT. In addition, ITT Industries intends to implement a shareholder rights plan. See "DESCRIPTION OF ITT INDUSTRIES CAPITAL STOCK -- ITT INDUSTRIES RIGHTS PLAN". After the Reincorporation, the rights of ITT Industries' shareholders will be governed by Indiana law and by ITT Industries' Articles of Incorporation and By-laws, rather than by Delaware law and ITT's existing Restated Certificate of Incorporation and By-laws.



     If Proposal Two is approved, it is expected that the Reincorporation will be consummated substantially simultaneously with the Distribution.


REASONS FOR THE REINCORPORATION


     The Reincorporation is being proposed so that ITT Industries and its Board of Directors will have the benefit of certain features of the Indiana Business Corporation Law (the "IBCL") that are not included in the Delaware General Corporation Law (the "DGCL"). The most important of such features is Section 23-1-35-1 of the IBCL. This section provides that a board of directors, in discharging its duties, may consider, in its discretion, both the long-term and short-term best interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects of an action on the corporation's shareholders, employees, suppliers and customers and the communities in which offices or other facilities of the corporation are located and any other factors the directors consider pertinent. If a determination is made with the approval of a majority of the disinterested directors of the board, that determination is conclusively presumed to be valid unless it can be demonstrated that the determination was not made in good faith after reasonable investigation. Once the board has determined that the proposed action is not in the best interests of the corporation, it has no duty to remove any barriers to the success of the action, including a rights plan. Section 23-1-35-1 specifically provides that certain judicial decisions in Delaware and other jurisdictions, which might be looked upon for guidance in interpreting the Indiana law, including decisions that propose a higher or different degree of scrutiny in response to a proposed acquisition of the corporation, are inconsistent with the proper application of that section.



     As a result of this provision of the IBCL, the Board of Directors of ITT believes that the Board of Directors of ITT Industries will have greater flexibility in responding to unsolicited proposals for ITT Industries since Indiana law authorizes directors to consider both the short-term and long-term interests of the corporation as well as interests of other constituencies and other relevant factors. This feature, and other provisions of the IBCL which in some cases have counterparts under Delaware law, may have the effect of discouraging or preventing certain types of transactions involving an actual or threatened change of control of ITT Industries (including unsolicited takeover attempts) as is more fully discussed under "DESCRIPTION OF ITT INDUSTRIES CAPITAL STOCK -- INDIANA BUSINESS CORPORATION LAW".



     ITT Industries also has substantial manufacturing operations in Indiana. The existence of such operations in Indiana was only a secondary reason for the proposed Reincorporation. The Board of Directors of ITT believes that, if ITT Industries is to be incorporated in a jurisdiction other than Delaware, it should be a jurisdiction in which ITT Industries has a significant presence.


MERGER AGREEMENT


     The following summary of certain provisions of the Merger Agreement and related matters is qualified in its entirety by reference to the text of the Merger Agreement set forth as Annex A hereto.

ITT INDUSTRIES COMMON STOCK

     Upon the effectiveness of the Reincorporation, each outstanding share of ITT Common Stock will be automatically converted into one share of ITT Industries Common Stock. Each outstanding certificate representing shares of ITT Common Stock will automatically represent the same number of shares of ITT Industries Common Stock. ITT Industries will be entitled to the same rights, powers, qualifications, limitations and restrictions as the presently outstanding ITT Common Stock, although some differences will arise as a result of the application of Indiana law. See "DESCRIPTION OF ITT INDUSTRIES CAPITAL STOCK -- COMPARISON OF SHAREHOLDER RIGHTS UNDER DELAWARE AND INDIANA LAW".


EXCHANGE OF STOCK CERTIFICATES



     To avoid the confusion that would result if the presently outstanding certificates representing shares of ITT Common Stock were to remain outstanding for an extended period of time after the name of ITT is changed to ITT Industries, Inc., it will be necessary for shareholders of ITT to exchange their existing stock certificates of ITT Common Stock for stock certificates of ITT Industries Common Stock.



     On or about the first business day following the Reincorporation (which would be substantially simultaneous with the Distribution), ITT will instruct the Transfer Agent to mail to each shareholder of ITT a letter of transmittal and instructions for use in surrendering such shareholder's certificates representing shares of ITT Common Stock. Each shareholder should immediately complete and sign the letter of transmittal and return it, along with such shareholder's certificates representing shares of ITT Common Stock, to the Transfer Agent at the address set forth on the letter of transmittal. Upon receipt from each shareholder of a letter of transmittal, properly completed, and the shareholder's certificates representing shares of ITT Common Stock, the Transfer Agent will issue in accordance with the directions contained in the completed letter of transmittal, three separate certificates representing shares of ITT Industries, New ITT and ITT Hartford, respectively. If shareholders do not submit their certificates bearing the name "ITT Corporation", shareholders may be prevented from transferring their interests in ITT Industries, New ITT and ITT Hartford after the Distribution since they will not have separate certificates representing such interests. See "THE DISTRIBUTION -- MANNER OF EFFECTING THE DISTRIBUTION". ITT SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.



     ITT shareholders will not have to make any payment in connection with the exchange of stock certificates, although any shareholder submitting certificates representing shares of ITT Common Stock for exchange who is not the record holder of the shares represented, or who requests that certificates for any of ITT Industries Common Stock, New ITT Common Stock or ITT Hartford Common Stock be issued to any other person, must provide evidence of payment of all applicable transfer taxes.



CONDITIONS TO THE REINCORPORATION


     The Reincorporation is subject to the (i) approval of Proposal Two by shareholders of ITT; (ii) the Distribution occurring; (iii) receipt of a favorable opinion of counsel as to the Federal income tax consequences of the Reincorporation; and (iv) the shares of ITT Industries Common Stock to be issued or initially reserved for issuance having been approved for listing on the NYSE, subject to official notice of issuance.

     The Merger Agreement may be terminated by ITT's Board of Directors in its discretion, and the terms of the Merger Agreement may be amended prior to its effective date.


     Approval of Proposal Two is being sought because provisions of state corporate law require such approval. Accordingly, if Proposal Two is not approved by shareholders the proposed Reincorporation could not occur.



REGULATORY APPROVALS



     ITT does not believe that any material Federal or state regulatory approvals will be necessary in connection with the Reincorporation.

SIGNIFICANT CHANGES AFFECTING SHAREHOLDERS


     Differences between Delaware and Indiana law would result in certain significant changes affecting shareholders. For a discussion of certain significant differences between Delaware and Indiana law, see "DESCRIPTION OF ITT INDUSTRIES CAPITAL STOCK -- COMPARISON OF SHAREHOLDER RIGHTS UNDER DELAWARE AND INDIANA LAW".



     The Articles of Incorporation of ITT Industries after the Reincorporation would be the same as the Restated Certificate of Incorporation of ITT in all material respects, except as summarized in this paragraph. The provision pertaining to gaming licenses would be removed. See "AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION OF ITT -- REMOVAL OF GAMING LICENSE PROVISION". A provision expressly limiting the preemptive rights of the shareholders to subscribe for additional issues of stock and a provision expressly providing that the shareholders will not be liable for the debts of the company would also be added. A copy of the Articles of ITT Indiana (ITT Industries) is included as Annex B hereto.



     The By-laws of ITT Industries would be the same as the By-laws of ITT in all material respects, except that the "alien" ownership provision may be removed. See "DESCRIPTION OF ITT INDUSTRIES CAPITAL STOCK -- RESTRICTIONS ON ALIEN OWNERSHIP". A copy of the By-laws of ITT Indiana (ITT Industries) is included as Annex C hereto.


FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION


     No gain or loss will be recognized to ITT or its shareholders in connection with the Reincorporation.



     As a condition to the Reincorporation, ITT must receive an opinion of counsel concerning the treatment of the Reincorporation for Federal income tax purposes. The opinion of counsel will be substantially to the effect that for Federal income tax purposes:


          (1) No gain or loss will be recognized to ITT shareholders upon the automatic conversion of ITT Common Stock into ITT Industries Common Stock, as described above.

          (2) The basis of the ITT Industries Common Stock into which a shareholder's ITT Common Stock is to be converted will be the same as the basis of such ITT Common Stock.

          (3) The holding period of the ITT Industries Common Stock into which a shareholder's ITT Common Stock is to be converted will include the period during which such ITT Common Stock was held, provided that the shares of ITT Common Stock were held as a capital asset on the date of the conversion.

          (4) The merger of ITT into ITT Indiana (ITT Industries), as described above, will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code.

          (5) No gain or loss will be recognized to ITT Industries upon the receipt of the assets of ITT in exchange for ITT Industries Common Stock.

          (6) No gain or loss will be recognized to ITT upon the transfer of its assets to ITT Industries solely in exchange for shares of and the assumption by ITT Industries of the liabilities of ITT.

          (7) The basis of the assets of ITT in the hands of ITT Industries will be the same as the basis of such assets in the hands of ITT immediately prior to the transfer.

          (8) The holding period of the assets of ITT in the hands of ITT Industries will include the period during which such assets were held by ITT.


     Tax counsel for ITT has informed management of ITT that it will deliver this opinion on the date of the Reincorporation.

                   EMPLOYEE BENEFITS AND COMPENSATION MATTERS

     In connection with the Distribution, nearly all of ITT's existing employee benefit and incentive compensation plans and outstanding awards thereunder will be amended and adjusted. Moreover, certain plans will be adopted by New ITT and by ITT Hartford. The employee benefits and compensation matters being undertaken in connection with the Distribution are being done with the overriding goal of putting in place or continuing essentially the same benefits arrangements at the three companies after the Distribution as those that currently exist at ITT. Some adjustments to employee incentive stock awards will also take place to preserve the economic value of such awards.

     Approval of Proposal Three set forth under "INTRODUCTION -- PURPOSE OF THE SPECIAL MEETING" will constitute approval of the amendments to certain of the employee compensation plans of ITT described below under the heading "-- ITT STOCK OPTIONS AND OTHER AWARDS -- ADJUSTMENTS TO AWARDS HELD BY EMPLOYEES OF ITT INDUSTRIES AND CERTAIN OTHERS". Such approval is being sought to preserve ITT's ability to deduct, for Federal income tax purposes, compensation paid pursuant to the exercise of stock options and in respect of other stock awards. Under
Section 162(m) of the Internal Revenue Code, shareholder approval of performance-based compensation plans (including material amendments thereto) is necessary to qualify for the performance-based compensation exception to the limitation on ITT's ability to deduct compensation paid to certain specified individuals in excess of $1 million. Such approval is also being sought because of Rule 16b-3 under the Exchange Act, which requires shareholder approval under certain circumstances of material amendments to stock option plans. Although ITT does not believe the contemplated amendments are material, it is seeking shareholder approval to avoid any potential uncertainty that arguably might exist if such approval were not obtained.

     Approval of Proposal Four set forth under the heading
"INTRODUCTION -- PURPOSE OF THE SPECIAL MEETING" will constitute approval of the incentive stock plan of New ITT described below under the heading "-- NEW ITT INCENTIVE STOCK PLAN". Approval of Proposal Five set forth under the heading "INTRODUCTION -- PURPOSE OF THE SPECIAL MEETING" will constitute approval of the incentive stock plan of ITT Hartford described below under the heading "-- ITT HARTFORD INCENTIVE STOCK PLAN". Approval of Proposal Four and Proposal Five is being sought to establish New ITT's and ITT Hartford's ability, as applicable, to deduct, for Federal income tax purposes, compensation paid pursuant to the exercise of stock options and in respect of other stock awards. As noted above, under Section 162(m) of the Internal Revenue Code, shareholder approval of performance-based compensation plans is necessary to qualify for the performance-based compensation exception to the limitation on a company's ability to deduct compensation paid to certain specified individuals in excess of $1 million.


     Approval of Proposal Six set forth under the heading "INTRODUCTION -- PURPOSE OF THE SPECIAL MEETING" will constitute approval of the restricted stock plan for non-employee directors of ITT described below under the heading "-- RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS". Approval of Proposal Six is being sought because of Rule 16b-3 under the Exchange Act which provides an exemption from Section 16(b) of the Exchange Act for certain transactions by an officer or director of a registrant pursuant to an employee benefit plan satisfying certain specified conditions, including shareholder approval.


     In addition to the foregoing, ITT Industries, New ITT and ITT Hartford will enter into an Employee Benefits Services and Liability Agreement pursuant to which the liability of ITT with respect to certain employee benefits matters will be allocated among ITT Industries, New ITT and ITT Hartford in the manner described below. For a discussion of additional terms of such agreement, see "RELATIONSHIP BETWEEN ITT INDUSTRIES, NEW ITT AND ITT HARTFORD AFTER THE DISTRIBUTION -- EMPLOYEE BENEFITS AGREEMENT".

ITT STOCK OPTIONS AND OTHER AWARDS

     Stock options, stock appreciation rights and restricted stock awards (collectively, "stock awards") of ITT currently are outstanding under the ITT 1977 Stock Option Incentive Plan (the "1977 Plan"), the ITT 1986 Incentive Stock Plan (the "1986 Plan") and the ITT 1994 Incentive Stock Plan (the "1994 Plan"). These stock awards would be adjusted or substituted as a result of the Distribution. The treatment of stock awards that are outstanding prior to the Distribution is designed to preserve, as a general matter, the economic value of each award. In addition, with respect to individuals who will continue their employment with either ITT Industries, New ITT or ITT Hartford, the treatment of outstanding stock awards is designed to provide an incentive for such employees to remain employed with their respective employers and to benefit by their efforts to increase the market value of the stock of such employer. With respect to individuals who hold outstanding stock awards but who will not continue employment after the Distribution with either ITT Industries, New ITT or ITT Hartford, including individuals who are retired or who were employed in ITT's discontinued businesses, the treatment of outstanding stock awards is designed to permit such individuals to elect either to liquidate their investment in ITT prior to the Distribution or to retain their stock awards with respect to ITT Industries, as adjusted to reflect the Distribution.

ADJUSTMENTS TO AWARDS HELD BY EMPLOYEES OF ITT INDUSTRIES AND CERTAIN OTHERS

     In general, it is expected that the number of shares of ITT Industries Common Stock in respect of each stock option and related right held by employees of ITT Industries and certain others (including any employees of New ITT or ITT Hartford who do not surrender their ITT stock awards as contemplated below) and the exercise price with respect thereto, and the number of shares in respect of restricted stock awards, will be adjusted as necessary to reflect the Distribution. The 1977 Plan provides that, in the event the number of outstanding shares of ITT Common Stock is changed by reason of a split-up or combination of shares or recapitalization or by reason of a stock dividend, the ITT Board of Directors shall appropriately adjust the number of shares then subject to options granted under the Plan and the price per share payable upon exercise of such options so as to reflect such change. The 1986 Plan provides that, in the event of any recapitalization, reclassification, split-up or consolidation of shares, merger or consolidation of ITT or sale by ITT of all or a substantial portion of its assets, the Compensation and Personnel Committee of the Board of Directors of ITT may make such adjustments in the stock subject to stock awards granted under the Plan as such Committee deems equitable.

     The Distribution is not one of the transactions specifically listed in the adjustment provisions of the 1977 Plan or the 1986 Plan. The Board of Directors of ITT, however, believes that it would be inequitable and inconsistent with the clear intent of these Plans not to adjust outstanding awards for the effect of the Distribution. Accordingly, the 1977 Plan and the 1986 Plan will be amended to provide expressly that stock options and related rights and restricted stock awards under the 1977 Plan and the 1986 Plan shall be appropriately adjusted by the Compensation and Personnel Committee of the Board of Directors of ITT to reflect the Distribution in the case of the 1977 Plan and the 1986 Plan. Approval of Proposal Three set forth under "INTRODUCTION --PURPOSE OF THE SPECIAL MEETING" will constitute approval of such amendments. As amended, the relevant portion of the 1977 Plan would read as follows:


        "In the event of any reorganization, merger, recapitalization, consolidation, liquidation, stock dividend, stock split, reclassification, combination of shares, rights offering, split-up, or extraordinary dividend (including a spin-off) or divestiture, or any other change in the corporate structure or shares of the Corporation, the number of shares for which options may thereafter be granted under this Plan, the number of shares then subject to options theretofore granted under this Plan and the price per share payable upon exercise of such options, shall be appropriately adjusted as determined by the Committee so as to reflect such change."


As amended, the relevant portion of the 1986 Plan would read as follows:

        "In the event of any reorganization, merger, recapitalization, consolidation, liquidation, stock dividend, stock split, reclassification, combination of shares, rights offering, split-up, or extraordinary dividend (including a spin-off) or divestiture, or any other change in the corporate structure or shares, the Committee may make such adjustment in the Stock subject to Awards, including Stock subject to purchase by an Option, or the terms, conditions or restrictions on Stock or Awards, including the price payable upon the exercise of such Option and the number of shares subject to restricted stock awards, as the Committee deems equitable."

     Under the 1994 Plan, in the event of any recapitalization, reclassification, split-up or consolidation of shares of stock or stock dividend, merger or consolidation of ITT or sale by ITT of all or a portion of its assets, the Compensation and Personnel Committee of the Board of Directors may make such adjustments in the stock subject to awards under the plan as such Committee deems equitable. Pursuant to that provision, awards granted under the 1994 Plan will be adjusted to reflect the Distribution.


     Immediately following the Distribution Date, unexercised ITT employee stock options held by employees of ITT Industries (and unexercised options held by retirees, employees of discontinued operations and employees who will not continue their employment with ITT Industries, New ITT or ITT Hartford) will be adjusted to preserve as closely as possible their respective economic value immediately prior to the Distribution (defined as the aggregate spread on the options or the difference between the fair market value of the shares underlying the option and the option exercise price, multiplied by the number of shares subject to option). For a discussion of the expected treatment of stock awards held by those individuals who will be employees of New ITT or ITT Hartford after the Distribution, see "-- TREATMENT OF AWARDS HELD BY EMPLOYEES OF NEW ITT" and "-- TREATMENT OF AWARDS HELD BY EMPLOYEES OF ITT HARTFORD". Those individuals who will be employees of New ITT and ITT Hartford after the Distribution who do not surrender their awards as contemplated below will be treated in the same manner as those individuals who will be employees of ITT Industries and retirees, employees of discontinued operations and employees who will not continue their employment with ITT Industries, New ITT or ITT Hartford.



     The adjusted option exercise price will be determined by multiplying the ITT option exercise price by a fraction, the numerator of which is the average of the high and low trading prices of ITT Industries Common Stock for the five consecutive trading days immediately after the Distribution Date and the denominator of which is the average of the high and low prices of ITT Common Stock for the five consecutive trading days immediately preceding the ex-dividend date. The number of ITT Industries shares subject to an option will be determined by multiplying the number of ITT shares covered by the option by a fraction, the numerator of which is the average of the high and low prices of ITT Common Stock for the five consecutive trading days immediately preceding the ex-dividend date and the denominator of which is the average of the high and low trading prices of ITT Industries Common Stock for the five consecutive trading days immediately after the Distribution Date.



     As of May 31, 1995, there were approximately 2.5 million shares of ITT Common Stock subject to options outstanding held by individuals who will be employees of ITT Industries, retirees, employees of discontinued operations and employees who will not continue their employment with ITT Industries, New ITT or ITT Hartford (including 600,000 shares of ITT Common Stock subject to options held by retirees, employees of discontinued operations and employees who will not continue their employment with ITT Industries, New ITT or ITT Hartford). It is impossible to predict with certainty how many shares of ITT Industries Common Stock will be subject to adjusted ITT Industries options outstanding after the Distribution Date, although it is estimated that a portion of these options will be exercised prior to the Distribution Date. The remaining balance of unexercised ITT options will be adjusted according to the formula described above, but the stock prices upon which the adjustment will be based will not be known until after the Distribution is completed. Shareholders of ITT Industries are, however, likely to experience some dilutive impact from the above-described adjustments, although such impact is not expected to be material.



     For those employees who will continue their employment with ITT Industries, all of the original terms and conditions of the ITT options, including the restrictions on option exercisability and expiration dates, will remain in effect after the adjustments as to price and number of shares. For those option holders who will not continue employment with ITT Industries, New ITT or ITT Hartford, any remaining restrictions on exercisability will be waived and the options will terminate at the earlier of the original expiration date or five years following the Distribution Date. There are no outstanding restricted stock awards held by individuals who will be or are employees of ITT Industries. The number of outstanding stock appreciation rights is not significant and such rights are no longer exercisable.

TREATMENT OF AWARDS HELD BY EMPLOYEES OF NEW ITT


     It is expected that stock awards in respect of ITT Common Stock held by those individuals who will become employees of New ITT will be replaced with substitute awards in respect of New ITT Common Stock under the 1995 New ITT Incentive Stock Plan discussed below under "-- NEW ITT INCENTIVE STOCK PLAN". Although such individuals are not contractually required to surrender their awards in respect of ITT Common Stock, it is expected that such individuals will do so in order to have their stock awards relate to shares of the company with which they are employed after the Distribution. The surrender of such awards is expected to be encouraged by ITT because ITT management believes the efforts of key employees should be directed toward enhancing the value of their employer's stock.



     Such substitute awards will be designed to preserve the economic value of the related ITT stock awards, and the vesting and expiration dates and other terms of the related awards will remain in effect under the New ITT substitute stock awards. In order to obtain such substitute stock awards, the employees will be required to surrender their unexercised ITT stock awards. Replacement of surrendered ITT stock awards is believed to be beneficial to New ITT and its shareholders because it will allow New ITT to restore meaningful compensation incentives to its key employees. All other terms and conditions of the ITT stock awards will apply to the substitute stock awards, and the vesting provisions with respect thereto are expected to provide a continuing incentive to remain in the employ of New ITT after the Distribution.



     With respect to ITT stock options, the substitute option exercise price will be determined by multiplying the ITT option exercise price by a fraction, the numerator of which is the average of the high and low trading prices of New ITT Common Stock for the five consecutive trading days immediately after the Distribution Date and the denominator of which is the average of the high and low prices of ITT Common Stock for the five consecutive trading days immediately preceding the ex-dividend date. The number of New ITT shares subject to substitute options will be determined by multiplying the number of ITT shares covered by the option by a fraction, the numerator of which is the average of the high and low prices of ITT Common Stock for the five consecutive trading days immediately preceding the ex-dividend date and the denominator of which is the average of the high and low trading prices of New ITT Common Stock for the five consecutive trading days immediately after the Distribution Date.



     With regard to unvested ITT restricted stock awards held by continuing employees of New ITT, they would be asked to surrender their ITT restricted stock award and they will then be issued a substitute restricted stock award of equivalent economic value based on New ITT Common Stock. The number of New ITT shares to be issued in substitution will be determined by multiplying the number of ITT restricted shares by a fraction, the numerator of which is the average of the high and low prices of ITT Common Stock for the five consecutive trading days immediately preceding the ex-dividend date and the denominator of which is the average of the high and low trading prices of New ITT Common Stock for the five consecutive trading days immediately after the Distribution Date. All restrictions and other terms and conditions that applied to the original ITT restricted stock award would be carried forward to the substitute New ITT restricted stock award.



     It is impossible to predict with certainty how many shares of New ITT Common Stock will be subject to substitute New ITT Options and substitute New ITT restricted stock awards outstanding after the Distribution Date. It is expected that some ITT stock options held by individuals who will become employees of New ITT will be exercised prior to the Distribution Date. In addition, the remaining balance of unexercised ITT options and outstanding ITT restricted stock awards will be adjusted according to the formula described above, but the ratio of stock prices upon which the adjustment will be based will not be known until after the Distribution is completed. Shareholders of New ITT are, however, likely to experience some dilutive impact from the above-described adjustments, although such impact is not expected to be material.


TREATMENT OF AWARDS HELD BY EMPLOYEES OF ITT HARTFORD


     It is expected that stock awards in respect of ITT Common Stock held by those individuals who will become employees of ITT Hartford will be replaced with substitute awards in respect of ITT Hartford Common Stock under the 1995 ITT Hartford Incentive Stock Plan discussed below under "-- ITT

HARTFORD INCENTIVE STOCK PLAN". Although such individuals are not contractually required to surrender their awards in respect of ITT Common Stock, it is expected that such individuals will do so in order to have their stock awards relate to shares of the company with which they are employed after the Distribution. The surrender of such awards is expected to be encouraged by ITT because ITT management believes the efforts of key employees should be directed toward enhancing the value of their employer's stock.



     Such substitute awards will be designed to preserve the economic value of the related ITT stock awards, and the vesting and expiration dates and other terms of the related awards will remain in effect under the ITT Hartford substitute stock awards. In order to obtain such substitute stock awards, the employees will be required to surrender their unexercised ITT stock awards. Replacement of surrendered ITT stock awards is believed to be beneficial to ITT Hartford and its shareholders because it will allow ITT Hartford to restore meaningful compensation incentives to its key employees. All other terms and conditions of the ITT stock awards will apply to the substitute stock awards, and the vesting provisions with respect thereto are expected to provide a continuing incentive to remain in the employ of ITT Hartford after the Distribution.



     With respect to ITT stock options, the substitute option exercise price will be determined by multiplying the ITT option exercise price by a fraction, the numerator of which is the average of the high and low trading prices of ITT Hartford Common Stock for the five consecutive trading days immediately after the Distribution Date and the denominator of which is the average of the high and low prices of ITT Common Stock for the five consecutive trading days immediately preceding the ex-dividend date. The number of ITT Hartford shares subject to substitute options will be determined by multiplying the number of ITT shares covered by the option by a fraction, the numerator of which is the average of the high and low prices of ITT Common Stock for the five consecutive trading days immediately preceding the ex-dividend date and the denominator of which is the average of the high and low trading prices of ITT Hartford Common Stock for the five consecutive trading days immediately after the Distribution Date.



     With regard to unvested ITT restricted stock awards held by continuing employees of ITT Hartford, they would be asked to surrender their ITT restricted stock award and they will then be issued a substitute restricted stock award of equivalent economic value based on ITT Hartford Common Stock. The number of ITT Hartford shares to be issued in substitution will be determined by multiplying the number of ITT restricted shares by a fraction, the numerator of which is the average of the high and low prices of ITT Common Stock for the five consecutive trading days immediately preceding the ex-dividend date and the denominator of which is the average of the high and low trading prices of ITT Hartford Common Stock for the five consecutive trading days immediately after the Distribution Date. All restrictions and other terms and conditions that applied to the original ITT restricted stock award would be carried forward to the substitute ITT Hartford restricted stock award.



     It is impossible to predict with certainty how many shares of ITT Hartford Common Stock will be subject to substitute ITT Hartford Options and substitute ITT Hartford restricted stock awards outstanding after the Distribution Date. It is expected that some options ITT stock options held by individuals who will become employees of ITT Hartford will be exercised prior to the Distribution Date. In addition, the remaining balance of unexercised ITT options and outstanding ITT restricted stock awards held by such individuals will be adjusted according to the formula described above, but the ratio of stock prices upon which the adjustment will be based will not be known until after the Distribution is completed. Shareholders of ITT Hartford are, however, likely to experience some dilutive impact from the above-described adjustments, although such impact is not expected to be material.


TREATMENT OF AWARDS HELD BY OTHER INDIVIDUALS

     A number of retirees and former employees of ITT, including executives of certain of ITT's discontinued businesses, currently hold outstanding ITT stock awards. With respect to holders of ITT stock awards in these categories, it is expected that the Board of Directors of ITT and/or the Compensation and Personnel Committee of the Board of Directors of ITT will waive any remaining restrictions on the exercisability and vesting of such stock awards beginning October 1, 1995 (or such earlier date as the Board or Committee may determine). Those holders who do not exercise their stock options and related rights (or dispose of their restricted stock) on or prior to the Distribution Date will continue to hold their stock awards with respect to ITT Industries, as adjusted to reflect the Distribution in the same manner as for stock awards held by employees of ITT Industries, as described above.


     It was determined that stock options held by this category of individuals should be made fully exercisable since these holders will not be continuing their employment after the Distribution Date and thus there is not any need to create retention incentives through exercise restrictions.



     At May 31, 1995, approximately 600,000 ITT options were held by retirees, employees of discontinued operations and employees who will not continue their employment with ITT Industries, New ITT or ITT Hartford. It is expected that a substantial number of these ITT stock options will be exercised prior to the Distribution Date. Any dilutive impact of adjusted options on shareholders of ITT (ITT Industries) is not expected to be material.


NEW ITT INCENTIVE STOCK PLAN


     Effective prior to the Distribution, New ITT is expected to adopt the 1995 New ITT Incentive Stock Plan (the "1995 New ITT Stock Plan"), under which New ITT may grant to its employees awards in the form of stock options, stock appreciation rights, restricted stock and performance shares, as well as substitute stock options, stock appreciation rights and restricted stock awards. The 1995 New ITT Stock Plan will be administered by the New ITT Compensation and Personnel Committee, and is designed to enable New ITT to attract and retain key employees and to directly link their incentives to the performance of New ITT Common Stock. The 1995 New ITT Stock Plan will be substantially similar to the current 1994 ITT Incentive Stock Plan. For a more complete description of the 1995 New ITT Stock Plan, see "NEW ITT MANAGEMENT AND EXECUTIVE
COMPENSATION -- NEW ITT COMPENSATION, BENEFIT AND RETIREMENT PLANS". The 1995 New ITT Stock Plan is also set forth in full as Annex D hereto.



     Approval of Proposal Four set forth under the heading "
INTRODUCTION -- PURPOSE OF THE SPECIAL MEETING" will constitute approval of the 1995 New ITT Stock Plan.


ITT HARTFORD INCENTIVE STOCK PLAN


     Effective prior to the Distribution, ITT Hartford is expected to adopt the 1995 ITT Hartford Incentive Stock Plan (the "1995 ITT Hartford Stock Plan"), under which ITT Hartford may grant to its employees awards in the form of stock options, stock appreciation rights, restricted stock and performance shares, as well as substitute stock options, stock appreciation rights and restricted stock awards. The 1995 ITT Hartford Stock Plan will be administered by the ITT Hartford Compensation and Personnel Committee, and is designed to enable ITT Hartford to attract and retain key employees and to directly link their incentives to the performance of ITT Hartford Common Stock. The 1995 ITT Hartford Stock Plan will be substantially similar to the current 1994 ITT Incentive Stock Plan. For a more complete description of the terms of the 1995 ITT Hartford Stock Plan, see "ITT HARTFORD MANAGEMENT AND EXECUTIVE
COMPENSATION -- ITT HARTFORD COMPENSATION, BENEFIT AND RETIREMENT PLANS". The 1995 ITT Hartford Stock Plan is also set forth in full as Annex E hereto.



     Approval of Proposal Five set forth under the heading
"INTRODUCTION -- PURPOSE OF THE SPECIAL MEETING" will constitute approval of the 1995 ITT Hartford Stock Plan.



RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS



     Effective prior to the Distribution, ITT is expected to adopt the 1996 ITT Restricted Stock Plan for Non-Employee Directors (the "1996 ITT Non-Employee Directors Plan"), under which ITT will grant to its non-employee directors restricted stock awards in lieu of annual retainer fees. The 1996 Non-Employee Directors Plan will be administered by the ITT Compensation and Personnel Committee, and is designed to further ITT's objectives of attracting and retaining individuals of ability as directors and providing the directors with a closer identity with the interests of the ITT (ITT Industries) shareholders. Such Plan will be renamed the "1996 ITT Industries Restricted Stock Plan for Non-Employee Directors" in connection with the Distribu-tion. For a more complete description of the 1996 ITT Non-Employee Directors Plan, see "ITT INDUSTRIES MANAGEMENT AND EXECUTIVE COMPENSATION -- RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS". The 1996 ITT Non-Employee Directors Plan is also set forth in full as Annex G hereto.



     Approval of Proposal Six set forth under the heading
"INTRODUCTION -- PURPOSE OF THE SPECIAL MEETING" will constitute approval of the 1996 ITT Non-Employee Directors Plan.



     New ITT and ITT Hartford intend to adopt similar plans. These plans are described below under "NEW ITT MANAGEMENT AND EXECUTIVE
COMPENSATION -- RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS" and "ITT HARTFORD MANAGEMENT AND EXECUTIVE COMPENSATION -- RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS".


TREATMENT OF ITT INVESTMENT AND SAVINGS PLAN AND ESOP


     The ITT Investment and Savings Plan is a tax-qualified profit sharing, stock bonus and 401(k) plan covering all eligible employees of ITT and its affiliates (including New ITT and ITT Hartford and their respective subsidiaries). The leveraged employee stock ownership portion ("ESOP") of the ITT Investment and Savings Plan was terminated in July 1995.



     On May 9, 1989, the leveraged ESOP acquired 9,384,951 shares of Cumulative Preferred Stock, ESOP Convertible Series, of ITT (the "ITT ESOP Preferred Stock") from ITT for approximately $700 million. The acquisition was financed by the ITT Investment and Savings Plan with a cash contribution from ITT of $1.2 million and the issuance by the ITT Investment and Savings Plan of its promissory note to ITT in the aggregate principal amount of approximately $698.8 million. The ITT Investment and Savings Plan's note was refinanced on June 19, 1989, through the issuance of two series of notes (the "ESOP Notes") to a number of banks and other institutional investors pursuant to a Note and Guaranty Agreement among ITT, as guarantor, the ITT Investment and Savings Plan, acting by and through Bankers Trust Company, the trustee of the ESOP, and the various purchasers of the ESOP Notes. The proceeds of the sale of the ESOP Notes were used to repay all but approximately $5 million of the promissory note held by ITT. Excluding accrued interest, approximately $541 million of the ESOP Notes and $5 million of the original ITT note remained unpaid as of June 30, 1995.



     ITT called for redemption all the outstanding shares of ITT ESOP Preferred Stock in June 1995. The trustee of the ESOP subsequently exercised its right to convert the ITT ESOP Preferred Stock into ITT Common Stock. Accordingly, there are no outstanding shares of ITT ESOP Preferred Stock. As noted above, ITT has terminated the ESOP portion of the ITT Investment and Savings Plan. In connection with such termination, the trustee of the ESOP sold a portion of the then unallocated converted shares of ITT Common Stock sufficient to prepay the ESOP Notes and the remaining balance on the loan from ITT. The ESOP Notes and the remaining balance on the loan from ITT were prepaid in August 1995. After taking into account the payment of the ESOP Notes, the loan from ITT and the "makewhole" prepayment penalty in respect of the ESOP Notes, the remaining value attributable to the unallocated shares of ITT Common Stock (substantially in the form of shares of ITT Common Stock) was allocated to the accounts of participants in the ITT Investment and Savings Plan based on the value of their individual ESOP account in proportion to the value of all ESOP accounts. Shares of ITT Common Stock issued upon conversion of the ITT ESOP Preferred Stock, whether held or sold by the trustee for the ESOP, will participate in the Distribution.


     Effective as of the Distribution Date, the ITT Investment and Savings Plan will be divided into three separate plans: a plan (the "ITT Industries Investment and Savings Plan") covering eligible salaried employees of ITT Industries and its affiliates ("ITT Industries Employees"); a plan (the "New ITT Investment and Savings Plan") covering eligible salaried employees of New ITT and its affiliates ("New ITT Employees"); and a plan (the "ITT Hartford Investment and Savings Plan") covering eligible salaried employees of ITT Hartford and its affiliates ("ITT Hartford Employees"). Existing account balances of current New ITT Employees, including all shares of ITT Common Stock acquired by the ESOP that have been allocated to the accounts of such employees, will be transferred from the ITT Investment and Savings Plan to the New ITT Investment and Savings Plan. See "NEW ITT MANAGEMENT AND EXECUTIVE
COMPENSATION -- NEW ITT COMPENSATION, BENEFIT AND RETIREMENT PLANS -- NEW ITT INVES-

TMENT AND SAVINGS PLAN". Existing account balances of current ITT Hartford Employees, including all shares of ITT Common Stock acquired by the ESOP that have been allocated to the accounts of such employees, will be transferred from the ITT Investment and Savings Plan to the ITT Hartford Investment and Savings Plan. See "ITT HARTFORD MANAGEMENT AND EXECUTIVE COMPENSATION -- ITT HARTFORD COMPENSATION, BENEFIT AND RETIREMENT PLANS -- ITT HARTFORD INVESTMENT AND SAVINGS PLAN". Existing account balances of current ITT Industries Employees, including all shares of ITT Common Stock acquired by the ESOP that have been allocated to the accounts of such employees, will remain in the ITT Investment and Savings Plan, which will continue in existence as the ITT Industries Investment and Savings Plan. See "ITT INDUSTRIES MANAGEMENT AND EXECUTIVE COMPENSATION -- ITT INDUSTRIES COMPENSATION, BENEFIT AND RETIREMENT PLANS -- ITT INDUSTRIES INVESTMENT AND SAVINGS PLAN". Existing account balances of each former employee of ITT Industries, New ITT and ITT Hartford, including all shares of ITT Common Stock acquired by the ESOP that have been allocated to the accounts of such former employee, will be transferred to the investment and savings plan maintained by the company responsible for providing retirement plan benefits to such former employee.

ITT SALARIED RETIREMENT PLAN

     ITT currently maintains the Retirement Plan for Salaried Employees of ITT Corporation (the "ITT Salaried Retirement Plan"), a defined benefit retirement plan that, as of March 31, 1995, covered approximately 15,000 active U.S. salaried employees, approximately 5,500 active U.S. salaried employees at divested companies who continue to earn credit under the ITT Salaried Retirement Plan for purposes of eligibility (but not benefit accrual) and 29,000 former employees of ITT, including retirees. The Hartford currently maintains the Hartford Fire Insurance Company Retirement Plan (the "ITT Hartford Retirement Plan"), a defined benefit retirement plan that, as of March 31, 1995, covered approximately 17,600 active U.S. salaried employees and 9,200 former employees of The Hartford, including retirees. In addition, ITT Sheraton sponsors the Sheraton Corporation Retirement Plan for Salaried Employees (the "ITT Sheraton Salaried Retirement Plan"), a defined benefit retirement plan for its U.S. salaried employees, which, as of March 31, 1995, covered approximately 4,100 active employees and 3,700 former employees of ITT Sheraton, including retirees.


     Management of ITT has determined that, after the Distribution, the ITT Salaried Retirement Plan should remain with ITT Industries and be renamed the "ITT Industries Salaried Retirement Plan". See "RELATIONSHIP BETWEEN ITT INDUSTRIES, NEW ITT AND ITT HARTFORD AFTER THE DISTRIBUTION -- EMPLOYEE BENEFITS AGREEMENT". As a result of those arrangements, ITT Industries will be responsible for administering benefits under the ITT Industries Salaried Retirement Plan with respect to its own employees as well as ITT retirees and certain employees of ITT Hartford and New ITT.


     As sponsor of the ITT Industries Salaried Retirement Plan, ITT Industries will be responsible for all benefits accrued thereunder. To the extent that the assets in the ITT Industries Salaried Retirement Plan are insufficient to satisfy the benefit liabilities thereunder, ITT Industries will be responsible, in accordance with applicable law, for satisfying those liabilities with its own assets. As of December 31, 1994, the fair market value of the assets of the ITT Salaried Retirement Plan exceeded the accumulated benefit obligations thereunder, as calculated for purposes of Statement of Financial Accounting Standards No. 87.


     Since the public announcement of the Distribution, ITT has received inquiries from the Pension Benefit Guaranty Corporation (the "PBGC") regarding the funding status of the ITT Salaried Retirement Plan and the effect of the Distribution on the ability of ITT Industries to satisfy its obligations in the event that the assets under such Plan were not sufficient to satisfy the benefit liabilities thereunder. ITT is responding to the inquiries by the PBGC and, although there can be no assurance as to the ultimate result, does not believe that any material liabilities will arise as a result of those inquiries.


     Effective as of the Distribution Date, the ITT Hartford Retirement Plan will be amended and will continue to be maintained by ITT Hartford following the Distribution. Effective as of the Distribution Date, New ITT will adopt the ITT Sheraton Salaried Retirement Plan as the New ITT Salaried Employees

Retirement Plan (the "New ITT Salaried Retirement Plan"), and New ITT will maintain such Plan following the Distribution.

     Each of the ITT Industries Salaried Retirement Plan, the New ITT Salaried Retirement Plan and the ITT Hartford Retirement Plan will be amended to recognize all service rendered on or prior to the Distribution Date with other ITT companies for all purposes of determining eligibility, vesting and benefit accrual and to further provide for an offset of any benefit payable from any other ITT retirement plan covering the same period of service. Each such plan will be further amended to recognize post-Distribution Date service with other ITT companies for purposes of eligibility and vesting.

EXCESS BENEFIT PLANS


     Applicable Federal legislation limits the amount of benefits that can be paid and compensation that may be recognized under a tax-qualified retirement plan. Accordingly, ITT currently maintains a non-qualified retirement plan (the "ITT Excess Pension Plan") for payment of those benefits at retirement that cannot be paid from the ITT Salaried Retirement Plan. In addition, ITT maintains a "rabbi trust" (the "ITT Excess Pension Plan Trust") to fund excess retirement benefits for its officers. The Hartford and ITT Sheraton maintain similar non-qualified retirement plans, and The Hartford maintains a similar rabbi trust for certain plan members.



     Applicable Federal legislation also limits the annual contributions that an employee can make to a tax-qualified savings plan. Accordingly, ITT and ITT Hartford each currently maintain non-qualified excess savings plans which enable employees who are precluded by these limitations from contributing to tax-qualified plans to make up any shortfall through salary deferrals.



     It is expected that, as of the Distribution Date, each of ITT Industries, New ITT and ITT Hartford will assume all liability for benefits that have accrued as of the Distribution Date under the excess pension plans and excess savings plans with respect to each of their respective employees, except that, to the extent such benefits are funded under an excess pension plan trust maintained by another company, such assumption of liability shall be effective only if and to the extent that such employee waives his or her right to receive such benefits under such other excess pension plan and related excess pension plan trust (in which case such employee would receive his or her benefits from similar plans maintained by his or her employer).



     Although the liabilities associated with the rabbi trusts are funded, the assets in such trusts are subject to the claims of creditors. After considering various alternatives with respect to providing additional security for both funded and unfunded excess plan benefits, ITT has determined that, with respect to the period after the Distribution Date, ITT Industries, New ITT and ITT Hartford will enter into an agreement to provide joint and several guarantees to employees and retirees who are participants in any of the existing excess pension plans and excess savings plans as of the Distribution Date for obligations accrued as of the Distribution Date and will further provide for indemnification in favor of the company required to provide excess benefit payments pursuant to such guarantee. See "RELATIONSHIP BETWEEN ITT INDUSTRIES, NEW ITT AND ITT HARTFORD AFTER THE DISTRIBUTION -- EMPLOYEE BENEFITS AGREEMENT".


RETIREE MEDICAL AND LIFE INSURANCE BENEFIT PLANS


     ITT currently maintains an employee welfare benefit program that includes retiree medical and life insurance benefits for certain of its salaried employees and certain hourly employees. ITT salaried retirees, as of June 30, 1995, currently covered for such benefits numbered approximately 7,500. Retiree medical and life insurance benefits for these retirees, including retirees who were employed by companies no longer affiliated with ITT, will remain the responsibility of ITT Industries after the Distribution Date. The Hartford and ITT Destinations (through its subsidiaries) each maintains a separate employee welfare benefit program that also includes retiree medical and life insurance benefits for certain of their respective salaried employees. The Hartford salaried retirees and ITT Destinations salaried retirees currently covered for such benefits numbered approximately 4,100 and 450, respectively, as of June 30, 1995. ITT Hartford and New ITT, as applicable, will continue to be responsible for providing benefits to these retirees. After the Distribution Date, each of ITT Industries, New ITT and ITT Hartford will also assume the responsibility for providing retiree medical and life insurance benefits to their respective employees and future retirees pursuant to applicable plans, including plans for hourly employees and others.


     ITT is required to reflect in its financial statements a reasonable estimate of the present value of the liabilities associated with retiree medical and life insurance benefits. As of December 31, 1994, the actuarially computed value of these liabilities (the Accumulated Postretirement Benefit Obligation, or the "APBO") amounted to $679 million, of which $191 million has been funded through various trust arrangements, leaving a net unfunded APBO of $488 million. Based on the allocation of the responsibility of these benefits described above, the portion of the net unfunded APBO allocable to ITT Industries, New ITT and ITT Hartford is $271 million, $23 million and $194 million, respectively. ITT has previously established reserves to provide for the net unfunded APBO, which reserves will be apportioned among ITT Industries, New ITT and ITT Hartford in accordance with the Employee Benefits Services and Liability Agreement.



     Effective as of the Distribution Date, ITT Industries, New ITT and ITT Hartford will enter into the Employee Benefits Services and Liability Agreement pursuant to which ITT Industries, New ITT and ITT Hartford will agree that, upon the occurrence of a change in corporate control (as defined in the Employee Benefits Services and Liability Agreement) of ITT Industries, New ITT or ITT Hartford, as applicable, during the ten-year period immediately following the Distribution, the company at which a change in control occurred will not reduce or eliminate, during the balance of such ten-year period, medical benefits (or increase associated retiree contributions) provided to individuals who were retirees as of the Distribution Date unless the other companies consent to such reduction or elimination, except that the company in respect of which a change in control occurred may, in its sole discretion, modify such benefits in accordance with the changes contemplated in the assumptions that were used to establish the APBO in effect immediately preceding the change in control. See "RELATIONSHIP BETWEEN ITT INDUSTRIES, NEW ITT AND ITT HARTFORD AFTER THE DISTRIBUTION -- EMPLOYEE BENEFITS AGREEMENT". This portion of the Agreement may tend to restrict the flexibility of ITT Industries, New ITT and ITT Hartford to take steps to manage costs associated with retiree medical benefits after a change in corporate control. Accordingly, the Agreement may limit the financial flexibility of ITT Industries, New ITT and ITT Hartford during its term. This portion of the agreement may also make the acquisition of control of ITT Industries, New ITT and ITT Hartford more difficult or less likely to occur.



     The Employee Benefits Services and Liability Agreement expressly provides that there are no third-party beneficiaries to that Agreement (although the Agreement will provide for direct guarantees to employees and retirees of ITT Industries, New ITT and ITT Hartford with respect to certain excess plan benefits as discussed above). Accordingly, retirees of ITT and others will have no right to enforce the Agreement and thus should not rely in any respect on the agreement by ITT Industries, New ITT and ITT Hartford to maintain a level of retiree medical benefits for a specified period of time either before or after a change in corporate control or the other agreements specified therein.


OTHER

     Pursuant to the Employee Benefits Services and Liability Agreement between ITT Industries, New ITT and ITT Hartford, which will be effective as of the Distribution Date, the liability of ITT for the employee benefits matters discussed above and certain other matters will be allocated among ITT Industries, New ITT and ITT Hartford. See "RELATIONSHIP BETWEEN ITT INDUSTRIES, NEW ITT AND ITT HARTFORD AFTER THE DISTRIBUTION -- EMPLOYEE BENEFITS AGREEMENT". As a result, each of ITT Industries, New ITT and ITT Hartford will have certain direct and indirect liabilities and obligations to certain individuals who were employed by ITT prior to the Distribution Date, including ITT retirees.

                     AMENDMENT OF THE RESTATED CERTIFICATE
                            OF INCORPORATION OF ITT


     Approval of Proposal Seven will constitute approval of the amendments to the Restated Certificate of Incorporation of ITT discussed under this heading. Approval of Proposal Seven is being sought because provisions of state corporate law require such approval. Accordingly, if Proposal Seven is not approved by the shareholders the proposed amendments could not occur.


NAME CHANGE


     Shareholders will be asked to vote to amend the Restated Certificate of Incorporation of ITT to change the name of ITT Corporation to ITT Industries, Inc. effective only if the Distribution occurs. Immediately prior to or simultaneous with the Distribution, the name of ITT Destinations, Inc. will be changed to ITT Corporation. Shareholders are being asked to vote to so amend the Restated Certificate of Incorporation of ITT so that New ITT will be able to conduct its business under the name ITT Corporation. It would not be possible for two publicly traded companies to have the same name.



     Shareholders are also being asked to vote to so amend the Restated Certificate of Incorporation of ITT to allow New ITT to conduct its business under the name ITT Corporation in the event ITT Industries remains incorporated in Delaware (which would be necessary if Proposal Two is not approved).


REMOVAL OF GAMING LICENSE PROVISION


     After the Distribution, ITT (renamed ITT Industries) will no longer be in the gaming business. Accordingly, shareholders of ITT will be asked to vote to amend the Restated Certificate of Incorporation of ITT, effective only if the Distribution occurs, to remove certain provisions that had been included therein solely because of ITT's gaming operations and will not be relevant after the Distribution.



     Article 7 of ITT's Restated Certificate of Incorporation provides that (i) all securities of ITT are subject to redemption by ITT to the extent necessary to prevent the loss, or to secure the reinstatement, of any casino gaming license held by ITT or any of its subsidiaries in any jurisdiction within or without the United States of America, (ii) all securities of ITT are held subject to the condition that if a holder thereof is found by a gaming authority in any such jurisdiction to be disqualified or unsuitable pursuant to any gaming law, such holder will be required to dispose of all securities of ITT held by such holder and (iii) it will be unlawful for any such disqualified person to
(A) receive payments of interest or dividends on any ITT securities, (B) exercise, directly or indirectly, any rights conferred by any securities of ITT or (C) receive any remuneration in any form, for services rendered or otherwise, from the subsidiary that holds the gaming license in such jurisdiction. The full text of Article 7 is attached as Annex F hereto.


     A provision comparable to such Article will be included in the Articles of Incorporation of New ITT after the Distribution. See "DESCRIPTION OF NEW ITT CAPITAL STOCK -- RESTRICTIONS ON OWNERSHIP UNDER GAMING LAWS".

                      RELATIONSHIP BETWEEN ITT INDUSTRIES,
                NEW ITT AND ITT HARTFORD AFTER THE DISTRIBUTION

     New ITT is wholly owned by ITT, and the results of operations of its subsidiaries have been included in ITT's consolidated financial results. After the Distribution, ITT Industries will not have any ownership interest in New ITT, and New ITT will be an independent public company. Furthermore, except as described below, all contractual relationships existing prior to the Distribution between ITT and New ITT will be terminated except for commercial relationships in the ordinary course of business.

     ITT Hartford is also wholly owned by ITT, and the results of operations of its subsidiaries have been included in ITT's consolidated financial results. After the Distribution, ITT Industries will not have any ownership interest in ITT Hartford, and ITT Hartford will be an independent public company. Furthermore, except as described below, all contractual relationships existing prior to the Distribution between ITT and ITT Hartford will be terminated except for commercial relationships in the ordinary course of business.

     After the Distribution, neither New ITT nor ITT Hartford will have any ownership interest in the other. In addition, except as described below, all contractual relationships existing prior to the Distribution between New ITT and ITT Hartford will be terminated except for commercial relationships in the ordinary course of business.


     Prior to the Distribution, ITT, New ITT and ITT Hartford will enter into certain agreements, described below, governing their relationship subsequent to the Distribution (at which time ITT will have been renamed ITT Industries) and providing for the allocation of tax and certain other liabilities and obligations arising from periods prior to the Distribution. Each of ITT, New ITT and ITT Hartford believes that the agreements are fair to the parties to the relevant agreements and contain terms which generally are comparable to those which would have been reached in arms-length negotiations with unaffiliated parties (although such comparisons are difficult with respect to certain agreements which relate to the specific circumstances of the Distribution and the transactions contemplated thereby). In some cases, portions of the agreements are based on agreements ITT has negotiated with third parties. In other cases, portions of the agreements are believed to be comparable to those used by others in similar transactions. In each case, the terms of these agreements will have been reviewed by individuals who will be included at a senior management level of ITT Industries, New ITT and ITT Hartford.


     Copies of the forms of such agreements will be filed as exhibits to the Registration Statements of each of New ITT and ITT Hartford in respect of the registration of the New ITT Common Stock and the ITT Hartford Common Stock under the Exchange Act. In addition, ITT intends to file a Current Report on Form 8-K in connection with the Distribution, and the agreements either will be filed as exhibits to such Report or will be included in a later filing by ITT under the Exchange Act. See "AVAILABLE INFORMATION". The following description summarizes certain terms of such agreements, but is qualified by reference to the texts of such agreements, which are incorporated herein by reference.

DISTRIBUTION AGREEMENT

     ITT, New ITT and ITT Hartford will enter into the Distribution Agreement providing for, among other things, certain corporate transactions required to effect the Distribution and other arrangements between ITT Industries, New ITT and ITT Hartford subsequent to the Distribution.


     The Distribution Agreement will provide for, among other things, assumptions of liabilities and cross-indemnities designed to allocate generally, effective as of the Distribution Date, financial responsibility for the liabilities arising out of or in connection with (i) the automotive, defense and electronics, and fluid technology businesses to ITT Industries and its subsidiaries, (ii) the hospitality, entertainment and information services businesses to New ITT and its subsidiaries and (iii) the insurance businesses to ITT Hartford and its subsidiaries. The Distribution Agreement will also provide for the allocation generally of the financial responsibility for the liabilities arising out of or in connection with former and present businesses not described in the immediately preceding sentence to or among ITT Industries, New ITT and ITT Hartford.

     The Distribution Agreement will provide that New ITT and ITT Hartford will use their respective commercially reasonable efforts to achieve an allocation of indebtedness of ITT that reflects the capital structure after the Distribution of ITT Industries, New ITT and ITT Hartford as contemplated in the discussion under "THE DISTRIBUTION -- TREATMENT OF CERTAIN DEBT INSTRUMENTS".



     The Distribution Agreement will provide that neither ITT Industries, New ITT nor ITT Hartford will take any action that would jeopardize the intended tax consequences of the Distribution. Specifically, each of ITT Industries, New ITT and ITT Hartford will agree to maintain its status as a company engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Internal Revenue Code, until the first anniversary of the Distribution Date. Neither ITT Industries, New ITT nor ITT Hartford expects this limitation to inhibit its financing or other activities or its ability to respond to unanticipated developments. However, compliance with these provisions of the Distribution Agreement may make the acquisition of control of each of ITT Industries, New ITT and ITT Hartford prior to the first anniversary more difficult or less likely to occur because of the potential substantial contractual damages associated with a breach of such provisions.



     Under the Distribution Agreement, each of ITT Industries, New ITT and ITT Hartford will agree to provide to the other parties, subject to certain conditions, on an "as-needed" basis such services on such terms as may be agreed upon between the applicable parties.



     The Distribution Agreement will also provide that, except as otherwise set forth therein or in any other agreement, all costs or expenses incurred on or prior to the Distribution Date in connection with the Distribution will be charged to and paid by ITT, provided that ITT shall not be responsible for those costs or expenses specifically incurred by ITT Hartford or New ITT (including, without limitation, any attorney or financial advisor fees owing to attorneys or financial advisors retained by New ITT or ITT Hartford). Except as set forth in the Distribution Agreement or any related agreement, each party shall bear its own costs and expenses incurred after the Distribution Date.


INTELLECTUAL PROPERTY AGREEMENT


     ITT (ITT Industries), New ITT and ITT Hartford will enter into Intellectual Property License Agreements (collectively, "IP Agreements") which will provide for licensing to or among these companies of, rights under patents, copyrights, software, technology, trade secrets and certain other intellectual property (collectively, "Intellectual Property") owned by ITT, New ITT or ITT Hartford and their respective subsidiaries and associated companies as of the Distribution Date. The purpose of these IP Agreements is to provide ITT, New ITT and ITT Hartford and their respective subsidiaries and associated companies with those continuing rights and licenses under such Intellectual Property following the Distribution Date necessary for the continued conduct of their respective businesses. Included within the IP Agreements will be: (i) a grant of rights and licenses to ITT (ITT Industries) and ITT Hartford, with rights to license their respective subsidiaries and associated companies, to continue to use the "ITT" name, mark and logo in the operation of their respective businesses following the Distribution Date, subject to the maintenance of certain quality standards for their products and services and other conditions in accordance with the terms of the IP Agreements, and (ii) a transfer from ITT to New ITT of all the right, title and interest in the "ITT" name, mark, and logo and the applications, registrations, goodwill, and contractual rights and obligations associated therewith.


TAX ALLOCATION AGREEMENT


     ITT Industries, New ITT and ITT Hartford will enter into a Tax Allocation Agreement to the effect that New ITT and ITT Hartford will pay their respective shares of ITT's (ITT Industries') consolidated tax liability for the tax years that New ITT and ITT Hartford, as applicable, were included in ITT's (ITT Industries') consolidated Federal income tax return. The Tax Allocation Agreement will also provide for sharing, where appropriate, of state, local and foreign taxes attributable to periods prior to the Distribution Date, as well as certain other matters.

EMPLOYEE BENEFITS AGREEMENT


     ITT Industries, New ITT and ITT Hartford will enter into an Employee Benefits Services and Liability Agreement providing for the allocation of retirement, medical, disability and other employee welfare benefit plans among ITT Industries, New ITT and ITT Hartford. The Agreement will provide for the treatment described above of certain retirement plans for salaried employees, investment and savings programs, excess benefit plans, retiree medical and life insurance benefits and stock awards. See "EMPLOYEE BENEFITS AND COMPENSATION MATTERS". In addition, the Agreement will provide that, as of the Distribution Date, each of ITT Industries, New ITT and ITT Hartford shall generally assume all liability for their respective active employees under their respective employee welfare benefit plans and that each of ITT Industries, New ITT and ITT Hartford will be allocated a proportionate share of any assets of ITT held with respect thereto. The Agreement will provide that ITT Industries shall retain the obligation to make any post-Distribution payments to ITT employees in respect of the ITT Annual Incentive Bonus Plan and the ITT Long-Term Performance Plan with respect to the 1995 calendar year. Finally, the Agreement will provide that, to the extent that any non-U.S. retirement plans of ITT cover employees of more than one of ITT Industries, New ITT and ITT Hartford, the assets and liabilities with respect to such plans will be allocated between such companies in an equitable manner, in accordance with applicable law.


DIRECTORS

     After the Distribution Date, there will be individuals on the Boards of Directors of ITT Industries, New ITT and ITT Hartford who will also serve on the Board of Directors of one or both of the other companies. See "ITT INDUSTRIES MANAGEMENT AND EXECUTIVE COMPENSATION -- ITT INDUSTRIES BOARD OF DIRECTORS", "NEW ITT MANAGEMENT AND EXECUTIVE COMPENSATION -- NEW ITT BOARD OF DIRECTORS" and "ITT HARTFORD MANAGEMENT AND EXECUTIVE COMPENSATION -- ITT HARTFORD BOARD OF DIRECTORS".

                                DIVIDEND POLICY

ITT INDUSTRIES DIVIDEND POLICY

     The payment and level of cash dividends by ITT Industries after the Distribution will be subject to the discretion of the Board of Directors of ITT Industries. Although it is anticipated that ITT Industries will initially declare quarterly dividends of $.15 per share, dividend decisions will be based on, and affected by, a number of factors, including the operating results and financial requirements of ITT Industries on a stand-alone basis. Although there can be no assurance that dividends will be paid, and no dividends have been declared, management of ITT Industries believes that its cash flows after the Distribution should be sufficiently strong, after giving effect to the Distribution, that, barring unforeseen circumstances, the initial dividend rate can be maintained for the foreseeable future.

NEW ITT DIVIDEND POLICY

     New ITT does not intend to pay cash dividends on New ITT Common Stock for the foreseeable future after the Distribution.

ITT HARTFORD DIVIDEND POLICY

     In addition to being subject to regulatory approval thresholds, the payment and level of cash dividends by ITT Hartford after the Distribution will be subject to the discretion of the Board of Directors of ITT Hartford. Although it is anticipated that ITT Hartford will initially declare quarterly dividends of $.40 per share, dividend decisions will be based on, and affected by, a number of factors, including the operating results and financial requirements of ITT Hartford on a stand-alone basis and the impact of the regulatory restrictions discussed below under "BUSINESS OF ITT HARTFORD AFTER THE
DISTRIBUTION -- HOLDING COMPANY; LIMITATION ON DIVIDENDS". Although there can be no assurance that dividends will be paid, and no dividends have been declared, management of ITT Hartford believes that its cash flows after the Distribution should be sufficiently strong, after giving effect to the Distribution, that, barring unforeseen circumstances, the initial dividend rate can be maintained for the foreseeable future.

                 DIVIDENDS AND PRICE RANGE OF ITT COMMON STOCK


     The ITT Common Stock is listed and traded on the NYSE and the PSE. The following table reflects for the periods subsequent to the spin-off of Rayonier Inc. ("Rayonier") in February 1994 the high and low sales prices per share of ITT Common Stock, as reported on the NYSE Composite Tape. Such prices prior to the spin-off of Rayonier have been adjusted by a factor to reflect the value of Rayonier. The table also sets forth the cash dividends paid per share of ITT Common Stock in the period actually paid.



                                                             PRICE RANGE OF
                                                            ITT COMMON STOCK        CASH
                                                                                 DIVIDENDS
                                                           ------------------   PAID ON ITT
                                                            HIGH        LOW     COMMON STOCK
                                                           ------     -------   ------------
    1993
      First Quarter......................................  $73.55     $62.65       $ .495
      Second Quarter.....................................   78.77      70.14         .495
      Third Quarter......................................   86.03      76.04         .495
      Fourth Quarter.....................................   86.15      78.77         .495

    1994
      First Quarter......................................   94.66      80.25       $ .495
      Second Quarter.....................................   90.75      81.13         .495
      Third Quarter......................................   87.13      78.63         .495
      Fourth Quarter.....................................   90.38      77.00         .495

    1995
      First Quarter......................................     104      86.63         .495
      Second Quarter.....................................  119.50      99.63         .495
      Third Quarter (through August 10, 1995)............  121.88     112.00         .495



     In connection with its approval (subject to the satisfaction of the conditions to the Distribution discussed under "THE DISTRIBUTION -- CONDITIONS TO THE DISTRIBUTION" below and the actual declaration of the dividend in respect of the Distribution) of the Distribution, the Board of Directors of ITT has determined that ITT will not pay any additional cash dividend on the ITT Common Stock prior to the currently anticipated Distribution Date of December 31, 1995.



     On June 12, 1995, the last trading day before ITT announced that, subject to the matters in the previous paragraph, its Board of Directors had approved the Distribution, the high and low sales prices for ITT Common Stock on the NYSE
Composite Tape were $109.88 and $109, respectively. On August   , 1995, the last
trading day for which quotations were available at the time of the printing of this Proxy Statement, the closing price for ITT Common Stock on the NYSE
Composite Tape was $      . SHAREHOLDERS ARE URGED TO OBTAIN CURRENT TRADING
PRICE INFORMATION. ITT Common Stock is also listed on the following exchanges:
U.S. regional exchanges, Amsterdam, Antwerp, Basel, Bern, Brussels, Frankfurt, Geneva, Lausanne, London, Paris, Vienna and Zurich.


     For a discussion of the impact of the Distribution on the trading price of ITT Industries Common Stock, see "THE DISTRIBUTION -- CERTAIN FACTORS AFFECTING TRADING PRICES". For a discussion of the dividend policy of ITT Industries, New ITT and ITT Hartford after the Distribution, see "DIVIDEND POLICY".

     There has not been any established public trading market for New ITT Common Stock or ITT Hartford Common Stock. For a discussion of certain matters in respect thereof, see "THE DISTRIBUTION -- LISTING AND TRADING OF ITT INDUSTRIES COMMON STOCK, NEW ITT COMMON STOCK AND ITT HARTFORD COMMON STOCK".

                                 ITT INDUSTRIES
           SUMMARY OF SIGNIFICANT CAPITALIZATION FORECAST ASSUMPTIONS


     The following financial forecast of the capitalization of ITT Industries is based on ITT management's forecasts and assumptions concerning events and circumstances which are expected to occur subsequent to the latest historical balance sheet date but prior to and including December 31, 1995 (the anticipated Distribution Date), including future results of operations and other events. For purposes of this forecasted capitalization, net income in the last six months of 1995 is assumed to approximate the same level as the comparable 1994 period before the effects of the debt tender offer as discussed below. In addition, restructuring plans associated with the Distribution are currently being developed and may result in an additional charge to equity of $50 million to $100 million. Events reflected in the forecasted capitalization that have occurred or are assumed to occur between June 30, 1995 and December 31, 1995, include the following:



- - The completion of the sale of assets of ITT Financial which was merged into ITT in May 1995. Gross proceeds of $12.8 billion are assumed and through July 31, 1995, $12.0 billion of gross proceeds have been received. Agreements for the sale or monetization of an additional $.3 billion in assets have been negotiated. Net proceeds, after repayment of ITT Financial debt and payment of related income taxes, are expected to approximate $1.3 billion.



- - The repayment by the ITT Investment and Savings Plan of ESOP debt which totalled $541 million at June 30, 1995. The ESOP portion of the ITT Investment and Savings Plan was terminated by ITT and the unallocated converted shares of ITT Common Stock were sold by the trustee during July 1995.



- - The sale of certain non-strategic assets resulting in debt reduction of approximately $90 million, for which negotiations are in progress.



- - The exercise of 2.8 million stock options at an average exercise price of $70 per share resulting in a reduction of debt and an increase to equity of approximately $200 million.



- - Completion of a tender offer and consent solicitation for all ITT public indebtedness maturing after December 31, 1995. The tender offer was completed on July 21, 1995, and resulted in the payment of a tender premium of approximately $300 million after tax and an extraordinary loss on the retirement of indebtedness tendered of $300 million. Although the amount of indebtedness on the balance sheet will increase by the premium paid, the net interest expense associated with the new principal amount of indebtedness is expected to decrease relative to the interest expense paid by ITT before the tender offer, since the weighted average interest rate on the new principal amount of indebtedness is expected to be substantially below the weighted average interest rate on the indebtedness prior to the tender offer.



- - Receipt of a dividend from ITT Hartford of approximately $270 million.


- - The use of $300 million in cash balances at various subsidiaries of ITT Industries to repay existing short-term borrowings, primarily in Germany.


- - Net capital expenditures totalling $300 million in the last six months of 1995 ($275 million was incurred in the comparable 1994 period).



- - Conversion into ITT Common Stock of the 482,000 shares of the ITT Series N Preferred Stock which will result in an additional 611,000 common shares outstanding based on June 30, 1995 data.



     In ITT management's judgment, the listed assumptions and forecasts reflect those material events or transactions that occurred since June 30, 1995, or are expected to occur prior to the Distribution, other than the potential restructuring charge discussed in the first paragraph above. There have been no changes in accounting principles anticipated in this capitalization forecast nor are any such changes currently contemplated.


                                    * * * *

LIMITATIONS ON PROJECTIONS AND FORECASTS



     The assumptions and estimates underlying the projected and forecasted data and information in this Proxy Statement are inherently uncertain and, although considered reasonable by management of ITT, are subject to significant business, economic and competitive uncertainties, many of which are beyond the control of ITT and its subsidiaries. Accordingly, there can be no assurance that the projected and forecasted financial results will be realized. In fact, actual results in the future usually will differ from the forecasted financial results and the differences may be material. NEITHER ITT NOR ANY OF ITS SUBSIDIARIES INTENDS AFTER THE DATE OF THIS PROXY STATEMENT TO UPDATE ANY FORECASTED OR PROJECTED FINANCIAL DATA OR INFORMATION CONTAINED IN THIS PROXY STATEMENT AND THE ABSENCE OF SUCH AN UPDATE SHOULD NOT BE CONSTRUED AS ANY INDICATION REGARDING THE VIEWS OR BELIEFS OF MANAGEMENT OF ITT (OR OF ITT INDUSTRIES AFTER THE DISTRIBUTION) CONCERNING THE FORECASTED OR PROJECTED DATA OR INFORMATION CONTAINED IN THIS PROXY STATEMENT.

                    ITT INDUSTRIES FORECASTED CAPITALIZATION


     The following table sets forth the consolidated capitalization of ITT Industries as of June 30, 1995 on a historical basis, forecasted as to December 31, 1995 (the anticipated Distribution Date), and as adjusted to give effect to the Distribution and the transactions contemplated thereby, including the allocation of amounts of indebtedness discussed under "THE
DISTRIBUTION -- TREATMENT OF CERTAIN DEBT INSTRUMENTS". The significant assumptions used below have been described in "ITT INDUSTRIES SUMMARY OF SIGNIFICANT CAPITALIZATION FORECAST ASSUMPTIONS" on the preceding two pages. The following data is qualified in its entirety by the financial statements of ITT Industries and other information contained elsewhere in this Proxy Statement.



                                                                                (A)            (A)(B)
                                                                            FORECASTED        PRO FORMA
                                                         JUNE 30, 1995    AT DECEMBER 31,       AFTER
                                                             ACTUAL            1995         DISTRIBUTION
                                                         --------------   ---------------   -------------
                                                                         ($ IN MILLIONS)
Cash and Cash Equivalents..............................     $    411          $   111          $   111
                                                         ===========      ============       =========
Debt, excluding ESOP Debt..............................        1,832            1,866            1,866
ESOP Debt..............................................          541               --               --
Cumulative Preferred Stock.............................          648               --               --
Common Stock...........................................          106              119              119
Capital Surplus........................................           --              831              831
Deferred Compensation -- ESOP..........................         (541)              --               --
Cumulative Translation Adjustment......................          (14)             (14)             (14)
Unrealized Loss on Securities, Net of Tax..............         (149)            (149)              --
Retained Earnings......................................        7,462            7,612              140
                                                         --------------   ---------------   -------------
          Total Capitalization.........................     $  9,885          $10,265          $ 2,942
                                                         ===========      ============       =========


- ---------------
(a) See "ITT INDUSTRIES SUMMARY OF SIGNIFICANT CAPITALIZATION FORECAST ASSUMPTIONS" on the preceding two pages.


(b) Column gives effect to the distribution of ITT Hartford Common Stock and New ITT Common Stock (book values of $4.5 billion and $2.8 billion, respectively) and the allocation of amounts of indebtedness contemplated by "THE DISTRIBUTION -- TREATMENT OF CERTAIN DEBT INSTRUMENTS". The unrealized loss on securities, net of tax, relates solely to the investment portfolios at ITT Hartford and is included in the forecasted capitalization of ITT Hartford after the Distribution. See "ITT HARTFORD FORECASTED CAPITALIZATION".

                                    NEW ITT
           SUMMARY OF SIGNIFICANT CAPITALIZATION FORECAST ASSUMPTIONS


     The following financial forecast of the capitalization of New ITT is based on ITT management's forecasts and assumptions concerning events and circumstances which are expected to occur subsequent to the latest historical balance sheet date but prior to and including December 31, 1995 (the anticipated Distribution Date), including future results of operations and other events. For purposes of this forecasted capitalization, net income in the last six months of 1995 is assumed to approximate the same level as the comparable 1994 period. Assumptions with respect to events that will occur between June 30, 1995 and December 31, 1995, include the following:


     - The sale of certain non-strategic assets resulting in debt reduction of approximately $400 million. Negotiations are in progress for the sale of assets with an estimated fair value of approximately $500 million.


     - The completion of the planned independent financing of a hotel joint venture project in which New ITT provided the initial funding. The independent financing contemplated in 1995 would have the effect of reducing debt by $110 million.



     - The transfer to New ITT, through ITT Industries, of approximately 4.3 million shares of Alcatel Alsthom at net carrying value which was $380 million at June 30, 1995.



     - Net capital expenditures totalling $175 million in the last six months of 1995 ($327 million was incurred in the comparable 1994 period).



     In ITT management's judgment, the listed assumptions and forecasts reflect those material events or transactions expected to occur prior to the Distribution. There have been no changes in accounting principles anticipated in this capitalization forecast nor are any such changes currently contemplated.


                                    * * * *


LIMITATIONS ON PROJECTIONS AND FORECASTS



     The assumptions and estimates underlying the projected and forecasted data and information in this Proxy Statement are inherently uncertain and, although considered reasonable by management of ITT, are subject to significant business, economic and competitive uncertainties, many of which are beyond the control of ITT and its subsidiaries. Accordingly, there can be no assurance that the projected and forecasted financial results will be realized. In fact, actual results in the future usually will differ from the forecasted financial results and the differences may be material. NEITHER ITT NOR ANY OF ITS SUBSIDIARIES INTENDS AFTER THE DATE OF THIS PROXY STATEMENT TO UPDATE ANY FORECASTED OR PROJECTED FINANCIAL DATA OR INFORMATION CONTAINED IN THIS PROXY STATEMENT AND THE ABSENCE OF SUCH AN UPDATE SHOULD NOT BE CONSTRUED AS ANY INDICATION REGARDING THE VIEWS OF MANAGEMENT OF ITT (OR OF NEW ITT AFTER THE DISTRIBUTION) CONCERNING THE FORECASTED OR PROJECTED DATA OR INFORMATION CONTAINED IN THIS PROXY STATEMENT.

                       NEW ITT FORECASTED CAPITALIZATION


     The following table sets forth the consolidated capitalization of New ITT as of June 30, 1995 on a historical basis, forecasted as to December 31, 1995 (the anticipated Distribution Date), and as adjusted to give effect to the Distribution and the transactions contemplated thereby, including the allocation of the amount of indebtedness discussed under "THE DISTRIBUTION -- TREATMENT OF CERTAIN DEBT INSTRUMENTS". The significant assumptions used below have been described in "NEW ITT SUMMARY OF SIGNIFICANT CAPITALIZATION FORECAST ASSUMPTIONS" on the preceding page. The following data is qualified in its entirety by the financial statements of New ITT and other information contained elsewhere in this Proxy Statement.



                                                                             (A)                (A)(B)
                                                                          FORECASTED          PRO FORMA
                                                    JUNE 30, 1995      AT DECEMBER 31,          AFTER
                                                        ACTUAL               1995            DISTRIBUTION
                                                    --------------     ----------------     --------------
                                                                       ($ IN MILLIONS)
Cash and Cash Equivalents.........................      $  384              $  184              $  184
                                                    ===========        ============         ==========
Debt from Non-Affiliated Entities(c)..............         835                 976               3,644
Investments and Advances from ITT Industries
  (ITT)(c)........................................       5,806               5,510                  --
Common Shares and Capital Surplus.................          --                  --               2,842
Minority Interest.................................         244                 244                 244
                                                       -------             -------             -------
Total Capitalization..............................      $6,885              $6,730              $6,730
                                                    ===========        ============         ==========


- ---------------
(a) See "NEW ITT SUMMARY OF SIGNIFICANT CAPITALIZATION FORECAST ASSUMPTIONS" on the preceding page.

(b) Column gives effect to the distribution of New ITT Common Stock and the transfer of various long-term debt agreements to New ITT as contemplated by "THE DISTRIBUTION -- TREATMENT OF CERTAIN DEBT INSTRUMENTS".

(c) Prior to the Distribution, New ITT financed its operations with interest-bearing debt from both external and internal sources. Debt from non-affiliated entities represents external borrowings, while Investments and Advances from ITT Industries (ITT) represents internal sources of capital.

                                  ITT HARTFORD
           SUMMARY OF SIGNIFICANT CAPITALIZATION FORECAST ASSUMPTIONS


     The following financial forecast of the capitalization of ITT Hartford is based on ITT management's forecasts and assumptions concerning events and circumstances which are expected to occur subsequent to the latest historical balance sheet date but prior to and including December 31, 1995 (the anticipated Distribution Date), including future results of operations and other events. For purposes of this forecasted capitalization, net income in the last six months of 1995 is assumed to approximate the same level as the comparable 1994 period. Assumptions with respect to events that will occur between June 30, 1995 and December 31, 1995, include the following:



     - The transfer to New ITT, through ITT Industries, of approximately 4.3 million shares of Alcatel Alsthom at net carrying value which was $380 million at June 30, 1995.



     - A dividend to ITT Industries of approximately $270 million.


     - Redemption of the remainder of ITT Hartford's currently outstanding preferred stock with new borrowings totalling $86 million.


     - Additional borrowings of approximately $220 million by December 31, 1995.



     - No change in the unrealized loss on securities, net of tax, between June 30, 1995 and December 31, 1995.



     In ITT management's judgment, the listed assumptions and forecasts reflect those material events or transactions expected to occur prior to the Distribution. There have been no changes in accounting principles anticipated in this capitalization forecast nor are any such changes currently contemplated.


                                    * * * *


LIMITATIONS ON PROJECTIONS AND FORECASTS



     The assumptions and estimates underlying the projected and forecasted data and information in this Proxy Statement are inherently uncertain and, although considered reasonable by management of ITT, are subject to significant business, economic and competitive uncertainties, many of which are beyond the control of ITT and its subsidiaries. Accordingly, there can be no assurance that the projected and forecasted financial results will be realized. In fact, actual results in the future usually will differ from the forecasted financial results and the differences may be material. NEITHER ITT NOR ANY OF ITS SUBSIDIARIES INTENDS AFTER THE DATE OF THIS PROXY STATEMENT TO UPDATE ANY FORECASTED OR PROJECTED FINANCIAL DATA OR INFORMATION CONTAINED IN THIS PROXY STATEMENT AND THE ABSENCE OF SUCH AN UPDATE SHOULD NOT BE CONSTRUED AS ANY INDICATION REGARDING THE VIEWS OF MANAGEMENT OF ITT (OR OF ITT HARTFORD AFTER THE DISTRIBUTION) CONCERNING THE FORECASTED OR PROJECTED DATA OR INFORMATION CONTAINED IN THIS PROXY STATEMENT.

                     ITT HARTFORD FORECASTED CAPITALIZATION


     The following table sets forth the consolidated capitalization of ITT Hartford as of June 30, 1995 on a historical basis, forecasted as to December 31, 1995 (the anticipated Distribution Date), and as adjusted to give effect to the Distribution and the transactions contemplated thereby. The significant assumptions used below have been described in "ITT HARTFORD SUMMARY OF SIGNIFICANT CAPITALIZATION FORECAST ASSUMPTIONS" on the preceding page. The following data is qualified in its entirety by the financial statements of ITT Hartford and other information contained elsewhere in this Proxy Statement.



                                                                               (A)            (A)(B)
                                                                           FORECASTED        PRO FORMA
                                                      JUNE 30, 1995      AT DECEMBER 31,       AFTER
                                                          ACTUAL              1995           DISTRIBUTION
                                                      --------------     ---------------     ---------
                                                                      ($ IN MILLIONS)
Cash................................................      $  112             $   112          $   112
                                                          ======              ======           ======
Short-Term Debt.....................................         915               1,220            1,220
Long-Term Debt......................................         598                 598              598
Subsidiary Preferred Stock..........................          86                  --               --
Common Stock and Capital Surplus....................       1,610               1,610            1,610
Cumulative Translation Adjustments..................          79                  79               79
Unrealized Loss on Securities, Net of Tax...........        (149)               (149)            (149)
Retained Earnings...................................       3,267               2,941            2,941
                                                          ------              ------           ------
Total Capitalization................................      $6,406             $ 6,299          $ 6,299
                                                          ======              ======           ======


- ---------------

(a) See "ITT HARTFORD SUMMARY OF SIGNIFICANT CAPITALIZATION FORECAST ASSUMPTIONS" on the preceding page.



(b) Column gives effect to the distribution of ITT Hartford Common Stock.

              ITT INDUSTRIES SELECTED FINANCIAL AND OPERATING DATA


     The following data is qualified in its entirety by the financial statements of ITT Industries and other information contained elsewhere in this Proxy Statement. The financial data as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, has been derived from the audited financial statements of ITT Industries (currently ITT Corporation) contained elsewhere in this Proxy Statement. The financial data as of June 30, 1995 and 1994, and December 31, 1991 and 1990, for the six months ended June 30, 1995 and 1994, and for the years ended December 31, 1991 and 1990, are unaudited. The Distribution has been recorded as a discontinuance of the businesses of New ITT and ITT Hartford in the consolidated financial statements of ITT Industries contained herein. The following financial and operating data should be read in conjunction with the information set forth under "ITT INDUSTRIES UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS", "ITT INDUSTRIES MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and ITT Industries' Consolidated Financial Statements and Notes thereto appearing elsewhere in this Proxy Statement.



                                                       SIX MONTHS
                                                          ENDED
                                                        JUNE 30,                      YEAR ENDED DECEMBER 31,
                                                   -------------------   -------------------------------------------------
                                                    1995        1994      1994      1993      1992        1991      1990
                                                   -------     -------   -------   -------   -------     -------   -------
                                                                      ($ IN MILLIONS, EXCEPT PER SHARE)
INCOME STATEMENT DATA:
Net Sales........................................  $ 4,585     $ 3,727   $ 7,758   $ 6,621   $ 6,845     $ 6,430   $ 6,972
Income from Continuing Operations................  $    91(7)  $    98   $   202   $   135   $   655(1)  $   231   $   521
Income from Continuing Operations per Share
  Primary........................................  $   .69(7)  $   .68   $  1.46   $   .83   $  5.34     $  1.58   $  3.82
  Fully Diluted..................................  $   .69(7)  $   .69   $  1.46   $   .88   $  4.77     $  1.58   $  3.63
BALANCE SHEET DATA:
Total Assets.....................................  $13,450     $11,868   $11,035   $12,981   $12,560     $13,283   $12,810
Long-Term Debt, including Capital Leases.........  $   871     $ 2,006   $ 1,712   $ 1,994   $ 2,272     $ 2,323   $ 2,357
Debt excluding Discontinued Operations...........  $ 2,373     $ 2,614   $ 2,640   $ 2,971   $ 2,792     $ 2,717   $ 2,657
Stockholders Equity per Common Share.............  $ 65.87     $ 56.51   $ 58.10   $ 58.94   $ 54.63     $ 69.47   $ 64.01
OPERATING DATA:
Operating Income.................................  $   242     $   181   $   418   $   229   $    19     $   158   $   305
EBITDA(2)........................................  $   451     $   366   $   791   $   552   $   334     $   453   $   564
Cash from Continuing Operating Activities(3).....  $   395     $   145   $   637   $   628   $   633     $   702   $   455
Cash Dividends Declared per Common Share(4)......  $  0.99     $  0.99   $  1.98   $  1.98   $  1.84     $  1.72   $  1.63
Orders on Hand(5)................................                        $ 3,866   $ 3,392   $ 3,713     $ 3,443   $ 3,861
Number of Employees (in thousands)...............                             58        50        53          55        60
PRO FORMA DATA(6):
Total Assets.....................................  $ 6,266
Stockholders Equity per Common Share.............  $  7.30
Income from Continuing Operations per Common
  Share..........................................  $  0.76(7)            $  1.70


- ---------------
(1) Includes $622 million after tax gain from the sale of the equity interest in Alcatel N.V.


(2) EBITDA is presented here as an alternative measure of the ability of ITT Industries to generate cash flow and should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) or to cash from operating activities (as determined on the Consolidated Cash Flow Statements in ITT Industries' Consolidated Financial Statements contained herein.)



(3) Amounts are as determined on the Consolidated Cash Flow Statements in ITT Industries' Consolidated Financial Statements contained herein.



(4) Represents the actual cash dividends declared per share by ITT.



(5) Orders on hand reflects contracts representing firm contractual commitments as of the respective period (i.e., backlog).



(6) Pro forma data is prepared assuming that the Distribution was completed at the beginning of each period presented. All per share amounts were prepared assuming 119 million shares outstanding. Such number of shares assumes conversion of all common stock equivalents and preferred stock issuances. In addition, the pro forma data assumes the retirement of indebtedness and the elimination of deferred compensation relating to the ESOP feature of the ITT Investment and Savings Plan. The ESOP feature of the ITT Investment and Savings Plan has been terminated. This information should be read in conjunction with "ITT INDUSTRIES UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS" (including, without limitation, the information under the heading "-- LIMITATIONS ON PRO FORMA FINANCIAL INFORMATION"), as well as "ITT INDUSTRIES MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS".



(7) Includes $29 million after tax, or $0.25 ($0.24 pro forma) per fully diluted share, for provisions for the planned disposal of ITT Semiconductors and a portion of ITT Community Development Corporation.

                 NEW ITT SELECTED FINANCIAL AND OPERATING DATA


     The following data is qualified in its entirety by the financial statements of ITT Destinations and other information contained elsewhere in this Proxy Statement. The financial data as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, has been derived from the audited financial statements of ITT Destinations contained elsewhere in this Proxy Statement. The pro forma financial information for the six months ended June 30, 1995, and 1994 were prepared as detailed in Note (1) below. A black line separates the historical financial information presented below from the pro forma financial information. The financial data as of June 30, 1995 and 1994, and December 31, 1991 and 1990, for the six months ended June 30, 1995 and 1994, and for the years ended December 31, 1991 and 1990, are unaudited. The historical financial statements of New ITT contained in this Proxy Statement are presented as if New ITT were a separate entity for all periods presented. The pro forma financial data for the six months ended June 30, 1995 and 1994, are unaudited. The following financial and operating data should be read in conjunction with the information set forth under "NEW ITT UNAUDITED PRO FORMA COMBINED INCOME STATEMENTS", "NEW ITT MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and New ITT's Combined Financial Statements and Notes thereto appearing elsewhere in this Proxy Statement. For a discussion of certain important limitations and related assumptions concerning the pro forma financial data contained below, see "NEW ITT UNAUDITED PRO FORMA COMBINED INCOME STATEMENTS -- LIMITATIONS ON PROJECTIONS, FORECASTS AND PRO FORMA FINANCIAL INFORMATION".



                               PRO FORMA    PRO FORMA      SIX MONTHS
                               SIX MONTHS   SIX MONTHS        ENDED
                                 ENDED        ENDED         JUNE 30,                YEAR ENDED DECEMBER 31,
                                JUNE 30,     JUNE 30,    ---------------   ------------------------------------------
                                1995(1)      1994(1)      1995     1994     1994     1993     1992     1991     1990
                               ----------   ----------   ------   ------   ------   ------   ------   ------   ------
                                                                      ($ IN MILLIONS, EXCEPT PER SHARE)
INCOME STATEMENT DATA:
Revenues......................   $3,064       $2,761     $2,982   $2,116   $4,760   $4,169   $4,253   $3,855   $3,966
Income before Accounting
  Changes.....................                           $   53   $   37   $   74   $   39   $    2   $   43   $   20
Pro Forma Income before
  Accounting Changes per
  Share(2)....................                           $  .45   $  .31   $  .62   $  .33   $  .02   $  .36   $  .17

BALANCE SHEET DATA:
Total Assets..................                           $8,221   $3,755   $5,012   $3,791   $3,375   $2,462   $2,222
Long-Term Debt, including
  Capital Leases..............                           $  667   $  107   $  600   $  169   $  186   $  160   $  120
Pro Forma Stockholders Equity
  per Common Share(3).........                           $19.97

OPERATING DATA:
Operating Income..............   $  268       $  158     $  265   $  128   $  292   $  142   $   34   $  126   $  121
EBITDA(4).....................   $  383       $  285     $  374   $  179   $  396   $  222   $   81   $  163   $  147
Cash from Operating
  Activities(5)...............   $  243       $  195     $  234   $   93   $  230   $  186   $  143   $  133   $    4
Number of Employees (in
  thousands)..................                               35       19       25       18       18       20       19


- ---------------

(1) The pro forma financial information assumes that the acquisitions of CWI, the 70.3% interest in Ciga, certain other hotel properties and MSG in partnership with another entity were completed on January 1, 1995, or January 1, 1994, as applicable. Such information may not be indicative of the results that would have occurred if the acquisitions had been completed on January 1, 1995, or January 1, 1994. This information should be read in conjunction with "NEW ITT UNAUDITED PRO FORMA COMBINED INCOME STATEMENTS" (including, without limitation, the information under the heading
    "-- LIMITATIONS ON PROJECTIONS, FORECASTS AND PRO FORMA FINANCIAL INFORMATION"), as well as "NEW ITT MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS".



(2) Pro forma per share income before accounting changes was computed assuming the issuance of 119 million shares of New ITT Common Stock in the Distribution for all periods presented above. Such number of shares assumes conversion of all common stock equivalents and preferred stock issuances.

(3) Pro forma stockholders equity per common share was computed assuming the issuance of 119 million shares of New ITT Common Stock in the Distribution. Such number of shares assumes conversion of all common stock equivalents and preferred stock issuances. Stockholders equity is assumed to be equal to the Investments and Advances from ITT Industries, Inc. (see New ITT's Combined Financial Statements contained herein) less the amount deemed to be interest bearing.



(4) EBITDA is presented here as an alternative measure of the ability of New ITT to generate cash flow and should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) or to cash flows from operating activities (as determined on the Combined Cash Flow Statements in New ITT's Combined Financial Statements contained herein).



(5) Amounts are as determined on the Combined Cash Flow Statements in New ITT's Combined Financial Statements contained herein. Cash from operating activities, as defined by Statement of Financial Accounting Standards ("SFAS") No. 95, differs from EBITDA largely due to the inclusion of interest, income taxes and changes in working capital.

               ITT HARTFORD SELECTED FINANCIAL AND OPERATING DATA


     The following data is qualified in its entirety by the financial statements of ITT Hartford and other information contained elsewhere in this Proxy Statement. The financial data as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, has been derived from the audited financial statements of ITT Hartford contained elsewhere in this Proxy Statement. The financial data as of June 30, 1995 and 1994, and December 31, 1991 and 1990, for the six months ended June 30, 1995 and 1994, and for the years ended December 31, 1991 and 1990, are unaudited. The historical financial statements of ITT Hartford contained in this Proxy Statement are presented as if ITT Hartford were a separate entity for all periods presented. The following financial and operating data should be read in conjunction with "ITT HARTFORD MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and ITT Hartford's Consolidated Financial Statements and Notes thereto appearing elsewhere in this Proxy Statement.



                                  SIX MONTHS
                                     ENDED
                                   JUNE 30,                       YEAR ENDED DECEMBER 31,
                              -------------------     -----------------------------------------------
                               1995        1994        1994      1993      1992      1991      1990
                              -------     -------     -------   -------   -------   -------   -------
                                                 ($ IN MILLIONS, EXCEPT PER SHARE)
INCOME STATEMENT DATA:
Revenues....................  $ 5,919     $ 5,367     $11,102   $10,338   $ 9,862   $ 9,242   $ 8,836
Income (Loss) before
  Accounting Changes........  $   245     $   292     $   632   $   537   $  (274)  $   431   $   328
Pro Forma Income before
  Accounting Changes per
  Share(1)..................  $  2.06     $  2.45     $  5.31   $  4.51   $ (2.30)  $  3.62   $  2.76

BALANCE SHEET DATA:
Total Assets................  $86,831     $69,282     $76,765   $66,179   $54,180   $37,771   $32,014
Long-Term Debt, including
  Capital Leases............  $   598     $   582     $   596   $   579   $   576   $   594   $    63
Pro Forma Stockholders
  Equity per Common
  Share(1)..................  $ 40.39

OPERATING DATA:
Worldwide Combined
  Ratio(2)(3)(4)............    105.9       104.1       102.8     105.9     114.8     111.3     109.7
Number of Employees
  (in thousands)............                               20        21        21        21        21


- ---------------

(1) Pro forma per share income before accounting changes and stockholders equity per common share were computed assuming the issuance of 119 million shares of ITT Hartford Common Stock in the Distribution for all periods presented. Such number of shares assumes conversion of all common stock equivalents and preferred stock issuances.


(2) "Combined ratio" is a common industry measurement of the results of property and casualty insurance underwriting. This ratio is the sum of the ratio of incurred losses and loss adjustment expenses to premiums earned (the "loss ratio") and the ratio of underwriting expenses incurred to premiums written (the "expense ratio"). A combined ratio under 100% generally indicates an underwriting profit; a combined ratio over 100% generally indicates an underwriting loss. Federal income taxes, investment income, policy acquisition costs and other non-underwriting expenses are not reflected in the combined ratio.

(3) For the periods after 1992, the combined ratios exclude the results of the First State Insurance Companies ("First State"), a group of entities that ceased writing new and renewal business at the end of 1992. Additionally, the 1992 combined ratio excludes the impact of $900 million of reserve-strengthening actions taken to address loss developments in surplus lines and reinsurance at First State and $250 million of legal defense costs associated with environmental-related claims. Including the impact of these actions, the combined ratio for 1992 was 133.7.


(4) For the six months ended June 30, 1995, the combined ratio includes the impact of excess catastrophe losses and a provision for the estimated settlement related to Dow Corning breast implant claims. Excluding these items, the combined ratio for the six months ended June 30, 1995, would have been 103.9.

                       COMPARATIVE FINANCIAL INFORMATION



     The following table reflects, in comparative columnar format, certain financial information for ITT Industries, New ITT and ITT Hartford as of June 30, 1995. The table reconciles certain June 30, 1995 historical financial information of ITT with that of ITT Industries, New ITT and ITT Hartford. Such table also reconciles certain December 31, 1994, historical income statement data of ITT with that of ITT Industries, New ITT and ITT Hartford. This table only reflects historical financial information (except that ITT Industries data gives effect to the Distribution as if it had occurred at the beginning of each period presented) and does not reflect any events and transactions that are expected to occur between June 30, 1995, and the Distribution Date, except for the termination of the ESOP which was completed in July 1995. Accordingly, the capitalization of ITT Industries, New ITT and ITT Hartford will be different as of the Distribution Date. For a presentation of the forecasted capitalizations of ITT Industries, New ITT and ITT Hartford, see "ITT INDUSTRIES FORECASTED CAPITALIZATION", "NEW ITT FORECASTED CAPITALIZATION" and "ITT HARTFORD FORECASTED CAPITALIZATION" and the related assumptions.



                                                                                      (A)         (B)
                                       ITT INDUSTRIES     NEW ITT    ITT HARTFORD    OTHER        ITT
                                       --------------     -------    ------------    ------     --------
                                                       ($ IN MILLIONS, EXCEPT PER SHARE)
BALANCE SHEET DATA:
  Total Assets at June 30, 1995.......     $6,266         $8,221       $ 86,831      $   44     $101,362
  Stockholders' Equity at June 30,
     1995.............................     $  869         $2,377       $  4,807      $ (541)    $  7,512
  Stockholders' Equity per share at
     June 30, 1995....................     $ 7.30         $19.97       $  40.39      $(1.79)    $  65.87

INCOME STATEMENT DATA:
  Income from Continuing Operations:
     Six months ended June 30, 1995...     $   91         $   53       $    245      $   --     $    389
       Per share(d)...................     $ 0.76         $ 0.45       $   2.06      $   --     $   3.27
     Year ended December 31, 1994.....     $  202         $   74       $    632      $  (56)    $    852
       Per share(d)...................     $ 1.70         $ 0.62       $   5.31      $(0.47)    $   7.16

  Net Income:
     Six months ended June 30, 1995...     $  542(c)      $   53       $    245      $   --     $    840
       Per share(d)...................     $ 4.55         $ 0.45       $   2.06      $   --     $   7.06
     Year ended December 31, 1994.....     $  321         $   74       $    644      $  (17)    $  1,022
       Per share(d)...................     $ 2.70         $ 0.62       $   5.41      $(0.14)    $   8.59


- ---------------

(a) The data in this column, with respect to the June 30, 1995 balance sheet data, reflects the impact of the ESOP termination which was completed in July 1995. The data in this column, with respect to the December 31, 1994 income statement data, reflects interest costs associated with carrying the previously discontinued Finance and Forest Products segments of ITT and the cumulative effect of changes in accounting principles reflected on ITT's historical financial statements.



(b) Represents historical financial information as previously reported in public filings by ITT.



(c) Includes $451 million related to the operating results of ITT Financial and the gain on the sale of ITT Financial.



(d) All per share amounts were prepared assuming 119 million shares outstanding.

      ITT INDUSTRIES UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS



     The following Unaudited Pro Forma Consolidated Balance Sheet of ITT Industries, Inc. as of June 30, 1995, gives effect to the Distribution and the conversion of the issued and outstanding shares of preferred stock to common shares and the termination of the ESOP. The Unaudited Pro Forma Consolidated Income Statements of ITT Industries for the year ended December 31, 1994 and the six months ended June 30, 1995, present the results of operations of ITT Industries as if the Distribution and the conversion of the issued and outstanding shares of preferred stock to common shares and the termination of the ESOP were completed at the beginning of each period.



     The Unaudited Pro Forma Consolidated Financial Statements are based on the historical financial statements of ITT Industries and the assumptions and adjustments set forth in the accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.



                                 ITT INDUSTRIES



                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


                              AS OF JUNE 30, 1995


                                ($ IN MILLIONS)



                                                                             PRO FORMA
                                                             HISTORICAL     ADJUSTMENTS     PRO FORMA
                                                             ----------     -----------     ---------
Current assets.............................................   $  2,999        $    --        $ 2,999
Net assets of discontinued operations......................      7,184         (7,184)            --
Other assets...............................................      3,267             --          3,267
                                                             ----------     -----------     ---------
          Total assets.....................................   $ 13,450        $(7,184)       $ 6,266
                                                               =======      =========       ========
Current liabilities........................................   $  3,502        $  (541)       $ 2,961
Other liabilities..........................................      2,436             --          2,436
Stockholders equity --
     Cumulative preferred stock............................        648           (648)            --
     Common stock..........................................        106             11            117
     Paid-in capital.......................................         --            637            637
     Deferred compensation -- ESOP.........................       (541)           541             --
     Cumulative translation adjustments....................        (14)            --            (14)
     Unrealized gain (loss) on securities..................       (149)           149             --
     Retained earnings.....................................      7,462         (7,333)           129
                                                             ----------     -----------     ---------
                                                                 7,512         (6,643)           869
                                                             ----------     -----------     ---------
          Total liabilities and equity.....................   $ 13,450        $(7,184)       $ 6,266
                                                               =======      =========       ========
Pro forma equity per common share..........................                                  $  7.30



       See accompanying Notes to Unaudited Pro Forma Financial Statements

                                 ITT INDUSTRIES


               UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT


                          YEAR ENDED DECEMBER 31, 1994


                     ($ IN MILLIONS, EXCEPT PER SHARE DATA)



                                                                             PRO FORMA
                                                             HISTORICAL     ADJUSTMENTS     PRO FORMA
                                                             ----------     -----------     ---------
Net sales..................................................    $7,758          $  --         $ 7,758
Cost of sales..............................................     6,607             --           6,607
Selling, general, administrative and other operating
  expenses.................................................       733             --             733
Interest expense, net......................................        48             --              48
Other......................................................        21             --              21
                                                             ----------     -----------     ---------
                                                                  349             --             349
Income tax expense.........................................      (147)            --            (147)
                                                             ----------     -----------     ---------
Income from continuing operations..........................       202             --             202
Discontinued operations, net of tax........................       831           (706)            125
Cumulative effect of accounting changes....................       (11)             5              (6)
                                                             ----------     -----------     ---------
Net income.................................................    $1,022          $(701)        $   321
                                                              =======       =========       ========
Pro Forma earnings per fully diluted share:
     Income from continuing operations.................................................      $  1.70
     Net income........................................................................      $  2.70



                                 ITT INDUSTRIES


               UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT


                         SIX MONTHS ENDED JUNE 30, 1995


                     ($ IN MILLIONS, EXCEPT PER SHARE DATA)



                                                                             PRO FORMA
                                                             HISTORICAL     ADJUSTMENTS     PRO FORMA
                                                             ----------     -----------     ---------
Net sales..................................................    $4,585          $  --         $ 4,585
Cost of sales..............................................     3,954             --           3,954
Selling, general, administrative and other operating
  expenses.................................................       389             --             389
Interest expense, net......................................        59             --              59
Other......................................................        30             --              30
                                                             ----------     -----------     ---------
                                                                  153             --             153
Income tax expense.........................................       (62)            --             (62)
                                                             ----------     -----------     ---------
Income from continuing operations..........................        91             --              91
Discontinued operations:
     Results of operations, net of tax.....................       346           (298)             48
     Gain on disposition, net of tax.......................       403             --             403
                                                             ----------     -----------     ---------
Net income.................................................    $  840          $(298)        $   542
                                                              =======       =========       ========
Pro Forma earnings per fully diluted share:
     Income from continuing operations.................................................      $  0.76
     Net income........................................................................      $  4.55



       See accompanying Notes to Unaudited Pro Forma Financial Statements

        NOTES TO ITT INDUSTRIES UNAUDITED PRO FORMA FINANCIAL STATEMENTS



     In addition to the historical results of ITT Industries for the respective periods presented, the Unaudited Pro Forma Consolidated Financial Statements reflect the following:



     - The distribution of New ITT Common Stock and ITT Hartford Common Stock to the shareholders of ITT Industries. The distribution is accounted for as a dividend with a corresponding reduction of net assets of discontinued operations and retained earnings representing the equity of New ITT and ITT Hartford. In addition, there is a reduction in the Unrealized Loss on Securities, Net representing the account balance pertaining to ITT Hartford.



     - The termination of the ESOP and corresponding retirement of ESOP debt and related deferred compensation.



     - The conversion of all preferred stock into common stock and the corresponding increase to common stock and paid-in-capital.



     - The elimination of the income, including cumulative effects of accounting changes, of New ITT and ITT Hartford.



PER SHARE AMOUNTS



     Earnings per fully diluted share assumes 119 million shares of ITT Industries Common Stock outstanding in all periods. This represents ITT's fully diluted shares outstanding at June 30, 1995.



                                    * * * *



LIMITATIONS ON PRO FORMA FINANCIAL INFORMATION



     The pro forma financial information contained in this Proxy Statement does not purport to be indicative of the results of operations that would actually have been reported had the transactions underlying the pro forma adjustments actually been consummated on such dates or of the results of operations that may be reported by ITT Industries in the future. Pro forma information in respect of ITT Industries assumes that the Distribution and the other referenced events were completed at the beginning of the relevant reporting period.



     The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with, and are qualified by, information set forth under "ITT INDUSTRIES MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and ITT Industries' Consolidated Financial Statements and Notes thereto appearing elsewhere in this Proxy Statement and these limitations.

             NEW ITT UNAUDITED PRO FORMA COMBINED INCOME STATEMENTS


     The following Unaudited Pro Forma Combined Income Statements of New ITT for the year ended December 31, 1994, and the six months ended June 30, 1995, give effect under the purchase method of accounting to the acquisitions of CWI, MSG in partnership with another entity, the 70.3% interest in Ciga and other luxury hotel properties. The Unaudited Pro Forma Combined Income Statements are based on the historical financial statements of these entities and the assumptions and adjustments set forth in the accompanying Notes to the Unaudited Pro Forma Combined Income Statements and below.


     The Unaudited Pro Forma Combined Income Statements assume the acquisitions were consummated on January 1, 1994. The pro forma adjustments are based on the terms of the acquisitions which, among other things, provide:

     - CWI -- In January 1995, CWI shareholders received $67.50 in cash for each share of CWI common stock. New ITT made cash payments totaling $1,754 million to CWI shareholders and incurred $10 million in expenses for the transaction.


     - MSG -- In March 1995, New ITT's interest in MSG required an initial investment of $610 million which is expected to be reduced by $250 million in 1996, as contemplated by the terms of the agreement related to the acquisition of MSG.


     - Ciga and other luxury hotel properties -- New ITT paid $523 million for a 70.3% interest in Ciga and $550 million for three other hotels. These properties were acquired at various times during 1994.

     The pro forma adjustments reflect acquisition financing costs to the extent such interest expense is not included in the historical statements. For purposes of developing the adjustment to depreciation and amortization, assets and liabilities have been recorded at their fair market values and the excess purchase price has been assigned to goodwill.

     The MSG acquisition was made through a partnership with Cablevision Systems Corporation for approximately $1 billion and accounted for under the equity method. MSG recorded its assets and liabilities at their fair market values and the excess purchase price was assigned to goodwill. The Unaudited Pro Forma Combined Income Statements include New ITT's share of MSG's results, including the amortization of the excess purchase price.

     The New ITT Unaudited Pro Forma Combined Income Statements do not take into account any benefits that have or may result from these acquisitions as a result of cost savings and synergies that may be derived from the elimination of duplicate efforts or other factors.

                                    NEW ITT

                 UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 1994

                     ($ IN MILLIONS, EXCEPT PER SHARE DATA)



                                                                        CIGA AND
                                                             EQUITY   OTHER HOTEL     PRO FORMA    PRO FORMA
                                       HISTORICAL    CWI     IN MSG   ACQUISITIONS   ADJUSTMENTS   COMBINED
                                       ----------   ------   ------   ------------   -----------   ---------
Revenues.............................    $4,760     $1,005    $ --        $196          $  --       $ 5,961
Costs and expenses before
  depreciation
  and amortization...................     4,336        812      --         168             --         5,316
Depreciation & Amortization..........       132         57      --          30             16           235
                                       ----------   ------   ------     ------       -----------   ---------
Operating Income.....................       292        136      --          (2)           (16)          410
Interest expense, net................      (131)       (15)     --          (8)          (143)         (297)
Other................................       (17)        --     (29)         (5)            --           (51)
Income tax (expense) benefit.........       (58)       (45)     10          (7)            51           (49)
Minority (income) loss...............       (12)        --      --           7             --            (5)
                                       ----------   ------   ------     ------       -----------   ---------
Net Income (Loss)....................    $   74     $   76    $(19)       $(15)         $(108)      $     8
                                        =======     ======   ======   =========      =========     ========

Pro Forma Earnings per share.........     $0.62                                                       $0.07


                                    NEW ITT

                 UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

                         SIX MONTHS ENDED JUNE 30, 1995


                     ($ IN MILLIONS, EXCEPT PER SHARE DATA)



                                                                      EQUITY    PRO FORMA    PRO FORMA
                                                   HISTORICAL   CWI   IN MSG   ADJUSTMENTS    COMBINED
                                                   ----------   ---   ------   -----------   ----------
Revenues.........................................    $2,982     $82    $ --       $  --        $3,064
Costs and expenses before depreciation and
  amortization...................................     2,589     73       --          --         2,662
Depreciation & Amortization......................       128      4       --           2           134
                                                   ----------   ---   ------   -----------   ----------
Operating Income.................................       265      5       --          (2)          268
Interest expense, net............................      (157)    (1 )     --         (21)         (179)
Other............................................         9     --       (1)         --             8
Income tax (expense) benefit.....................       (55)    (3 )      1           7           (50)
Minority (Income) loss...........................        (9)    --       --          --            (9)
                                                   ----------   ---   ------   -----------   ----------
Net Income (Loss)................................    $   53     $1     $ --       $ (16)       $   38
                                                    =======     ====  ======   =========     ========

Pro Forma Earnings per share.....................     $0.45                                     $0.32



    See accompanying Notes to Unaudited Pro Forma Combined Income Statements

        NOTES TO NEW ITT UNAUDITED PRO FORMA COMBINED INCOME STATEMENTS

     In addition to the historical results of New ITT, CWI, MSG, Ciga and such other hotel properties for the respective periods presented, the Unaudited Pro Forma Combined Income Statements reflect the following:

CWI

     - The CWI column on the 1995 pro forma income statement reflects the 1995 results of CWI prior to the date of acquisition and before purchase accounting adjustments.


     - CWI's results for 1994 were depressed due to an abnormally low table game win percentage at Caesars Palace in Las Vegas. The table game win percentage at CWI's casinos has been reasonably predictable over the long-term, but may vary considerably over the short-term because of the significant amount of high-wagering play. In 1994, CWI experienced lower table game win percentages at Caesars Palace as a result of unusually large losses to a small number of table game customers. If operating margins were at a normalized rate based on the average for the three previous fiscal years, operating income would have been $159 million. This adjustment is not reflected in the CWI column or for 1994.


MSG

     - The acquisition of MSG was completed on March 10, 1995, in partnership with Cablevision Systems Corporation for $1 billion. MSG has recorded goodwill representing the excess of the fair value over the assets acquired which is being amortized over 40 years on a straight-line basis. The amortization of such goodwill and of other intangibles is included in the Equity in MSG column. New ITT has a 50% voting interest in MSG, and, accordingly, the acquisition is accounted for on the equity method.

     - The MSG column on the 1994 pro forma income statement reflects New ITT's equity in MSG's 1994 losses, including amortization of goodwill. The column on the 1995 pro forma income statement reflects New ITT's equity in MSG's 1995 losses, including amortization of goodwill, prior to the date of acquisition.

OTHER ACQUISITIONS

     The acquisitions of the 70.3% interest in Ciga and other luxury hotels within the Hotel operations (including the Phoenician and Crescent hotels in Scottsdale, Arizona and the Park Grand in Australia) were made at different times during 1994. Therefore, the 1994 historical results of New ITT include the results of Ciga and these luxury hotels from their respective acquisition dates along with the related purchase accounting adjustments (comprised primarily of additional goodwill amortization). The Ciga and Other Hotel Acquisition column on the 1994 pro forma statement represents the 1994 results of these hotels prior to the dates of acquisition and before purchase accounting adjustments.

PRO FORMA ADJUSTMENTS

     - The recorded values of CWI's assets and liabilities approximated fair market value as of the acquisition date except for: (1) land whose estimated fair value was $250 million in excess of its recorded value and
       (2) goodwill representing the excess of the fair value over the assets acquired. Amortization of goodwill is on a straight-line basis over 40 years. A Federal income tax benefit was not provided on goodwill amortization as no basis step-up is allowable for tax purposes.

     - Interest cost on the acquisition financing was calculated based on the acquisitions being funded with approximately 50% debt and 50% advances from ITT Industries (ITT). Interest on the debt is 8%, the rate ITT Industries (ITT) charges New ITT on interest bearing advances. A Federal income tax benefit computed at the statutory rate is also reflected.

     - The pro forma adjustments column on the 1994 income statement reflects a full year of the acquisition financing costs to the extent not reflected in the historical results.

PER SHARE AMOUNTS


     Earnings (loss) per share assumes 119 million shares of New ITT Common Stock outstanding in all periods. This represents ITT's fully diluted shares outstanding at June 30, 1995.


                                    * * * *

LIMITATIONS ON PROJECTIONS, FORECASTS AND PRO FORMA FINANCIAL INFORMATION


     The assumptions and estimates underlying the projected and forecasted data or information in this Proxy Statement are inherently uncertain and, although considered reasonable by management of ITT, are subject to significant business, economic and competitive uncertainties, many of which are beyond the control of ITT and its subsidiaries. Accordingly, there can be no assurance that the projected and forecasted financial results will be realized. In fact, actual results in the future usually will differ from the forecasted financial results and the differences may be material. NEITHER ITT NOR ANY OF ITS SUBSIDIARIES INTENDS AFTER THE DATE OF THIS PROXY STATEMENT TO UPDATE ANY FORECASTED OR PROJECTED FINANCIAL DATA OR INFORMATION CONTAINED IN THIS PROXY STATEMENT AND THE ABSENCE OF SUCH AN UPDATE SHOULD NOT BE CONSTRUED AS ANY INDICATION REGARDING THE VIEWS OF MANAGEMENT OF ITT (OR OF NEW ITT AFTER THE DISTRIBUTION) CONCERNING THE FORECASTED OR PROJECTED DATA OR INFORMATION CONTAINED IN THIS PROXY STATEMENT. THERE IS NO PROJECTED OR FORECASTED INFORMATION IN THE UNAUDITED PRO FORMA COMBINED INCOME STATEMENTS ABOVE. THIS IMPORTANT PARAGRAPH IS INCLUDED HERE FOR EASE OF REFERENCE WHEN PROJECTED OR FORECASTED DATA IN RESPECT OF NEW ITT IS INCLUDED ELSEWHERE IN THIS PROXY STATEMENT.


     In addition, the pro forma financial information contained in this Proxy Statement does not purport to be indicative of the results of operations that would actually have been reported had the transactions underlying the pro forma adjustments actually been consummated on such dates or of the results of operations that may be reported by New ITT in the future. Pro forma information in respect of New ITT assumes that the acquisitions of CWI, the 70.3% interest in Ciga, certain other hotel properties and MSG in partnership with another entity were completed at the beginning of the relevant reporting period.

     The Unaudited Pro Forma Combined Income Statements and projected, forecasted and pro forma financial data contained in this Proxy Statement should be read in conjunction with, and are qualified by, information set forth under "NEW ITT MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and New ITT's Combined Financial Statements and Notes thereto appearing elsewhere in this Proxy Statement and these limitations.

              ITT INDUSTRIES MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This discussion and analysis of financial condition and results of operations is prepared to reflect the discontinuance of the businesses of New ITT and ITT Hartford and refers to ITT Industries, although the corporation was named ITT Corporation during the periods covered.

BACKGROUND AND BUSINESS CONDITIONS


     After the Distribution, ITT Industries will be engaged, directly and through its subsidiaries, in the design and manufacture of a wide range of high technology products, focused on the three principal business segments of automotive, defense and electronics, and fluid technology. ITT Industries is a substantial worldwide enterprise with 1994 sales of $7.8 billion, of which approximately half is produced or sold outside the United States, and which would rank ITT Industries among the top 200 of companies in the "Fortune 500". With 58,000 employees based in over 40 countries, ITT Industries companies sell products in over 100 countries under a variety of highly regarded brand names coupled with the ITT trademark. Each of its three principal business units is recognized internationally as a leader in its chosen field and competes based on the skills of its people in technical leadership, customer relations and manufacturing proficiency. Following the Distribution, ITT Industries will continue to pursue opportunities for growth, with a particular focus on strengthening its position in areas of existing product leadership and expanding international sales.


     ITT Automotive is one of the largest independent suppliers of systems and components to vehicle manufacturers worldwide with 1994 sales of $4.8 billion. Through operations located in Europe, North and South America and joint ventures and licensees in Asia, ITT Automotive designs, engineers and manufactures a broad range of automotive systems and components under two major worldwide product groupings. The Brake and Chassis Systems group, with annual sales approaching $3 billion, represents the world's largest array of expertise in braking and chassis system capabilities, including anti-lock brake ("ABS") and traction control ("TCS") systems, chassis systems, foundation brake components, fluid handling products and Koni shock absorbers. In 1994, ITT Automotive maintained its position as a leading global supplier of four-wheel ABS and TCS, sales of which exceeded $1 billion for the second consecutive year. The Body and Electrical Systems group, with sales approaching $2 billion annually, produces automotive products, such as door and window assemblies, wiper module assemblies, seat systems, air management systems, switches and fractional horsepower DC motors. During 1994, ITT Automotive substantially increased its previously established position as a leading producer of electric motors and wiper systems, through the acquisition from General Motors of its motors and actuators business unit, now renamed ITT Automotive Electrical Systems, Inc.


     ITT Defense & Electronics companies, with 1994 sales of $1.5 billion, develop, manufacture and support high technology electronic systems and components for defense and commercial markets on a worldwide basis with operations in North America, Europe and Asia. Defense market products include tactical communications equipment, electronic warfare systems, night vision devices, radar, space payloads and operations and management services. Commercial products include interconnect products such as connectors, switches and cable assemblies and night vision devices. ITT Defense & Electronics enjoys a leadership position in certain products that are expected to be critical to the armed forces in the 21st century, particularly products that facilitate communications in the forward area battlefield, night vision devices that enable soldiers to conduct night combat operations and electronic systems that protect allied forces from enemy radar controlled missiles. In addition, through its international field engineering business, ITT Defense & Electronics is well positioned to gain from trends to commercialize and outsource military support operations. In the interconnect products market, ITT Cannon maintains a position as one of the world's top ten connector companies based on revenue and is a leading supplier to the military/aerospace and industrial sectors.


     ITT Fluid Technology, with 1994 sales of $1.1 billion, is a worldwide leader in the design, development, production and sale of products, systems and services used to move, handle, transfer, control and contain fluids of all kinds. Operating in more than 100 countries, ITT Fluid Technology is a leading supplier of pumps, valves, heat exchangers, mixers, instruments and controls for the management of fluids. Its major unit is ITT Flygt, which is headquartered in Sweden and is a pioneer in submersible technology and the world leader in submersible pumping and mixing products. Other units hold market leadership positions in a number of product/market segments under long-established, strong brand names such as AC Pump, Barton, Bell & Gossett, Cam-tite and Dia-Flo valves, McDonnell & Miller, Jabsco, Marlow and others. In 1994, ITT acquired Richter Chemie-Technik GmbH, a leading German producer of specialized pumps and valves to handle the flow of high temperature corrosive liquid and gaseous media.


RESULTS OF OPERATIONS


SIX MONTHS ENDED JUNE 30, 1995 COMPARED WITH SIX MONTHS ENDED JUNE 30, 1994



     Net income from continuing operations of $91 million or $0.69 per fully diluted share declined 7%, compared with the $98 million or $0.69 per fully diluted share reported in the 1994 period. The decline was caused by an after-tax provision of $29 million or $0.25 per fully diluted share for the expected loss on the disposal of ITT Semiconductors (a business unit that manufactures and produces semiconductors) and a portion of ITT Community Development Corporation (a business unit that develops real estate). Excluding this provision, net income was $120 million or $0.94 per fully diluted share, a 22% improvement largely due to the contribution of Electrical Systems Inc. ("ESI"), the former General Motors' motors and actuators business acquired in March 1994. Excluding ESI, net income still exceeded the 1994 level due to higher volumes in a number of product lines and the favorable impact of continuing cost reduction programs. Income from discontinued operations totaled $749 million (including $403 million reflecting the gain on the sale of ITT Financial) and $373 million for the first six months of 1995 and 1994, respectively, and represents the results of ITT Hartford, New ITT, ITT Financial and, in 1994, Rayonier. Net income was $840 million or $7.08 per fully diluted share, compared with $460 million or $3.51 per fully diluted share in the 1994 period.



     Net sales totaling $4.6 billion rose 23% with improvements at Automotive, Defense & Electronics and Fluid Technology. Excluding the ESI contribution, net sales improved 16%. Gross margin approximated 14% in the 1995 period and 15% in the 1994 period due to higher material costs, while selling, general and administrative expenses decreased to 7.4% of sales from 8.3% in the 1994 period due to a continuing focus on cost reduction and efficiency programs. Service charges from affiliated companies represent fees for advice and assistance related to certain centralized general and administrative functions of ITT before the Distribution. Such services represent advice and assistance in connection with cash management, legal, accounting, tax and insurance services and charges totaled $44 million and $35 million in the 1995 and 1994 first six months, respectively. The fees for these services, which are based upon a general relations agreement, approximate 1% of ITT Industries' sales. See "Plan of Distribution" note to ITT Industries Consolidated Financial Statements herein. After the Distribution, reduction of such expenses will be a focus of ITT Industries as these services are developed or purchased from other sources. Other operating expenses, which include gains and losses from foreign exchange transactions and other charges, totaled $6 million in the 1995 period, compared with $37 million in the 1994 period. Operating margins (excluding service charges from affiliated companies) rose to 6.2% in the six months, up from 5.8% in the first six months of 1994, a result of the factors discussed above.



     Interest expense, net, benefited in the 1994 period from interest income totaling $32 million on a note receivable from the sale of Alcatel N.V. in 1992. Excluding interest income in both periods, interest expense increased to $80 million compared with $63 million in 1994, reflecting higher borrowings in connection with the March 1994 ESI acquisition and capital additions.



     Miscellaneous Income (Expense) includes the provision for the expected loss on the disposal of ITT Semiconductors and a portion of ITT Community Development Corporation. The effective income tax rate approximated 41% in the 1995 and 1994 periods. Income tax expense decreased by $7 million, to $62 million in the 1995 period, due to the lower pretax earnings.

     Business Segments -- Sales and operating income before service charges from affiliated companies for each of ITT Industries' three major business segments were as follows for the first six months of 1995 and 1994 ($ in millions):



                                                                      OPERATING
        SALES                                                           INCOME
  -----------------                                                 --------------
     SIX MONTHS                                                       SIX MONTHS
  -----------------                                                 --------------
   1995       1994                                                  1995      1994
  ------     ------                                                 ----      ----
  $3,028     $2,283  ............... Automotive.................... $205      $164



     Automotive's 1995 six month results benefited significantly from the ESI acquisition and from higher volumes and the continued impact of cost reduction programs. These benefits were partly offset by continued pricing pressure from original equipment manufacturers and higher material and labor costs.



                                                                      OPERATING
        SALES                                                           INCOME
  -----------------                                                 --------------
     SIX MONTHS                                                       SIX MONTHS
  -----------------                                                 --------------
   1995       1994                                                  1995      1994
  ------     ------                                                 ----      ----
  $  762     $  753  ............... Defense & Electronics......... $ 45      $ 37



     At Defense & Electronics, 1995 six month operating income rose on slightly higher revenues due to improved margins at several units and a $3 million gain on the termination of a leasehold interest. Order backlog was $2.2 billion at both June 30, 1995 and 1994.



                                                                      OPERATING
        SALES                                                           INCOME
  -----------------                                                 --------------
     SIX MONTHS                                                       SIX MONTHS
  -----------------                                                 --------------
   1995       1994                                                  1995      1994
  ------     ------                                                 ----      ----
  $  605     $  519  ............... Fluid Technology.............. $ 47      $ 38



     At Fluid Technology, 1995 six month sales and operating income increased at all units, most significantly at Flygt due to higher volume and favorable foreign exchange.


YEAR ENDED DECEMBER 31, 1994 COMPARED WITH THE YEAR ENDED DECEMBER 31, 1993


     Net income was $1.022 billion or $8.02 per fully diluted share, compared with $913 million or $6.90 per fully diluted share in 1993, including income from Discontinued Operations totaling $831 million and $828 million, respectively.



     Reported net income was adversely impacted by the net effect of three accounting changes, the cumulative effect of which totaled $11 million after tax or $.09 per fully diluted share as of January 1, 1994. ITT Industries adopted Statement of Financial Accounting Standards ("SFAS") No. 115 and related pronouncements which required adjustments to the fair value of mortgage-backed interest-only securities held by its discontinued businesses through the statement of income. The cumulative effect of this accounting change was a $36 million after tax charge or $.29 per fully diluted share. In an unrelated change, the basis for discounting certain workers' compensation liabilities in the Insurance business was changed from an insurance guideline-based method to an estimated risk-free rate of return to reflect more appropriately current market conditions. The cumulative effect of this accounting change was a benefit of $42 million after tax or $.33 per fully diluted share. Finally, ITT Industries changed the accounting for certain marketing and start-up costs at the discontinued ITT Educational. Such costs, which had been previously deferred and amortized, are now expensed as incurred. The cumulative effect of this accounting change was an after tax charge of $17 million or $.13 per fully diluted share. The 1993 net income was adversely impacted by an extraordinary loss of $50 million after tax or $.38 per fully diluted share resulting from the retirement of fixed rate debt.


     Net income from continuing operations of $202 million rose by $67 million (50%) from the 1993 level of $135 million. Over 46% of the net income growth was contributed by ESI, which was acquired in March 1994. Net income in 1994 included a $15 million after tax loss from the divestment of ITT Instruments, a non-strategic business within the Defense & Electronics business segment. Net income in 1993 included an after tax gain of $10 million for the divestment of ITT Components Distribution, also within the Defense & Electronics segment. Higher volumes at Automotive and Fluid Technology combined with the favorable impact of ongoing cost reduction programs in all businesses to contribute to the favorable net income comparison.


     Net sales in 1994 rose to a record $7.8 billion, an increase of 17% from $6.6 billion in 1993. Without ESI, net sales from existing businesses rose 6.6%, principally from higher Automotive volumes.


     Gross margins remained steady at approximately 15% in both periods. Selling, general and administrative expenses declined by $12 million or 2% in response to ongoing efforts to reduce costs and increase efficiency. Service charges from affiliated companies, which are based on a percentage of sales, rose by $14 million to $73 million. See "Plan of Distribution" note to ITT Industries Consolidated Financial Statements herein. After the Distribution, reduction of such expenses will be a focus of ITT Industries as these services are developed or purchased from other sources. Other operating expenses declined from $31 million to $17 million due chiefly to the absence of significant restructuring provisions recorded by Automotive in the fourth quarter of 1993 for the downsizing and consolidation of its European operations. Operating margins (excluding service charges from affiliated companies) increased to 6.3%, compared with 4.3% in 1993.

     Interest expense, net, benefited from income on notes receivable related to the 1992 Alcatel N.V. sale totaling $32 million in 1994 and $90 million in 1993. Excluding interest income, interest expense decreased to $114 million compared with $153 million in the prior year principally due to the collection of Alcatel notes in July and the use of those proceeds to reduce debt. Share repurchases in excess of $1 billion resulted in higher debt levels at year end.


     Miscellaneous expense in 1994 totaled $21 million due primarily to the loss on the sale of ITT Industries' Instruments subsidiary. Results in 1993 included the gain on the fourth quarter sale of ITT Components Distribution, partly offset by smaller losses on the disposition of certain Automotive operations.


     Income taxes of $147 million were provided on pretax income of $349 million representing a 42% effective tax rate. In 1993, the effective income tax rate was 33%. This rate is unusually low and reflected the one-time remeasurement of deferred tax liabilities pursuant to changes in the German statutory tax rates as well as the realization of tax benefits on the disposition of certain subsidiaries.

     Business Segments -- Sales and operating income before service charges from affiliated companies for each of ITT Industries' three major business segments were as follows ($ in millions):

                                                                    OPERATING
        SALES                                                         INCOME
  -----------------                                               --------------
   1994       1993                                                1994      1993
  ------     ------                                               ----      ----
  $4,784     $3,580.................... Automotive............    $328      $164

     Sales in 1994 for Automotive increased 34% from 1993 levels to $4.8 billion. Approximately 58% of the increase is due to the March 1994 ESI acquisition, with the balance reflecting higher market penetration of anti-lock brake systems ("ABS") in North America and Europe as well as increased vehicle production. The ESI acquisition improved the geographic balance of Automotive's North American and European sales mix. In 1994, North American sales comprised 50% of the total, compared with 43% in 1993.


     Automotive segment operating income doubled in the year on increased sales volumes (including the ESI acquisition) and continued cost reductions. Lower sales prices and higher labor costs partly offset the growth in sales. Excluding ESI, higher sales volume resulted in an operating improvement of 60% compared with 1993. The benefits of cost reduction programs and the successful integration of ESI enabled Automotive to improve operating margins despite significant price concessions granted to customers. Operating margins (excluding service charges from affiliated companies) increased to 6.9% from 4.6% last year.


                                                                    OPERATING
        SALES                                                        INCOME
  -----------------                                              --------------
   1994       1993                                               1994      1993
  ------     ------                                              ----      ----
  $1,498     $1,426................ Defense & Electronics ...    $ 96      $ 77


     Sales for Defense & Electronics rose 5% compared with 1993, primarily due to increased international defense radar and radio product sales as well as higher connector volumes. Operating income increased 25% to $96 million due principally to the return to profitability of the connectors business, which benefited from restructuring actions in prior years. Operating income in other defense businesses declined in 1994 due to lower margin adjustments on mature military programs, partly offset by higher sales volumes and the benefits of cost reduction programs. Order backlog at the end of 1994 remained even with the $2.1 billion backlog at the end of 1993.

                                                                   OPERATING
        SALES                                                        INCOME
  -----------------                                               --------------
   1994       1993                                                1994      1993
  ------     ------                                               ----      ----
  $1,125     $1,030.................... Fluid Technology......    $ 99      $ 95

     Fluid Technology reported 9% growth in sales in 1994, the first significant increase since 1990. The improvement was the result of new product initiatives, global market development activities, a strong North American heating season caused by severe winter weather and generally strengthening economic conditions worldwide. The acquisition of Richter Chemie-Technik, a German manufacturer of plastic-lined valves and pumps, also contributed to the increase. ITT Flygt, through an increase in market share, was the primary contributor to the improvements at Fluid Technology. Operating income improved in 1994 despite intense competition, increased raw material costs and the absence of favorable 1993 foreign exchange transactions. The improvement was achieved through higher sales volume, price increases and benefits from cost reduction efforts.


YEAR ENDED DECEMBER 31, 1993 COMPARED WITH THE YEAR ENDED DECEMBER 31, 1992



     Net income in 1993 of $913 million ($6.90 per fully diluted share) compared with a net loss in 1992 of $885 million (($6.90) per fully diluted share). The 1993 net income was adversely impacted by an extraordinary loss of $50 million after tax, or $.38 per fully diluted share, resulting from the retirement of fixed rate debt at ITT Financial. The net loss in 1992 included the effects of ITT Industries' adoption of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions", and SFAS No. 112, "Employers' Accounting for Postemployment Benefits", which were recorded effective January 1, 1992, using the immediate recognition method. These accounting changes resulted in a cumulative catch-up adjustment of $625 million after tax or $4.71 per fully diluted share. In July 1992, ITT Industries (ITT) completed the sale of its 30% stake in Alcatel N.V. to its joint venture partner, Alcatel Alsthom, resulting in a gain of $942 million ($622 million after tax) or $4.71 per fully diluted share. In addition, ITT Industries embarked on a significant restructuring program in 1992, and restructuring provisions were recorded at all major business segments, the most significant of which were recorded at Defense & Electronics. Such provisions, which totaled $82 million pretax ($54 million after tax), included the closedown of facilities and product lines as well as personnel termination costs at several of the segment business units.


     Income from continuing operations (excluding the Alcatel N.V. gain in 1992) rose to $135 million in 1993 from $33 million in 1992.

     Net sales in 1993 of $6.6 billion declined from the $6.8 billion reported in 1992 due principally to reduced Defense business as several major programs were completed.

     Gross margins approximated 15% in 1993, up from less than 13% in 1992, with all major businesses contributing to the improvement. Selling, general and administrative expenses in 1993, at 9.9% of sales, were $31 million lower than the $686 million reported in 1992. Service charges from affiliated companies of $59 million declined $3 million in conjunction with lower sales levels (see "Plan of Distribution" note to ITT Industries Consolidated Financial Statements herein). Other operating expenses of $31 million in 1993 were $79 million lower than in 1992, which included the previously mentioned restructuring provisions. Expenditures, totaling $8 million in 1993 and $20 million in 1992, to cover environmental exposures are also included in other operating expenses.

     Interest expense, net, benefited in both 1993 and 1992 from interest income on notes receivable pertaining to the July 1992 sale of Alcatel N.V. Such income totaled $90 million in 1993 and $57 million in 1992. Excluding interest income, interest expense totaled $153 million in 1993, compared with $180 million in 1992. The decrease primarily reflects lower effective interest rates on interest-bearing debt.

     Miscellaneous income of $3 million in 1993 primarily reflected a gain on the sale of ITT Components Distribution, partly offset by smaller losses on the disposition of certain Automotive operations. The $10 million expense in 1992 includes a $7 million write-down to reflect a small, non-core operation at its estimated net realizable value.


     Income taxes of $65 million in 1993 were provided on pretax income of $200 million, representing a 33% effective tax rate, which was unusually low for the reasons discussed above. The 1992 effective tax rate was 32% due to the effect of the Alcatel N.V. gain and equity earnings. "Cumulative Effect of Accounting Changes" in the financial statements is presented on a net of tax basis, and, accordingly, the associated tax benefit is not included in the provision above.



     Business Segments -- Sales and operating income, excluding service charges from affiliated companies for each of ITT Industries' three major business segments, were as follows ($ in millions):



                                                                       OPERATING
     SALES                                                              INCOME
- ---------------                                                       -------------
 1993     1992                                                        1993     1992
- ------   ------                                                       ----     ----
$3,580   $3,498......................... Automotive ..............    $164     $118

     Automotive sales increased in 1993 as a result of increased ABS market penetration, higher light vehicle production in North America and the continued shift in consumer preference toward light trucks for which Automotive maintains a strong product offering. Tempering the growth in 1993 was the deepening recession in Western Europe which resulted in a decline in Western European car production. Western European sales comprised 57% of the total in 1993 compared with 68% in 1992. Operating income rose by nearly 40% compared with 1992 due largely to continued cost reduction efforts partially offset by lower sales prices and higher labor costs.


                                                                       OPERATING
     SALES                                                              INCOME
- ---------------                                                       -------------
 1993     1992                                                        1993     1992
- ------   ------                                                       ----     ----
$1,426   $1,663........................ Defense & Electronics ...    $ 77     $(29)


     The 14% sales reduction at Defense & Electronics in 1993 was anticipated as the completion of several major programs and reduced U.S. government defense spending resulted in lower shipments and a decline in operations and maintenance contracts. Operating income improved substantially in 1993 due in part to current year cost improvements at several units and favorable margin adjustments on mature military programs. The comparison with 1992 also benefits from the absence of the $82 million restructuring charge in 1992. Order backlog totaled $2.1 billion at both December 31, 1993 and December 31, 1992.



                                                                       OPERATING
     SALES                                                              INCOME
- ---------------                                                       -------------
 1993     1992                                                        1993     1992
- ------   ------                                                       ----     ----
$1,030   $1,070.............................. Fluid Technology ...    $ 95     $ 67

     Sales at Fluid Technology were $40 million lower than in 1992 due primarily to a stronger U.S. dollar versus many currencies of the European countries in which Fluid Technology operates. Growth in markets including water and wastewater treatment, power generation, exports and new products was largely offset by weak market conditions in such industries as construction, industrial process, oil and gas, mining and leisure marine. Despite sales pressures, operating income in 1993 improved at all businesses and benefited from the impact of cost improvement actions taken in 1992, including the consolidation of facilities to reduce excess capacity. In 1992, provisions for restructuring, along with devaluation of the Swedish krona, adversely impacted operating income.

ALCATEL N.V.

                                                                      1994     1993     1992
                                                                      ----     ----     ----
    Equity in Earnings of Alcatel N.V. ($ in millions)..............   --       --      $97

     ITT Industries (ITT) sold its 30% interest in Alcatel N.V. to its joint venture partner, Alcatel Alsthom in July 1992. Proceeds from the sale included $1 billion in cash, two notes collected in July 1993 and 1994 totaling $1.6 billion (including interest) and 9.1 million shares in Alcatel Alsthom. The shares have a net book value of $806 million and are included in the net assets of Discontinued Operations. ITT Industries (ITT) recognized a pretax gain of $942 million ($622 million after tax) in 1992 on the transaction.

DISCONTINUED OPERATIONS AND UNITS HELD FOR DISPOSITION

     The following is a table summarizing the results of discontinued operations, net of tax ($ in millions):


                                                        FOR THE SIX
                                                       MONTHS ENDED        FOR THE YEAR ENDED
                                                         JUNE 30,             DECEMBER 31,
                                                       -------------     -----------------------
                                                       1995     1994     1994     1993     1992
                                                       ----     ----     ----     ----     -----
New ITT..............................................  $ 53     $ 37     $ 74     $ 39     $   2
ITT Hartford.........................................   245      292      632      537      (274)
ITT Financial........................................    48       32      113      199      (571)
ITT Rayonier.........................................    --       12       12       53       (72)
                                                       ----     ----     ----     ----     -----
  Total Discontinued Operations......................  $346     $373     $831     $828     $(915)
                                                       ====     ====     ====     ====     =====



     The Board of Directors of ITT has approved (subject to the satisfaction of the conditions to the Distribution discussed under "THE
DISTRIBUTION -- CONDITIONS TO THE DISTRIBUTION" and the actual declaration of the dividend in respect of the Distribution) a plan to distribute to its shareholders all outstanding shares of common stock of New ITT and ITT Hartford. Under the proposed plan, New ITT (to be renamed ITT Corporation) and ITT Hartford will become independent, publicly-traded companies in which ITT Industries will not retain any equity interest. The accompanying financial statements reflect these businesses as discontinued operations in all periods presented. ITT Financial and Rayonier, which were previously discontinued, are also included in discontinued operations in the appropriate periods.


LIQUIDITY AND CAPITAL RESOURCES


     ITT Industries generated EBITDA (defined as earnings before interest, taxes, depreciation and amortization) of $451 million in the six months ended June 30, 1995, compared with $366 million in the comparable 1994 period, a 23% improvement. EBITDA is expected to continue to grow in the balance of 1995, but at a slower pace than in the first six months of 1995 where the comparison benefited from the March 1994 ESI acquisition. EBITDA for the full year 1994 was $791 million, a 43% improvement over the $552 million in 1993 and 137% better than the $334 million generated in 1992. The improvements are a result of ITT Industries' earnings growth, primarily in the Automotive business segment which benefited from the ESI acquisition. Cash from continuing operating activities as defined by Statement of Financial Accounting Standards ("SFAS") No. 95 increased to $395 million in the six months ended June 30, 1995, compared with $145 million in the comparable 1994 period. The SFAS definition of cash from continuing operating activities differs from EBITDA largely due to the inclusion of interest, taxes and changes in working capital. The improvement reflects the improved operating results discussed above as well as timing differences with respect to tax payments and receipts and working capital requirements. In each of the full years of 1994, 1993 and 1992, cash from continuing operating activities exceeded $600 million.



     In 1995, ITT Industries realized $11.7 billion of proceeds through June 30 from the sale of assets at ITT Financial. From July 1, 1995 through July 31, 1995, ITT completed additional sales of assets of ITT Financial for $.3 billion in cash, and all the proceeds from these transactions were used to repay ITT Financial indebtedness. Funds of $853 million were generated in 1994 from the sale of divested assets, primarily receipt of $817 million as the final installment from the 1992 sale of Alcatel N.V. Previous payments from that sale totaled $767 million in 1993 and $1.0 billion in 1992. The cash generated was used to fund strategic acquisitions and capital additions along with repurchases of the ITT Common Stock.



     Many of ITT Industries' businesses require substantial investment in plant and tooling in order to produce competitively superior products, including development costs of next generation products. Historically, ITT Industries businesses have generated sufficient operating cash flow to fund such expenditures. Gross plant additions totaled $165 million in the first six months of 1995, with approximately 60% of that total incurred at

Automotive, primarily in ABS and traction control technology. At June 30, 1995, contractual commitments have been made for additional capital expenditures totalling $264 million in 1995 and an additional $513 million in future years. Spending on capital expenditures for the 1994 six months was $124 million, two-thirds of which was at Automotive. Gross plant additions totaled $407 million in 1994, $337 million in 1993 and $351 million in 1992, as expenditures for adaptive braking systems, including the latest variation of low cost ABS technology, was and continues to be important to overall strategy. Investments in foundation brakes and brake actuation technology, electrical systems and motors, and facilities in developing countries, including the Far East, the Czech Republic and Hungary, were also integral to ITT Industries' investment strategy. In addition, certain facilities and equipment are utilized by ITT Industries businesses through operating leases. Minimum rentals under operating leases in effect are $81 million in 1995, $67 million in 1996 and $121 million in the 1997 through 1999 period.



     Acquisition spending totaled $418 million in 1994, consisting of Automotive's purchase of ESI for $374 million in March 1994 and Fluid Technology's acquisition of Richter Chemie-Technik. The first six months of 1995 included a small acquisition at Automotive. Liquidity needs in connection with any future acquisitions would, in large part, be met through traditional debt or equity financings, asset sales or any combination thereof.


     Expenditures for research, development and engineering totaled $396 million in 1994, $460 million in 1993 and $502 million in 1992, approximately 50% of which was pursuant to customer contracts. The reduction over the three years is directly attributable to reduced customer requirements in the Defense companies. Research and development expenditure levels, excluding those pursuant to customer contracts, are expected to remain at approximately 3% of sales for the foreseeable future, although there can be no assurance such results will occur. Research, development and engineering expenditures have funded numerous product developments such as anti-lock brake and wiper systems and electronic countermeasures and tactical radio communications technology.


     Cash flows after gross plant additions are expected to be sufficient to cover working capital needs, interest, taxes and, subject to the limitations discussed under "DIVIDEND POLICY", a dividend to shareholders. Working capital needs in the first six months of 1995 and 1994 largely reflect seasonality in the Automotive business. Working capital needs increased in 1994 compared with 1993 and 1992 due principally to growth in the Automotive business.



     External borrowings at ITT Industries were $2.4 billion at June 1995 compared with $2.6 billion at December 1994 and $3.0 billion at December 1993. Cash and cash equivalents of $411 million at June 30, 1995 compared with $322 million at year-end 1994 and $240 million at year-end 1993.


     Effective January 1, 1994, ITT Industries adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities", which requires investments to be reflected at fair value, with the corresponding impact reported as a separate component of Stockholders' Equity in situations where those investments are "available for sale", as defined in SFAS No. 115. The accounting standard does not allow for a corresponding fair value adjustment to liabilities. Stockholders' Equity can vary significantly between reporting periods as market interest rates and other factors change. Accordingly, ITT Industries does not include unrealized gains or losses in its assessment of debt to total capitalization. Following the Distribution, the impact of this accounting standard to ITT Industries' Stockholders' Equity will be immaterial.


     Stockholders' Equity increased $826 million during the first six months of 1995, excluding the SFAS No. 115 impact, due to growth in retained earnings but decreased $0.7 billion in 1994 mainly as the result of share repurchases ($1.0 billion), dividends ($0.3 billion) and the spin-off of Rayonier ($0.6 billion), which were partly offset by 1994 net income.



     ITT terminated the ESOP portion of the ITT Investment and Savings Plan and in July 1995 the trustee of the ESOP completed the sale of 5.3 million unallocated shares of ITT Common Stock in the ESOP. The sales proceeds will be used to repay the debt associated with the ESOP, which totaled $541 million at June 30, 1995. In addition, proceeds from the sale of ITT Financial assets as well as other non-strategic assets are expected to continue to be used to repay outstanding borrowings. Management of ITT expects to capitalize

ITT Industries in a manner similar to comparable companies following the Distribution. See "ITT INDUSTRIES FORECASTED CAPITALIZATION." In connection therewith, ITT expects that it will allocate an aggregate of $2.7 billion of its indebtedness to New ITT. See "THE DISTRIBUTION -- TREATMENT OF CERTAIN DEBT INSTRUMENTS".



     In connection with the allocation, ITT recently announced that it has successfully completed a tender offer for an aggregate of $4.1 billion of its debt securities, with an estimated $3.4 billion of the aggregate principal amount of the debt securities having been tendered. The premium paid for the indebtedness resulted in an after tax accounting loss of approximately $300 million ($460 million pretax). Although the amount of indebtedness on the balance sheet will increase by the premium paid, the net interest expense associated with the new principal amount of indebtedness is expected to decrease relative to the interest expense paid by ITT before the tender offer, since the weighted average interest rate on the new principal amount of indebtedness is expected to be substantially below the weighted average interest rate on the indebtedness prior to the tender offer. On an economic basis, the present value cost of the tender offer and reissuance of indebtedness is expected to approximately equal the present value cost of leaving the indebtedness outstanding. The tender offer was financed with the proceeds of commercial paper borrowings by ITT of approximately $3.7 billion. Management expects to refinance these commercial paper obligations, and then allocate the indebtedness, prior to the Distribution Date, through proceeds of new borrowings by New ITT and ITT Industries, as applicable. These obligations could be in the form of commercial paper borrowings, bank borrowings or public or private financings or any combination of the foregoing.


     ITT Industries uses derivative financial instruments extensively in its discontinued Insurance segment as part of its risk management strategy. Derivative financial instruments are also used to a much lesser degree in several other segments of ITT Industries. Interest rate risk relative to ITT Industries' debt portfolios is managed through interest rate swap agreements, primarily in the discontinued Finance segment. The multinational operations of ITT Industries also create exposure to foreign currency fluctuation. Foreign currency risk relative to ITT Industries' net investment in a foreign country, foreign denominated debt or a specific foreign denominated transaction is managed in part through currency swaps and forward exchange contracts. Foreign currency transaction gains or losses were not significant in the periods discussed above.


     ITT Industries is an end-user of derivatives and does not utilize them for speculative purposes. The notional amounts of derivative contracts represent the basis upon which pay and receive amounts are calculated and therefore are not reflective of credit risk. Credit risk is limited to the amounts calculated to be due or owed by ITT Industries on such contracts. ITT Industries expects to continue to use interest rate swaps to reduce its cost of borrowing in the future, although the divestment of ITT Financial will result in substantially reduced activity in the future.


INCOME TAXES

     Income taxes have been assessed to ITT Industries historically in accordance with a tax sharing agreement with New ITT and ITT Hartford that generally requires the computation of income taxes as if these companies had been stand-alone entities. In all years presented, credits for income taxes paid in foreign jurisdictions were fully utilizable in the United States in the ITT consolidated tax return. This full utilization of credits may not be achievable in the future and, to the extent foreign tax credits cannot be used to reduce the U.S. tax obligation, a higher effective income tax rate will be incurred.

ENVIRONMENTAL MATTERS

     ITT Industries is subject to stringent environmental laws and regulations that affect its operating facilities and impose liability for the clean-up of past discharges of hazardous substances. These laws include the Federal Clean Water Act, Clean Air Act, the Resource Conservation and Recovery Act and the Comprehensive Environmental Response, Compensation and Liability Act. Management of ITT Industries believes that ITT Industries is in substantial compliance with these and all other applicable environmental requirements. Environmental compliance costs are accounted for primarily as normal operating expenses. Management of

ITT Industries does not believe that such environmental compliance costs will have a material adverse effect on ITT Industries' financial position, results of operations or cash flow.


     In estimating the costs of environmental investigation and remediation, ITT Industries considers, among other things, its prior experience in remediating contaminated sites, remediation efforts by other parties, the professional judgment of environmental experts and the likelihood that other parties which have been named potentially responsible parties ("PRPs") will have the financial resources to fulfill their obligations at sites where they and ITT Industries may be jointly and severally liable. Under the scheme of joint and several liability, ITT Industries theoretically could be liable for the full costs of investigation and remediation, even if additional parties are found to be responsible under the applicable laws. It is difficult to estimate the total costs of investigation and remediation due to various factors, including incomplete information regarding particular sites and other PRPs, uncertainty regarding the extent of contamination and ITT Industries' share, if any, of liability for such problems, the selection of alternative remedies and changes in cleanup standards. When it is possible to create reasonable estimates of liability with respect to environmental matters, ITT Industries establishes reserves in accordance with generally accepted accounting principles. While the outcome of ITT Industries' various remediation efforts presently cannot be predicted with a high level of certainty, management does not expect that these matters will have a material adverse effect on ITT Industries' financial position, results of operations or cash flow. See "BUSINESS OF ITT INDUSTRIES AFTER THE DISTRIBUTION -- LEGAL PROCEEDINGS".

EFFECT OF INFLATION

     The rate of inflation as measured by changes in the average consumer price index has not had a material effect on the revenues or operating results of ITT Industries during the three most recent fiscal years.

                  NEW ITT MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This discussion and analysis of financial condition and results of operations is prepared as if New ITT were a separate entity for all periods discussed.

BACKGROUND AND BUSINESS CONDITIONS

     ITT Destinations, Inc. (to be renamed ITT Corporation after the Distribution and hereafter referred to as "New ITT"), combines the world's largest hotel and gaming company with a premier sports and entertainment company and information services businesses to create a dynamic and rapidly growing enterprise. Management of ITT projects that New ITT will generate pro forma (i.e., assuming all acquisitions during 1994 and 1995 had been consummated on January 1, 1994) revenues of approximately $6.5 billion in 1995 and pro forma operating income before interest, taxes, depreciation and amortization ("EBITDA") of approximately $875 million in 1995. The projected pro forma EBITDA for 1995 would represent a 36% increase over EBITDA in 1994 also determined on a pro forma basis (i.e., assuming all acquisitions during 1994 and 1995 had been consummated on January 1, 1994). For a discussion of certain important limitations and related assumptions concerning this projected and other pro forma financial data and ITT management's belief as to future results, see "NEW ITT UNAUDITED PRO FORMA COMBINED INCOME STATEMENTS -- LIMITATIONS ON PROJECTIONS, FORECASTS AND PRO FORMA FINANCIAL INFORMATION".


     ITT completed the acquisition of one of the world's most recognized gaming companies, CWI, in January 1995. In March 1995, ITT also acquired the well-known New York Knickerbockers and New York Rangers sports franchises and the Madison Square Garden arena, through its investment in MSG. In addition, the acquisition in 1994 of 70.3% of Ciga and other key hotel properties enhanced ITT's geographic balance along with its image and profile. These acquisitions have helped to create a formidable hotel, gaming and entertainment company that is a leader in its served markets. Furthermore, in August 1995, ITT, in partnership with Dow Jones & Co. ("Dow Jones") agreed to purchase television station WNYC-TV from New York City. The purchase, subject to approval by the Federal Communications Commission and other customary conditions, is expected to close in early 1996. Together, ITT and Dow Jones hope to transform the station into a nationally-broadcast business and sports television station based in New York City. The purchase price of $207 million will be split evenly by the two companies and the partnership will be managed on a 50/50 basis.



     New ITT also operates a telephone directory publishing business for telephone subscribers outside the United States, as well as in Puerto Rico and the U.S. Virgin Islands, a United States-based provider of post-secondary career education, and will own approximately 6% of Alcatel Alsthom, a French telecommunications equipment company, as of the Distribution Date.



     Through the ITT Sheraton brand name, New ITT is represented in most major markets of the world. In 1994, over 45 million customers stayed at ITT Sheraton in 60 countries. When including visitors to CWI and Madison Square Garden, and customers of the Information Services companies, New ITT will provide services to over 100 million people in a year. ITT Sheraton, which has been a wholly owned subsidiary of ITT since 1968, is a worldwide hospitality network of approximately 420 owned, leased, managed and franchised properties including hotels, casinos and inns. Gaming operations are marketed under the Caesars World and ITT Sheraton brand names and are represented in Las Vegas, Atlantic City, Halifax (Nova Scotia), Sydney (Nova Scotia), Lake Tahoe, Tunica County (Mississippi), Lima (Peru), Cairo, Windsor (Ontario) and Townsville (Australia). The Information Services segment consists of an 80% interest in ITT World Directories, a directory publishing business, and an 83% interest in ITT Educational, a provider of postsecondary degree technical education. As of June 30, 1995, ITT Educational operated 55 ITT Technical Institutes in 25 states for approximately 20,000 students.



     New ITT's revenues, operating income and EBITDA have historically been lowest in the first quarter and highest in the fourth quarter, the result of seasonality in the Hotels segment and the timing of the directory publishing schedule at ITT World Directories. In the Gaming segment, CWI's results have not been particularly seasonal (as a result of its mix of gaming jurisdictions); however, such results have been volatile as a result of the nature of high limit baccarat wagering. These seasonality factors are not expected to differ significantly in 1995, although there can be no assurance the historical seasonality trends will continue. The following table reflects the historical seasonality of New ITT:

                                                      PERCENT OF TOTAL YEAR
                                          ---------------------------------------------
                                           FIRST    SECOND     THIRD    FOURTH
                                          QUARTER   QUARTER   QUARTER   QUARTER   TOTAL
                                          -------   -------   -------   -------   -----
            Revenues
              1994......................     18%       26%       23%       33%     100%
              1993......................     19%       28%       24%       29%     100%

            EBITDA
              1994......................     13%       30%       24%       33%     100%
              1993......................     12%       31%       24%       33%     100%


     Operating performance in the Hotels segment is cyclical and fluctuates to some degree based on general economic conditions as well as specific factors affecting relevant local markets. In the Gaming segment, operating performance is impacted by, among other things, competition in the markets in which ITT operates and increased competition is likely as other states and countries authorize casino gaming. Certain casino analysts, however, believe that such competition will be beneficial to established markets. Management of ITT generally concurs with such belief. In the Information Services segment, ITT World Directories has historically been the sole provider of yellow page directories in specific markets and has performed its services on behalf of the local telephone companies. In 1994, ITT World Directories began competing with another directory publisher in The Netherlands and, in 1995, began competing with the national telephone company in that country. Such competition could adversely impact the operating results of ITT World Directories, although there has been no adverse impact to date. The higher education industry is usually counter-cyclical to the health of the national economy, with student enrollment softening in periods of strong job creation. ITT Educational continues to grow through new school openings and added curricula and management of ITT believes it is well positioned to benefit from the expected rise in high school graduates entering the work force over the next ten years (as currently forecasted by the U.S. Department of Labor).



     A substantial portion of the remaining discussion and analysis of results of operations relates to the historical periods of New ITT which, for the most part, do not include the results of the acquisitions completed in late 1994 and the 1995 first quarter. The unaudited pro forma combined income statements of New ITT appearing elsewhere in this Proxy Statement for the year ended December 31, 1994, and the six months ended June 30, 1995, give effect to these acquisitions as if they had been completed on January 1, 1994. See "NEW ITT UNAUDITED PRO FORMA COMBINED INCOME STATEMENTS". This pro forma information relates to a large degree to periods prior to New ITT's ownership and does not take into account synergies that may be derived or ongoing cost reduction efforts. The following table sets forth unaudited pro forma results for the six months ended June 30, 1995 compared with unaudited pro forma results for the six months ended June 30, 1994:



                                         REVENUES                           EBITDA                       OPERATING INCOME
                             --------------------------------  --------------------------------  --------------------------------
                             PRO FORMA   PRO FORMA             PRO FORMA   PRO FORMA             PRO FORMA   PRO FORMA
                             SIX MONTHS  SIX MONTHS            SIX MONTHS  SIX MONTHS            SIX MONTHS  SIX MONTHS
                             ENDED JUNE  ENDED JUNE            ENDED JUNE  ENDED JUNE            ENDED JUNE  ENDED JUNE
                                30,         30,          %        30,         30,          %        30,         30,          %
                                1995        1994       CHANGE     1995        1994       CHANGE     1995        1994       CHANGE
                             ----------  ----------    ------  ----------  ----------    ------  ----------  ----------    ------
Hotels......................   $1,994      $1,822         9%      $163        $130         25%      $102        $ 65         57%
Gaming......................      676         566        19        123          92         34         77          47         64
Information Services........      394         373         6        113          82         38        100          65         54
Corporate Overhead, MSG, and
  Minority..................       --          --        --        (16)        (19)        --        (29)        (21)        --
                                                         --                                --                                --
                             ----------  ----------              -----       -----                 -----       -----
                               $3,064      $2,761        11%      $383        $285         34%      $250        $156         60%
                             =========   =========     ======  =========   =========     ======  =========   =========     ======



     The unaudited pro forma financial information presented above assumes that the acquisitions of CWI, the 70.3% interest in Ciga, certain other hotel properties and MSG in partnership with another entity were completed on January 1, 1994. Such information may not be indicative of the results that would have occurred if the acquisitions were completed on January 1, 1994.



RESULTS OF OPERATIONS



     All per share amounts are computed based on New ITT net income divided by 119 million shares of New ITT Common Stock, the estimated number of shares to be outstanding after the Distribution.



SIX MONTHS ENDED JUNE 30, 1995 COMPARED WITH SIX MONTHS ENDED JUNE 30, 1994



     Revenues of $2,982 million in the 1995 six months increased 41% compared to the 1994 six months levels, reflecting the contribution of CWI and other significant hotel acquisitions completed during and subsequent to the 1994 six months along with higher room rates in all major hotel divisions. CWI revenues totalled $417 million in the period while Ciga and other acquisitions contributed $247 million. Excluding these acquisitions, revenues increased 10%. Average daily rates of owned, leased and managed hotels improved 13% to $124 in the 1995 six months.



     Salaries, benefits and other operating costs increased 31% in the 1995 six month period, representing the costs of the acquired properties and smaller increases in the cost of services. Overall, salaries, benefits and other operating costs represented 74% of revenues to date in 1995, down from 80% in the comparable 1994 period, as higher average rates and occupancy outpaced the increase in direct costs. In addition, improved performance in the Information Services segment, representing lower telephone company fees in Belgium and favorable foreign exchange experience, contributed to the favorable results.



     Selling, general and administrative expenses include $54 million in the 1995 six months and $59 million in the 1994 six months, representing overhead expenses related to world headquarters management and supervision of the entities comprising ITT before the Distribution. These expenses are reflected and charged out of New ITT since this entity includes many of the corporate personnel and functions that are expected to remain with New ITT after the Distribution. Of these amounts, $52 million and $43 million were charged in the respective periods to affiliated companies (ITT Hartford and ITT Industries) and represent fees for advice and assistance provided by New ITT in connection with cash management, legal, accounting, tax and insurance services. The fees for these services are based upon a general relations agreement with each affiliate. See "Basis of Presentation" note to the New ITT Combined Financial Statements herein. Excluding these overhead expenses and related service fee income, selling, general and administrative expenses increased approximately 69% in the 1995 six month period due primarily to the overhead of the acquired companies and hotels.



     Operating income rose 107% in the period reflecting the impact of the acquisitions discussed above, along with a 13% improvement in the average room rates of owned, leased and managed hotels. The 1995 first quarter was the first full quarter that Ciga was under New ITT's control and operating income included an $11 million loss. Ciga generated operating income of $17 million in the 1995 second quarter. Excluding these acquisitions, operating income increased 45% in the 1995 six months on higher average room rates in all major hotel divisions and the aforementioned improvement in Information Services. Depreciation and amortization rose 94% in the period due primarily to the fixed asset additions made through acquisitions and the goodwill amortization associated with CWI, Ciga and The Phoenician.



     Interest expense, before interest income of $13 million in 1995 and $8 million in 1994, increased to $170 million compared with $54 million in the 1994 six months, the result of higher debt due to the 1994 and 1995 acquisitions discussed above and the acquisition of MSG on March 10, 1995 (which required an initial investment of $610 million which is expected to be reduced by $250 million no later than March 1996 as contemplated by the terms of the agreement related to the acquisition of MSG). Average interest-bearing debt of $3.3 billion in the 1995 period rose significantly from the $0.8 billion average in the 1994 six months. Interest-bearing debt represents external borrowings (averaging $0.7 billion in 1995 and $0.2 billion in 1994) and interest-bearing advances from ITT Industries (ITT) (averaging $2.6 billion in 1995 and $0.6 billion in 1994). The acquisitions and acquired debt of CWI ($1.8 billion), MSG ($610 million), Ciga and other significant hotel acquisitions ($1.3 billion) is the principal cause of the increase. Upon completion of the Distribution, New ITT is expected to carry a $3.6 billion debt portfolio. See "NEW ITT FORECASTED CAPITALIZATION".



     Miscellaneous income is comprised of numerous small non-operating gains and losses and the results of claims and settlements. Operating income, less interest expense and miscellaneous income, resulted in pretax earnings of $117 million in the 1995 six months, a 58% improvement over the $74 million recorded in the 1994 period for the reasons discussed above.



     Income tax expense rose in the period in proportion to the higher pretax earnings as well as for higher state income taxes and resulted in an effective tax rate of 47% for the 1995 six months compared with 42% in the 1994 six months.



     Net income, after minority equity, of $53 million or $0.45 per pro forma share in 1995 compares with $37 million or $0.31 per pro forma share in the 1994 period.



     EBITDA doubled in the 1995 period to $374 million from $179 million in the comparable 1994 period, reflecting the $88 million contribution of CWI since its January 31, 1995 acquisition date along with improved results in the Hotels segment. EBITDA represented 12.5% of revenues in the 1995 period compared with 8.5% in the 1994 period.



     Cash from operating activities, as defined by Statement of Financial Accounting Standards ("SFAS") No. 95, increased to $234 million in the 1995 six months from $93 million in the comparable 1994 period for the reasons described above. The SFAS definition of cash from operating activities differs from EBITDA largely due to the inclusion of interest, income taxes and changes in working capital.



     Business Segments -- Revenues, EBITDA and operating income (excluding the effect of corporate overhead and minority income) for each of New ITT's three major business segments were as follows ($ in millions):



        SIX MONTHS 1995                                                     SIX MONTHS 1994
- -------------------------------                                     -------------------------------
                      OPERATING                                                           OPERATING
REVENUES    EBITDA     INCOME                                       REVENUES    EBITDA     INCOME
- --------    ------    ---------                                     --------    ------    ---------
                                 ............ Hotels  ............
 $1,994      $163       $ 102                                        $1,640      $107        $68



     Hotels revenues, EBITDA and operating income benefited significantly from the Ciga and other acquisitions. Excluding these acquisitions, revenues increased 8%, EBITDA 15% and operating income 16%, primarily the result of significantly higher average daily rates. Average daily rates at ITT Sheraton's owned, leased and managed properties totaled $124 in the 1995 period, compared with $110 in the 1994 period.



        SIX MONTHS 1995                                                     SIX MONTHS 1994
- -------------------------------                                     -------------------------------
                      OPERATING                                                           OPERATING
REVENUES    EBITDA     INCOME                                       REVENUES    EBITDA     INCOME
- --------    ------    ---------                                     --------    ------    ---------
                                 ............ Gaming  ............
  $594       $114        $74                                          $103        $9         $ 5




     The Gaming segment includes five months of CWI results in 1995 along with the Sheraton Desert Inn and Sheraton Casino in Tunica County, Mississippi. In the future, the Gaming segment is expected to contribute an increasing portion of New ITT's revenues and operating income.



       SIX MONTHS 1995                                                        SIX MONTHS 1994
- -----------------------------                                          -----------------------------
                    OPERATING                                                              OPERATING
REVENUES   EBITDA    INCOME                                            REVENUES   EBITDA    INCOME
- --------   ------   ---------                                          --------   ------   ---------
  $394      $113      $ 100    ........ Information Services  ........   $373      $ 82       $65



     The Information Services segment includes ITT World Directories, the 80%-owned yellow page directory operation based in Europe, and New ITT's 83% interest in ITT Educational, a provider of postsecondary degree technical programs. Results in the 1995 period benefited from lower telephone company fees in Belgium and favorable foreign exchange experience. Higher student enrollment and tuition price increases offset the operating costs of newly-opened schools at ITT Educational.

YEAR ENDED DECEMBER 31, 1994 COMPARED WITH THE YEAR ENDED DECEMBER 31, 1993


     Revenues of $4,760 million in 1994 increased 14% over 1993 results, reflecting the contribution of 70.3% of Ciga, the Italian luxury hotel chain purchased in stages during the second half of the year, The Phoenician, the Crescent and The Park Grande Hotel, all acquired in 1994, along with improved results at Hotels in the North American and Asia-Pacific regions. The improvement was partially offset by the loss of revenues from the World Directories United Kingdom unit disposed of in 1993. Revenues of Ciga and the other acquisitions totalled $271 million in 1994. Excluding these acquisitions, revenues increased 3%. Average occupancy of owned, leased and managed hotels (excluding the newly acquired Ciga hotels) improved 3.8% to 72.9% in 1994.



     Salaries, benefits and other operating costs increased 11% in 1994 over 1993 levels, representing the costs of the acquired properties as well as smaller increases in the cost of services. Overall, salaries, benefits and other operating costs represented 81% of revenues in 1994, down from 83% in 1993 as higher average rates and occupancy outpaced the increase in direct costs.


     Selling, general and administrative expenses include $118 million in 1994 and $122 million in 1993, representing overhead expenses related to the management and supervision of the entities comprising ITT before the Distribution. Of these amounts, $88 million and $73 million were charged in the respective years to affiliated companies (ITT Hartford and ITT Industries) and represented fees for advice and assistance provided by New ITT in connection with cash management, legal, accounting, tax and insurance services. The fees for these services are based upon a general relations agreement with each affiliate. See "Plan of Distribution" note to New ITT Combined Financial Statements herein. Excluding these overhead expenses and related service fee income, selling, general and administrative expenses increased approximately 12% due primarily to the overhead of the acquired companies and hotels.


     Operating income rose 106% in 1994, reflecting the aforementioned North American occupancy and rate improvement at Hotels, a full year of Gaming operations and benefits from cost reduction actions initiated in 1993 in all major business segments. Operating income in 1993 included restructuring provisions totaling $49 million aimed at increasing the efficiency and productivity of overhead functions at the segment and regional headquarters locations. These provisions have yielded the desired improvements as evidenced, in part, by the increased operating cash flow in 1994 and ITT management's expectations for projected increased operating cash flow in 1995. See "NEW ITT UNAUDITED PRO FORMA COMBINED INCOME STATEMENTS -- LIMITATIONS ON PROJECTIONS, FORECASTS AND PRO FORMA FINANCIAL INFORMATION." In addition, the 1993 results included a $29 million provision for the accelerated write-off of capitalized development expenses stemming from a reevaluation of future plans and projects. Depreciation and amortization rose 21% due primarily to the fixed asset additions made through acquisition and the goodwill amortization associated with the Ciga and Phoenician acquisitions.


     Interest expense, before interest income of $16 million in 1994 and $14 million in 1993, increased to $147 million compared with $47 million in 1993, the result of additional debt required to fund the Desert Inn purchase in 1993 and the 1994 acquisitions discussed above. Average interest-bearing debt of $1.4 billion in 1994 compares with $0.4 billion in 1993. Interest-bearing debt represents external borrowings (averaging $0.4 billion in 1995 and $0.2 billion in 1994) and interest-bearing advances from ITT Industries ($1.0 billion in 1994 and $0.2 billion in 1993).

     Miscellaneous income (expense) reflects non-operating items of a non-recurring nature including gains and losses on the sale of investments. In 1994, miscellaneous expense of $17 million primarily relates to the write-off of expenses incurred in connection with the Desert Kingdom, an indefinitely postponed gaming project, partly offset by the gain on the public offering of 17% of ITT Educational. In 1993, miscellaneous income of $10 million related primarily to the gain on the sale of an ITT World Directories unit.

     Income taxes of $58 million in 1994 were provided on pretax income of $144 million representing a 40% effective tax rate. Tax on repatriation of foreign earnings in addition to U.S. state and local income taxes raises New ITT's effective tax rate above the U.S. statutory rate. The decrease from the 1993 53% effective tax rate results primarily from the absence of the 1993 tax cost associated with repatriating cash to the United States from ITT World Directories units in Portugal, Belgium and The Netherlands.


     Minority income in 1994 represents the effect of minority ownership in ITT World Directories and Ciga. In 1993, minority income related solely to ITT World Directories. Net income of $74 million or $0.62 per pro forma share in 1994 improved 90% compared with $39 million or $0.33 per pro forma share in 1993, the result of the factors discussed above.



     EBITDA increased a substantial 78% in 1994 to $396 million from the $222 million generated in 1993. Improved occupancy and rates in the Hotels segment (primarily in the North American region) and lower overhead costs coupled with the absence of 1993 restructuring provisions, which totaled $49 million, are the primary contributors to the improvement. As in 1995, acquisitions made throughout 1994 impacted revenues to a much larger degree than EBITDA. EBITDA represented 8.3% of revenues in 1994 compared with 5.3% in 1993.



     Cash from operating activities, as defined by Statement of Financial Accounting Standards ("SFAS") No. 95, increased to $230 million in 1994 from $186 million in 1993 for the reasons described above. The SFAS definition of cash from operating activities differs from EBITDA largely due to the inclusion of interest, income taxes and changes in working capital.



     Business Segments -- Revenues, EBITDA and operating income (excluding the effect of corporate overhead, minority income and dispositions) for each of New ITT's three major business segments were as follows ($ in millions):


             1994                                                                 1993
- ------------------------------                                       ------------------------------
                     OPERATING                                                            OPERATING
REVENUES   EBITDA     INCOME                                         REVENUES   EBITDA     INCOME
- -------    ------    ---------                                       -------    ------    ---------
                                ............. Hotels  .............
$3,700      $239       $ 152                                         $3,160      $167        $87


     Properties in the Hotels segment are marketed under the ITT Sheraton brand name and include 209 properties (49%) which are owned, leased or managed under long-term agreements and 214 properties (51%) which are franchised at December 31, 1994. At year end 1993, 176 properties (43%) were owned or managed and 230 properties (57%) were franchised. The shift in mix toward owned hotels, including the purchase of a controlling interest in Ciga in 1994, is indicative of New ITT's focus on improving the standards of properties carrying the ITT Sheraton brand name. Hotels revenues increased in 1994 due to improved results in the North American and Asia-Pacific regions and the contribution of new acquisitions, namely Ciga, The Phoenician and The Park Grande. EBITDA improved a substantial 43% from 1993, partly as a result of acquisitions. Operating income in 1994 reflected, among other things, the improvements in the North American region and benefits from cost reductions. In 1993, operating income reflected the accelerated write-off of capitalized development expenses totaling $23 million, partly offset by an $11 million gain on the sale of an investment in Bally's Las Vegas operations. Room rates of owned and leased properties (excluding the newly acquired Ciga hotels) averaged $109.53 in 1994, compared with $105.24 in 1993, while occupancy rates rose to 72.9% from 70.2% in the prior year.


     Hotels segment revenues are geographically diverse with 45% and 48% generated in North America in 1994 and 1993, respectively. New York, Washington, D.C. and Miami are among the larger markets served.

             1994                                                               1993
- ------------------------------                                     ------------------------------
                     OPERATING                                                          OPERATING
REVENUES   EBITDA     INCOME                                       REVENUES   EBITDA     INCOME
- -------    ------    ---------                                     -------    ------    ---------
                                ............ Gaming  ............
 $ 227      $ 19        $ 9                                          $24       $ (3)       $(9)


     The Sheraton Desert Inn is included in the Gaming segment for the full year in 1994 compared with two months in 1993. ITT Sheraton opened the Sheraton Casino in Tunica County, Mississippi in August 1994. Gaming contributed $19 million to New ITT's EBITDA in 1994, up $22 million from $(3) million in 1993, when New ITT began its gaming efforts in the United States. As discussed earlier, the acquisition of CWI in the first quarter of 1995 will further increase the revenue and income contribution from the Gaming segment in future periods.


             1994                                                                   1993
- ------------------------------                                         ------------------------------
                     OPERATING                                                              OPERATING
REVENUES   EBITDA     INCOME                                           REVENUES   EBITDA     INCOME
- -------    ------    ---------                                         -------    ------    ---------
                                ....... Information Services  .......
 $ 833      $181       $ 155                                            $ 800      $178       $ 162

     Operating income fell at the Information Services segment in 1994 on modestly higher revenues, reflecting additional expenses of publishing in competitive markets and ITT World Directories' share of the costs of establishing a European directory in a joint venture with the Thomas Publishing Co. Both revenues and income improved at ITT Educational.

YEAR ENDED DECEMBER 31, 1993 COMPARED WITH THE YEAR ENDED DECEMBER 31, 1992


     Revenues of $4,169 million were down slightly from 1992, reflecting the absence of several units sold during the period, principally the United Kingdom operation of ITT World Directories. The Sheraton Desert Inn property in Las Vegas, the acquisition of which in November marked New ITT's entrance into the U.S. gaming industry, contributed $24 million to 1993 revenues.



     Salaries, benefits and other operating costs declined 6% in 1993 from 1992 levels, primarily representing the absence of the costs associated with the sale of a World Directories unit in 1992. Overall, salaries, benefits and other operating costs represented 83% of revenues in 1993, down from 86% in 1992 which included provisions totalling $86 million to write down financial assets at Hotels ($45 million) and to closedown the ITT World Directories unit in Turkey ($41 million). Excluding these provisions, salaries, benefits and other operating costs totalled 84% of revenues in 1992. Operating income quadrupled to $142 million from 1992 results, reflecting strength in Hotels' North American region and the effect of the unusual provisions.



     Selling, general and administrative expenses include $122 million in 1993 and $127 million in 1992, representing overhead expenses related to the management and supervision of the entities comprising ITT before the Distribution. Of these amounts, $73 million and $74 million were charged in the respective years to affiliated companies (ITT Hartford and ITT Industries) and represent fees for advice and assistance provided by New ITT in connection with manufacturing, operating, accounting, commercial, financial and other matters. The fees for these services were based upon a general relations agreement with each affiliate. These expenses are reflected and charged out of New ITT since this entity includes many of the corporate functions that are expected to remain with New ITT after the Distribution. See "Basis of Presentation" note to New ITT Combined Financial Statements herein. Excluding these overhead expenses and related service fee income, selling, general and administrative expenses were approximately even compared with 1992.


     Interest expense, before interest income of $14 million in 1993 and $21 million in 1992, increased to $47 million compared with $41 million in 1992, the result of additional debt required to fund the Desert Inn and other asset purchases in 1993.

     Miscellaneous income (expense) reflects nonoperating items of a nonrecurring nature, including gains and losses on the sale of investments. In 1993, miscellaneous income of $10 million related primarily to the gain on the sale of ITT World Directories' United Kingdom unit and, in 1992, miscellaneous income of $7 million related to a number of small non-operating items.


     The effective income tax rate of 53% in 1993 was unusually high due to the tax cost associated with repatriating cash to the United States from ITT World Directories units in Portugal, Belgium and The Netherlands. In addition, U.S. state and local income taxes raises New ITT's effective tax rate above the U.S. statutory rate. Absent unusual tax transactions, the New ITT's effective rate approximates 40%. The 1992 income tax provision of $4 million was provided on pretax income of $21 million, resulting in an abnormal effective rate due to the mix of earnings from various taxing jurisdictions on a small pretax income base.

     Minority income in both periods represents the effect of minority ownership in ITT World Directories. Net income of $39 million or $0.33 per pro forma share in 1993 compares with income before accounting changes of $2 million or $0.02 per pro forma share in 1992, the result of the factors discussed above.


     EBITDA almost tripled in 1993 to $222 million, compared with $81 million in 1992, reflecting dramatic improvements at Hotels, as the increase in both occupancy and room rates in the North American region more than offset the impact of room rate reductions in Europe which was driven by a strong U.S. dollar at such time. Provisions in 1993 totaling $49 million, which were aimed at increasing the efficiency and productivity of overhead functions at the segment and regional headquarters locations, and $29 million for the accelerated write-off of capitalized development expenses adversely impacted the results. In 1992, provisions totalling $45 million to write down financial assets at Hotels and $41 million for the closedown of ITT World Directories unit in Turkey also adversely impacted EBITDA. Excluding these items, EBITDA increased 80% and represented 7.2% of revenues in 1993 compared with 3.9% in 1992.



     Cash from operating activities, as defined by Statement of Financial Accounting Standards ("SFAS") No. 95, increased to $186 million in 1993 from $143 million in 1992 for the reasons described above. The SFAS definition of cash from operating activities differs from EBITDA largely due to the inclusion of interest, income taxes and changes in working capital.



     Additionally in 1992, New ITT adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions", and SFAS No. 112, "Employers' Accounting for Postemployment Benefits", which were recorded effective January 1, 1992, using the immediate recognition method. These accounting changes resulted in a cumulative catch-up adjustment of $47 million after tax or $0.39 per pro forma share.



     Business Segments -- Revenues, EBITDA and operating income (excluding the effect of corporate overhead, minority income and Dispositions) for each of New ITT's three major business segments were as follows ($ in millions):


             1993                                                                 1992
- -------------------------------                                      -------------------------------
                      OPERATING                                                            OPERATING
REVENUES    EBITDA     INCOME                                        REVENUES    EBITDA     INCOME
- --------    ------    ---------                                      --------    ------    ---------
                                 .............         .............
 $3,160      $167        $87                   Hotels                 $3,109      $ 25       $ (28)


     Properties in the Hotels segment are marketed under the ITT Sheraton brand name and include 176 properties (43%) which are owned or managed under long term agreements and 230 properties (57%) which were franchised at December 31, 1993. At year end 1992, 174 properties (41%) were owned or managed and 252 properties (59%) were franchised. EBITDA and operating income at Hotels improved as the combined impact of increased occupancy and room rates in the North American region more than offset lower results in Europe reflecting the impact of room rate reductions, caused by the strengthened U.S. dollar, and lower occupancy. Results in 1993 also reflected the accelerated write-off of capitalized development expenses totaling $23 million, partially offset by an $11 million gain on the sale of an investment in Bally's Las Vegas operations. In 1992, a provision of $45 million to write down hotel investments resulted in a reported operating loss.


     Hotels segment revenues are geographically diverse, with 48% and 46% generated in North America in 1993 and 1992, respectively. New York, Washington, D.C. and Miami are among the larger markets served.

             1993                                                                1992
- -------------------------------                                     -------------------------------
                      OPERATING                                                           OPERATING
REVENUES    EBITDA     INCOME                                       REVENUES    EBITDA     INCOME
- --------    ------    ---------                                     --------    ------    ---------
                                 ............         ............
  $ 24       $ (3)       $(9)                 Gaming                 $   --      $ --       $  --


     In November 1993, New ITT entered the U.S. gaming industry with the acquisition of the Desert Inn Properties in Las Vegas. This acquisition afforded New ITT with the opportunity to immediately enter the North American land-based gaming industry. The EBITDA and operating income results reported for 1993 reflect start-up costs for the gaming operations.

             1993                                                                  1992
- -------------------------------                                       -------------------------------
                      OPERATING                                                             OPERATING
REVENUES    EBITDA     INCOME                                         REVENUES    EBITDA     INCOME
- --------    ------    ---------                                       --------    ------    ---------
                                 ......                       ......
  $800       $178       $ 162           Information Services            $817       $185       $ 170


     The decline in Information Services reflects unfavorable foreign exchange impacts. When excluding these impacts, revenues, EBITDA and operating income rose approximately 5%. The increases reflected improvements in the telephone directory operations in Western Europe as well as an increase in the number of ITT Technical Institutes and student enrollment at those institutes at ITT Educational.


LIQUIDITY AND CAPITAL RESOURCES


     The preceding discussion of the results of operations of New ITT describes New ITT over a period of significant transformation and growth. ITT has historically incurred debt at the parent level to a greater extent than at the operating company level, particularly when funding major capital programs or acquisitions. In connection with the Distribution, a portion of parent company debt would be substituted with newly issued borrowings of New ITT so that the aggregate amount of debt of New ITT after the Distribution would be less than the aggregate amount of debt from non-affiliated entities and investments and advances from ITT Industries (ITT) prior to the Distribution. See "NEW ITT FORECASTED CAPITALIZATION". The future liquidity of New ITT will, to a large degree, depend on the integration and performance of its recent acquisitions as well as the previously existing businesses of New ITT. New ITT will not be able to rely on the earnings, assets or cash flows of ITT Industries or ITT Hartford after the Distribution nor, however, will its earnings, assets or cash flows be used to contribute to the capital requirements of those entities. In addition, income taxes have been assessed to New ITT in accordance with a tax sharing agreement with ITT Industries that generally requires the computation of income taxes as if New ITT had been a stand-alone entity. In all years presented, credits for income taxes paid in foreign jurisdictions were fully utilizable in the United States in the ITT consolidated tax return. This full utilization of credits may not be achievable in the future, and, to the extent foreign tax credits cannot be used to reduce the U.S. tax obligation, a higher effective income tax rate will be incurred.



     New ITT generated EBITDA of $396 million in 1994 which was prior to the acquisition of CWI and without the benefit of a full year of Ciga, MSG and other luxury hotel acquisitions. On a pro forma basis giving effect to the acquisitions (see "NEW ITT UNAUDITED PRO FORMA COMBINED INCOME STATEMENTS"), EBITDA was $604 million in 1994. Management of ITT expects that pro forma EBITDA for 1995 will substantially exceed pro forma EBITDA for 1994 based on preliminary results to date and expectations for the balance of the period. However, for a discussion of certain important limitations and related assumptions concerning this projected and other pro forma financial data and ITT management's beliefs as to future results, see "NEW ITT UNAUDITED PRO FORMA COMBINED INCOME STATEMENTS -- LIMITATIONS ON PROJECTIONS, FORECASTS, AND PRO FORMA FINANCIAL INFORMATION". These cash flows are expected to be sufficient to service indebtedness, satisfy tax obligations and cover maintenance capital expenditures and other liquidity needs. Additional liquidity needs would be funded through traditional debt or equity financings, asset sales or any combination thereof.



     Cash from operating activities, as defined by Statement of Financial Accounting Standards ("SFAS") No. 95, was $234 million in the first six months of 1995, $230 million in 1994 and $186 million in 1993 for the reasons described in the discussion above with respect to such periods. The SFAS definition of cash from operating activities differs from EBITDA largely due to the inclusion of interest, income taxes and changes in working capital.



     Funds used for capital expenditures and acquisitions totaled $2.4 billion in the six months ended June 30, 1995, and $1.5 billion in the year ended December 31, 1994, for combined expenditures of $3.9 billion since January 1, 1994. Of this amount, the acquisition of CWI ($1.7 billion), MSG ($0.6 billion), Ciga ($0.5 billion) and other major hotel acquisitions ($0.5 billion) comprised 85%. The balance was used for smaller acquisitions and to maintain New ITT's facilities. New ITT did not generate sufficient cash flows from its operations to fund these acquisitions and capital expenditures. Such funding has been provided to New ITT by its parent from the operating cash flow at other ITT companies and by debt incurred at the parent company level. At June 30, 1995, contractual commitments have been made for additional capital expenditures totalling $133 million in 1995, all of which is expected to be funded through the operating cash flow of New ITT. In addition, certain equipment is utilized through operating leases. Minimum rentals under such leases are $53 million in 1995 and $47 million in 1996. In addition, New ITT expects to pay $103.5 million in connection with its proposed acquisition of WNYC-TV.



     Interest charges have historically been incurred based on the external debt outstanding as well as on interest-bearing advances from ITT Industries at 8%. Management of ITT expects to capitalize New ITT in a manner similar to comparable companies in the industries represented by such businesses following the Distribution. In the 1995 six months, New ITT had borrowings from non-affiliated entities averaging $0.7 billion and interest-bearing advances from ITT Industries (currently ITT) averaging $2.6 billion. These interest-bearing advances are expected to be substituted with new borrowings of approximately $2.7 billion prior to the Distribution. These new borrowings could be in the form of commercial paper borrowings, bank borrowings or public or private financings or any combination of the foregoing. Total debt of New ITT is expected to approximate $3.6 billion after the Distribution. For a discussion of certain important limitations and related assumptions concerning the projected capitalization of New ITT, see "NEW ITT SUMMARY OF SIGNIFICANT CAPITALIZATION FORECAST ASSUMPTIONS -- LIMITATIONS ON PROJECTIONS, FORECASTS AND PRO FORMA FINANCIAL INFORMATION". For a discussion of the expected allocation of indebtedness of ITT to New ITT, see "THE DISTRIBUTION -- TREATMENT OF CERTAIN DEBT INSTRUMENTS".


ENVIRONMENTAL MATTERS


     New ITT is subject to stringent environmental laws and regulations in all jurisdictions in which it operates. Management of ITT believes that New ITT is in substantial compliance with all applicable environmental requirements. Environmental compliance costs are accounted for primarily as normal operating expenses. Management does not believe that such environmental compliance costs will have a material adverse effect on New ITT's financial position, results of operations or cash flow.


EFFECT OF INFLATION

     The rate of inflation as measured by changes in the average consumer price index has not had a material effect on the revenues or operating results of New ITT during the three most recent fiscal years.

               ITT HARTFORD MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This discussion and analysis of financial condition and results of operations is prepared as if ITT Hartford were a separate entity for all periods presented.

BACKGROUND AND BUSINESS CONDITIONS


     ITT Hartford is a diversified, multi-national, multi-line insurance organization which offers a wide array of products and services. The North American property and casualty operations ("Property & Casualty"), headquartered in Hartford, Connecticut, provide a wide range of personal, commercial, specialty and reinsurance coverages. Property & Casualty includes the First State companies, formerly Cameron and Colby, a group of three Boston-based excess and surplus lines and reinsurance subsidiaries of ITT prior to the Distribution. Effective at the end of 1992, First State ceased writing new and renewal business and is being managed as an operation in run-off until all claims have been resolved. The International Property & Casualty operations are located primarily in the United Kingdom and The Netherlands. In the property and casualty arena, ITT Hartford ranks among the leaders in a competitive environment which includes stock companies, mutual companies and other underwriting organizations. The residual effects of the recession in the early 1990s coupled with a demand for low cost, high quality service have created difficult conditions in the domestic property and casualty market, as evidenced by a leveling or reduction in premium rates in certain lines of business. Additionally, some competitors obtain their business at less cost through captive agents or salaried employees rather than through independent agents and brokers such as those utilized by ITT Hartford. In meeting the challenges of this environment, ITT Hartford has implemented an effective cost containment program, increasing efficiencies across all segments of its property and casualty business. In personal lines insurance, ITT Hartford has obtained an exclusive marketing arrangement with The American Association of Retired Persons ("AARP") through the year 2002, providing a competitive advantage in a growing segment of the population.



     ITT Hartford's life operations ("Life") rank among the fastest growing life insurance organizations in the United States based on total assets. Products offered include individual life insurance, retirement annuities, group pension plans, deferred compensation plans, group life, group disability and corporate-owned life insurance ("COLI"). The life markets in which ITT Hartford operates are highly competitive, with approximately 2,000 stock life and mutual life companies in the United States competing in the areas of price, quality of service, effectiveness of distribution systems and perceived financial strength. Other factors that could potentially impact the life insurance business include current and proposed Federal measures allowing banks to engage in the insurance business and tax law changes affecting the tax treatment of life insurance products. Hartford Life Insurance Company, ITT Hartford's largest subsidiary, is ranked twelfth among U.S. life insurers based on total assets according to the July 1995 edition of Best's Review, a trade publication.


RESULTS OF OPERATIONS


     All per share amounts are computed based on ITT Hartford net income divided by 119 million shares of ITT Hartford Common Stock, the estimated number of shares to be outstanding after the Distribution.



SIX MONTHS ENDED JUNE 30, 1995 COMPARED WITH SIX MONTHS ENDED JUNE 30, 1994


  Revenues and Income



     Insurance revenues were $5.9 billion in the first six months of 1995 as compared with $5.4 billion in 1994. This increase over the comparable prior year period reflects the continued growth of the Life segment, including a greater volume of COLI business, coupled with growth in the Property & Casualty segment's International subsidiaries.



     Net income for the first six months of 1995 was $245 million or $2.06 per share compared with $304 million or $2.55 per share in the comparable 1994 period. Included in these results were after tax portfolio gains of $31 million or $.26 per share in the first six months, compared with $40 million or $.34 per share in the prior year first six months.



     Operating income for the six months ended June 30, 1995, was $323 million, compared with $403 million in the prior year first six months. The reduced earnings, primarily at Property & Casualty, were largely due to a provision for the estimated settlement related to the Dow Corning breast implant insurance claims, partially offset by increased investment income.



BUSINESS SEGMENTS -- SIX MONTHS ENDED JUNE 30, 1995 COMPARED WITH SIX MONTHS ENDED JUNE 30, 1994



     The following is a discussion of important factors affecting the revenues and operating income of each of the business segments.



PROPERTY AND CASUALTY OPERATIONS ($ IN MILLIONS):



                                                                    SIX MONTHS ENDED
                                                                        JUNE 30,
                                                                   -------------------
                                                                    1995        1994
                                                                   -------     -------
        Revenues
          Domestic Commercial....................................  $ 1,582     $ 1,592
          Domestic Personal......................................      878         840
          Reinsurance............................................      351         321
          International..........................................      599         497
          Net Investment Income..................................      448         399
          Net Realized Investment Gains..........................       42          54
                                                                   -------     -------
                  Total..........................................    3,900       3,703
        Claims and Expenses......................................   (3,699)     (3,425)
                                                                   -------     -------
          Operating Income.......................................  $   201     $   278
                                                                   =======     =======



     Year-to-date June 1995 Property & Casualty revenues of $3.9 billion grew $197 million, or 5%, over the prior year's first six months. Excluding portfolio gains, revenues grew $209 million or 6%. This increase was due primarily to growth in earned premium in domestic personal lines and international operations combined with increased investment income, the result of a larger asset base. The increase in domestic personal lines, $38 million or 5%, was attributable in large part to business volume associated with its exclusive marketing arrangement with the AARP. The growth in international earned premium, primarily the United Kingdom, was due to a combination of improved European market conditions and changes in foreign exchange rates. Property and casualty operating income for the first six months of 1995 was $201 million as compared to $278 million in the prior year first six months, a decrease of $77 million, or 28%. Excluding portfolio gains, operating income decreased $65 million or 29% due to lower underwriting results, partially offset by increased investment income.



     For the six months ended June 30, 1995 property and casualty underwriting results reflected a decrease from the prior comparable period. This decrease was largely due to a provision made for the insurance claims in connection with the settlement of claims against breast implant manufacturers, including Dow Corning Corporation, alleging product defects in the implants. Additionally, the prior year first six months benefited from unusually good workers compensation results due to the impacts of managed care initiatives and favorable legislative reform. Excluding operations in runoff, the worldwide property and casualty combined ratio was 105.9 for the first six months of 1995, compared with 104.1 for the first six months of 1994. The worldwide property and casualty combined ratio would have been two points lower, or 103.9 in the 1995 period, without the aforementioned excess catastrophes and Dow Corning settlement (for a discussion of combined ratios, see "BUSINESS OF ITT HARTFORD AFTER THE
DISTRIBUTION -- PROPERTY AND CASUALTY INSURANCE OPERATIONS -- COMBINED RATIOS").

LIFE OPERATIONS ($ IN MILLIONS):



                                                                    SIX MONTHS ENDED
                                                                        JUNE 30,
                                                                   -------------------
                                                                    1995        1994
                                                                   -------     -------
        Revenues
          Individual Life and Annuity............................  $   407     $   306
          Employee Benefits......................................      601         572
          Asset Management Services..............................      389         395
          Specialty..............................................      564         348
          International Operations...............................       58          43
                                                                   -------     -------
                  Total..........................................    2,019       1,664
        Benefits and expenses....................................   (1,897)     (1,539)
                                                                   -------     -------
          Operating Income.......................................  $   122     $   125
                                                                   =======     =======



     Six months ended June 30, 1995 revenues of $2.0 billion increased $355 million or 21% over the first six months of 1994. This increase reflects a greater volume of account charge revenues from COLI business (within the specialty line of business) and continued expansion of the individual life and annuity lines of business. Growth in fixed and variable annuity sales, which are generally recorded as deposits, as well as the impacts of several assumption reinsurance transactions in recent years have dramatically increased assets under management in the Life segment. The premiums, management and maintenance fees, and cost of insurance associated with the growing policyholder asset base have continued to increase revenues, including investment income.



     Deposits on investment-type products, which are not reported as premiums or revenues, totaled $6.9 billion at June 30, 1995, as compared with $5.8 billion at June 30, 1994, reflecting a $1.1 billion or 18% increase. Deposits have increased dramatically in the individual life and annuity, COLI and group pension lines of business.



     Life operations' year-to-date June 1995 operating income was $122 million, a 2% decrease when compared with the first six months of 1994. This decrease was largely due to reduced earnings within the group pension line of business, the result of lower investment income on mortgage-backed securities which have experienced prepayments in excess of anticipated levels. Offsetting this decrease was improved earnings in the individual life and annuity, employee benefits and COLI lines of business, the result of increased sales.



YEAR ENDED DECEMBER 31, 1994 COMPARED WITH THE YEARS ENDED DECEMBER 31, 1993 AND 1992



  Revenues and Income



     Worldwide insurance revenues were $11.1 billion in 1994 compared with $10.3 billion in 1993 and $9.9 billion in 1992. Revenues increased 7% and 5% in 1994 and 1993, respectively, despite lower portfolio gains in each of those years. Portfolio gains included in revenues totaled $90 million, $155 million, and $443 million in 1994, 1993 and 1992, respectively. These increases reflect the dramatic growth of the Life operations combined with consistent increases in business volume in worldwide property and casualty operations.



     Net income was $644 million or $5.41 per share compared with $537 million or $4.51 per share in 1993 and a net loss of $653 million or $5.49 per share in 1992. The net loss in 1992 was due to several significant nonrecurring items and accounting changes in that year.



     Items excluded from the results of operations include the impact in 1994 of the net effect of two accounting changes, the cumulative effect of which totaled $12 million after tax or $0.10 per share recorded as of January 1, 1994, and the effects in 1992 of two accounting changes, the cumulative effect of which totaled

$(379 million) after tax or ($3.18) per share. The table below summarizes the (charge) benefit of the cumulative effect adjustments, net of tax ($ in millions):


                                                                         1994    1993    1992
                                                                         ----    ----    -----
Adjustment to fair value of mortgage-backed, interest-only
  investments..........................................................  $(30)   $--     $  --
Change in basis of discounting certain workers' compensation
  liabilities..........................................................    42     --        --
Change in accounting for post-retirement benefits other than
  pensions.............................................................    --     --      (358)
Change in accounting for post-employment benefits......................    --     --       (21)
                                                                         ----    ----    -----
Net cumulative effect benefit (charge).................................  $ 12    $--     $(379)
                                                                         ====    ====    =====

See the "Changes in Accounting Policies" note in the Notes to ITT Hartford's Consolidated Financial Statements for additional information on the accounting changes referenced in this table.


     Income (loss) before cumulative effect of accounting changes was $632 million or $5.31 per share compared with $537 million or $4.51 per share in 1993 and $(274) million or ($2.30) per share in 1992.


     Income before cumulative effect of accounting changes for 1994 increased over 1993 due to improved international property and casualty underwriting results combined with continued profitable growth of the life insurance operation annuity and COLI lines of business. The impact of the California earthquake and winter freezes generated excess catastrophe losses at domestic property and casualty of $40 million or $0.34 per share, which partially offset these improvements.

     Income before the cumulative effect of accounting changes for 1993 increased $811 million over 1992. A number of items dramatically affected the comparison to 1992 results.

     - In the fourth quarter of 1992, ITT Hartford established reserves in the amounts of $594 million after tax ($900 million before tax) to fund expected loss developments in surplus lines and reinsurance business and $165 million after tax ($250 million before tax) for expected legal defense costs associated with environmental-related claims.

     - During 1992, record catastrophes which included Hurricanes Andrew and Iniki, the Los Angeles riots and the Chicago flood reduced earnings $224 million after tax, as compared with catastrophe losses of $69 million after tax in 1993.

     - Portfolio gains in 1993 totaled $101 million after tax as compared with $292 million after tax in 1992.

     In addition, 1993 net income increased over 1992 due to improved international property and casualty underwriting results combined with the growth of the life insurance operation annuity and COLI lines of business.

CASH FLOW

     ITT Hartford reported cash flow of $824 million from operating activities in 1994, compared with $807 million and $816 million in 1993 and 1992, respectively. Investment contracts written at Life provided $2.6 billion in 1994, compared with $1.7 billion in 1993 and $1.6 billion in 1992.

     These funds, along with cash reserves, were invested in securities held by ITT Hartford ($3.3 billion), used to fund capital additions ($.1 billion) and used in connection with the redemption of preferred stock ($.2 billion).


     During the first six months of 1995, ITT Hartford generated $393 million of cash from operating activities, up from $250 million in the 1994 first six months. The increase is due primarily to lower operating cash requirements. Cash was used for capital additions ($38 million) and to purchase investments. In addition, investment life contracts provided $1.0 billion and $1.2 billion for the first six months of 1995 and 1994, respectively.

BUSINESS SEGMENTS -- YEAR ENDED DECEMBER 31, 1994 COMPARED WITH
THE YEARS ENDED DECEMBER 31, 1993 AND 1992


     The following is a discussion of important factors affecting the revenues and operating income of each of the business segments.


PROPERTY AND CASUALTY OPERATIONS ($ IN MILLIONS):

                                                             1994        1993        1992
                                                            -------     -------     -------
    Revenues
      Domestic Commercial.................................  $ 3,194     $ 3,234     $ 3,219
      Domestic Personal...................................    1,698       1,622       1,492
      Reinsurance.........................................      623         465         379
      International.......................................    1,065       1,017       1,005
      Net Investment Income...............................      828         847         924
      Net Realized Investment Gains.......................       85         143         427
                                                            -------     -------     -------
         Total............................................    7,493       7,328       7,446
    Claims and Expenses...................................   (6,887)     (6,862)     (8,117)
                                                            -------     -------     -------
      Operating Income....................................  $   606     $   466     $  (671)
                                                            =======     =======     =======

     1994 property and casualty revenues of $7.5 billion grew $165 million, or 2%, over 1993. Revenues in 1993 were $7.3 billion, or 2%, below 1992. Excluding net realized investment gains, revenues grew over the prior year by $223 million in 1994 and $166 million in 1993. Investment income decreased $19 million and $77 million in 1994 and 1993, respectively, due primarily to declining interest rates. Despite difficult conditions in the domestic property and casualty market, domestic underwriting revenues increased moderately, growing $194 million (4%) over 1993 results, which had grown $231 million (5%) when compared with 1992 revenues. International underwriting revenues reflected year-to-year growth rates of 5% and 1% in 1994 and 1993, respectively, largely as a result of improving market conditions in Europe.

     Property & Casualty operating income increased $140 million, or 30%, in 1994, reflecting improved underwriting results, partially offset by lower portfolio gains and investment income. ITT Hartford's underwriting results reflect a combination of improved market conditions at its London-based subsidiary, London & Edinburgh, and favorable loss experience in the workers' compensation line of business within the domestic operations. Results in the workers' compensation line of domestic Property & Casualty benefited from the impacts of managed care initiatives and favorable legislative reform. Operating income at First State also improved as a reduction in losses more than offset the impacts of a shrinking investment portfolio.

     Operating income in 1993 improved dramatically when compared to 1992, reflecting the impact in 1992 of $900 million of reserve strengthening for expected loss developments in surplus lines and reinsurance at First State, $250 million of legal defense costs associated with environmental-related claims and record-setting catastrophe losses. The worldwide combined ratio improved for three consecutive years, reflecting a combination of business growth, better European market conditions and effective cost containment strategies. The combined ratio was 104.0 (102.8, excluding First State), 107.3, and 133.7 in 1994, 1993 and 1992, respectively (for a discussion of combined ratios, see "BUSINESS OF ITT HARTFORD AFTER THE DISTRIBUTION -- PROPERTY AND CASUALTY INSURANCE OPERATIONS -- COMBINED RATIOS").

     A continuation of improving operating performance is expected in 1995, although there can be no assurance such improvement will, in fact, occur. Property & Casualty underwriting results are expected to continue to be enhanced by business development and cost containment strategies.

LIFE OPERATIONS ($ IN MILLIONS):

                                                             1994        1993        1992
                                                            -------     -------     -------
    Revenues
      Individual Life and Annuity.........................  $   682     $   599     $   374
      Employee Benefits...................................    1,130       1,105       1,080
      Asset Management Services...........................      789         794         770
      Specialty...........................................      919         424          97
      International Operations............................       89          88          95
                                                            -------     -------     -------
         Total............................................    3,609       3,010       2,416
    Benefits and Expenses.................................   (3,363)     (2,789)     (2,246)
                                                            -------     -------     -------
      Operating Income....................................  $   246     $   221     $   170
                                                            =======     =======     =======

     Life insurance revenues in 1994 of $3.6 billion increased $599 million, or 20%, over the $3.0 billion recorded in 1993, which in turn had increased $594 million, or 25% over 1992 reserves. This dramatic growth reflects a greater volume of account charge revenues from COLI within Specialty, significant growth in annuity business and continued expansion of the individual life line of business.

     Three recent assumption reinsurance transactions have helped fuel Life's growth: in June 1993, ITT Hartford assumed and reinsured $3.2 billion in fixed and variable annuity assets of Fidelity Bankers Life Insurance Company (Fidelity); in August 1993, ITT Hartford assumed a portion of Mutual Benefit group COLI contract obligations; and in May 1994, ITT Hartford assumed and reinsured the life insurance policies and individual annuity contracts of Pacific Standard Life Insurance Company in Receivership ("Pacific Standard") adding $219 million of annual life premiums and $181 million of annuity assets.

     Driven by the rapid expansion of the COLI business and the continued significant growth in annuity sales, Life operations operating income grew 11% from 1993 to $246 million in 1994, up from $221 million and $170 million in 1993 and 1992, respectively. The impact of the assumption reinsurance transactions described above, combined with new deposits from fixed and variable annuity sales (which are not reported as revenues) of $10.7 billion, $8.2 billion (excluding the Fidelity transaction) and $5.9 billion in 1994, 1993 and 1992, respectively, has served to increase assets under management dramatically. The management and maintenance fees and cost of insurance associated with this growing policyholder base are the source of Individual Life and Annuity's increased revenues and operating income.

     Partially offsetting this improvement was a decline in operating income of the GRC line of business within Asset Management Services ("AMS") due to lower investment earnings on mortgage-backed securities which experienced prepayments in excess of assumed levels. The GRC portfolio was also affected by the interest rate rise in 1994 where the duration of the assets lengthened more than the liabilities. Although income for this line will continue to be reduced by these factors, additional strategies were formulated to limit income volatility due to interest rate movements and to mitigate any resulting liquidity needs. Notwithstanding the foregoing, it is anticipated that the life insurance segment in total will continue to grow in both size and profitability, particularly in the area of individual annuities.

INCOME TAXES

     Income taxes of $214 million in 1994 were provided on pretax income of $852 million representing a 25% effective tax rate. Tax exempt interest earned on invested assets is the principal cause of a lower effective rate than the U.S. statutory rate. The increase in ITT Hartford's effective tax rate from 20% in 1993 is due primarily to the absence of several one-time benefits, the largest of which related to a change in the U.S. Federal tax rate. This benefit, totaling $22 million, resulted from the remeasurement of ITT Hartford's net deferred tax assets at 35%. The line item, "Cumulative Effect of Accounting Changes", in the ITT Hartford income statement is presented on a net of tax basis and, accordingly, the associated taxes are not included in the provision above. Income taxes paid in 1994, 1993 and 1992 were $317 million, $383 million and $57 million, respectively.

     Income taxes decreased in the first six months of 1995 versus the first six months of 1994 due to a decrease in pretax income before the cumulative effect of accounting changes. Income taxes related to the "Cumulative Effect of Accounting Changes" are reflected within this caption separately on the ITT Hartford income statement. ITT Hartford's effective tax rate was 24% in the six months ended June 30, 1995, compared with 27% in the six months ended June 30, 1994.


ENVIRONMENTAL MATTERS


     ITT Hartford continues to receive claims asserting injuries from asbestos and asbestos-related products and damages from environmental and related clean-up costs. With regard to these claims, deviations from past experience significantly impact the ability of insurance companies to estimate the ultimate reserves for unpaid losses and related settlement expenses. ITT Hartford finds that conventional reserving techniques cannot estimate the ultimate cost of these claims because of inadequate development patterns and inconsistent emerging legal doctrine. For many types of asbestos claims and the majority of environmental claims, unlike any other type of contractual claim, there is almost no agreement or consistent precedent to determine what, if any, coverage exists or which, if any, policy years and insurers may be liable. Further uncertainty arises with environmental claims because claims are often made under policies the existence of which may be in dispute, the terms of which may have changed over many years, which may or may not provide for legal defense costs and which may or may not contain pollution exclusion clauses that may be absolute or allow for fortuitous events. Courts in different jurisdictions have reached disparate conclusions on similar issues and in certain situations have broadened the interpretation of policy coverage and liability issues. If future social, economic or legal developments continue to expand the original intent of policies and the scope of coverage as they have in the past, the need for additional reserves may arise, adversely affecting future results. Due to the uncertainties described above, a range of such reserve increases cannot be meaningfully quantified.


     In light of the extensive claim settlement process with asbestos and environmental claims, involving comprehensive fact gathering, subject matter expertise and intensive litigation, ITT Hartford has established an environmental claims facility to defend itself aggressively against unwarranted claims. In addition, ITT Hartford in 1992 provided $250 million of additional loss adjustment expense reserves for expected environmental claim defense costs.

     Reserve activity for both reported and unreported claims relating to asbestos and environmental, including reserves for legal defense costs, is as follows:


                                               SIX MONTHS
                                                 ENDED         FOR THE YEARS ENDED DECEMBER 31,
                                                JUNE 30,       --------------------------------
                                                  1995          1994         1993         1992
                                               ----------      ------       ------       ------
                                                               ($ IN MILLIONS)
    Beginning Liability for Unpaid Asbestos
      and Environmental Claims and Claim
      Adjustment Expenses....................    $1,191        $1,179       $1,118       $  853
    Loss and Loss Expenses Incurred, Less
      Reinsurance............................        99           124          166          381
    Loss and Loss Expenses Paid, Less
      Reinsurance............................       (92)         (112)        (105)        (116)
                                               ----------      ------       ------       ------
    Ending Liability for Unpaid Asbestos and
      Environmental Claims and Claim
      Adjustment Expenses(1).................    $1,198        $1,191       $1,179       $1,118
                                               ========        ======       ======       ======


- ---------------

(1) The ending reserves for asbestos and environmental claims are net of reinsurance on reported claims of $971 in the first six months of 1995, $969 million in 1994, $937 million in 1993 and $876 million in 1992.


LIQUIDITY AND CAPITAL RESOURCES


     ITT Hartford's outstanding debt and preferred stock was 24% of total capitalization at June 30, 1995 (before recognition of the unrealized loss on investment securities as required by SFAS No. 115 beginning in

1994), compared with 26% and 24% on the same basis at December 31, 1994 and 1993, respectively. The decrease in the first six months of 1995 is due to the absence of dividend payments in 1995. The increase in 1994 is reflected in borrowings which total $1.6 billion at June 30, 1995, as compared with $1.6 billion and $1.2 billion at December 31, 1994 and 1993, respectively.


     Effective January 1, 1994, ITT Hartford adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities", which requires investments to be reflected at fair value with the corresponding impact reported as a separate component of Stockholders' Equity in situations where these investments are "available for sale" as defined in SFAS No. 115. The accounting standard does not allow for a corresponding fair value adjustment to ITT Hartford's liabilities. Stockholders' Equity can vary significantly between reporting periods as market interest rates and other factors change. Accordingly, ITT Hartford does not include unrealized gains or losses in its assessment of debt to total capitalization.


     ITT Hartford, after the Distribution, will not be able to rely on the earnings or cash flow of New ITT or ITT Industries to service debt obligations or fund its operations. In addition, ITT Hartford, after the Distribution, will likely maintain leverage ratios that are lower than the current leverage ratio of ITT Industries (ITT). After the Distribution, management believes that the liquidity requirements of ITT Hartford will be met by funds from operations as well as the issuance of commercial paper, debt securities and bank borrowings. The principal sources of funds are premiums and investment income as well as maturities and sales of invested assets. The primary uses of funds are to pay claims, policy benefits, operating expenses and commissions and to purchase new investments. In addition, ITT Hartford carries a significant short-term investment position and accordingly does not anticipate selling intermediate and long-term fixed maturity investments to meet any liquidity needs. Capital expenditures are not a significant expenditure at ITT Hartford and relate primarily to computer and other ancillary equipment. Such capital expenditures totalled $76 million in 1994 and $61 million in 1993 and are expected to increase proportionately in 1995 and 1996. In addition, certain facilities and equipment are utilized through operating leases. Minimum rentals under such leases are $82 million in 1995 and $73 million in 1996.



     ITT Hartford has 1,700,000 shares of Class A Preferred Stock -- Series 2 outstanding that are subject to mandatory redemption by November 15, 1995. These shares will be redeemed during 1995 at $50 per share, totaling $85 million.


     ITT Hartford is an end-user of derivatives and does not utilize them for speculative purposes. The notional amounts of derivative contracts represent the basis upon which pay and receive amounts are calculated and therefore are not reflective of credit risk. Credit risk is limited to the amounts calculated to be due or owed by ITT Hartford on such contracts. ITT Hartford expects to continue to use interest rate swaps to reduce its cost of borrowing in the future.

INVESTMENT OPERATIONS

     An important element of the financial results of ITT Hartford is return on invested assets. ITT Hartford's investment activities are divided between property and casualty insurance and life insurance. The investment portfolios of both the property and casualty and the life operations are managed based on the underlying characteristics and nature of their respective policy liabilities. Investment management strategies differ significantly as do the nature of these two businesses.

PROPERTY AND CASUALTY OPERATIONS

     Property and casualty investment strategies are developed based on a variety of factors including business needs, duration, regulatory requirements and tax considerations. The weighted average duration of the property and casualty investments approximates four and one-half years while the weighted average duration of the policy obligations approximates three years. Property and casualty policy liabilities totaled $14.8 billion (net of ceded reinsurance) at December 31, 1994, which are backed by $20.2 billion in total assets (including insurance investments of $14.1 billion). There are generally no guaranteed interest requirements related to property and casualty policy liabilities. Investments are comprised primarily of intermediate fixed maturity bonds and notes, taxable and non-taxable, and corporate bonds. The characteristics of these investments have generally not been altered through the use of derivative financial instruments.

LIFE OPERATIONS -- POLICY LIABILITY CHARACTERISTICS


     Policy liabilities in the Life operations totaled $19.5 billion (net of ceded reinsurance) at December 31, 1994, which are backed by $22.0 billion in total assets (including insurance investments of $18.4 billion). Matching of the duration of Life investments with respective policyholder obligations is an explicit objective of the Life management strategy. Policy liabilities in the Life operations, along with estimated duration periods, can be summarized based on investment needs in the following five categories at December 31, 1994 ($ in billions):


                                                                   ESTIMATED DURATION (YEARS)
                                               BALANCE AT      -----------------------------------
                                              DECEMBER 31,      LESS                         OVER
                  DESCRIPTION                     1994         THAN 1      1-5      6-10      10
    ----------------------------------------  ------------     ------     -----     ----     -----
    Fixed rate asset accumulation
      vehicles..............................     $  6.6         $1.3      $ 5.2     $ .1       $--
    Indexed asset accumulation vehicles.....         .9           .5         .1       --        .3
    Interest credited asset accumulation
      vehicles..............................        9.4           .2        5.0      3.2       1.0
    Long-term payout liabilities............        1.8           --        1.1       .5        .2
    Short-term payout liabilities...........         .8           .8         --       --        --
                                                 ------        ------     -----     ----     -----
              Total.........................     $ 19.5         $2.8      $11.4     $3.8      $1.5
                                              ==========       =====      =====     ====      ====

     Fixed Rate Asset Accumulation Vehicles -- Products in this category require ITT Hartford to pay a fixed rate for a certain period of time. The cash flows are not interest sensitive, because the products are written with a market value adjustment, and the liabilities have protection against the early withdrawal of funds through surrender charges. The primary risk associated with these products is that the spread between investment return and credited rate is not sufficient to earn the required return. Product examples include fixed rate annuities with a market rate adjustment and fixed rate guaranteed investment contracts. Contract duration is reflected above and is dependent on the policyholder's choice of guarantee period. The weighted average credited policyholder rate for these policyholder liabilities is 7.5%.

     Indexed Asset Accumulation Vehicles -- Products in this category are similar to the fixed rate asset accumulation vehicles, but require ITT Hartford to pay a rate that is determined by an external index. The amount and/or timing of cash flows will therefore vary based on the level of the particular index. The risks inherent in these products are similar to the fixed rate asset accumulation vehicles, with an additional risk of changes in the index adversely affecting profitability. The weighted average credited rate for these contracts is 5.8%. Product examples include indexed guaranteed investment contracts with an estimated duration of up to two years.


     Interest Credited Asset Accumulation Vehicles -- Products in this category credit interest to policyholders, subject to market conditions and minimum guarantees. Policyholders may surrender at book value, but are subject to surrender charges for an initial period. The risks vary depending on the degree of insurance element contained in the product. Product examples include universal life contracts and fixed account or variable annuity contracts. Liability duration is short to intermediate term and is reflected in the table above. The average credited rate for these liabilities is 5.75%.


     Long-Term Pay-Out Liabilities -- Products in this category are long-term in nature and contain significant actuarial (mortality, morbidity) pricing risks. The cash flows are not interest sensitive, but do vary based on the timing and amount of benefit payments. The risks associated with these products are that the benefits will exceed expected actuarial pricing and/or the investment return is lower than assumed in pricing. Product examples include structured settlement contracts, on-benefit annuities and long-term disability contracts. Contract duration is generally six to 10 years but, at times, exceeds 30 years. Policy liabilities under these contracts are not interest sensitive. Asset and liability durations are matched with the cash flow characteristics of the claims.

     Short-Term Pay-Out Liabilities -- These liabilities are short-term in nature with a duration less than one year. Substantially all risks associated with these products are determined by the non-investment contingencies such as mortality or morbidity. Liquidity is of greater concern than for the long-term pay-out liabilities. Products include individual and group term contracts and short-term disability contracts.

SEPARATE ACCOUNT PRODUCTS

     These represent products for which a separate investment and liability account is maintained on behalf of the policyholder. Separate accounts reflect two categories of risk assumption: non-guaranteed separate accounts totaling $15.3 billion, wherein the policyholder assumes the investment risk, and guaranteed separate accounts totaling $8.0 billion, wherein ITT Hartford contractually guarantees either a minimum return or account value to the policyholder. Investment strategy varies by fund choice, as outlined in the fund prospectus or separate account plan of operations. Non-guaranteed products include variable annuities and variable life contracts. Guaranteed separate account products primarily consist of modified guaranteed individual annuity and modified guaranteed life insurance and generally include market value adjustment provisions to mitigate the impact of early surrenders.

LIFE OPERATIONS -- INVESTED ASSET CHARACTERISTICS AND DERIVATIVE STRATEGIES TO FACILITATE ASSET-LIABILITY MANAGEMENT


     Invested assets in the Life operations totaled $18.4 billion at December 31, 1994, and are comprised of asset-backed securities ($6.2 billion), bonds and notes ($8.5 billion), inverse floating securities ($0.5 billion) and other investments, primarily policy loans ($3.2 billion). The estimated maturities of these fixed and variable rate investments, along with the respective yields at December 31, 1994, are reflected below ($ in millions). Asset-backed securities are distributed to maturity year based on ITT Hartford's estimate of the rate of future prepayments of principal over the remaining life of the securities. Expected maturities differ from contractual maturities reflecting borrowers' rights to call or prepay their obligations.


                                     1995       1996       1997       1998       1999      THEREAFTER      TOTAL
                                    ------     ------     ------     ------     ------     ----------     -------
ASSET-BACKED SECURITIES
VARIABLE RATE*
  Amortized Cost..................  $   93     $  141     $  144     $  109     $   68       $  452       $ 1,007
  Market Value....................  $   71     $  166     $  164     $  129     $   81       $  310       $   921
  Taxable Equivalent Yield........    6.93%      7.27%      6.99%      7.37%      7.66%        7.80%         7.47%
FIXED RATE
  Amortized Cost..................  $  768     $  960     $  548     $  464     $  816       $2,044       $ 5,600
  Market Value....................  $  772     $  933     $  519     $  415     $  757       $1,858       $ 5,254
  Taxable Equivalent Yield........    7.36%      6.89%      7.26%      7.12%      6.83%        7.20%         7.11%
BONDS AND NOTES
VARIABLE RATE*
  Amortized Cost..................  $  260     $  130     $  141     $   25     $  146       $  373       $ 1,075
  Market Value....................  $  257     $  126     $  131     $   25     $  131       $  320       $   990
  Taxable Equivalent Yield........    6.79%      4.56%      5.40%      5.53%      6.41%        6.46%         6.15%
FIXED RATE
  Amortized Cost..................  $1,272     $1,247     $1,143     $  710     $  903       $2,622       $ 7,897
  Market Value....................  $1,256     $1,207     $1,093     $  661     $  820       $2,429       $ 7,466
  Taxable Equivalent Yield........    6.21%      6.06%      6.21%      6.21%      6.93%        7.17%         6.58%
INVERSE FLOATING
  Amortized Cost..................  $   14     $   38     $   56     $   35     $   40       $  551       $   734
  Market Value....................  $   14     $   30     $   43     $   25     $   25       $  381       $   518
  Taxable Equivalent Yield........   11.98%      7.73%      6.17%      8.32%      8.13%        7.50%         7.59%
TOTAL FIXED MATURITIES
  Amortized Cost..................  $2,407     $2,516     $2,032     $1,343     $1,973       $6,042       $16,313
  Market Value....................  $2,370     $2,462     $1,950     $1,255     $1,814       $5,298       $15,149
  Taxable Equivalent Yield........    6.71%      6.40%      6.50%      6.67%      6.90%        7.22%         6.84%

- ---------------
* Variable rate securities are instruments for which the coupon rates move directly with an index rate. Included in the caption are ITT Hartford's holdings of residuals which represent less than 1% of the Life operations investment assets. Residuals, for which cost approximates market, have an average life of 4.8 years and earn an average yield of 12.2%. Interest-only securities, for which cost approximates market, have an average life of 7 years and earn an average yield of 10.7%.

     In addition, other investments, comprised primarily of policy loans, totaled $3.2 billion at December 31, 1994. These loans, which carry a current weighted average interest rate of 10%, are secured by the cash value of the life policy. These loans do not mature in a conventional sense but expire in conjunction with the supporting actuarial assumptions and developments.

     Life investments are managed to conform with the various liability-driven objectives discussed above. Derivatives play an important role in facilitating the management of interest rate risk, in creating opportunities to develop asset packages which efficiently fund product obligations, in hedging against indexation risks which affect the value of certain liabilities and in adjusting broad investment risk characteristics when dictated by significant changes in market risks. As an end-user of derivatives, ITT Hartford uses a variety of derivative financial instruments, including swaps, caps, floors and exchange-traded financial futures and options as a means of prudently hedging exposure to price, foreign currency and/or interest rate risk on anticipated investment purchases or existing assets and liabilities. The notional amounts of derivative contracts represent the basis upon which pay and receive amounts are calculated and are not reflective of credit risk. Credit risk is limited to the amounts calculated to be due to ITT Hartford on such contracts. Payment obligations between ITT Hartford and its counterparties are typically netted on a quarterly basis. ITT Hartford has strict policies regarding the financial stability and credit standing of its major counterparties and typically requires credit enhancement requirements to further limit its credit risk. Notional amounts pertaining to derivative financial instruments totaled $9.4 billion at December 31, 1994 ($7.7 billion related to Life investments and $1.7 billion on the liabilities).

     The following strategies are used to manage the aforementioned risks associated with the Life obligations:

     Anticipatory Hedging -- For certain liability types, ITT Hartford commits to the price of the product in advance of the receipt of the associated premium or deposit. To hedge ITT Hartford's expected cash flows against adverse changes in market interest rates, ITT Hartford routinely executes anticipatory hedges which immunize ITT Hartford against asset price changes which would result from changes in market interest rates. Typically, these hedges involve taking a long position in an interest rate future or swap which has a duration equivalent to the anticipated investments, which in turn approximate the duration of the associated liabilities. The notional amount of derivatives used for anticipatory hedges totaled $1.1 billion at December 31, 1994.

     Liability Risk Adjustments -- Several products obligate ITT Hartford to credit a return to the contractholder which is indexed to a market rate. Derivatives, typically in the form of swaps, are extensively used to convert the specific liability indexation risk to a risk which is more common, such as a fixed rate or a floating rate of LIBOR. By swapping the liability risk into a more common asset risk, a broader array of assets may be effectively matched against these liabilities. This strategy permits the customization of liability indexation to meet customer objectives without the need to identify assets which directly match each index. The notional amount of derivatives used for liability risk adjustment totaled $1.7 billion at December 31, 1994.

     Asset Hedges/Synthetic Asset Investments -- The selection of investment risk characteristics is driven by the liability-specific needs of each obligation. Investment needs may range from very short duration to very long duration, from floating rate to fixed rate, from callable to non-callable. To meet the obligations of life policyholders, investment managers consider a range of available investment alternatives. In order to provide greater risk diversification, ITT Hartford often invests in securities for which most, but not all, of the desired investment characteristics are met. ITT Hartford may choose to create a synthetic asset by combining two or more instruments to achieve the desired investment characteristics. Many times, the unwanted risks can be effectively managed through the use of derivatives. As an example, currency-linked notes or inverse floating rate characteristics can be converted to alternative fixed or floating rate notes with any currency or unwanted interest risk eliminated or reduced. The choice of derivative instrument for hedging depends upon the investment risk to be offset, the cost efficiency and liquidity of the derivative instrument, as well as the ongoing need to review the overall balance of asset and liability characteristics in the Life operations. The notional amount of derivatives used for hedges of physical or synthetic assets totaled $3.0 billion at December 31, 1994.

     Duration Hedges -- The term "duration" refers to the degree of change in the value or return of an asset (or group of assets) which results from an external market change, such as a change in level of current interest rates. As market conditions change, these duration characteristics sometimes require adjustments in order to preserve the appropriate asset/liability balance. As an example, a precipitous drop in interest rates may accelerate mortgage prepayments and shorten the expected maturity of a portfolio of mortgage securities. Duration hedges compensate for this risk by adjusting average asset duration parameters. The notional amount of derivatives used for duration hedges totaled less than $3.6 billion at December 31, 1994.

     ITT Hartford is committed to maintaining an effective risk management discipline. Approved derivatives usage must support at least one of the following objectives: to manage the risk to the operation arising from price, interest rate and foreign currency volatility, to manage liquidity and/or to control transaction costs. All investment activity in the Insurance operations is subject to regular review and approval by the Insurance Operations Finance Committee. Credit limits, diversification standards and review procedures for all credit risk, whether borrower, issuer or counterparty, have been established. The Life operations analyze the aggregate interest rate risk through the use of a proprietary, multi-scenario cash flow projection model which encompasses all liabilities and their associated investments, including derivatives.

     For an important discussion of (i) the investments of ITT Hartford, including assets of both Property & Casualty and Life, segregated by major category, (ii) the types of derivatives related to the type of investment and their respective notional amounts and (iii) the accounting policies utilized by ITT Hartford for derivative financial instruments, see the Notes to the ITT Hartford Consolidated Financial Statements contained herein.

EFFECT OF INFLATION

     The rate of inflation as measured by changes in the average consumer price index has not had a material effect on the revenues or operating results of ITT Hartford during the three most recent fiscal years.

               BUSINESS OF ITT INDUSTRIES AFTER THE DISTRIBUTION

GENERAL


     As part of the Distribution, the Restated Certificate of Incorporation of ITT will be amended to change the name of ITT Corporation to ITT Industries, Inc. As a result of the Reincorporation, ITT Industries will be an Indiana corporation after the Distribution. The corporate headquarters of ITT Industries will be in Harrison, New York. Unless the context otherwise indicates, references herein to ITT Industries include its subsidiaries.


     ITT Industries is a worldwide enterprise engaged through its subsidiaries in the design and manufacture of a wide range of high technology products, focused on three principal business segments. These segments, described below, are ITT Automotive, ITT Defense & Electronics and ITT Fluid Technology. In addition, ITT Industries will also hold the stock of certain other subsidiaries whose operations have been, or are in the process of being, discontinued or sold as described under "-- DISCONTINUED OPERATIONS".


     The table below shows in percentage terms ITT Industries' consolidated net sales and operating income attributable to each of its ongoing lines of business for the six months ended June 30, 1995 and June 30, 1994 and for the last three years:



                                                        SIX MONTHS
                                                        ENDED JUNE       YEAR ENDED DECEMBER
                                                            30,                  31,
                                                        -----------     ---------------------
                                                        1995    1994    1994     1993     1992
                                                        ---     ---     ---      ---      ---
    NET SALES
      ITT Automotive..................................   69%     64%     65%      59%      56%
      ITT Defense & Electronics.......................   17      21      20       24       27
      ITT Fluid Technology............................   14      15      15       17       17
                                                        ---     ---     ---      ---      ---
                                                        100%    100%    100%     100%     100%
                                                        ===     ===     ===      ===      ===
    OPERATING INCOME
      ITT Automotive..................................   69%     69%     63%      49%      76%
      ITT Defense & Electronics.......................   15      15      18       23      (19)
      ITT Fluid Technology............................   16      16      19       28       43
                                                        ---     ---     ---      ---      ---
                                                        100%    100%    100%     100%     100%
                                                        ===     ===     ===      ===      ===


BUSINESS AND PRODUCTS

ITT AUTOMOTIVE

     ITT Automotive is one of the largest independent suppliers of systems and components to vehicle manufacturers worldwide and also supplies related products to the aftermarket. Through operations located in Europe, North America and South America and joint ventures and licensees in Asia, ITT Automotive designs, engineers and manufactures a broad range of automotive systems and components under two major worldwide product groupings -- Brake and Chassis Systems and Body and Electrical Systems.

     The Brake and Chassis Systems group, with annual sales for 1994 approaching $3 billion, produces anti-lock brake ("ABS") and traction control ("TCS") systems, chassis systems, foundation brake components, fluid handling products and Koni shock absorbers.

     The Body and Electrical Systems group, with sales for 1994 approaching $2 billion, produces automotive products, such as door and window assemblies, wiper module assemblies, seat systems, air management systems, switches and fractional horsepower DC motors.

     The following table illustrates the percentage sales by group for the periods specified.

                                                                    YEAR ENDED DECEMBER 31,
                                                                    ------------------------
                                                                    1994      1993      1992
                                                                    ----      ----      ----
    Brake & Chassis Systems.......................................   61 %      71 %      70 %
    Body & Electrical Systems.....................................   39        29        30
                                                                    ----      ----      ----
                                                                    100 %     100 %     100 %
                                                                    ====      ====      ====

     In 1994, ITT Automotive maintained its position as a leading global supplier of four-wheel ABS and TCS. Global sales of ITT Automotive ABS and TCS exceeded $1 billion for the second consecutive year. During the year, major new contracts for ITT Automotive's modular MK20 ABS were received from a number of major customers, including Chrysler, Ford, Volkswagen and BMW. During 1994, ITT Automotive also increased its previously established position as a leading producer of electric motors and wiper systems, through the acquisition from General Motors of its motors and actuators business unit, now renamed ITT Automotive Electrical Systems, Inc. ("ESI"). ESI is expected to account for 20% of ITT Automotive's sales in 1995.

     ITT Automotive is beginning to introduce front and rear corner modules (which contain brake components, suspension components, bearings and other smaller items) and is developing new product lines such as complete axle assemblies and vehicle stability management systems (i.e. integrated chassis systems, including, for example, functions such as traction control, anti-lock braking, electronic brake-force distribution and control of engine torque to maintain vehicle stability), although there can be no assurance ITT Automotive will ultimately have a significant presence in such product areas.


     ITT Automotive also has various recognizable brand names in the automotive industry, including ITT Teves (brake components and systems), ITT SWF (wiper systems, electric motors and switches) and ITT Koni (shock absorbers).


     The principal customers for products of ITT Automotive are the top vehicle manufacturers worldwide. Of these manufacturers, ITT Automotive's largest customers are General Motors (26% of 1994 ITT Automotive net sales) and Ford (18% of 1994 ITT Automotive net sales). In addition, approximately 9% of ITT Automotive's 1994 net sales were to customers in the aftermarket. ITT Automotive sells a variety of products in this market, including brake parts, shocks and struts and windshield wiper components.

     ITT Automotive companies have approximately 35,400 employees in 76 facilities located in 18 countries.

ITT DEFENSE & ELECTRONICS

     ITT Defense & Electronics companies develop, manufacture and support high technology electronic systems and components for defense and commercial markets on a worldwide basis, with operations in North America, Europe and Asia. Defense market products include tactical communications equipment, electronic warfare systems, night vision devices, radar, space payloads, and operations and management services. Commercial products include interconnect products (such as connectors, switches and cable assemblies) and night vision devices.


     The ITT Defense & Electronics business continues to concentrate its efforts in those market segments where it can be a market leader, with increasing expansion into international defense markets. In Tactical Communications, ITT Defense & Electronics manufactures products that facilitate communications in the forward area battlefield. ITT Aerospace/Communications Division ("A/CD") won the major share of the U.S. Army's Single Channel Ground and Airborne Radio System ("SINCGARS") contract competition in 1994 and, in the view of ITT Industries management, maintains its position as the world's largest producer of combat radios. In Night Vision, ITT Electro-Optical Products Division provides United States and Allied soldiers with the capability to conduct night combat operations (as demonstrated in the Persian Gulf War) with the production of advanced goggles for airborne and ground applications. Radar, produced by ITT Gilfillan, includes ship and air defense radar and air traffic control systems. In Airborne Electronic Warfare, ITT Avionics was selected by the U.S. Army to develop the next-generation fully integrated airborne electronic warfare system, called Advanced Threat Radar Jammer ("ATRJ"). In addition, ITT Avionics' Airborne Self-Protection Jammer ("ASPJ") was selected by both Finland and Switzerland to protect their new F-18 fighter aircraft. In Remote Sensing/Navigation Space Payloads, ITT A/CD produces extremely sophisticated geostationary sounding and imaging instruments, such as those used by the National Oceanographic and Atmospheric Agency to track weather patterns such as hurricanes and tornadoes. In Operations and Maintenance Services, ITT Federal Services Corporation ("FSC") provides military base operations support, equipment and facility maintenance, and training services for government sites around the world. In 1994, ITT FSC was awarded a major contract by the U.S. Army to provide combat support services in Kuwait and, in 1995, has recently been awarded a renewal of competitive contracts for continued support at two major United States military bases in Germany.

     In the Interconnect market (which includes products such as connectors, switches and cable assemblies used with workstations, local area networks and personal computers and other applications), ITT Cannon maintains a position as one of the world's largest connector companies based on revenue and is a leading supplier to the military/aerospace and industrial sectors. Management of ITT Industries believes that progress continues to be made in redirecting business growth into the communication and information systems sectors of the interconnect market, which, in the view of ITT Industries' management, have strong potential for growth. Expansion into the Asia-Pacific market continued during 1994 with the establishment of a joint venture in China and a business office location in Hong Kong.

     The following table illustrates the percentage sales by product line for the periods specified.

                                                                   YEAR ENDED DECEMBER 31,
                                                                  --------------------------
                                                                  1994       1993       1992
                                                                  ----       ----       ----
    Tactical Communications.....................................   28 %       29 %       23 %
    Electronic Defense..........................................    7          8         18
    Night Vision/Radar..........................................   16         14         15
    Government Services.........................................   16         16         15
    Interconnect................................................   30         30         26
    Other.......................................................    3          3          3
                                                                  ---        ---        ---
                                                                  100 %      100 %      100 %
                                                                  ===        ===        ===

     ITT Defense & Electronics sells its products to a wide variety of governmental and non-governmental entities located throughout the world. Approximately 66% of 1994 net sales of ITT Defense & Electronics were to governmental entities, of which approximately 90% were to the United States Government (principally in defense programs). As a result, a substantial portion of the work of ITT Defense & Electronics is performed in the United States under prime contracts and subcontracts, some of which by statute are subject to profit limitations and all of which are subject to termination by the United States Government. Apart from the United States Government, no other governmental or commercial customer accounted for more than 2% of 1994 net sales for ITT Defense & Electronics.

     Sales to non-governmental entities have remained approximately at one-third of sales from 1992 through 1994. Certain of the products sold by ITT Defense & Electronics have particular commercial application, including night vision products and those products already sold to the commercial sector, such as connectors and switches. For example, ITT Defense & Electronics has entered into an agreement with the Sports Optics Division of Bausch & Lomb under the terms of which Bausch & Lomb has become the sole distributor of certain night vision products to the sports market. In addition, ITT Defense & Electronics has entered into a partnership with California Commercial Spaceport, Inc. to form Spaceport Systems International ("SSI"). SSI will build and operate the first commercial satellite launch facility in the United States at Vandenberg Air Force Base in California, to launch commercial satellite payloads into low earth polar orbits. The new facility is expected to be ready for operation in 1997, at which time SSI expects to be able to provide full launch and support services to commercial and government customers worldwide.

     ITT Defense & Electronics companies have approximately 14,700 employees in 74 facilities in 15 countries.

ITT FLUID TECHNOLOGY

     ITT Fluid Technology is a worldwide enterprise engaged in the design, development, production and sale of products, systems and services used to move, handle, transfer, control and contain fluids of all kinds. Operating in more than 100 countries, ITT Fluid Technology is a leading supplier of pumps, valves, heat exchangers, mixers, instruments and controls for the management of fluids.


     The majority of ITT Fluid Technology sales are in North America and Western Europe. Principal markets are water and wastewater treatment, industrial and process, and construction. Industrial and process market activity includes strong market niche positions in the chemical processing, pharmaceutical and biotechnology sectors, and in selected segments of the oil and gas and mining markets. Construction market activity includes leading market positions in certain heating, ventilation and air conditioning ("HVAC") segments of the residential and non-residential construction market and in construction dewatering. ITT Fluid Technology also has significant niche positions in the commercial and leisure marine and aerospace markets.


     Sales are made directly and through independent distributors and representatives. ITT Fluid Technology is structured in three divisions, each of which is briefly described below. No single customer accounted for more than 2% of 1994 net sales for ITT Fluid Technology.

     ITT Flygt, headquartered in Sweden, is a pioneer in submersible technology and is the world leader in submersible pumping and mixing products. About half of Flygt's worldwide sales come from wastewater treatment expenditures in the municipal sector.

     ITT Fluid Transfer produces a wide range of commercial and industrial pumps, heat exchangers and related components. The division holds market leadership positions in a number of product/market sectors under long established brand names such as AC Pump, Bell & Gossett, McDonnell & Miller, Jabsco, Marlow and others. Major markets include construction building trades, HVAC, general industrial and major original equipment manufacturers, leisure marine, water and wastewater and fire protection.

     ITT Controls & Instruments primarily produces measuring instruments and valves. This division also holds market leadership positions in a number of product/market niches under long established brand names such as Barton, Dia-Flo, Cam-tite and others. Markets include chemical, industrial process, oil and gas, power generation and aerospace.

     The following table illustrates the percentage sales by division for the periods specified.

                                                                   YEAR ENDED DECEMBER 31,
                                                                   -----------------------
                                                                   1994      1993      1992
                                                                   ---       ---       ---
    Flygt (Submersible Products).................................   46%       46%       48%
    Fluid Transfer...............................................   34        34        33
    Controls & Instruments.......................................   20        20        19
                                                                   ---       ---       ---
                                                                   100%      100%      100%
                                                                   ===       ===       ===

     In May 1994, ITT Fluid Technology acquired Richter Chemie-Technik GmbH ("Richter") of Kempen, Germany. Richter, with annual sales of approximately $25 million, is a leading European producer of specialized pumps and valves designed to handle the flow of high temperature corrosive liquid and gaseous media. Also, during 1994, ITT Fluid Technology announced the formation of manufacturing and sales joint ventures with local partners in China and in Brazil.

     Management of ITT Industries believes that ITT Fluid Technology has a solid technology base and proven expertise in applying its products to meet customer needs. Management of ITT Industries also believes the continuing development of new products enables ITT Fluid Technology to maintain and build market leadership positions in served markets.

     ITT Fluid Technology companies have approximately 8,300 employees in 45 facilities located in 18 countries, with sales representation in over 100 countries.

GEOGRAPHIC MARKETS

     Approximately one-half of ITT Industries sales are to customers outside the United States. The geographic sales mix of ITT Industries is illustrated (in percentage terms) by the following table for the periods specified.

                                                                  1994       1993       1992
                                                                  ----       ----       ----
    United States...............................................   50 %       46 %       44 %
    Western Europe..............................................   38         43         48
    Canada......................................................    6          4          3
    Asia/Pacific................................................    3          3          2
    Other.......................................................    3          4          3
                                                                  ---        ---        ---
                                                                  100 %      100 %      100 %
                                                                  ===        ===        ===


     The geographic sales base of ITT Automotive is predominantly in Europe and North America. In 1994, approximately 50% of sales of ITT Automotive were to customers in the United States and Canada and 46% of sales were to customers in Western Europe.


     The economic performance of ITT Automotive is reasonably dependent upon strong economic growth in all major international markets, including that of the United States. The geographic sales mix differs between products and is greatly influenced, from year to year, by vehicle production levels in the relevant countries. Management of ITT Industries sees particular growth opportunities in Latin America, Mexico and Asia, particularly China. Most recently, ITT Automotive formed a joint venture, as a 40% owner, in China with Shanghai Automotive Industries Co., Ltd. to manufacture brake systems and established a joint venture, as a 40% owner, in Korea with Kia Motors and Kia Precision Works to produce advanced braking systems. In 1994, ITT Automotive established a manufacturing facility in Hungary. The plant currently is producing switches and door checks and plans call for it also to produce sensors, electric motors and lamps. A manufacturing facility is presently under construction in the Czech Republic to produce brake boosters and master cylinders. ITT Automotive is involved in joint venture arrangements and licensing arrangements throughout the world as a means of serving its international customer base.

     The economic performance of ITT Defense & Electronics is particularly dependent upon sales in the United States which accounted for over 70% of 1994 sales. Management of ITT Defense & Electronics is attempting to increase its international defense business and sees particular growth opportunities in the Asia/Pacific region and Middle East. For example, a subsidiary of ITT Defense & Electronics was awarded a $44 million contract in 1994 from the Republic of Korea for air traffic, precision approach and control radar systems. In addition, ITT Cannon has formed a joint venture, as a majority owner, in China with Zhenjiang Connector Factory to supply connectors and switches for, in large part, consumer electronics products in that growing market. This new Far East production capability is in addition to ITT Industries' wholly owned subsidiary in Japan.

     The geographic sales mix of ITT Fluid Technology is somewhat diverse. In 1994, slightly under one-half of the sales of ITT Fluid Technology was derived in the United States while one-third was derived from Western Europe. The economic performance of ITT Fluid Technology is dependent upon strong economic growth in major international markets, particularly that of the United States and Europe. The geographic sales mix differs between products and between divisions of ITT Fluid Technology. Management of ITT Industries sees particular growth opportunities in Eastern Europe and Russia, Africa/Middle East, Latin America and the Asia/Pacific region. Recently, ITT Fluid Technology established a manufacturing and distribution joint venture arrangement, as a majority owner, with First Auto Jinbei Automobile Co., Ltd. of Shenyang, China to produce and sell submersible pumps in China for the sewage handling and mining markets. ITT Fluid Technology has also established joint venture sales and manufacturing operations and other operations in Eastern Europe, Latin America and other locations in the Asia/Pacific region.

PROPERTIES



     ITT Industries considers the condition of the plants, warehouses and other properties that it owns or leases to be generally good. ITT Industries believes the properties to be adequate for the needs of its business.



     ITT Industries' principal executive offices will be in leased premises at Four West Red Oak Lane, Harrison, New York 10528.



     The following is an overview of business premises of ITT Industries in excess of 100,000 square feet. ITT Industries owns thirty premises in fourteen states in the United States. Of these premises, twenty-six are used as offices and manufacturing facilities, one is used as an administration office and research and development facility, one is an aluminum die casting plant, one is an office and engineering facility and one is an office and laboratory facility. In addition, ITT Industries leases nineteen premises in eight foreign countries. All of these premises are used as offices and manufacturing facilities, and three are also used as warehouse facilities. ITT Industries leases ten premises in six states in the United States. Of these premises, two are used as offices and manufacturing facilities, four are used as only manufacturing facilities, one is used as only an office, two are used as offices and warehouse facilities and one is used as an office and laboratory facility. In addition, ITT Industries leases eight premises in five foreign countries. Of these premises, five are used as offices and manufacturing facilities, one is used as an office and research and development facility, one is used as an office, warehouse and shop and one is used as a manufacturing, office and research and development facility.



COMPETITION


     Substantially all of ITT Industries' operations are in highly competitive businesses, although the nature of the competition varies among the business segments. A number of large companies engaged in the manufacture and sale of similar lines or products and the provision of similar services are included in the competition, as are many small enterprises with only a few products or services. Technological innovation, price, quality and reliability are primary factors in markets served by the various segments of ITT Industries' businesses.

ITT AUTOMOTIVE

     In the global automotive industry, competition is strong. This competitive environment has particularly resulted in increased pressure to reduce costs. Since purchased items represent a major portion of the total costs of vehicle manufacturers, vehicle manufacturers are expected to continue to pressure suppliers such as ITT Automotive to share in these cost reductions through a variety of means. Suppliers such as ITT Automotive are also likely to continue to experience competitive and pricing pressures as vehicle manufacturers adopt manufacturing strategies such as the use of worldwide common platforms for the manufacture of automobiles.

ITT DEFENSE & ELECTRONICS

     Competition in the businesses of ITT Defense & Electronics is increasing as a result of, among other things, consolidation in the defense industry. The reduction of government defense budgets, particularly in the United States, has also produced overcapacity in various market segments, including markets in which ITT Defense & Electronics participates. This overcapacity has resulted in various adverse consequences, including aggressive price competition.

     In most of the markets served by ITT Defense & Electronics competition is based primarily upon price, quality, technological know-how, cycle time and service.

ITT FLUID TECHNOLOGY

     The ITT Fluid Technology business is marked by strong competition fueled by public bidding, economic conditions, intense pricing pressures, significant overcapacity, technological changes that produce new market entrants and dynamic markets. Management of ITT Fluid Technology attempts to compete in this business and respond to competitive pressures through cost-cutting efforts, broad product offerings, customer service, efficient manufacturing, quality control and utilization of and proper reaction to technological changes.

EXPOSURE TO CURRENCY FLUCTUATIONS

     ITT Industries companies conduct operations worldwide. ITT Industries is therefore exposed to the effects of fluctuations in relative currency values. Although ITT Industries companies engage where appropriate in various hedging strategies in respect of its foreign currency exposure, it is not possible to hedge all such exposure. Accordingly, the operating results of ITT Industries will be impacted by fluctuations in relative currency values.

CYCLICALITY

     The markets in which ITT Industries' subsidiaries operate are cyclical, and operating results therefore fluctuate based on both general economic factors and factors affecting the relevant markets served by ITT Industries. For example, a large percentage of the ITT Industries' 1994 net sales were derived from sales to automobile manufacturers. The automobile industry is highly cyclical. A decline in the demand for new automobiles and industry production levels is likely to have an adverse effect on ITT Industries. ITT Industries also manufactures and sells products used in other historically cyclical industries, such as the construction, mining and minerals and aerospace industries, and thus could be adversely affected by negative cycles affecting those and other industries. In addition, a large percentage of ITT Industries' 1994 net sales was derived from government contracts with the United States Department of Defense or other United States and foreign governmental agencies. ITT Industries' operating results are thus exposed to changes in government budget levels and budget priorities, particularly in respect of the United States defense budget. In addition, economic factors that cause a decline in consumer spending may adversely affect ITT Industries.

GOVERNMENTAL REGULATION AND RELATED MATTERS

     A number of ITT Industries' businesses are subject to governmental regulation by law or through contractual arrangements. ITT Industries' companies in the defense segment perform work under contracts with the United States Department of Defense and similar agencies in certain other countries. These contracts are subject to security and facility clearances under applicable governmental regulations, including regulations (requiring background investigations for high-level security clearances) applicable to ITT Industries' executive officers, and most of such contracts are subject to termination by the respective governmental parties on various grounds.

ENVIRONMENTAL MATTERS


     ITT Industries is subject to stringent environmental laws and regulations concerning air emissions, water discharges and waste disposal. Such environmental laws and regulations include the Federal Clean Air Act, the Clean Water Act, the Resource, Conservation and Recovery Act ("RCRA") and the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA" or "Superfund"). Environmental requirements are significant factors affecting all operations. The ITT Industries companies closely monitor all their respective environmental responsibilities, together with trends in environmental laws. ITT Industries has established an internal audit program to assess compliance with applicable environmental requirements for all its facilities, both domestic and overseas. The audit procedure is designed to identify problems and to instruct employees to correct deficiencies and to prevent future noncompliance. Over the past 15 years, usually with the assistance of independent consultants, ITT Industries has conducted regular, thorough audits of its major operating facilities. As a result, the ITT Industries companies are in substantial compliance with current environmental requirements. Management does not believe that it will incur compliance costs pursuant to such requirements that will have a material adverse effect on ITT Industries' financial position, results of operations or cash flows.

     See "ITT INDUSTRIES MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS -- ENVIRONMENTAL MATTERS" and "-- LEGAL PROCEEDINGS".

RAW MATERIALS

     All the businesses of ITT Industries require various raw materials (e.g., metals, plastics and packaging) in connection with manufacturing their respective products. Although some of these costs may be reflected through increased prices for products, the operating results of ITT Industries are exposed to fluctuating costs of such raw materials. The subsidiaries of ITT Industries attempt to control such costs through various purchasing programs and other techniques. In recent years, the businesses of ITT Industries have not experienced any significant difficulties in obtaining an adequate supply of raw materials necessary for manufacturing and related activities.

RESEARCH, DEVELOPMENT AND ENGINEERING


     The businesses of ITT Industries require substantial commitment of resources to research, development and engineering activities. Research, development and engineering activities of ITT Industries are conducted in laboratory and engineering facilities at most of its major manufacturing subsidiaries. ITT Industries believes that continued leadership in technology is essential to its future, and most ITT Industries funds dedicated to research and development are applied to areas of high technology, such as aerospace, automotive braking and electrical systems, and applications involving electronic components.


     For a further discussion of the research, development and engineering expenditures of ITT Industries, see "ITT INDUSTRIES MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- LIQUIDITY AND CAPITAL RESOURCES".

INTELLECTUAL PROPERTY


     While ITT Industries owns and controls a number of patents, trade secrets, confidential information, trademarks, trade names, copyrights and other intellectual property rights which, in the aggregate, are of material importance to its business, management of ITT Industries believes that ITT Industries' business, as a whole, is not materially dependent upon any one intellectual property or related group of such properties. ITT Industries is licensed to use certain patents, technology and other intellectual property rights owned and controlled by others, and, similarly, other companies are licensed to use certain patents, technology and other intellectual property rights owned and controlled by ITT Industries. The patents, technology and other intellectual property rights licensed by ITT Industries are of importance to its business, although management of ITT Industries believes, as noted above, that ITT Industries' business, as a whole, is not dependent upon any one intellectual property or group of such properties.



     ITT Industries currently has an aggregate of 5,105 patents (2,368 at ITT Automotive, 2,005 at ITT Defense & Electronics and 732 at ITT Fluid Technology), 5,177 patent applications (3,654 at ITT Automotive, 1,084 at ITT Defense & Electronics and 439 at ITT Fluid Technology) and 104 active patent license agreements (54 at ITT Automotive, 49 at ITT Defense & Electronics and 1 at ITT Fluid Technology). Such patents, patent applications and active patent license agreements will expire or terminate over time by operation of law, in accordance with their terms or otherwise. The expiration or termination of such patents, patent applications and active patent license agreements are not expected by the management of ITT Industries to have a material adverse effect on ITT Industries' financial position, results of operations or cash flows.



     The rights and licenses granted to ITT Industries under the IP Agreements to the "ITT" name, mark and logo are considered by ITT Industries management to be of material importance to ITT Industries. The IP

Agreements are perpetual contracts, subject to the maintenance of certain quality standards and other conditions in accordance with the terms of the IP Agreements. See "RELATIONSHIP BETWEEN ITT INDUSTRIES, NEW ITT AND ITT HARTFORD AFTER THE DISTRIBUTION -- INTELLECTUAL PROPERTY".


EMPLOYEES


     As of June 30, 1995, ITT Industries, through its subsidiaries, employed an aggregate of approximately 58,400 people. Of this number, approximately 26,000 are employees in the United States, of whom approximately 35% are represented by labor unions. Generally, labor relations have been maintained in a normal and satisfactory manner.


LEGAL PROCEEDINGS


     ITT or its subsidiaries are responsible, or are alleged to be responsible, for the investigation and remediation at a total of approximately 100 sites. ITT or its subsidiaries have received notices that they are PRPs in approximately 30 proceedings instituted by the U.S. Environmental Protection Agency or similar state agencies. These proceedings generally are pursuant to CERCLA or similar state laws that provide for joint and several liability for investigation and clean-up costs at contaminated sites. In many of these proceedings, ITT or its subsidiaries are considered "de minimis" contributors. Another approximately 70 matters involve ongoing or prospective remedial measures, or, in the case of several such matters, are the subject of actions brought by other private parties seeking to recoup or apportion cleanup costs or damages that allegedly have been or may be incurred by such other parties. These approximately 70 matters arise out of, among other things, indemnification arrangements, contract disputes, third party claims and RCRA requirements related to contamination or alleged contamination at sites currently or formerly owned or operated by ITT or its present or former subsidiaries. The alleged environmental liabilities at approximately one-half of these sites are in connection with the operations of former ITT subsidiaries and are not related to the present businesses of ITT Industries.


     ITT and its former subsidiaries, Rayonier and Southern Wood Piedmont Company ("SWP"), are named defendants in a lawsuit filed in 1991 in the U.S. District Court for the Southern District of Georgia, Ernest L. Jordan, Sr. et. al. v. Southern Wood Piedmont Company, et al., in which plaintiffs allege property damage and personal injury based on alleged exposure to toxic chemicals used by SWP in its former wood preserving operations, seek certification as a class action and ask for compensatory and punitive damages in the amount of $700 million. Several other suits arising out of former wood preserving operations of SWP also include ITT among the named defendants. Under an agreement entered into by ITT and Rayonier in connection with the distribution of Rayonier stock to ITT shareholders in February 1994, ITT is entitled to be indemnified by Rayonier for any expenses or losses incurred by ITT in connection with the aforementioned suits as well as in any other legal proceedings arising out of Rayonier or SWP operations. ITT Industries will continue to have the benefit of such agreement after the Distribution.

     While there can be no assurance as to the ultimate outcome of any litigation involving ITT Industries, management does not believe any pending legal proceeding will result in a judgment or settlement that will have, after taking into account ITT Industries' existing provisions for such liabilities, a material adverse effect on ITT Industries' financial position, results of operations or cash flows.

DISCONTINUED OPERATIONS


     Effective on February 28, 1994, ITT completed the distribution of all the outstanding common shares of its former forest products subsidiary, Rayonier (formerly ITT Rayonier Incorporated) to the holders of record on February 24, 1994, of ITT Common Stock and ITT Series N Preferred Stock. The former subsidiary has been reflected as a "Discontinued Operation." See Notes to ITT Industries Consolidated Financial Statements contained herein.

     On September 16, 1994, ITT announced plans to seek offers for the purchase of ITT Financial Corporation ("ITT Financial"), one of the largest independent finance companies in the United States. On such date ITT Financial consisted of businesses conducting commercial and consumer finance, related insurance and other financial services including a mortgage banking operation. Gross proceeds of $12.8 billion are expected and through July 31, 1995, the following portions of ITT Financial have been sold for the approximate aggregate cash proceeds indicated: Island Finance, $1.5 billion; Commercial Finance, $2.7 billion; Equipment Finance, Small Business Finance and Real Estate Services, $1.8 billion; home equity loan portfolio, $1.0 billion; residential first mortgage portfolio, $3.9 billion; a major loan portfolio operated from Costa Mesa, California, $0.5 billion. In addition, financial restructuring of Lyndon Insurance Group provided $0.9 billion of dividends to ITT. On April 30, 1995, ITT recorded a $403 million gain, after tax, on the sale of the businesses of ITT Financial. ITT Financial merged into ITT effective May 1, 1995, and indebtedness of ITT Financial was assumed by ITT. ITT has repaid an amount of indebtedness of ITT equivalent to the funds generated by the sale of the ITT Financial assets. ITT Financial has been reflected as a "Discontinued Operation" in the financial statements of ITT Industries.


     New ITT and ITT Hartford have also been reflected as "Discontinued Operations". See Notes to ITT Industries Consolidated Financial Statements.

                   BUSINESS OF NEW ITT AFTER THE DISTRIBUTION

GENERAL

     After the Distribution, New ITT will be engaged through its subsidiaries in two major businesses: Hospitality & Entertainment and Information Services. New ITT also will own approximately 6% of the outstanding capital shares of Alcatel Alsthom, a French company which owns, among other things, Alcatel N.V., one of the largest telecommunications equipment manufacturers in the world.

     New ITT will be a Nevada corporation, with World Headquarters at 1330 Avenue of the Americas, New York, NY 10019-5490. New ITT will hold the capital stock of the companies engaged in the Hospitality & Entertainment and Information Services businesses of ITT. Immediately prior to the Distribution, the name of ITT Destinations will be changed to ITT Corporation. Unless the context otherwise indicates, references herein to ITT Destinations (or New ITT) include its subsidiaries after the Distribution.

HOSPITALITY & ENTERTAINMENT

     New ITT will conduct its hospitality and entertainment business through ITT Sheraton Corporation ("ITT Sheraton"), Ciga S.p.A. ("Ciga"), Caesars World, Inc. ("CWI") and Madison Square Garden, L.P. ("MSG").

     After the Distribution, New ITT will combine the world's largest hotel and gaming company with a premier sports and entertainment company to create a dynamic and rapidly growing enterprise. Management of ITT projects that New ITT will generate pro forma (i.e., assuming all acquisitions during 1994 and 1995 had been consummated on January 1, 1994) revenues of approximately $6.5 billion in 1995 and pro forma EBITDA of $875 million in 1995. The projected pro forma EBITDA for 1995 would represent a 36% increase over EBITDA in 1994 also determined on a pro forma basis (i.e., assuming all acquisitions during 1994 and 1995 had been consummated on January 1, 1994). However, for a discussion of certain important limitations and related assumptions concerning this projected and other pro forma financial data and ITT management's beliefs as to future results, see "NEW ITT UNAUDITED PRO FORMA COMBINED INCOME STATEMENTS -- LIMITATIONS ON PROJECTIONS, FORECASTS AND PRO FORMA FINANCIAL INFORMATION".


     ITT completed the acquisition of one of the world's most recognized gaming companies, CWI, in January 1995. In March 1995, ITT also acquired the well-known New York Knickerbockers and New York Rangers sports franchises and the Madison Square Garden arena through its investment in MSG, which was made through a partnership with an indirect subsidiary of Cablevision Systems Corporation ("Cablevision"). ITT currently owns 84.7% of the partnership as a result of the relative equity contributions of ITT and Cablevision, although Cablevision has the right to equalize the equity ownership interest in such partnership (see "-- HOSPITALITY & ENTERTAINMENT -- MADISON SQUARE GARDEN -- OWNERSHIP STRUCTURE"). However, under the agreement governing ITT's investment in MSG, MSG is managed on a 50/50 basis with Cablevision and voting is handled on a 50/50 basis.



     In addition, the acquisition in 1994 of 70.3% of Ciga and other key hotel properties enhanced ITT's geographic balance along with its image and profile. These acquisitions have helped to create a formidable hotel, gaming and entertainment company that is a leader in its served markets. Furthermore, in August 1995, ITT, in partnership with Dow Jones & Co. ("Dow Jones") agreed to purchase television station WNYC-TV from New York City. The purchase, subject to approval by the Federal Communications Commission and other customary conditions, is expected to close in early 1996. Together, ITT and Dow Jones hope to transform the station into a nationally-broadcast business and sports television station based in New York City. The purchase price of $207 million will be split evenly by the two companies and the partnership will be managed on a 50/50 basis.


     Through the ITT Sheraton brand name, New ITT is represented in most major markets of the world. In 1994, over 45 million customers stayed at ITT Sheraton in 60 countries. When including visitors to CWI and Madison Square Garden and customers of the Information Services companies, New ITT will provide services to over 100 million people a year. ITT Sheraton, which has been a wholly owned subsidiary of ITT since 1968, is a worldwide hospitality network of approximately 420 owned, leased, managed and franchised properties, including hotels, casinos and inns. Gaming operations are marketed under the Caesars World and ITT Sheraton brand names and are represented in Las Vegas, Atlantic City, Halifax (Nova Scotia), Sydney (Nova Scotia), Lake Tahoe, Tunica County (Mississippi), Lima (Peru), Cairo, Windsor (Ontario) and Townsville (Australia).


     The acquisition of CWI greatly enhanced New ITT's profile in the rapidly growing gaming business. CWI's flagship property is the renowned Caesars Palace in Las Vegas, and it also owns and operates Caesars Atlantic City in Atlantic City and Caesars Tahoe in Stateline, Nevada, both leaders in their served markets. CWI also owns one-third of a management company that operates Casino Windsor which was opened in May 1994 in Windsor, Ontario, and operates four non-gaming resorts in Pennsylvania's Pocono Mountains.


     The MSG investment includes the famed Madison Square Garden arena, the Paramount special events theater, the New York Knickerbockers and New York Rangers basketball and hockey franchises, as well as the Madison Square Garden Network. New ITT companies in this segment have approximately 30,000 employees.


     Unless the context otherwise required, references herein to "ITT Sheraton" include its subsidiaries after the Distribution (including Ciga).

INFORMATION SERVICES

     ITT World Directories, Inc., an 80%-owned subsidiary, engages in the publication of telephone directories, including classified directory services for telephone subscribers in numerous countries outside the United States, as well as in Puerto Rico and the United States Virgin Islands. ITT Educational Services, Inc., a subsidiary in the United States, operates technical colleges offering postsecondary career education. On December 27, 1994, ITT completed an underwritten public offering of approximately 17% of the common stock of ITT Educational Services, Inc. New ITT companies in this segment have approximately 5,000 employees.

     The table below shows in percentage terms New ITT's EBITDA attributable to each of its lines of business on a pro forma basis for the six months ended June 30, 1995, the six months ended June 30, 1994, and the year ended December 31, 1994. The percentages for all periods give effect to the relevant transactions discussed under "NEW ITT UNAUDITED PRO FORMA COMBINED INCOME STATEMENTS" in the same manner as under such heading. For a discussion of certain important limitations and related assumptions concerning the pro forma financial data reflected below, see "NEW ITT UNAUDITED PRO FORMA COMBINED INCOME
STATEMENTS -- LIMITATIONS ON PROJECTIONS, FORECASTS AND PRO FORMA FINANCIAL INFORMATION".



                                             PRO FORMA          PRO FORMA             PRO FORMA
                                          SIX MONTHS ENDED   SIX MONTHS ENDED        YEAR ENDED
                                           JUNE 30, 1995      JUNE 30, 1994       DECEMBER 31, 1994
                                          ----------------   ----------------     -----------------
    REVENUES(1)(2)

    Hospitality & Entertainment
      Hotel Operations..................          65%                66%                  65%
      Gaming Operations.................          22                 20                   21
    Information Services
      ITT World Directories.............          10                 11                   11
      ITT Educational...................           3                  3                    3
                                                 ---                ---                  ---
                                                 100%               100%                 100%
                                          =============      =============        =============

    EBITDA(1)(2)

    Hospitality & Entertainment
      Hotel Operations..................          41%                43%                  41%
      Gaming Operations.................          31                 30                   33
    Information Services
      ITT World Directories.............          27                 24                   25
      ITT Educational...................           1                  3                    3
    Other...............................          --                 --                   (2)
                                                 ---                ---                  ---
                                                 100%               100%                 100%
                                          =============      =============        =============


- ---------------

(1) The pro forma financial information presented above assumes that the acquisitions of CWI, the 70.3% interest in Ciga, certain other hotel properties and MSG in partnership with another entity were completed on January 1, 1994. The pro forma financial information includes ITT management's estimates of results which, among other things, assume revenue and expense levels based on historical trends and ITT management's views of current economic conditions. Such information may not be indicative of the results that would have occurred if the acquisitions were completed on January 1, 1994.



(2) MSG is accounted for using the equity method and, accordingly, its revenues and EBITDA are not included above. MSG has generated EBITDA of $34 million, $25 million and $12 million for the respective periods shown above.


HOSPITALITY & ENTERTAINMENT

HOTEL OPERATIONS

     ITT Destinations' revenues from hotel operations are derived worldwide from ITT Sheraton's owned, leased and managed hotels, and franchise fees. Revenues in the hotel business are essentially a function of number of rooms, average daily rate charged for rooms and number of rooms occupied. Six of the hotels in the ITT Sheraton network have casino operations. The gaming operations in the ITT Sheraton network and the gaming operations of CWI are discussed below under "-- HOSPITALITY & ENTERTAINMENT -- GAMING OPERATIONS".


     The following table illustrates in percentage terms the sources of revenues of New ITT's hotel operations. The percentages for the 1994 periods give effect to the relevant transactions discussed under "NEW ITT

UNAUDITED PRO FORMA COMBINED INCOME STATEMENTS" in the same manner as under such heading. ITT Sheraton's owned hotel/casinos and CWI are not included in the table.

                                                                    PRO FORMA             PRO FORMA
                                            SIX MONTHS ENDED     SIX MONTHS ENDED        YEAR ENDED
                                             JUNE 30, 1995        JUNE 30, 1994       DECEMBER 31, 1994
                                            ----------------     ----------------     -----------------
Owned or Leased Hotels....................          31%                  20%                  26%
Managed and Joint Venture Hotels..........          66                   76                   71
Franchised Hotels(1)......................           1                    1                    1
Other(2)..................................           2                    3                    2
                                                   ---                  ---                  ---
                                                   100%                 100%                 100%
                                                   ===                  ===                  ===

- ---------------
(1) Includes franchise fees to ITT Sheraton, not revenues of franchise hotels.

(2) Other revenues primarily include reservations fees and Sheraton Club International fees.

     Owned and Leased Hotels


     The following table illustrates for ITT Sheraton's owned and leased properties the number of properties, available room nights, average daily occupancy rate and average daily rate, in each case for the periods indicated. For the 1994 periods, the table gives effect to the relevant transactions discussed under "NEW ITT UNAUDITED PRO FORMA COMBINED INCOME STATEMENTS" in the same manner as under such heading. ITT Sheraton's owned hotel/casinos and CWI are not included in the table.



                                                                    PRO FORMA             PRO FORMA
                                            SIX MONTHS ENDED     SIX MONTHS ENDED        YEAR ENDED
                                             JUNE 30, 1995        JUNE 30, 1994       DECEMBER 31, 1994
                                            ----------------     ----------------     -----------------
Number of properties at period end........             69                   65                   66
Available room nights(1)..................      3,917,620            3,532,574            7,426,414
Average daily occupancy rate(2)...........           70.7%                68.4%                70.0%
Average daily rate(3).....................        $132.54              $123.93              $124.22


- ---------------
(1) Based on properties held at period end.
(2) Occupied rooms in the period divided by rooms available for sale in the same period.
(3) Room revenues for the period divided by rooms occupied for the same period.


     The owned and leased properties in the ITT Sheraton network are, in many cases, subject to mortgage and lease indebtedness. As of June 30, 1995, the aggregate mortgage and lease indebtedness in respect of such hotels was $545 million. In connection with the leased properties in the ITT Sheraton network, an ITT Sheraton subsidiary generally leases the land upon which the hotel has been built and the hotel building. Upon expiration of the lease, the buildings and other leasehold improvements owned by such subsidiary revert to the landlord. Usually, such ITT Sheraton subsidiary will own the furniture and equipment, is responsible for repairs, maintenance, operating expenses and lease rentals and retains managerial discretion over operations. Generally, ITT Sheraton pays a percentage rental based on total revenues (as defined) or gross operating profit (as defined) in respect of the relevant facility but with a minimum fixed annual rent. During the six months ended June 30, 1995, and the year ended December 31, 1994, ITT Sheraton paid aggregate rentals, including rentals attributable to the leased properties referenced above, of $12 million and $17 million, respectively.


     Managed and Joint Venture Hotels


     ITT Sheraton through subsidiary companies manages, under long-term agreements, a number of hotels throughout the world. The following table illustrates for the managed and joint venture hotels in the ITT Sheraton network the number of managed and joint venture properties, available room nights, average daily occupancy rate and average daily rate, in each case for the periods indicated. For the 1994 periods, the table gives effect to the relevant transactions discussed under "NEW ITT UNAUDITED PRO FORMA COMBINED INCOME STATEMENTS" in the same manner as under such heading.



                                                                    PRO FORMA              PRO FORMA
                                          SIX MONTHS ENDED       SIX MONTHS ENDED         YEAR ENDED
                                           JUNE 30, 1995          JUNE 30, 1994        DECEMBER 31, 1994
                                          ----------------      ------------------     -----------------
Number of properties at period end......            130                    142                    143
Available rooms nights(1)...............      8,979,595              9,290,890             18,961,017
Average daily occupancy rate(2).........           70.0%                  69.3%                  70.4%
Average daily rate(3)...................        $120.36                $110.36                $111.64


- ---------------
(1) Based on properties held at period end.
(2) Occupied rooms in the period divided by rooms available for sale in the same period.
(3) Room revenues for the period divided by rooms occupied for the same period.


     Under its standard management agreement, ITT Sheraton operates lodging facilities under long-term arrangements with property owners. ITT Sheraton's responsibilities include hiring, training and supervising the managers and employees required to operate the facilities. ITT Sheraton provides reservation services, national advertising, marketing and promotional services. ITT Sheraton prepares and implements annual budgets for lodging facilities under its management and is responsible for allocating property-owner funds for periodic maintenance and repair of buildings and furnishings. ITT Sheraton's management fee is generally based on a percentage of the hotel's total revenues (as defined), plus, in certain instances, an incentive fee based on the operating performance.


     Expansion Program


     In 1990 and 1991, ITT Sheraton began a deliberate and accelerated expansion and refurbishment program designed to exploit the downturn in the hospitality sector occurring at that time and to position ITT Sheraton for the ensuing upturn which began in 1994. Significant renovations to key properties such as The St. Regis Hotel, Sheraton New York/Manhattan and Sheraton Bal Harbour Beach Resort in Miami were undertaken. Negotiations began to purchase the interests of ITT Sheraton's partners in several hotels in a period when the values of those interests were believed to be depressed due to market conditions. The search for acquisition opportunities that both enhanced ITT Sheraton's image and its geographic reach was a primary focus and, most recently, resulted in the 1994 acquisitions of The Phoenician and Crescent Hotels in Arizona, The Park Grande Hotel in Australia and the Ciga hotel group in Europe. Management of ITT believes that this expansion and refurbishment program has uniquely positioned ITT Sheraton as the premier hotelier in terms of global reach and customer service.


     As a general matter, the development and acquisition of hotels involves certain risks, including the possibility, as applicable, of construction cost overruns and delays, uncertainties as to market potential, market deterioration, political risks, the emergence of competition from unanticipated sources and difficulties associated with integrating new operations into existing operations. Although ITT Sheraton aggressively manages its hotel developments and acquisitions so as to minimize these risks, there can be no assurance that recent or future acquisitions or development projects will perform in accordance with ITT Sheraton's expectations.

     Selected Key Properties

     The following table sets forth some of the prominent properties in the ITT Sheraton network by geographic region and market segment.


                       BUSINESS/CONVENTION
     LOCATION                HOTELS                RESORT HOTELS            LUXURY HOTELS
- -------------------  -----------------------  -----------------------  -----------------------
North America        New York                 Harbor Island, San       St. Regis, New York
                     Boston                   Diego                    Carlton, Washington,
                     Seattle                  The Phoenician, Arizona  D.C.
                     New Orleans              Disney Dolphin, Florida  Palace, San Francisco
                     Chicago                  Moana Surfrider, Hawaii  Princeville, Hawaii
                                              Bal Harbor, Miami        The Royal Hawaiian,
                                                                       Hawaii
Europe               Brussels                 Algarve, Portugal        Prince de Galles, Paris
                     Copenhagen               Costa Smeralda:          Park Tower, London
                     Frankfurt                -- Cala di Volpe         Hotel Imperial, Austria
                     Rome                     -- Pitrizza              Danieli, Venice
                     Skyline, London          -- Romazzino             Principe di Savoia,
                     Lisbon, Portugal                                  Milan
                                                                       Palace Madrid, Spain
Africa/Middle East   Cairo                    Luxor, Egypt             Kuwait
                     Lagos                                             Jeddah, Saudi Arabia
                     Abu Dhabi
Asia/Pacific         Hong Kong                Fiji                     Royal Orchid, Bangkok
                     Brisbane                 Bali, Indonesia          Sheraton on the Park,
                     Auckland, New Zealand    Gold Coast, Australia    Sydney
                                              Port Douglas, Australia  Grande Tokyo Bay
                                                                       Southgate, Melbourne
Latin America        Buenos Aires             Cancun, Mexico           Mofarrej, Brazil
                     Lima                     Macuto, Venezuela        San Cristobal, Chile
                     Maria Isabel, Mexico
                     City
                     Rio de Janiero


INTERNATIONAL OPERATIONS


     The hotel operations of ITT Sheraton are conducted worldwide. As a general matter, ITT Sheraton's presence outside of North America consists of contracts to manage hotels and, to a far more limited extent, equity positions in hotels. With the acquisition of 70.3% of Ciga, a deluxe hotel group in Europe with 33 hotels, and The Park Grande Hotel in Sydney, Australia, ITT Sheraton has recently expanded its role as an owner of hotels outside of North America. As of June 30, 1995, ITT Sheraton had an equity interest of 50% or more in 26 properties in Europe (including Ciga), one property in the Asia/Pacific region, five properties in Latin America and one property in the Africa/Middle East region.



     The source of revenues in geographic terms of New ITT's operations (excluding revenues from gaming operations and reservations-based revenues) is set forth in the following table for the periods indicated. The data for 1994 gives effect to the relevant transactions discussed under "NEW ITT UNAUDITED PRO FORMA COMBINED INCOME STATEMENTS". ITT Sheraton's hotel/casinos and CWI are not included in the table.

                                                                     PRO FORMA             PRO FORMA
                                             SIX MONTHS ENDED     SIX MONTHS ENDED        YEAR ENDED
                                              JUNE 30, 1995        JUNE 30, 1994       DECEMBER 31, 1994
                                             ----------------     ----------------     -----------------
REVENUES
  North America(1).........................          46%                  49%                  45%
  Europe...................................          20                   13                   18
  Africa/Middle East.......................           9                   10                   10
  Latin America............................           5                    6                    6
  Asia/Pacific.............................          19                   19                   19
  Headquarters and Other...................           1                    3                    2
                                                   ----                 ----                 ----
          Total............................         100%                 100%                 100%
                                                   ====                 ====                 ====
EBITDA
  North America(1).........................          62%                  55%                  60%
  Europe...................................          15                    5                    6
  Africa/Middle East.......................           3                    2                    3
  Latin America............................          16                   22                   21
  Asia/Pacific.............................          12                   20                   15
  Headquarters and Other...................          (8)                  (4)                  (5)
                                                   ----                 ----                 ----
          Total............................         100%                 100%                 100%
                                                   ====                 ====                 ====


- ---------------
(1) Includes franchise fees.

     The operation of hotels and other business entities internationally is affected by the political and economic conditions of the countries and regions in which they are located, in addition to factors affecting the hotel industry generally. Certain countries have also restricted, from time to time, the repatriation of funds. ITT Sheraton considers the foregoing factors, among others, when evaluating a management and/or investment opportunity abroad, but there can be no assurance that changes in law or governmental policy will not adversely affect international operations in the future. For a discussion of certain matters relating to the currency risk of international operations, see "-- EXPOSURE TO CURRENCY FLUCTUATIONS".

FRANCHISE BUSINESS

     The franchise business of ITT Sheraton largely relates to properties based in North America. Only 20 of the franchise hotels and inns (631 rooms) are located outside of North America. The following table illustrates for ITT Sheraton's franchise business the number of properties, available room nights, average daily occupancy rate and average daily rate, in each case for the periods indicated.


                                                                    PRO FORMA             PRO FORMA
                                            SIX MONTHS ENDED     SIX MONTHS ENDED        YEAR ENDED
                                             JUNE 30, 1995         JUNE 30 1994       DECEMBER 31, 1994
                                            ----------------     ----------------     -----------------
Number of properties at period end........            217                  221                   214
Available room nights(1)..................      9,553,488           10,373,000            20,530,000
Average daily occupancy rate(2)...........           67.3%                66.7%                 67.4%
Average daily rate(3).....................         $76.28               $71.56                $72.89


- ---------------

(1) Based on properties held at period end.


(2) Occupied rooms in the period divided by rooms available for sale in the same period.


(3) Room revenues for the period divided by rooms occupied for the same period.


     Sheraton franchise hotels are licensed to operate under the "Sheraton" tradename and the stylized "S" and Wreath service mark. The franchise hotels operated under the "Sheraton" name are generally smaller than the hotels owned, leased or managed by ITT Sheraton. In each instance, ITT Sheraton approves the plans for, and the location of, franchise hotels and reviews their design.

     ITT Sheraton recently began a process of converting Sheraton franchise hotels to the new "Four Points Hotels" tradename. ITT Sheraton plans to convert nearly all of its franchise hotels to the "Four Points Hotels" name. It is expected that the "Four Points Hotels" will be operated and marketed with a view toward providing hospitality services to the business-oriented traveler. Nearly all new franchise hotels are also expected to be operated under the "Four Points Hotels" name.



     At June 30, 1995, there were 217 franchise hotels operated by other business entities under the "Sheraton" name. In general, each franchisee pays ITT Sheraton an initial minimum fee, plus an additional fee for every room over
100. There is a continuing monthly license fee based on a percentage of the facility's room revenues. Although ITT Sheraton does not directly participate in the management or operation of franchise hotels, it periodically inspects those facilities to ensure that ITT Sheraton's standards are maintained.


MARKETING

     ITT Sheraton is a leading global marketing organization in the hospitality industry, delivering a well-coordinated, worldwide marketing strategy through the tactical use of regional and local units. A primary focus of ITT Sheraton's marketing efforts is the creation of a competitive advantage, which translates into rate premiums and incremental revenue, through brand management, superior sales force coverage and effectiveness, the development of new marketing products and programs, including customer loyalty programs, and the use of sophisticated sales and distribution technology as well as direct marketing and advertising campaigns. Another primary focus of ITT Sheraton's marketing efforts is to serve each of ITT Sheraton's four business units: Luxury Group, Business Convention Group, Resort Hotels and Franchise.

     ITT Sheraton's marketing organization consists of a global sales force of more than 130 sales professionals located in 24 offices and 15 countries. This sales force is accompanied by a number of marketing programs including the Global Preference/SET Preferred Program, which is a leading, volume-based corporate rate program in the hotel industry, involving more than 450 major multinational corporations and producing more than $120 million in revenues for ITT Sheraton's hotels, the ITT Sheraton Connections Program, which offers meeting planners a simplified solution to booking multiple meetings in single or multiple destinations, and the Global Awards Plus Program, which offers incentives for travel to individuals.

     ITT Sheraton has also successfully developed marketing partnerships. These marketing partnerships allow for the effective use of marketing resources by creating opportunities for joint marketing initiatives, which reinforce core brand qualities through association with partners sharing identical values and expand ITT Sheraton's potential customer base by providing access to the partners' existing customers.

RESERVATIONS

     In 1992, ITT Sheraton implemented a state-of-the-art computerized reservations system. This system, called Reservatron IV, has significantly improved the worldwide reservations network at ITT Sheraton in the opinion of its management.

     Reservatron IV allows the delivery of up-to-the-minute status information on each of ITT Sheraton's approximately 420 properties and each of Ciga's approximately 33 properties. It delivers instant confirmation of specific rates, room types and local destination information which formerly was available only by calling the property directly. Reservatron IV also allows for the specification of a large number of regular and special rates on the system, confirmation of guests' special requests and storing of special preferences of members of Sheraton Club International (the frequent guest program). ITT Sheraton continues to add new development and features to Reservatron IV from time to time.

     The system is owned and operated by a wholly owned subsidiary of ITT Sheraton with offices located worldwide.

GAMING OPERATIONS

     New ITT's gaming operations consist primarily of CWI, acquired by ITT in January 1995, ITT Sheraton's Desert Inn Resort & Casino in Las Vegas, the Sheraton Casino in Tunica County, Mississippi and various hotel/casino operations in the ITT Sheraton network outside of the United States.

     Caesars World


     In January 1995, a subsidiary of ITT acquired through a cash tender offer approximately 92.9% of the outstanding shares of CWI. Upon the merger of the ITT subsidiary into CWI, effective March 2, 1995, CWI became a direct, wholly owned subsidiary of ITT. The cost of the transaction to ITT was approximately $1.7 billion. For purposes of the New Jersey gaming laws (see "-- GOVERNMENTAL REGULATION AND RELATED MATTERS -- CASINO GAMING REGULATION -- GENERAL -- NEW JERSEY CASINO GAMING REGULATION"), the CWI shares owned by ITT have been held under a trust arrangement pending the qualification of ITT by the New Jersey Casino Control Commission (the "New Jersey Commission") as a holding company of CWI and certain of its subsidiaries. The New Jersey Commission's decision on ITT's plenary qualification is scheduled to be made by October 1995, subject to the New Jersey Commission extending the time for such determination until January 1996. If the New Jersey Commission extends the time for such determination until January 1996 or if the Distribution were to occur soon after determination by the New Jersey Commission in October 1995, then it would be unlikely that New ITT would be qualified by the New Jersey Commission as a holding company of the Caesars New Jersey Companies (as defined below) and that ITT Sheraton would be qualified as a holding company of the Caesars New Jersey Companies (other than ITT Sheraton) prior to the time determined for the Distribution. In either such event, the CWI shares, which will be owned by New ITT through ITT Sheraton, could be held under a similar trust arrangement pending such qualification by the New Jersey Commission of New ITT and ITT Sheraton as holding companies. For a discussion of this trust arrangement and the regulatory approvals related thereto, see "THE DISTRIBUTION -- REGULATORY APPROVALS".


     CWI's wholly owned subsidiaries operate three destination gaming resorts:
Caesars Palace in Las Vegas, Nevada; Caesars Tahoe in Stateline, Nevada; and Caesars Atlantic City in Atlantic City, New Jersey. A CWI subsidiary carries on operations of small casinos on two cruise ships in conjunction with the operator of the ships. CWI also owns one-third of a management company which operates Casino Windsor, a casino opened on May 17, 1994, in Windsor, Canada, which is owned by the Government of the Province of Ontario. CWI's subsidiaries also own and operate four non-gaming resorts in the Pocono Mountains of Pennsylvania.


     Nevada Properties. Caesars Palace, which opened in 1966 and was purchased by CWI in 1969, is a casino/hotel complex located on approximately 80 acres on the "Strip" in Las Vegas, Nevada. At June 30, 1995, Caesars Palace had 1,495 hotel rooms and suites, 10 restaurants, a 1,126-seat showroom, a convention complex with approximately 100,000 square feet of meeting and banquet space, numerous bars and lounges, a shopping arcade, two swimming pools, tennis facilities, a 4,500-seat sports pavilion, a 15,000-seat outdoor stadium, health spas, and an "Omnimax" theater. Its casino is approximately 118,000 square feet, and it offers wagering limits among the highest in Nevada. Casino games include baccarat, blackjack, dice, roulette, slot machines, keno, pai gow, big "6" and a Race and Sports Book.



     For the eleven months ended June 30, 1995, the average occupancy rate at Caesars Palace of 89.7% included occupancy of approximately 42.7% of the available rooms and suites by guests receiving complimentary rooms. The average occupancy rate at Caesars Palace was 90.4%, 91.6% and 85.8% for the years ended July 31, 1994, 1993, and 1992, respectively, including occupancy of 35.9%, 35.6% and 33.6%, respectively, of the available rooms and suites by guests receiving complimentary rooms.


     Recent major capital projects at Caesars Palace include room and public area refurbishments, replacement of slot machines, enhancements to security systems in the casino and completion of luxury suites. Scheduled capital projects include Caesars Magical Empire, a new state-of-the-art magical and dining entertainment facility scheduled to open in January 1996, a second parking garage, guest room and public area refurbishments and replacement of slot machines.

     Caesars Tahoe casino/hotel opened in 1979 and is located in Stateline, Nevada, adjacent to Lake Tahoe. In 1979, CWI entered into a long-term lease of the 24-acre property on which the casino/hotel stands. At June 30, 1995, Caesars Tahoe had 440 hotel rooms and suites, six restaurants, a 1,500-seat showroom, 25,000 square feet of convention rooms, a Roman-themed nightclub, a 40,000-square-foot casino including a race and sports book, bars, shops, four outdoor tennis courts and an indoor health spa containing a swimming pool and a racquetball court.



     For the eleven months ended June 30, 1995, the average occupancy rate at Caesars Tahoe of 88.2% included occupancy of approximately 26.5% of the available rooms and suites by guests receiving complimentary rooms. The average occupancy rate at Caesars Tahoe was 89.5%, 90.1% and 86.3% for the years ended July 31, 1994, 1993, and 1992, respectively, including occupancy of 32.7%, 38.3% and 41.2%, respectively, of the available rooms and suites by guests receiving complimentary rooms.


     Recent major capital projects at Caesars Tahoe include costs for a themed restaurant, room renovations and remodeling/refurbishing of the casino floor. Scheduled capital projects include room renovations and replacement of slot equipment.


     CWI's casino gaming operations in Nevada are conducted by Desert Palace, Inc. ("DPI"), which is a wholly owned subsidiary of Caesars Palace Corporation ("CPC"), which, in turn, is a wholly owned subsidiary of CWI, which in turn, will be a wholly owned subsidiary of ITT Sheraton (ITT Sheraton, CWI, CPC and DPI collectively referred to as the "Caesars Nevada Companies"). In addition, DPI owns all of the issued and outstanding capital stock of Tele/Info, Inc., which is a Nevada-licensed disseminator of horse race simulcasts for the purpose of receiving and disseminating live telecasts of horse racing information. After the Distribution, ITT Sheraton will be a wholly owned subsidiary of New ITT.



     Caesars Atlantic City. Caesars Atlantic City is a 638-room casino/hotel on the Boardwalk in Atlantic City, New Jersey. At June 30, 1995, it had a 74,000-square-foot casino, including table games, slots, keno, poker and race simulcasting, 13 restaurants and bars, 10,000 square feet of meeting and banquet space, an 1,100-seat showroom, a shopping arcade, a Roman-themed transportation center which accommodates 2,500 cars and 11 buses, a health club and tennis courts. The property on which Caesars Atlantic City stands consists of approximately 8.1 acres, including contiguous parcels totaling approximately 5.4 acres bounded on three sides by Missouri, Arkansas and Pacific Avenues, with an entire block of Boardwalk frontage.



     For the eleven months ended June 30, 1995, the average occupancy rate at Caesars Atlantic City of 92.9% included occupancy of approximately 82.6% of the available rooms and suites by guests receiving complimentary rooms. The average occupancy rate at Caesars Atlantic City was 91.8%, 89.5% and 86.4% for the years ended July 31, 1994, 1993, and 1992, respectively, including occupancy of 69.9%, 63.2% and 64.9%, respectively, of the available rooms and suites by guests receiving complimentary rooms.



     Recent major capital expenditures at Caesars Atlantic City include completion of a casino expansion (including additional slot machines, table games, poker games, and a keno and simulcasting area), remodeling and refurbishing of guest rooms and the baccarat casino area and purchase of slot equipment. Scheduled capital projects include casino renovation to add slot machines, computer equipment, themed restaurants, replacement of slot machines and renovation of guest rooms and suites.



     CWI's casino gaming operations in Atlantic City, New Jersey are conducted by Boardwalk Regency Corporation ("BRC"), which is a wholly owned subsidiary of Caesars New Jersey, Inc. ("CNJ"), which, in turn, is a wholly owned subsidiary of CWI, which in turn, will be a wholly owned subsidiary of ITT Sheraton (ITT Sheraton, CWI, CNJ and BRC collectively referred to as the "Caesars New Jersey Companies"). After the Distribution, ITT Sheraton will be a wholly owned subsidiary of New ITT.



     Windsor, Ontario. In December 1993, a newly-formed corporation, Windsor Casino Limited ("WCL"), owned equally by a subsidiary of CWI, Circus Circus Enterprises, Inc. and a subsidiary of Hilton Hotels Corporation was selected by the government of Ontario, Canada, to develop and operate the Province's first casino, in Windsor, Canada. In May 1994, a 50,000-square-foot interim casino, owned by the government of Ontario and operated by WCL, was opened in Windsor. WCL receives a management fee based on specified performance criteria of the interim casino. The permanent hotel/casino complex, to be located on

13 acres in downtown Windsor, is anticipated to be completed in 1997 at an approximate estimated cost of $300 million. Each shareholder of WCL, including CWI, is required to provide approximately $25 million of such capital. The remaining $225 million is expected to be financed through outside sources.


     Pocono Mountain Resorts. CWI also owns four non-gaming resorts in the Pocono Mountains of Pennsylvania (collectively, the "Pocono Resorts"). The Pocono Resorts are resort hotels which cater primarily to honeymoon and other couples. At June 30, 1995, the Pocono Resorts had an aggregate of 769 rooms. Subsidiaries of CWI exercised purchase options in respect of two of the Pocono Resorts in June 1995.



     Casino Credit. CWI's casino/hotels extend substantial amounts of credit to their customers. Betting and credit limits of CWI are among the highest in the industry. Substantial reserves are maintained against such casino accounts receivable. For the year ended July 31, 1992, the provision for doubtful accounts was 4.6% of credit extended. For the year ended July 31, 1993, the provision was 4.8% of credit extended and for the year ended July 31, 1994, increased to 5.3% of credit extended. For the eleven months ended June 30, 1995, the provision was 4.1% of credit extended. The provision for doubtful accounts includes the use of receivable allowances as a marketing tool to high-wagering customers in Nevada. The amount of credit extended as a percentage of table game drop at CWI's casinos is substantially higher in CWI's Nevada properties than in New Jersey. The collectability of receivables depends, in part, upon the future economic stability or significant events in the countries in which these high-wagering customers live, including the enforceability of collecting casino accounts receivable.



     Marketing -- International and National. CWI has centralized its international and national marketing activities in a subsidiary which markets on behalf of, and coordinates among, CWI's three casino/hotels. The subsidiary's international division has 82 representatives in 21 countries, including branch offices in Bangkok, Hong Kong, Singapore, two in Taiwan, Vancouver, and Tokyo, as well as several in the United States which serve national ethnic markets. Through this subsidiary, CWI's international marketing division representatives: search out and attract upper income customers to each of CWI's three casino/hotels by actively promoting them as world class destination resorts; evaluate and, in conjunction with CWI executives, oversee credit extension practices in accordance with and to the extent allowed under gaming regulations; and coordinate travel and entertainment arrangements. Although it is difficult to estimate reasonably the level of casino win from international customers, CWI estimates that table game (including baccarat) win from international customers in the year ended July 31, 1994 comprised approximately 45% of its total table game win.



     CWI's marketing subsidiary also has a national marketing division similar to the international division whose goal is to centralize and coordinate the marketing activities of CWI's national branch offices and to attract national customers to the three casino/hotels. This division has branch offices in ten United States cities as well as independent agents in various United States cities. National representatives perform functions similar to those of the international division representatives, but have an additional objective of broadening CWI's customer base to include additional middle-market customers.



     Merchandising. Merchandising of Caesars branded products, including fragrance products, is centralized in a subsidiary of CWI. Clothing, accessories and gift items with the Caesars name are sold primarily at retail outlets located at CWI's properties. This subsidiary manages these outlets as well as a retail outlet at McCarran International Airport in Las Vegas and a retail site and vendor carts in The Forum Shops at Caesars, a shopping complex adjacent to Caesars Palace owned by an unaffiliated party. CWI's fragrance lines, "Caesars for Women" and "Caesars Man", along with the "Ferentina" spa line, are sold in retail outlets located at CWI's properties, in a limited number of other stores and through other distribution channels domestically and internationally. The subsidiary also has licensing agreements for jewelry, games and giftware and has the responsibility for creating unique merchandise for special entertainment and sporting events held at CWI's properties.


     Sheraton Desert Inn Resort & Casino

     The Sheraton Desert Inn Resort & Casino, which was purchased, through a wholly owned subsidiary, by ITT Sheraton in November 1993, is a casino/hotel complex located on approximately 200 acres on the

"Strip" in Las Vegas, Nevada. At June 30, 1995, the Sheraton Desert Inn had 821 hotel rooms and suites, five restaurants, a 636-seat showroom, a convention complex with approximately 24,500 square feet of meeting and banquet space, numerous bars and lounges, a shopping arcade, three swimming pools, tennis facilities, an 18 hole golf course and other facilities. Its casino is approximately 20,000 square feet. Casino games include baccarat, black jack, dice, roulette, slot machines, keno and big "6".



     For the six months ended June 30, 1995, the average occupancy rate at Sheraton Desert Inn of 82.3% included occupancy of approximately 19.4% of the available rooms and suites by guests receiving complimentary rooms. In 1994, the average occupancy rate at Sheraton Desert Inn of 78.4% included occupancy of approximately 18.3% of the available rooms and suites by guests receiving complimentary rooms. The average hotel occupancy rate at Sheraton Desert Inn was 82.6% and 80.4% in 1993 and 1992, respectively, including occupancy of 18.9% and 16.8%, respectively, of the available rooms and suites by guests receiving complimentary rooms.



     The Sheraton Desert Inn is owned and operated by Sheraton Desert Inn Corporation ("SDI"), which is a wholly owned subsidiary of Sheraton Gaming Corporation ("SGC"), which, in turn, is a wholly owned subsidiary of ITT Sheraton (ITT Sheraton, SGC and SDI, collectively referred to as the "Sheraton Desert Inn Companies"). After the Distribution, ITT Sheraton will be a wholly owned subsidiary of New ITT.


     Like the CWI casino/hotels, the Sheraton Desert Inn extends substantial amounts of credit to its customers. Betting and credit limits at this casino are among the highest in the industry. Substantial reserves are maintained against such casino accounts receivable. As in the case of the CWI casino/hotels, the provision for doubtful accounts includes the use of receivable allowances as a marketing tool to high-wagering customers. The collectability of receivables depends, in part, upon the future economic stability or significant events in the countries in which these high-wagering customers live, including the enforceability of casino accounts receivable.

     Tunica


     The Sheraton Casino opened in Robinsonville, Tunica County, Mississippi in August 1994. At June 30, 1995, the Sheraton Casino had three restaurants, three bars and lounges and other facilities. Its casino has approximately 31,000 square feet. Casino games include mini-baccarat, black jack, craps, roulette, slot machines, Caribbean stud poker, big "6" and "let it ride". There are currently no hotel facilities at this casino. ITT Sheraton has a plan under consideration in which it would manage a new Sheraton hotel adjacent to the casino.


     The Sheraton Casino is owned and operated by Sheraton Tunica Corporation ("STC"), which is a wholly owned subsidiary of SDI.

     Other


     In October, 1994, ITT Sheraton expanded its foreign casino gaming operations with the opening of a casino in Lima, Peru in the Sheraton Lima Hotel & Towers now renamed the Sheraton Lima Hotel & Casino, which has 438 rooms and suites. In December 1994, the government of the Province of Nova Scotia, Canada announced that a 95%-owned joint venture of ITT Sheraton had been selected as the developer for the only two casinos to be permitted in the Province and that ITT Sheraton had been selected as the operator, on behalf of the Provincial government, of such casinos. These casinos will be located in the city of Halifax, the Provincial capital, and in the city of Sydney, located in the Cape Breton area of the Province. A temporary casino in Halifax will initially be housed in the 353-room ITT Sheraton hotel in Halifax, while a new ITT Sheraton casino is being constructed in Halifax in close proximity to that ITT Sheraton hotel. ITT Sheraton also operates casinos in Australia and Egypt.


     Both ITT Sheraton and CWI are actively exploring various gaming opportunities in the United States and internationally. There can be no assurance, however, that any of these projects or proposals will ultimately result in completed and operating facilities.

MADISON SQUARE GARDEN

     In March 1995, ITT, in partnership with an indirect subsidiary of Cablevision, acquired MSG for approximately $1 billion. MSG's activities include owning and operating the Madison Square Garden Arena, which seats approximately 20,000 people, The Paramount, a special events theater which seats approximately 5,600 people, the New York Knicks of the National Basketball Association (the "NBA") and the New York Rangers of the National Hockey League (the "NHL"). It also supplies and distributes television programming for cable systems principally in New York, New Jersey and Connecticut through the MSG Network. Its programming includes its own sporting events and rights to the New York Yankees baseball games through the year 2000. In addition, MSG produces, promotes and/or presents live entertainment, which includes television event production of the Miss Universe, Miss USA and Miss Teen USA pageants and auto thrill shows through SRO Motorsports, an operating unit of MSG.

     Ownership Structure

     On March 10, 1995, MSG Holdings, L.P. ("Holdings"), a partnership among subsidiaries of Rainbow Programming Holdings, Inc. ("Rainbow Programming"), a wholly owned subsidiary of Cablevision, and wholly owned subsidiaries of ITT acquired the business and assets of Madison Square Garden Corporation in a transaction in which that corporation merged with and into Holdings.

     Holdings funded the purchase price of the acquisition through (i) borrowings of $289.1 million under a credit agreement among Holdings, various lending institutions and Chemical Bank as administrative agent, (ii) an equity contribution from Rainbow Programming of $110 million and (iii) an equity contribution from ITT of $610 million. Pursuant to agreements among ITT, Rainbow Programming and Cablevision, within 12 months (18 months under certain circumstances) following the MSG closing, Rainbow Programming may elect to acquire interests in Holdings from ITT sufficient to equalize the equity ownership of ITT and Rainbow Programming in Holdings (the "Equalization Interest"). Rainbow Programming has the option during such period to (i) acquire all or a portion of the Equalization Interest for cash (including interest on such Equalization Interest at the rate of 11 1/2% per year calculated from the MSG acquisition closing date), (ii) maintain its investment at the initial level or (iii) require ITT to purchase all or any portion of Rainbow Programming's initial interest in Holdings at the price paid by Rainbow Programming plus an adjustment for Rainbow Programming's share of Holdings' operating income after interest expense following the MSG acquisition closing. Management of ITT expects to receive payment in respect of the Equalization Interest as contemplated by the terms of the applicable agreements.

     Initially Holdings will be managed on a 50-50 basis by Rainbow Programming and ITT. If Rainbow Programming does not equalize its ownership interest in Holdings as discussed above, its management role will effectively be eliminated. The name of Holdings has been changed to Madison Square Garden, L.P.

     MSG Network

     The MSG Network is an advertiser-supported cable television entertainment program service that was launched in October 1969. The MSG Network's programming is distributed primarily via satellite for distribution by cable television operators and other video distributors principally in New York, New Jersey and Connecticut. The MSG Network currently has over 5,000,000 homes that are subscribers in the New York, New Jersey and Connecticut metropolitan area.

     The MSG Network derives revenue from two principal sources: sale of advertising time on the network and receipt of per-subscriber license fees paid by cable operators and other distributors pursuant to negotiated carriage arrangements.

     The sale of advertising time is affected by viewer demographics, viewer ratings and market conditions. In order to evaluate the level of its viewing audience, the MSG Network makes use of the metered method of audience measurement. This method, which provides a sample through the use of meters attached to television sets, produces a continuous measurement of viewing activity within those households. The MSG

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Network utilizes the services of A.C. Nielsen, the metered estimates of which are widely accepted by advertisers as a basis for determining advertising placement strategy and rates.

     The MSG Network programming generally consists of sporting events and is filled through program rights to various sporting events, particularly rights with respect to the New York Yankees baseball games, and its own sporting events and related productions, particularly New York Knicks and New York Rangers games and events held at the Madison Square Garden Arena.

     The MSG Network has acquired programming rights from the New York Yankees to broadcast its baseball games through the year 2000, for an aggregate of $493.5 million. In addition to rights fees paid to the New York Yankees, the MSG Network pays a fee to (i) the NBA for distribution of New York Knicks games to, as a general matter, households located outside of a 75 mile radius of New York City and (ii) the NHL for distribution of New York Rangers games to, as a general matter, households located outside of a 50 mile radius of New York City.

     New York Knicks

     MSG owns the New York Knicks, a member of the NBA. The New York Knicks play their home games in the Madison Square Garden Arena, which is owned and operated by MSG.

     The NBA, through its constitution, has established rules governing club operations, including drafting of players and trading player contracts. The New York Knicks are subject to payment of ongoing assessments and dues to the NBA and to compliance with the constitution and by-laws of the NBA, as the same may be modified from time to time by the membership, as well as with rules promulgated by the Commissioner of the NBA. These rules include standards of conduct for players and front office personnel; methods of operation; procedures for drafting new players and for purchasing, selling and trading player contracts; rules for implementing disciplinary action relative to players, coaches and front office personnel; and certain financial requirements.

     In addition to ticket revenues from home games (basketball clubs in the NBA do not share in gate receipts from games away from home), a portion of the New York Knicks' revenues is derived from a pro-rata share of the network broadcast rights fees received by the NBA, pursuant to a broadcast rights fee agreement through the 1997-1998 seasons awarded to NBC Sports, a division of the National Broadcasting Company, and from a pro-rata share of the broadcast rights fees received by the NBA, pursuant to the broadcast rights fee agreement through the 1997-1998 season awarded to TBS Superstation and Turner Network Television, Inc., affiliates of Turner Broadcasting System, Inc. The New York Knicks also receive revenue from local cable rights fees for games broadcast by the MSG Network and from local radio rights fees for games broadcast by WFAN-AM.

     Other sources of revenues for the New York Knicks' operations include promotional and novelty revenues, including royalties from NBA Properties, Inc., and a pro rata share of expansion fees paid by new NBA franchises.


     NBA players are represented for collective bargaining purposes by the National Basketball Players' Association (the "NBPA"). During June 1988, the NBA and the NBPA agreed to a new six-year collective bargaining agreement, that, among other things, reduced the NBA draft to three rounds for the 1988-89 season (two rounds in subsequent years), continued the salary cap, which ties a team's payroll to the league's gross revenues, as defined, and altered free agency guidelines regarding the right of first refusal. A player may, under certain circumstances, become a total free agent upon termination of his contract. For the 1994-95 season, the NBA and NBPA operated without a collective bargaining agreement but essentially under the same terms as the last agreement. On July 1, 1995, with the NBA team owners and the players unable to reach an agreement on a new collective bargaining agreement, the owners decided to "lock-out" the players. During the "lock-out", teams are prohibited from making trades, signing players and conducting summer rookie and free agent camps, and the players are prohibited from using team training facilities. On August 8, 1995 the NBA and NBPA reached a new collective bargaining agreement; however, the "lock-out" will remain in effect until such agreement is ratified by the players.


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     New York Rangers

     MSG owns the New York Rangers, a member of the NHL. In addition to owning the New York Rangers, MSG licenses the Rangers name in connection with the operation of a minor league hockey team in Binghamton, New York. The New York Rangers play their home games in the Madison Square Garden Arena.

     The NHL, through its constitution, has established rules governing club operations, including drafting of players and trading player contracts. The New York Rangers are subject to payment of ongoing assessments and dues to the NHL and to compliance with the constitution and by-laws of the NHL, as the same may be modified from time to time by the membership, as well as with rules promulgated by the Commissioner of the NHL. These rules include standards of conduct for players and front office personnel; methods of operation; procedures for drafting new players and for purchasing, selling and trading player contracts; rules for implementing disciplinary action relative to players, coaches and front office personnel; and certain financial requirements.

     In addition to ticket revenues from home games, a portion of the New York Rangers' revenues is derived from a pro-rata share of the revenues generated through contracts negotiated with television networks. The principal broadcast agreements are with the Entertainment and Sports Programming Network ("ESPN") and the Fox Television Network, covering the 1994-1995 through 1998-1999 seasons. In early 1994, the NHL negotiated a four-year extension of the exclusive Canadian television broadcast agreement with Molson Companies Ltd. The New York Rangers also receive revenue from local cable rights fees for games broadcast by the MSG Network and from local radio rights fees for games broadcast by WFAN-AM.

     Other sources of revenues for the New York Rangers' operations include promotional and novelty revenues including royalties from NHL Enterprises, Inc., and a pro rata share of expansion fees paid by new NHL franchises.


     NHL hockey players are represented for collective bargaining purposes by the National Hockey League Players' Association (the "NHLPA"). During the 1993-1994 season, the NHL and NHLPA operated without a collective bargaining agreement as the existing agreement expired on September 15, 1993. However, as a result of a labor dispute between the NHL and NHLPA concerning the terms of a new collective bargaining agreement, the 1994-1995 season began with a "lock-out". A new collective bargaining agreement was agreed to in mid-January 1995, which, among other things, instituted an escalating salary cap on draft picks and altered salary arbitration allowing teams to decline three times over a period of two years (but not all in one year) to accept an unfavorable salary arbitration decision over $550,000, the league average salary (which figure escalates as the league average salary grows). Negotiations on the collective bargaining agreement may be opened by either side after the 1997-1998 season. As a result of the "lock-out", the NHL scheduled only 48 regular season games for the 1994-1995 season.


     Madison Square Garden Arena

     The principal tenants of the Madison Square Garden Arena are the New York Knicks and the New York Rangers. In addition to the New York Knicks basketball games and New York Rangers hockey games, MSG derives revenues from various other activities and events held at the Madison Square Garden Arena and The Paramount. These events include various other sporting events, concerts, family shows, the circus, trade shows, conventions and other special events. MSG generates revenue through luxury suite licensing, concessions (fast food, restaurants and catering), ticket sales and merchandise sales.

     Other

     MSG produces, promotes and/or presents live entertainment. Some of the more prominent events or activities include television event production of the Miss Universe, Miss USA and Miss Teen USA pageants and auto thrill shows through SRO Motorsports, an operating unit of MSG.

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


WNYC-TV



     In August 1995, ITT, in a 50/50 partnership with Dow Jones & Co. ("Dow Jones"), agreed to purchase television station WNYC-TV Channel 31 from New York City. The purchase, subject to approval by the Federal Communications Commission and other customary conditions, is expected to close in early 1996. The purchase price of $207 million will be split evenly by the two companies and the partnership will be managed on a 50/50 basis.



     Together, ITT and Dow Jones plan to rename the station WBIS+, and to replace the station's mix of public-service and international programming with a broad range of business news during the day and professional sports and other events at night. Among other things, the companies would hope to broadcast coverage of the New York Knicks, the New York Rangers and the New York Yankees, whose broadcast rights are currently owned by the ITT/Cablevision partnership relating to MSG.



INFORMATION SERVICES


ITT WORLD DIRECTORIES

     After the Distribution, New ITT through an 80%-owned subsidiary, ITT World Directories, Inc. ("ITT World Directories"), will engage in the publication of telephone directories, including classified directory services for telephone subscribers in numerous countries outside the United States, as well as in Puerto Rico and the United States Virgin Islands. ITT World Directories is among the world's largest publishers of yellow pages directories (in terms of advertising revenues). BellSouth Corporation owns the remaining 20% of ITT World Directories.

     Overview

     ITT World Directories publishes traditional telephone directories -- alphabetical and classified -- and also publishes specialized directories, including directories of facsimile numbers and business-to-business directories. ITT World Directories' principal source of revenues in connection with its operations is advertising revenue generated by advertisements published in its directories. Its principal publications are in Belgium, The Netherlands, Portugal, The Republic of Ireland, Puerto Rico and the United States Virgin Islands. ITT publishes directories in these jurisdictions either pursuant to a contract with the existing national telecommunications provider or as a proprietary directory in such jurisdiction after expiration of such a contract. ITT World Directories is currently the largest publisher of telephone directories in each of the various countries that it serves. ITT World Directories is continuing a program of product diversification and, where possible, geographic expansion, as exemplified by its recent return to South Africa and the participation with the entity providing management services to the publisher of telephone directories in that country. It also recently established a joint venture with Thomas Publishing Co. for a Pan-European industrial directory. The first directory was published in Europe by this joint venture in April 1995.

     Historically, the business of ITT World Directories had consisted of contracts for the publication of telephone directories with monopoly providers of telecommunications services. In many jurisdictions, the monopoly provider of telecommunications services was obligated to publish white pages telephone directories and the obligation or right (depending on the jurisdiction) to publish yellow pages directories (and thus claim significant advertising revenues) went along with the requirement to publish white pages. As a means of satisfying its publication obligations, various monopoly providers contracted with ITT World Directories to publish telephone directories. Some of the current business of ITT World Directories remains consistent with this historical source of business. However, one of the most important factors currently affecting the business of ITT World Directories is the changing competitive environment in the member states of the European Union in which it publishes telephone directories. Specifically, in Belgium and The Netherlands, the historical contractual relationship between ITT World Directories and the national telecommunications entity, namely Belgacom and PTT Telecom, respectively, were not renewed or extended when the last contract term expired. As contracts are scheduled for renewal in other jurisdictions within the European Union, the contracts there may also not be renewed or extended, thereby possibly adversely affecting ITT World Directories.

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

     A second important factor affecting the business of ITT World Directories is the challenge presented by new interactive and other technologies (including as the traditional yellow pages market moves to a paperless product). The operating performance of ITT World Directories is not expected to be materially adversely affected by the emergence of new technologies in the immediate future. However, if ITT World Directories is not successful in implementing a strategy to apply new technologies to its business, its longer-term operating results may be adversely affected. These new technologies are likely to include information delivery methods such as CD ROMs and computer diskettes and operator-assisted yellow pages. ITT World Directories has activities in this arena. Specifically, in Portugal, ITT World Directories has had an operator-assisted yellow pages in operation for three years; in Belgium and The Netherlands, it is publishing its classified directories on CD ROM and it is publishing a fax directory in Portugal on CD ROM; and it is working with the directory operation in South Africa on enhancing the operator-assisted yellow pages that have been in operation there for approximately nine years.

     Belgium

     ITT World Directories through its subsidiary, ITT Promedia, had been the only publisher of a classified directory in Belgium for approximately 25 years. ITT World Directories is now facing competition in Belgium from Belgacom Directory Services ("BDS"), an 80% subsidiary of Belgacom, the Belgian national telephone company, in partnership with GTE Directories. Previously, ITT Worldwide Directories had a contract with Belgacom to publish telephone directories. When the completion of the last contract with the publication of the 1994 directories occurred and a renewal was not negotiated, Belgacom chose to compete with ITT World Directories through BDS.

     The operations of ITT World Directories in Belgium are among its most significant. Accordingly, any adverse developments in the competitive environment in Belgium could adversely impact the operating performance of ITT World Directories. Belgacom and ITT World Directories are currently in litigation in Belgium over Belgacom's position regarding the financial and commercial terms for access by ITT World Directories to the database necessary to publish classified and alphabetical directories. Belgacom maintains that, under the current regulatory framework in Belgium, ITT World Directories is required both to purchase the database from it and to publish white pages directories. ITT World Directories maintains that the regulatory framework permits Belgacom to abuse its dominant position in violation of Belgian and European Union law; and that the fee for the subscriber data established by Belgacom is in violation of Belgian and European Union law in that it is not fair or reasonable and may well be discriminatory. In addition to the matter pending in Belgian Commercial Court, the issues have been raised in a complaint by ITT Promedia filed with the European Union and in a complaint filed by ITT Promedia with the Belgian Competition Service.

     The Netherlands

     ITT World Directories, through its subsidiary, ITT World Directories Netherlands, had been the principal publisher of a classified directory in The Netherlands for approximately 25 years. The national telephone company of The Netherlands, PTT Telecom Nederland ("PTT"), has now begun publishing a classified directory along with the white pages directories it previously published. PTT is in partnership with Telemedia of Sweden. This new competitive dynamic could adversely impact ITT World Directories. Previously, ITT World Directories had a contract with PTT to publish classified telephone directories which was not renewed or extended. Instead, PTT chose to compete with ITT World Directories. The impact of this new competitor could be adverse to ITT World Directories, but to a lesser extent than in Belgium since the more limited market penetration in classified directory advertising in The Netherlands leaves more room for expansion in the market.

     Portugal

     ITT World Directories, through its subsidiary, ITT Paginas Amarelas, has a contract with the national telephone company of Portugal, Portugal Telecom, for the publication of telephone directories in Portugal. The contract expires with the completion of the 1997 directories and discussions toward an extension or

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

renewal of the collaboration have not yet commenced. Telecom Portugal has recently introduced a product facsimile directory (outside the contract with ITT Paginas Amarelas) that competes with ITT World Directories' facsimile directory. This new competitive dynamic may portend an adverse impact for ITT World Directories in Portugal after 1997.

     Puerto Rico/United States Virgin Islands

     ITT World Directories publishes telephone directories in Puerto Rico and the United States Virgin Islands through its subsidiary, ITT Intermedia. ITT Intermedia has a contract with the Puerto Rico Telephone Company through 1996 and has reached an agreement in principle for a three-year extension on more favorable terms, which extension would run through 1999. These markets are characterized by the continuing effects of an economic downturn.

     The Republic of Ireland

     ITT World Directories, through its 51%-owned subsidiary, Golden Pages Ltd. ("Golden Pages"), has a contract with Telecom Eireann, the national telephone company of The Republic of Ireland, for the publication of telephone directories in The Republic of Ireland. The contract expires in 1999. Telecom Eireann owns the remaining equity in Golden Pages. In the Republic of Ireland, Golden Pages competes with a proprietary directory, The Independent, which competitor is concentrated in the Dublin market.

     South Africa

     In September 1994, ITT World Directories acquired a 50% equity interest in the Maister Management Company ("MMC") in South Africa, an ownership position that ITT World Directories previously had disposed of as a result of political events in South Africa. MMC has a contract to manage sales, marketing and other operations of telephone directories published by South African Telkom, including proprietary software for electronic directory services. The contract expires in 1999 when the contract of South African Telkom to publish directories also expires.

     Other

     ITT World Directories has a consulting agreement and software license and support agreements with Nippon Telegraph and Telephone ("NTT") in Japan through a joint venture company in which ITT World Directories has a minority position. The consulting and related agreements expire on March 31, 1999. Under the agreements, ITT World Directories provides consulting and other assistance in connection with the publication by NTT of telephone directories. The contract that expires on March 31, 1999, is for a term of three years and follows two previous five-year contracts between NTT and ITT World Directories.

     ITT World Directories recently entered into a consulting arrangement with Norwegian Telkom to assist such company in the publication of telephone directories and other matters. ITT also is pursuing opportunities in other jurisdictions, although there can be no assurance that any such efforts will be successful.

ITT EDUCATIONAL

     Prior to its initial public offering, which was consummated on December 27, 1994, ITT Educational Services, Inc. ("ITT Educational") was a wholly owned subsidiary of ITT. After the Distribution, New ITT will beneficially own 83.3% of the outstanding shares of common stock of ITT Educational. The shares of common stock of ITT Educational are traded on the NYSE under the symbol "ESI". The term "ITT Technical Institutes" (in singular or plural form) refers to educational institutions owned and operated by ITT Educational.

     Overview

     ITT Educational is a leading proprietary provider of technical postsecondary degree programs in the United States based on student enrollment. ITT Educational offers degree programs and non-degree diploma

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


programs to over 20,000 students through a system of 56 ITT Technical Institutes located in 25 states. These programs are designed, after consultation with employers, to provide students with the knowledge and skills necessary for entry-level employment in technical positions in a variety of industries.



     ITT entered the education services business in 1966 through the acquisition of a predecessor of ITT Educational which owned three technical institutes. In 1981, ITT Educational began a strategy of significant expansion, acquiring three and establishing 43 new technical institutes since that date. Of the 56 institutes currently operating, 23 were established since 1989. As a result of adding new institutes and increasing enrollment at existing institutes, the number of students attending Technical Institutes rose from 15,582 students at December 31, 1989, to 20,365 students at June 30, 1995, while the number of new high school graduates in the general population continued to decline. ITT Educational has recently accelerated its expansion program, opening five new technical institutes in 1993 and six more institutes in 1994. ITT Educational expects to have a total of 58 institutes operating by the end of 1995.


     ITT Educational's revenue varies based on the aggregate student population, which is influenced by the number of students attending ITT Technical Institutes at the beginning of a fiscal period, by the number of new students entering and former students reentering ITT Technical Institutes during such period and by student retention rates. New students enter ITT Technical Institutes at the beginning of each academic quarter, which commence in March, June, September and December. ITT Educational believes that the size of its student population is affected to some extent by general economic conditions, and that, in the absence of countervailing factors, student enrollments and retention rates would tend to increase as opportunities for immediate employment for high school graduates decline and decrease as such opportunities increase. The establishment of new ITT Technical Institutes and the introduction of additional program offerings at existing ITT Technical Institutes have been significant factors in increasing the aggregate student population in recent years.

     The postsecondary education industry is highly regulated and thus the business of ITT Educational is materially influenced by applicable regulations. For a discussion of the regulatory environment applicable to ITT Educational, see "-- GOVERNMENTAL REGULATION AND RELATED MATTERS -- ITT EDUCATIONAL".

     Student Admissions and Retention

     All applicants for admission to any of the ITT Technical Institutes are required to have a high school diploma or a recognized equivalent and also must pass an admissions examination. Students interested in bachelor's degree programs must satisfy additional admissions criteria which generally require, among other things, that the student first earn an associate's degree or complete an equivalent level program in the same or a related subject matter.


     Students are most likely to withdraw before they begin their second academic quarter of study at an ITT Technical Institute. Approximately 70% of all students who continue their education past their first academic quarter complete their education at an ITT Technical Institute. It is anticipated that certain state regulatory entities may establish certain standards for withdrawal and completion rates. See "-- GOVERNMENTAL REGULATION AND RELATED MATTERS -- ITT EDUCATIONAL" for a more detailed discussion.


     Graduate Placement


     ITT Technical Institutes have graduated over 100,000 students since 1976. Based on information from students and employers, ITT Educational believes that students graduating from the ITT Technical Institutes during 1990-1994 obtained employment in a field related to their program of study as of June 30 or earlier of the year following graduation at rates ranging from 80-85% of placeable graduates (excluding graduates who continue in a bachelor's degree program at an ITT Technical Institute).


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

     Administration

     Each ITT Technical Institute is administered by a director who has overall responsibility for the management of the technical institute. The administrative staff of each ITT Technical Institute also includes a director of recruitment, a director of placement, a director of finance and a director of education.

     Intercompany Agreements

     Under agreements with ITT Educational, ITT provides certain administrative, financial, treasury, accounting, tax and other services to ITT Educational and makes available certain of its employee benefit plans to ITT Educational's employees. In addition, ITT Educational and ITT have entered into a number of intercompany agreements covering matters such as corporate governance, tax sharing arrangements, registration rights and the use of the "ITT" name. As part of the Distribution, these various agreements will be amended to replace ITT with New ITT as the counterparty to ITT Educational.

     Dividend Policy

     ITT Educational does not currently pay dividends in respect of its shares of common stock and does not intend to pay dividends for the foreseeable future.

ALCATEL ALSTHOM


     In July 1992, ITT sold its 30% equity interest in Alcatel N.V., a Netherlands company which is one of the largest telecommunications equipment manufacturers in the world, to Alcatel Alsthom, a major French company which owned the other 70% of Alcatel N.V. At the closing of the sale, ITT received $1 billion in cash and 9.1 million capital shares of Alcatel Alsthom, recorded at $806 million, which, at December 31, 1994, represented approximately 6% of the outstanding capital shares of Alcatel Alsthom. In addition, ITT received a cash payment of approximately $767 million in July 1993 and a cash payment of approximately $817 million in July 1994. New ITT expects to retain its equity interest in Alcatel Alsthom until at least July 1997, unless Alcatel Alsthom and New ITT agree otherwise. Mr. Rand V. Araskog, Chairman, President and Chief Executive of ITT is a member of the board of directors of Alcatel Alsthom. Alcatel N.V. was formed in 1986, when ITT and Alcatel Alsthom, then known as Compagnie Generale d'Electricite, transferred their respective telecommunications operations to the joint venture company.


COMPETITION

HOSPITALITY & ENTERTAINMENT

     Hotel operations

     Competition in the hotel industry is vigorous and is generally based on quality of service, attractiveness of facilities and locations, consistency of product offerings, price and other factors. Room revenues, which are determined by occupancy levels and room rates, have continued to be constrained in certain of the markets in which ITT Sheraton hotels are located as a result of economic factors, overbuilt markets, price sensitive customers and other factors. The principal competitors of ITT Sheraton hotels include Hilton, Marriott, Hyatt, and various other hotels, motels and inns located in the markets in which ITT Sheraton hotels compete. Ciga faces similar competitive dynamics in its markets.

     Gaming Operations

     New ITT's gaming operations face intense competition from other companies in the gaming industry. New ITT's Las Vegas properties compete primarily with casino/hotels on the Las Vegas Strip, and to a lesser extent with operations outside of Las Vegas and the State of Nevada. Although the Las Vegas market has absorbed recent growth, the trend of industry expansion is expected to continue over the next several years. It is possible that the expansion of existing casinos and the opening of additional casino/hotels may further increase the competition for customers and for trained employees and thus adversely impact New ITT's gaming operations in Las Vegas. New ITT casino facilities in Stateline, Nevada, Atlantic City, New Jersey

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

and Tunica County, Mississippi also face intense competition for similar reasons and under similar circumstances. New ITT's casino/hotel and casino operations are likely to experience increased competition as other states authorize casino gaming and other gaming activities and as non-United States countries authorize gaming.

     Competition in the gaming industry is generally based on the quality of the facilities and services and the entertainment offered at such facilities. In addition, New ITT believes that name and reputation are significant competitive factors.

     Madison Square Garden

     As a supplier and distributor of television programming, the MSG Network competes with other such suppliers and distributors of television programming for cable systems. The MSG Network also competes for viewers with other forms of programming provided to cable subscribers such as broadcasting networks and local over-the-air television stations, home video viewership, movie theaters and all other forms of audio/visual entertainment, news and information services. MSG's sports and entertainment operations compete against other sporting and entertainment events in their respective areas and other entertainment and leisure activities.

INFORMATION SERVICES

     ITT World Directories

     ITT World Directories faces competition in various of its markets from other publishers of telephone directories. In particular, new competitors in Belgium and The Netherlands and existing competitors in other jurisdictions could adversely impact the operating results of ITT World Directories and thus New ITT. For a more complete discussion of the competitive environment affecting the business of ITT World Directories, see "-- INFORMATION SERVICES -- ITT WORLD DIRECTORIES -- OVERVIEW". ITT World Directories also faces competition from other sources of advertising, including newspapers, television, direct mail, radio, magazines, outdoor advertising and other sources.

     ITT Educational

     The postsecondary education market in the United States is highly fragmented and competitive, with no private or public institution enjoying a significant market share. ITT Technical Institutes compete for students with four-year and two-year degree granting institutions, which include not-for-profit public and private colleges and proprietary institutions, as well as with alternatives to higher education, such as military service or immediate employment. Competition among educational institutes is believed to be based on the quality of the educational program, perceived reputation of the institution, cost of the program and employability of graduates. Certain public and private colleges may offer programs similar to those of ITT Technical Institutes at a lower tuition cost due in part to government subsidies, foundation grants, tax deductible contributions or other financial resources not available to proprietary institutions. Other proprietary institutions offer programs that compete with those of the ITT Technical Institutes. Certain of ITT Educational's competitors in both the public and private sectors have greater financial and other resources than ITT Educational.

EXPOSURE TO CURRENCY FLUCTUATIONS

     Certain of the subsidiaries of New ITT conduct operations worldwide. New ITT is therefore exposed to the effects of fluctuations in relative currency values. Accordingly, the operating results of New ITT will be impacted by fluctuations in relative currency values.

GOVERNMENTAL REGULATION AND RELATED MATTERS

CASINO GAMING REGULATION -- GENERAL

     The ownership and/or operation of casino gaming facilities in the United States are subject to extensive Federal, state and local regulations. On the Federal level, in addition to all other relevant Federal regulation,

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New ITT's casino gaming operations are specifically subject to the compliance with the Gambling Devices Act of 1962, as amended, and the Bank Secrecy Act, as amended; these govern the ownership, possession, manufacture, distribution and transportation in interstate commerce of gaming devices and the recording and reporting of currency transactions, respectively. New ITT's Nevada casino gaming operations -- at the Sheraton Desert Inn in Las Vegas, Caesars Palace in Las Vegas, and Caesars Tahoe in Stateline -- are subject to the Nevada Gaming Control Act (the "Nevada Act") and the licensing and regulatory control of the Nevada Gaming Commission (the "Nevada Commission") and the Nevada State Gaming Control Board (the "Nevada Control Board"), as well as various local, county and state regulatory agencies (hereinafter collectively referred to as the "Nevada Gaming Authorities"). New ITT's New Jersey casino gaming operations -- at Caesars Atlantic City -- are subject to the New Jersey Casino Control Act (the "New Jersey Act") and the licensing and regulatory control of the New Jersey Commission and the New Jersey Department of Law & Public Safety, Division of Gaming Enforcement (the "New Jersey DGE"), as well as various local, county and state regulatory agencies (hereinafter collectively referred to as the "New Jersey Gaming Authorities"). Due to its casino gaming operations in Mississippi, New ITT's Mississippi casino gaming operations -- at the Sheraton Casino in Robinsonville, Mississippi -- are subject to the Mississippi Gaming Control Act (the "Mississippi Act") and the licensing and regulatory control of the Mississippi Gaming Commission (the "Mississippi Commission"), as well as various local, county and state regulatory agencies (hereinafter collectively referred to as the "Mississippi Gaming Authorities").

     New ITT's Ontario casino gaming operations -- through its one-third interest in WCL -- are subject to the Ontario Gaming Control Act (the "Ontario Act"), and the registration and regulatory control of the Ontario Gaming Control Commission (the "Ontario Commission"), the Ontario Casino Corporation (the "Ontario Corporation"), the Registrar of Gaming Control (the "Ontario Registrar"), and the Director of Gaming Control (the "Ontario Director"), as well as various local, county and provincial regulatory agencies (hereinafter collectively referred to as the "Ontario Gaming Authorities"). New ITT's incipient Nova Scotia casino gaming operations -- at Sheraton Casinos Nova Scotia/Halifax and Sheraton Casinos Nova Scotia/Sydney -- are subject to the Nova Scotia Gaming Control Act (the "Nova Scotia Act"), and the registration and regulatory control of the Nova Scotia Gaming Commission, and the Nova Scotia Gaming Corporation (the "Nova Scotia Corporation"), as well as various local, county and provincial regulatory agencies (hereinafter collectively referred to as the "Nova Scotia Gaming Authorities").

     The casino gaming laws, regulations and supervisory procedures of Nevada, New Jersey, Mississippi, Ontario and Nova Scotia are extensive and reflect certain public policy considerations as to (i) the integrity of casino gaming operations and its participants, (ii) the need for strict governmental and regulatory control of casino gaming operations, (iii) the creation of economic development, taxes and employment and (iv) the need to foster and enhance the public confidence and trust in casino gaming regulation and control.


     Changes to such laws, regulations and supervisory procedures could have an adverse effect on New ITT's casino gaming operations and thus New ITT.



     For a discussion of certain gaming regulatory approvals required in connection with the Distribution, see "THE DISTRIBUTION -- REGULATORY APPROVALS".


     Nevada Gaming Regulation

     The ownership and/or operation of casino gaming facilities in Nevada are subject to state and local regulation. Nevada's casino gaming laws, regulations and supervisory procedures are extensive and reflect certain broad declarations of public policy. In general, Nevada's gaming laws, regulations and supervisory procedures seek to (i) prevent unsavory or unsuitable persons from having any direct or indirect involvement with gaming at any time or in any capacity, (ii) establish and maintain responsible accounting practices and procedures, (iii) maintain effective control over the financial practices of licensees, including establishing minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable recordkeeping, and making periodic reports to the applicable casino gaming authority, (iv) prevent cheating and fraudulent practices and (v) provide a source of state and local revenues through taxation and licensing fees.

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


     SDI, as the operator of the Sheraton Desert Inn, and DPI, as the operator of Caesars Palace and Caesars Tahoe, are required to be licensed by the Nevada Gaming Authorities. The casino gaming licenses are not transferable and must be renewed periodically by the payment of casino gaming license fees and taxes. The Nevada Commission requires that (i) SGC and ITT Sheraton be registered as intermediary companies of SDI and (ii) CPC, CWI and ITT Sheraton be registered as intermediary companies of DPI; the Nevada Commission also requires that New ITT be registered as a publicly traded corporation. No person may become a shareholder of, or receive any percentage of profits from, SDI or DPI without first obtaining certain required licenses and approvals from the Nevada Gaming Authorities.



     The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with, New ITT, the Sheraton Desert Inn Companies or the Caesars Nevada Companies in order to determine whether such individual is suitable or should be licensed as a business associate of either SDI or DPI. Officers, directors and key employees of each of SDI and DPI must be individually licensed by, and changes in corporate positions must be reported to, the Nevada Gaming Authorities; the Nevada Gaming Authorities may disapprove a change in corporate position. Certain officers, directors and key employees of New ITT, ITT Sheraton and SGC who are actively and directly involved in the gaming activities of SDI may be required to be licensed or found suitable by the Nevada Gaming Authorities; similarly, certain officers, directors and key employees of New ITT, ITT Sheraton, CWI and CPC who are actively and directly involved in the gaming activities of DPI may be required to be licensed or found suitable by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing for any cause which they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. The applicant for licensing or finding of suitability must pay all of the costs of the investigation.


     If the Nevada Gaming Authorities find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with New ITT, the Sheraton Desert Inn Companies or the Caesars Nevada Companies, the companies involved would be required to sever all relationships with such person. In addition, the Nevada Gaming Authorities may require a registered company or licensee to terminate the employment of any person who refuses to file appropriate disclosures.


     New ITT, the Sheraton Desert Inn Companies and the Caesars Nevada Companies are required to submit detailed financial and operating reports to the Nevada Commission. Substantially all loans, leases, sales of securities and similar financing transactions by either SDI or DPI must be reported to or approved by the Nevada Commission. New ITT is required to maintain a current stock ledger in Nevada that may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make such disclosure may be grounds for finding the record holder unsuitable. New ITT is also required to render maximum assistance in determining the identity of the beneficial owner. The Nevada Commission has the power to require New ITT's stock certificates to bear a legend indicating that such securities are subject to the Nevada Act. In conjunction with its application for registration and approval of the Distribution and the corporate organizational changes to occur prior to the Distribution, New ITT intends to request that the Nevada Commission not impose such a requirement on it. Neither New ITT nor any affiliated company of New ITT may make a public offering of any securities without the prior approval of the Nevada Commission if the securities or the proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes. Such approval, if given, does not constitute a finding, recommendation or approval by the Nevada Commission or the Nevada Control Board as to the accuracy or adequacy of the prospectus or the investment merits of the securities. Any representation to the contrary is unlawful.


     If it is determined that Nevada gaming laws were violated by SDI or DPI, the gaming license each respectively holds could be limited, conditioned, suspended or revoked. In addition, at the discretion of the Nevada Commission, New ITT, the Sheraton Desert Inn Companies and the persons involved could be subject to substantial fines for each separate violation of the Nevada gaming laws by the Sheraton Desert Inn; similarly, and also at the discretion of the Nevada Commission, New ITT, the Caesars Nevada Companies and the persons involved could be subject to substantial fines for each separate violation of the Nevada gaming laws by either Caesars Palace or Caesars Tahoe. Further, a supervisor could be appointed by the Nevada Commission to operate either SDI's or DPI's respective gaming properties and, under certain circumstances, earnings generated during the supervisor's appointment (except for the reasonable rental value of SDI's or DPI's respective gaming properties) could be forfeited to the State of Nevada. Any suspension or revocation of either SDI's or DPI's license would have a materially adverse effect on SDI or DPI, respectively, and thus could have a materially adverse effect on New ITT.



     The Nevada Gaming Authorities may investigate and require a finding of suitability of any holder of any class of New ITT's voting securities at any time. Nevada law requires any person who acquires more than 5% of any class of New ITT's voting securities to report the acquisition to the Nevada Commission and such person may be investigated and found suitable. Any person who becomes a beneficial owner of more than 10% of any class of New ITT's voting securities must apply for a finding of suitability by the Nevada Commission within 30 days after the Nevada Control Board Chairman mails a written notice requiring such filing, and must pay the costs and fees incurred by the Nevada Control Board in connection with the investigation. Under certain circumstances, an "institutional investor", as such term is defined in the Nevada Act and regulations, that acquires more than 10% but not more than 15% of New ITT's voting securities, may apply to the Nevada Commission for a waiver of such finding of suitability requirements if such institutional investor holds the voting securities for investment purposes only. An institutional investor shall not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the Board of Directors of New ITT, any change in New ITT's corporate charter, by-laws, management, policies or operations of New ITT or any of its casino gaming operations, or any other action which the Nevada Commission finds to be inconsistent with holding New ITT's voting securities for investment purposes only. Notwithstanding the foregoing, activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include (i) voting on all matters voted on by shareholders, (ii) making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations and
(iii) such other activities as the Nevada Commission may determine to be consistent with such investment intent. If the shareholder who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information, including a list of beneficial holders.



     The Nevada Commission may, in its discretion, require the holder of any debt security of New ITT or any affiliated company of New ITT to file an application, be investigated and found suitable to own such debt security. If the Nevada Commission determines that a person is unsuitable to own such debt security, then pursuant to the Nevada Act, New ITT, the Sheraton Desert Inn Companies and the Caesars Nevada Companies can be sanctioned, including the loss of their approvals, if without the prior approval of the Nevada Commission, they: (i) pay to the unsuitable person any dividend, interest or any distribution whatsoever; (ii) recognize any voting right by such unsuitable person in connection with such securities; (iii) pay the unsuitable person remuneration in any form; or (iv) make any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.


     Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Nevada Commission or by the Chairman of the Nevada Control Board may be found unsuitable. Any holder of any equity or debt security found unsuitable and who holds, directly or indirectly, any beneficial ownership of New ITT's debt or equity voting securities beyond such period or periods of time as may be prescribed by the Nevada Commission may be guilty of a gross misdemeanor. New ITT could be subject to disciplinary action if, without the prior approval of the Nevada Commission and after New ITT receives notice that a person is unsuitable to be an equity or debt security holder or to have any other relationship with New ITT, the Sheraton Desert Inn Companies or the Caesars Nevada Companies, New ITT, the Sheraton Desert Inn Companies, the Caesars Nevada Companies or any one of them either (i) pays to the unsuitable person any dividend, interest or any distribution whatsoever, (ii) recognizes any voting right by such unsuitable person in connection with such securities, (iii) pays the unsuitable person remuneration in any form, (iv) makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction or (v) fails to pursue all lawful efforts to require such unsuitable

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

person to relinquish his securities including, if necessary, the immediate purchase of such securities for cash at fair market value.

     Regulations of the Nevada Commission provide that control of a registered publicly traded corporation cannot be changed through merger, consolidation, acquisition of assets, management or consulting agreements or any form of takeover without the prior approval of the Nevada Commission. Persons seeking approval to control a registered publicly traded corporation must satisfy the Nevada Commission as to a variety of stringent standards prior to assuming control of such corporation. The failure of a person to obtain such approval prior to assuming control over the registered publicly traded corporation may constitute grounds for finding such person unsuitable.

     Regulations of the Nevada Commission also prohibit certain repurchases of securities by registered publicly traded corporations without the prior approval of the Nevada Commission. Transactions covered by these regulations are generally aimed at discouraging repurchases of securities at a premium over market price from certain holders of more than 3% of the outstanding securities of the registered publicly traded corporation. The regulations of the Nevada Commission also require prior approval for a "plan of recapitalization", as such term is defined in the Nevada regulations; generally, a plan of recapitalization is a plan proposed by the management of a registered publicly traded corporation that contains recommended action in response to a proposed corporate acquisition opposed by management of the corporation which acquisition itself would require the prior approval of the Nevada Commission.

     Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with such persons (collectively "Licensees"), and who proposes to become involved in a gaming operation outside the State of Nevada is required to deposit with the Nevada Control Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation by the Nevada Control Board of the Licensees' participation in such foreign gaming. The revolving fund is subject to increase or decrease in the discretion of the Nevada Commission. Once such revolving fund is established, the Licensees may engage in gaming activities outside the State of Nevada without seeking the approval of the Nevada Commission provided (i) such activities are lawful in the jurisdiction in which they are to be conducted and (ii) the Licensees comply with certain reporting requirements imposed by the Nevada Act. Licensees are subject to disciplinary action by the Nevada Commission if they or any one of them (i) knowingly violates any laws of the foreign jurisdiction pertaining to the foreign gaming operation, (ii) fails to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations, (iii) engages in activities that are harmful to the State of Nevada or its ability to collect gaming taxes and fees or (iv) employs a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the ground of personal unsuitability.

     New Jersey Casino Gaming Regulation

     Casino gaming in New Jersey is subject to strict compliance with the New Jersey Act, the strict supervision of the New Jersey Commission and compliance with the regulations adopted by the New Jersey Commission. The New Jersey gaming laws and regulations primarily concern (a) the financial stability and character of casino operators, their employees, their security holders and others financially interested in casino operations, and (b) the operating methods -- including the rules of the games and credit issuance procedures -- and the financial and accounting procedures used in connection with casino operations. The New Jersey gaming laws and regulations include detailed provisions concerning, among other things, (i) the type, manner and number of applications and licenses required to conduct casino gaming and ancillary activities, (ii) the licensing, regulation and curricula of gaming schools, (iii) the establishment of minimum standards of accounting and internal control, including the issuance and enforceability of casino credit, (iv) the manufacture, sale, distribution and possession of gaming equipment, (v) the rules of the games, (vi) the exclusion of undesirable persons, (vii) the use, regulation and reporting of junket activities, (viii) the possession, sale and distribution of alcoholic beverages, (ix) the regulation and licensing of suppliers to licensed casino operators, (x) the conduct of entertainment within licensed casino facilities, (xi) equal employment opportunity for employees of licensed casino operators, contractors for casino facilities and the like, (xii) the payment of gross revenue taxes and similar fees and expenses, (xiii) the conduct of casino

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

simulcasting and (xiv) the imposition and discharge of casino reinvestment development obligations. A number of these regulations require practices which are different from those in many casinos elsewhere and some of them result in casino operating costs greater than those in comparable facilities elsewhere. As a prerequisite to being licensed, a New Jersey casino/hotel facility must meet certain facilities requirements concerning, among other things, the size and number of guest rooms.

     In order to operate Caesars Atlantic City, BRC must be licensed by the New Jersey Commission, which has broad discretion with regard to the issuance, renewal, revocation or suspension of licenses. A New Jersey casino license is not transferable and must be renewed at designated periods of up to four years; renewal is not automatic and involves an extensive review by the New Jersey DGE, a report by the New Jersey DGE to the New Jersey Commission, an independent intensive review by the New Jersey Commission, and the affirmative vote of at least four of the five sitting Commissioners of the New Jersey Commission sitting in a scheduled open public meeting. BRC's license to operate Caesars Atlantic City was renewed on October 5, 1994 and expires on November 30, 1996.


     Except for certain banking and lending institutions exempted under the New Jersey Act, all financial backers, investors, mortgagees, debt holders, landlords under leases relating to New Jersey casino/hotel facilities, all lenders to BRC, all officers and directors of BRC and all casino and casino service employees who work at Caesars Atlantic City have to be qualified, licensed, approved or registered by or with the New Jersey Commission. In addition, all contracts and leases entered into by BRC are subject to approval by the New Jersey Commission.



     As a prerequisite to BRC holding a license, New ITT, ITT Sheraton, CWI and CNJ have to be approved by the New Jersey Commission due to their corporate relationship to BRC. Thus, any debt or equity security holder of New ITT, ITT Sheraton, CWI or CNJ will have to be found qualified. The qualification requirement of any debt or equity security holder of New ITT may be waived based on an express finding by the New Jersey Commission, with the consent of the Director of the New Jersey DGE, that the security holder either (a) (i) is not significantly involved in the activities of BRC, (ii) does not have the ability to control New ITT, ITT Sheraton, CWI, CNJ or BRC and (iii) does not have the ability to elect one or more members of the respective boards of directors of New ITT, ITT Sheraton, CWI, CNJ or BRC, or (b) is an "institutional investor", as such term is defined in the New Jersey Act and regulations; for purposes of the former, the New Jersey Act presumes that any non-"institutional investor" security holder who owns or beneficially holds 5% or more of the equity securities of New ITT has the ability to control New ITT, ITT Sheraton, CWI, CNJ or BRC, unless such presumption is rebutted by clear and convincing evidence.



     The New Jersey Act and regulations define an "institutional investor" as
(i) any retirement fund administered by a public agency for the exclusive benefit of Federal, state or local public employees, (ii) an investment company registered under the Investment Company Act of 1940, (iii) a collective investment trust organized by banks under Part Nine of the Rules of the Comptroller of the Currency, (iv) a closed end investment trust, (v) a chartered or licensed life insurance company or property and casualty insurance company,
(vi) banking or other licensed or chartered lending institutions, (vii) an investment adviser registered under the Investment Advisers Act of 1940 or
(viii) such other persons as the New Jersey Commission may determine for reasons consistent with the policies of the New Jersey Act. In the absence of a prima facie showing by the Director of the New Jersey DGE that there is any cause to believe that such institutional investor may be found unqualified, upon application and for good cause shown, an institutional investor holding either
(a) less than 10% of the equity securities of New ITT or (b) New ITT debt securities constituting less than 20% of the outstanding debt of New ITT and less than 50% of the issue involved shall be granted a waiver of qualification as to such holdings if (i) such securities are those of a publicly traded corporation, (ii) the institutional investor's holdings of such securities were purchased for investment purposes only and (iii) upon request by the New Jersey Commission, the institutional investor files with the New Jersey Commission a certified statement to the effect that the institutional investor has no intention of influencing or affecting the affairs of New ITT, ITT Sheraton, CWI, CNJ or BRC; notwithstanding the foregoing, the institutional investor is permitted to vote on matters put to the vote of the outstanding security holders of New ITT.

     If an institutional investor who has been granted a waiver subsequently determines to influence or affect the affairs of New ITT, the institutional investor must provide to the New Jersey Commission not less than 30 days prior notice of such intent and the institutional investor must file with the New Jersey Commission an application for qualification before taking any action that may influence or affect the affairs of New ITT. Notwithstanding the foregoing, the institutional investor is permitted to vote on matters put to the vote of the outstanding security holders of New ITT. If an institutional investor changes its investment intent, or if the New Jersey Commission finds reasonable cause to believe that the institutional investor may be found unqualified, no action other than divestiture shall be taken by such institutional investor with respect to its security holdings until there has been compliance with the interim casino authorization provisions of the New Jersey Act, including the execution of a trust agreement. New ITT, ITT Sheraton, CWI, CNJ and BRC are required to immediately notify the New Jersey Commission and the New Jersey DGE of any information about, or action of, an institutional investor holding its equity or debt securities where such information or action may impact on the eligibility of such institutional investor for a waiver. If the New Jersey Commission finds an institutional investor unqualified or if the New Jersey Commission finds that, by reason of the extent or nature of its holdings, an institutional investor is in the position to exercise a substantial impact on the controlling interests of BRC so that qualification of the institutional investor is necessary to protect the public interest, the New Jersey Act vests in the New Jersey Commission the power to take all necessary action to protect the public interest, including the power to require that the institutional investor submit to qualification and become qualified under the New Jersey Act.



     An equity or debt security holder -- including institutional investors -- of New ITT, ITT Sheraton, CWI, CNJ or BRC who is required to be found qualified by the New Jersey Commission must submit an application for qualification within 30 days after being ordered to do so or divest all security holdings within 120 days after the New Jersey Commission determines such qualification is required. The application for qualification must include a trust agreement by which the security holder places its interest in New ITT in trust with a trustee qualified by the New Jersey Commission. If the security holder is ultimately found qualified, the trust agreement is terminated. If the security holder is not found qualified or withdraws its application for qualification prior to a determination on qualification being made, the trustee will be empowered with all rights of ownership pertaining to such security holder's New ITT securities, including all voting rights and the power to sell the securities; in any event, the unqualified security holder will not be entitled to receive in exchange for its New ITT securities an amount in excess of the lower of (i) the actual cost the security holder incurred in acquiring the securities or (ii) the value of such securities calculated as if the investment had been made on the date the trust became operative. By the same token, if the security holder is not found qualified, it is unlawful for the security holder to (i) receive any dividends or interest on such securities,
(ii) exercise, directly or through any trustee or nominee, any right conferred by such securities, or (iii) receive any remuneration in any form from New ITT, ITT Sheraton, CWI, CNJ or BRC for services rendered or otherwise.



     Each officer, director, lender and certain other persons of New ITT, ITT Sheraton, CWI and CNJ must be found qualified unless the New Jersey Commission, with the consent of the Director of the New Jersey DGE, finds that such officer, director, lender or other person of New ITT, ITT Sheraton, CWI or CNJ is not significantly involved in the affairs of BRC and is thus waived from qualification. New Jersey law requires that an officer or director of New ITT, ITT Sheraton, CWI or CNJ must apply for temporary qualification at least 30 days before assuming any duties; such temporary qualification, if granted by the New Jersey Commission, will be valid for a period not to exceed the earlier of (i) nine consecutive calendar months or (ii) the effective date of BRC's next casino license renewal.



     The New Jersey Act requires that each of New ITT, ITT Sheraton, CWI, CNJ and BRC maintain financial stability and capability. For purposes of these requirements, the New Jersey Commission has adopted regulations defining "financial stability" as the same applies to the licensed casino operation and has set forth certain standards for determining compliance with the financial stability regulations. Under the regulations of the New Jersey Commission, "financial stability" has been defined as (i) the ability to assure the financial integrity of casino operations by the maintenance of a casino bankroll or equivalent provisions adequate to pay winning wagers to casino patrons when due, (ii) the ability to meet ongoing operating expenses which are essential to the maintenance of continuous and stable casino operations, (iii) the ability to pay, as and when due, all local, state and Federal taxes and any and all fees imposed by the New Jersey Act, (iv) the ability to make necessary capital and maintenance expenditures in a timely manner which are adequate to insure maintenance of a superior first class facility of exceptional quality as required by the New Jersey Act and (v) the ability to pay, exchange, refinance or extend debts, including long-term and short-term principal and interest and capital lease obligations, which will mature or otherwise come due and payable during either the license term or within 12 months after the end of the license term or to otherwise manage such debts and any default with respect to the debts. The New Jersey Commission regulations provide that the financial stability standards concerning casino bankroll, operating expenses and capital and maintenance expenditures are met if the following is shown by clear and convincing evidence: (i) casino bankroll -- the maintenance, on a daily basis, of a casino bankroll at least equal to the average daily casino bankroll, calculated on a monthly basis, for the corresponding month in the previous year,
(ii) operating expenses -- the demonstration of the ability to achieve positive gross operating profit measured on an annual basis and (iii) capital and maintenance expenditures -- the demonstration that its capital and maintenance expenditures over the five year period, which includes the previous 36 calendar months and the upcoming license period, average at least 5% of net revenue per annum. New ITT believes that, at current operating levels, BRC will have no difficulty in complying with these requirements.

     The New Jersey Commission has the authority to restrict or prohibit the transfer of cash or the assumption of liabilities by BRC if such action will adversely impact the financial stability of BRC and the prior approval of the New Jersey Commission is required to incur indebtedness and guarantees of affiliated indebtedness by BRC involving amounts greater than $25 million.


     If it is determined that New Jersey gaming laws were violated by BRC, BRC could be subject to fines or its casino license could be limited, conditioned, suspended or revoked. In addition, if a security holder of New ITT, ITT Sheraton, CWI, CNJ or BRC is found disqualified but does not dispose of the securities, the New Jersey Commission is authorized to take any necessary action to protect the public interest, including the suspension or revocation of the casino license; however, the New Jersey Commission may not take any action against New ITT, ITT Sheraton, CWI, CNJ or BRC with respect to the continued ownership of the security interest by the disqualified holder if the New Jersey Commission finds that (i) New ITT has provided in its corporate charter that any New ITT securities are held subject to the condition that, if a holder thereof is found to be disqualified by the New Jersey Commission pursuant to the provisions of the New Jersey Act, such holder shall dispose of his interest in New ITT, (ii) New ITT has made a good faith effort, including the prosecution of all legal remedies, to comply with any order of the New Jersey Commission requiring the divestiture of the security interest held by the disqualified holder and (iii) such disqualified holder does not have the ability to control New ITT, ITT Sheraton, CWI, CNJ or BRC or to elect one or more members of the boards of directors of New ITT, ITT Sheraton, CWI, CNJ or BRC. If BRC's license is revoked, not renewed or suspended for a period in excess of 120 days, the New Jersey Commission is empowered to appoint a conservator to operate, and to dispose of, BRC's casino/hotel facilities. If a conservator operates the casino/hotel facilities, payments to shareholders would be limited to a "fair return" on their investment, with any excess going to the State of New Jersey. If a conservator is appointed, the conservator's charges and expenses become a lien against the property which is paramount to all prior and subsequent liens.


     Mississippi Casino Gaming Regulation

     The ownership and/or operation of casino gaming facilities in Mississippi are similarly subject to extensive state and local regulation. Gaming in Mississippi can be legally conducted only on vessels of a certain minimum size either in navigable waters of counties bordering the Mississippi River or in the waters of the State of Mississippi which lie adjacent to the coastline of the three counties bordering the Gulf of Mexico. STC possesses a license for the ownership and operation of the Sheraton Casino in Robinsonville, Tunica County, Mississippi issued by the Mississippi Commission pursuant to the Mississippi Act.

     The Mississippi Act does not restrict the amount or percentage of space on a vessel that may be utilized for casino gaming; the Mississippi Act also does not limit the number of licenses that the Mississippi Commission can grant for a particular area.

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

     New ITT and STC are required to submit detailed financial, operating and other reports to the Mississippi Commission. Substantially all loans, leases, sales of securities and similar financing transactions entered into by New ITT or by STC must be reported to or approved by the Mississippi Commission. New ITT and STC are also required to periodically submit detailed financial and operating reports to the Mississippi Commission and furnish any other information that the Mississippi Commission may require.

     Each of the directors, officers and certain key employees of New ITT and STC who is actively and directly engaged in the administration or supervision of casino gaming in Mississippi, or who has any other significant involvement with the activities of STC, must be found suitable therefor and may be required to be licensed by the Mississippi Commission. A finding of suitability is comparable to licensing, and both require the submission of detailed personal financial information followed by a thorough investigation. An application for licensing may be denied for any cause deemed reasonable by the Mississippi Commission. Changes in licensed positions must be reported to the Mississippi Commission. In addition to its authority to deny an application for a license, the Mississippi Commission has the authority to disapprove a change in corporate position. If the Mississippi Commission finds a director, officer or key employee of New ITT or STC unsuitable for licensing or unsuitable to continue having a relationship with New ITT or STC, New ITT or STC, as the case may be, is required to suspend, dismiss and sever all relationships with such person. New ITT and STC have similar obligations with regard to any person who fails or refuses to file appropriate applications. Each gaming employee must obtain a work permit; the Mississippi Commission may refuse to issue a work permit to a gaming employee
(i) if the employee has committed larceny, embezzlement or any other crime of moral turpitude or knowingly violated the Mississippi Act or the regulations of the Mississippi Commission or (ii) for any other reasonable cause.

     Mississippi gaming licenses are not transferable and must be renewed periodically. The Mississippi Commission is empowered to deny, limit, condition, revoke and/or suspend any license, finding of suitability or registration, and to fine any person as it deems reasonable and in the public interest, subject to the due process considerations of notice and an opportunity for a hearing. The Mississippi Commission may fine any licensee or other person who is subject to the Mississippi Act up to $100,000 for each violation of the Mississippi Act which is the subject of an initial complaint and up to $250,000 for each violation of the Mississippi Act which is the subject of any subsequent complaint. The Mississippi Act provides for judicial review of certain decisions of the Mississippi Commission; however, the filing for such judicial review does not automatically stay the action taken by the Mississippi Commission pending the court's review.

     License fees and taxes, computed in various ways depending on the type of casino gaming involved, are payable to the State of Mississippi and to the counties and cities in which the gaming operations are located. Depending on the particular fee or tax imposed, these fees and taxes are based on a percentage of the gross gaming revenues received by the casino operation, the number of slot machines operated by such casino or the number of table games operated by such casino. Moreover, several local governments have been authorized to impose either additional gross fees on adjusted gross gaming revenues or, alternatively, per person boarding fees and annual license fees based on the number of gaming devices aboard the vessel. License fees paid to the State of Mississippi are allowed as a credit against Mississippi state income taxes.

     In all other material respects, casino gaming regulation in Mississippi is similar to the regulation of casino gaming in Nevada and New Jersey.

     Windsor, Ontario Casino Gaming Regulation

     The operation of casino facilities by WCL is subject to extensive regulation under the registration and regulatory control of the Ontario Gaming Authorities. So long as WCL operates a casino in Ontario, it must be registered as a casino operator under the Ontario Act.

     An application for registration or renewal of registration in Ontario will be denied if there are reasonable grounds to believe either that the applicant will not be financially responsible in the conduct of its business or that the applicant will not act in accordance with the law or with integrity, honesty and in the public interest. In determining whether registration should be granted or renewed, the Ontario Gaming Authorities may have regard to the financial history and past conduct of the applicant, its officers, directors and "interested persons" who have a beneficial interest in, control of or have financed the applicant's business or any of its officers' or directors' businesses. Thus, the Ontario Gaming Authorities are empowered to investigate the character, financial history and competence of WCL, or of any person who has a beneficial interest in, control of, or who has financed WCL's business, including WCL's officers, directors and shareholders. The applicant for registration or renewal must pay the reasonable costs of such investigations. Each gaming employee at an Ontario casino gaming facility must be registered under the Ontario Act, which registration may be revoked upon the occurrence of certain events.

     The Ontario Gaming Authorities may, subject to a registrant's right to a hearing under the Ontario Act, suspend or revoke a registration for any reason that would disentitle such registrant to registration or renewal. A change in control of WCL could result in revocation of WCL's registration if the new person or entity in control is determined to be unsuitable by the Ontario Gaming Authorities. WCL's registration is deemed to expire immediately upon any change in the composition of the officers and directors of WCL, unless the Ontario Gaming Authorities have consented in writing to such change. There can be no assurance that the Ontario Gaming Authorities will approve any renewal applications.

     All suppliers of goods and services to WCL must be either (i) registered as a "supplier" under the Ontario Act and the regulations promulgated thereunder or
(ii) issued a certificate of exemption by the Ontario Gaming Authorities.

     Investigators appointed by the Ontario Gaming Authorities have the right, subject to certain limitations, to conduct warrantless searches for the purpose of determining compliance with the Ontario Act, its regulations or the terms of a registration. The Ontario Gaming Authorities may issue an order freezing the assets of a person (i) if it is alleged that such person has contravened the Ontario Act or the regulations promulgated thereunder, (ii) such person is subject to a criminal proceeding or is the subject of an investigation under the Ontario Act and (iii) the Ontario Gaming Authorities find reasonable grounds to believe that the interests of the person on whose behalf the assets are being held require protection.

     Substantial fines for each violation of the Ontario Act or its regulations may be levied against WCL. Suspension or revocation of registration could lead to a termination of any contract with WCL and could have a materially adverse effect on any business conducted by WCL in Ontario. Similarly, the revocation of WCL's license to sell alcoholic beverages at its casino gaming facilities could have a materially adverse effect on WCL's casino business.

     WCL is required to submit audited financial statements to the Ontario Gaming Authorities and to retain certain records as required by regulation. WCL must make available to the Ontario Gaming Authorities all reports, accounts, records and other documents related to the operation of the casino.

     The Ontario Act and the regulations promulgated thereunder are subject to amendment, change, modification or repeal. Any such amendment, change, modification or repeal could have a materially adverse effect on WCL's operations and New ITT's interests therein.

     All games of chance must be played in accordance with the rules of play prescribed by the regulations and approved in writing by the Ontario Gaming Authorities.

     Nova Scotia Casino Gaming Regulation

     ITT Sheraton's subsidiary, which will both (i) own and operate the proposed casino in the City of Halifax, Nova Scotia and (ii) operate the proposed casino in the City of Sydney, Nova Scotia, all on behalf of the Nova Scotia Corporation, will be required to comply with registration requirements set forth in the Nova Scotia Act and the regulations promulgated thereunder and will also be subject to operational regulation by the Nova Scotia Gaming Authorities. The requirements of the Nova Scotia Act and its attendant regulations are substantially similar to those in effect in the Province of Ontario.

     Casino Gaming -- Related Provisions of the New ITT Amended and Restated Articles of Incorporation



     New ITT's Amended and Restated Articles of Incorporation provide that (i) all securities of New ITT are subject to redemption by New ITT to the extent necessary to prevent the loss, or to secure the reinstatement, of any casino gaming license held by New ITT or any of its subsidiaries in any jurisdiction within or without the United States of America, (ii) all securities of New ITT are held subject to the condition that if a holder thereof is found by a gaming authority in any such jurisdiction to be disqualified or unsuitable pursuant to any gaming law, such holder will be required to dispose of all New ITT securities held by such holder, and (iii) it will be unlawful for any such disqualified person to (A) receive payments of interest or dividends on any New ITT securities, (B) exercise, directly or indirectly, any rights conferred by any New ITT securities or (C) receive any remuneration in any form, for services rendered or otherwise, from the subsidiary that holds the gaming license in such jurisdiction.


MADISON SQUARE GARDEN

     Suppliers and distributors of cable television programming such as the MSG Network are not regulated by the Federal Communications Commission under the Communications Act of 1934. To the extent that regulations and laws, either presently in force or proposed, hinder or stimulate the growth of the cable television industries, the business of the MSG Network will be directly affected. Management of New ITT does not believe that the currently proposed regulatory developments in the area of cable regulation or other areas affecting its business should have a significant adverse effect on its operations.

ITT EDUCATIONAL

     The postsecondary education industry is highly regulated. ITT Educational must be authorized by each state in which it operates an ITT Technical Institute. Each ITT Technical Institute must be accredited by a national or regional accrediting commission, and that commission in turn must satisfy applicable Federal requirements. Most students at the ITT Technical Institutes rely on funds received under various government-sponsored student financial aid programs, especially Federal programs, to pay a substantial portion of their tuition and other education-related expenses. Accordingly, a substantial majority of ITT Educational's revenues are indirectly derived from Federal student financial aid programs. In order for an individual ITT Technical Institute to continue to participate in such programs, the institute must comply with applicable Federal standards for these programs. Some of the standards and regulations governing institutions such as the ITT Technical Institutes recently have been expanded and made more stringent. Because such a substantial portion of ITT Educational's revenues are derived from student aid programs, the direct and indirect application of these and other standards and regulations to institutions such as the ITT Technical Institutes (including to the students of institutions such as the ITT Technical Institutes) could have a material adverse impact on such institutions and the expansion plans of ITT Educational. In addition, any failure of ITT Educational or any ITT Technical Institute to be in compliance with such regulations and standards could have a material adverse effect on the operating performance of ITT Educational and the ability of ITT Educational to participate in Federal student financial aid programs. For the fiscal year ended December 31, 1994, ITT Educational derived an aggregate of approximately 78.6% of its revenues from Federal or state student aid programs (with only approximately 2% of revenues coming from state student aid programs).

OTHER

     In addition, a number of New ITT's businesses are subject to other governmental regulation by law or through contractual arrangements. For example, ITT Sheraton hotels in the United States are liquor retailers where permitted, licensed in each state in which they do such business and in certain states are subject to statutes which prohibit ITT Sheraton or its owner from being both a wholesaler and retailer of alcoholic beverages.

EMPLOYEES


     As of June 30, 1995, New ITT, through its subsidiaries, employed approximately 35,000 people. Of this number, approximately 24,000 are employees in the United States, of whom approximately 37% are represented by labor unions. Generally, labor relations have been maintained in a normal and satisfactory manner.


LEGAL PROCEEDINGS


     On April 26, 1994, a purported class action lawsuit was filed in the United States District Court, Middle District of Florida, captioned William H. Poulos, et al., v. Caesars World, Inc., et al., against 41 manufacturers, distributors and casino operators of video poker and electronic slot machines, including CWI. The suit alleges that the defendants have engaged in a course of fraudulent and misleading conduct intended to induce persons to play such games by collectively misrepresenting how the gaming machines operate, as well as the extent to which there is an opportunity to win. It also alleges violations of the Racketeer Influenced and Corrupt Organizations Act, as well as claims of common law fraud, unjust enrichment and negligent misrepresentation, and seeks damages in excess of $6 billion. Management of New ITT believes that the claims are without merit and intends to defend this case vigorously.


     While there can be no assurance as to the ultimate outcome of any litigation involving New ITT, management does not believe any pending legal proceeding will result in a judgment or settlement that will have, after taking into account New ITT's existing provisions for such liabilities, a material adverse effect on New ITT's financial position, results of operations or cash flows.

                BUSINESS OF ITT HARTFORD AFTER THE DISTRIBUTION

GENERAL


     After the Distribution, ITT Hartford will be a holding company which owns, directly or indirectly, a number of insurance companies including Hartford Fire Insurance Company ("The Hartford"), First State Insurance Company and its subsidiaries ("First State") and Fencourt Reinsurance Company Ltd. ("Fencourt"). The Hartford, organized in 1810, is one of the nation's oldest and largest international insurance organizations. ITT Hartford has stockholders' equity of $4.8 billion and assets of $86.8 billion as of June 30, 1995. The Hartford is engaged in the writing of commercial property and casualty insurance, personal automobile and homeowners coverages and a variety of life insurance plans. The business of ITT Hartford may be generally categorized as (i) property and casualty insurance operations ("Property & Casualty") and (ii) life insurance operations ("Life"), and, in both instances, related investment activities. Unless the context otherwise indicates, references herein to ITT Hartford include its subsidiaries after the Distribution. The corporate headquarters of ITT Hartford is located at Hartford Plaza, Hartford, Connecticut 06115.


     First State, formerly Cameron and Colby, is a group of three Boston-based excess and surplus lines and reinsurance subsidiaries of ITT prior to the Distribution. Effective at the end of 1992, First State ceased writing new and renewal business and is being managed as an operation in run-off until all claims have been resolved. During 1992, First State strengthened reserves related to future asbestos and pollution claims in the amount of $594 million after tax. This action was necessary due to adverse development on excess and surplus lines and reinsurance business written before 1986.


     Fencourt, a reinsurance company located in Bermuda, reinsures third-party risks as well as risks of ITT and related third-parties and engages in related investment activities.



     The table below shows in percentage terms ITT Hartford's consolidated revenues attributable to each of its lines of business for the six months ended June 30, 1995 and June 30, 1994 and for the last three years:



                                                             SIX MONTHS
                                                                ENDED            YEAR ENDED
                                                              JUNE 30,          DECEMBER 31,
                                                             -----------     -------------------
                                                             1995    1994    1994    1993    1992
                                                             ---     ---     ---     ---     ---
REVENUES
Property & Casualty:
  Domestic Commercial......................................   27%     30%     29%     31%     33%
  Domestic Personal........................................   15      16      15      16      15
  Reinsurance..............................................    6       6       6       4       4
  International............................................   10       9      10      10      10
  Net Investment Income....................................    8       7       7       8       9
  Net realized investment gains............................    1       1       1       1       4
Life:
  Individual Life and Annuity..............................    7       6       6       6       4
  Employee Benefits........................................   10      11      10      11      11
  Asset Management Services................................    6       7       7       8       8
  Specialty................................................    9       6       8       4       1
  International Operations.................................    1       1       1       1       1
                                                             ---     ---     ---     ---     ---
                                                             100%    100%    100%    100%    100%
                                                             ===     ===     ===     ===     ===


HOLDING COMPANY; LIMITATION ON DIVIDENDS

     As of the Distribution Date, ITT Hartford's investment in its insurance subsidiaries will represent all the assets of ITT Hartford. ITT Hartford does not intend to engage in any significant business activities unrelated to the funding of its insurance subsidiaries, the purchase from time to time from The Hartford of certain short-term assets and the performance by ITT Hartford of its obligations under certain agreements governing the arrangements among ITT Hartford, ITT Industries and New ITT after the Distribution.


     After the Distribution, ITT Hartford will continue to be an entity separate and distinct from its insurance subsidiaries. The principal source of funds for the payment of dividends by, as well as other obligations of, ITT Hartford is expected to be dividends paid on common stock of these subsidiaries. The rights of ITT Hartford to participate in any distribution of assets of any of its subsidiaries upon the liquidation or reorganization thereof or otherwise (and thus the ability of holders of ITT Hartford Common Stock to benefit indirectly from such distribution) will be subject to the prior claims of creditors of the applicable subsidiary, except to the extent that ITT Hartford may itself be a valid creditor of that subsidiary. Claims on these subsidiaries by persons other than ITT Hartford include claims by policyholders for benefits payable, claims of trade creditors, claims from guaranty funds and claims from holders of debt obligations and any preferred shareholders.



     Various legal limitations govern the extent to which ITT Hartford's insurance subsidiaries may extend credit, pay dividends or otherwise provide funds to ITT Hartford. A number of these subsidiaries are organized and regulated under the laws of the State of Connecticut, although insurance laws of other jurisdictions are also applicable to certain subsidiaries of ITT Hartford. Under Connecticut law, notice to and approval by the state insurance commissioner is required for the declaration or payment of any dividend from a property and casualty insurance company to its shareholders which, together with other dividends or distributions made within the preceding twelve months, exceeds the greater of (i) 10% of such insurance company's surplus with respect to policyholders as of the thirty-first day of December last preceding, or (ii) net income for the twelve-month period ending on the thirty-first day of December last preceding, in each case determined under statutory insurance accounting policies. The insurance laws of other jurisdictions in which ITT Hartford's subsidiaries are organized contain analogous restrictions. The total amount of statutory dividends which may be paid by The Hartford in 1995 without prior approval is estimated to be approximately $310 million. ITT Hartford does not expect to receive payment of dividends from First State for the foreseeable future.


PROPERTY AND CASUALTY INSURANCE OPERATIONS

     Property & Casualty writes most types of property and casualty insurance, including personal lines insurance, commercial lines insurance and specialty insurance. Property & Casualty engages in business throughout the United States, Canada and Western Europe and participates in the worldwide reinsurance market. The following table summarizes for the periods indicated the net written premiums of Property & Casualty:


                                          SIX MONTHS
                                        ENDED JUNE 30,                             YEAR ENDED DECEMBER 31,
                              -----------------------------------   ------------------------------------------------------
                                    1995               1994               1994               1993             1992(1)
                              ----------------   ----------------   ----------------   ----------------   ----------------
                              AMOUNT   PERCENT   AMOUNT   PERCENT   AMOUNT   PERCENT   AMOUNT   PERCENT   AMOUNT   PERCENT
                              ------   -------   ------   -------   ------   -------   ------   -------   ------   -------
                              ($ IN MILLIONS)
Personal Lines -- Excluding
  AARP......................  $ 341       10%    $ 348       11%    $ 708       11%    $ 741       11%    $ 670       11%
Personal Lines -- AARP......    550       16       504       15     1,032       15       944       15       859       15
Commercial Lines............  1,378       39     1,307       39     2,743       41     2,593       41     2,273       38
Specialty, Reinsurance &
  Surplus Lines.............    553       16       599       18     1,166       17     1,079       17       702       12
                              ------   -------   ------   -------   ------   -------   ------   -------   ------   -------
Domestic Companies --
  All Lines.................  2,822       81     2,758       83     5,649       84     5,357       84     4,504       76
                              ------   -------   ------   -------   ------   -------   ------   -------   ------   -------
International Companies --
  All Lines.................    652       19       551       17     1,085       16     1,059       16     1,160       19
                              ------   -------   ------   -------   ------   -------   ------   -------   ------   -------
First State.................     --       --         3       --         5       --        32       --       310        5
                              ------   -------   ------   -------   ------   -------   ------   -------   ------   -------
Total Property and
  Casualty..................  $3,474     100%    $3,312     100%    $6,739     100%    $6,448     100%    $5,974     100%
                              =======  =======   =======  =======   =======  =======   =======  =======   =======  =======


- ---------------
(1) In 1992, the domestic operations of Property & Casualty changed their method of recognizing written and unearned premiums on indeterminate premium products. The change involved recognizing written premiums billed rather than estimated and booked at policy inception. The effect of this change was a one-time reduction in written premiums and the unearned premium reserve of $254 million with no impact on revenues.

PRINCIPAL MARKETS AND METHODS OF DISTRIBUTION

     Property & Casualty is serviced in North America through its home office and 40 regional offices and is represented by approximately 6,000 independent agents in North America. Property & Casualty conducts business through approximately 8,800 brokers in Western Europe. Independent agents, who often represent other companies as well, and brokers are compensated on a commission basis and are not employees of ITT Hartford. ITT Hartford also assumes insurance from other insurers and cedes insurance to other insurers or reinsurers in the worldwide reinsurance market. In addition, Property & Casualty has been endorsed by the American Association of Retired Persons ("AARP") to provide automobile and homeowners insurance programs to A.A.R.P. members on a direct response basis.

     Approximately 80% of the net written premiums of Property & Casualty is written in the United States. In 1994, five percent or more of the net written premiums of ITT Hartford's domestic property and casualty insurance operations was written in each of New York (12%), California (10%), Connecticut (6%) and Florida (5%).

COMBINED RATIOS

     A common industry measurement of the results of property and casualty insurance underwriting is the "combined ratio". This ratio is the sum of the ratio of incurred losses and loss adjustment expenses to premiums earned (the "loss ratio"), the ratio of underwriting expenses incurred to premiums written (the "expense ratio") and the ratio of dividends to policyholders to premiums earned. A combined ratio under 100% generally indicates an underwriting profit; a combined ratio over 100% generally indicates an underwriting loss. Federal income taxes, investment income, deferred policy acquisition costs and other non-underwriting income or expenses are not reflected in the combined ratio. The profitability of property and casualty insurance companies depends on income from underwriting, investment and service operations.

     As shown in the following table, the combined ratios for several lines of insurance of Property & Casualty have improved significantly over the past three years, although 1992 results were adversely affected by actions taken to strengthen loss and loss adjustments.


                                                    SIX MONTHS ENDED
                                                        JUNE 30,          YEAR ENDED DECEMBER 31,
                                                    ----------------    ---------------------------
                                                     1995      1994      1994      1993     1992(1)
                                                    ------    ------    ------    ------    -------
Personal Lines -- Excluding A.A.R.P...............   104.7     110.0     103.0     104.4     109.1
Personal Lines -- A.A.R.P.........................   102.1     104.9     102.6     102.0     102.3
Commercial Lines..................................   103.6     101.2     101.7     105.3     113.9
Specialty, Reinsurance & Surplus Lines............   114.5     105.8     104.3     100.6     120.0
Domestic Companies -- All Lines...................   105.6     103.9     102.5     103.6     112.3
International Companies -- All Lines..............   107.1     104.7     104.6     118.0     127.5
Total Property and Casualty.......................   105.9     104.1     102.8     105.9     114.8


- ---------------
(1) For the periods after 1992, the combined ratios exclude the results of First State.
(2) The 1992 combined ratios exclude the impact of actions taken to strengthen loss and loss adjustment expense reserves costing $1.2 billion before-tax. See "ITT HARTFORD MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS" and the Notes to the ITT Hartford Consolidated Financial Statements. Including the impact of these actions, the 1992 combined ratios for Specialty, Reinsurance & Surplus Lines, Domestic Companies -- All Lines and Total Property and Casualty would have been 232.5, 135.4 and 133.7, respectively.

UNPAID CLAIMS AND CLAIM ADJUSTMENT EXPENSES

     Property & Casualty establishes reserves to provide for the estimated costs of paying claims made by or against policyholders. These reserves include estimates for both claims that have been reported and those that have been incurred but not yet reported to Property & Casualty and include estimates of all expenses associated with processing and settling these claims. Estimating the ultimate cost of future claims and claim adjustment expenses is an uncertain and complex process that is based on the assumption that past developments are an appropriate predictor of future events. The process involves a variety of actuarial and scientific techniques that analyze experience, trends and other relevant factors.

     ITT Hartford continually reviews its loss and loss adjustment expense reserves as additional experience and other relevant data become available and adjusts reserve levels accordingly. The uncertainties involved with the reserving process have become increasingly unpredictable due to a number of complex factors, including social and economic trends and changes in the concept of legal liability and damage awards. Accordingly, final claim settlements may vary from the present estimates, particularly when those payments may not occur until well into the future. Any adjustments to previously established reserves are reflected in net income of the period in which they are made. In the judgment of ITT Hartford management, all information currently available has been properly considered in establishing reserves for losses and loss adjustment expenses, and, except to the extent such reserves are related to asbestos and environmental claims (as discussed below), such reserves are adequate to cover their eventual costs.

     ITT Hartford continues to receive claims asserting injuries from asbestos and asbestos-related products and damages from environmental pollution and related cleanup costs. With regard to these claims, deviations from past experience adversely and significantly impact the ability of insurance companies to estimate the ultimate reserves for unpaid losses and related settlement expenses. ITT Hartford finds that conventional reserving techniques cannot be used to create reliable estimates of the ultimate cost of these claims because of inadequate development patterns and inconsistent emerging legal doctrine. For many types of asbestos claims and the majority of environmental claims, unlike any other type of contractual claim, there is almost no agreement or consistent precedent determining what, if any, coverage exists or which, if any, policy years and insurers may be liable. Additional uncertainty exists with respect to environmental claims, because such claims are often made under policies, the existence of which may be in dispute, the terms of which may have changed over many years, that may not provide for legal defense costs, and that may or may not include pollution exclusion clauses which, if included, may not be absolute or allow for fortuitous events. There is also substantial uncertainty concerning the ultimate costs of cleanup at the sites that are the subject of such claims. Because insurance coverage issues have been held to be governed by state contract law, courts in different jurisdictions have reached disparate conclusions on similar issues and in certain situations have broadened the interpretation of policy coverage and liability issues. If future legislative, social, economic or legal developments continue to expand the scope of policy coverage as they have in the past, the need for additional reserves may arise, adversely affecting future results. Due to the uncertainties described above, a range of such reserve increases, if any, cannot be meaningfully quantified. For a further discussion of these matters, see "ITT HARTFORD MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- ENVIRONMENTAL MATTERS".

     Certain liabilities for unpaid claims, principally for permanently disabled claimants, terminated reinsurance treaties and certain contracts that fund loss run-offs for unrelated parties have been discounted to present value. The amount of the discount was approximately $432 million and $362 million as of December 31, 1994 and 1993, and the amortization of the discount had no material effect on net income during 1994, 1993 and 1992, respectively.

     A reconciliation of liabilities for unpaid claims and claim adjustment expenses for the last three years follows:

                                                                    YEAR ENDED DECEMBER 31,
                                                                -------------------------------
                                                                 1994        1993        1992
                                                                -------     -------     -------
                                                                (IN MILLIONS)
BEGINNING LIABILITIES FOR UNPAID CLAIMS AND CLAIM ADJUSTMENT
  EXPENSES....................................................  $17,284     $17,418     $16,034
Less Reinsurance Recoverables.................................    5,339       5,633       5,476
                                                                -------     -------     -------
                                                                 11,945      11,785      10,558

ADD PROVISIONS FOR UNPAID CLAIMS AND CLAIM ADJUSTMENT
  EXPENSES:
  Current year................................................    4,841       4,611       4,822
  Prior years(1)..............................................       55         248       1,406
                                                                -------     -------     -------
          Total Provision for Unpaid Claims and Claim
            Adjustment Expenses...............................    4,896       4,859       6,228
                                                                -------     -------     -------

LESS PAYMENTS:
  Current year................................................    1,891       1,856       1,927
  Prior years.................................................    2,832       2,806       2,879
                                                                -------     -------     -------
          Total Payments......................................    4,723       4,662       4,806
                                                                -------     -------     -------
Foreign Currency Translation..................................       65         (37)       (195)
Cumulative Effect of Accounting Change(2).....................      (65)         --          --
                                                                -------     -------     -------

ENDING LIABILITIES FOR UNPAID CLAIMS AND CLAIM ADJUSTMENT
  EXPENSES EXCLUDING REINSURANCE RECOVERABLES.................   12,118      11,945      11,785
Add Reinsurance Recoverables..................................    5,317       5,339       5,633
                                                                -------     -------     -------
ENDING LIABILITIES FOR UNPAID CLAIMS AND CLAIM ADJUSTMENT
  EXPENSES....................................................  $17,435     $17,284     $17,418
                                                                =======     =======     =======

- ---------------
Note: The liabilities for unpaid claims and claim adjustment expenses shown above are greater than those reported in the domestic insurance subsidiaries statutory filings by $1.8 billion for both 1994 and 1993 and $1.7 billion for 1992. These amounts are related to non-U.S. subsidiaries.

(1) Does not include the effects of foreign exchange adjustments which are included in the table on the following page.

(2) Reflects a change in the method of discounting to present value certain workers' compensation reserves, principally for permanently disabled claimants. See Notes to ITT Hartford Consolidated Financial Statements for further discussion of this accounting change.

     The following table shows the historical development of the liabilities for unpaid claims and claim adjustment expenses follows.

PROPERTY AND CASUALTY CLAIMS AND CLAIM ADJUSTMENT EXPENSES LIABILITY DEVELOPMENT
                            (IN MILLIONS OF DOLLARS)

                                                                             FOR THE YEAR ENDED DECEMBER 31,
                                                        -------------------------------------------------------------------------
                                                         1984       1985       1986       1987       1988       1989       1990
                                                        -------    -------    -------    -------    -------    -------    -------
Liabilities for Unpaid Claims and Claim Adjustment
  Expenses(Note 1)....................................  $ 4,287    $ 4,868    $ 5,903    $ 7,262    $ 8,168    $ 8,666    $ 9,366
Cumulative Paid Claims and Claim Expenses(Note 1):
  One year later......................................    1,393      1,607      1,808      2,089      2,296      2,545      2,789
  Two years later.....................................    2,283      2,632      2,916      3,323      3,618      4,013      4,428
  Three years later...................................    2,953      3,356      3,683      4,187      4,577      5,132      5,511
  Four years later....................................    3,425      3,883      4,275      4,846      5,341      5,863      6,304
  Five years later....................................    3,808      4,308      4,743      5,392      5,872      6,435         --
  Six years later.....................................    4,136      4,633      5,168      5,787      6,320         --         --
  Seven years later...................................    4,346      4,980      5,481      6,155         --         --         --
  Eight years later...................................    4,628      5,248      5,803         --         --         --         --
  Nine years later....................................    4,784      5,534         --         --         --         --         --
  Ten years later.....................................    5,020         --         --         --         --         --         --

Liabilities Reestimated:
  One year later......................................    4,469      5,324      6,293      7,437      8,342      8,879      9,636
  Two years later.....................................    4,860      5,558      6,422      7,619      8,432      9,052     10,780
  Three years later...................................    5,002      5,656      6,718      7,719      8,482     10,200     10,905
  Four years later....................................    5,074      6,100      6,885      7,827      9,645     10,342     11,151
  Five years later....................................    5,484      6,291      7,021      9,117      9,829     10,578         --
  Six years later.....................................    5,653      6,456      8,504      9,287     10,068                    --
  Seven years later...................................    5,767      8,015      8,652      9,521         --         --         --
  Eight years later...................................    7,177      8,157      8,878         --         --         --         --
  Nine years later....................................    7,280      8,363         --         --         --         --         --
  Ten years later.....................................    7,500         --         --         --         --         --         --

Deficiency............................................    3,213      3,495      2,975      2,259      1,900      1,912      1,785


                                                         1991       1992         1993        1994
                                                        -------    -------     --------    --------
Liabilities for Unpaid Claims and Claim Adjustment
  Expenses(Note 1)....................................  $ 9,796    $11,103     $ 11,441    $ 11,623
Cumulative Paid Claims and Claim Expenses(Note 1):
  One year later......................................    2,879      2,806        2,832          --
  Two years later.....................................    4,465      4,415           --          --
  Three years later...................................    5,605         --           --          --
  Four years later....................................       --         --           --          --
  Five years later....................................       --         --           --          --
  Six years later.....................................       --         --           --          --
  Seven years later...................................       --         --           --          --
  Eight years later...................................       --         --           --          --
  Nine years later....................................       --         --           --          --
  Ten years later.....................................       --         --           --          --
Liabilities Reestimated:
  One year later......................................   11,053     11,311       11,484          --
  Two years later.....................................   11,202     11,354           --          --
  Three years later...................................   11,315         --           --          --
  Four years later....................................       --         --           --          --
  Five years later....................................       --         --           --          --
  Six years later.....................................       --         --           --          --
  Seven years later...................................       --         --           --          --
  Eight years later...................................       --         --           --          --
  Nine years later....................................       --         --           --          --
  Ten years later.....................................       --         --           --          --
Deficiency............................................    1,519        251           43          --

- ---------------

Note:

(1) The above table excludes the liabilities and claim developments for reinsurance coverage written for unrelated parties that fund ultimate net aggregate loss run-offs since changes to those reserves do not illustrate the manner in which those reserve estimates changed. Liabilities for unpaid claims and claim adjustment expenses excluded were $629 million, $762 million, $682 million, $504 million and $495 million as of December 31, 1990, 1991, 1992, 1993 and 1994.

The liability for unpaid claims and claim adjustment expenses is shown net of reinsurance recoverables on ceded reinsurance contracts. Presentation of the above table to reflect liabilities on ceded reinsurance contracts is not practicable.

Liabilities on all lines of insurance are monitored regularly and corrective action is taken as required.

PREMIUM RATES

     Subject to regulatory requirements, Property & Casualty management determines the premium rates charged for its policies. Methods for arriving at rates vary by line of business, exposure assumed and size of risk. For some lines of business, Property & Casualty uses the rates and rating plans that are filed in various states by certain fire, casualty and surety rating organizations of which Property & Casualty is a member, while for other lines of business it uses loss cost data published by such organizations. Property & Casualty also uses its own independent rates or otherwise departs from rating organization rates, where appropriate.

     Regulatory requirements applicable to premium rates vary from state to state, but generally provide that rates shall not be inadequate, excessive or unfairly discriminatory. In many states, rates for many lines of business, including automobile and homeowners insurance, are subject to prior regulatory approval.


     Proposition 103 is a voter initiative adopted in California in 1988 which, among other things, mandated a rollback of premium charges for the year commencing on November 8, 1988. The California Supreme Court subsequently ruled that the rollback need not be made if the insurer required higher rates in order to earn a fair rate of return. In November 1994, the California Insurance Commissioner issued an order to ITT Hartford pursuant to Proposition 103 to pay premium refunds under 1989 insurance policies with interest accruing from May 1989. The Commissioner alleged that the rates charged by ITT Hartford during 1989 in California were in excess of those allowed by Proposition 103 as modified by the California Supreme Court and that ITT Hartford's refund obligation was $95 million plus interest. In December 1994, ITT Hartford responded to the Commissioner, arguing that ITT Hartford did not have a rollback obligation. In May 1995, the newly-elected Commissioner announced that the Insurance Department had determined that ITT Hartford did not have a rollback obligation. A California consumer group exercised its statutory right on June 22, 1995 to request a hearing to examine the validity of the Insurance Department's most recent determination that ITT Hartford does not have a rollback obligation. The Commissioner granted this request and it appears that such a hearing will be held in September or October of 1995.


COMPETITION

     The property and casualty insurance industry is highly competitive. Property & Casualty competes with other stock companies, mutual companies and other underwriting organizations. Some competitors obtain their business at less cost through captive agents or salaried personnel rather than through independent agents and brokers. Intense competition among insurers combined with the continued effects of the recession has created difficult market conditions in the domestic property and casualty industry. This situation continues to be evidenced by a leveling or reduction in premium rates in certain lines of business. In order to compete effectively in this environment, Property & Casualty has implemented programs to control costs across all segments of its property and casualty business. In personal lines insurance, Property & Casualty has an exclusive marketing arrangement with A.A.R.P. through the year 2002, providing a competitive advantage in a growing segment of the population. Net written premiums resulting from this arrangement represented 15% of total net written premiums for the operations of Hartford Property and Casualty in each of 1994, 1993 and 1992.

REINSURANCE

     In accordance with normal industry practice, Property & Casualty is involved in both the ceding of property and casualty insurance to, and the assumption of property and casualty insurance of, other companies. These reinsurance arrangements provide greater diversification of business and limit Property & Casualty's maximum net loss arising from large risks or from catastrophes. A major portion of Property & Casualty's reinsurance is effected under general reinsurance contracts known as treaties, and in some instances is negotiated on individual risks, the latter type of reinsurance being known as facultative reinsurance. The Hartford also has in-force excess of loss contracts with other companies that protect it against a specified part or all of certain losses over stipulated amounts arising from any one occurrence.

     The ceding of insurance does not discharge the original insurer from its primary liability to the policyholder. The original insurer remains liable in situations in which the reinsurance provided is insufficient to meet the obligations assumed under the reinsurance agreements. Virtually all of Property & Casualty's reinsurance is placed among reinsurers that are required to meet strict financial criteria established by a credit committee of The Hartford, including the maintenance of ratings among the highest by major insurance rating agencies.

LIFE INSURANCE OPERATIONS

     The operations of Life in the United States are comprised of the sale of individual and group life and health insurance and the sale of individual and group annuity contracts, both fixed and variable. In conjunction with its life insurance operations, Life sponsors a number of mutual funds and separate accounts which serve primarily as underlying investments for variable life insurance and annuity products. Life's operations include its wholly owned subsidiaries, Hartford Life Insurance Company ("HLIC") and Life and Accident Insurance Company ("HLA"), both of which are based in Simsbury, Connecticut, ITT Hartford Life and Annuity Insurance Company, which is based in Minneapolis, Minnesota, ITT Hartford International Life Reassurance Corporation ("HLre"), which is based in Westport, Connecticut, ITT Hartford Life Insurance Company of Canada, which is based in Ontario, Canada, and Alpine Life Insurance Company, which is based in Princeton, New Jersey.


     In 1993, Life initiated a transfer of a majority of its group medical and dental benefits business to Massachusetts Mutual Life Insurance Company ("Mass Mutual"). The transfer to Mass Mutual, which was completed in 1994, reflects the strategy of ITT Hartford to move away from traditional medical health insurance. This strategy is further reflected by the decision of the management of Life to discontinue selling individual and group health insurance in September, 1993, other than stop loss and supplementary medical insurance sold with group life insurance plans. Life's current participation in the health insurance market consists solely of the administration of self-funded health benefit plans sold prior to that date. In June, 1994, Life made its first international investment outside North America by forming, through a wholly-owned subsidiary, a joint venture in Argentina. The joint venture, ITT Cenit Seguros S. A., which provides individual retirement accounts, became the sixth largest pension administrator in Argentina within the five-month period after its formation.


PRODUCT LINES

     Life sells a variety of individual and group insurance products and financial services through a combination of a direct sales force, licensed agents and third party administrators. These operations are managed in the following product lines:

     Employee Benefits

     The Employee Benefits division sells group life insurance, short-term and long-term managed disability insurance, and stop loss and supplementary medical insurance to employers and to employee-sponsored plans, and also provides underwriting, administrative and claim processing services. These and other products are sold through licensed agents and third party administrators. HLA is the eighth largest provider of group life insurance and the fourth largest provider of group disability insurance in the United States based on in-force levels as of March 31, 1995.

     Specialty

     ITT Hartford sells individual and group corporate owned life insurance ("COLI") products directly and through a marketing company in which ITT Hartford owns a 60% interest. ITT Hartford offers both leveraged and non-leveraged COLI products. ITT Hartford earns fees for management and cost of insurance. Policyholders may receive dividends based on experience. ITT Hartford began offering a new COLI product in 1994 for which the investments and liabilities are held in a separate account. No policy loans are permitted under this product, and the policy owner bears the investment risks.

     Asset Management Services

     Asset Management Services ("AMS") offers retirement products and services to employer groups through a direct sales force, assisted by home office personnel. As part of its services, AMS manages assets and acts as plan administrator for pension plans qualified under Sections 401, 403 and 457 of the Internal Revenue Code. The most significant product type offered by AMS is the guaranteed rate contract ("GRC"). GRCs offer fixed or indexed rates that are guaranteed for a specific period. The assets related to the remaining products are managed for various IRS qualified plans and other pension plan products. Credited rates for these products vary with interest rate conditions. The related policyholder liabilities are held at account value less amounts held for deferred expenses. AMS faces significant competition from a number of financial institutions, including other insurance companies, based on rates and credit quality.

     Individual Life and Annuity

     The Individual Life and Annuity Division ("ILAD") sells to individuals life insurance products that include universal life insurance, traditional and interest-sensitive whole life insurance, individual and group annuity contracts, term and modified guaranteed life insurance and variable life insurance. ILAD's products are primarily sold through brokers and licensed agents affiliated with Life, assisted by home office personnel and HLIC's own sales offices. ILAD's products face significant competition from most other insurers, based somewhat on price, name recognition and quality of distribution systems.

LIFE INSURANCE REVENUES

     The following table summarizes for the periods indicated total revenues of ITT Hartford's life insurance operations. Revenues regarding each type of insurance set forth in the table include not only revenues arising from the sale of insurance but also net investment income and net realized investment gains related to such sales of insurance.


                               SIX MONTHS ENDED JUNE 30,                          YEAR ENDED DECEMBER 31,
                          ------------------------------------    --------------------------------------------------------
                                1995                1994                1994              1993(1)             1992(1)
                          ----------------    ----------------    ----------------    ----------------    ----------------
                          AMOUNT   PERCENT    AMOUNT   PERCENT    AMOUNT   PERCENT    AMOUNT   PERCENT    AMOUNT   PERCENT
                          ------   -------    ------   -------    ------   -------    ------   -------    ------   -------
                                                                  ($ IN MILLIONS)
Employee Benefits --
  Domestic..............  $ 601       30%       572       34%     $1,130      31%     1,105       37%     1,080       45%
Specialty -- Domestic...    564       28        348       21        919       26        424       14         97        4
Asset Management
 Services -- Domestic...    389       19        395       24        789       22        794       26        770       32
Individual Life and
  Annuity -- Domestic...    407       20        306       18        682       19        599       20        374       15
International
  Operations............     58        3         43        3         89        2         88        3         95        4
                          ------   -------    ------   -------    ------   -------    ------   -------    ------   -------
        Total...........  $2,019     100%     $1,664     100%     $3,609     100%     $3,010     100%     $2,416     100%
                          =======  =======    =======  =======    =======  =======    =======  =======    =======  =======


- ---------------
(1) Prior year amounts have been restated to conform with current year presentation.

RESERVES

     In accordance with the insurance laws and regulations under which Life operates, life insurance subsidiaries of ITT Hartford are obligated to carry on their books, as liabilities, actuarially determined reserves to meet their obligations on their outstanding life insurance contracts, as well as reserves for their universal life and investment contracts. Reserves for life insurance contracts are based on mortality and morbidity tables in general use in the United States, modified to reflect ITT Hartford's experience. ITT Hartford management believes that these reserves, with additions from premiums to be received, and with interest on such reserves compounded annually at certain assumed rates, will be sufficient to meet ITT Hartford's policy obligations at their maturities or in the event of an insured's death. Reserves for universal life insurance and investment products represent policy account balances before applicable surrender charges. In the ITT Hartford Consolidated Financial Statements, life insurance reserves are determined in accordance with generally accepted accounting principles, which vary from statutory requirements.

COMPETITION


     The life insurance industry in the United States is highly competitive and includes approximately 2,000 insurers, primarily stock life and mutual life companies. Among the stock life companies, HLIC and HLA rank 12th and 115th, respectively, as of December 31, 1994 based on total assets, according to AM Best's Review, a trade publication.


     For the year ended December 31, 1994, total assets for ITT Hartford's domestic life operations grew 27%. HLIC and HLA have been assigned AM Best's highest rating, A++, as of December 31, 1994.

REINSURANCE

     Life, like many other companies engaged in writing life insurance, reinsures with other companies portions of the life insurance risks it underwrites. Currently, the maximum amount of life insurance retained on any one life by any of the life operations is approximately one million dollars, excluding accidental death benefits.

     In June 1993, ITT Hartford acquired, in an assumption reinsurance transaction, the annuity, life and accident and sickness insurance contracts and related liabilities of Fidelity Bankers Life Insurance Company in Receivership ("Fidelity Bankers"). ITT Hartford received approximately $3.2 billion of cash and investment grade assets to support the liabilities assumed.

     In November 1992, ITT Hartford acquired the individual COLI contracts of Mutual Benefit Life Insurance Company in Rehabilitation ("Mutual Benefit") pursuant to an assumption reinsurance agreement. In August 1993, ITT Hartford acquired the group COLI contracts of Mutual Benefit in an assumption reinsurance transaction. Assets assumed consisted primarily of policy loans and investment grade securities. All assets supporting Mutual Benefit's reinsurance liability are held in a security trust, with ITT Hartford as the sole beneficiary. In May 1994, ITT Hartford assumed and reinsured the life insurance policies and individual annuity contracts of Pacific Standard Life Insurance Company in Receivership.

INVESTMENT OPERATIONS

     An important element of the financial results of ITT Hartford is the return on invested assets. The following table summarizes ITT Hartford's investment results for the period indicated(1):


                                            SIX MONTHS ENDED
                                                JUNE 30,               YEAR ENDED DECEMBER 31,
                                           -------------------     -------------------------------
             ($ IN MILLIONS)                1995        1994        1994        1993        1992
                                           -------     -------     -------     -------     -------
Average Cash and Investments(1)..........  $35,432     $31,437     $32,477     $29,221     $26,144
Net Investment Income Excluding Realized
  Gains..................................    1,183       1,023       2,259       2,033       1,985
Net Realized Gains(2)....................       48          57          90         155         443
% Earned on Investments and Cash.........     6.68%       6.51%       6.96%       6.96%       7.59%


- ---------------
(1) The average amount for investments is the average of the cost at the beginning and end of the relevant period.

(2) Net realized gains includes net gains on sales of bonds, stock, real estate, other investments and policyholder gains before applicable income taxes.

     ITT Hartford's investment activities are divided between property and casualty insurance and life insurance. The investment portfolios of both the Property and Casualty and the Life operations are managed based on the underlying characteristics and nature of the respective policy liabilities. Investment management strategies differ significantly as do the nature of these two businesses.

     The investment objective of the Property and Casualty companies is the maximization of after-tax yields consistent with maintenance of appropriate liquidity and preservation of capital. Property and Casualty investment strategies are developed based on a variety of factors including business needs, duration, regulatory requirements and tax considerations. Investments are comprised primarily of taxable and non-taxable intermediate fixed maturity bonds and notes and corporate bonds. The characteristics of these investments have generally not been altered through the use of derivative financial instruments.

     The investment objective of Life operations is to maximize after-tax yields consistent with acceptable risk and appropriate liquidity. Matching of the duration of life investments with respective policyholder obligations is an explicit objective of the life management strategy.

     Derivatives utilization plays an important role in the management of interest rate risk, in creating opportunities to develop asset packages which efficiently fund product obligations, in hedging against indexation risks which affect the value of certain liabilities, and in adjusting broad investment risk characteristics when dictated by significant changes in market risks. Approved derivatives usage must support at least one of the following objectives: to manage the risk to the operation arising from price, interest rate and foreign current volatility, to manage liquidity, and/or control transaction costs. All investment activity is subject to regular review and approval by ITT Hartford's Finance Committee. Credit limits, diversification standards and review procedures for all credit risk, whether borrower, issuer, or counterparty, have been established. The Life operations analyze the aggregate interest rate risk through the use of a proprietary, multi-scenario cash flow projection model which encompasses all liabilities and their associated investments, including derivatives. See "ITT HARTFORD MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" for further discussion of these matters.

REGULATION


     ITT Hartford's insurance businesses are subject to comprehensive and detailed regulation and supervision throughout the United States and in the foreign jurisdictions in which they operate. While the insurance laws of the jurisdictions in which ITT Hartford and its subsidiaries operate vary, such laws generally establish supervisory agencies with broad administrative powers with respect to, among other things, licensing to transact business, overseeing trade practices, licensing agents, regulating premium rates, approving policy forms, underwriting and claims practices, establishing reserve requirements and solvency standards, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values and regulating the types, amounts and valuations of investments. See "-- PROPERTY AND CASUALTY INSURANCE OPERATIONS -- PREMIUM RATES". In addition, each insurance company is required to file detailed annual reports and statutory financial statements with supervisory agencies in each of the jurisdictions in which it does business, and its operations and accounts are subject to examination by such agencies at regular intervals.


     As a holding company with no significant business operations of its own, ITT Hartford will rely on dividends from its insurance company subsidiaries, particularly The Hartford, as the principal source of cash to meet its obligations and to pay dividends to its shareholders. The payment of dividends by The Hartford is limited under the insurance holding company laws of Connecticut which require notice to and approval by the state insurance commissioner for the declaration or payment of any dividend, which together with other dividends or distributions made within the preceding twelve months, exceeds the greater of (i) 10% of the insurer's policyholder surplus as of December 31 of the preceding year or (ii) net income for the twelve-month period ending on the thirty-first day of December last preceding, in each case determined under statutory insurance accounting policies. The insurance holding company laws of the other jurisdictions in which ITT Hartford's insurance subsidiaries are incorporated generally contain similar (although in certain instances somewhat more restrictive) limitations on the payment of dividends.

     ITT Hartford is also subject to laws governing insurance holding companies in the states in which its insurance subsidiaries are incorporated or deemed to be commercially domiciled, including Connecticut, Florida, Hawaii, Indiana, Illinois, New Jersey, Texas, Wisconsin and California. The insurance holding company statutes generally provide that each insurance company in the system is required to register with the insurance department of its state of incorporation (or commercial domicile) and furnish information concerning the operations of companies within the holding company system which may materially affect the operations, management or financial condition of the insurers within the system. All transactions within a holding company system affecting insurers must be fair and reasonable. Notice to the insurance departments is required prior to the consummation of transactions affecting the control of an insurer and of certain transactions between an insurer and any person in its holding company system, and certain of such transactions may not be consummated without the applicable department's prior approval. Many of the foreign jurisdictions in which various insurance subsidiaries are incorporated impose similar requirements.

     The insurance holding company laws of each of the jurisdictions in which ITT Hartford's insurance subsidiaries are incorporated or commercially domiciled (as well as state corporation laws) will also govern any acquisition of control of such insurance subsidiaries or of ITT Hartford. In general, such laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless such person or entity has received the prior approval of the insurance regulatory authorities. Such acquisition of control would be presumed in the case of any person or entity who purchase 10% or more of ITT Hartford's outstanding Common Stock (5% or more, in the case of the Florida insurance holding company laws) unless the applicable insurance regulatory authorities determine otherwise.

     Although the Federal government does not directly regulate the insurance business, Federal initiatives often have an impact on the insurance industry in a variety of ways. Legislation has been introduced in the Congress during the past several sessions which, if enacted, would result in substantially greater Federal regulation of the property and casualty and life insurance industries. Current and proposed Federal measures which may significantly affect the life insurance business include removal of barriers preventing banks from engaging in the insurance and annuity business, medical testing for insurability, tax law changes affecting the taxation of life insurance companies, the tax treatment of life insurance products and its impact on the relative desirability of various personal investment vehicles and proposed legislation to prohibit the use of gender in determining insurance and pension rates and benefits. Such measures which may significantly impact the property and casualty industry include possible modifications to the Superfund program and the tax laws governing property and casualty insurance companies, proposed limits to product liability lawsuits and other tort reform proposals.


     In all states, insurers licensed to transact certain classes of insurance are required to become members of an insolvency fund. In most states, in the event of the insolvency of an insurer writing any such class of insurance in the state, all members of the fund are assessed to pay certain claims of the insolvent insurer. A particular state's fund assesses its members based on their respective written premiums in the state for the classes of insurance in which the insolvent insurer engaged. Assessments are generally limited for any year to one or two percent of premiums written per year depending on the state. Such assessments on The Hartford approximated $23 million in 1994, $25 million in 1993 and $20 million in 1992.


     State insurance regulation also requires insurers to participate in assigned risk plans, reinsurance facilities and joint underwriting associations, which are mechanisms to provide various basic or minimum insurance coverage of certain risks for which insurance is not available in voluntary markets. Such mechanisms are most prevalent for automobile and workers' compensation insurance, but a majority of states also mandate participation in so-called FAIR Plans or Windstorm Plans providing basic property coverages, and some states also mandate such participation in facilities for providing medical malpractice insurance. Participation is based upon the amount of a company's written premiums in a particular state for the classes of insurance involved.

     In recent years the insurance industry has been subject to increasing scrutiny. The National Association of Insurance Commissioners (the "NAIC") and state insurance regulatory authorities have taken a number of initiatives to expand existing laws and regulations applicable to insurance companies for the protection of policyholders, particularly with respect to assessments of solvency and of investment and insurance risks. For example, the NAIC has approved and recommended for adoption by the states several initiatives designed to identify weakly capitalized insurance companies and to decrease the risk of insolvency. The rules, known as Risk Based Capital ("RBC"), apply to both property and casualty and life companies. For property and casualty companies, the RBC requirements are effective starting with 1994 statutory financial statements filed in 1995, and for life insurance companies RBC requirements are effective starting with 1993 statutory financial statements filed in 1994. ITT Hartford's property and casualty and life operations exceeded the applicable RBC requirements as of December 31, 1994.

     During the past several years, various regulatory and legislative bodies have adopted or proposed new laws or regulations to deal with the cyclical nature of the insurance industry, catastrophic events and insurance capacity and pricing. These regulations include (i) the creation of "market assistance plans" under which insurers are induced to provide certain coverages,
(ii) restrictions on the ability of insurers to cancel certain policies in mid-term, (iii) advance notice requirements or limitations imposed for certain policy non-renewals and (iv) limitations upon or decreases in rates permitted to be charged.

     It is not possible to predict the future impact of changing state and Federal regulation of ITT Hartford's operations, and there can be no assurance that existing insurance-related laws and regulations will not become more restrictive in the future or that laws and regulations enacted in the future will not be more restrictive than existing laws.

PROPERTIES

     The Hartford owns its home office complex, comprising several buildings in greater Hartford, Connecticut which total approximately 1.6 million square feet. The Hartford's international companies own approximately 185,000 square feet in the United Kingdom and 177,000 square feet in the Netherlands. In addition, The Hartford and its subsidiaries lease approximately 4.8 million square feet throughout the United States and 145,000 square feet in other countries.

EMPLOYEES


     The Hartford had approximately 20,000 employees as of June 30, 1995. Of this number, approximately 19,000 are employees in the United States, none of which are represented by labor unions.


LEGAL PROCEEDINGS

     The Hartford, together with other companies, associations and organizations involved in the business of property and casualty insurance and reinsurance, was named as a defendant in a group of lawsuits filed by Attorneys General of 20 states and by various private parties in the United States District Court for the Northern District of California. All of the suits, which were filed in 1988, 1990 and 1991, were based upon allegations that the defendants violated federal and/or state antitrust laws by reason of their activities in connection with the development of new standard commercial general liability policy forms by the Insurance Services Office, an industry organization. In June 1991, the Ninth Circuit U.S. Court of Appeals reversed the United States District Court for the Northern District of California, which had granted summary judgment in September 1989 in favor of the defendants. On June 28, 1993, the United States Supreme Court reversed the Ninth Circuit U.S. Court of Appeals, holding that the domestic insurers, including The Hartford, had not lost their McCarran-Ferguson Act exemption from the antitrust laws generally, as a result of activities alleged in the complaints, but remanded the case for further proceedings to determine if certain of those activities came within the "boycott" exception to the McCarran-Ferguson Act exemption. On October 3, 1994, The Hartford announced that it, along with the other 31 defendants, had settled this lawsuit. The settlement provides for a payment of $36 million, the majority of which funds will be used to create a public entity risk institute and national public risk database. It also calls for changes in control of Insurance Services, Inc., a nationwide organization which develops standardized policy language and compiles information insurers use to determine their own insurance rates. Following notice of the settlement to all class members in the private actions, the Court granted final approval of the settlement at a final fairness hearing on March 29, 1995. The time for appeal has now passed.

     ITT Hartford is involved in claim litigation arising in the ordinary course of business and accounts for such activity through the establishment of policy reserves. As discussed above and in the accompanying ITT Hartford Consolidated Financial Statements, ITT Hartford continues to receive claims related to environmental and asbestos disputes that involve significant uncertainty regarding policy coverage issues. See "-- PROPERTY AND CASUALTY INSURANCE OPERATIONS -- UNPAID CLAIMS AND CLAIM ADJUSTMENT EXPENSES".

              ITT INDUSTRIES MANAGEMENT AND EXECUTIVE COMPENSATION


     After the Distribution, it is intended that ITT Industries will operate the Automotive, Defense & Electronics and Fluid Technology businesses of ITT substantially in the manner in which they currently are operated. D. Travis Engen, who is currently Executive Vice President of ITT, will become Chairman, President and Chief Executive of ITT Industries, and certain persons who are currently directors of ITT will remain as directors of ITT Industries. See
"-- ITT INDUSTRIES BOARD OF DIRECTORS". In addition to Mr. Engen, most of the other executive officers of ITT Industries will be drawn from the current management of ITT or subsidiaries of ITT. See "-- ITT INDUSTRIES EXECUTIVE OFFICERS".


ITT INDUSTRIES BOARD OF DIRECTORS

     Immediately after the Distribution, ITT Industries expects to have a board of six directors.


     Effective as of the Distribution Date, following the resignations from the Board of Directors of ITT of Bette B. Anderson, who will serve on the Boards of Directors of New ITT and ITT Hartford, Nolan D. Archibald, who will serve on the Board of Directors of New ITT, Paul G. Kirk, Jr., who will serve on the Boards of Directors of New ITT and ITT Hartford, Benjamin F. Payton, who will serve on the Board of Directors of New ITT, and Margita E. White, who will serve on the Board of Directors of New ITT, and the election by the remaining directors of D. Travis Engen, the Board of Directors of ITT Industries is expected to consist of the persons listed below. Mr. Araskog, who will become Chairman and Chief Executive of New ITT, will resign as Chairman, President and Chief Executive of ITT effective as of the Distribution Date, although he will continue as a director of ITT Industries. As noted above, Mr. Engen will become Chairman, President and Chief Executive of ITT Industries effective as of the Distribution Date. It is thus the intent of ITT Industries that a majority of the directors comprising ITT Industries' Board of Directors will not be employees of ITT Industries.


     The following table sets forth the names, in alphabetical order, and information as to the persons who are expected to serve as directors of ITT Industries following the Distribution.


    NAME, AGE AND CURRENT PRINCIPAL
               OCCUPATION                                      INFORMATION
- ----------------------------------------   ---------------------------------------------------
Rand V. Araskog, 63.....................   Mr. Araskog joined ITT in 1966 and has been chief
Chairman, President and                    executive of ITT since 1979 and chairman since
Chief Executive of ITT                     1980. In March 1991, he assumed the title of
                                           president. Mr. Araskog is currently a director of
                                           ITT and has been a director of ITT since 1977. He
                                           will be a director of New ITT and of ITT Hartford
                                           and will continue as well as a director of Alcatel
                                           Alsthom of France. He is also a director of Dow
                                           Jones & Company, Inc., Dayton-Hudson Corporation,
                                           Rayonier Inc., ITT Educational Services, Inc. and
                                           Shell Oil Company. He is a member of The Business
                                           Council, the Council on Foreign Relations and the
                                           Trilateral Commission. He is a trustee of the New
                                           York Zoological Society and Salk Institute. Mr.
                                           Araskog is a graduate of the U.S. Military Academy
                                           at West Point and attended Harvard Graduate School
                                           of Arts and Sciences.

    NAME, AGE AND CURRENT PRINCIPAL
               OCCUPATION                                      INFORMATION
- ----------------------------------------   ---------------------------------------------------
Robert A. Burnett, 68...................   Mr. Burnett served as chairman of Meredith
Chairman and Chief Executive               Corporation from 1988 until his retirement in 1992.
Officer (Retired) of                       He served as president and chief executive officer
Meredith Corporation                       from 1977 and relinquished the latter office in
(diversified media company)                1989. Mr. Burnett is currently a director of ITT
                                           and has been a director of ITT since 1985, and he
                                           will be a director of New ITT and of ITT Hartford.
                                           Mr. Burnett is a director of Meredith Corporation,
                                           Whirlpool Corporation, and Midwest Resources Inc.
                                           Mr. Burnett is a member of the Board of Trustees of
                                           Grinnell College, Grinnell, Iowa. He also is a
                                           director of the Greater Des Moines Committee and
                                           the Des Moines Art Center. Mr. Burnett has a BA
                                           degree in economics from the University of
                                           Missouri.
Michel David-Weill, 62..................   Mr. David-Weill has been Chairman of Lazard Freres
Chairman of Lazard Freres & Co. LLC        & Co. LLC since May 1995, when Lazard Freres & Co.,
(investment bankers)                       of which he had been Senior Partner since 1977, was
                                           restructured and its name was changed. He became a
                                           partner in Lazard Freres & Co., New York, in 1961,
                                           where he served until 1965. In 1965 he became a
                                           partner of Lazard Freres & Cie., Paris, and a
                                           director of Lazard Brothers & Co. Limited, London.
                                           He is currently a director of ITT and has been a
                                           director of ITT since 1981. He will also be a
                                           director of New ITT. Mr. David-Weill is a director
                                           of a number of corporations, including Groupe
                                           Danone ad Publicis S.A. in France, Fiat S.p.A. in
                                           Italy, Pearson plc in England and The Dannon
                                           Company, Inc. and New York Stock Exchange, Inc. in
                                           the United States, as well as other companies of
                                           which Lazard Freres & Cie., Paris, or one of its
                                           affiliates, is the principal shareholder. He
                                           graduated from the Institut des Sciences
                                           Politiques, Paris, France.
D. Travis Engen, 51.....................   Mr. Engen has been Executive Vice President of ITT
Executive Vice President of ITT            since January 1991, and he served as Senior Vice
                                           President of ITT and Chief Executive Officer of ITT
                                           Defense, Inc. from 1987 until January 1991. Mr.
                                           Engen joined ITT in April 1985. He is a director of
                                           Lyondell Petrochemical Company and a member of the
                                           Manufacturers Alliance Board of Trustees. Mr. Engen
                                           has a B.S. degree in Aeronautics and Astronautics
                                           from the Massachusetts Institute of Technology.
S. Parker Gilbert, 61...................   Mr. Gilbert retired in 1990 from Morgan Stanley
Chairman, Morgan Stanley Advisory Board    Group Inc., where he served as chairman from 1984
(international consultants)                until he retired. He joined Morgan Stanley in 1960,
                                           was elected a partner in 1969, a managing director
                                           in 1970, and president in 1983. He is currently a
                                           director of ITT and has been a director of ITT
                                           since 1991. Mr. Gilbert is a director of Morgan
                                           Stanley Group Inc., Burlington Resources Inc. and
                                           Taubman Centers, Inc. He is president, Board of
                                           Trustees, the Pierpont Morgan Library; member,
                                           Board of Trustees, the Metropolitan Museum of Art,
                                           the Alfred P. Sloan Foundation and the John Simon
                                           Guggenheim Memorial Foundation; and director,
                                           Josiah H. Macy Foundation. Mr. Gilbert is a
                                           graduate of Yale University.

    NAME, AGE AND CURRENT PRINCIPAL
               OCCUPATION                                      INFORMATION
- ----------------------------------------   ---------------------------------------------------
Edward C. Meyer, 66.....................   General Meyer retired in 1983 as chief of staff of
Chairman of GRC International              the United States Army. He is currently a director
(professional and technical                of ITT and has been a director of ITT since 1989.
services provider)                         He will also be a director of New ITT. General
                                           Meyer is a member of the supervisory board of
                                           Compagnie Financiere Alcatel. He is a director of
                                           FMC Corporation and its joint venture company in
                                           Turkey, Savunma Sanayii A.S., the United Defense
                                           Group, the Brown Group, and GRC International. He
                                           is a managing partner of Cilluffo Associates
                                           Limited Partnership, which owns approximately 20%
                                           of GRC International. General Meyer is a trustee of
                                           The Mitre Corporation and the George C. Marshall
                                           Foundation. He is president of the Army Emergency
                                           Relief Association, the Board of Overseers of the
                                           Hoover Institution and the Board of Advisors of the
                                           Center for Strategic and International Studies, and
                                           he is a board member of the Smith Richardson
                                           Foundation. General Meyer received a BS degree in
                                           engineering from the U.S. Military Academy at West
                                           Point and an MS degree in international affairs
                                           from George Washington University.

     Mr. Harold S. Geneen will be designated Chairman Emeritus of ITT Industries as well as New ITT and ITT Hartford. Mr. Geneen was named President and Chief Executive of ITT in 1959 and Chairman in 1964. He relinquished the post of President in 1973, the post of Chief Executive in 1978 and the chairmanship on January 1, 1980, when he became Chairman Emeritus of ITT. Mr. Geneen continued to serve on the Board of Directors of ITT until 1983.


DIRECTORS' COMPENSATION; CERTAIN RELATIONSHIPS



     ITT Industries will continue the policy of ITT that members of the ITT Industries Board of Directors who are employees of ITT Industries or its subsidiaries will not be compensated for service on the ITT Industries Board or any Committee of the ITT Industries Board. Compensation for non-employee directors will consist of an annual retainer fee of $30,000 payable solely in restricted shares of ITT Industries Common Stock, a $1,000 fee for each meeting of the ITT Industries Board attended and a $750 fee for each Committee meeting attended. Directors will continue to be reimbursed for travel expenses incurred on behalf of ITT Industries.



     Lazard Freres & Co. LLC, of which Mr. David-Weill is Chairman, performed various investment banking services for ITT and its subsidiaries in 1994. It is anticipated that such firm will perform similar services for ITT and its subsidiaries during 1995 and ITT Industries and its subsidiaries thereafter. In 1988, the ITT Master Retirement Trust, Hartford Accident and Indemnity Company and Hartford Life Insurance Company (the "ITT Investment Vehicles") committed to invest an aggregate of $35 million in, and became limited partners of, Corporate Partners, L.P., a fund organized by Lazard Freres & Co. With certain exceptions, such commitment expired in 1994. Under the terms of the limited partnership agreement, the ITT Investment Vehicles have agreed to pay Corporate Advisors, L.P., the general partner of Corporate Partners, L.P., certain amounts in connection with their investment. During 1994, the ITT Investment Vehicles paid Corporate Advisors, L.P. fees aggregating $204,377. Lazard is advising the Board of Directors of ITT in connection with the Distribution and will receive compensation for its services.


DIRECTORS' RETIREMENT POLICY

     The ITT Industries Board of Directors will continue the retirement policy adopted by the ITT Board of Directors which provides that (i) no person may be nominated for election or reelection as a non-employee director after reaching age 72 and (ii) no employee of ITT Industries or of any of its subsidiaries (other than an employee who has served as chief executive of ITT Industries) may be nominated for election or reelection as a director after reaching age 65, unless there has been a specific waiver by the ITT Industries Board of Directors of these age requirements.

DIRECTORS' BENEFITS

     The directors of ITT Industries who are currently non-employee directors of ITT have been participants in the 1995 ITT Deferred Compensation Plan, the Retirement Benefit Plan for Non-Management Directors of ITT Corporation (the "ITT Directors Retirement Plan"), a group life insurance program and the ITT Group Accident Program for Officers and Directors. At or prior to the Distribution Date, the ITT Industries Board of Directors will continue such plans and programs as the "1995 ITT Industries Deferred Compensation Plan", the "ITT Industries Directors Retirement Plan", the "ITT Industries Directors Group Life Plan" and the "ITT Industries Group Accident Program for Officers and Directors". Under the 1995 ITT Industries Deferred Compensation Plan, non-employee directors will be permitted to elect to defer receipt of all or a portion of their 1995 ITT Industries and ITT Industries' subsidiaries fees. ITT Industries will credit interest on the deferred compensation based upon the performance of benchmark investment funds made available under the 1995 ITT Industries Deferred Compensation Plan and selected by the director.


     Under the ITT Industries Directors Retirement Plan, non-employee directors who retire from the Board of Directors at or after age 65 after completing five years of service on the ITT Industries Board of Directors will be entitled to an annual pension based on the ITT Industries Board of Directors annual retainer fee payable at retirement. Pensions will range from 50% of such fee after five years of service to 100% after 10 years, with an additional 5% for each year of service in excess of 10, to a maximum of 200% of the annual retainer fee after 30 or more years of service. With respect to any non-management director of ITT Industries who, immediately following the Distribution, is not also a director of New ITT, the ITT Industries Directors Retirement Plan will provide credit for any accrued benefit with respect to ITT board service prior to the Distribution Date, but only to the extent such prior service benefit accrual is not duplicated under a plan maintained by New ITT or ITT Hartford. A director will be permitted to indicate a preference, subject to certain conditions, to receive any accrued benefit under the ITT Industries Directors Retirement Plan in the form of a single (discounted) lump sum payment immediately payable upon such director's retirement. The ITT Industries Directors Group Life Plan will provide $100,000 of non-contributory group life insurance to participating non-employee directors during their service on the ITT Industries Board of Directors.


     The non-employee directors of ITT Industries will be covered under the ITT Industries Group Accident Program for Officers and Directors, which is a non-contributory group accidental death and dismemberment program that provides each director $750,000 of coverage during his or her service on the ITT Industries Board. Additional benefits are permitted to be purchased.


RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS



     Prior to the Distribution, ITT is expected to adopt the 1996 ITT Restricted Stock Plan for Non-Employee Directors (the "1996 ITT Non-Employee Directors Plan"). The 1996 Non-Employee Directors Plan is designed to further ITT's objectives of attracting and retaining individuals of ability as directors and providing the directors with a closer identity with the interests of the ITT Industries shareholders. Such Plan will be renamed the "1996 ITT Industries Restricted Stock Plan for Non-Employee Directors" in connection with the Distribution. The 1996 ITT Non-Employee Directors Plan is also set forth in full as Annex G hereto.



     Approval of Proposal Six set forth under the heading
"INTRODUCTION -- PURPOSE OF THE SPECIAL MEETING" will constitute approval of the 1996 ITT Non-Employee Directors Plan.



  Overview



     Under the proposed 1996 ITT Non-Employee Directors Plan, directors of ITT Industries who are not employees of ITT Industries or any of its subsidiaries will automatically participate in the 1996 ITT Non-Employee Directors Plan. There are presently five designated directors of ITT Industries who will be eligible to participate in the 1996 ITT Non-Employee Directors Plan.

     The 1996 ITT Non-Employee Directors Plan will be administered by the Compensation and Personnel Committee of the Board of Directors of ITT Industries. The Committee will have the responsibility of interpreting the 1996 ITT Non-Employee Directors Plan and establishing the rules appropriate for the administration of the 1996 ITT Non-Employee Directors Plan.



     Grants of restricted stock will be made automatically on the date of each Annual Meeting of Shareholders to each non-employee director elected at the meeting or continuing in office following the meeting. The amount of the award shall equal (and be in lieu of) the annual retainer in effect for the calendar year within which the award date falls, divided by the fair market value of ITT Industries Common Stock. "Annual retainer" is defined as the amount payable to a director for service on the Board during the calendar year and does not include meeting attendance fees. The annual retainer is presently set at $30,000. "Fair market value" is defined as the average of the high and low sales price per share of ITT Industries Common Stock on the date of the Annual Meeting, as reported on the NYSE Composite Tape. A total of 100,000 shares would be reserved for issuance under the 1996 ITT Non-Employee Directors Plan. The shares to be issued may be treasury shares or newly issued shares of ITT Industries Common Stock. The shares of ITT Industries Common Stock that are granted under the 1996 ITT Non-Employee Directors Plan will be held in escrow by ITT Industries and will be subject to a restriction period (after which restrictions will lapse) which shall mean a period commencing on the grant date and ending on the earliest of (i) the fifth anniversary of the grant date, (ii) upon retirement at age 72, (iii) upon a "change of control" (as defined) of ITT Industries, (iv) death, (v) the onset of disability or (vi) resignation under cases of special circumstances with the consent of the Committee. Except as provided above, any resignation from board service within the restriction period will result in forfeiture of the shares. Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the restriction period. Until such risk of forfeiture lapses or the shares are forfeited, a director will have the right to vote and to receive dividends on the shares granted under the 1996 ITT Non-Employee Directors Plan.



     The Board of Directors may amend, suspend or discontinue the 1996 ITT Non-Employee Directors Plan at any time except that the Board may not, without stockholder approval, take any action which would cause the 1996 ITT Non-Employee Directors Plan to no longer comply with Rule 16b-3 under the Exchange Act. No amendment, suspension or discontinuance of the 1996 ITT Non-Employee Directors 1996 Plan may impair a director's right under a restricted stock award previously granted without his consent.



     The 1996 ITT Non-Employee Directors Plan would become effective as of the Distribution Date and terminate on December 31, 2005, provided that grants of Restricted Stock made prior to the termination of the Plan may vest following such termination in accordance with their terms.



  Federal Income Tax Consequences



     A director will not be taxed upon grant of a restricted stock award, but will realize ordinary income in an amount equal to the fair market value of ITT Industries Common Stock at the time the shares are no longer subject to a substantial risk of forfeiture (as defined in the Internal Revenue Code). ITT Industries will be entitled to a deduction at the time and to the extent that the director realizes ordinary income. However, a director may elect (not later than 30 days after acquiring such shares) to realize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such director at the time the restrictions lapse. ITT Industries will be entitled to a tax deduction at the time and to the extent income is realized by such director. However, if shares with respect to which such election was made are later forfeited, no tax deduction is allowable to the officer for the forfeited shares, and ITT Industries will be deemed to realize ordinary income equal to the amount of the deduction allowed to ITT Industries at the time of the election with respect to such forfeited shares. THE FOREGOING SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES IN RESPECT OF THE 1996 ITT NON-EMPLOYEE DIRECTORS PLAN IS FOR GENERAL INFORMATION ONLY. INTERESTED PARTIES SHOULD CONSULT THEIR OWN ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF SUCH PLAN, INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, STATE AND LOCAL TAX LAWS.



     The above summary of the 1996 ITT Non-Employee Directors Plan is qualified in its entirety by reference to the full plan text which is set forth as Annex G hereto.

LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Articles of Incorporation of ITT Industries waive the personal liability of a director for damages for breach of fiduciary duty except for (i) a breach of duty if such breach constitutes wilful misconduct or recklessness or
(ii) the payment of distributions in violation of Section 23-1-28-3 of the Indiana Business Corporation Law, which concerns the unlawful payment of distributions to shareholders.


     While the Articles of Incorporation of ITT Industries provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, the Articles of Incorporation of ITT Industries will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.



     The By-laws of ITT Industries provide for indemnification of the directors and officers of ITT Industries to the fullest extent permitted by applicable state law, as then in effect. The indemnification rights conferred by the By-laws of ITT Industries are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. ITT Industries also has provided liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers and has entered into, or expects to enter into, an indemnification agreement with each of its directors. Under its form of indemnification agreement, ITT Industries agrees to indemnify its directors against all expenses, liabilities or losses incurred by the directors in their capacity as such: (i) to the fullest extent permitted by applicable law; (ii) as provided in the By-laws of ITT Industries as in effect on the date of such agreement; and (iii) in the event ITT Industries does not maintain the aforementioned insurance or comparable coverage, to the full extent provided in the applicable policies as in effect on the date of such agreement (ITT Industries obligations described in (ii) and (iii) being subject to certain exceptions). Contractual rights under such indemnification agreements are believed to provide the directors more protection than the By-laws which are subject to change.


COMMITTEES OF THE ITT INDUSTRIES BOARD OF DIRECTORS


     ITT currently has seven standing committees: Audit, Capital, Compensation and Personnel, Executive and Policy, Legal Affairs, Nominating and Public Affairs. It is expected that ITT Industries will combine the Legal Affairs and Public Affairs Committees into the Corporate Responsibility Committee and eliminate the Executive and Policy Committee after the Distribution. No final determination has yet been made as to the memberships of such standing committees.


AUDIT COMMITTEE

     The Audit Committee recommends the selection of independent auditors for ITT (and after the Distribution, ITT Industries), confirms the scope of audits to be performed by such auditors, reviews audit results and internal accounting and control procedures and policies and reviews the fees paid to the independent auditors. The Audit Committee also reviews and recommends approval of the audited financial statements of ITT (and after the Distribution, ITT Industries) and the annual reports to shareholders. It also reviews the expense accounts of senior executives.

CAPITAL COMMITTEE


     The Capital Committee is responsible for maximizing the effective use of the assets of ITT (and after the Distribution, ITT Industries) and its subsidiaries and reviewing capital expenditures and appropriations.


COMPENSATION AND PERSONNEL COMMITTEE

     The Compensation and Personnel Committee oversees the compensation and benefits of employees, evaluates management performance and establishes executive compensation. In the performance of its functions, the Compensation and Personnel Committee has access to independent compensation counsel. ITT Industries will maintain the current ITT policy as of the Distribution Date of comprising the Compensation and Personnel Committee entirely of non-employee directors.

CORPORATE RESPONSIBILITY COMMITTEE


     The Corporate Responsibility Committee will review and define social responsibilities and will review and consider major claims and litigation and legal, regulatory, intellectual property and related governmental policy matters affecting ITT Industries and its subsidiaries. The Corporate Responsibility Committee will review and approve management policies and programs relating to compliance with legal and regulatory requirements and business ethics.


NOMINATING COMMITTEE

     The Nominating Committee makes recommendations concerning the organization, size and composition of the Board of Directors and its Committees, proposes nominees for election to the Board of Directors and its Committees and considers the qualifications, compensation, and retirement of directors.


ITT INDUSTRIES EXECUTIVE OFFICERS


     Listed below is certain information as to the executive officers who have been selected to serve after the Distribution.


 NAME, POSITION WITH ITT INDUSTRIES AND
                  AGE                                       BIOGRAPHICAL DATA
- ----------------------------------------   ---------------------------------------------------
D. Travis Engen, 51.....................   See information under "ITT INDUSTRIES MANAGEMENT
Chairman, President and Chief Executive    AND EXECUTIVE COMPENSATION -- ITT INDUSTRIES BOARD
                                           OF DIRECTORS".

Louis J. Giuliano, 48...................   Mr. Giuliano has been Senior Vice President of ITT
Senior Vice President and President of     since 1991 and Chief Executive Officer of ITT
ITT Defense & Electronics, Inc.            Defense & Electronics, Inc. from September 1992 to
                                           the present. Prior to that time, Mr. Giuliano
                                           served as Vice President of ITT and Vice
                                           President/Director -- Defense Operations of ITT
                                           Defense, Inc. from 1988 until June 1991.
Richard J.M. Hamilton, 45...............   Mr. Hamilton has been Director of Corporate
Senior Vice President and Controller       Analysis from October 1993 to the present and also
                                           Vice President of ITT from February 1992 to the
                                           present. He served as Assistant Controller and
                                           General Auditor of ITT between 1991 and October
                                           1993. After joining ITT in September 1971, Mr.
                                           Hamilton held various financial positions in ITT
                                           companies located in Europe and the United States.

Martin Kamber, 47.......................   Mr. Kamber has been Vice President, Corporate
Senior Vice President,                     Development of ITT Automotive from 1993 to the
Corporate Development                      present. He served as Executive Assistant to the
                                           President, Chief Operating Officer and Executive
                                           Vice President at ITT Headquarters from 1984 to
                                           January 1993. Prior to joining ITT in July 1977,
                                           Mr. Kamber held various positions in companies
                                           located in Europe and the United States.

Timothy D. Leuliette, 45................   Mr. Leuliette has been Senior Vice President of ITT
Senior Vice President and President of     and President and Chief Executive Officer of ITT
ITT Automotive, Inc.                       Automotive, Inc. since September 1991. Prior to
                                           that time, Mr. Leuliette served as President and
                                           Chief Executive of Siemens Automotive and Vice
                                           President of Siemens A.G. from 1988 to September
                                           1991.

 NAME, POSITION WITH ITT INDUSTRIES AND
                  AGE                                       BIOGRAPHICAL DATA
- ----------------------------------------   ---------------------------------------------------
Vincent A. Maffeo, 44...................   Mr. Maffeo joined ITT in July 1977. He has been
Senior Vice President and                  Vice President and General Counsel of ITT
General Counsel                            Automotive, Inc. since January 1992. Prior to that
                                           time, Mr. Maffeo served as Vice President and
                                           General Counsel of ITT Defense, Inc. from January
                                           1987 to December 1991.

Bertil T. Nilsson, 63...................   Mr. Nilsson has been Senior Vice President of ITT
Senior Vice President and President,       and President and Chief Executive Officer of ITT
ITT Fluid Technology Corporation           Fluid Technology Corporation from September 1992 to
                                           the present. He served as Vice President of ITT
                                           between 1987 and September 1992, and as President
                                           and Chief Operating Officer of ITT Fluid Technology
                                           Corporation from October 1991 to August 1992.

James P. Smith, Jr., 52.................   Mr. Smith has been Executive Vice President and
Senior Vice President, Human Resources     Director of Administration of ITT Sheraton from
                                           1993 to the present. From 1990 to 1993 he was
                                           Senior Vice President and Director of
                                           Administration of ITT Sheraton. Mr. Smith served as
                                           Director of Executive Continuity and Headquarters
                                           Personnel of ITT from 1987 to 1990. Prior to
                                           joining ITT in June 1973, Mr. Smith held various
                                           positions in companies located in the United
                                           States.

EMPLOYMENT AGREEMENT



     Prior to the Distribution, ITT Industries is expected to enter into an employment agreement with Mr. Engen (the "Engen Employment Agreement") which will provide for, among other things: (i) a base salary in an amount not less than $700,000 per annum, participation in ITT Industries' benefits plans and possible awards under ITT Industries' executive incentive bonus program; (ii) Mr. Engen's employment as chairman and chief executive of ITT Industries from the Distribution Date through December 31, 1999; and (iii) certain payments and benefits in the event of termination, without cause, by ITT Industries such that Mr. Engen will (A)(I) receive (x) salary, on a monthly basis, equivalent in the aggregate to the amounts of salary remaining unpaid until the expiration of the Engen Employment Agreement or (y) at ITT Industries discretion, the balance remaining of such aggregate amount in a lump sum payment if Mr. Engen accepts other full-time employment and (II) as long as salary under clause (A) above continues to be paid, be eligible (x) for participation in certain ITT Industries benefit plans and (y) to exercise outstanding stock options or (B) receive in lieu of such payments and benefits described in clause (A) above, if Mr. Engen is entitled to receive a termination allowance under any ITT Industries severance plan or termination allowance plan which exceeds the salary described in clause (A)(I) above, such termination allowance amount.


COMPENSATION OF ITT INDUSTRIES EXECUTIVE OFFICERS


     The following table discloses the compensation received by ITT Industries' Chief Executive Officer and the four other most highly paid executive officers for services rendered to ITT for the three fiscal years ended December 31.


                           SUMMARY COMPENSATION TABLE


                                                                                               LONG-TERM
                                                                                              COMPENSATION
                                                           ANNUAL COMPENSATION              ----------------
                                                -----------------------------------------      SECURITIES
                                                                          OTHER ANNUAL         UNDERLYING          ALL OTHER
      NAME AND PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)   COMPENSATION(1)($)   OPTIONS(2)(3)(#)   COMPENSATION(4)($)
- ---------------------------------------  ----   ---------   --------   ------------------   ----------------   ------------------
D. Travis Engen........................  1994    608,333    638,250           15,991             60,000              23,073
 Executive Vice                          1993    541,667    731,000           13,043             54,656              19,930
 President -- ITT Corporation            1992    504,167         --            9,645                 --              17,646
Louis J. Giuliano......................  1994    333,814    280,000           27,577             37,000              13,465
 Sr. Vice President -- ITT &             1993    315,000    205,000           13,201             40,445              11,996
 President and Chief                     1992    289,667    149,700           11,463                 --              10,172
 Executive -- ITT Defense & Electronics
Timothy D. Leuliette...................  1994    425,417    360,000           10,230             37,000              16,668
 Sr. Vice President -- ITT &             1993    405,000    197,200          114,912             40,445              15,146
 President and Chief                     1992    377,500    248,600          109,198                 --               6,694
 Executive -- ITT Automotive, Inc.
Bertil T. Nilsson......................  1994    327,100    190,000            9,331             33,000              12,806
 Sr. Vice President -- ITT &             1993    315,000    152,000           16,738             36,073              11,996
 President and Chief                     1992    305,000     69,300           51,750                 --              10,709
 Executive -- ITT Fluid Technology
 Corp.
James P. Smith, Jr. ...................  1994    220,000    105,000            4,464              6,000               9,481
 Executive Vice President and            1993    201,000     43,000               --              6,559               8,338
 Director of Administration --           1992    192,000         --               --                 --               6,765
 ITT Sheraton Corporation


- ---------------
(1) Amounts shown in this column include the value of certain benefits, except that (a) the amounts shown for Mr. Leuliette for 1992 and 1993 include payments of $100,000 each year pursuant to his offer of employment with ITT and (b) the amount shown for Mr. Nilsson includes $39,773 in relocation allowance for 1992.


(2) The column for Long-Term Incentive Plan Payouts was eliminated because there were no such items during the three-year period ending in 1994. The column for Restricted Stock Awards was eliminated because there were no such awards during the three-year period ending in 1994.



(3) The named executives do not hold any stock appreciation rights in connection with the options shown.



    The number and exercise prices of all ITT stock options outstanding at the time of the spin-off to shareholders of ITT of Rayonier Inc., a former subsidiary of ITT, were adjusted for decreases in the economic value of the options as a result of the distribution to shareholders. This adjustment increased the number of options by 9.3% and decreased the exercise prices of the options then outstanding by approximately 8.5%.



(4) All amounts shown in this column are company contributions under the ITT Investment and Savings Plan and the ITT Excess Savings Plan, which are defined contribution plans. ITT makes a matching contribution in an amount equal to 50% of an employee's contribution, such matching contribution not to exceed three percent (3%) of such employee's salary. Under these plans, ITT also makes a nonmatching contribution equal to one-half of one percent
   ( 1/2 of 1%) of an employee's salary.

ANNUAL INCENTIVE BONUS PLAN

     Mr. Engen participates in an annual incentive bonus program sponsored by ITT. For a discussion of the terms of this bonus program, see "NEW ITT MANAGEMENT AND EXECUTIVE COMPENSATION -- ANNUAL INCENTIVE BONUS PLAN". Certain amendments to the bonus program were recently approved by the shareholders of ITT. See "NEW ITT MANAGEMENT AND EXECUTIVE COMPENSATION -- ANNUAL INCENTIVE BONUS PLAN". If the amendments had been in effect at the time the performance bonuses for 1994 were determined, the amount of the performance bonus payable to Mr. Engen would have been $777,000 instead of the amount shown opposite his name under "Bonus" in the Summary Compensation Table shown above.

     In connection with the Distribution, responsibility for payments (and the corresponding reserves) for 1995 bonuses to current ITT executives (including Mr. Engen in respect of the ITT Annual Incentive Bonus Plan and Mr. Smith in respect of the ITT Sheraton Bonus Plan) will be allocated between ITT Industries and New ITT pursuant to the Employee Benefits Services and Liability Agreement described under "RELATIONSHIP BETWEEN ITT INDUSTRIES, NEW ITT AND ITT HARTFORD AFTER THE DISTRIBUTION -- EMPLOYEE BENEFITS AGREEMENT". Responsibility for payments under the bonus plans of ITT Industries discussed immediately below will remain that of ITT Industries after the Distribution.

     Messrs. Giuliano, Leuliette, Nilsson and Smith participate in bonus programs applicable to their respective companies. The bonus plans for ITT Automotive and ITT Defense & Electronics measure actual net income, return on total capital ("ROTC") and operating funds flow ("OFF") against the approved budgeted amounts for the year for each performance measure. Net income, ROTC and OFF performance is weighted 60%, 25% and 15%, respectively. For ITT Fluid Technology, the formula measures (i) operating income vs. budget, (ii) operating income vs. the prior year, (iii) controllable assets as a percent of sales vs. the prior year and (iv) sales against budget. For ITT Fluid Technology, these measures are weighted 30%, 30%, 30% and 10%, respectively. ITT Sheraton's bonus plan measures operating income against budget and against the prior year, and these measures are weighted 50% each. With respect to the operating company plans, the maximum bonus pool is 150% of the aggregated standard bonus pool. Individual bonus amounts within the authorized pool are determined on a discretionary basis taking into account specific personal contributions during the year.


     Bonus awards for ITT Industries' executive officers for 1995 are subject to approval by ITT senior line management and the ITT Compensation and Personnel Committee.


     During 1994, the standard bonus adjustment factors pursuant to the above formula for Messrs. Engen (under the ITT bonus plan), Giuliano, Leuliette, Nilsson and Smith were 148%, 150%, 141%, 109% and 140%, respectively. In total $1,858,250 was authorized for expenditure to eight individuals who are or will become executive officers of ITT Industries, including the amounts indicated in the Summary Compensation Table for the named executives.

     It is contemplated that the annual bonus program described above in respect of ITT Industries will be used by ITT Industries in substantially the same form for 1995. It is also contemplated that a new program based on industry competitive practices and complying with Federal income tax requirements with regard to performance-based, tax deductible executive compensation will become effective after the Distribution.

OPTION GRANTS ON ITT COMMON STOCK TO ITT INDUSTRIES EXECUTIVES IN LAST FISCAL
YEAR

     The following table provides information on fiscal year 1994 grants of options to the named ITT Industries executives to purchase shares of ITT Common Stock. No options to acquire ITT Industries Common Stock have been granted or are outstanding.


                               INDIVIDUAL GRANTS TO PURCHASE ITT COMMON STOCK
- ------------------------------------------------------------------------------------------------------------
                                                                                     POTENTIAL REALIZABLE
                       NUMBER OF                                                    VALUE AT ASSUMED ANNUAL
                       SECURITIES    % OF TOTAL                                      RATES OF STOCK PRICE
                       UNDERLYING     OPTIONS                                       APPRECIATION FOR OPTION
                        OPTIONS      GRANTED TO       EXERCISE                              TERM(4)
                       GRANTED(1)   EMPLOYEES IN      PRICE(3)      EXPIRATION     -------------------------
        NAME              (#)         1994(2)        ($/SHARE)         DATE            5%            10%
- ---------------------  ----------   ------------   --------------   ----------     ----------     ----------
D. Travis Engen......    60,000          3.2           $84.00         10/13/04     $3,169,800     $8,032,200
Louis J. Giuliano....    37,000          2.0           $84.00         10/13/04      1,954,710      4,953,190
Timothy D.
  Leuliette..........    37,000          2.0           $84.00         10/13/04      1,954,710      4,953,190
Bertil T. Nilsson....    33,000          1.8           $84.00         10/13/04      1,743,390      4,417,710
James P. Smith,
  Jr. ...............     6,000          0.3           $84.00         10/13/04        316,980        803,220


- ---------------

(1) The numbers in this column represent options to purchase ITT Common Stock.



(2) Percentages indicated are based on a total of 1,876,198 options granted to 656 employees of ITT during 1994.


(3) The exercise price per share is 100% of the fair market value of a share of ITT Common Stock on the date of grant. The exercise price may be paid in cash or in shares of ITT Common Stock valued at their fair market value on the date of exercise. Options granted to Messrs. Engen, Giuliano, Leuliette and Nilsson on October 11, 1994 at the exercise price of $84.00 per share are not exercisable until the trading price of ITT Common Stock equals or exceeds $105.00 per share for 10 consecutive trading days (which occurred on May 15, 1995) at which time two-thirds of the options will be exercisable; when the trading price equals or exceeds $117.60 per share for 10 consecutive trading days, the options will be fully exercisable. Notwithstanding the above, the options will be fully exercisable after October 11, 2003, but no later than October 13, 2004.
    Mr. Smith's stock option will vest in three equal annual installments commencing on the first anniversary date of the grant and the option will expire on October 13, 2004.

(4) At the end of the term of the options granted October 11, 1994, the projected price per share of ITT Common Stock would be $136.83 and $217.87 at an assumed annual appreciation rate of 5% and 10%, respectively.


     On May 9, 1995, the Compensation and Personnel Committee awarded 185,500 stock options to eight executive officers of ITT Industries including Messrs. Engen, Giuliano, Leuliette, Nilsson and Smith for 60,000, 37,000, 37,000, 33,000 and 5,000 shares of ITT Common Stock, respectively. These options were granted at the exercise price of $108.75 per share. Options for Messrs. Engen, Giuliano, Leuliette and Nilsson will become fully exercisable at the earlier of the ninth anniversary date of the grant or when the closing price on an ITT share is equal to or greater than $135.94 for 10 consecutive trading days. Mr. Smith's option will become exercisable in three equal annual installments commencing on the first anniversary date of the grant. All of these options will expire on May 11, 2005.


     In connection with the Distribution, it is expected that each of these outstanding options will be adjusted under the 1994 ITT Incentive Stock Plan to preserve its economic value. For a discussion of the treatment of stock options and other stock awards held by current employees of ITT and future employees of ITT Industries, New ITT or ITT Hartford, see "EMPLOYEE BENEFITS AND COMPENSATION MATTERS -- ITT STOCK OPTIONS AND OTHER AWARDS".

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


     The following table provides information on option exercises in 1994 by the named executives of ITT Industries and the value of each such executive's unexercised options to acquire ITT Common Stock at December 31, 1994.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES(1)


                                                                 NUMBER OF SECURITIES          VALUE OF UNEXERCISED,
                                                                UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                                      OPTIONS AT                      HELD AT
                                    SHARES                        FISCAL YEAR-END(#)           FISCAL YEAR-END($)(2)
                                 ACQUIRED ON       VALUE      ---------------------------   ---------------------------
             NAME                EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -------------------------------  ------------   -----------   -----------   -------------   -----------   -------------
D. Travis Engen................        --            --         141,887        114,658       5,972,719       522,112
Louis J. Giuliano..............        --            --          28,057         77,445       1,182,986       352,099
Timothy D. Leuliette...........        --            --          15,486         77,445         631,654       352,099
Bertil T. Nilsson..............        --            --          17,308         69,073         734,324       314,036
James P. Smith, Jr.............        --            --           5,902         10,373         161,068        47,327


- ---------------

(1) The number and exercise price of all options outstanding at the time of the spin-off to shareholders of ITT of Rayonier Inc., a former subsidiary of ITT, were adjusted for decreases in the economic value of the options as a result of the distribution to shareholders. This adjustment increased the number of options by 9.3% and decreased the exercise prices of the options then outstanding by approximately 8.5%.

(2) Based on the NYSE consolidated trading closing price of ITT Common Stock on December 30, 1994 of $88.63.

ITT LONG-TERM PERFORMANCE PLAN

     Under the ITT Long-Term Performance Plan, target contingent cash awards were made on December 12, 1991 (the "1992 Class Awards") to ITT executives including certain of those individuals who will be executive officers of ITT Industries after the Distribution. Under the 1992 Class Awards, with respect to Mr. Engen, the ultimate payment value of his target award, if any, will be based upon ITT's return on equity ("ROE") performance during the three-year period 1993 through 1995 as measured against predetermined ROE goals for each year. Each year of the performance period has been assigned a specific weighting: 15%, 35% and 50% for 1993, 1994 and 1995, respectively. If the actual weighted average ROE performance is less than 90% of the ROE goals, no payment is earned. The ultimate payment values for Messrs. Leuliette, Nilsson and Smith will be determined in the same manner as described for Mr. Engen except that the ROE performance will be for their respective companies: ITT Automotive for Mr. Leuliette, ITT Fluid Technology for Mr. Nilsson and ITT Sheraton for Mr. Smith. With respect to Mr. Giuliano, the ultimate payment value of his target award, if any, will be based upon the ROE performance of the Defense segment of ITT Defense & Electronics during the four-year period 1992 through 1995 as measured against predetermined ROE goals for each year. For the ITT Defense segment, each year of the performance period has been assigned a specific weighting: 10%, 15%, 25% and 50% for 1992, 1993, 1994 and 1995, respectively. If the actual weighed average ROE performance is less than 90% of the ROE goals, no payment is earned.

     1992 Class Awards for the five most highly compensated executive officers of ITT Industries are listed in the table below:


                                             PERFORMANCE
                                              OR OTHER
                            CONTINGENT      PERIOD UNTIL     1992 CLASS    1992 CLASS   1992 CLASS
                              TARGET        MATURATION OR      AWARD         AWARD        AWARD
         NAME                 AWARDS           PAYOUT       THRESHOLD(1)   TARGET(2)    MAXIMUM(3)
- -----------------------  ----------------   -------------   ------------   ----------   ----------
D. Travis Engen........     $1,500,000         12/31/95       $500,000     $1,500,000   $3,000,000
Louis J. Giuliano......        500,000         12/31/95        166,667       500,000    1,000,000
Timothy D. Leuliette...        700,000         12/31/95        233,333       700,000    1,400,000
Bertil T. Nilsson......        500,000         12/31/95        166,667       500,000    1,000,000
James P. Smith, Jr. ...        250,000         12/31/95         83,333       250,000      500,000


- ---------------
(1) Based upon a weighted average ROE goal achievement of 90%, resulting in payment of 33% of the target award in the first quarter of 1996.
(2) Based upon a weighted average ROE goal achievement of 100%, resulting in payment of 100% of the target award in the first quarter of 1996.
(3) Based upon a weighted average ROE goal achievement of 130% or more, resulting in payment of 200% of the target award in the first quarter of 1996.


     In connection with the Distribution, ITT Industries will retain the responsibility for payments (and the corresponding reserves) to current ITT executives (including Messrs. Engen and Smith) under the ITT Long-Term Performance Plan pursuant to the Employee Benefits Services and Liability Agreement described under "RELATIONSHIP BETWEEN ITT INDUSTRIES, NEW ITT AND ITT HARTFORD AFTER THE DISTRIBUTION -- EMPLOYEE BENEFITS AGREEMENT". The ITT Long-Term Performance Plan will not be continued as such by ITT Industries after the Distribution. It is contemplated that a comparable long-term incentive plan, which will be administered by the Compensation and Personnel Committee of the ITT Industries Board of Directors, will become effective after the Distribution.


     The Plan provides that in the event of material changes in accounting practices, principles or their application, the ITT Compensation and Personnel Committee may make such adjustments as it deems appropriate in performance goals and/or target values so that the performance measurement for all purposes of this Plan with respect to awards may be made as nearly as practicable on the same accounting basis. In addition, the ITT Compensation and Personnel Committee may make such other adjustments as it deems appropriate in performance goals and/or target values for material acquisitions or dispositions of stock or property or for other circumstances specified by the ITT Compensation and Personnel Committee in order to limit or avoid distortion in the operation of the Plan that may result from such circumstances.

ITT INDUSTRIES COMPENSATION, BENEFIT AND RETIREMENT PLANS

     The following is a description of the compensation, benefit and retirement plans currently in effect with respect to ITT and which, as of the Distribution Date, will be in effect with respect to ITT Industries.

1994 ITT INCENTIVE STOCK PLAN


     After the Distribution, ITT Industries will continue the ITT 1994 Incentive Stock Plan (the "1994 Stock Plan"). The 1994 Stock Plan will be administered by ITT Industries' Compensation and Personnel Committee after the Distribution.



     The 1994 Stock Plan provides for the grant of incentive stock options (qualifying under Section 422 of the Internal Revenue Code), non-qualified stock options, stock appreciation rights ("SARs"), performance shares and restricted stock, or any combination of the foregoing, as the Compensation and Personnel Committee may determine (collectively, "Awards"). The 1994 Stock Plan will expire on December 31, 2003.



     The 1994 Stock Plan contains a formula for establishing an annual limit on the number of shares which may be awarded (or with respect to which non-stock Awards may be made) in any given calendar year (the "Annual Limit"). The Annual Limit formula is expressed as a percentage of ITT Industries' total issued and outstanding Common Stock as of the year end immediately preceding the year of awards ("Plan Year"). Under the Annual Limit formula, the maximum number of shares of ITT Industries Common Stock for which Awards may be granted under the Plan in each Plan Year shall be 1.5% of the total of the issued and outstanding shares of ITT Industries Common Stock and treasury stock as reported in the Annual Report on Form 10-K of ITT Industries for the fiscal year ending immediately prior to any Plan Year. Any unused portion of the Annual Limit for any Plan Year shall be carried forward and be made available for awards in succeeding Plan Years.


     In addition to the foregoing, in no event shall more than five million shares of ITT Industries Common Stock be cumulatively available for Awards of incentive stock options under the 1994 Stock Plan, and provided further, that no more than 20% of the total number of shares available on a cumulative basis shall be available for restricted stock and performance share awards. For any Plan Year, no individual employee may receive stock options for more than the lesser of (i) 10% of the Annual Limit applicable to that Plan Year and (ii) 500,000 shares.



     Subject to the above limitations, shares of ITT Industries Common Stock to be issued under the 1994 Stock Plan may be made available from the authorized but unissued ITT Industries Common Stock or from shares purchased on the open market. In the event of any recapitalization, reclassification, split-up or consolidation of shares of stock or stock dividend, merger or consolidation of ITT Industries or sale by ITT Industries of all or a portion of its assets, the Compensation and Personnel Committee may make such adjustments in the stock subject to awards as such Committee deems equitable. Other than the above adjustments, it is expected that the ITT Industries Board of Directors will continue the ITT Board's policy that no options will be cancelled and reissued at a lower price unless the shareholders of ITT approve such action.



     For the purpose of computing the total number of shares of stock available for Awards under the 1994 Stock Plan, there shall be counted against the foregoing limitations the number of shares of ITT Industries Common Stock subject to issuance upon exercise or settlement of Awards and the number of shares of ITT Industries Common Stock which equal the value of Performance Share Awards, in each case determined as at the dates on which such Awards are granted. If any Awards under the 1994 Stock Plan are forfeited, are terminated, expire unexercised, are settled in cash in lieu of ITT Industries Common Stock or are exchanged for other Awards, the shares of stock which were theretofore subject to such Awards shall again be available for Awards under the 1994 Stock Plan to the extent of such forfeiture, termination, expiration, cash settlement or exchange of such Awards. Further, any shares that are exchanged (either actually or constructively) by optionees as full or partial payment to ITT Industries of the purchase price of shares being acquired through the exercise of a stock option granted under the 1994 Stock Plan may be available for subsequent Awards, provided however, that such shares may be awarded only to those participants who are not directors or executive officers (as that term is defined in the rules and regulations under Section 16 of the Exchange Act).



     The Compensation and Personnel Committee, made up entirely of non-employee directors, none of whose members may receive any award under the 1994 Stock Plan, will administer the 1994 Stock Plan, including, but not limited to, making determinations with respect to the designation of those employees who shall receive Awards, the number of shares to be covered by options, SARs and restricted stock awards, the exercise price of options (which may not be less than 100% of the fair market value of ITT Industries Common Stock on the date of grant), other option terms and conditions and the number of performance shares to be granted and the applicable performance objectives. The Compensation and Personnel Committee may impose such additional terms and conditions on an Award as it deems advisable. The Compensation and Personnel Committee's decisions in the administration of the 1994 Stock Plan shall be binding on all persons for all purposes.


     The Compensation and Personnel Committee may in its sole discretion delegate such administrative powers as it may deem appropriate to the chief executive officer or other members of senior management, except that Awards to executive officers shall be made solely by the Compensation and Personnel Committee and subject to compliance with Rule 16b-3 of the Exchange Act.

     Awards will be made, in the discretion of the Compensation and Personnel Committee, to employees of ITT Industries and any of its subsidiaries (including officers and members of the Board of Directors who are also employees) whose responsibilities and decisions directly affect the performance of ITT Industries and its subsidiaries.

     Stock Options and Related SARs


     Incentive stock options and related SARs under the 1994 Stock Plan must expire within 10 years after grant; non-qualified stock options and related SARs will expire not more than 10 years and two days after grant. No SAR may be exercised until at least six months after it is granted. The exercise price for options and SARs must be at least equal to the fair market value of the ITT Industries Common Stock on the date of grant. The exercise price for options must be paid to ITT Industries at the time of exercise and, in the discretion of the Compensation and Personnel Committee, may be paid in the form of cash or already-owned shares of ITT Industries Common Stock or a combination thereof. During the lifetime of an employee, an option must be exercised only by the individual (or his or her estate or designated beneficiary) but no later than three months after his or her termination of employment (or for longer periods as determined by the Compensation and Personnel Committee if termination is caused by retirement, disability or death, but in no event later than the expiration of the original term of the option). If an optionee voluntarily resigns or is terminated for cause, the options and SARs are cancelled immediately.


     Performance Shares


     Performance shares under the 1994 Stock Plan are contingent rights to receive future payments based on the achievement of individual or company performance objectives as prescribed by the Compensation and Personnel Committee. The maximum number of performance shares that may be granted to any individual employee in any given year is 100,000. The amounts paid will be based on actual performance over a period from two to five years, as determined by the Compensation and Personnel Committee, using one or more of the following objective criteria, as it deems appropriate: earnings per share, return on equity, cash flow or total shareholder return of ITT Industries. Payments may be made in the form of shares of ITT Industries Common Stock, cash or a combination of ITT Industries Common Stock and cash. The ultimate payments are determined by the number of shares earned and the price of ITT Industries Common Stock at the end of the performance period. In the event an employee terminates employment during such a performance period, the employee will forfeit any right to payment. However, in the case of retirement, permanent total disability, death or cases of special circumstances, the employee may, in the discretion of the Compensation and Personnel Committee, be entitled to an award prorated for the portion of the performance period during which he or she was employed by ITT Industries.


     Restricted Shares


     Restricted shares of ITT Industries Common Stock awarded under the 1994 Stock Plan will be issued subject to a restriction period set by the Compensation and Personnel Committee during which time the shares may not be sold, transferred, assigned or pledged. In the event an employee terminates employment during a restriction period, all such shares still subject to restrictions will be forfeited by the employee and reacquired by ITT Industries. The Compensation and Personnel Committee may provide for the lapse of restrictions in installments where deemed appropriate and it may also require the achievement of predetermined performance objectives in order for such shares to vest. The recipient, as owner of the awarded shares, shall have all other rights of a shareholder, including the right to vote the shares and receive dividends and other distributions during the restriction period. The restrictions may be waived, in the discretion of the Compensation and Personnel Committee, in the event of the awardee's retirement, permanent total disability, death or in cases of special circumstances.


     Compensation Upon Change of Control


     The 1994 Stock Plan provides for the automatic protection of intended economic benefits by key employees in the event of a change in control of ITT Industries (i.e., upon the occurrence of an "Acceleration

Event" as defined in the 1994 Stock Plan). Notwithstanding any other provisions of the 1994 Stock Plan, upon the occurrence of an Acceleration Event (a) all options and SARs will generally become immediately exercisable for a period of 60 calendar days; (b) options and SARs will continue to be exercisable for a period of seven months in the case of an employee whose employment is terminated other than for cause or who voluntarily terminates employment because of a good faith belief that such employee will not be able to discharge his or her duties;
(c) SARs exercised during the 60-day period will be settled fully in cash based on a formula price generally reflecting the highest price paid for a share of ITT Industries Common Stock during the 60-day period preceding the date such SAR is exercised; (d) "limited stock appreciation rights" shall automatically be granted on all outstanding options not otherwise covered by a SAR, which shall generally be immediately exercisable in full and which shall entitle the holders to the same exercise period and formula price referred to in (a), (b) and (c) above; (e) outstanding performance share awards shall automatically vest, with the valuation of such performance shares based on the formula price; and (f) restrictions applicable to awards of restricted stock shall be automatically waived.



     Options, SARs, performance shares or restricted stock which are granted, accelerated or enhanced upon the occurrence of a takeover (i.e., an "Acceleration Event" as defined in the 1994 Stock Plan) may give rise, in whole or in part, to "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code and, to such extent, will be nondeductible by ITT Industries and subject to a 20% excise tax to the awardee.



     "Acceleration Event" is generally defined in the 1994 Stock Plan as any of the following events: (i) a report on Schedule 13D shall be filed with the SEC pursuant to Section 13(d) of the Exchange Act disclosing that any person (within the meaning of Section 13(d) of the Exchange Act), other than ITT Industries or a subsidiary of ITT Industries or any employee benefit plan sponsored by ITT Industries or a subsidiary of ITT Industries, is the beneficial owner directly or indirectly of 20% or more of the outstanding ITT Industries Common Stock;
(ii) any person (within the meaning of Section 13(d) of the Exchange Act), other than ITT Industries or a subsidiary of ITT Industries or any employee benefit plan sponsored by ITT Industries or a subsidiary of ITT Industries, shall purchase shares pursuant to a tender offer or exchange offer to acquire any ITT Industries Common Stock (or securities convertible into such Common Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) directly or indirectly of 15% or more of the outstanding ITT Industries Common Stock (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire Common Stock); (iii) the shareholders of ITT Industries shall approve
(A) any consolidation or merger of ITT Industries in which ITT Industries is not the continuing or surviving corporation or pursuant to which shares of ITT Industries Common Stock would be converted into cash, securities or other property, other than a merger of ITT Industries in which holders of ITT Industries Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of ITT Industries; or (iv) there shall have been a change in a majority of the members of the Board of Directors of ITT Industries within a 12-month period unless the election or nomination for election by ITT Industries' shareholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such 12-month period.



     The ITT Industries Board may amend or discontinue the 1994 Stock Plan at any time and, specifically, may make such modifications to the 1994 Stock Plan as it deems necessary to avoid the application of Section 162(m) of the Internal Revenue Code and the Treasury regulations issued thereunder. However, shareholder approval is required for certain amendments, including any amendment which may (i) increase the number of shares reserved for awards (except as provided in the 1994 Stock Plan with respect to stock splits or other similar changes), (ii) materially change the group of employees eligible for Awards,
(iii) materially increase the benefits accruing to participants under the 1994 Stock Plan or (iv) permit Awards after December 31, 2003.

     After the Distribution, ITT Industries will also continue necessary administration of grants remaining outstanding and governed by the ITT 1977 Stock Option Incentive Plan and the ITT 1986 Incentive Stock Plan.

ITT INDUSTRIES SEVERANCE PAY PLAN

     The existing ITT severance pay plan applies to ITT senior executives who are United States citizens or who are employed in the United States. Under the plan, if a participant's employment is terminated by ITT, other than for cause or as a result of other occurrences specified in the plan, the participant is entitled to severance pay in an amount up to 24 months of base salary depending upon his or her length of service. In no event shall such severance pay exceed the amount of base salary for the number of months remaining between the termination of employment and the participant's normal retirement date or two times the participant's total annual compensation during the year immediately preceding such termination. The plan includes offset provisions for other compensation from ITT and requirements on the part of executives with respect to non-competition and compliance with the ITT Code of Corporate Conduct. Under the plan, severance payments would ordinarily be made monthly over the scheduled term of such payments; however, ITT has the option to make such payments in the form of a single lump sum payment discounted to present value. At June 1, 1995, the named executive officers in the Summary Compensation Table (see
"-- COMPENSATION OF ITT INDUSTRIES EXECUTIVE OFFICERS") participate in this plan.


     The annual salaries of Messrs. Engen, Giuliano, Leuliette, Nilsson and Smith as of June 1, 1995, were $700,000, $375,000, $500,000, $335,000 and
$228,500, respectively.



     After the Distribution, it is anticipated that ITT Industries will adopt a similar plan for its senior executives, except for Mr. Engen who will be covered by an employment agreement, "-- EMPLOYMENT AGREEMENT".


ITT INDUSTRIES INVESTMENT AND SAVINGS PLAN

     Many of the salaried employees of ITT Industries have been participants in the ITT Investment and Savings Plan for Salaried Employees. Effective as of the Distribution Date, the ITT Investment and Savings Plan will be split into three separate plans, each covering the ITT Industries Employees, the New ITT Employees or the ITT Hartford Employees. Existing account balances of current New ITT Employees, including all shares of ITT Common Stock acquired by the ESOP that have been allocated to the accounts of such employees, will be transferred from the ITT Investment and Savings Plan to the New ITT Investment and Savings Plan. Existing account balances of current ITT Hartford Employees, including all shares of ITT Common Stock acquired by the ESOP that have been allocated to the accounts of such employees, will be transferred from the ITT Investment and Savings Plan to the ITT Hartford Investment and Savings Plan. Existing account balances of current ITT Industries Employees, including all shares of ITT Common Stock acquired by the ESOP that have been allocated to the accounts of such employees, will remain in the ITT Investment and Savings Plan, which will continue in existence as the ITT Industries Investment and Savings Plan. Existing account balances of each former employee of ITT Industries, New ITT and ITT Hartford, including all shares of ITT Common Stock acquired by the ESOP that have been allocated to the accounts of such former employee, will be transferred to the investment and savings plan maintained by the company responsible for providing retirement benefits to such former employee.

     Federal legislation limits the annual contributions that an employee may make to the ITT Industries Investment and Savings Plan, a tax-qualified retirement plan. Accordingly, ITT has adopted, and ITT Industries will continue after the Distribution, the ITT Excess Savings Plan (after the Distribution, the "ITT Industries Excess Savings Plan"), which enables an employee who is precluded by these limitations from contributing six percent of salary to the tax-qualified plan to make up the shortfall through salary deferrals and thereby receive the three percent maximum matching company contribution and one-half of one percent non-matching company contribution otherwise allowable under the tax-qualified plan. Salary deferrals, company contributions and imputed earnings are entered into a book reserve account maintained by ITT Industries for each participant.

ITT INDUSTRIES RETIREMENT PROGRAM


     Most of the U.S. salaried employees of ITT Industries have been participants in the Retirement Plan for Salaried Employees of ITT Corporation. After the Distribution, this plan will remain with ITT Industries (after the Distribution, the "ITT Industries Salaried Retirement Plan"). The ITT Industries Salaried Retirement Plan will be amended to recognize service with other ITT companies prior to the Distribution Date for eligibility, vesting and benefit accrual purposes and will further provide for an offset of any benefits payable from any other ITT retirement plan covering the same period of service. The Plan will be further amended to recognize service with New ITT and ITT Hartford after the Distribution Date for eligibility and vesting purposes.


     The ITT Industries Salaried Retirement Plan will continue to cover substantially all eligible salaried employees of ITT Industries, including senior executive officers and other ITT Industries executives. The cost of the ITT Industries Salaried Retirement Plan will be borne entirely by ITT Industries.

     A member's annual pension will equal two percent of the member's average final compensation for each of the first 25 years of benefit service, plus one and one-half percent of a member's average final compensation for each of the next 15 years of benefit service, reduced by one and one-quarter percent of the member's primary Social Security benefit for each year of benefit service to a maximum of 40 years; provided that no more than one-half of the member's primary Social Security benefit is used for such reduction. A member's average final compensation (including salary plus approved bonus payments) is defined under the Plan as the total of (i) a member's average annual base salary for the five calendar years of the last 120 consecutive calendar months of eligibility service affording the highest such average plus (ii) a member's average annual compensation not including base salary for the five calendar years of the member's last 120 consecutive calendar months of eligibility service affording the highest such average. The Plan will also provide for undiscounted early retirement pensions for members who retire at or after age 60 following completion of 15 years of eligibility service. A member will be vested in benefits accrued under the Plan upon completion of five years of eligibility service.


     Applicable Federal legislation limits the amount of benefits that can be paid and compensation which may be recognized under a tax-qualified retirement plan. ITT currently maintains an excess benefit plan. ITT Industries will continue this non-qualified unfunded retirement plan (the "ITT Industries Excess Pension Plan") for payment of those benefits at retirement that cannot be paid from the ITT Industries Salaried Retirement Plan. The practical effect of the ITT Industries Excess Pension Plan is to continue calculation of retirement benefits to all employees on a uniform basis. Benefits under the ITT Industries Excess Pension Plan are generally paid directly by ITT Industries. ITT Industries will also adopt an excess plan trust under which excess benefits accrued after the Distribution Date under the ITT Industries Excess Pension Plan for certain officers of ITT Industries will be funded. Any such employee may indicate a preference, subject to certain conditions, to receive any excess benefit in the form of a single discounted lump sum payment. Any "excess" benefit accrued to any such employee will be immediately payable in the form of a single discounted lump sum payment upon the occurrence of a change in corporate control (as defined in the ITT Industries Excess Pension Plan).



     At the time of the Distribution, certain retired employees of ITT will have accrued certain benefits under the ITT Excess Pension Plan (the "ITT Excess Pension Plan") for payment of those benefits at retirement that cannot be paid from the ITT Salaried Retirement Plan. ITT Industries will continue to be responsible for such accrued benefits after the Distribution. For a discussion of certain matters in respect of cross-guarantees to secure such benefits and the trust that funds certain such benefits, see "EMPLOYEE BENEFITS AND COMPENSATION MATTERS -- EXCESS BENEFIT PLANS".


     Based on various assumptions as to remuneration and years of service, before Social Security reductions, the following table illustrates the estimated annual benefits payable from the Retirement Program at retirement at age 65 that are paid for by ITT Industries.

     For a discussion of certain contractual relationships among ITT Industries, New ITT and ITT Hartford that relate to the ITT Industries Salaried Retirement Plan, see "EMPLOYEE BENEFITS AND COMPENSATION MATTERS -- ITT SALARIED RETIREMENT PLAN".

                               PENSION PLAN TABLE

             AVERAGE                                    YEARS OF SERVICE
              FINAL              --------------------------------------------------------------
          COMPENSATION              20           25           30           35            40
    -------------------------    --------     --------     --------     --------     ----------
    $   50,000...............     $20,000      $25,000      $28,750      $32,500        $36,250
       100,000...............      40,000       50,000       57,500       65,000         72,500
       300,000...............     120,000      150,000      172,500      195,000        217,500
       500,000...............     200,000      250,000      287,500      325,000        362,500
       750,000...............     300,000      375,000      431,250      487,500        543,750
     1,000,000...............     400,000      500,000      575,000      650,000        725,000
     1,500,000...............     600,000      750,000      862,500      975,000      1,087,500


     The amounts shown under "Salary" and "Bonus" opposite the names of the individuals in the ITT Industries Summary Compensation Table comprise the compensation which is used for purposes of determining "average final compensation" under the plan. The years of service with ITT of each of the individuals for eligibility and benefit purposes as of June 1, 1995, are as follows: D. Travis Engen, 10.15 years; Louis J. Giuliano, 6.92 years; Timothy D. Leuliette, 3.70 years; Bertil T. Nilsson, 39.92 years; and James P. Smith, Jr.,
21.94 years.


1995 ITT INDUSTRIES DEFERRED COMPENSATION PLAN

     Executives of ITT Industries have been participants in the 1995 ITT Deferred Compensation Plan. Effective as of the Distribution Date, it is intended that ITT Industries will continue that plan as the 1995 ITT Industries Deferred Compensation Plan. Under the plan, executives with a base salary of $200,000 or more could elect to defer receipt of all or a portion of their 1994 bonus and those with a base salary of at least $300,000 could in addition defer up to 50% of their 1995 salary. ITT Industries will credit interest on the deferred compensation based upon the performance of benchmark investment funds made available under the plan and selected by the executive.

ITT INDUSTRIES EMPLOYEE WELFARE BENEFITS

     At or prior to the Distribution Date, ITT Industries and its participating subsidiaries will continue the broad-based ITT employee welfare benefits program which is currently available to ITT salaried employees. ITT Industries' executives will participate in ITT Industries' comprehensive benefits program which will include group medical and dental coverage, group life insurance and other benefit plans, in addition to the pension program and investment and savings plan described previously. For a discussion of certain contractual relationships among ITT Industries, New ITT and ITT Hartford that affect welfare benefit programs, see "EMPLOYEE BENEFITS AND COMPENSATION MATTERS -- RETIREE MEDICAL AND LIFE INSURANCE BENEFIT PLANS".

                 NEW ITT MANAGEMENT AND EXECUTIVE COMPENSATION


     After the Distribution, it is intended that New ITT will operate the Hospitality & Entertainment and Information Services businesses of ITT substantially in the manner in which they currently are operated. Rand V. Araskog, who is currently Chairman, President and Chief Executive of ITT, will become Chairman and Chief Executive of New ITT, and certain persons who are currently directors of ITT will become directors of New ITT. See "-- NEW ITT BOARD OF DIRECTORS". In addition to Mr. Araskog, the other executive officers of New ITT will be drawn from the current management of ITT or subsidiaries of ITT. See "-- NEW ITT EXECUTIVE OFFICERS".


NEW ITT BOARD OF DIRECTORS


     Immediately after the Distribution, New ITT expects to have a board of ten directors.



     Prior to the Distribution Date, ITT, as sole shareholder of New ITT, plans to elect, as necessary, the following directors of ITT to the Board of Directors of New ITT: Bette B. Anderson, Rand V. Araskog, Nolan D. Archibald, Robert A. Burnett, Michel David-Weill, Paul G. Kirk, Edward C. Meyer, Benjamin F. Payton and Margita E. White. In addition, Robert A. Bowman will be so elected to the Board of Directors of New ITT. As noted above, Mr. Araskog will become Chairman and Chief Executive of New ITT effective as of the Distribution Date. It is thus the intent of New ITT that a majority of the directors comprising New ITT's Board of Directors will not be employees of New ITT.


     The following table sets forth the names, in alphabetical order, and information as to the persons who are expected to serve as directors of New ITT following the Distribution.


         NAME, AGE AND CURRENT
          PRINCIPAL OCCUPATION                                INFORMATION
- ----------------------------------------  ---------------------------------------------------
Bette B. Anderson, 66...................  Mrs. Anderson joined Kelly, Anderson, Pethick &
President, Kelly, Anderson,               Associates, Inc., a Washington-based management
Pethick & Associates, Inc.                firm, in 1990 and was elected president effective
(consultants)                             January 1, 1991. She had previously been executive
                                          vice president of the firm. Mrs. Anderson was
                                          formerly a partner in the public affairs company of
                                          Anderson, Benjamin, Read & Haney. She was
                                          Undersecretary of the Treasury from 1977 to 1981.
                                          Mrs. Anderson was affiliated for 27 years with the
                                          Citizens and Southern National Bank of Savannah,
                                          having served as a vice president until she assumed
                                          the Treasury post. Mrs. Anderson is currently a
                                          director of ITT and has been a director of ITT
                                          since 1981. She will also be a director of ITT
                                          Hartford. Mrs. Anderson is a director of ITT
                                          Educational Services, Inc., the Miller Foundation
                                          and the University of Virginia and a member of the
                                          Advisory Council of Girl Scouts of America. She
                                          attended Georgia Southern and Armstrong State
                                          Colleges and is a graduate of the Stonier Graduate
                                          School of Banking at Rutgers University.


Rand V. Araskog, 63.....................  See information under "ITT INDUSTRIES MANAGEMENT
Chairman, President and Chief             AND EXECUTIVE COMPENSATION -- ITT INDUSTRIES BOARD
Executive of ITT                          OF DIRECTORS".

         NAME, AGE AND CURRENT
          PRINCIPAL OCCUPATION                                INFORMATION
- ----------------------------------------  ---------------------------------------------------
Nolan D. Archibald, 52..................  Mr. Archibald joined Black & Decker in 1985 as
Chairman, President and Chief Executive   president and chief operating officer and since
Officer of The Black & Decker             that time has been elected chief executive officer
  Corporation (consumer and commercial    and chairman. Prior to joining Black & Decker, he
products company)                         was senior vice president and president of the
                                          Consumer and Commercial Products Group of the
                                          Beatrice Companies, Inc. and held various executive
                                          and marketing positions with Beatrice Companies,
                                          Inc. during the period 1977 to 1985. Mr. Archibald
                                          is currently a director of ITT and has been a
                                          director of ITT since 1991. He previously served as
                                          a director of ITT from September 1986 to March
                                          1988. Mr. Archibald serves as a member of the Board
                                          of Trustees for The Johns Hopkins University and is
                                          a member of The Business Roundtable. Mr. Archibald
                                          received a BS degree from Weber State University
                                          and an MBA degree from The Harvard Business School.

Robert A. Bowman, 40....................  Mr. Bowman has been Executive Vice President and
Executive Vice President and Chief        Chief Financial Officer since September 1992. From
Financial Officer of ITT                  July to September 1992, Mr. Bowman served as
                                          Executive Vice President and Chief Financial
                                          Officer of ITT Sheraton Corporation. From April
                                          1991 to July 1992, Mr. Bowman served as Senior Vice
                                          President and Chief Financial Officer of ITT
                                          Sheraton. From January to April 1991, Mr. Bowman
                                          was an economics commentator on an American
                                          Broadcasting Company affiliated television station
                                          in Detroit. Mr. Bowman was Treasurer of the State
                                          of Michigan from 1983 until December 1990. He is
                                          also a director of ITT Educational Services, Inc.
                                          Mr. Bowman is a member of The Wharton Graduate
                                          Executive Board. Mr. Bowman has an AB degree in
                                          Economics from Harvard College and an MBA degree
                                          from The Wharton School.

Robert A. Burnett, 68...................  See information under "ITT INDUSTRIES MANAGEMENT
Chairman and Chief Executive Officer      AND EXECUTIVE COMPENSATION -- ITT INDUSTRIES BOARD
(Retired) of Meredith Corporation         OF DIRECTORS".
(diversified media company)

Michel David-Weill, 62..................  See information under "ITT INDUSTRIES MANAGEMENT
Chairman of Lazard Freres & Co. LLC       AND EXECUTIVE COMPENSATION -- ITT INDUSTRIES BOARD
(investment bankers)                      OF DIRECTORS".

         NAME, AGE AND CURRENT
          PRINCIPAL OCCUPATION                                INFORMATION
- ----------------------------------------  ---------------------------------------------------
Paul G. Kirk, Jr., 57...................  Mr. Kirk became a partner in the law firm of
Of Counsel to Sullivan & Worcester        Sullivan & Worcester in 1977 and is presently of
(law firm)                                counsel to the firm. He served as chairman of the
                                          Democratic National Committee from 1985 to 1989 and
                                          as treasurer from 1983 to 1985. Following his
                                          resignation in 1989 as chairman of the Democratic
                                          National Committee, he returned to Sullivan &
                                          Worcester as a partner in general corporate
                                          practice at the firm's Boston and Washington
                                          offices. He is currently a director of ITT and has
                                          been a director of ITT since 1989. Mr. Kirk is a
                                          director of Kirk-Sheppard & Co., Inc., of which he
                                          also is chairman and treasurer. He is a director of
                                          the Bradley Real Estate Corporation and Rayonier
                                          Inc., and he will be a director of ITT Hartford.
                                          Mr. Kirk is co-chairman of the Commission on
                                          Presidential Debates, chairman of the John F.
                                          Kennedy Library Foundation Board of Directors,
                                          Chairman of the Board of Directors of the National
                                          Democratic Institute for International Affairs and
                                          a trustee of Stonehill College. He is a graduate of
                                          Harvard College and Harvard Law School.

Edward C. Meyer, 66.....................  See information under "ITT INDUSTRIES MANAGEMENT
Chairman of GRC International             AND EXECUTIVE COMPENSATION -- ITT INDUSTRIES BOARD
(professional and technical services      OF DIRECTORS".
provider)

Benjamin F. Payton, 62..................  Dr. Payton has been president of Tuskegee
President of Tuskegee University          University in Alabama since 1981. Previously he had
                                          served as president of Benedict College and as
                                          program officer, education and public policy, of
                                          the Ford Foundation. He is currently a director of
                                          ITT and has been a director of ITT since 1987. He
                                          is also a director of Amsouth Bancorporation,
                                          Amsouth Bank, the Liberty Corporation, Praxair
                                          Corporation, SONAT Inc., Morrisons, Inc., the
                                          Southern Regional Council and the Alabama
                                          Shakespeare Festival. He is a member of the
                                          Business-Higher Education Forum and of the Visiting
                                          Committee of the Board of Overseers of Harvard
                                          College. Dr. Payton has been awarded honorary
                                          degrees from Eastern Michigan University, Lehigh
                                          University, Morris Brown College, Morgan State
                                          University, Benedict College and the University of
                                          Maryland. He is a graduate of South Carolina State
                                          College and received a Bachelor of Divinity degree
                                          from Harvard University, an MA degree from Columbia
                                          University and a PhD from Yale University.

         NAME, AGE AND CURRENT
          PRINCIPAL OCCUPATION                                INFORMATION
- ----------------------------------------  ---------------------------------------------------
Margita E. White, 58....................  Mrs. White joined the Association for Maximum
President of the Association for Maximum  Service Television, Inc. as president in 1987 after
Service Television, Inc. (television      serving as an independent consultant and
  trade association)                      coordinator of the Television Operations Caucus,
                                          Inc. She was a member of the Federal Communications
                                          Commission between 1976 and 1979. Previously she
                                          served in the Federal government as director of the
                                          White House office of communications, assistant
                                          press secretary to President Ford and assistant
                                          director of the U.S. Information Agency. Mrs. White
                                          is currently a director of ITT and has been a
                                          director of ITT since 1980. She is a director of
                                          ITT Educational Services, Inc., The Growth Fund of
                                          Washington, Leitch Technology Corp. and Washington
                                          Mutual Investors Fund. Mrs. White received BA and
                                          LLD degrees from the University of Redlands and an
                                          MA degree from Rutgers University.



     Mr. Harold S. Geneen will be designated Chairman Emeritus of New ITT as well as ITT Industries and ITT Hartford. Mr. Geneen was named President and Chief Executive of ITT in 1959, and Chairman in 1964. He relinquished the post of President in 1973, the post of Chief Executive in 1978 and the chairmanship on January 1, 1980, when he became Chairman Emeritus of ITT. Mr. Geneen continued to serve on the Board of Directors of ITT until 1983.


     Messrs. Thomas W. Keesee, Jr. and Richard S. Perkins will each be designated a Director Emeritus of New ITT. Mr. Perkins served on the Board of Directors of ITT from 1953 until 1986. Mr. Keesee served on the ITT Board of Directors from 1976 until 1991. Each is now a Director Emeritus of ITT.


DIRECTORS' COMPENSATION; OTHER RELATIONSHIPS



     Members of the New ITT Board of Directors who are employees of New ITT or its subsidiaries will not be compensated for service on the New ITT Board or any Committee of the New ITT Board. Compensation for non-employee directors will consist of a $1,000 fee for each meeting of the New ITT Board of Directors attended and a $1,000 fee for each Committee meeting attended. Members of the Executive and Policy Committee, except for Mr. Araskog, will receive an annual retainer fee of $48,000 payable solely in restricted shares of New ITT Common Stock. Directors will be reimbursed for travel expenses incurred on behalf of New ITT. The non-employee directors of New ITT who serve on the Board of Directors of ITT Educational Services, Inc. will continue to receive an annual retainer fee of $18,000 and a fee of $750 for each meeting of the Board of Directors of ITT Educational Services, Inc. and a fee of $500 for each Committee meeting attended.



     Lazard Freres & Co. LLC, of which Mr. David-Weill is Chairman, performed various investment banking services for ITT and its subsidiaries in 1994. It is anticipated that such firm will perform similar services for ITT and its subsidiaries during 1995 and New ITT and its subsidiaries thereafter. In 1988, the ITT Master Retirement Trust, Hartford Accident and Indemnity Company and Hartford Life Insurance Company (the "ITT Investment Vehicles") committed to invest an aggregate of $35 million in, and became limited partners of, Corporate Partners, L.P., a fund organized by Lazard Freres & Co. With certain exceptions, such commitment expired in 1994. Under the terms of the limited partnership agreement, the ITT Investment Vehicles have agreed to pay Corporate Advisors, L.P., the general partner of Corporate Partners, L.P., certain amounts in connection with their investment. During 1994, the ITT Investment Vehicles paid Corporate Advisors, L.P. fees aggregating $204,377. Lazard is advising the Board of Directors of ITT in connection with the Distribution and will receive compensation for its services.

DIRECTORS' RETIREMENT POLICY

     New ITT's Board of Directors will adopt a retirement policy which provides that (i) no person may be nominated for election or reelection as a non-employee director after reaching age 72 and (ii) no employee of New ITT or of any of its subsidiaries (other than an employee who has served as chief executive of New
ITT) may be nominated for election or reelection as a director after reaching age 65, unless there has been a specific waiver by the New ITT Board of Directors of these age requirements.

DIRECTORS' BENEFITS

     The directors of New ITT who are currently non-employee directors of ITT have been participants in the 1995 ITT Deferred Compensation Plan, the ITT Directors Retirement Plan, a group life insurance program and the ITT Group Accident Program for Officers and Directors. At or prior to the Distribution Date, the New ITT Board of Directors will adopt identical "mirror image" plans and programs (the "1995 New ITT Deferred Compensation Plan", the "New ITT Directors Retirement Plan", the "New ITT Directors Group Life Plan" and the "New ITT Group Accident Program for Officers and Directors"). Under the 1995 New ITT Deferred Compensation Plan, non-employee directors will be permitted to elect to defer receipt of all or a portion of their 1995 New ITT and New ITT subsidiary fees. New ITT will credit interest on the deferred compensation based upon the performance of benchmark investment funds made available under the 1995 New ITT Deferred Compensation Plan and selected by the director.


     Under the New ITT Directors Retirement Plan, non-employee directors who retire from the Board of Directors at or after age 65 after completing at least five years of service on the New ITT Board of Directors will be entitled to an annual pension based on the New ITT Board's annual retainer fee payable at retirement. Pensions will range from 50% of such fee after five years of service to 100% after 10 years, with an additional 5% for each year of service in excess of 10, to a maximum of 200% of the annual retainer fee after 30 or more years of service. The New ITT Directors Retirement Plan will provide to non-employee directors credit for any accrued benefit with respect to ITT board service prior to the Distribution Date, but only to the extent such prior service benefit accrual is not duplicated under a plan maintained by ITT Industries or ITT Hartford. A director will be permitted to indicate a preference, subject to certain conditions, to receive any accrued benefit under the New ITT Directors Retirement Plan in the form of a single (discounted) lump sum payment immediately payable upon such director's retirement. The New ITT Directors Group Life Plan will provide $100,000 of non-contributory group life insurance to participating non-employee directors during their service on the New ITT Board of Directors.



     The non-employee directors of New ITT will be covered under the New ITT Group Accident Program for Officers and Directors, which will be a non-contributory group accidental death and dismemberment program that will provide each director $750,000 of coverage during his or her service on the New ITT Board. Additional benefits will be permitted to be purchased.



RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS



     Prior to the Distribution, New ITT is expected to adopt the 1996 New ITT Restricted Stock Plan for Non-Employee Directors (the "1996 New ITT Non-Employee Directors Plan"). The 1996 Non-Employee Directors Plan is designed to further New ITT's objectives of attracting and retaining individuals of ability as directors and providing the directors with a closer identity with the interests of the New ITT shareholders. The 1996 New ITT Non-Employee Directors Plan is also set forth in full as Annex H hereto.



  Overview



     Under the proposed 1996 New ITT Non-Employee Directors Plan, directors of New ITT who are not employees of New ITT or any of its subsidiaries will automatically participate in the 1996 New ITT Non-Employee Directors Plan. There are presently eight designated directors of New ITT who will be eligible to participate in the 1996 New ITT Non-Employee Directors Plan.

     The 1996 New ITT Non-Employee Directors Plan will be administered by the Compensation and Personnel Committee of the Board of Directors. The Committee will have the responsibility of interpreting the 1996 New ITT Non-Employee Directors Plan and establishing the rules appropriate for the administration of the 1996 New ITT Non-Employee Directors Plan.



     Grants of restricted stock will be made automatically on the date of each Annual Meeting of Shareholders to each non-employee director elected at the meeting or continuing in office following the meeting. The amount of the award shall equal (and be in lieu of) the annual retainer in effect for the calendar year within which the award date falls, divided by the fair market value of New ITT Common Stock. "Annual retainer" is defined as the amount payable to a director for service on the Board during the calendar year and does not include meeting attendance fees. The annual retainer is presently set at $48,000. "Fair market value" is defined as the average of the high and low sales price per share of New ITT Common Stock on the date of the Annual Meeting, as reported on the NYSE Composite Tape. A total of 120,000 shares would be reserved for issuance under the 1996 New ITT Non-Employee Directors Plan. The shares to be issued may be treasury shares or newly issued shares of New ITT Common Stock. The shares of New ITT Common Stock that are granted under the 1996 New ITT Non-Employee Directors Plan will be held in escrow by New ITT and will be subject to a restriction period (after which restrictions will lapse) which shall mean a period commencing on the grant date and ending on the earliest of
(i) the fifth anniversary of the grant date, (ii) upon retirement at age 72,
(iii) upon a "change of control" (as defined) of New ITT, (iv) death, (v) the onset of disability or (vi) resignation under cases of special circumstances with the consent of the Committee. Except as provided above, any resignation from board service within the restriction period will result in forfeiture of the shares. Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the restriction period. Until such risk of forfeiture lapses or the shares are forfeited, a director will have the right to vote and to receive dividends on the shares granted under the 1996 New ITT Non-Employee Directors Plan.



     The Board of Directors may amend, suspend or discontinue the 1996 New ITT Non-Employee Directors Plan at any time except that the Board may not, without stockholder approval, take any action which would cause the 1996 New ITT Non-Employee Directors Plan to no longer comply with Rule 16b-3 under the Exchange Act. No amendment, suspension or discontinuance of the 1996 New ITT Non-Employee Directors 1996 Plan may impair a director's right under a restricted stock award previously granted without his consent.



     The 1996 New ITT Non-Employee Directors Plan would become effective as of the Distribution Date and terminate on December 31, 2005, provided that grants of Restricted Stock made prior to the termination of the Plan may vest following such termination in accordance with their terms.



  Federal Income Tax Consequences



     A director will not be taxed upon grant of a restricted stock award, but will realize ordinary income in an amount equal to the fair market value of New ITT Common Stock at the time the shares are no longer subject to a substantial risk of forfeiture (as defined in the Internal Revenue Code). New ITT will be entitled to a deduction at the time and to the extent that the director realizes ordinary income. However, a director may elect (not later than 30 days after acquiring such shares) to realize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such director at the time the restrictions lapse. New ITT will be entitled to a tax deduction at the time and to the extent income is realized by such director. However, if shares with respect to which such election was made are later forfeited, no tax deduction is allowable to the officer for the forfeited shares, and New ITT will be deemed to realize ordinary income equal to the amount of the deduction allowed to New ITT at the time of the election with respect to such forfeited shares. THE FOREGOING SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES IN RESPECT OF THE 1996 NEW ITT NON-EMPLOYEE DIRECTORS PLAN IS FOR GENERAL INFORMATION ONLY. INTERESTED PARTIES SHOULD CONSULT THEIR OWN ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF SUCH PLAN, INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, STATE AND LOCAL TAX LAWS.

     The above summary of the 1996 New ITT Non-Employee Directors Plan is qualified in its entirety by reference to the full plan text which is set forth as Annex H hereto.


LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS


     The Amended and Restated Articles of Incorporation of New ITT waive the personal liability of a director or officer for damages for breach of fiduciary duty except for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of distributions in violation of Section 78.300 of the Nevada General Corporation Law, which concerns the unlawful payment of distributions to stockholders.



     While the Amended and Restated Articles of Incorporation of New ITT provide directors and officers with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, the Amended and Restated Articles of Incorporation of New ITT will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's or officer's breach of his or her duty of care.



     The By-laws of New ITT provide for indemnification of the directors and officers of New ITT to the fullest extent permitted by applicable state law, as then in effect. The indemnification rights conferred by the By-laws of New ITT are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. New ITT will also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers and will enter into an indemnification agreement with each of its directors. Under its form of indemnification agreement, New ITT agrees to indemnify its directors against all expenses, liabilities or losses incurred by the directors in their capacity as such: (i) to the fullest extent permitted by applicable law; (ii) as provided in the By-laws of New ITT as in effect on the date of such agreement; and (iii) in the event New ITT does not maintain the aforementioned insurance or comparable coverage, to the full extent provided in the applicable policies as in effect on the date of such agreement (New ITT's obligations described in (ii) and (iii) being subject to certain exceptions). Contractual rights under such indemnification agreements are believed to provide the directors more protection than the By-laws which are subject to change.


COMMITTEES OF THE NEW ITT BOARD OF DIRECTORS


     Prior to the Distribution, the New ITT Board of Directors will establish Audit, Capital, Compensation and Personnel, Executive and Policy, Legal Affairs, Nominating and Public Affairs Committees. No final determination has yet been made as to the memberships of such standing committees.


AUDIT COMMITTEE

     The Audit Committee will recommend the selection of independent auditors for New ITT, confirm the scope of audits to be performed by such auditors, review audit results and internal accounting and control procedures and policies and review the fees paid to the independent auditors of New ITT. The Audit Committee will review and recommend approval of the audited financial statements of New ITT and the annual reports to shareholders. It will also review the expense accounts of senior executives.

CAPITAL COMMITTEE


     The Capital Committee will be responsible for maximizing the effective use of the assets of New ITT and its subsidiaries and reviewing capital expenditures and appropriations.


COMPENSATION AND PERSONNEL COMMITTEE

     The Compensation and Personnel Committee, which will be comprised entirely of non-employee directors, will oversee the compensation and benefits of employees, evaluate management performance and establish executive compensation. In the performance of its functions, the Compensation and Personnel Committee will have access to independent compensation counsel.

EXECUTIVE AND POLICY COMMITTEE


     The Executive and Policy Committee will exercise the powers of the Board of Directors in the management of the business and affairs of New ITT in the intervals between meetings of the Board of Directors.


LEGAL AFFAIRS COMMITTEE


     The Legal Affairs Committee will review and consider major claims and litigation and legal, regulatory, intellectual property and related governmental policy matters affecting New ITT and its subsidiaries. The Legal Affairs Committee will review management policies and programs relating to compliance with legal and regulatory requirements and business ethics.


NOMINATING COMMITTEE

     The Nominating Committee will make recommendations concerning the organization, size and composition of the Board of Directors and its Committees, propose nominees for election to the Board of Directors and its Committees and will consider the qualifications, compensation, and retirement of directors.

PUBLIC AFFAIRS COMMITTEE

     The Public Affairs Committee will review and define New ITT's social responsibilities, including issues of significance to New ITT and its shareholders and employees.

NEW ITT EXECUTIVE OFFICERS

     Listed below is certain information as to the executive officers who have been selected to serve after the Distribution.

   NAME, POSITION WITH NEW ITT AND AGE                      BIOGRAPHICAL DATA
- ------------------------------------------  -------------------------------------------------
Rand V. Araskog, 63.......................  See information under "-- NEW ITT BOARD OF
Chairman and Chief Executive                DIRECTORS".
Robert A. Bowman, 40......................  See information under "-- NEW ITT BOARD OF
President and Chief Operating Officer       DIRECTORS".


Peter G. Boynton, 52......................  Mr. Boynton has been Senior Vice President of ITT
Senior Vice President; President and Chief  since July 1995 and President and Chief Operating
Operating Officer Of CWI                    Officer of Caesars World, Inc. since February
                                            1995. After joining Caesars World, Inc. in 1975,
                                            Mr. Boynton held various positions, including
                                            President and Chief Operating Officer of Caesars
                                            Atlantic City Hotel/Casino from 1982 to December
                                            1994.
Juan C. Cappello, 57......................  Mr. Cappello has been Senior Vice President and
Senior Vice President, Corporate Relations  Director of Corporate Relations since 1984 and a corporate officer since 1981. He has occupied
                                            executive positions with ITT, both in Latin
                                            America and the United States, since joining ITT
                                            in 1968. Mr. Cappello is a director of ITT
                                            Educational Services, Inc., Ciga S.p.A. and Ciga
                                            Immobiliaria Sardegna, a 51% owned subsidiary of
                                            Ciga S.p.A.

   NAME, POSITION WITH NEW ITT AND AGE                      BIOGRAPHICAL DATA
- ------------------------------------------  -------------------------------------------------
Gerald C. Crotty, 43......................  Mr. Crotty has been Senior Vice President of ITT
Senior Vice President; Chairman, President  since October 1994 and Chairman, President and
  and Chief Executive Officer of ITT        Chief Executive Officer of ITT Information
Information Services                        Services, Inc. from October 1993 to the present.
                                            He served as Vice President of ITT from August
                                            1991 until September 1994 and also served as
                                            President and Chief Operating Officer of ITT
                                            Consumer Financial Corporation from February 1992
                                            until September 1993. Mr. Crotty served for
                                            several years as Secretary to the Governor of the
                                            State of New York ending in July 1991.
Jon F. Danski, 42.........................  Mr. Danski has been Senior Vice President and
Senior Vice President and Controller        Controller of ITT since October 1993. Prior to
                                            that time, Mr. Danski served as Vice President
                                            and General Auditor of RJR Nabisco Corporation
                                            from August 1989 until October 1993.
John Kapioltas, 68........................  Mr. Kapioltas has been Chairman of the Board and
Chairman and Chief Executive Officer of     Chief Executive Officer of ITT Sheraton since
  ITT Sheraton and CWI                      1985 and was also President of ITT Sheraton
                                            between 1985 and 1993. He was named Chairman and
                                            Chief Executive Officer of Caesars World, Inc. as
                                            of July 31, 1995.
Ralph W. Pausig, 60.......................  Mr. Pausig has been Senior Vice President and
Senior Vice President, Human Resources      Director of Human Resources of ITT since 1987. He
                                            is a director of ITT Educational Services, Inc.
Ann N. Reese, 42..........................  Ms. Reese has been Senior Vice President and
Executive Vice President and Chief          Treasurer of ITT since September 1992. Ms. Reese
  Financial Officer                         served as Vice President and Assistant Treasurer
                                            of ITT from January 1989 to August 1992.
Richard S. Ward, 54.......................  Mr. Ward has been Executive Vice President and
Executive Vice President, General Counsel   General Counsel of ITT since May 1994. Prior to
  and Corporate Secretary                   that time, he served as Senior Vice President and
                                            General Counsel of ITT from September 1992 to May
                                            1994 and as Vice President and Associate General
                                            Counsel of ITT from 1984 to August 1992. Mr. Ward
                                            also serves on the Board of Directors of ITT
                                            Educational Services, Inc.
Daniel P. Weadock, 56.....................  Mr. Weadock has been Senior Vice President of ITT
Senior Vice President; President and Chief  since July 1995 and President and Chief Operating
Operating Officer of ITT Sheraton           Officer of ITT Sheraton Corporation since
                                            November 1993 to present. He served as Chairman,
                                            President and Chief Executive Officer of ITT
                                            Communications and Information Services, Inc.
                                            from May 1988 until October 1993. Since joining
                                            ITT in 1961, he has served in various other
                                            positions.



EMPLOYMENT AGREEMENT



     Prior to the Distribution, New ITT is expected to enter into an employment contract with Mr. Araskog (the "Araskog Employment Agreement") which will provide for, among other things: (i) a base salary of $2,000,000 per year, entitlement to receive bonus and additional incentive compensation each year as may be awarded in the discretion of the Compensation and Personnel Committee of the New ITT Board, participation in New ITT's benefit plans (other than pre-retirement and post-retirement life insurance benefits), contrac-tual disability and death benefits, his employment as chairman and chief executive of New ITT until October 31, 2000 (when he will have reached age 69);
(ii) his service as consultant to his successor as chief executive of New ITT from November 1, 2000 through October 31, 2003 for a fee of not less than $400,000 per year; (iii) his nomination as director of New ITT at each annual meeting of New ITT shareholders commencing with the annual meeting for 2001 and including the annual meeting to be held in 2003 and, upon election, payment to him of the usual director's fees for service in such capacity; (iv) the provision of office space and certain staff and transportation assistance in connection with his service as a director and consultant subsequent to October 31, 2000; (v) certain payments in the event that (A) at any time prior to October 31, 2000, Mr. Araskog is not re-elected as chairman and employed as chief executive, which payments would be made (I) in monthly installments over the term of the contract remaining through October 31, 2000 in amounts equal per annum to the salary received by Mr. Araskog for the calendar year immediately preceding such event plus a percentage of the average bonus received by Mr. Araskog with respect to the three calendar years immediately preceding such event and (II) in the form of a discounted lump sum payment on or about October 31, 2000 equal to the then present value of the consulting fee and the director's fees referred to above, or (B) after completion of services through October 31, 2000 in accordance with the terms of the contract, Mr. Araskog at any time prior to October 31, 2003 is not nominated as a director of New ITT, which payment would be in the form of a discounted lump sum payment equal to the then present value of the balance remaining of the consulting fee and the director's fees referred to above; and (vi) covenants by Mr. Araskog against competition with any business actively conducted by New ITT or any of its subsidiaries and for compliance with the New ITT Code of Corporate Conduct.


COMPENSATION OF NEW ITT EXECUTIVE OFFICERS



     The following table discloses the compensation received by New ITT's Chief Executive and the four other most highly paid executive officers for services rendered to ITT for the three fiscal years ending December 31.


                           SUMMARY COMPENSATION TABLE


                                                                                                  LONG-TERM
                                                             ANNUAL COMPENSATION                 COMPENSATION
                                                 -------------------------------------------   ----------------
                                                                                OTHER ANNUAL      SECURITIES       ALL OTHER
                                                                                COMPENSATION      UNDERLYING      COMPENSATION
          NAME AND PRINCIPAL POSITION            YEAR   SALARY($)   BONUS($)       (1)($)      OPTIONS(2)(3)(#)      (4)($)
- -----------------------------------------------  ----   ---------   ---------   ------------   ----------------   ------------
Rand V. Araskog................................  1994   1,625,000   2,405,000      219,457          180,000          58,656
 Chairman, President and                         1993   1,525,000   2,584,900      185,793          163,968          54,346
 Chief Executive ITT                             1992   1,462,500          --      210,459               --          51,188
Robert A. Bowman...............................  1994     456,250     471,750       25,534           60,000          13,844
 Executive Vice President                        1993     416,667     540,300      368,537           65,587          11,388
 and Chief Financial Officer-ITT                 1992     289,166          --          587            5,466           6,544
John Kapioltas.................................  1994     510,417     400,000       13,051           15,000          19,652
 Chairman and Chief Executive                    1993     500,000     175,000        8,693           16,397          18,471
 Officer-ITT Sheraton                            1992     479,167          --        4,601               --          16,805
Richard S. Ward................................  1994     358,750     336,874       22,544           35,000          14,338
 Executive Vice President                        1993     285,833     200,000       30,953           27,328          10,976
 and General Counsel-ITT                         1992     226,667          --      246,293               --           7,986
Daniel P. Weadock..............................  1994     500,000     385,000       13,408           35,000          17,500
 President and Chief Operating                   1993     462,689     278,000       24,468           38,259          16,194
 Officer -- ITT Sheraton                         1992     461,248     220,500       15,681               --          16,037


- ---------------

(1) All allowances shown in this column are tax reimbursement allowances, which are intended to offset the inclusion in taxable income of the value of certain benefits, except that: (a) the amounts shown for Mr. Araskog also includes $128,873, $99,929, and $132,052 in 1994, 1993, and 1992,
    respectively, for personal benefits including tax and financial counseling and transportation services, (b) the amount shown for Mr. Bowman in 1993 also includes $205,373 in relocation allowance and (c) the amounts for Mr. Ward include $11,167 and $164,057 in relocation allowances in 1993 and 1992, respectively.



(2) The column for Long-Term Incentive Plan Payouts was eliminated because there were no such items during the three-year period ending in 1994. The column for Restricted Stock Awards was eliminated because there were no such awards during the three-year period ending in 1994.



(3) The named executives do not hold any stock appreciation rights in connection with the options shown.

    The number and exercise prices of all ITT stock options outstanding at the time of the spin-off to shareholders of ITT of Rayonier Inc., a former subsidiary of ITT, were adjusted for decreases in the economic value of the options as a result of the distribution to shareholders. This adjustment increased the number of options by 9.3% and decreased the exercise prices of the options then outstanding by approximately 8.5%.



(4) All amounts shown in this column are company contributions under the ITT Investment and Savings Plan and the ITT Excess Savings Plan, which are defined contribution plans. ITT makes a matching contribution in an amount equal to 50% of an employee's contribution, such matching contribution not to exceed three percent (3%) of such employee's salary. Under these plans, ITT also makes a non-matching contribution equal to one-half of one percent
   ( 1/2 of 1%) of an employee's salary.



ANNUAL INCENTIVE BONUS PLAN


     Under the ITT Annual Incentive Bonus Plan, the amounts of annual bonus awards are based upon corporate financial performance for the year compared to annual performance goals established by the Compensation and Personnel Committee at the beginning of the year. For 1994, such performance goals were earnings per share compared to budget, earnings per share compared to the prior year and return on equity compared to budget. These measures were weighted 40%, 40% and 20%, respectively. The weighted average performance factor under the formula was calculated at 116%. Under a leveraged performance/payout schedule, the performance factor generated a standard bonus adjustment factor of 148%. The calculated bonus amounts for 1994 performance are shown in the Summary Compensation Table above.

     The Compensation and Personnel Committee awarded a bonus of $2,405,000 to Mr. Araskog for 1994. This amount, as well as the awards for the other named officers, was determined strictly in accordance with the above described formula and standard bonus adjustment factor, except for Mr. Ward, who earned a 1994 bonus of $236,874 pursuant to the formula. In addition, the Compensation and Personnel Committee authorized a special discretionary bonus of $100,000 for Mr. Ward to recognize his contributions as General Counsel in negotiating new business acquisitions in 1994.

     At the 1995 Annual Meeting of ITT Shareholders, the shareholders approved certain amendments to the annual incentive bonus program. One of the proposed amendments established a maximum amount of $4 million which may be paid to any covered executive. The other amendment provides that a participant's target bonus award for a particular performance year will be based upon the covered employee's annual rate of salary and position as of the end of such performance year rather than at the beginning thereof.

     If the proposed amendments had been in effect at the time the performance bonuses for 1994 were determined, the amount of the performance bonus payable to Mr. Araskog would still have been the amount actually paid as shown under "Bonus" in the Summary Compensation Table set forth above, while the amounts of the bonuses payable to Mr. Bowman and Mr. Ward would have been $555,000 and $440,000, respectively, instead of the amounts shown opposite their respective names under "Bonus" in such table.


     Mr. Kapioltas' and Mr. Weadock's bonuses were determined according to a bonus plan applicable to ITT Sheraton.


     It is contemplated that an annual bonus program with substantially comparable terms will be carried forward in future years by New ITT in substantially the same form after the Distribution Date and that it will be administered by the Compensation and Personnel Committee of the New ITT Board of Directors. The Compensation and Personnel Committee, however, will evaluate the program and may adopt a new program based on industry competitive practices and to comply with Federal income tax requirements with regard to performance-based, tax deductible executive compensation.

OPTION GRANTS ON ITT COMMON STOCK TO NEW ITT EXECUTIVES IN LAST FISCAL YEAR

     The following table provides information on fiscal year 1994 grants of options to the named New ITT executives to purchase shares of ITT Common Stock. No options to acquire New ITT Common Stock have been granted or are outstanding.


                               INDIVIDUAL GRANTS TO PURCHASE ITT COMMON STOCK
- ------------------------------------------------------------------------------------------------------------
                                                                                  POTENTIAL REALIZABLE VALUE
                                                                                              AT
                             NUMBER OF                                             ASSUMED ANNUAL RATES OF
                             SECURITIES    % OF TOTAL                              STOCK PRICE APPRECIATION
                             UNDERLYING     OPTIONS                                          FOR
                              OPTIONS      GRANTED TO    EXERCISE                       OPTION TERM(4)
                             GRANTED(1)   EMPLOYEES IN   PRICE(3)    EXPIRATION   --------------------------
           NAME                 (#)         1994(2)      ($/SHARE)      DATE          5%             10%
- ---------------------------  ----------   ------------   ---------   ----------   ----------     -----------
Rand V. Araskog............    180,000         9.6        $ 84.00      10/13/04   $9,509,400     $24,096,600
Robert A. Bowman...........     60,000         3.2          84.00      10/13/04    3,169,800       8,032,200
John Kapioltas.............     15,000         0.8          84.00      10/13/04      792,450       2,008,050
Richard S. Ward............     35,000         1.9          84.00      10/13/04    1,849,050       4,685,450
Daniel P. Weadock..........     35,000         1.9          84.00      10/13/04    1,849,050       4,685,450


- ---------------
(1) The numbers in this column represent options to purchase ITT Common Stock.


(2) Percentages indicated are based on a total of 1,876,198 options granted to 656 employees of ITT during 1994.


(3) The exercise price per share is 100% of the fair market value of a share of ITT Common Stock on the date of grant. The exercise price may be paid in cash or in shares of ITT Common Stock valued at their fair market value on the date of exercise. Options granted on October 11, 1994 at the exercise price of $84.00 per share are not exercisable until the trading price of ITT Common Stock equals or exceeds $105.00 per share for 10 consecutive trading days (which occurred on May 15, 1995) at which time two-thirds of the options will be exercisable; when the trading price equals or exceeds $117.60 per share for 10 consecutive trading days, the options will be fully exercisable. Notwithstanding the above, the options will be fully exercisable after October 11, 2003, but no later than October 13, 2004.

(4) At the end of the term of the options granted on October 11, 1994, the projected price of a share of ITT Common Stock would be $136.83 and $217.67 at an assumed annual appreciation rate of 5% and 10%, respectively.


     On May 9, 1995, the Compensation and Personnel Committee of ITT awarded 455,000 stock options to eight executive officers of New ITT including Messrs. Araskog, Bowman, Kapioltas, Ward and Weadock for 180,000, 60,000, 15,000, 35,000 and 25,000 shares of ITT Common Stock, respectively. These options were granted at the exercise price of $108.75 per share and will become fully exercisable at the earlier of the ninth anniversary date of the grant or when the closing price of ITT Common Stock is equal to or greater than $135.94 for ten consecutive trading days. All of these options will expire on May 11, 2005.



     In addition, on May 9, 1995, the Committee granted 47,500 shares of restricted stock to five executive officers of New ITT including Messrs. Araskog, Bowman and Ward for 25,000, 10,000 and 2,500 shares, respectively. Mr. Araskog's award will vest in full on January 1, 2001. Awards for the other named officers will vest in full on the fifth anniversary of the date of grant. Termination of employment before restrictions lapse will generally cause the shares to be forfeited except in cases of death, disability or retirement. Recipients of restricted stock receive dividends in the same manner as other shareholders.


     In connection with the Distribution, it is expected that each of the above stock options and restricted stock awards will be surrendered to ITT and that substitute stock options and substitute restricted stock awards will be made under the 1995 New ITT Incentive Stock Plan (as described below). For a discussion of the treatment of stock options and other stock awards held by current employees of ITT and future employees of ITT Industries, New ITT or ITT Hartford, see "EMPLOYEE BENEFITS AND COMPENSATION MATTERS -- ITT STOCK OPTIONS AND OTHER AWARDS".

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUE(1)

     The following table provides information on option exercises in 1994 by the named executives of New ITT and the value of each such executive's unexercised options to acquire ITT Common Stock at December 31, 1994.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES(1)


                                                                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED,
                                                                  UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                        OPTIONS AT                  OPTIONS HELD AT
                                                                    FISCAL YEAR-END(#)           FISCAL YEAR-END($)(2)
                               SHARES ACQUIRED       VALUE      ---------------------------   ---------------------------
            NAME                ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -----------------------------  ----------------   -----------   -----------   -------------   -----------   -------------
Rand V. Araskog..............           --               --            --        343,968              --      1,566,337
Robert A. Bowman.............           --               --        34,615        123,766       1,249,083        736,343
John Kapioltas...............           --               --        57,389         31,397       2,194,311        142,745
Richard S. Ward..............           --               --        12,352         62,328         518,413        284,206
Daniel P. Weadock............           --               --        36,619         73,259       1,590,624        533,068


- ---------------

(1) The number and exercise price of all options outstanding at the time of the spin-off to shareholders of ITT of Rayonier Inc., a former subsidiary of ITT, were adjusted for decreases in the economic value of the options as a result of the distribution to shareholders. This adjustment increased the number of options by 9.3% and decreased the exercise prices of the options then outstanding by approximately 8.5%.


(2) Based on the NYSE consolidated trading closing price of ITT Common Stock on December 30, 1994 of $88.63.

    ITT LONG-TERM PERFORMANCE PLAN


     Under the ITT Long-Term Performance Plan, target contingent cash awards were made on December 12, 1991 (the "1992 Class Awards") to ITT executives, including certain of those individuals who will be executive officers of New ITT after the Distribution. Under the 1992 Class Awards, for Messrs. Araskog, Bowman and Ward, the ultimate payment value of a target award, if any, will be based upon ITT's return on equity ("ROE") performance during the three-year period 1993 through 1995 as measured against predetermined ROE goals for each year. Each year of the performance period has been assigned a specific weighting: 15%, 35% and 50% for 1993, 1994 and 1995, respectively. If the actual weighted average ROE performance is less than 90% of the ROE goals, no payment is earned. A similar formula will apply to Mr. Kapioltas based on ITT Sheraton's ROE performance. Mr. Weadock is a participant in the ITT COINS Long-Term Performance Plan. The ultimate payment value of his target contingent award, if any, will be based upon ITT COINS' ROE performance during the four-year period 1992 through 1995 as measured against pre-established ROE goals for each year. Each year of the performance period has been assigned a specific weighting: 10%, 15%, 25% and 50% for 1992, 1993, 1994 and 1995, respectively. If the actual weighted average ROE performance is less than 90% of the ROE goals, no payment is earned.


     1992 Class Awards for the five most highly compensated executive officers of New ITT are listed in the table below:


                                                       PERFORMANCE
                                                         OR OTHER
                                                       PERIOD UNTIL   1992 CLASS   1992 CLASS   1992 CLASS
                                   CONTINGENT TARGET    MATURATION      AWARD        AWARD        AWARD
              NAME                      AWARDS          OR PAYOUT     THRESHOLD(1) TARGET(2)    MAXIMUM(3)
- ---------------------------------  -----------------   ------------   ----------   ----------   ----------
Rand V. Araskog..................     $ 3,500,000        12/31/95     $1,166,667   $3,500,000   $7,000,000
Robert A. Bowman.................       1,200,000        12/31/95        400,000    1,200,000   2,400,000
John Kapioltas...................         700,000        12/31/95        233,333      700,000   1,400,000
Richard S. Ward..................         300,000        12/31/95        100,000      300,000     600,000
Daniel P. Weadock................         640,000        12/31/95        213,333      640,000   1,280,000


- ---------------
(1) Based upon a weighted average ROE goal achievement of 90%, resulting in payment of 33% of the target award in the first quarter of 1996.

(2) Based upon a weighted average ROE goal achievement of 100%, resulting in payment of 100% of the target award in the first quarter of 1996.

(3) Based upon a weighted average ROE goal achievement of 130% or more, resulting in payment of 200% of the target award in the first quarter of 1996.


     In connection with the Distribution, any post-Distribution payments (and the corresponding reserves of ITT) to current ITT executives in respect of the Plan will remain the responsibility of ITT Industries pursuant to the Employee Benefits Services and Liability Agreement described under "RELATIONSHIP BETWEEN ITT INDUSTRIES, NEW ITT AND ITT HARTFORD AFTER THE DISTRIBUTION -- EMPLOYEE BENEFITS AGREEMENT". It is contemplated that New ITT may adopt a comparable long-term incentive plan after the Distribution Date and, if adopted, the plan will be administered by the Compensation and Personnel Committee of the New ITT Board of Directors.


     For a description of certain other aspects of the Plan, see "ITT INDUSTRIES MANAGEMENT AND EXECUTIVE COMPENSATION -- ITT LONG-TERM PERFORMANCE PLAN".

NEW ITT COMPENSATION, BENEFIT AND RETIREMENT PLANS

     The following is a description of the compensation, benefit and retirement plans currently expected to be adopted by New ITT.

1995 NEW ITT INCENTIVE STOCK PLAN

     One of the reasons for the Distribution is to enable New ITT to provide meaningful long-term incentives for its executives and other key employees, directly related to their individual and collective performance in enhancing shareholder value. Once the Distribution has been effected and a public market has developed for the New ITT Common Stock, market-based incentives based on New ITT stock performance will allow New ITT to provide significant incentives to the key employees of New ITT to a degree not previously available under ITT's compensation programs. Awards of stock options and other market-based incentives will permit key employees to profit proportionately as shareholder value is enhanced (as evidenced by the market price for New ITT Common Stock) and will also give New ITT an effective tool to encourage key employees to continue in the employ of New ITT.


     In order to achieve these objectives, effective prior to the Distribution, the Board of Directors of New ITT is expected to adopt the 1995 New ITT Incentive Stock Plan (the "1995 New ITT Stock Plan"). The 1995 New ITT Stock Plan will be administered by the New ITT Compensation and Personnel Committee. Approval of Proposal Four set forth under "INTRODUCTION -- PURPOSE OF THE SPECIAL MEETING" will constitute shareholder approval of the 1995 New ITT Stock Plan.



     The 1995 New ITT Stock Plan provides for the grant of incentive stock options (qualifying under Section 422 of the Internal Revenue Code), non-qualified stock options, SARs, performance shares and restricted stock, or any combination of the foregoing, as the Compensation and Personnel Committee may determine, as well as substitute stock options, stock appreciation rights and restricted stock (collectively, "Awards"). The 1995 New ITT Stock Plan will expire on December 31, 2005. No determination has yet been made as to the number of employees of New ITT who will be eligible to participate in the 1995 New ITT Stock Plan. During 1995, approximately 345 persons who will be employees of New ITT will have received stock options under the ITT 1994 Incentive Stock Plan.



     The 1995 New ITT Stock Plan contains a formula for establishing an annual limit on the number of shares which may be awarded (or with respect to which non-stock Awards may be made) in any given calendar year (the "Annual Limit"). The Annual Limit formula is expressed as a percentage of New ITT's total issued and outstanding Common Stock and treasury stock as of the year end immediately preceding the year of awards ("Plan Year"). In addition, for the Plan Year that includes the Distribution, the number of shares which may be awarded will equal the Annual Limit plus the number of substitute Awards granted to employees who surrender ITT stock awards. Under the Annual Limit formula, the maximum number of shares of New ITT Common Stock for which Awards may be granted under the Plan in each Plan Year shall be 1.5% of the total of the issued and outstanding shares of New ITT Common Stock and treasury stock as reported in the Annual Report on Form 10-K of New ITT for the fiscal year ending immediately prior to any Plan Year. Any unused portion of the Annual Limit for any Plan Year shall be carried forward and be made available for awards in succeeding Plan Years.



     In addition to the foregoing, in no event shall more than five million shares of New ITT Common Stock be cumulatively available for Awards of incentive stock options under the 1995 New ITT Stock Plan, and provided further, that no more than 20% of the total number of shares available on a cumulative basis shall be available for restricted stock and performance share awards. For any Plan Year, no individual employee may receive stock options for more than the lesser of (i) 10% of the Annual Limit applicable to that Plan Year and (ii) 500,000 shares; except that, for the Plan Year that follows the Distribution Date, each individual employee may receive in addition to the foregoing limit that number of stock options equal to the lesser of (x) 2,600,000 and (y) the number of substitute stock options required to replace ITT stock options surrendered by such employee in connection with the spin-off by ITT of the shares of New ITT to ITT shareholders.



     Subject to the above limitations, shares of New ITT Common Stock to be issued under the 1995 New ITT Stock Plan may be made available from the authorized but unissued New ITT Common Stock or from shares purchased on the open market. In the event of a reorganization, merger, stock dividend, or any other change in the corporate structure of New ITT or the New ITT Common Stock, the number of shares subject to the 1995 New ITT Stock Plan, the number of shares then subject to Awards and the price per share payable on exercise of options may be appropriately adjusted by the Compensation and Personnel Committee. Other than the above adjustments, it is the New ITT Board's policy that no options will be cancelled and reissued at a lower price unless the shareholders approve such action.



     For the purpose of computing the total number of shares of stock available for Awards under the 1995 New ITT Stock Plan, there shall be counted against the foregoing limitations the number of shares of New ITT Common Stock subject to issuance upon exercise or settlement of Awards and the number of shares of New ITT Common Stock which equal the value of Performance Share Awards, in each case determined as at the dates on which such Awards are granted. If any Awards under the 1995 New ITT Stock Plan are forfeited, are terminated, expire unexercised, are settled in cash in lieu of New ITT Common Stock or are exchanged for other Awards, the shares of stock which were theretofore subject to such Awards shall again be available for Awards under the 1995 New ITT Stock Plan to the extent of such forfeiture, termination, expiration, cash settlement or exchange of such Awards. Further, any shares that are exchanged (either actually or constructively) by optionees as full or partial payment to New ITT of the purchase price of shares being acquired through the exercise of a stock option granted under the 1995 New ITT Stock Plan may be available for subsequent Awards, provided however, that such shares may be awarded only to those participants who are not directors or executive officers (as that term is defined in the rules and regulations under Section 16 of the Exchange Act).



     The Compensation and Personnel Committee, made up entirely of non-employee directors, none of whose members may receive any award under the 1995 New ITT Stock Plan, will administer the 1995 New ITT Stock Plan, including, but not limited to, making determinations with respect to the designation of those employees who shall receive Awards, the number of shares to be covered by options, SARs and restricted stock awards, the exercise price of options (which may not be less than 100% of the fair market value of New ITT Common Stock on the date of grant), other option terms and conditions and the number of performance shares to be granted and the applicable performance objectives. The Compensation and Personnel Committee may impose such additional terms and conditions on an Award as it deems advisable. The Compensation and Personnel Committee's decisions in the administration of the 1995 New ITT Stock Plan shall be binding on all persons for all purposes.


     The Compensation and Personnel Committee may in its sole discretion delegate such administrative powers as it may deem appropriate to the chief executive officer or other members of senior management, except that Awards to executive officers shall be made solely by the Compensation and Personnel Committee and subject to compliance with Rule 16b-3 of the Exchange Act.

     Awards will be made, in the discretion of the Compensation and Personnel Committee, to employees of New ITT and any of its subsidiaries (including officers and members of the Board of Directors who are also employees) whose responsibilities and decisions directly affect the performance of New ITT and its subsidiaries.

     Substitute Awards

     To provide meaningful compensation in the form of stock options to acquire New ITT Common Stock to key employees of New ITT who surrendered options to acquire stock in ITT in connection with the Distribution, the Compensation and Personnel Committee is authorized to issue substitute New ITT stock options and related rights in the aggregate amount of 16,500,000 shares or such lower number as may be necessary to preserve the economic value of the surrendered ITT options and related rights. Subject to this limitation, shares of New ITT Common Stock to be issued upon the exercise of substitute stock options may be made available from authorized but unissued shares or from treasury shares or from shares purchased in the open market.

     The maximum number of substitute New ITT stock options and related rights that may be granted to any individual employee is 2,600,000 or such lower number as may be necessary to preserve the economic value of the surrendered ITT options and related rights by any such individual employee.

     The Compensation and Personnel Committee is also authorized to issue substitute grants of New ITT restricted stock to replace the ITT restricted stock surrendered by New ITT employees in connection with the Distribution.

     The terms and conditions of each substitute stock award, including, without limitation, the time or times when, and the manner in which, each substitute option shall be exercisable, the duration of the exercise period, the permitted method of exercise, settlement and payment, the rules that shall apply in the event of the termination of employment of the key employee, the events, if any, that may give rise to a key employee's right to accelerate the time of exercise of an option and the vesting provisions of restricted stock, shall be the same as those of the surrendered ITT stock award.

     Stock Options and Related SARs


     Incentive stock options and related SARs under the 1995 New ITT Stock Plan must expire within 10 years after grant; non-qualified stock options and related SARs will expire not more than 10 years and two days after grant. No SAR may be exercised until at least six months after it is granted. The exercise price for options and SARs must be at least equal to the fair market value of the New ITT Common Stock on the date of grant. The exercise price for options must be paid to New ITT at the time of exercise and, in the discretion of the Compensation and Personnel Committee, may be paid in the form of cash or already-owned shares of New ITT Common Stock or a combination thereof. During the lifetime of an employee, an option must be exercised only by the individual (or his or her estate or designated beneficiary) but no later than three months after his or her termination of employment (or for longer periods as determined by the Compensation and Personnel Committee if termination is caused by retirement, disability or death, but in no event later than the expiration of the original term of the option). If an optionee voluntarily resigns or is terminated for cause, the options and SARs are cancelled immediately.


     Performance Shares


     Performance shares under the 1995 New ITT Stock Plan are contingent rights to receive future payments based on the achievement of individual or company performance objectives as prescribed by the Compensation and Personnel Committee. The maximum number of performance shares that may be granted to any individual employee in any given year is 100,000. The amounts paid will be based on actual performance over a period from two to five years, as determined by the Compensation and Personnel Committee, using one or more of the following objective criteria, as it deems appropriate: earnings per share, return on equity, cash flow or total shareholder return of New ITT. Payments may be made in the form of shares of New ITT Common Stock, cash or a combination of New ITT Common Stock and cash. The ultimate payments are determined by the number of shares earned and the price of New ITT Common Stock at the end of the performance period. In the event an employee terminates employment during such a performance period, the employee will forfeit any right to payment. However, in the case of retirement, permanent total disability, death or cases of special circumstances, the employee may, in the discretion of the Compensation and Personnel Committee, be entitled to an award prorated for the portion of the performance period during which he or she was employed by New ITT.

     Restricted Shares


     Restricted shares of New ITT Common Stock awarded under the 1995 New ITT Stock Plan will be issued subject to a restriction period set by the Compensation and Personnel Committee during which time the shares may not be sold, transferred, assigned or pledged. In the event an employee terminates employment during a restriction period, all such shares still subject to restrictions will be forfeited by the employee and reacquired by New ITT. The Compensation and Personnel Committee may provide for the lapse of restrictions in installments where deemed appropriate and it may also require the achievement of predetermined performance objectives in order for such shares to vest. The recipient, as owner of the awarded shares, shall have all other rights of a shareholder, including the right to vote the shares and receive dividends and other distributions during the restriction period. The restrictions may be waived, in the discretion of the Compensation and Personnel Committee, in the event of the awardee's retirement, permanent total disability, death or in cases of special circumstances.


     Compensation Upon Change of Control


     The 1995 New ITT Stock Plan provides for the automatic protection of intended economic benefits by key employees in the event of a change in control of New ITT (i.e., upon the occurrence of an "Acceleration Event" as defined in the 1995 New ITT Stock Plan). Notwithstanding any other provisions of the 1995 New ITT Stock Plan, upon the occurrence of an Acceleration Event (a) all options and SARs will generally become immediately exercisable for a period of 60 calendar days; (b) options and SARs will continue to be exercisable for a period of seven months in the case of an employee whose employment is terminated other than for cause or who voluntarily terminates employment because of a good faith belief that such employee will not be able to discharge his or her duties; (c) SARs exercised during the 60-day period will be settled fully in cash based on a formula price generally reflecting the highest price paid for a share of New ITT Common Stock during the 60-day period preceding the date such SAR is exercised;
(d) "limited stock appreciation rights" shall automatically be granted on all outstanding options not otherwise covered by a SAR, which shall generally be immediately exercisable in full and which shall entitle the holders to the same exercise period and formula price referred to in (a), (b) and (c) above; (e) outstanding performance share awards shall automatically vest, with the valuation of such performance shares based on the formula price; and (f) restrictions applicable to awards of restricted stock shall be automatically waived.



     Options, SARs, performance shares or restricted stock which are granted, accelerated or enhanced upon the occurrence of a takeover (i.e., an "Acceleration Event" as defined in the 1995 New ITT Stock Plan) may give rise, in whole or in part, to "excess parachute payments" within the meaning of
Section 280G of the Internal Revenue Code and, to such extent, will be nondeductible by New ITT and subject to a 20% excise tax to the awardee.



     "Acceleration Event" is generally defined in the 1995 New ITT Stock Plan as any of the following events: (i) a report on Schedule 13D shall be filed with the SEC pursuant to Section 13(d) of the Exchange Act disclosing that any person (within the meaning of Section 13(d) of the Exchange Act), other than New ITT or a subsidiary of New ITT or any employee benefit plan sponsored by New ITT or a subsidiary of New ITT, is the beneficial owner directly or indirectly of 20% or more of the outstanding New ITT Common Stock; (ii) any person (within the meaning of Section 13(d) of the Exchange Act), other than New ITT or a subsidiary of New ITT or any employee benefit plan sponsored by New ITT or a subsidiary of New ITT, shall purchase shares pursuant to a tender offer or exchange offer to acquire any New ITT Common Stock (or securities convertible into such Common Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in

Rule 13d-3 under the Exchange Act) directly or indirectly of 15% or more of the outstanding New ITT Common Stock (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire Common Stock); (iii) the shareholders of New ITT shall approve (A) any consolidation or merger of New ITT in which New ITT is not the continuing or surviving corporation or pursuant to which shares of New ITT Common Stock would be converted into cash, securities or other property, other than a merger of New ITT in which holders of New ITT Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of New ITT; or (iv) there shall have been a change in a majority of the members of the Board of Directors of New ITT within a 12-month period unless the election or nomination for election by New ITT's shareholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such 12-month period.


     The New ITT Board may amend or discontinue the 1995 New ITT Stock Plan at any time and, specifically, may make such modifications to the 1995 New ITT Plan as it deems necessary to avoid the application of Section 162(m) of the Internal Revenue Code and the Treasury regulations issued thereunder. However, shareholder approval is required for certain amendments, including any amendment which may (i) increase the number of shares reserved for awards (except as provided in the 1995 New ITT Stock Plan with respect to stock splits or other similar changes), (ii) materially change the group of employees eligible for Awards, (iii) materially increase the benefits accruing to participants under the 1995 New ITT Stock Plan or (iv) permit Awards after December 31, 2005.



     Certain Tax Consequences



     The following is a brief summary of the current Federal income tax rules generally applicable to awards under the 1995 New ITT Stock Plan.



     Non-qualified Options. An optionee is not subject to Federal income tax upon grant of a non-qualified stock option. At the time of exercise, the optionee will realize compensation income (subject to withholding) to the extent that the then fair market value of the stock exceeds the option price. The amount of such income will constitute an addition to the optionee's tax basis in the optioned stock. Sale of the shares will result in capital gain or loss (long-term or short-term depending on the optionee's holding period). New ITT is entitled to a Federal tax deduction at the same time and to the same extent that the optionee realizes compensation income.



     Incentive Stock Options ("ISOs"). Options under the 1995 New ITT Stock Plan denominated as ISOs are intended to constitute incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended. An optionee is not subject to Federal income tax upon either the grant or exercise of an ISO. If the optionee holds the shares acquired upon exercise for at least one year after issuance of the optioned shares and until at least two years after grant of the option, then the difference between the amount realized on a subsequent sale or other disposition of the shares and the option price will constitute long-term capital gain or loss. New ITT will not be entitled to a Federal tax deduction with respect to the grant or exercise of the ISO.



     If the optionee sells the shares acquired under an ISO before the requisite holding period, he or she will be deemed to have made a "disqualifying disposition" of the shares and will realize compensation income in the year of disposition equal to the lesser of the fair market value of the shares at exercise or the amount realized on their disposition over the option price of the shares. Any gain recognized upon a disqualifying disposition in excess of the ordinary income portion will constitute either short-term or long-term capital gain. In the event of a disqualifying disposition, new ITT will be entitled to a Federal tax deduction in the amount of the compensation income realized by the optionee.



     The option spread on the exercise of an ISO is an adjustment in computing alternative minimum taxable income. No adjustment is required, however, if the optionee made a disqualifying disposition of the shares in the same year as he is taxed on the exercise.

     Stock Appreciation Rights ("SARs"). An optionee is not taxed upon the grant of SARs. An optionee exercising SARs for cash will realize compensation income (subject to withholding) in the amount of the cash or the fair market value of the shares received. New ITT is entitled to a tax deduction at the same time and to the same extent that the optionee realized compensation income.



     Performance Shares. An awardee of performance shares will generally realize compensation income (subject to withholding) when and to the extent that payment is made, whether in the form of cash or shares of New ITT Common Stock. To the extent that payment is made in the form of stock, income shall be measured by the then fair market value of the shares, which shall constitute an addition to the awardee's tax basis in such shares. New ITT will be entitled to a Federal tax deduction of the value of payment at the time of payment.



     Restricted Stock. An awardee of restricted stock will generally realize compensation income (subject to withholding) when and to the extent that the restrictions on the shares lapse, as measured by the value of the shares at the time of lapse. The awardee's holding period for the shares will not commence until the date of lapse, and dividends paid during the restriction period will be treated as compensation. The income realized on lapse of the restrictions will constitute an addition to the awardee's tax basis in the shares.



     In lieu of deferred recognition of income, the awardee may formally elect, within 30 days of award, to realize compensation income at the time of award, as measured by the fair market value of the stock on the date of award determined without regard to the restrictions. The income realized will constitute an addition to the tax basis of the shares. In the case of such election, any appreciation (or depreciation) on the shares during the restriction period will give rise to capital gain (or capital loss) upon the sale or other disposition of the shares. In the event that the awardee terminates employment during the restriction period and forfeits his shares, no deduction may be claimed and the taxes paid on award of the shares shall be forfeited.



     New ITT will be entitled to a Federal tax deduction at the same time and to the same extent that the awardee realizes compensation income.



     Excess Parachute Payments. Options, SARs, performance shares or restricted stock which are granted, accelerated or enhanced upon the occurrence of a takeover (i.e., an Acceleration Event as defined in the 1995 New ITT Stock Plan) may give rise, in whole or in part, to "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code and, to such extent, will be nondeductible by New ITT and subject to a 20% excise tax to the awardee.



     If the 1995 New ITT Stock Plan is approved by the shareholders, the Board may amend or discontinue it at any time. However, shareholder approval is required for any amendment which may (i) increase the number of shares reserved for awards (except as provided in Section 13 of the 1995 New ITT Stock Plan with respect to stock splits or other similar changes), (ii) materially change the group of employees eligible for Awards, (iii) materially increase the benefits accruing to participants under the 1995 New ITT Stock Plan, or (iv) permit Awards after December 31, 2005.



     THE FOREGOING SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES IN RESPECT OF THE 1995 NEW ITT STOCK PLAN IS FOR GENERAL INFORMATION ONLY. INTERESTED PARTIES SHOULD CONSULT THEIR OWN ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF SUCH PLAN, INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, STATE AND LOCAL TAX LAWS.



     The above summary of the 1995 New ITT Stock Plan is qualified in its entirety by reference to the full plan text which is set forth as Annex D hereto.


NEW ITT SEVERANCE PAY PLAN

     The existing ITT severance pay plan applies to ITT senior executives who are United States citizens or who are employed in the United States. Under the plan, if a participant's employment is terminated by ITT, other than for cause or as a result of other occurrences specified in the plan, the participant is entitled to severance pay in an amount up to 24 months of base salary depending upon his or her length of service. In no event shall such severance pay exceed the amount of base salary for the number of months remaining between the termination of employment and the participant's normal retirement date or two times the participant's total annual compensation during the year immediately preceding such termination. The plan includes offset provisions for other compensation from ITT and requirements on the part of executives with respect to non-competition and compliance with the ITT Code of Corporate Conduct. Under the plan, severance payments would ordinarily be made monthly over the scheduled term of such payments; however, ITT has the option to make such payments in the form of a single lump sum payment discounted to present value. At June 1, 1995, the named executive officers in the Summary Compensation Table (see "-- COMPENSATION OF NEW ITT EXECUTIVE OFFICERS") participate in this plan, except for Mr. Araskog who is covered by an employment contract.



     The annual salaries of Messrs. Bowman, Kapioltas, Ward and Weadock as of June 1, 1995, were $500,000, $525,000, $400,000 and $525,000 respectively.



     After the Distribution, it is anticipated that New ITT will adopt a similar plan for its senior executives, except for Mr. Araskog who will be covered by an employment agreement (see "-- EMPLOYMENT AGREEMENT").


NEW ITT INVESTMENT AND SAVINGS PLAN

     Many of the salaried employees of New ITT have been participants in the ITT Investment and Savings Plan for Salaried Employees. CWI maintains a similar plan which will be continued after the Distribution Date. Effective as of the Distribution Date, the ITT Investment and Savings Plan will be split into three separate plans, each covering the ITT Industries Employees, the New ITT Employees or the ITT Hartford Employees. Existing account balances of current New ITT Employees, including all shares of ITT Common Stock acquired by the ESOP that have been allocated to the accounts of such employees, will be transferred from the ITT Investment and Savings Plan to the New ITT Investment and Savings Plan. Existing account balances of current ITT Hartford Employees, including all shares of ITT Common Stock acquired by the ESOP that have been allocated to the accounts of such employees, will be transferred from the ITT Investment and Savings Plan to the ITT Hartford Investment and Savings Plan. Existing account balances of current ITT Industries Employees, including all shares of ITT Common Stock acquired by the ESOP that have been allocated to the accounts of such employees, will remain in the ITT Investment and Savings Plan, which will continue in existence as the ITT Industries Investment and Savings Plan. Existing account balances of each former employee of ITT Industries, New ITT and ITT Hartford, including all shares of ITT Common Stock acquired by the ESOP that have been allocated to the accounts of such former employee, will be transferred to the investment and savings plan maintained by the company responsible for providing retirement benefits to such former employee.

     Federal legislation limits the annual contributions which an employee may make to the New ITT Investment and Savings Plan, a tax-qualified retirement plan. Accordingly, prior to the Distribution Date, New ITT will adopt the New ITT Excess Savings Plan, which will enable an employee who is precluded by these limitations from contributing six percent of salary to the tax-qualified plan to make up the shortfall through salary deferrals and thereby receive the three percent maximum matching company contribution and one-half of one percent non-matching company contribution otherwise allowable under the tax-qualified plan. Salary deferrals, company contributions and imputed earnings will be entered into a book reserve account maintained by New ITT for each participant.

NEW ITT RETIREMENT PROGRAM

     ITT Sheraton sponsors a retirement plan for its U.S. salaried employees which mirrors the ITT Salaried Retirement Plan. CWI maintains a non-qualified pension arrangement for certain senior level executives, which will be continued after the Distribution Date. New ITT will adopt the ITT Sheraton Plan as the New ITT Salaried Retirement Plan and extend it to employees formerly covered by the ITT Salaried Retirement Plan. The New ITT Salaried Retirement Plan will be amended to recognize service with other ITT companies prior to the Distribution Date for eligibility, vesting and benefit accrual purposes and will further provide for an offset of any benefit payable from any ITT retirement plan covering the same period of service. The Plan will be further amended to recognize service with ITT Industries and ITT Hartford after the Distribution Date for eligibility and vesting purposes.

     The New ITT Salaried Retirement Plan will cover all eligible salaried employees of New ITT, including senior executive officers and other New ITT executives, but will not cover any employees of ITT Industries or ITT Hartford. The cost of the New ITT Salaried Retirement Plan will be borne entirely by New ITT.

     A member's annual pension will equal two percent of the member's average final compensation for each of the first 25 years of benefit service, plus one and one-half percent of a member's average final compensation for each of the next 15 years of benefit service, reduced by one and one-quarter percent of the member's primary Social Security benefit for each year of benefit service to a maximum of 40 years; provided that no more than one-half of the member's primary Social Security benefit is used for such reduction. A member's average final compensation (including salary plus approved bonus payments) will be defined under the Plan as the total of (i) a member's average annual base salary for the five calendar years of the last 120 consecutive calendar months of eligibility service affording the highest such average plus (ii) a member's average annual compensation not including base salary for the five calendar years of the member's last 120 consecutive calendar months of eligibility service affording the highest such average. The Plan also will provide for undiscounted early retirement pensions for members who retire at or after age 60 following completion of 15 years of eligibility service. A member will be vested in benefits accrued under the Plan upon completion of five years of eligibility service.


     Applicable Federal legislation limits the amount of benefits that can be paid and compensation which may be recognized under a tax-qualified retirement plan. ITT Sheraton currently maintains an excess benefit plan. New ITT will adopt this non-qualified unfunded retirement plan (the "New ITT Excess Pension Plan") for payment of those benefits at retirement that cannot be paid from the qualified Retirement Plan. The practical effect of the New ITT Excess Pension Plan is to continue calculation of retirement benefits to all employees on a uniform basis. Benefits under the New ITT Excess Pension Plan will generally be paid directly by New ITT. New ITT will also adopt an excess plan trust under which excess benefits under the New ITT Excess Pension Plan for certain officers of New ITT will be funded. Any such employee may indicate a preference, subject to certain conditions, to receive any excess benefit in the form of a single discounted lump sum payment. Any "excess" benefit accrued to any such employee will be immediately payable in the form of a single discounted lump sum payment upon the occurrence of a change in corporate control (as defined in the New ITT Excess Pension Plan).

     Based on various assumptions as to remuneration and years of service, before Social Security reductions, the following table illustrates the estimated annual benefits payable from the Retirement Program at retirement at age 65 that are paid for by New ITT, subject to the offset described above.

                               PENSION PLAN TABLE

  AVERAGE                                YEARS OF SERVICE
   FINAL         -----------------------------------------------------------------
COMPENSATION        20            25            30            35            40
- ------------     ---------     ---------     ---------     ---------     ---------
$  50,000          $20,000       $25,000       $28,750       $32,500       $36,250
  100,000           40,000        50,000        57,500        65,000        72,500
  300,000          120,000       150,000       172,500       195,000       217,500
  500,000          200,000       250,000       287,500       325,000       362,500
  750,000          300,000       375,000       431,250       487,500       543,750
1,000,000          400,000       500,000       575,000       650,000       725,000
1,500,000          600,000       750,000       862,500       975,000     1,087,500
2,000,000          800,000     1,000,000     1,150,000     1,300,000     1,450,000
2,500,000        1,000,000     1,250,000     1,437,500     1,625,000     1,812,500
3,000,000        1,200,000     1,500,000     1,725,000     1,950,000     2,175,000
3,500,000        1,400,000     1,750,000     2,012,500     2,275,000     2,537,500
4,000,000        1,600,000     2,000,000     2,300,000     2,600,000     2,900,000
5,000,000        2,000,000     2,500,000     2,875,000     3,250,000     3,625,000



     The amounts shown under "Salary" and "Bonus" opposite the names of the individuals in the Summary Compensation Table comprise the compensation which is used for purposes of determining "average final compensation" under the plan. The years of service with ITT of each of the individuals for eligibility and benefit purposes as of June 1, 1995, are as follows: Rand V. Araskog, 28.51 years; Robert A. Bowman, 4.15 years; John Kapioltas, 23.92 years; Richard S. Ward, 25.86 years; and Daniel P. Weadock, 33.9 years of service. In addition to the above service, Mr. Kapioltas has 11.47 years of service recognized under a former plan of ITT Sheraton.


1995 NEW ITT DEFERRED COMPENSATION PLAN

     Executives of New ITT have been participants in the 1995 ITT Deferred Compensation Plan. Effective as of the Distribution Date, it is intended that New ITT will adopt a "mirror image" 1995 New ITT Deferred Compensation Plan. Under that plan, executives with a base salary of $200,000 or more could elect to defer receipt of all or a portion of their 1994 bonus and those with a base salary of at least $300,000 could in addition defer up to 50% of their 1995 salary. New ITT will credit interest on the deferred compensation based upon the performance of benchmark investment funds made available under the plan and selected by the executive.

NEW ITT EMPLOYEE WELFARE BENEFITS

     At or prior to the Distribution Date, New ITT and its participating subsidiaries will adopt the broad-based employee welfare benefits program of ITT Sheraton which is a "mirror image" of the various welfare benefit programs previously available to salaried employees of ITT. New ITT executives will participate in New ITT's comprehensive benefits program which will include group medical and dental coverage, group life insurance and other benefit plans, in addition to the pension program and investment and savings plan described previously. CWI will continue its separate employee welfare benefit program covering its own employees. For a discussion of certain contractual relationships among ITT Industries, New ITT and ITT Hartford that affect employee welfare benefit programs, see "EMPLOYEE BENEFITS AND COMPENSATION MATTERS -- RETIREE MEDICAL AND LIFE INSURANCE BENEFIT PLANS".

               ITT HARTFORD MANAGEMENT AND EXECUTIVE COMPENSATION


     After the Distribution, it is intended that ITT Hartford will operate the Insurance businesses of ITT substantially in the manner in which they currently are operated. Donald R. Frahm, who is currently Chairman and Chief Executive Officer of The Hartford will become Chairman and Chief Executive Officer of ITT Hartford. The directors of ITT Hartford will include certain persons who are currently directors of ITT, and certain persons who are currently directors or members of senior management of The Hartford. See "-- ITT HARTFORD BOARD OF DIRECTORS". In addition to Mr. Frahm, it is expected that the other executive officers of ITT Hartford will be drawn from the current management of The Hartford. See "-- ITT HARTFORD EXECUTIVE OFFICERS".


ITT HARTFORD BOARD OF DIRECTORS

     Immediately after the Distribution, ITT Hartford expects to have a board of ten directors.


     Prior to the Distribution Date, ITT, as sole shareholder of ITT Hartford, plans to elect, as necessary, the following directors of ITT to the Board of Directors of ITT Hartford: Bette B. Anderson, Rand V. Araskog, Robert A. Burnett and Paul G. Kirk, Jr. In addition, Ramani Ayer, Donald R. Frahm, Arthur A. Hartman, Lowndes A. Smith, DeRoy C. Thomas and Gordon I. Ulmer, who are currently directors of Hartford Fire Insurance Company, will be so elected to the Board of Directors of ITT Hartford. As noted above, Mr. Frahm will become Chairman and Chief Executive Officer of ITT Hartford effective as of the Distribution Date. It is thus the intent of ITT Hartford that a majority of the directors comprising ITT Hartford's Board of Directors will not be employees of ITT Hartford.


     The following table sets forth the names, in alphabetical order, and information as to the persons who are expected to serve as directors of ITT Hartford following the Distribution.

    NAME, AGE AND CURRENT PRINCIPAL
               OCCUPATION                                      INFORMATION
- ----------------------------------------   ---------------------------------------------------
Bette B. Anderson, 66...................   See information under "NEW ITT MANAGEMENT AND
President, Kelly, Anderson,                EXECUTIVE COMPENSATION -- NEW ITT BOARD OF
Pethick & Associates, Inc.                 DIRECTORS".
(consultants)
Rand V. Araskog, 63.....................   See information under "ITT INDUSTRIES MANAGEMENT
Chairman, President and                    AND EXECUTIVE COMPENSATION -- ITT INDUSTRIES BOARD
Chief Executive of ITT                     OF DIRECTORS".

Ramani Ayer, 48.........................   Mr. Ayer has been President and Chief Operating
President and                              Officer of The Hartford since 1991. Prior to that
Chief Operating Officer                    time, he served as Executive Vice President of the
of The Hartford                            domestic property-casualty operations of The
                                           Hartford. Mr. Ayer joined The Hartford in 1973 as a
                                           member of the operations research department. In
                                           1981 he was appointed the secretary and director of
                                           corporate reinsurance. In 1983 he was named Vice
                                           President of HartRe, The Hartford's reinsurance
                                           subsidiary, and in 1984 he joined the Hartford
                                           Specialty Company, of which he was appointed
                                           President in 1986. Mr. Ayer was elected Senior Vice
                                           President of The Hartford in 1989 and named
                                           Executive Vice President in 1990.

Robert A. Burnett, 68...................   See information under "ITT INDUSTRIES MANAGEMENT
Chairman and Chief Executive Officer       AND EXECUTIVE COMPENSATION -- ITT INDUSTRIES BOARD
(Retired) of Meredith Corporation          OF DIRECTORS".
(diversified media company)

    NAME, AGE AND CURRENT PRINCIPAL
               OCCUPATION                                      INFORMATION
- ----------------------------------------   ---------------------------------------------------
Donald R. Frahm, 63.....................   Mr. Frahm has been Chairman and Chief Executive
Chairman and Chief Executive Officer of    Officer of The Hartford since April 1988. He is a
The Hartford                               member of the Board of Directors of the Insurance
                                           Information Institute and a member of the Board of
                                           Trustees and the Executive Committee of the
                                           American Institute for Property and Liability
                                           Underwriters, the Insurance Institute of America
                                           and the American Insurance Association. Mr. Frahm
                                           is a director of the Hartford Hospital and Junior
                                           Achievement North Central Connecticut Inc. and the
                                           Greater Hartford Chamber of Commerce. He is also a
                                           corporator of Newington Children's Hospital and
                                           Co-chairman of the Advocates for Highway and Auto
                                           Safety.

Arthur A. Hartman, 69...................   Mr. Hartman has been Senior Consultant to APCO
Senior Consultant to APCO Associates       Associates, Washington, D.C., since 1989.
(consulting firm)                          Previously, he was the U.S. Ambassador to the
                                           former Union of Soviet Socialist Republics and
                                           France. He is a director of the Dreyfus Fund,
                                           Lawter International Inc. and Ford Meter Box Co.,
                                           Inc. He is also Chairman of the First NIS Regional
                                           Fund -- Barings/ING.

Paul G. Kirk, Jr., 57...................   See information under "NEW ITT MANAGEMENT AND
Of Counsel to Sullivan &                   EXECUTIVE COMPENSATION -- NEW ITT BOARD OF
Worcester (law firm)                       DIRECTORS".

Lowndes A. Smith, 55....................   Mr. Smith has been President and Chief Operating
President and Chief Operating Officer of   Officer of Hartford Life Insurance Companies since
Hartford Life Insurance Companies          1989. Prior to that time, he served as Senior Vice
                                           President and Group Controller for all companies
                                           owned or operated by The Hartford. Mr. Smith joined
                                           The Hartford in 1968 as a member of the corporate
                                           accounting department. In 1972 he was appointed the
                                           secretary and director of corporate accounting. He
                                           was elected Assistant Vice President in 1974, and
                                           he was named Controller in 1977. He is a director
                                           of the Newington Children's Hospital and the
                                           American Council of Life Insurance.

DeRoy C. Thomas, 69.....................   Mr. Thomas was a partner of LeBoeuf, Lamb, Greene &
Retired Partner, LeBoeuf, Lamb,            MacRae, a law firm in New York, New York, from 1991
Greene & MacRae (law firm)                 through December 31, 1994. He was President, Chief
                                           Operating Officer and Director of ITT from 1988 to
                                           1991, and from 1983 to 1988 he was Vice Chairman
                                           and Chief Operating Officer, ITT Diversified
                                           Services, and Chairman and Chief Executive Officer
                                           of The Hartford. He is a director of
                                           Houghton-Mifflin, Connecticut National Gas and
                                           Connecticut Health Services. He is also a director
                                           of Fordham University, Wheelock College, University
                                           of Hartford, Hartford Hospital, CT Health System,
                                           Goodspeed Opera House and the Old State House
                                           Association.

    NAME, AGE AND CURRENT PRINCIPAL
               OCCUPATION                                      INFORMATION
- ----------------------------------------   ---------------------------------------------------
Gordon I. Ulmer, 62.....................   Mr. Ulmer joined Connecticut Bank and Trust Company
Former Chairman and Chief Executive        ("CBT") in 1957 and held numerous positions before
Officer of the Connecticut Bank and        being elected President and Director in 1980 and
  Trust Company and Retired President of   Chairman and Chief Executive Officer in 1985. In
the Bank of New England Corporation        1988 he was elected President of the Bank of New
                                           England Corporation ("BNEC"), the holding company
                                           of CBT. He retired as President in December 1990.
                                           In January 1991, BNEC filed a petition under
                                           Chapter 7 of the Bankruptcy Code and CBT commenced
                                           insolvency proceedings. The Chapter 7 filing by
                                           BNEC occurred shortly after Federal regulators
                                           declared insolvent, and took over, three of BNEC's
                                           subsidiary banks, CBT, Bank of New England and
                                           Maine National Bank. Mr. Ulmer also serves as a
                                           director of Rayonier, Inc. and the Old State House
                                           Association. He is a graduate of Middlebury
                                           College, the American Institute of Banking and
                                           Harvard Business School Advanced Management Program
                                           and attended New York University's Graduate School
                                           of Engineering.



     Mr. Harold S. Geneen will be designated Chairman Emeritus of ITT Hartford as well as ITT Industries and New ITT. Mr. Geneen was named President and Chief Executive of ITT in 1959, and Chairman in 1964. He relinquished the post of President in 1973, the post of Chief Executive in 1978 and the chairmanship on January 1, 1980, when he became Chairman Emeritus of ITT. Mr. Geneen continued to serve on the Board of Directors of ITT until 1983.


     Senator Abraham A. Ribicoff will be designated a Director Emeritus of ITT Hartford. Senator Ribicoff currently serves on the Board of Directors of Hartford Fire Insurance Company and has been a director of The Hartford since 1981.

     Mr. Isaac B. Grainger will also be designated a Director Emeritus of ITT Hartford. Mr. Grainger currently serves as Director Emeritus of The Hartford and was a member of the Board of Directors of The Hartford from January 10, 1956 to January 31, 1987.

DIRECTORS' COMPENSATION


     Members of the ITT Hartford Board of Directors who are employees of ITT Hartford or its subsidiaries will not be compensated for service on the ITT Hartford Board or any Committee of the ITT Hartford Board. Compensation for non-employee directors will consist of an annual retainer fee of $30,000 payable solely in restricted shares of ITT Hartford Common Stock, a $1,000 fee for each meeting of the ITT Hartford Board attended and a $1,000 fee for each Committee meeting attended. Directors will be reimbursed for travel expenses incurred on behalf of ITT Hartford.


DIRECTORS' RETIREMENT POLICY

     The ITT Hartford Board of Directors will adopt a retirement policy which provides that (i) no person may be nominated for election or reelection as a non-employee director after reaching age 72 and (ii) no employee of ITT Hartford or of any of its subsidiaries (other than an employee who has served as chief executive of ITT Hartford) may be nominated for election or reelection as a director after reaching age 65, unless there has been a specific waiver by the ITT Hartford Board of Directors of these age requirements.

DIRECTORS' BENEFITS

     The directors of ITT Hartford who are currently non-employee directors of ITT have been participants in the 1995 ITT Deferred Compensation Plan. At or prior to the Distribution Date, the ITT Hartford Board of Directors will adopt an identical "mirror image" plan, the "1995 ITT Hartford Deferred Compensation Plan", which is also applicable to certain executives. Under this ITT Plan, non-employee directors were permitted to elect to defer receipt of all or a portion of their 1995 fees. ITT Hartford will credit interest on the deferred compensation based upon the performance of benchmark investment funds made available under the ITT Hartford Deferred Compensation Plan and selected by the individual.

     After the Distribution, ITT Hartford also intends to adopt an unfunded retirement benefit plan for non-employee directors who retire from the ITT Hartford Board of Directors at or after age 65 after completing at least five years of service on the Board of Directors (the "ITT Hartford Directors Retirement Plan"). The ITT Hartford Directors Retirement Plan will be identical in all material respects to the ITT Directors Retirement Plan. Under the ITT Hartford Directors Retirement Plan, non-employee directors who retire from the Board of Directors at or after age 65 after completing at least five years of service on the ITT Hartford Board of Directors will be entitled to an annual pension based on the ITT Hartford Board's annual retainer fee payable at retirement. Pensions will range from 50% of such fee after five years of service to 100% after 10 years, with an additional 5% for each year of service in excess of ten, to a maximum of 200% of the annual retainer fee after 30 or more years of service. The ITT Hartford Directors Retirement Plan will provide to non-employee directors credit for any accrued benefit with respect to ITT or The Hartford Boards of Directors service prior to the Distribution Date, but only to the extent such prior service benefit accrual is not duplicated under a plan maintained by ITT Industries or New ITT. A director will be permitted to indicate a preference, subject to certain conditions, to receive any accrued benefit under the ITT Hartford Directors Retirement Plan in the form of a single (discounted) lump sum payment immediately payable upon such director's retirement. After the Distribution, ITT Hartford intends to adopt a group life insurance plan (the "ITT Hartford Directors Group Life Plan") that is identical in all material respects to the ITT group life insurance program. The ITT Hartford Directors Group Life Plan will provide $100,000 of non-contributory group life insurance to participating non-employee directors during their service on the ITT Hartford Board of Directors.

     After the Distribution, ITT Hartford intends to adopt a group accident program (the "ITT Hartford Group Accident Program for Officers and Directors") that is identical in all material respects to the ITT Group Accident Program for Officers and Directors. The ITT Hartford Group Accident Program for Officers and Directors will provide each director with $750,000 of coverage during his or her service on the ITT Hartford Board. Additional benefits also will be permitted to be purchased.


RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS



     Prior to the distribution, ITT Hartford is expected to adopt the 1996 ITT Hartford Restricted Stock Plan for Non-Employee Directors (the "1996 ITT Hartford Non-Employee Directors Plan"). The 1996 Non-Employee Directors Plan is designed to further ITT Hartford's objectives of attracting and retaining individuals of ability as directors and providing the directors with a closer identity with the interests of the ITT Hartford shareholders. The 1996 ITT Hartford Non-Employee Directors Plan is also set forth in full as Annex I hereto.



  Overview



     Under the proposed 1996 ITT Hartford Non-Employee Directors Plan, directors of ITT Hartford who are not employees of ITT Hartford or any of its subsidiaries will automatically participate in the 1996 ITT Hartford Non-Employee Directors Plan. There are presently seven designated directors of ITT Hartford who will be eligible to participate in the 1996 ITT Hartford Non-Employee Directors Plan.



     The 1996 ITT Hartford Non-Employee Directors Plan will be administered by the Compensation and Personnel Committee of the Board of Directors. The Committee will have the responsibility of interpreting the 1996 ITT Hartford Non-Employee Directors Plan and establishing the rules appropriate for the administration of the 1996 ITT Hartford Non-Employee Directors Plan.



     Grants of restricted stock will be made automatically on the date of each Annual Meeting of Shareholders to each non-employee director elected at the meeting or continuing in office following the meeting. The amount of the award shall equal (and be in lieu of) the annual retainer in effect for the calendar year within which the award date falls, divided by the fair market value of ITT Hartford Common Stock. "Annual retainer" is defined as the amount payable to a director for service on the Board during the calendar year and does not include meeting attendance fees. The annual retainer is presently set at $30,000. "Fair market value" is defined as the average of the high and low sales price per share of ITT Hartford Common Stock on the date of the Annual Meeting, as reported on the NYSE Composite Tape. A total of 100,000 shares would be reserved for issuance under the 1996 ITT Hartford Non-Employee Directors Plan. The shares to be issued may be treasury shares or newly issued shares of ITT Hartford Common Stock. The shares of ITT Hartford Common Stock that are granted under the 1996 ITT Hartford Non-Employee Directors Plan will be held in escrow by ITT Hartford and will be subject to a restriction period (after which restrictions will lapse) which shall mean a period commencing on the grant date and ending on the earliest of (i) the fifth anniversary of the grant date, (ii) upon retirement at age 72, (iii) upon a "change of control" (as defined) of ITT Hartford, (iv) death, (v) the onset of disability or (vi) resignation under cases of special circumstances with the consent of the Committee. Except as provided above, any resignation from board service within the restriction period will result in forfeiture of the shares. Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the restriction period. Until such risk of forfeiture lapses or the shares are forfeited, a director will have the right to vote and to receive dividends on the shares granted under the 1996 ITT Hartford Non-Employee Directors Plan.



     The Board of Directors may amend, suspend or discontinue the 1996 ITT Non-Employee Directors Plan at any time except that the Board may not, without stockholder approval, take any action which would cause the 1996 ITT Hartford Non-Employee Directors Plan to no longer comply with Rule 16b-3 under the Exchange Act. No amendment, suspension or discontinuance of the 1996 ITT Hartford Non-Employee Directors 1996 Plan may impair a director's right under a restricted stock award previously granted without his consent.



     The 1996 ITT Hartford Non-Employee Directors Plan would become effective as of the Distribution Date and terminate on December 31, 2005, provided that grants of Restricted Stock made prior to the termination of the Plan may vest following such termination in accordance with their terms.



  Federal Income Tax Consequences



     A director will not be taxed upon grant of a restricted stock award, but will realize ordinary income in an amount equal to the fair market value of ITT Hartford Common Stock at the time the shares are no longer subject to a substantial risk of forfeiture (as defined in the Internal Revenue Code). ITT Hartford will be entitled to a deduction at the time and to the extent that the director realizes ordinary income. However, a director may elect (not later than 30 days after acquiring such shares) to realize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such director at the time the restrictions lapse. ITT Hartford will be entitled to a tax deduction at the time and to the extent income is realized by such director. However, if shares with respect to which such election was made are later forfeited, no tax deduction is allowable to the officer for the forfeited shares, and ITT Hartford will be deemed to realize ordinary income equal to the amount of the deduction allowed to ITT Hartford at the time of the election with respect to such forfeited shares. THE FOREGOING SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES IN RESPECT OF THE 1996 ITT HARTFORD NON-EMPLOYEE DIRECTORS PLAN IS FOR GENERAL INFORMATION ONLY. INTERESTED PARTIES SHOULD CONSULT THEIR OWN ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF SUCH PLAN, INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, STATE AND LOCAL TAX LAWS.



     The above summary of the 1996 ITT Hartford Non-Employee Directors Plan is qualified in its entirety by reference to the full plan text which is set forth as Annex I hereto.


LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS


     The Amended and Restated Certificate of Incorporation of ITT Hartford waives the personal liability of a director or officer for damages for breach of fiduciary duty except for (i) a breach of duty of loyalty to ITT Hartford or its shareholders, (ii) acts or omissions not in good faith or which include intentional misconduct or a knowing violation of law, (iii) any transaction from which the director derived an improper personal benefit, (iv) a violation of Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any act of omission occurring prior to the effective date of such applicable provision of the ITT Hartford Amended and Restated Certificate of Incorporation.



     While the Amended and Restated Certificate of Incorporation of ITT Hartford provides directors with protection from awards for monetary damages for breaches of their duty of care it does not eliminate such duty. Accordingly, the Amended and Restated Certificate of Incorporation of ITT Hartford will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's or officer's breach of his or her duty of care.



     The By-laws of ITT Hartford provide for indemnification of the directors and officers of ITT Hartford to the fullest extent permitted by applicable state law, as then in effect. The indemnification rights conferred by the By-laws of ITT Hartford are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. ITT Hartford will also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers.


COMMITTEES OF THE ITT HARTFORD BOARD OF DIRECTORS


     Prior to the Distribution, the ITT Hartford Board of Directors will establish Audit, Compensation and Personnel, Finance, Legal and Public Affairs, and Nominating Committees. No final determination has yet been made as to the memberships of such standing committees.


AUDIT COMMITTEE

     The Audit Committee will recommend the selection of independent auditors for ITT Hartford, confirm the scope of audits to be performed by such auditors, review audit results and internal accounting and control procedures and policies and review the fees paid to the independent auditors of ITT Hartford. The Audit Committee will review and recommend approval of the audited financial statements of ITT Hartford and the annual reports to shareholders. It will also review the expense accounts of senior executives.

COMPENSATION AND PERSONNEL COMMITTEE

     The Compensation and Personnel Committee, which will be comprised entirely of non-employee directors, will oversee the compensation and benefits of employees, evaluate management performance and establish executive compensation. In the performance of its functions, the Compensation and Personnel Committee will have access to independent compensation counsel.

FINANCE COMMITTEE

     The Finance Committee will be responsible for reviewing capital expenditures and appropriations and maximizing the effective use of the assets of ITT Hartford and its subsidiaries. Such responsibility will include the direction of investment allocation and risk management policies.

LEGAL AND PUBLIC AFFAIRS

     The Legal and Public Affairs Committee will review and consider major claims and litigation and legal, regulatory, intellectual property and related governmental policy matters affecting ITT Hartford and its subsidiaries. The Legal and Public Affairs Committee will review and approve management policies and programs relating to compliance with legal and regulatory requirements, business ethics and environmental matters. The Legal and Public Affairs Committee will also review and define ITT Hartford's social responsibilities, including issues of significance to ITT Hartford and its shareholders and employees.

NOMINATING COMMITTEE

     The Nominating Committee will make recommendations concerning the organization, size and composition of the Board of Directors and its Committees, propose nominees for election to the Board of Directors and its Committees and will consider the qualifications, compensation, and retirement of directors.

ITT HARTFORD EXECUTIVE OFFICERS

     Listed below is certain information as to the executive officers who have been selected to serve after the Distribution.

NAME, POSITION WITH ITT HARTFORD AND AGE                    BIOGRAPHICAL DATA
- ----------------------------------------   ---------------------------------------------------
Donald R. Frahm, 63.....................   See information under "-- ITT HARTFORD BOARD OF
Chairman and Chief Executive Officer       DIRECTORS".

Ramani Ayer, 48.........................   See information under "ITT HARTFORD BOARD OF
President and Chief Operating Officer of   DIRECTORS."
The Hartford


John F. Donahue, 59.....................   Mr. Donahue has been Senior Vice President of The
Senior Vice President, Business            Hartford since 1989. In addition, he is the Senior
Development                                Underwriting Officer and Director of Business
                                           Development and Corporate Services for The
                                           Hartford. Mr. Donahue holds the designation of
                                           Chartered Property Casualty Underwriter. He was
                                           elected Vice President of The Hartford in 1980 and
                                           named Director of the commercial lines of business
                                           for The Hartford in 1987.

Joseph H. Gareau, 48....................   Mr. Gareau has been Executive Vice President and
Executive Vice President and Chief         Chief Investment Officer of The Hartford since
Investment Officer                         1993. Prior to that time, he served as Senior Vice
                                           President and Chief Investment Officer for the
                                           domestic property-casualty operations of The
                                           Hartford. Mr. Gareau was elected Vice President of
                                           The Hartford in 1987.

Helen G. Goodman, 54....................   Ms. Goodman has been Senior Vice President and
Senior Vice President, Human Resources     Director of Human Resources of The Hartford since
                                           1994. Prior to that time, she held the position of
                                           Senior Vice President of Human Resources for
                                           Tambrands Inc.

Edward L. Morgan, 52....................   Mr. Morgan has been Senior Vice President,
Senior Vice President, Corporate           Corporate Relations and Government Affairs of The
  Relations and Government Affairs         Hartford since 1993. From 1991 to 1993, he served
                                           as Vice President and Director of Corporate
                                           Relations of The Hartford. Prior to that time, Mr.
                                           Morgan held the position of Vice President of
                                           Corporate Relations at Allstate Insurance Company.

Lowndes A. Smith, 55....................   See information under "-- ITT HARTFORD BOARD OF
President and Chief Operating Officer of   DIRECTORS".
Hartford Life Insurance Companies

James J. Westervelt, 49.................   Mr. Westervelt has been Senior Vice President and
Senior Vice President, Group Controller    Group Controller of The Hartford since 1994. He was
                                           elected Vice President and became Group Controller
                                           in 1989.

Michael S. Wilder, 53...................   Mr. Wilder has been Senior Vice President of The
Senior Vice President, General Counsel     Hartford since 1987 and General Counsel and
  and Secretary                            Corporate Secretary of The Hartford since 1975.

NAME, POSITION WITH ITT HARTFORD AND AGE                    BIOGRAPHICAL DATA
- ----------------------------------------   ---------------------------------------------------
David K. Zwiener, 41....................   Mr. Zwiener has been Executive Vice President and
Executive Vice President and Chief         Chief Financial Officer of ITT Hartford since
Financial Officer                          August 1995. He previously served as Executive Vice
                                           President and Chief Financial Officer of ITT
                                           Financial Corporation from March 1993. From 1987 to
                                           February 1993, Mr. Zwiener served as Senior Vice
                                           President and Treasurer, and Executive Vice
                                           President--Capital Markets Division, of Heller
                                           International Corporation.



EMPLOYMENT AGREEMENTS



     Prior to the Distribution, ITT Hartford is expected to enter into employment agreements with Messrs. Ayer and Smith (the "Employment Agreements") which will provide for, among other things: (i) a base salary in an amount not less than $425,000 per annum, participation in ITT Hartford's benefits plans and possible awards under ITT Hartford's executive incentive bonus program; (ii) Mr. Ayer's and Mr. Smith's employment as president and chief operating officer of, respectively, The Hartford and The Hartford Life Insurance Companies, from the Distribution Date through December 31, 1999 and (iii) certain payments and benefits in the event of termination, without cause, by ITT Hartford such that the executive will (A)(I) receive (x) salary, on a monthly basis, equivalent in the aggregate to the amounts of salary remaining unpaid until the expiration of the Employment Agreement or (y) at ITT Hartford's discretion, the balance remaining of such aggregate amount in a lump sum payment if the executive accepts other full-time employment and (II) as long as salary under clause (A) above continues to be paid, be eligible (x) for participation in certain ITT Hartford benefit plans and (y) to exercise outstanding stock options or (B) receive in lieu of such payments and benefits described in clause (A) above, if the executive is entitled to receive a termination allowance under any ITT Hartford severance plan or termination allowance plan which exceeds the salary described in clause (A)(I) above, such termination allowance amount.

COMPENSATION OF ITT HARTFORD EXECUTIVE OFFICERS



     The following table discloses compensation received by ITT Hartford's Chief Executive Officer and the four other most highly paid executive officers for services rendered to The Hartford for the three fiscal years ending December 31.


                           SUMMARY COMPENSATION TABLE


                                                                                                  LONG-TERM
                                                           ANNUAL COMPENSATION                   COMPENSATION
                                              ---------------------------------------------    ----------------
                                                                               OTHER ANNUAL       SECURITIES        ALL OTHER
                  NAME AND                                                      COMPENSA-         UNDERLYING         COMPEN-
             PRINCIPAL POSITION               YEAR    SALARY($)    BONUS($)     TION(1)($)     OPTIONS(2)(3)(#)    SATION(4)($)
- --------------------------------------------  -----   ---------    --------    ------------    ----------------    ------------
Donald R. Frahm.............................   1994     565,833     270,000         6,149            37,000            21,585
  Chairman and Chief                           1993     540,000     280,000         4,934            27,328            20,428
  Executive Officer --                         1992     565,833          --         8,351                --            18,247
  Hartford Fire Insurance Company
Ramani Ayer.................................   1994     333,333     235,000         2,185            25,000            13,448
  President and Chief Operating                1993     291,667     150,000         1,012            26,235            11,180
  Officer -- Hartford                          1992     264,167          --         4,504                --             9,280
  Fire Insurance Company
John Donahue................................   1994     233,333      75,000           286             6,100             9,929
  Senior Vice President and                    1993     227,500      66,000           475             5,903             9,437
  Senior Underwriting Officer                  1992     215,000      15,300           345                --             7,575
Joseph H. Gareau............................   1994     264,583     140,000         1,379            15,000            11,041
  Executive Vice President and                 1993     218,750     150,000           376            10,931             9,074
  Chief Investment Officer                     1992     181,333     160,000            --                --             6,389
Lowndes A. Smith............................   1994     333,333     200,000         3,075            25,000            13,448
  President and Chief Operating                1993     279,167     145,000         1,966            21,862            10,796
  Officer -- Hartford                          1992     255,417     117,100         5,604                --             9,000
  Life Insurance Co.


- ---------------
(1) Amounts shown in this column include the value of certain benefits.


(2) The column for Long-Term Incentive Payouts was eliminated because there were no such items during the three-year period ending in 1994. The column for Restricted Stock Awards was eliminated because there were no such awards during the three-year period ending in 1994.



(3) The named executives do not hold any stock appreciation rights in connection with the options shown.



    The number and exercise prices of all ITT stock options outstanding at the time of the spin-off to shareholders of ITT of Rayonier Inc., a former subsidiary of ITT, were adjusted for decreases in the economic value of the options as a result of the distribution to shareholders. This adjustment increased the number of options by 9.3% and decreased the exercise prices of the options then outstanding by approximately 8.5%.



(4) All amounts shown in this column are company contributions under the ITT Investment and Savings Plan and the ITT Excess Savings Plan, which are defined contribution plans. ITT makes a matching contribution in an amount equal to 50% of an employee's contribution, such matching contribution not to exceed three percent (3%) of such employee's salary. Under these plans, ITT also makes a non-matching contribution equal to one-half of one percent ( 1/2 of 1%) of an employee's salary.


ANNUAL BONUS PLAN

     Eligible executives and key managers of ITT Hartford participate in an annual incentive bonus program sponsored by ITT. Under this program, each executive and key manager is assigned to a salary grade which has a standard bonus associated with it expressed as a percentage of the executive's year-end base salary rate ("standard bonus"). At year end, the aggregate amount of individual standard bonuses is adjusted in accordance with a pre-established formula to create a bonus pool for the year. The current formula for the Property & Casualty Operations measures actual net income, return on total capital ("ROTC") and cash flow against the approved budgeted amounts for the year for each performance measure. Net income, ROTC and cash flow performance are weighted 65%, 25% and 10%, respectively. For Life Insurance Operations, the formula measures net income and ROTC against budgeted amounts and the measures are weighted 60% and 40%, respectively. The corporate staff, including Messrs. Frahm and Gareau, are measured by a weighted average performance factor for both the Property & Casualty and the Life Operations. The maximum bonus pool is 150% of the aggregated standard bonus pool. Individual bonus amounts within the authorized pool are determined on a discretionary basis taking into account specific personal contributions during the year.

     Bonus awards for ITT Hartford executive officers in 1995 are subject to approval by the compensation committee of The Hartford Board of Directors, ITT senior line management and the ITT Compensation and Personnel Committee.


     During 1994, the standard bonus adjustment factors pursuant to the above formulas were 95.8% for Messrs. Frahm and Gareau, 94.2% for Mr. Ayer, 92.5% for Mr. Donahue and 99.9% for Mr. Smith. In total $1,164,000 was authorized for expenditure to nine executive officers, including the amounts indicated in the Summary Compensation Table for the named executives.

     It is contemplated that the annual bonus program described above will be used by ITT Hartford in substantially the same form for 1995. After the Distribution Date, the Compensation and Personnel Committee of the ITT Hartford Board will evaluate the program and may adopt a new program based on industry competitive practices and to comply with the requirements of the Federal Tax Code with regard to performance-based, tax deductible executive compensation.

OPTION GRANTS ON ITT COMMON STOCK TO ITT HARTFORD EXECUTIVES IN LAST FISCAL YEAR

     The following table provides information on fiscal year 1994 grants of options to the named ITT Hartford executives to purchase shares of ITT Common Stock. No options to acquire ITT Hartford Common Stock have been granted or are outstanding.

                               INDIVIDUAL GRANTS TO PURCHASE ITT COMMON STOCK
- ------------------------------------------------------------------------------------------------------------
                                                                                    POTENTIAL REALIZABLE
                            NUMBER OF                                                 VALUE AT ASSUMED
                           SECURITIES      % OF TOTAL                               ANNUAL RATES OF STOCK
                           UNDERLYING       OPTIONS                                  PRICE APPRECIATION
                             OPTIONS       GRANTED TO    EXERCISE                   FOR OPTION TERM(4)($)
                           GRANTED(1)     EMPLOYEES IN   PRICE(3)   EXPIRATION   ---------------------------
          NAME                 (#)          1994(2)      ($/SHARE)     DATE          5%              10%
- ------------------------  -------------   ------------   --------   ----------   ----------       ----------
Donald R. Frahm.........      37,000           2.0        $84.00      10/13/04   $1,954,710       $4,953,190
Ramani Ayer.............      25,000           1.3         84.00      10/13/04    1,320,750        3,346,750
John Donahue............       6,100           0.3         84.00      10/13/04      322,263          816,607
Joseph H. Gareau........      15,000           0.8         84.00      10/13/04      792,450        2,008,050
Lowndes A. Smith........      25,000           1.3         84.00      10/13/04    1,320,750        3,346,750

- ---------------
(1) The numbers in this column represent options to purchase ITT Common Stock.


(2) Percentages indicated are based on a total of 1,876,198 options granted to 656 employees of ITT during 1994.


(3) The exercise price per share is 100% of the fair market value of a share of ITT Common Stock on the date of grant. The exercise price may be paid in cash or in shares of ITT Common Stock valued at their fair market value on the date of exercise. Options granted on October 11, 1994 at the exercise price of $84.00 per share are not exercisable until the trading price of ITT Common Stock equals or exceeds $105.00 per share for 10 consecutive trading days (which occurred on May 15, 1995) at which time two-thirds of the options will be exercisable; when the trading price equals or exceeds $117.60 per share for 10 consecutive trading days, the options will be fully exercisable. Notwithstanding the above, the options will be fully exercisable after October 11, 2003, but no later than October 13, 2004.

(4) At the end of the term of the options granted on October 11, 1994, the projected price of a share of ITT Common Stock would be $136.83 and $217.87 at an assumed annual appreciation rate of 5% and 10%, respectively.


     On May 9, 1995, the Compensation and Personnel Committee of ITT awarded 126,200 stock options to nine executive officers of ITT Hartford including Messrs. Frahm, Ayer, Donahue, Gareau and Smith for 37,000, 25,000, 6,000, 15,000 and 25,000 shares of ITT Common Stock, respectively. These options were granted at the exercise price of $108.75 per share. Options for Messrs. Frahm, Ayer, Gareau and Smith will become fully exercisable at the earlier of the ninth anniversary date of the grant or when the closing price on an ITT share is equal to or greater than $135.94 for 10 consecutive trading days. Mr. Donahue's option will become exercisable in three equal annual installments commencing on the first anniversary date of the grant. All of these options will expire on May 11, 2005.



     In connection with the Distribution, it is expected that each of the outstanding options will be surrendered to ITT and that substitute stock options will be made under the 1995 ITT Hartford Incentive Stock Plan (as described below). For a discussion of the treatment of stock options and other stock awards held by current employees of ITT and future employees of ITT Industries, New ITT or ITT Hartford, see "EMPLOYEE BENEFITS AND COMPENSATION MATTERS -- ITT STOCK OPTIONS AND OTHER AWARDS".

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     The following table provides information on option exercises in 1994 by the named executives of ITT Hartford and the value of each such executive's unexercised options to acquire ITT Common Stock at December 31, 1994.

                                    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                          AND FISCAL YEAR-END OPTION VALUES(1)
- ------------------------------------------------------------------------------------------------------------------------
                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED,
                                 SHARES                          OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS HELD
                               ACQUIRED ON                      FISCAL YEAR-END (#)         AT FISCAL YEAR-END ($)(2)
                                EXERCISE        VALUE       ---------------------------   ------------------------------
            NAME                   (#)       REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE      UNEXERCISABLE
- -----------------------------  -----------   ------------   -----------   -------------   -----------      -------------
Donald R. Frahm .............        --            --              --         64,328              --          293,466
Ramani Ayer .................        --            --          27,964         51,235       1,198,208          233,020
John Donahue ................        --            --          13,118         12,003         562,423           54,629
Joseph H. Gareau ............        --            --          10,531         25,931         449,893          118,312
Lowndes A. Smith.............        --            --          26,235         46,862       1,019,998          213,473

- ---------------

(1) The number and exercise price of all options outstanding at the time of the spin-off to shareholders of ITT of Rayonier Inc., a former subsidiary of ITT, were adjusted for decreases in the economic value of the options as a result of the distribution to shareholders. This adjustment increased the number of options by 9.3% and decreased the exercise prices of the options then outstanding by approximately 8.5%.


(2) Based on the NYSE consolidated trading closing price of ITT Common Stock on December 30, 1994 of $88.63.

    ITT LONG-TERM PERFORMANCE PLAN

     Under the ITT Long-Term Performance Plan, target contingent cash awards were made on December 12, 1991 (the "1992 Class Awards") to ITT executives, including certain of those individuals who will be executive officers of ITT Hartford after the Distribution. Under the 1992 Class Awards, the ultimate payment value of a target award, if any, will be based upon ITT Hartford's return on equity ("ROE") performance during the three-year period 1993 through 1995 as measured against predetermined ROE goals for each year. Each year of the performance period has been assigned a specific weighting: 15%, 35% and 50% for 1993, 1994 and 1995, respectively. If the actual weighted average ROE performance is less than 90% of the ROE goals, no payment is earned.

     1992 Class Awards for the five most highly compensated executive officers of ITT Hartford are listed in the table below:

                                                      PERFORMANCE
                                                       OR OTHER
                                                     PERIOD UNTIL     1992 CLASS    1992 CLASS   1992 CLASS
                                 CONTINGENT TARGET   MATURATION OR      AWARD         AWARD        AWARD
             NAME                     AWARDS            PAYOUT       THRESHOLD(1)   TARGET(2)    MAXIMUM(3)
- -------------------------------  -----------------   -------------   ------------   ----------   ----------
Donald R. Frahm................     $ 1,200,000         12/31/95       $600,000     $1,200,000   $2,400,000
Ramani Ayer....................         625,000         12/31/95        208,333        625,000   1,300,000
John Donahue...................         280,000         12/31/95        140,000        280,000     560,000
Joseph H. Gareau...............         250,000         12/31/95         83,333        250,000     500,000
Lowndes A. Smith...............         500,000         12/31/95        166,667        500,000   1,000,000

- ---------------
(1) Based upon a weighted average ROE goal achievement of 90%, resulting in payment of 33% of the target award in the first quarter of 1996.

(2) Based upon a weighted average ROE goal achievement of 100%, resulting in payment of 100% of the target award in the first quarter of 1996.

(3) Based upon a weighted average ROE goal achievement of 130% or more, resulting in payment of 200% of the target award in the first quarter of 1996.

     In connection with the Distribution, any post-Distribution payments (and the corresponding reserves of ITT) to current ITT executives in respect of the Plan will remain the responsibility of ITT Industries pursuant to the Employee Benefits Services and Liabilities Agreement described under "RELATIONSHIP BETWEEN ITT INDUSTRIES, NEW ITT AND ITT HARTFORD AFTER THE DISTRIBUTION -- EMPLOYEE BENEFITS AGREEMENT". It is contemplated that ITT Hartford may consider adopting a comparable long-term incentive plan after the Distribution Date and, if adopted, the plan will be administered by the Compensation and Personnel Committee of the ITT Hartford Board of Directors.


     For a discussion of certain other aspects of the Plan, see "ITT INDUSTRIES MANAGEMENT AND EXECUTIVE COMPENSATION -- ITT LONG-TERM PERFORMANCE PLAN".

ITT HARTFORD COMPENSATION, BENEFIT AND RETIREMENT PLANS

     The following is a description of the compensation, benefit and retirement plans currently expected to be adopted by ITT Hartford.

1995 ITT HARTFORD INCENTIVE STOCK PLAN

     One of the reasons for the Distribution is to enable ITT Hartford to provide meaningful long-term incentives for its executives and other key employees, directly related to their individual and collective performance in enhancing shareholder value. Once the Distribution has been effected and a public market has developed for the ITT Hartford Common Stock, market-based incentives based on ITT Hartford stock performance will allow ITT Hartford to provide significant incentives to the key employees of ITT Hartford to a degree not previously available under ITT's compensation programs. Awards of stock options and other market-based incentives will permit key employees to profit proportionately as shareholder value is enhanced (as evidenced by the market price for ITT Hartford Common Stock) and will also give ITT Hartford an effective tool to encourage key employees to continue in the employ of ITT Hartford.


     In order to achieve these objectives, effective prior to the Distribution, the Board of Directors of ITT Hartford is expected to adopt the 1995 ITT Hartford Incentive Stock Plan (the "1995 ITT Hartford Stock Plan"). The 1995 ITT Hartford Stock Plan will be administered by the ITT Hartford Compensation and Personnel Committee. Approval of Proposal Five set forth under
"INTRODUCTION -- PURPOSE OF THE SPECIAL MEETING" will constitute shareholder approval of the 1995 ITT Hartford Plan.



     The 1995 ITT Hartford Stock Plan provides for the grant of incentive stock options (qualifying under Section 422 of the Internal Revenue Code), non-qualified stock options, SARs, performance shares and restricted stock, or any combination of the foregoing, as the Compensation and Personnel Committee may determine, as well as substitute stock options, stock appreciation rights and restricted stock (collectively, "Awards"). The 1995 ITT Hartford Stock Plan will expire on December 31, 2005. No determination has yet been made as to the number of employees of ITT Hartford who will be eligible to participate in the 1995 ITT Hartford Stock Plan. During 1995, approximately 238 persons who will be employees of ITT Hartford will have received stock options under the ITT 1994 Incentive Stock Plan.



     The 1995 ITT Hartford Stock Plan contains a formula for establishing an annual limit on the number of shares which may be awarded (or with respect to which non-stock Awards may be made) in any given calendar year (the "Annual Limit"). The Annual Limit formula is expressed as a percentage of ITT Hartford's total issued and outstanding Common Stock and treasury stock as of the year end immediately preceding the year of awards ("Plan Year"). In addition, for the Plan Year that includes the Distribution, the number of shares which may be awarded will equal the Annual Limit plus the number of substitute Awards granted to employees who surrender ITT stock awards. Under the Annual Limit formula, the maximum number of shares of ITT Hartford Common Stock for which Awards may be granted under the Plan in each Plan Year shall be 1.5% of the total of the issued and outstanding shares of ITT Hartford Common Stock and treasury stock as reported in the Annual Report on Form 10-K of ITT Hartford for the fiscal year ending immediately prior to any Plan Year. Any unused portion of the Annual Limit for any Plan Year shall be carried forward and be made available for awards in succeeding Plan Years.

     In addition to the foregoing, in no event shall more than five million shares of ITT Hartford Common Stock be cumulatively available for Awards of incentive stock options under the 1995 ITT Hartford Stock Plan, and provided further, that no more than 20% of the total number of shares available on a cumulative basis shall be available for restricted stock and performance share awards. For any Plan Year, no individual employee may receive stock options for more than the lesser of (i) 10% of the Annual Limit applicable to that Plan Year and (ii) 500,000 shares; except that, for the Plan Year that follows the Distribution Date, each individual employee may receive in addition to the foregoing limit a number of substitute stock options equal to the lesser of (x) 525,000 and (y) the number of stock options required to replace ITT stock options surrendered by such employee in connection with the spin-off by ITT of the shares of ITT Hartford to ITT shareholders.



     Subject to the above limitations, shares of ITT Hartford Common Stock to be issued under the 1995 ITT Hartford Stock Plan may be made available from the authorized but unissued ITT Hartford Common Stock or from shares purchased on the open market. In the event of a reorganization, merger, stock dividend or any other change in the corporate structure of ITT Hartford or the ITT Hartford Common Stock, the number of shares subject to the 1995 ITT Hartford Stock Plan, the number of shares then subject to Awards and the price per share payable on exercise of options may be appropriately adjusted by the Compensation and Personnel Committee. Other than the above adjustments, it is the ITT Hartford Board's policy that no options will be cancelled and reissued at a lower price unless the shareholders approve such action.



     For the purpose of computing the total number of shares of stock available for Awards under the 1995 ITT Hartford Stock Plan, there shall be counted against the foregoing limitations the number of shares of ITT Hartford Common Stock subject to issuance upon exercise or settlement of Awards and the number of shares of ITT Hartford Common Stock which equal the value of Performance Share Awards, in each case determined as at the dates on which such Awards are granted. If any Awards under the 1995 ITT Hartford Stock Plan are forfeited, terminated, expire unexercised, are settled in cash in lieu of ITT Hartford Common Stock or are exchanged for other Awards, the shares of stock which were theretofore subject to such Awards shall again be available for Awards under the 1995 ITT Hartford Stock Plan to the extent of such forfeiture, termination expiration, cash settlement or exchange of such Awards. Further, any shares that are exchanged (either actually or constructively) by optionees as full or partial payment to ITT Hartford of the purchase price of shares being acquired through the exercise of a stock option granted under the 1995 ITT Hartford Stock Plan may be available for subsequent Awards, provided, however, that such shares may be awarded only to those participants who are not directors or executive officers (as that term is defined in the rules and regulations under Section 16 of the Exchange Act).



     The Compensation and Personnel Committee, made up entirely of non-employee directors, none of whose members may receive any award under the 1995 ITT Hartford Stock Plan, will administer the 1995 ITT Hartford Stock Plan, including, but not limited to, making determinations with respect to the designation of those employees who shall receive Awards, the number of shares to be covered by options, SARs and restricted stock awards, the exercise price of options (which may not be less than 100% of the fair market value of ITT Hartford Common Stock on the date of grant), other option terms and conditions, and the number of performance shares to be granted and the applicable performance objectives. The Compensation and Personnel Committee may impose such additional terms and conditions on an Award as it deems advisable. The Compensation and Personnel Committee's decisions in the administration of the 1995 ITT Hartford Plan shall be binding on all persons for all purposes.


     The Compensation and Personnel Committee may in its sole discretion delegate such administrative powers as it may deem appropriate to the chief executive officer or other members of senior management, except that Awards to executive officers shall be made solely by the Compensation and Personnel Committee and subject to compliance with Rule 16b-3 of the Exchange Act.

     Awards will be made, in the discretion of the Compensation and Personnel Committee, to employees of ITT Hartford and any of its subsidiaries (including officers and members of the Board of Directors who are also employees) whose responsibilities and decisions directly affect the performance of ITT Hartford and its subsidiaries.

     Substitute Awards

     To provide meaningful compensation in the form of stock options to acquire ITT Hartford Common Stock to key employees of ITT Hartford who surrendered options to acquire stock in ITT in connection with the Distribution, the Compensation and Personnel Committee is authorized to issue substitute ITT Hartford stock options and related rights in the aggregate amount of 8,000,000 shares or such lower number as may be necessary to preserve the economic value of the surrendered ITT options and related rights. Subject to this limitation, shares of ITT Hartford Common Stock to be issued upon the exercise of substitute stock options may be made available from authorized but unissued shares or from treasury shares or from shares purchased in the open market.

     The maximum number of substitute ITT Hartford stock options and related rights that may be granted to any individual employee is 525,000 or such lower number as may be necessary to preserve the economic value of the surrendered ITT options and related rights by any such individual employee.

     The Compensation and Personnel Committee is also authorized to issue substitute grants of ITT Hartford restricted stock to replace the ITT restricted stock surrendered by ITT Hartford employees in connection with the Distribution.

     The terms and conditions of each substitute stock award, including, without limitation, the time or times when, and the manner in which, each substitute option shall be exercisable, the duration of the exercise period, the permitted method of exercise, settlement and payment, the rules that shall apply in the event of the termination of employment of the key employee, the events, if any, that may give rise to a key employee's right to accelerate the time of exercise of an option and the vesting provisions of restricted stock, shall be the same as those of the surrendered ITT award.

     Stock Options and Related SARs


     Incentive stock options and related SARs under the 1995 ITT Hartford Stock Plan must expire within 10 years after grant; non-qualified stock options and related SARs will expire not more than 10 years and two days after grant. No SAR may be exercised until at least six months after it is granted. The exercise price for options and SARs must be at least equal to the fair market value of the ITT Hartford Common Stock on the date of grant. The exercise price for options must be paid to ITT Hartford at the time of exercise and, in the discretion of the Compensation and Personnel Committee, may be paid in the form of cash or already-owned shares of ITT Hartford Common Stock or a combination thereof. During the lifetime of an employee, an option must be exercised only by the individual (or his or her estate or designated beneficiary) but no later than three months after his or her termination of employment (or for longer periods as determined by the Compensation and Personnel Committee if termination is caused by retirement, disability or death, but in no event later than the expiration of the original term of the option). If an optionee voluntarily resigns or is terminated for cause, the options and SARs are cancelled immediately.


     Performance Shares


     Performance shares under the 1995 ITT Hartford Stock Plan are contingent rights to receive future payments based on the achievement of individual or company performance objectives as prescribed by the Compensation and Personnel Committee. Such performance objectives will be determined by the Compensation and Personnel Committee over a measurement period or periods of not less than two years established by such Committee and related to at least one of the following criteria, which may be (i) determined solely by reference to the performance of ITT Hartford, any subsidiary or affiliate of ITT Hartford or any division or unit of any of the foregoing or (ii) based on comparative performance of any one or more of the foregoing relative to other entities: earnings per share, return on equity, cash flow, return on total capital, return on assets, economic value added, increase in surplus, reductions in operating expenses, increases in operating margins, earnings before income taxes and depreciation or total shareholder return of ITT Hartford. The maximum number of performance shares that may be granted to any individual employee in any given year is 100,000. Payments may be made in the form of shares of ITT Hartford Common Stock, cash or a combination of ITT Hartford Common Stock and cash. The ultimate payments are determined by the number of shares earned and the price of ITT Hartford Common Stock at the end of the performance period. In the event an employee terminates employment during such a performance period, the employee will forfeit any right to payment. However, in the case of retirement, permanent total disability, death or cases of special circum stances, the employee may, in the discretion of the Compensation and Personnel Committee, be entitled to an award prorated for the portion of the performance period during which he or she was employed by ITT Hartford.


     Restricted Shares


     Restricted shares of ITT Hartford Common Stock awarded under the 1995 ITT Hartford Stock Plan will be issued subject to a restriction period set by the Compensation and Personnel Committee during which time the shares may not be sold, transferred, assigned or pledged. In the event an employee terminates employment during a restriction period, all such shares still subject to restrictions will be forfeited by the employee and reacquired by ITT Hartford. The Compensation and Personnel Committee may provide for the lapse of restrictions in installments where deemed appropriate and it may also require the achievement of predetermined performance objectives in order for such shares to vest. The recipient, as owner of the awarded shares, shall have all other rights of a shareholder, including the right to vote the shares and receive dividends and other distributions during the restriction period. The restrictions may be waived, in the discretion of the Compensation and Personnel Committee, in the event of the awardee's retirement, permanent total disability, death or in cases of special circumstances.


     Compensation Upon Change of Control


     The 1995 ITT Hartford Stock Plan provides for the automatic protection of intended economic benefits by key employees in the event of a change in control of ITT Hartford (i.e., upon the occurrence of an "Acceleration Event" as defined in the 1995 ITT Hartford Stock Plan). Notwithstanding any other provisions of the 1995 ITT Hartford Stock Plan, upon the occurrence of an Acceleration Event
(a) all options and SARs will generally become immediately exercisable for a period of 60 calendar days; (b) options and SARs will continue to be exercisable for a period of seven months in the case of an employee whose employment is terminated other than for cause or who voluntarily terminates employment because of a good faith belief that such employee will not be able to discharge his or her duties; (c) SARs exercised during the 60-day period will be settled fully in cash based on a formula price generally reflecting the highest price paid for a share of ITT Hartford Common Stock during the 60-day period preceding the date such SAR is exercised; (d) "limited stock appreciation rights" shall automatically be granted on all outstanding options not otherwise covered by a SAR, which shall generally be immediately exercisable in full and which shall entitle the holders to the same exercise period and formula price referred to in
(a), (b) and (c) above; (e) outstanding performance share awards shall automatically vest, with the valuation of such performance shares based on the formula price; and (f) restrictions applicable to awards of restricted stock shall be automatically waived.



     Options, SARs, performance shares or restricted stock which are granted, accelerated or enhanced upon the occurrence of a takeover (i.e., an "Acceleration Event" as defined in the 1995 ITT Stock Hartford Plan) may give rise, in whole or in part, to "excess parachute payments" within the meaning of
Section 280G of the Internal Revenue Code and, to such extent, will be nondeductible by ITT Hartford and subject to a 20% excise tax to the awardee.


     "Acceleration Event" is generally defined in the 1995 ITT Hartford Plan as any of the following events: (i) a report on Schedule 13D shall be filed with the SEC pursuant to Section 13(d) of the Exchange Act disclosing that any person (within the meaning of Section 13(d) of the Exchange Act), other than ITT Hartford or a subsidiary of ITT Hartford or any employee benefit plan sponsored by ITT Hartford or a subsidiary of ITT Hartford, is the beneficial owner directly or indirectly of 20% or more of the outstanding ITT Hartford Common Stock; (ii) any person (within the meaning of Section 13(d) of the Exchange
Act), other than ITT Hartford or a subsidiary of ITT Hartford or any employee benefit plan sponsored by ITT Hartford or a subsidiary of ITT Hartford, shall purchase shares pursuant to a tender offer or exchange offer to acquire any ITT Hartford Common Stock (or securities convertible into such Common Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) directly or indirectly of 15% or more of the outstanding ITT Hartford Common Stock (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire Common Stock); (iii) the shareholders of ITT Hartford shall approve (A) any consolidation or merger of ITT Hartford in which ITT Hartford is not the continuing or surviving corporation or pursuant to which shares of ITT Hartford Common Stock would be converted into cash, securities or other property, other than a merger of ITT Hartford in which holders of ITT Hartford Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of ITT Hartford; or (iv) there shall have been a change in a majority of the members of the Board of Directors of ITT Hartford within a 12-month period unless the election or nomination for election by ITT Hartford's shareholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such 12-month period.


     The ITT Hartford Board may amend or discontinue the 1995 ITT Hartford Stock Plan at any time and, specifically, may make such modifications to the 1995 ITT Hartford Plan as it deems necessary to avoid the application of Section 162(m) of the Internal Revenue Code and the Treasury regulations issued thereunder. However, shareholder approval is required for certain amendments, including any amendment which may (i) increase the number of shares reserved for awards (except as provided in the 1995 ITT Hartford Plan with respect to stock splits or other similar changes), (ii) materially change the group of employees eligible for Awards, (iii) materially increase the benefits accruing to participants under the 1995 ITT Hartford Stock Plan or (iv) permit Awards after December 31, 2005.



     Certain Tax Consequences



     The following is a brief summary of the current Federal income tax rules generally applicable to awards under the 1995 ITT Hartford Stock Plan.



     Non-qualified Options. An optionee is not subject to Federal income tax upon grant of a non-qualified stock option. At the time of exercise, the optionee will realize compensation income (subject to withholding) to the extent that the then fair market value of the stock exceeds the option price. The amount of such income will constitute an addition to the optionee's tax basis in the optioned stock. Sale of the shares will result in capital gain or loss (long-term or short-term depending on the optionee's holding period). ITT Hartford is entitled to a Federal tax deduction at the same time and to the same extent that the optionee realizes compensation income.



     Incentive Stock Options ("ISOs"). Options under the 1995 ITT Hartford Stock Plan denominated as ISOs are intended to constitute incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended. An optionee is not subject to Federal income tax upon either the grant or exercise of an ISO. If the optionee holds the shares acquired upon exercise for at least one year after issuance of the optioned shares and until at least two years after grant of the option, then the difference between the amount realized on a subsequent sale or other disposition of the shares and the option price will constitute long-term capital gain or loss. ITT Hartford will not be entitled to a Federal tax deduction with respect to the grant or exercise of the ISO.



     If the optionee sells the shares acquired under an ISO before the requisite holding period, he or she will be deemed to have made a "disqualifying disposition" of the shares and will realize compensation income in the year of disposition equal to the lesser of the fair market value of the shares at exercise or the amount realized on their disposition over the option price of the shares. Any gain recognized upon a disqualifying disposition in excess of the ordinary income portion will constitute either short-term or long-term capital gain. In the event of a disqualifying disposition, ITT Hartford will be entitled to a Federal tax deduction in the amount of the compensation income realized by the optionee.



     The option spread on the exercise of an ISO is an adjustment in computing alternative minimum taxable income. No adjustment is required, however, if the optionee made a disqualifying disposition of the shares in the same year as he is taxed on the exercise.

     Stock Appreciation Rights ("SARs"). An optionee is not taxed upon the grant of SARs. An optionee exercising SARs for cash will realize compensation income (subject to withholding) in the amount of the cash or the fair market value of the shares received. ITT Hartford is entitled to a tax deduction at the same time and to the same extent that the optionee realized compensation income.



     Performance Shares. An awardee of performance shares will generally realize compensation income (subject to withholding) when and to the extent that payment is made, whether in the form of cash or shares of ITT Hartford Common Stock. To the extent that payment is made in the form of stock, income shall be measured by the then fair market value of the shares, which shall constitute an addition to the awardee's tax basis in such shares. ITT Hartford will be entitled to a Federal tax deduction of the value of payment at the time of payment.



     Restricted Stock. An awardee of restricted stock will generally realize compensation income (subject to withholding) when and to the extent that the restrictions on the shares lapse, as measured by the value of the shares at the time of lapse. The awardee's holding period for the shares will not commence until the date of lapse, and dividends paid during the restriction period will be treated as compensation. The income realized on lapse of the restrictions will constitute an addition to the awardee's tax basis in the shares.



     In lieu of deferred recognition of income, the awardee may formally elect, within 30 days of award, to realize compensation income at the time of award, as measured by the fair market value of the stock on the date of award determined without regard to the restrictions. The income realized will constitute an addition to the tax basis of the shares. In the case of such election, any appreciation (or depreciation) on the shares during the restriction period will give rise to capital gain (or capital loss) upon the sale or other disposition of the shares. In the event that the awardee terminates employment during the restriction period and forfeits his shares, no deduction may be claimed and the taxes paid on award of the shares shall be forfeited.



     ITT Hartford will be entitled to a Federal tax deduction at the same time and to the same extent that the awardee realizes compensation income.



     Excess Parachute Payments. Options, SARs, performance shares or restricted stock which are granted, accelerated or enhanced upon the occurrence of a takeover (i.e., an Acceleration Event as defined in the 1995 ITT Hartford Stock
Plan) may give rise, in whole or in part, to "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code and, to such extent, will be nondeductible by ITT Hartford and subject to a 20% excise tax to the awardee.



     If the 1995 ITT Hartford Stock Plan is approved by the shareholders, the Board may amend or discontinue it at any time. However, shareholder approval is required for any amendment which may (i) increase the number of shares reserved for awards (except as provided in Section 13 of the 1995 ITT Hartford Stock Plan with respect to stock splits or other similar changes), (ii) materially change the group of employees eligible for Awards, (iii) materially increase the benefits accruing to participants under the 1995 ITT Hartford Stock Plan, or
(iv) permit Awards after December 31, 2005.



     THE FOREGOING SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES IN RESPECT OF THE 1995 ITT HARTFORD PLAN IS FOR GENERAL INFORMATION ONLY. INTERESTED PARTIES SHOULD CONSULT THEIR OWN ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF SUCH PLAN, INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, STATE AND LOCAL TAX LAWS.



     The above summary of the 1995 ITT Hartford Stock Plan is qualified in its entirety by reference to the full plan text which is set forth as Annex E hereto.


ITT HARTFORD SEVERANCE PAY PLAN

     The existing ITT severance pay plan applies to ITT senior executives who are United States citizens or who are employed in the United States. Under the plan, if a participant's employment is terminated by ITT, other than for cause or as a result of other occurrences specified in the plan, the participant is entitled to severance pay in an amount up to 24 months of base salary depending upon his or her length of service. In no event shall such severance pay exceed the amount of base salary for the number of months remaining between the termination of employment and the participant's normal retirement date or two times the participant's total annual compensation during the year immediately preceding such termination. The plan includes offset provisions for other compensation from ITT and requirements on the part of executives with respect to non-competition and compliance with the ITT Code of Corporate Conduct. Under the plan, severance payments would ordinarily be made monthly over the scheduled term of such payments; however, ITT has the option to make such payments in the form of a single lump sum payment discounted to present value. At June 1, 1995, the named executive officers in the Summary Compensation Table (see "-- COMPENSATION OF ITT HARTFORD EXECUTIVE OFFICERS") participate in this plan.


     The annual salaries of Messrs. Frahm, Ayer, Donahue, Gareau and Smith as of June 1, 1995, were $600,000, $425,00, $240,000, $300,000 and $425,000, respectively.



     After the Distribution, it is anticipated that ITT Hartford will adopt a similar plan for its senior executives, except for Messrs. Ayer and Smith, each of whom will be covered by employment agreements, see
"-- EMPLOYMENT AGREEMENTS".


ITT HARTFORD INVESTMENT AND SAVINGS PLAN

     Many of the salaried employees of ITT Hartford have been participants in the ITT Investment and Savings Plan for Salaried Employees. Effective as of the Distribution Date, the ITT Investment and Savings Plan will be split into three separate plans, each covering the ITT Industries Employees, the New ITT Employees or the ITT Hartford Employees. Existing account balances of current New ITT Employees, including all shares of ITT Common Stock acquired by the ESOP that have been allocated to the accounts of such employees, will be transferred from the ITT Investment and Savings Plan to the New ITT Investment and Savings Plan. Existing account balances of current ITT Hartford Employees, including all shares of ITT Common Stock acquired by the ESOP that have been allocated to the accounts of such employees, will be transferred from the ITT Investment and Savings Plan to the ITT Hartford Investment and Savings Plan. Existing account balances of current ITT Industries Employees, including all shares of ITT Common Stock acquired by the ESOP that have been allocated to the accounts of such employees, will remain in the ITT Investment and Savings Plan, which will continue in existence as the ITT Industries Investment and Savings Plan. Existing account balances of each former employee of ITT Industries, New ITT and ITT Hartford, including all shares of ITT Common Stock acquired by the ESOP that have been allocated to the accounts of such former employee, will be transferred to the investment and savings plan maintained by the company responsible for providing retirement benefits to such former employee.

     Federal legislation limits the annual contributions which an employee may make to the ITT Hartford Investment and Savings Plan, a tax-qualified retirement plan. Accordingly, prior to the Distribution Date, ITT Hartford will adopt the ITT Hartford Excess Savings Plan, which will enable an employee who is precluded by these limitations from contributing six percent of salary to the tax-qualified plan to make up the shortfall through salary deferrals and thereby receive the three percent maximum matching company contribution and one-half of one percent non-matching company contribution otherwise allowable under the tax-qualified plan. Salary deferrals, company contributions and imputed earnings will be entered into a book reserve account maintained by ITT Hartford for each participant.

ITT HARTFORD RETIREMENT PROGRAM

     Most of the U.S. salaried employees of The Hartford have been participants in the ITT Hartford Retirement Plan. The ITT Hartford Retirement Plan will be amended to recognize service with other ITT companies prior to the Distribution Date for eligibility, vesting and benefit accrual purposes and will further provide for an offset of any benefit payable from any ITT retirement plan covering the same period of service. The Plan will be further amended to recognize service with ITT Industries and New ITT after the Distribution Date for eligibility and vesting purposes.

     The ITT Hartford Retirement Plan will cover substantially all eligible U.S. salaried employees of ITT Hartford, including senior executive officers and other ITT Hartford executives. The cost of the ITT Hartford Retirement Plan will be borne entirely by ITT Hartford.

     A member's annual pension will equal two percent of the member's average final compensation for each of the first 30 years of benefit service, reduced by one and two-thirds percent of the member's primary Social Security benefit for each year of benefit service to a maximum of 30 years; provided that no more than one-half of the member's primary Social Security benefit is used for such reduction. A member's average final compensation (including salary plus approved bonus payments) will be defined under the Plan as the total of (i) a member's average annual base salary for the five calendar years of the last 120 consecutive calendar months of eligibility service affording the highest such average plus (ii) a member's average annual compensation not including base salary for the five calendar years of the member's last 120 consecutive calendar months of eligibility service affording the highest such average. The Plan also will provide for undiscounted early retirement pensions for members who retire at or after age 60 following completion of 15 years of eligibility service. A member will be vested in benefits accrued under the Plan upon completion of five years of eligibility service.


     Applicable Federal legislation limits the amount of benefits that can be paid and compensation which may be recognized under a tax-qualified retirement plan. ITT Hartford will continue its non-qualified unfunded retirement plan (the "Hartford Excess Pension Plan") for payment of those benefits at retirement that cannot be paid from the qualified Retirement Plan. The practical effect of the Hartford Excess Pension Plan is to continue calculation of retirement benefits to all employees on a uniform basis. Benefits under the Hartford Excess Pension Plan will generally be paid after the Distribution Date directly by ITT Hartford. ITT Hartford will also continue to maintain the excess plan trust under which excess benefits under the Hartford Excess Pension Plan for certain officers of ITT Hartford are funded. Any such employee may indicate a preference, subject to certain conditions, to receive any excess benefit in the form of a single discounted lump sum payment. Any "excess" benefit accrued to any such employee will be immediately payable in the form of a single discounted lump sum payment upon the occurrence of a change in corporate control (as defined in the Hartford Excess Pension Plan).


     Based on various assumptions as to remuneration and years of service, before Social Security reductions, the following table illustrates the estimated annual benefits payable from the Retirement Program at retirement at age 65 that are paid for by ITT Hartford.

                               PENSION PLAN TABLE

  AVERAGE                       YEARS OF SERVICE
   FINAL         -----------------------------------------------
COMPENSATION        15           20           25           30
- ------------     --------     --------     --------     --------
 $   50,000      $ 15,000     $ 20,000     $ 25,000     $ 30,000
    100,000        30,000       40,000       50,000       60,000
    300,000        90,000      120,000      150,000      180,000
    500,000       150,000      200,000      250,000      300,000
    750,000       225,000      300,000      375,000      450,000
  1,000,000       300,000      400,000      500,000      600,000
  1,500,000       450,000      600,000      750,000      900,000

     The amounts shown under "Salary" and "Bonus" opposite the names of the individuals in the Summary Compensation Table comprise the compensation which is used for purposes of determining "average final compensation" under the plan. The years of service with ITT Hartford of each of the individuals for eligibility and benefit purposes as of June 1, 1995, are as follows: Donald R. Frahm, 26.83 years; Ramani Ayer, 21.92 years; John F. Donahue, 30.00 years; Joseph H. Gareau, 21.83 years; and Lowndes A. Smith, 28.17 years. Mr. Frahm's years of service include five years that were granted to him by ITT Hartford on the date of his employment. Mr. Donahue has 40.92 years of service with ITT Hartford, but the ITT Hartford Retirement Plan recognizes a maximum of 30 years of service.

1995 ITT HARTFORD DEFERRED COMPENSATION PLAN

     Executives of ITT Hartford have been participants in the 1995 ITT Deferred Compensation Plan. Effective as of the Distribution Date, it is intended that ITT Hartford will adopt a "mirror image" 1995 ITT Hartford Deferred Compensation Plan. Under that plan, executives with a base salary of $200,000 or more could elect to defer receipt of all or a portion of their 1994 bonus and those with a base salary of at least $300,000 could in addition defer up to 50% of their 1995 salary. ITT Hartford will credit interest on the deferred compensation based upon the performance of benchmark investment funds made available under the plan and selected by the executive.

ITT HARTFORD EMPLOYEE WELFARE BENEFITS

     After the Distribution Date, ITT Hartford and its participating subsidiaries will continue the broad-based employee welfare benefits program which is currently available to salaried employees of The Hartford. ITT Hartford executives will participate in ITT Hartford's comprehensive benefits program which will include group medical and dental coverage, group life insurance and other benefit plans, in addition to the pension program and investment and savings plan available to salaried employees of The Hartford described previously. For a discussion of certain contractual relationships among ITT Industries, New ITT and ITT Hartford that affect employee welfare benefits programs, see "EMPLOYEE BENEFITS AND COMPENSATION MATTERS -- RETIREE MEDICAL AND LIFE INSURANCE BENEFIT PLANS".

                  DESCRIPTION OF ITT INDUSTRIES CAPITAL STOCK

AUTHORIZED CAPITAL STOCK


     After the Distribution, ITT Industries' authorized capital stock will be the same as ITT's authorized capital stock prior to the Distribution. Accordingly, ITT Industries' authorized capital stock will consist of 200,000,000 shares of Common Stock, $1.00 par value per share, and 50,000,000 shares of Preferred Stock, without par value. As of July 5, 1995, there were outstanding 115,597,874 shares of ITT Common Stock and 482,324 shares of ITT Series N Preferred Stock (convertible into 610,622 shares of ITT Common Stock). ITT has called for redemption on August 29, 1995, all the outstanding shares of ITT Series N Preferred Stock. See "THE DISTRIBUTION -- REDEMPTION OF SERIES N PREFERRED STOCK".


ITT INDUSTRIES COMMON STOCK

     Subject to any preferential rights of any ITT Industries Preferred Stock created by the Board of Directors of ITT Industries, each outstanding share of ITT Industries Common Stock will be entitled to such dividends as may be declared from time to time by the Board of Directors of ITT Industries. See "DIVIDEND POLICY -- ITT INDUSTRIES DIVIDEND POLICY". Each outstanding share is entitled to one vote on all matters submitted to a vote of shareholders. The ITT Industries Articles of Incorporation do not provide for cumulative voting rights; therefore, the holders of a majority of the shares voting for the election of the Board of Directors of ITT Industries can elect all the directors up for election, if they so choose. In the event of liquidation, dissolution or winding up of ITT Industries, holders of ITT Industries Common Stock are entitled to receive on a pro rata basis any assets remaining after provision for payment of creditors and after payment of any liquidation preferences to holders of ITT Industries Preferred Stock.

ITT INDUSTRIES PREFERRED STOCK


     The authorized Preferred Stock of ITT Industries is available for issuance from time to time at the discretion of the Board of Directors of ITT Industries without shareholder approval. The ITT Industries Board of Directors has the authority to prescribe for each series of ITT Industries Preferred Stock it establishes the number of shares in that series, the number of votes (if any) to which such shares in that series are entitled, the consideration for such shares in that series and the designations, powers, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions of the shares in that series. Depending upon the rights of such Preferred Stock, the issuance of ITT Industries Preferred Stock could have an adverse effect on holders of ITT Industries Common Stock by delaying or preventing a change in control of ITT Industries, making removal of the present management of ITT Industries more difficult or resulting in restrictions upon the payment of dividends and other distributions to the holders of ITT Industries Common Stock.


AUTHORIZED BUT UNISSUED CAPITAL STOCK

     Indiana law does not require shareholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply so long as the ITT Industries Common Stock remained listed on the NYSE, require shareholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of ITT Industries Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

     One of the effects of the existence of unissued and unreserved ITT Industries Common Stock and ITT Industries Preferred Stock may be to enable the Board of Directors of ITT Industries to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of ITT Industries by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of ITT Industries' management and possibly deprive the shareholders of opportunities to sell their shares of ITT Industries Common Stock at prices higher than prevailing market prices. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of ITT Industries pursuant to the operation of the ITT Industries Rights Plan, which is discussed below.

ITT INDUSTRIES RIGHTS PLAN

ITT INDUSTRIES RIGHTS


     It is anticipated that the Board of Directors of ITT Industries will declare a dividend of one right (the "ITT Industries Rights") for each outstanding share of ITT Industries Common Stock. The ITT Industries Rights will be issued to the holders of record of ITT Industries Common Stock outstanding on the ITT Industries Rights issuance date (the "Issuance Date"), and with respect to ITT Industries Common Stock issued thereafter until the Distribution Date (as defined below), and, in certain circumstances, with respect to ITT Industries Common Stock issued after the Distribution Date. Each ITT Industries Right, when it becomes exercisable as described below, will entitle the registered holder to purchase from ITT Industries one one-thousandth (1/1000th) of a share of Preferred Stock of ITT Industries (the "ITT Industries Preferred Shares") at a price (substantially above the expected current trading value for ITT Industries) to be determined, subject to adjustment in certain circumstances (the "Purchase Price"). The description and terms of the ITT Industries Rights will be set forth in a form of Rights Agreement (the "ITT Industries Rights Agreement") between ITT Industries and the Rights Agent named therein. A copy of the ITT Industries Rights Agreement will be filed as an exhibit to the Registration Statement of ITT Industries in respect of the registration of the ITT Industries Rights under the Exchange Act. The ITT Industries Rights will not be exercisable until the Distribution Date and will expire on the tenth annual anniversary of the ITT Industries Rights Agreement (the "Expiration Date"), unless earlier redeemed by ITT Industries as described below. Until an ITT Industries Right is exercised, the holder thereof, as such, will have no rights as a shareholder of ITT Industries, including, without limitation, the right to vote or to receive dividends with respect to the ITT Industries Rights or the ITT Industries Preferred Shares relating thereto. Unless the context otherwise requires, references herein to the ITT Industries Common Stock include the related ITT Industries Rights.


DISTRIBUTION DATE


     Under the ITT Industries Rights Agreement, the Distribution Date is the earlier of (i) such time as ITT Industries learns that a person or group (including any affiliate or associate of such person or group) has acquired, or has obtained the right to acquire, beneficial ownership of more than 15% of the outstanding shares of ITT Industries Common Stock (such person or group being an "Acquiring Person"), unless provisions preventing accidental triggering of the distribution of the ITT Industries Rights apply, and (ii) the close of business on such date, if any, as may be designated by the Board of Directors of ITT Industries following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for more than 15% or more of the outstanding shares of ITT Industries Common Stock. A person or group (or any affiliate or associate of such person or group), however, that inadvertently acquires more than 15% of the outstanding shares of ITT Industries Common Stock will not be deemed to be an Acquiring Person provided that such person or group reduces the percentage of beneficial ownership to less than 15% of the outstanding shares of ITT Industries Common Stock by the close of business on the fifth business day after notice from ITT Industries that such person's or group's ownership interest exceeds 15% of the outstanding shares of ITT Industries Common Stock. Such person or group will be deemed to be an Acquiring Person at the end of such five business day period absent such reduction.


EVIDENCE OF ITT INDUSTRIES RIGHTS

     Until the Distribution Date, the ITT Industries Rights will be evidenced by the certificates for ITT Industries Common Stock registered in the names of the holders thereof (which certificates for ITT Industries Common Stock shall also be deemed to be ITT Industries Right Certificates, as defined below) rather than separate ITT Industries Right Certificates. Therefore, on and after the Issuance Date and until the Distribution Date, the ITT Industries Rights will be transferred with and only with the ITT Industries

Common Stock and each transfer of ITT Industries Common Stock also will transfer the associated ITT Industries Rights. As soon as practicable following the Distribution Date, separate certificates evidencing the ITT Industries Rights ("ITT Industries Right Certificates") will be mailed to holders of record of the ITT Industries Common Stock as of the close of business on the Distribution Date (and to each initial record holder of certain ITT Industries Common Stock originally issued after the Distribution Date), and such separate ITT Industries Right Certificates alone will thereafter evidence the ITT Industries Rights.


ADJUSTMENTS


     The number of ITT Industries Preferred Shares or other securities issuable upon exercise of the ITT Industries Rights, the Purchase Price, the Redemption Price (as defined below) and the number of ITT Industries Rights associated with each share of ITT Industries Common Stock are all subject to adjustment from time to time in the event of any change in the ITT Industries Common Stock or the ITT Industries Preferred Shares, whether by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization or any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of ITT Industries Common Stock or ITT Industries Preferred Shares.



     ITT Industries may, but is not required to, issue fractions of ITT Industries Rights or distribute ITT Industries Rights Certificates which evidence fractional ITT Industries Rights. In lieu of such fractional ITT Industries Rights, ITT Industries may make a cash payment based on the market price of such rights. In addition, ITT Industries may, but is not required to, issue fractions of shares upon the exercise of the ITT Industries Rights or distribute certificates which evidence fractional ITT Industries Preferred Shares. In lieu of fractional ITT Industries Preferred Shares, ITT Industries may utilize a depository arrangement as provided by the terms of the ITT Industries Preferred Shares and, in the case of fractions other than one one-thousandth (1/1000th) of an ITT Industries Preferred Share or integral multiples thereof, may make a cash payment based on the market price of such shares.


TRIGGERING EVENT AND EFFECT OF TRIGGERING EVENT

     At such time as there is an Acquiring Person, the ITT Industries Rights will entitle each holder (other than such Acquiring Person) of an ITT Industries Right to purchase, for the Purchase Price, that number of one one-thousandths (1/1000ths) of an ITT Industries Preferred Share equivalent to the number of shares of ITT Industries Common Stock which at the time of such event would have a market value of twice the Purchase Price.

     In the event ITT Industries is acquired in a merger or other business combination by an Acquiring Person or an affiliate or associate of an Acquiring Person that is a publicly traded corporation or 50% or more of ITT Industries' assets or assets representing 50% or more of ITT Industries' revenues or cash flow are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an Acquiring Person or an affiliate or associate of an Acquiring Person that is a publicly traded corporation, each ITT Industries Right will entitle its holder (subject to the next paragraph) to purchase, for the Purchase Price, that number of common shares of such corporation which at the time of the transaction would have a market value of twice the Purchase Price. In the event ITT Industries is acquired in a merger or other business combination by an Acquiring Person or an affiliate or associate of an Acquiring Person that is not a publicly traded entity or 50% or more of ITT Industries' assets or assets representing 50% or more of ITT Industries' revenues or cash flow are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an Acquiring Person or an affiliate or associate of an Acquiring Person that is not a publicly traded entity, each ITT Industries Right will entitle its holder (subject to the next paragraph) to purchase, for the Purchase Price, at such holder's option, (i) that number of shares of the surviving corporation in the transaction with such entity (which surviving corporation could be ITT Industries) which at the time of the transaction would have a book value of twice the Purchase Price, (ii) that number of shares of such entity which at the time of the transaction would have a book value of twice the Purchase Price or (iii) if such entity has an affiliate which has publicly traded common shares, that number of common shares of such affiliate which at the time of the transaction would have market value of twice the Purchase Price.

     Any ITT Industries Rights that are at any time beneficially owned by an Acquiring Person (or any affiliate or associate of an Acquiring Person) will be null and void and nontransferable and any holder of any such ITT Industries Right (including any purported transferee or subsequent holder) will be unable to exercise or transfer any such ITT Industries Right.

REDEMPTION

     At any time prior to the earlier of (i) such time as a person or group becomes an Acquiring Person and (ii) the Expiration Date, the Board of Directors of ITT Industries may redeem the ITT Industries Rights in whole, but not in part, at a price (in cash or ITT Industries Common Stock or other securities of ITT Industries deemed by the Board of Directors to be at least equivalent in value) of $.01 per ITT Industries Right (which amount shall be subject to adjustment as provided in the ITT Industries Rights Agreement) (the "Redemption Price"). Immediately upon the action of the Board of Directors of ITT Industries ordering the redemption of the ITT Industries Rights, and without any further action and without any notice, the right to exercise the ITT Industries Rights will terminate and the only right of the holders of ITT Industries Rights will be to receive the Redemption Price. Within 10 business days after the action of the Board of Directors ordering the redemption of the ITT Industries Rights, ITT Industries will give notice of such redemption to the holders of the then outstanding ITT Industries Rights by mail. Each such notice of redemption will state the method by which payment of the Redemption Price will be made.

     In addition, at any time after there is an Acquiring Person, the Board of Directors of ITT Industries may elect to exchange each ITT Industries Right (other than ITT Industries Rights that have become null and void and nontransferable as described above) for consideration per ITT Industries Right consisting of one-half of the securities that would be issuable at such time upon exercise of one ITT Industries Right pursuant to the terms of the ITT Industries Rights Agreement.

AMENDMENT

     At any time prior to the Distribution Date, ITT Industries may, without the approval of any holder of any ITT Industries Rights, supplement or amend any provision of the ITT Industries Rights Agreement (including, without limitation, the date on which the Distribution Date shall occur, the definition of Acquiring Person, the time during which the ITT Industries Rights may be redeemed or the terms of the ITT Industries Preferred Shares), except that no supplement or amendment shall be made which reduces the Redemption Price (other than pursuant to certain adjustments therein) or provides for an earlier Expiration Date. From and after the Distribution Date and subject to applicable law, ITT Industries may amend the ITT Industries Rights Agreement without the approval of any holders of ITT Industries Right Certificates (i) to cure any ambiguity or to correct or supplement any provision contained in the ITT Industries Rights Agreement which may be defective or inconsistent with any other provision of the ITT Industries Rights Agreement or (ii) to make any other provisions which ITT Industries may deem necessary or desirable and which shall not adversely affect the interests of the holders of ITT Industries Right Certificates (other than an Acquiring Person or an affiliate or associate of an Acquiring Person). Any supplement or amendment adopted during any period after any person or group has become an Acquiring Person but prior to the Distribution Date shall be null and void unless such supplement or amendment could have been adopted under the prior sentence from and after the Distribution Date.

CERTAIN EFFECTS OF THE ITT INDUSTRIES RIGHTS PLAN


     The ITT Industries Rights Plan is designed to protect shareholders of ITT Industries in the event of unsolicited offers to acquire ITT Industries and other coercive takeover tactics which, in the opinion of the Board of Directors of ITT Industries, could impair its ability to represent shareholder interests. The provisions of the ITT Industries Rights Plan may render an unsolicited takeover of ITT Industries more difficult or less likely to occur or might prevent such a takeover, even though such takeover may offer ITT Industries' shareholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of the shareholders of ITT Industries.

NO PREEMPTIVE RIGHTS


     No holder of any class of stock of ITT Industries authorized at the time of the Distribution will have any preemptive right to subscribe to any securities of ITT Industries of any kind or class.


INDIANA BUSINESS CORPORATION LAW


     The terms of the Indiana Business Corporation Law (the "IBCL") would apply to ITT Industries as an Indiana corporation. Under certain circumstances, the following selected provisions of the IBCL may delay, prevent or make more difficult unsolicited acquisitions or changes of control of ITT Industries. The Articles of Incorporation and By-laws of ITT Industries will not exclude ITT Industries from such provisions of the IBCL. Such provisions also may have the effect of preventing changes in the management of ITT Industries. It is possible that such provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.


CONTROL SHARE ACQUISITIONS


     Pursuant to Sections 23-1-42-1 to 23-1-42-11 of the IBCL, an "acquiring person" who makes a "control share acquisition" in an "issuing public corporation" may not exercise voting rights on any "control shares" unless such voting rights are conferred by a majority vote of the disinterested shareholders of the issuing corporation at a special meeting of such shareholders held upon the request and at the expense of the acquiring person. In the event that control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all voting power, all shareholders of the issuing corporation have dissenters' rights to receive the fair value of their shares. Under the IBCL, "control shares" means shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect of which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise voting power of the issuing public corporation in the election of directors within any of the following ranges: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority or more. "Control share acquisition" means, subject to certain exceptions, the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. Shares acquired within 90 days or pursuant to a plan to make a control share acquisition are considered to have been acquired in the same acquisition. "Issuing public corporation" means a corporation which is organized in Indiana, has 100 or more shareholders, its principal place of business, its principal office or substantial assets within Indiana and either (i) more than 10% of its shareholders resident in Indiana,
(ii) more than 10% of its shares owned by Indiana residents or (iii) 10,000 shareholders resident in Indiana. The above provisions do not apply if, before a control share acquisition is made, the corporation's articles of incorporation or by-laws (including a board adopted by-law) provide that said provisions do not apply. As noted above, ITT Industries' Articles of Incorporation and By-laws do not exclude ITT Industries from the restrictions imposed by such provisions.



     Section 23-1-22-4 of the IBCL provides that, in addition to any other provision authorized by any other section of the IBCL or contained in the articles of incorporation or the by-laws, a corporation may establish one or more procedures to regulate transactions that would, when consummated, result in a change of "control" of the corporation. Such a procedure may be established in the original articles or incorporation or by-laws, by an amendment to the articles of incorporation or, notwithstanding the fact that a vote of the shareholders would otherwise be required by any other provision of the IBCL or the articles of incorporation, by an amendment to the by-laws. For the purposes of Section 23-1-22-4, "control" means, for any corporation that has 100 or more shareholders, the beneficial ownership, or the direct or indirect power to direct the voting, of no less than 10% of the voting shares of a corporation's outstanding voting shares.


CERTAIN BUSINESS COMBINATIONS

     Sections 23-1-43-1 to 23-1-43-23 of the IBCL restrict the ability of a "resident domestic corporation" to engage in any combination with an "interested shareholder" for five years after the interested shareholder's date of acquiring shares unless the combination or the purchase of shares by the interested shareholder on the interested shareholder's date of acquiring shares is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, the interested shareholder may effect a combination after the five-year period only if such shareholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria. For purposes of the above provisions, "resident domestic corporation" means an Indiana corporation that has 100 or more shareholders. "Interested shareholder" means any person, other than the resident domestic corporation or its subsidiaries, who is (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (b) an affiliate or associate of the resident domestic corporation and at any time within the five-year period immediately before the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation. The above provisions do not apply to corporations that so elect in a charter amendment approved by a majority of the disinterested shares. Such a charter amendment, however, would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date. As noted above, ITT Industries' Articles of Incorporation do not exclude ITT Industries from the restrictions imposed by such provisions.

RIGHTS, OPTIONS OR WARRANTS

     Section 23-1-26-5 of the IBCL provides that a corporation, acting through its board of directors, may create or issue rights, options or warrants for the purchase of shares or other securities of the corporation or any successor in interest of the corporation. The board of directors may determine the terms upon which the rights, options or warrants are issued, their form and content and the consideration for which the shares or other securities are to be issued. The rights, options or warrants may be issued with or without consideration, and may, but need not, be issued pro rata.

DIRECTORS' DUTIES


     Section 23-1-35-1 of the IBCL provides that a board of directors, in discharging its duties, may consider, in its discretion, both the long-term and short-term best interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects of an action on the corporation's shareholders, employees, suppliers and customers and the communities in which offices or other facilities of the corporation are located and any other factors the directors consider pertinent. If a determination is made with the approval of a majority of the disinterested directors of the board, that determination is conclusively presumed to be valid unless it can be demonstrated that the determination was not made in good faith after reasonable investigation. Once the board has determined that the proposed action is not in the best interests of the corporation, it has no duty to remove any barriers to the success of the action, including a rights plan. Section 23-1-35-1 specifically provides that certain judicial decisions in Delaware and other jurisdictions, which might be looked upon for guidance in interpreting Indiana law, including decisions that propose a higher or different degree of scrutiny in response to a proposed acquisition of the corporation, are inconsistent with the proper application of that section.



PROVISIONS OF ITT INDUSTRIES ARTICLES OF INCORPORATION

AND BY-LAWS AFFECTING CHANGE IN CONTROL


     Certain provisions of the ITT Industries Articles of Incorporation and By-laws may delay or make more difficult unsolicited acquisitions or changes of control of ITT Industries. It is believed that such provisions will enable ITT Industries to develop its business in a manner that will foster its long-term growth without disruption caused by the threat of a takeover not deemed by its Board of Directors to be in the best interests of ITT Industries and its shareholders. Such provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of ITT Industries, although such proposals, if made, might be considered desirable by a majority of ITT Industries' shareholders. Such provisions may also have the effect of making it more difficult for third parties to cause the replacement of the current management of ITT Industries without the concurrence of the Board of Directors. These provisions include (i) the availability of capital stock for issuance from time to time at the discretion of the Board of

Directors (see "-- AUTHORIZED BUT UNISSUED CAPITAL STOCK"), (ii) prohibitions against shareholders calling a special meeting of shareholders, (iii) requirements for advance notice for raising business or making nominations at shareholders' meetings and (iv) the ability of the Board of Directors to increase the size of the board and to appoint directors to fill newly created directorships. These four provisions are present in the Restated Certificate of Incorporation or By-laws of ITT.



SPECIAL MEETINGS



     The ITT Industries Articles of Incorporation and By-laws provide that special meetings of the shareholders can be called only by the Chairman of the Board of Directors or by a vote of the majority of the entire Board of Directors. Furthermore, the By-laws of ITT Industries provide that only such business as is specified in the notice of any such special meeting of the shareholders may come before such meeting.


ADVANCE NOTICE FOR RAISING BUSINESS OR MAKING NOMINATIONS AT MEETINGS

     The By-laws of ITT Industries establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of shareholders and for nominations by shareholders of candidates for election as directors at an annual or special meeting at which directors are to be elected. Only such business may be conducted at an annual meeting of shareholders as has been brought before the meeting by, or at the direction of, the Board of Directors, or by a shareholder who has given to the Secretary of ITT Industries timely written notice, in proper form, of the shareholder's intention to bring that business before the meeting. The chairman of such meeting has the authority to make such determinations. Only persons who are nominated by, or at the direction of, the Board of Directors, or who are nominated by a shareholder who has given timely written notice, in proper form, to the Secretary prior to a meeting at which directors are to be elected will be eligible for election as directors of ITT Industries.


     To be timely, notice of business to be brought before an annual meeting or nominations of candidates for election as directors at an annual meeting must be received by the Secretary of ITT Industries not later than 90 days in advance of the anniversary date of the immediately preceding annual meeting (or not more than 10 days after the first public disclosure of the date of such annual meeting, whichever is earlier). Similarly, notice of nominations to be brought before a special meeting must be delivered to the Secretary no later than the close of business on the seventh day following the day on which notice of the date of the special meeting of shareholders was given.


     The notice of any nomination for election as a director must set forth the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; a representation that the shareholder is a holder of record of stock of ITT Industries entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and the consent of each nominee to serve as a director if so elected.

NUMBER OF DIRECTORS; FILLING OF VACANCIES


     The ITT Industries Articles of Incorporation and By-laws provide that newly created directorships resulting from any increase in the authorized number of directors (or any vacancy) may be filled by a vote of a majority of directors then in office, subject to the requirement provided in the By-laws that the majority of directors holding office immediately after such election must be "independent directors" (as defined). Accordingly, the Board of Directors of ITT Industries may be able to prevent any shareholder from obtaining majority representation on the Board of Directors by increasing the size of the board and filling the newly created directorships with its own nominees.

COMPARISON OF SHAREHOLDER RIGHTS UNDER DELAWARE AND INDIANA LAW


     ITT is incorporated in Delaware. However, because of the reasons set forth above under "THE REINCORPORATION OF ITT -- REASONS FOR THE REINCORPORATION", ITT Industries, following the Distribution and the Reincorporation, is to be incorporated in Indiana. The IBCL differs from the Delaware General Corporation Law (the "DGCL") in many respects. The following summary sets forth certain differences that should be considered by shareholders. The following summary does not purport to be a complete statement of the differences between the IBCL and the DGCL, which are too numerous to list in their entirety.


SIZE AND CLASSIFICATION OF THE BOARD OF DIRECTORS

     Section 141(b) of the DGCL provides that the board of directors shall consist of one or more members. The number of directors shall be fixed by, or in the manner provided in, the by-laws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate. Pursuant to Section 141(d) of the DGCL, the directors of any Delaware corporation may, by the certificate of incorporation, by an initial by-law or by a by-law adopted by a vote of the shareholders, be divided into one, two or three classes.

     Section 23-1-33-3 of the IBCL provides that a board of directors must consist of one or more individuals, with the number specified in or fixed in accordance with the articles of incorporation or by-laws. Section 23-1-33-6 of the IBCL provides that the articles of incorporation, or, if the articles of incorporation so authorize, the by-laws, may provide for staggering the terms of directors by dividing the total number of directors into either two or three classes, with each class containing as closely as possible the same number of directors. The ITT Industries Board of Directors will not be classified.

DUTIES OF DIRECTORS


     Section 23-1-35-1 of the IBCL allows directors of a corporation to consider a variety of nonshareholder interests in discharging their duties to the corporation. See "-- INDIANA BUSINESS CORPORATION LAW". There is no corresponding provision in the DGCL.


REMOVAL OF DIRECTORS

     Section 141(k) of the DGCL provides that any director or the entire board of directors may generally be removed with or without cause by a majority shareholder vote. However, a director of a corporation with a classified board of directors may be removed only for cause unless the certificate of incorporation otherwise provides.


     Under Section 23-1-33-8 of the IBCL, directors may be removed in any manner provided in the articles of incorporation. In addition, unless the articles of incorporation provide otherwise, the shareholders or directors may remove one or more directors with or without cause. A director may be removed by the shareholders, if they are otherwise authorized to do so, only at a meeting called for that purpose, and such purpose must be stated in the notice of the meeting. A director elected by a voting group of shareholders may be removed only by that voting group.


NEWLY CREATED DIRECTORSHIPS AND VACANCIES


     Under Section 223 of the DGCL, unless the certificate of incorporation or the by-laws of a corporation provide otherwise, a majority vote of the directors then in office may fill vacancies and newly created directorships, even if the number of current directors is less than a quorum or only one director remains. If the directors filling an open slot on the board constitute less than a majority of the whole board (as measured before an increase in the size of the board), the Delaware Court of Chancery may, upon application of shareholders holding at least 10% of the outstanding voting shares, summarily order an election to fill the open slot or replace directors chosen by the directors then in office. Unless otherwise provided in the certificate of incorporation or by-laws, when one or more directors resign effective at a future date, a majority of directors then in office, including those who have so resigned, may vote to fill the vacancy.

     Under Section 23-1-33-9 of the IBCL, unless the articles of incorporation provide otherwise, if a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, the remaining directors, even if less than a quorum, may fill the vacancy by majority vote. The ITT Industries Articles of Incorporation do not provide otherwise. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group may vote to fill the vacancy if it is filled by shareholders. A vacancy that will occur at a specific later date by reason of resignation of a director effective at a later date may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

LIMITATION ON DIRECTORS' LIABILITY

     Section 102(b)(7) of the DGCL allows a corporation, through its certificate of incorporation, to limit or eliminate the personal liability of directors to the corporation and its shareholders for damages for breach of fiduciary duty. However, this provision excludes any limitation on liability for (i) any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) wilful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock or
(iv) any transaction from which the director derives an improper personal benefit.


     Section 23-1-35-1 of the IBCL provides that a director is not liable for any action taken as a director, or any failure to act, unless the director has breached or failed to perform the duties of the director's office in compliance with Section 23-1-35-1 and the breach or failure to perform constitutes willful misconduct or recklessness. Subject to this standard, a director who votes or assents to distributions in violation of Section 23-1-28-3 of the IBCL is personally liable to the corporation for the amount of the illegal distribution and is entitled to contribution from the other directors who voted for or assented to such distribution and the shareholders who received the distribution. The ITT Industries Articles of Incorporation limit the liability of directors to the extent permissible under the IBCL. See "ITT INDUSTRIES MANAGEMENT AND EXECUTIVE COMPENSATION -- LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS".


INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the DGCL provides that a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding (other than certain actions by or in right of the corporation) because he or she is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or in a criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. Expenses incurred by an officer or director (or other employees or agents as deemed appropriate by the board of directors) in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation. To indemnify a party, the corporation must determine that the party met the applicable standards of conduct.


     Section 23-1-37-8 and Section 23-1-37-13 of the IBCL provide that a corporation may indemnify any individual made party to a proceeding (including a proceeding by or in the right of the corporation) because the individual is or was a director, officer, employee or agent of the corporation against liability incurred in the proceeding if the individual acted in good faith and reasonably believed (i) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in the corporation's best interests and (ii) in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests. In the case of any criminal proceeding, the individual must have had either reasonable cause to believe the conduct was lawful or no reasonable cause to believe that it was unlawful. The ITT Industries By-laws provide for the above indemnification of directors and officers. See "ITT INDUSTRIES MANAGEMENT AND EXECUTIVE COMPENSATION -- LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS". In addition, Section 23-1-37-9 and Section 23-1-37-13 provide that a corporation, unless limited by its articles of incorporation, must indemnify a director or officer who was wholly successful in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of the corporation against reasonable expenses incurred by the director or officer in connection with the proceeding. The ITT Industries Articles of Incorporation do not limit the indemnification provided by the IBCL.


LOANS TO DIRECTORS

     Section 143 of the DGCL allows a corporation to lend money to or guarantee an obligation of an officer or employee, including one who acts as a director, if the assistance is reasonably expected to benefit the corporation. Such assistance may be provided without shareholder approval.

     Pursuant to Section 23-1-35-3 of the IBCL, a corporation may not lend money to or guarantee the obligation of a director of the corporation unless (i) the loan is approved by a majority of the disinterested shares, (ii) the board of directors determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees or (iii) the loan or guarantee is authorized by a statute regulating any special class of corporations.

DIVIDENDS

     Subject to additional restrictions in a corporation's certificate of incorporation, Section 170 of the DGCL allows the board of directors of a Delaware corporation to pay dividends out of surplus or, if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year.


     Section 23-1-28-1 of the IBCL allows a board of directors to make distributions to shareholders, unless otherwise provided in the articles of incorporation. However, pursuant to Section 23-1-28-3 of the IBCL, no distribution may be made if it would cause (i) the corporation to be unable to pay its debts as they become due or (ii) the corporation's assets to be less than the sum of its liabilities plus, except as otherwise specifically allowed by the articles of incorporation, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the rights of preferential shareholders whose rights are superior to those receiving the distribution.


ACTION BY SHAREHOLDERS THROUGH WRITTEN CONSENT


     Under Section 228(a) of the DGCL, unless otherwise provided in a corporation's certificate of incorporation, any action required to be taken at an annual or special meeting of the shareholders may be taken in the absence of a meeting, without prior notice and without a vote. Such action may be taken by the written consent of shareholders in lieu of meeting setting forth the action so taken and signed by the holders of outstanding stock representing the number of shares necessary to take such action at a meeting at which all shares entitled to vote were present and voted. ITT's Restricted Certificate of Incorporation removes the right of shareholders to act by written consent.



     Under Section 23-1-29-4 of the IBCL, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a written consent thereto is signed by all the shareholders entitled to vote on the action.


SPECIAL MEETINGS OF SHAREHOLDERS

     Under Section 211(d) of the DGCL, special meetings of shareholders may be called by the board of directors and by such other person or persons as may be authorized to do so by the corporation's certificate of incorporation or by-laws.

     Section 23-1-29-2 of the IBCL provides that a corporation with more than 50 shareholders must hold a special meeting of shareholders on demand of its board of directors or the person or persons specifically authorized to do so by the articles of incorporation or by-laws. The ITT Industries Articles of Incorporation and By-laws provide that only the Chairman of the Board of Directors or the Board of Directors acting by majority vote may call a special meeting. See "-- PROVISIONS OF ITT INDUSTRIES ARTICLES OF INCORPORATION AND BY-LAWS AFFECTING CHANGE IN CONTROL".

CUMULATIVE VOTING

     Both Section 214 of the DGCL and Section 23-1-30-9 of the IBCL allow a corporation to provide for cumulative voting in the certificate of incorporation or the articles of incorporation. However, the ITT Industries Articles of Incorporation do not provide for cumulative voting.

NECESSARY VOTE TO EFFECT MERGER (NOT INVOLVING INTERESTED SHAREHOLDER)

     The DGCL requires a majority vote of the shares entitled to vote in order to effectuate a merger between two Delaware corporations (Section 251(c)) or between a Delaware corporation and a corporation organized under the laws of another state (a "foreign corporation") (Section 252(c)). However, unless required by the certificate of incorporation, Sections 251(f) and 252(e) do not require a vote of the shareholders of a constituent corporation surviving the merger if (i) the merger agreement does not amend that corporation's certificate of incorporation, (ii) each share of that corporation's stock outstanding before the effective date of the merger is identical to an outstanding or treasury share of the surviving corporation after the merger and (iii) in the event the merger plan provides for the issuance of common stock or securities convertible into common stock by the surviving corporation, the common stock issued and the common stock issuable upon conversion of the issued securities do not exceed 20% of the shares outstanding immediately before the effective date of the merger.

     Section 23-1-40-3 of the IBCL requires a majority vote of the shares entitled to vote in order to effectuate a merger or exchange. However, the vote of the shareholders of the surviving corporation on a plan of merger is not required if (i) the articles of incorporation of the surviving corporation will not differ from its articles before the merger, (ii) each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same proportionate number of shares held by all such shareholders (except for shares of the surviving corporation received solely as a result of the shareholder's proportionate shareholdings in the other corporations party to the merger), with identical designations, preferences, limitations and relative rights, immediately after the merger,
(iii) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger), will not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately before the merger and (iv) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger), will not exceed by more than 20% the total number of participating shares of the surviving corporation outstanding immediately before the merger.

BUSINESS COMBINATIONS INVOLVING INTERESTED SHAREHOLDERS

     For a comparison of the provisions of the DGCL and the IBCL relating to business combinations involving interested shareholders, see "DESCRIPTION OF ITT HARTFORD CAPITAL STOCK -- DELAWARE GENERAL CORPORATION LAW" and "-- INDIANA BUSINESS CORPORATION LAW".

APPRAISAL RIGHTS; DISSENTERS' RIGHTS

     Both Section 262 of the DGCL and Section 23-1-44-8 of the IBCL provide that shareholders have the right, in some circumstances, to dissent from certain corporate reorganizations and to instead demand payment of the fair cash value of their shares. Under Section 262 of the DGCL, unless a corporation's certificate of incorporation provides otherwise, dissenters do not have rights of appraisal with respect to (i) a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or held by more than 2,000 shareholders, if the shareholders receive shares in the surviving corporation, shares of another corporation that are publicly listed or held by more than 2,000 shareholders, cash in lieu of fractional shares or any combination of the above or (ii) shareholders of a corporation surviving a merger if no vote of the shareholders of the surviving corporation is required to approve the merger. Under Section 23-1-44-8 of the IBCL, dissenters do not have rights of appraisal (i) with respect to shares of any class or series of stock registered on a national securities exchange or traded on the National Association of Securities Dealers, Inc. Automated Quotation System Over-the-Counter Markets-National Market Issues or a similar market or
(ii) if they were not entitled to vote on the merger.

REDEEMABLE SHARES

     Section 151(b) of the DGCL provides that the certificate of incorporation or a resolution of the board of directors may make any class of stock subject to redemption at the option of the corporation or the shareholders, or upon the happening of a specified event, as long as at the time of redemption one class of voting stock is not subject to redemption.

     Section 23-1-25-1 of the IBCL provides that the articles of incorporation of a corporation may authorize one or more classes of shares that are redeemable or convertible as specified in the articles of incorporation, at the option of the corporation, the shareholder or another person or upon the occurrence of a designated event.


RIGHTS, WARRANTS OR OPTIONS


     Under Section 157 of the DGCL, rights or options to purchase shares of any class of stock may be authorized by a corporation's board of directors subject to the provisions of the certificate of incorporation. The terms of such rights or options must be fixed and stated in the certificate of incorporation or in a resolution or resolutions adopted by the board of directors.


     Under Section 23-1-26-5 of the IBCL, a corporation, acting through its board of directors, may create or issue rights, options or warrants for the purchase of shares or other securities of the corporation or any successor in interest of the corporation. The board of directors may determine the terms upon which the rights, options or warrants are issued, their form and content and the consideration for which the shares or other securities are to be issued.


     For a discussion of the ITT Industries Rights Plan, see "-- ITT INDUSTRIES RIGHTS PLAN".

PREEMPTIVE RIGHTS

     Under Section 102(b)(3) of the DGCL and Section 23-1-27-1 of the IBCL, absent an express provision in a corporation's certificate of incorporation or the articles of incorporation, a shareholder does not, by operation of law, possess preemptive rights to subscribe to an additional issue of stock. The ITT Industries Articles of Incorporation expressly deny shareholders any preemptive rights.

AMENDMENT OF ARTICLES OF INCORPORATION AND BY-LAWS


     Section 242 of the DGCL and Sections 23-1-38-3 and 23-1-38-4 of the IBCL permit a corporation to amend its certificate of incorporation or articles of incorporation in any respect provided the amendment contains only provisions that would be lawful in an original certificate of incorporation or articles of incorporation filed at the time of amendment. To amend a certificate of incorporation or the articles of incorporation, the board must adopt a resolution presenting the proposed amendment. In addition, a majority of the shares entitled to vote, as well as a majority of shares of each class entitled to vote, must approve the amendment to make it effective. When the substantial rights of a class of shares will be affected by an amendment, the holders of those shares are entitled to vote as a class even if the shares are non-voting shares. When one or more series in a class of shares, and not the entire class, will be adversely affected by an amendment, the affected series may vote as a class. Under Section 242(b)(2) of the DGCL, the right to vote as a class may be limited in certain circumstances. Any provision in the certificate of incorporation which requires a greater vote than required by law cannot be amended or repealed except by such greater vote.

Section 242(c) of the DGCL provides that, in its resolution proposing an amendment, the board may insert a provision allowing the board to abandon the amendment, without concurrence by shareholders, after the amendment has received shareholder approval but before its filing with the Secretary of State.


     Section 109 of the DGCL provides that the power to amend the by-laws rests with the stockholders entitled to vote, although the certificate of incorporation may confer the power to amend the by-laws upon the board of directors. Section 109 further provides that the fact that the certificate of incorporation confers such power upon the board of directors neither limits nor divests the stockholders of the power to amend the by-laws. Section 23-1-39-1 of the IBCL, on the other hand, provides that, unless the articles of incorporation provide otherwise, only the board of directors of a corporation may amend the by-laws. The Articles of Incorporation and the By-laws of ITT Industries provide that the By-laws may be amended by a majority vote of the entire Board of Directors or by the affirmative vote of the holders of at least a majority of the outstanding ITT Industries Common Stock.


INSPECTION OF BOOKS AND RECORDS

     Section 220 of the DGCL entitles any shareholder of record of a corporation, in person or by an agent, upon written demand under oath stating the purpose thereof, to inspect during usual business hours, for any proper purpose, the corporation's stock ledger, a list of its shareholders and its other books and records, and to make copies or extracts therefrom. A proper purpose means a purpose reasonably related to such person's interest as a shareholder.

     Section 23-1-52-2 of the IBCL entitles any shareholder of a corporation to inspect and copy, during regular business hours, certain enumerated corporate records if the shareholder gives the corporation at least five days' written notice in advance. Certain records may be inspected only if the shareholder's demand is made in good faith and for a proper purpose, the shareholder describes with reasonable particularity the shareholder's purpose and the records to be inspected are directly connected with the shareholder's purpose.


RESTRICTIONS ON OWNERSHIP UNDER GAMING LAWS



     A restriction on ownership of ITT shares in respect of the gaming laws such as that contained in the ITT Restated Certificate of Incorporation would not apply to ITT Industries after the Distribution. Such a restriction would apply, however, to ownership of New ITT shares. See "DESCRIPTION OF NEW ITT CAPITAL STOCK -- RESTRICTIONS ON OWNERSHIP UNDER GAMING LAWS".



RESTRICTIONS ON ALIEN OWNERSHIP



     It is currently expected that a restriction on ownership of ITT shares by "aliens" (to the United States), such as that contained in the ITT By-laws, would not apply to ITT Industries after the Distribution. Such a restriction may apply, however, to ownership of New ITT shares. See "DESCRIPTION OF NEW ITT CAPITAL STOCK -- RESTRICTIONS ON ALIEN OWNERSHIP".


                      DESCRIPTION OF NEW ITT CAPITAL STOCK

AUTHORIZED CAPITAL STOCK


     The total number of shares of all classes of stock that New ITT has authority to issue under its Amended and Restated Articles of Incorporation is 250,000,000 shares of which 200,000,000 shares represent shares of New ITT Common Stock and 50,000,000 shares represent shares of Preferred Stock (the "New ITT Preferred Stock"). Based on 115,597,874 shares of ITT Common Stock outstanding as of July 5, 1995, and 482,324 shares of ITT Series N Preferred Stock (convertible into 610,622 shares of ITT Common Stock) (see "THE DISTRIBUTION -- REDEMPTION OF SERIES N PREFERRED STOCK")) outstanding as of June 30, 1995, and a distribution ratio of one share of New ITT Common Stock for every one share of ITT Common Stock, it is expected that approximately 116,208,496 shares of New ITT Common Stock will be distributed to holders of ITT Common Stock on the Distribution Date.

NEW ITT COMMON STOCK


     Subject to any preferential rights of any New ITT Preferred Stock created by the Board of Directors of New ITT, each outstanding share of New ITT Common Stock will be entitled to such dividends, if any, as may be declared from time to time by the Board of Directors of New ITT. See "DIVIDEND POLICY -- NEW ITT DIVIDEND POLICY". Each outstanding share is entitled to one vote on all matters submitted to a vote of shareholders. The New ITT Amended and Restated Articles of Incorporation do not provide for cumulative voting rights; therefore, the holders of a majority of the shares voting for the election of the Board of Directors of New ITT can elect all the directors up for election, if they so choose. In the event of liquidation, dissolution or winding up of New ITT, holders of New ITT Common Stock are entitled to receive on a pro rata basis any assets remaining after provision for payment of creditors and after payment of any liquidation preferences to holders of New ITT Preferred Stock.


NEW ITT PREFERRED STOCK


     The authorized Preferred Stock of New ITT is available for issuance from time to time at the discretion of the New ITT Board of Directors without shareholder approval. The New ITT Board of Directors has the authority to prescribe for each series of New ITT Preferred Stock it establishes the number of shares in that series, the number of votes (if any) to which such shares in that series are entitled, the consideration for such shares in that series and the designations, powers, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions of the shares in that series. Depending upon the rights of such Preferred Stock, the issuance of New ITT Preferred Stock could have an adverse effect on holders of New ITT Common Stock by delaying or preventing a change in control of New ITT, making removal of the present management of New ITT more difficult or resulting in restrictions upon the payment of dividends and other distributions to the holders of New ITT Common Stock.


AUTHORIZED BUT UNISSUED CAPITAL STOCK


     Nevada law does not require shareholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply so long as the New ITT Common Stock remained listed on the NYSE, require shareholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of New ITT Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.


     One of the effects of the existence of unissued and unreserved New ITT Common Stock and New ITT Preferred Stock may be to enable the Board of Directors of New ITT to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of New ITT by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of New ITT's management and possibly deprive the shareholders of opportunities to sell their shares of New ITT Common Stock at prices higher than prevailing market prices. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of New ITT pursuant to the operation of the New ITT Rights Plan, which is discussed below.

NEW ITT RIGHTS PLAN

NEW ITT RIGHTS


     It is anticipated that the Board of Directors of New ITT will declare a dividend of one right (the "New ITT Rights") for each outstanding share of New ITT Common Stock. The New ITT Rights will be issued to the holders of record of New ITT Common Stock outstanding on the New ITT Rights issuance date, and with respect to New ITT Common Stock issued thereafter until the distribution date, and, in certain circumstances, with respect to New ITT Common Stock issued after the distribution date. Each New ITT Right, when it becomes exercisable, will entitle the registered holder to purchase from New ITT one one-thousandth (1/1000th) of a share of Preferred Stock of New ITT (the "New ITT Preferred Shares") at a price (substantially above the expected current trading value for New ITT) to be determined, subject to adjustment in certain circumstances. The description and terms of the New ITT Rights will be set forth in a form of

Rights Agreement (the "New ITT Rights Agreement") between New ITT and the Rights Agent named therein. The terms of the New ITT Rights Agreement will be identical to the terms of the ITT Industries Rights Plan, as described in "DESCRIPTION OF ITT INDUSTRIES CAPITAL STOCK -- ITT INDUSTRIES RIGHTS PLAN", except such terms will relate to the New ITT Rights. A copy of the New ITT Rights Agreement will be filed as an exhibit to the Registration Statement of New ITT in respect of the registration of the New ITT Common Stock under the Exchange Act. Unless the context otherwise requires, references herein to the New ITT Common Stock includes the related New ITT Rights.


CERTAIN EFFECTS OF THE NEW ITT RIGHTS PLAN


     The New ITT Rights Plan is designed to protect shareholders of New ITT in the event of unsolicited offers to acquire New ITT and other coercive takeover tactics which, in the opinion of the Board of Directors of New ITT, could impair its ability to represent shareholder interests. The provisions of the New ITT Rights Plan may render an unsolicited takeover of New ITT more difficult or less likely to occur or might prevent such a takeover, even though such takeover may offer New ITT's shareholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of the shareholders of New ITT.


NO PREEMPTIVE RIGHTS


     No holder of any class of stock of New ITT authorized at the time of the Distribution will have any preemptive right to subscribe to any securities of New ITT of any kind or class.


NEVADA GENERAL CORPORATION LAW


     The terms of Chapter 78 of the Nevada Revised Statutes, entitled the Nevada General Corporation Law (the "NGCL"), will apply to New ITT since it will be a Nevada corporation. Under certain circumstances, the following selected provisions of the NGCL may delay or make more difficult acquisitions or changes of control of New ITT. The Amended and Restated Articles of Incorporation and By-laws of New ITT will not exclude New ITT from such provisions of the NGCL. Such provisions also may have the effect of preventing changes in the management of New ITT. It is possible that such provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.


CONTROL SHARE ACQUISITIONS


     Pursuant to Sections 78.378 to 78.3793 of the NGCL, an "acquiring person" who acquires a "controlling interest" in an "issuing corporation" may not exercise voting rights on any "control shares" unless such voting rights are conferred by a majority vote of the disinterested shareholders of the issuing corporation at a special meeting of such shareholders held upon the request and at the expense of the acquiring person. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of his or her shares, and the corporation must comply with the demand. For purposes of the above provisions, "acquiring person" means (subject to certain exceptions) any person who, individually or in association with others, acquires or offers to acquire, directly or indirectly, a controlling interest in an issuing corporation. "Controlling interest" means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise
(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, (iii) a majority or more of the voting power of the issuing corporation in the election of directors, and voting rights must be conferred by a majority of the disinterested shareholders as each threshold is reached and/or exceeded. "Control Shares" means those outstanding voting shares of an issuing corporation which an acquiring person acquires or offers to acquire in an acquisition or within 90 days immediately preceding the date when the acquiring person became an acquiring person. "Issuing corporation" means a corporation which is organized in Nevada, has 200 or more shareholders, at least 100 of whom are shareholders of record and residents of Nevada, and does business in Nevada directly or through an affiliated corporation. The above provisions do not apply if the articles of incorporation or by-laws of the corporation in effect on the 10th day following the acquisition of a controlling interest by an acquiring person provide that said provisions do not apply. As noted above, New ITT's Amended and Restated Articles of Incorporation and By-laws do not exclude New ITT from the restrictions imposed by such provisions.


CERTAIN BUSINESS COMBINATIONS


     Sections 78.411 to 78.444 of the NGCL restrict the ability of a "resident domestic corporation" to engage in any combination with an "interested stockholder" for three years after the interested stockholder's date of acquiring the shares that cause such stockholder to become an interested stockholder unless the combination or the purchase of shares by the interested stockholder on the interested stockholder's date of acquiring the shares that cause such stockholder to become an interested stockholder is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, the interested stockholder may effect a combination after the three-year period only if such stockholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria. For purposes of the above provisions, "resident domestic corporation" means a Nevada public corporation that has 200 or more shareholders. "Interested stockholder" means any person, other than the resident domestic corporation or its subsidiaries, who is (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (b) an affiliate or associate of the resident domestic corporation and at any time within three years immediately before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation. The above provisions do not apply to corporations that so elect in a charter amendment approved by a majority of the disinterested shares. Such a charter amendment, however, would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date. As noted above, New ITT's Amended and Restated Articles of Incorporation do not exclude New ITT from the restrictions imposed by such provisions.


RIGHTS AND OPTIONS

     Section 78.200 of the NGCL provides that a corporation may create and issue, whether in connection with the issue and sale of any shares of stock or other securities of the corporation, rights or options for the purchase of shares of stock of any class of the corporation, to be evidenced by such instrument as is approved by the board of directors. The terms upon which, and the price at which, any such shares may be purchased from the corporation upon the exercise of any right or option must be fixed and stated in the articles of incorporation or in a resolution adopted by the board of directors providing for the creation and issuance of such rights and options, and, in every case, set forth or incorporated by reference in the instrument evidencing the rights or options.

DIRECTORS' DUTIES

     Section 78-138 of the NGCL allows directors and officers, in exercising their respective powers with a view to the interests of the corporation, to consider the interests of the corporation's employees, suppliers, creditors and customers; the economy of the state and the nation; the interests of the community and of society and the long and short-term interests of the company and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation. Directors may resist a change or potential change in control if the directors by a majority vote of a quorum determine that the change or potential change is opposed to or not in the best interest of the corporation upon consideration of the interests set forth above or if the board has reasonable grounds to believe that, within a reasonable time, the debt created as a result of the change in control would cause the assets of the corporation or any successor to be less than the liabilities or would render the corporation or any successor insolvent or would lead to bankruptcy proceedings.

PROVISIONS OF NEW ITT AMENDED AND RESTATED ARTICLES OF INCORPORATION

AND BY-LAWS AFFECTING CHANGE IN CONTROL


     Certain provisions of the New ITT Amended and Restated Articles of Incorporation and By-laws may delay or make more difficult unsolicited acquisitions or changes of control of New ITT. It is believed that such provisions will enable New ITT to develop its business in a manner that will foster its long-term growth without disruption caused by the threat of a takeover not deemed by its Board of Directors to be in the best interests of New ITT and its shareholders. Such provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of New ITT, although such proposals, if made, might be considered desirable by a majority of New ITT's shareholders. Such provisions may also have the effect of making it more difficult for third parties to cause the replacement of the current management of New ITT without the concurrence of the Board of Directors. These provisions include (i) the availability of capital stock for issuance from time to time at the discretion of the Board of Directors (see "-- AUTHORIZED BUT UNISSUED CAPITAL STOCK"), (ii) prohibitions against shareholders calling a special meeting of shareholders or acting by written consent in lieu of a meeting, (iii) requirements for advance notice for raising business or making nominations at shareholders' meetings and (iv) the ability of the board of directors to increase the size of the board and to appoint directors to fill newly created directorships. These four provisions are present in the Restated Certificate of Incorporation or By-laws of ITT. It is also currently expected that a restriction on ownership of New ITT shares by "aliens" (to the United States), such as that contained in the ITT By-laws, would apply to New ITT after the Distribution. See "-- RESTRICTION ON ALIEN OWNERSHIP."


NO SHAREHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS


     The New ITT Amended and Restated Articles of Incorporation and By-laws provide that shareholder action can be taken only at an annual or special meeting and cannot be taken by written consent in lieu of a meeting. The New ITT Amended and Restated Articles of Incorporation and By-laws also provide that special meetings of the shareholders can be called only by the Chairman of the Board or by a vote of the majority of the entire Board of Directors. Furthermore, the By-laws provide that only such business as is specified in the notice of any such special meeting of the shareholders may come before such meeting.


ADVANCE NOTICE FOR RAISING BUSINESS OR MAKING NOMINATIONS AT MEETINGS

     The By-laws of New ITT establish an advance notice procedure for shareholder proposals to be bought before an annual meeting of shareholders and for nominations by shareholders of candidates for election as directors at an annual or special meeting at which directors are to be elected. Only such business may be conducted at an annual meeting of shareholders as has been brought before the meeting by, or at the direction of, the Board of Directors, or by a shareholder who has given to the Secretary of New ITT timely written notice, in proper form, of the shareholder's intention to bring that business before the meeting. The chairman of such meeting has the authority to make such determinations. Only persons who are nominated by, or at the direction of, the Board of Directors, or who are nominated by a shareholder who has given timely written notice, in proper form, to the Secretary prior to a meeting at which directors are to be elected will be eligible for election as directors of New ITT.


     To be timely, notice of business to be brought before an annual meeting or nominations of candidates for election as directors at an annual meeting must be received by the Secretary of New ITT not later than 90 days in advance of the anniversary date for the immediately preceding annual meeting (or not more than 10 days after the first public disclosure of the date of such annual meeting, whichever is earlier). Similarly, notice of nominations to be brought before a special meeting must be delivered to the Secretary no later than the close of business on the seventh day following the day on which notice of the date of the special meeting of shareholders is given.


     The notice of any nomination for election as a director must set forth the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; a representation that the shareholder is a holder of record of stock of New ITT entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and the consent of each nominee to serve as a director if so elected.

NUMBER OF DIRECTORS; FILLING OF VACANCIES


     The New ITT Amended and Restated Articles of Incorporation and By-laws provide that newly created directorships resulting from any increase in the authorized number of directors (or any vacancy) may be filled by a vote of a majority of directors then in office, subject to the requirement provided in the By-laws that the majority of directors holding office immediately after such election must be "independent directors" (as defined). Accordingly, the Board of Directors of New ITT may be able to prevent any shareholder from obtaining majority representation on the Board of Directors by increasing the size of the board and filling the newly created directorships with its own nominees.


RESTRICTIONS ON OWNERSHIP UNDER GAMING LAWS


     New ITT's Amended and Restated Articles of Incorporation provide that (i) all securities of New ITT are subject to redemption by New ITT to the extent necessary to prevent the loss or to secure the reinstatement of any casino gaming license held by New ITT or any of its subsidiaries in any jurisdiction within or without the United States of America, (ii) all securities of New ITT are held subject to the condition that if a holder thereof is found by a gaming authority in any such jurisdiction to be disqualified or unsuitable pursuant to any gaming law, such holder will be required to dispose of all New ITT securities held by such holder and (iii) it will be unlawful for any such disqualified person to (a) receive payments of interest or dividends on any New ITT securities, (b) exercise, directly or indirectly, any rights conferred by any New ITT securities or (c) receive any remuneration in any form, for services rendered or otherwise, from the subsidiary that holds the gaming license in such jurisdiction.



RESTRICTIONS ON ALIEN OWNERSHIP



     It is currently expected that a restriction on ownership of New ITT shares by "aliens" (to the United States), such as that contained in the ITT By-laws, would apply to New ITT after the Distribution. Such a provision would be included in the By-laws of New ITT as a result of the requirements of certain United States statutes that would be applicable to New ITT if it successfully concludes its previously announced agreement to acquire through a partnership television station WNYC-TV. In this provision of the By-laws New ITT would limit stock ownership by "aliens" (as used herein, the term "alien" includes the following and their representatives: individuals who are not nationals of the United States, partnerships unless a majority of the partners are such nationals and share in a majority of those profits, foreign governments, entities created under the laws of foreign governments and entities controlled directly or indirectly by one or more of such individuals, partnerships, governments or entities). The New ITT By-laws would provide that under no circumstances shall the amount of New ITT stock owned of record by aliens exceed 25% of the total outstanding. If and so long as the stock records of New ITT shall at any time disclose 25% alien ownership (i) no transfers of shares of domestic record to aliens may be made and (ii) if it shall be found that stock of domestic record is in fact held by or for the account of an alien, the holder of such stock shall not be entitled to vote, to receive dividends, or to have any other rights except the right to transfer the stock to a citizen of the United States.


COMPARISON OF SHAREHOLDER RIGHTS UNDER DELAWARE AND NEVADA LAW

     ITT is incorporated in Delaware. However, because a large portion of its operations are conducted in Nevada and because Nevada corporations enjoy greater statutory protection against changes in control (see "-- NEVADA GENERAL CORPORATION LAW"), New ITT, following the Distribution, will be incorporated in Nevada. The NGCL differs from the DGCL in many respects. The following summary sets forth certain differences that should be considered by shareholders. The following summary does not purport to be a complete statement of the differences between the NGCL and the DGCL, which are too numerous to list in their entirety.

SIZE AND CLASSIFICATION OF THE BOARD OF DIRECTORS

     Section 141(b) of the DGCL provides that the board of directors shall consist of one or more members. The number of directors shall be fixed by, or in the manner provided in, the by-laws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate. Pursuant to Section 141(d) of the DGCL, the directors of any Delaware corporation may, by the certificate of incorporation, by an initial by-law or by a by-law adopted by a vote of the shareholders, be divided into one, two or three classes.


     Section 78.115 of the NGCL provides that a corporation must have at least one director and may provide in its articles of incorporation or its by-laws for a fixed number of directors or a variable number of directors within a fixed maximum and minimum and for the manner in which the number of directors may be increased or decreased. Section 78.330 of the NGCL provides that the articles of incorporation or the by-laws may provide for a classified board of directors, but at least one-fourth of the directors must be elected annually. The New ITT Board of Directors will not be classified.


DUTIES OF DIRECTORS


     Section 78.138 of the NGCL allows directors and officers of a corporation to consider a variety of nonshareholder interests in discharging their duties to the corporation. See "-- NEVADA GENERAL CORPORATION LAW". There is no corresponding provision in the DGCL.


REMOVAL OF DIRECTORS

     Section 141(k) of the DGCL provides that any director or the entire board of directors may generally be removed with or without cause by a majority shareholder vote. However, a director of a corporation with a classified board of directors may be removed only for cause unless the certificate of incorporation otherwise provides.


     Under Section 78.335 of the NGCL, directors may be removed from office by a two-thirds shareholder vote, or by the vote of such larger percentage of shares as may be provided in the articles of incorporation. A director elected by a voting group, unless otherwise provided in the articles of incorporation, may only be removed by a vote of two-thirds of the members of the group or by the vote of such larger percentage of the group as may be provided in the articles of incorporation for the removal of directors.


NEWLY CREATED DIRECTORSHIPS AND VACANCIES

     Under Section 223 of the DGCL, unless the certificate of incorporation or the by-laws of a corporation provide otherwise, a majority vote of the directors then in office may fill vacancies and newly created directorships, even if the number of current directors is less than a quorum or only one director remains. If the directors filling an open slot on the board constitute less than a majority of the whole board (as measured before an increase in the size of the board), the Delaware Court of Chancery may, upon application of shareholders holding at least 10% of the outstanding voting shares, summarily order an election to fill the open slots or replace directors chosen by the directors then in office. Unless otherwise provided in the certificate of incorporation or by-laws, when one or more directors resign effective at a future date, a majority of directors then in office, including those who have so resigned, may vote to fill the vacancy.

     Similarly, under Section 78.335 of the NGCL, all vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise. The New ITT Articles of Incorporation do not provide otherwise. If a director gives notice of his or her resignation to the board of directors, to become effective at a future date, the board may fill the vacancy to take effect when the resignation becomes effective, with the director so appointed to hold office during the remainder of the term of office of the resigning director.

LIMITATION ON DIRECTORS' LIABILITY

     Section 102(b)(7) of the DGCL allows a corporation, through its certificate of incorporation, to limit or eliminate the personal liability of directors to the corporation and its shareholders for monetary damages for breach of fiduciary duty. However, this provision excludes any limitation on liability for
(i) any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) wilful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock or (iv) any transaction from which the director derives an improper personal benefit.


     Section 78.037 of the NGCL allows a corporation, through its articles of incorporation, to limit or eliminate the personal liability of directors to the corporation and its shareholders for damages for breach of fiduciary duty. However, this provision excludes any limitation on liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of distributions in violation of Section 78.300 of the NGCL. The New ITT Amended and Restated Articles of Incorporation limit the liability of directors in the above manner. See "NEW ITT MANAGEMENT AND EXECUTIVE COMPENSATION -- LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS".


INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Section 145 of the DGCL and Section 78.751 of the NGCL both provide that a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding (other than certain actions by or in right of the corporation) because he or she is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or in a criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. Expenses incurred by an officer or director (or other employees or agents as deemed appropriate by the board of directors) in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation. To indemnify a party, the corporation must determine that the party met the applicable standards of conduct. The New ITT By-laws provide for the above indemnification of directors and officers. See "NEW ITT MANAGEMENT AND EXECUTIVE COMPENSATION -- LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS".


LOANS TO DIRECTORS

     Section 143 of the DGCL allows a corporation to lend money to or guarantee an obligation of an officer or employee, including one who acts as a director, if the assistance is reasonably expected to benefit the corporation. Such assistance may be provided without shareholder approval. The NGCL contains no corresponding provision.

DIVIDENDS

     Subject to additional restrictions in a corporation's certificate of incorporation, Section 170 of the DGCL allows the board of directors of a Delaware corporation to pay dividends out of surplus or, if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year.

     Section 78.288 of the NGCL allows a board of directors to make distributions to shareholders, unless otherwise provided in the articles of incorporation. However, no distribution may be made if it would cause (i) the corporation to be unable to pay its debts as they become due or (ii) except as otherwise specifically allowed by the articles of incorporation, the corporation's assets to be less than the sum of its liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential shareholders whose rights are superior to those receiving the distribution.

ACTION BY SHAREHOLDERS THROUGH WRITTEN CONSENT

     Under Section 228(a) of the DGCL, unless otherwise provided in a corporation's certificate of incorporation, any action required to be taken at an annual or special meeting of the shareholders may be taken in the absence of a meeting, without prior notice and without a vote. Such action may be taken by the written consent of shareholders in lieu of a meeting setting forth the action so taken and signed by the holders of outstanding stock representing the number of shares necessary to take such action at a meeting at which all shares entitled to vote were present and voted.


     Under Section 78.320 of the NGCL, unless otherwise provided in a corporation's articles of incorporation or by-laws, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a written consent thereto is signed by shareholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. The New ITT Amended and Restated Articles of Incorporation and By-laws prohibit shareholder action by written consent. See "-- PROVISIONS OF NEW ITT ARTICLES OF INCORPORATION AND BY-LAWS AFFECTING CHANGE IN CONTROL".


SPECIAL MEETINGS OF SHAREHOLDERS


     Under Section 211(d) of the DGCL, special meetings of shareholders may be called by the board of directors and by such other person or persons as may be authorized to do so by the corporation's certificate of incorporation or by-laws. Under Section 78.310 of the NGCL, meetings may be held in the manner provided by the by-laws of the corporation. The New ITT Amended and Restated Articles of Incorporation and By-laws provide that only the Chairman of the Board of Directors or the Board of Directors acting by majority vote may call a special meeting. See "-- PROVISIONS OF NEW ITT ARTICLES OF INCORPORATION AND BY-LAWS AFFECTING CHANGE IN CONTROL".


CUMULATIVE VOTING


     Both Section 214 of the DGCL and Section 78.360 of the NGCL allow a corporation to provide for cumulative voting in the certificate of incorporation or the articles of incorporation. However, the New ITT Amended and Restated Articles of Incorporation do not provide for cumulative voting.


NECESSARY VOTE TO EFFECT MERGER (NOT INVOLVING INTERESTED STOCKHOLDER)

     The DGCL requires a majority vote of the shares entitled to vote in order to effectuate a merger between two Delaware corporations (Section 251(c)) or between a Delaware corporation and a corporation organized under the laws of another state (a "foreign corporation") (Section 252(c)). However, unless required by the certificate of incorporation, Sections 251(f) and 252(e) do not require a vote of the shareholders of a constituent corporation surviving the merger if (i) the merger agreement does not amend that corporation's certificate of incorporation, (ii) each share of that corporation's stock outstanding before the effective date of the merger is identical to an outstanding or treasury share of the surviving corporation after the merger and (iii) in the event the merger plan provides for the issuance of common stock or securities convertible into common stock by the surviving corporation, the common stock issued and the common stock issuable upon conversion of the issued securities do not exceed 20% of the shares outstanding immediately before the effective date of the merger.

     Section 78.453 of the NGCL requires a majority vote of the shares entitled to vote in order to effect any merger. However, the articles of incorporation or the board of directors may provide for a greater vote under some circumstances. In addition, Section 78.454 of the NGCL provides that the vote of the stockholders of the surviving corporation on a plan of merger is not required under substantially the same conditions as are specified in Sections 251(f) and 252(e) of the DGCL.

BUSINESS COMBINATIONS INVOLVING INTERESTED STOCKHOLDERS

     For a comparison of the provisions of the DGCL and the NGCL relating to business combinations involving interested stockholders, see "DESCRIPTION OF ITT HARTFORD CAPITAL STOCK -- DELAWARE GENERAL CORPORATION LAW" and "-- NEVADA GENERAL CORPORATION LAW".

APPRAISAL RIGHTS; DISSENTERS' RIGHTS


     Both Section 262 of the DGCL and Sections 78.481 and 78.482 of the NGCL provide that shareholders have the right, in some circumstances, to dissent from certain corporate reorganizations and to instead demand payment of the fair cash value of their shares. Unless a corporation's certificate of incorporation provides otherwise, dissenters do not have rights of appraisal with respect to
(i) a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held by more than 2,000 shareholders, if the shareholders receive cash (in the case of the NGCL), shares in the surviving corporation, shares of another corporation that are publicly listed or held by more than 2,000 shareholders, cash in lieu of fractional shares or any combination of the above or (ii) shareholders of a corporation surviving a merger if no vote of the shareholders of the surviving corporation is required to approve the merger.


REDEEMABLE SHARES


     Section 151(b) of the DGCL provides that the certificate of incorporation or a resolution of the board of directors may make any class of stock subject to redemption at the option of the corporation or the shareholders or upon the happening of a specified event, as long as at the time of redemption one class of voting stock is not subject to redemption.


     Section 78.196 of the NGCL provides that the articles of incorporation or a resolution of the board of directors may authorize one or more classes of stock that are redeemable or convertible at the option of the corporation, the shareholders or another person or upon the occurrence of a designated event.


RIGHTS, WARRANTS OR OPTIONS


     Under Section 157 of the DGCL, rights or options to purchase shares of any class of stock may be authorized by a corporation's board of directors subject to the provisions of the certificate of incorporation. The terms of such rights or options must be fixed and stated in the certificate of incorporation or in a resolution or resolutions adopted by the board of directors.

     Under Section 78.200 of the NGCL, a corporation may create and issue rights or options entitling the holders thereof to purchase from the corporation shares of its stock of any class or classes. The terms of such rights or options must be fixed and stated in the articles of incorporation or in a resolution or resolutions adopted by the board of directors. For a discussion of the New ITT Rights Plan, see " -- NEW ITT RIGHTS PLAN".

PREEMPTIVE RIGHTS


     Under Section 102(b)(3) of the DGCL and Section 78.267 of the NGCL, absent an express provision in a corporation's certificate of incorporation, a shareholder does not, by operation of law, possess preemptive rights to subscribe to an additional issue of stock. The New ITT Amended and Restated Articles of Incorporation expressly deny shareholders any preemptive rights.


AMENDMENT OF ARTICLES OF INCORPORATION AND BY-LAWS


     Section 242 of the DGCL and Sections 78.385 and 78.390 of the NGCL permit a corporation to amend its certificate or articles of incorporation in any respect provided the amendment contains only provisions that would be lawful in an original certificate or articles of incorporation filed at the time of amendment. To amend a certificate or articles of incorporation, the board must adopt a resolution presenting the proposed amendment. In addition, a majority of the shares entitled to vote, as well as a majority of shares by class of each class entitled to vote, must approve the amendment to make it effective. When the substantial rights of a class of shares will be affected by an amendment, the holders of those shares are entitled to vote as a class even if the shares are non-voting shares. When only one or more series in a class of shares, and not the entire class, will be adversely affected by an amendment, only the affected series may vote as a class. Under
Section 242(b)(2) of the DGCL, the right to vote as a class may be limited in certain circumstances. Any provision in the certificate or articles of incorporation which requires a greater vote than required by law cannot be amended or repealed except by such greater vote. Section 242(c) of the DGCL provides that, in its resolution proposing an amendment, the board may insert a provision allowing the board to abandon the amendment, without concurrence by shareholders, after the amendment has received shareholder approval but before its filing with the Secretary of State.



     Section 109 of the DGCL provides that the power to amend the by-laws rests with the stockholders entitled to vote, although the certificate of incorporation may confer the power to amend the by-laws upon the board of directors. Section 109 further provides that the fact that the certificate of incorporation confers such power upon the board of directors neither limits nor divests the stockholders of the power to amend the by-laws. Section 78.120 of the NGCL, on the other hand, provides that, subject to the by-laws, if any, adopted by the stockholders, the directors may make the by-laws of the corporation. The Amended and Restated Articles of Incorporation and the By-laws of New ITT provide that the By-laws may be amended by a majority vote of the entire Board of Directors or by the affirmative vote of the holders of at least a majority of the outstanding New ITT Common Stock.


INSPECTION OF BOOKS AND RECORDS

     Section 220 of the DGCL entitles any shareholder of record of a corporation, in person or by an agent, upon written demand under oath stating the purpose thereof, to inspect during usual business hours, for any proper purpose, the corporation's stock ledger, a list of its shareholders and its other books and records, and to make copies or extracts therefrom. A proper purpose means a purpose reasonably related to such person's interest as a shareholder.

     Section 78.105 of the NGCL entitles any person who has been a shareholder of record of a corporation for at least six months, or any person holding or representing at least 5% of its outstanding shares, upon at least five days' written demand, to inspect, in person or by an agent, during usual business hours, its stock ledger and to make extracts therefrom. However, pursuant to
Section 78.257 of the NGCL, only shareholders of record who own or represent at least 15% of a corporation's shares have the right, upon at least five days' written demand, to inspect, in person or by an agent, during normal business hours, the books of account and financial records of the corporation, to make extracts therefrom and to conduct an audit of such records.

                   DESCRIPTION OF ITT HARTFORD CAPITAL STOCK

AUTHORIZED CAPITAL STOCK


     The total number of shares of all classes of stock that ITT Hartford has authority to issue under its Amended and Restated Certificate of Incorporation is 250,000,000 shares of which 200,000,000 shares represent shares of ITT Hartford Common Stock and 50,000,000 shares represent shares of Preferred Stock (the "ITT Hartford Preferred Stock"). Based on 115,597,874 shares of ITT Common Stock outstanding as of July 5, 1995, and 482,324 shares of ITT Series N Preferred Stock (convertible into 610,622 shares of ITT Common Stock (see "THE DISTRIBUTION -- REDEMPTION OF SERIES N PREFERRED STOCK")), and a distribution ratio of one share of ITT Hartford Common Stock for every one share of ITT Common Stock, it is expected that approximately 116,208,496 shares of ITT Hartford Common Stock will be distributed to holders of ITT Common Stock on the Distribution Date.

ITT HARTFORD COMMON STOCK


     Subject to any preferential rights of any ITT Hartford Preferred Stock created by the Board of Directors of ITT Hartford, each outstanding share of ITT Hartford Common Stock will be entitled to such dividends as may be declared from time to time by the Board of Directors of ITT Hartford. See "DIVIDEND POLICY -- ITT HARTFORD DIVIDEND POLICY". Each outstanding share is entitled to one vote on all matters submitted to a vote of shareholders. The ITT Hartford Amended and Restated Certificate of Incorporation does not provide for cumulative voting rights; therefore, the holders of a majority of the shares voting for the election of the Board of Directors of ITT Hartford can elect all the directors up for election, if they so choose. In the event of liquidation, dissolution or winding up of ITT Hartford, holders of ITT Hartford Common Stock will be entitled to receive on a pro rata basis any assets remaining after provision for payment of creditors and after payment of any liquidation preferences to holders of ITT Hartford Preferred Stock.


ITT HARTFORD PREFERRED STOCK


     The authorized Preferred Stock of ITT Hartford is available for issuance from time to time at the discretion of the ITT Hartford Board of Directors without shareholder approval. The ITT Hartford Board of Directors has the authority to prescribe for each series of ITT Hartford Preferred Stock it establishes the number of shares in that series, the number of votes (if any) to which such shares in that series are entitled, the consideration for such shares in that series and the designations, powers, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions of the shares in that series. Depending upon the rights of such Preferred Stock, the issuance of ITT Hartford Preferred Stock could have an adverse effect on holders of ITT Hartford Common Stock by delaying or preventing a change in control of ITT Hartford, making removal of the present management of ITT Hartford more difficult or resulting in restrictions upon the payment of dividends and other distributions to the holders of ITT Hartford Common Stock.


AUTHORIZED BUT UNISSUED CAPITAL STOCK

     Delaware law does not require shareholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply so long as the ITT Hartford Common Stock remained listed on the NYSE, require shareholder approval of certain issuances that equal to or exceed 20% of the then outstanding voting power or then outstanding number of shares of Common Stock of ITT Hartford. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions. ITT Hartford currently does not have any plans to issue additional shares of ITT Hartford Common Stock or ITT Hartford Preferred Stock.

     One of the effects of the existence of unissued and unreserved ITT Hartford Common Stock and ITT Hartford Preferred Stock may be to enable the Board of Directors of ITT Hartford to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of ITT Hartford by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of ITT Hartford's management and possibly deprive the shareholders of opportunities to sell their shares of ITT Hartford Common Stock at prices higher than prevailing market prices. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of ITT Hartford pursuant to the operation of the ITT Hartford Rights Plan, which is discussed below.

ITT HARTFORD RIGHTS PLAN


ITT HARTFORD RIGHTS



     It is anticipated that the Board of Directors of ITT Hartford will declare a dividend of one right (the "ITT Hartford Rights") for each outstanding share of ITT Hartford Common Stock. The ITT Hartford Rights will be issued to the holders of record of ITT Hartford Common Stock outstanding on the ITT Hartford Rights issuance date and with respect to ITT Hartford Common Stock issued thereafter until the distribution date, and, in certain circumstances, with respect to ITT Hartford Common Stock issued after the distribution date. Each ITT Hartford Right, when it becomes exercisable, will entitle the registered holder to purchase from ITT Hartford one one-thousandth (1/1000th) of a share of Preferred Stock of ITT Hartford (the "ITT Hartford Preferred Shares") at a price (substantially above the expected current trading value for ITT Hartford) to be determined, subject to adjustment in certain circumstances. The description and terms of the ITT Hartford Rights will be set forth in a form of Rights Agreement (the "ITT Hartford Rights Agreement") between ITT Hartford and the Rights Agent named therein. The terms of the ITT Hartford Rights Agreement will be identical to the terms of the ITT Industries Rights Plan, as described in "DESCRIPTION OF ITT INDUSTRIES CAPITAL STOCK -- ITT INDUSTRIES RIGHTS PLAN," except such terms will relate to the ITT Hartford Rights. A copy of the ITT Hartford Rights Agreement will be filed as an exhibit to the Registration Statement of ITT Hartford in respect of the registration of ITT Hartford Common Stock under the Exchange Act. Unless the context otherwise requires, references herein to the ITT Hartford Common Stock include the related ITT Hartford Rights.



CERTAIN EFFECTS OF THE ITT HARTFORD RIGHTS PLAN



     The ITT Hartford Rights Plan is designed to protect shareholders of ITT Hartford in the event of unsolicited offers to acquire ITT Hartford and other coercive takeover tactics which, in the opinion of the Board of Directors of ITT Hartford, could impair its ability to represent shareholder interests. The provisions of the ITT Hartford Rights Plan may render an unsolicited takeover of ITT Hartford more difficult or less likely to occur or might prevent such a takeover, even though such takeover may offer ITT Hartford's shareholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of the shareholders of ITT Hartford.


NO PREEMPTIVE RIGHTS


     No holder of any class of stock of ITT Hartford authorized at the time of the Distribution will have any preemptive right to subscribe to any securities of ITT Hartford of any kind or class.


DELAWARE GENERAL CORPORATION LAW


     The terms of Section 203 of the DGCL apply to ITT Hartford since it is a Delaware corporation. Pursuant to Section 203, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless (a) the transaction that results in the person's becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder, (b) upon consummation of the transaction which results in the shareholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans or (c) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by holders of at least two-thirds of the corporation's outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of shareholders. Under Section 203, an "interested stockholder" is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or (b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.
Section 203 does not apply to a corporation that so provides in an amendment to its certificate of incorporation or by-laws passed by a majority of its outstanding shares at any time. Such stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested stockholders at the time of the amendment. ITT Hartford's Amended and Restated Certificate of Incorporation does not exclude ITT Hartford from the restrictions imposed under Section 203.


     Under certain circumstances, Section 203 makes it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although the shareholders may elect to exclude a corporation from the restrictions imposed thereunder. The provisions of Section 203 may encourage companies interested in acquiring ITT Hartford to negotiate in advance with ITT Hartford's Board of Directors, because the shareholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the shareholder becoming an interested shareholder. Such provisions also may have the effect of preventing changes in the management of ITT Hartford. It is further possible that such provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.


PROVISIONS OF ITT HARTFORD AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION AND BY-LAWS AFFECTING CHANGE IN CONTROL


     Certain provisions of the ITT Hartford Amended and Restated Certificate of Incorporation and By-laws may delay or make more difficult unsolicited acquisitions or changes of control of ITT Hartford. It is believed that such provisions will enable ITT Hartford to develop its business in a manner that will foster its long-term growth without disruption caused by the threat of a takeover not deemed by its Board of Directors to be in the best interests of ITT Hartford and its shareholders. Such provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of ITT Hartford, although such proposals, if made, might be considered desirable by a majority of ITT Hartford's shareholders. Such provisions may also have the effect of making it more difficult for third parties to cause the replacement of the current management of ITT Hartford without the concurrence of the Board of Directors. These provisions include (i) the availability of capital stock for issuance from time to time at the discretion of the Board of Directors (see "-- AUTHORIZED BUT UNISSUED CAPITAL STOCK"), (ii) prohibitions against shareholders calling a special meeting of shareholders or acting by written consent in lieu of a meeting (iii) requirements for advance notice for raising business or making nominations at shareholders' meetings and (iv) the ability of the board of directors to increase the size of the board and to appoint directors to fill newly created directorships. These four provisions are present in the Restated Certificate of Incorporation or By-laws of ITT.


NO SHAREHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS


     The ITT Hartford Amended and Restated Certificate of Incorporation and By-laws provide that shareholder action can be taken only at an annual or special meeting and cannot be taken by written consent in lieu of a meeting. The ITT Hartford Amended and Restated Certificate of Incorporation and By-laws also provide that special meetings of the shareholders can be called only by the Chairman of the Board of Directors or by a vote of the majority of the entire Board of Directors. Furthermore, the By-laws of ITT Hartford provide that only such business as is specified in the notice of any such special meeting of shareholders may come before such meeting.


ADVANCE NOTICE FOR RAISING BUSINESS OR MAKING NOMINATIONS AT MEETINGS

     The By-laws of ITT Hartford establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of shareholders and for nominations by shareholders of candidates for election as directors at an annual or special meeting at which directors are to be elected. Only such business may be conducted at an annual meeting of shareholders as has been brought before the meeting by, or at the direction of, the Board of Directors, or by a shareholder who has given to the Secretary of ITT Hartford timely written notice, in proper form, of the shareholder's intention to bring that business before the meeting. The chairman of such meeting has the authority to make such determinations. Only persons who are nominated by, or at the direction of, the Board of Directors, or who are nominated by a shareholder who has given timely written notice, in proper form, to the Secretary prior to a meeting at which directors are to be elected will be eligible for election as directors of ITT Hartford.

     To be timely, notice of business to be brought before an annual meeting or nominations of candidates for election as directors at an annual meeting must be received by the Secretary of ITT Hartford not later than 90 days in advance of the anniversary date for the immediately preceding annual meeting (or not more than

10 days after the first public disclosure of the date of such annual meeting, whichever is earlier). Similarly, notice of nominations to be brought before a special meeting must be delivered to the Secretary no later than the close of business on the seventh day following the day on which notice of the date of the special meeting of shareholders is given.



     The notice of any nomination for election as a director must set forth the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; a representation that the shareholder is a holder of record of stock of ITT Hartford entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and the consent of each nominee to serve as a director if so elected.


NUMBER OF DIRECTORS; FILLING OF VACANCIES


     The ITT Hartford Amended and Restated Certificate of Incorporation and By-laws provide that newly created directorships resulting from any increase in the authorized number of directors (or any vacancy) may be filled by a vote of a majority of directors then in office, subject to the requirement provided in the By-laws that the majority of directors holding office immediately after such election must be "independent directors" (as defined). Accordingly, the Board of Directors of ITT Hartford may be able to prevent any shareholder from obtaining majority representation on the Board of Directors by increasing the size of the board and filling the newly created directorships with its own nominees.



RESTRICTIONS ON OWNERSHIP UNDER GAMING LAWS



     A restriction on ownership of ITT shares in respect of the gaming laws such as that contained in the ITT Restated Certificate of Incorporation would not apply to ITT Hartford after the Distribution. Such a restriction would apply, however, to ownership of New ITT Shares. See "DESCRIPTION OF NEW ITT CAPITAL STOCK -- RESTRICTIONS ON OWNERSHIP UNDER GAMING LAWS".



RESTRICTIONS ON ALIEN OWNERSHIP



     It is currently expected that a restriction on ownership of ITT Hartford shares by "aliens" (to the United States), such as that contained in the ITT By-laws, would not apply to ITT Hartford after the Distribution. Such a restriction may apply, however, to ownership of New ITT shares. See "DESCRIPTION OF NEW ITT CAPITAL STOCK -- RESTRICTIONS ON ALIEN OWNERSHIP".


RESTRICTIONS ON OWNERSHIP UNDER INSURANCE LAWS


     Although the Amended and Restated Certificate of Incorporation and By-laws of ITT Hartford will not contain any provision restricting ownership as a result of the application of various state insurance laws, such laws will be a significant deterrent to any person interested in acquiring control of ITT Hartford. See "BUSINESS OF ITT HARTFORD AFTER THE DISTRIBUTION -- REGULATION".


                            INDEPENDENT ACCOUNTANTS

     Arthur Andersen LLP, independent accountants, are acting as ITT's auditors for the current fiscal year and will be auditors for each of ITT Industries, New ITT and ITT Hartford after the Distribution. Representatives of Arthur Andersen LLP will be present at the Special Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

                 SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     Pursuant to Rule 14a-8 under the Exchange Act, shareholders of ITT may present proper proposals for inclusion in ITT's proxy statement and for consideration at its Annual Meeting of Shareholders by submitting their proposals to ITT in a timely manner. In order to be so included for the 1996 Annual Meeting, shareholder proposals must be received by ITT no later than the close of business on November 23, 1995, and must otherwise comply with the requirements of Rule 14a-8.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by ITT with the Securities and Exchange Commission (the "SEC") are incorporated herein by reference:

          1. Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

          2. Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995.


          3. Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995.



          4. Current Report on Form 8-K dated February 6, 1995.



          5. Current Report on Form 8-K/A dated March 31, 1995.



          6. Current Report on Form 8-K/A2 dated June 8, 1995.



     ITT will provide without charge to each person to whom a copy of this Proxy Statement is delivered, on the telephone or written request of any such person, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the foregoing documents incorporated herein by reference (other than any exhibits to such documents which are not specifically incorporated herein by reference). Requests should be directed to:


                            ITT Corporation
                            1330 Avenue of the Americas
                            New York, New York 10019-5490

                            Telephone No: 258-1750


                            Attention: Corporate Secretary.


     All documents filed by ITT with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Special Meeting or any adjournment thereof shall be deemed to be incorporated by reference herein.

     Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall be deemed to constitute a part hereof except as so modified or superseded.

                             AVAILABLE INFORMATION

     ITT, ITT Hartford and ITT Educational are subject to the informational requirements of the Exchange Act and the rules and regulations promulgated thereunder and in accordance therewith file reports, proxy statements (in the case of ITT and ITT Educational) and other information with the SEC. Reports, proxy statements and other information filed by ITT, ITT Hartford and ITT Educational may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the SEC at Seven World Trade Center, Suite 1300, New York, New York 10048 and in the Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such information may be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C 20549 at prescribed rates. Reports and other information concerning ITT may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, and the PSE, 301 Pine Street, San Francisco, California 94104. Reports and other information concerning ITT Educational may also be inspected at the offices of the NYSE.


     New ITT and ITT Hartford will file with the SEC a Registration Statement on Form 10 and Form 8-A, respectively, with respect to the shares of New ITT Common Stock (and related New ITT Rights) and ITT Hartford Common Stock (and related ITT Hartford Rights) to be received by the shareholders of ITT in the Distribution. It is expected that New ITT and ITT Hartford will file with the SEC a Registration Statement on Form 10 and Form 8-A, respectively, prior to the Special Meeting and request effectiveness of such Registration Statements prior to the Distribution Date. The respective Registration Statements and the exhibits thereto, once filed by New ITT and ITT Hartford, may be inspected and copied at the public reference facilities of the SEC listed above.


                      REPORTS OF NEW ITT AND ITT HARTFORD

     After the Distribution, both New ITT and ITT Hartford will be required to comply with the reporting requirements of the Exchange Act and, in accordance therewith, to file reports, proxy statements and other information with the SEC.

     After the Distribution, such reports, proxy statements and other information may be inspected and copied at the public reference facilities of the SEC listed above under "AVAILABLE INFORMATION" and obtained by mail from the SEC as described above under "AVAILABLE INFORMATION". Application will be made to list the shares of New ITT Common Stock (and related New ITT Rights) and ITT Hartford Common Stock (and related ITT Hartford Rights) on the NYSE and, if and when such shares of New ITT Common Stock (and related New ITT Rights) and ITT Hartford Common Stock (and related ITT Hartford Rights), as applicable, commence trading on the NYSE, such reports, proxy statements and other information will be available for inspection at the offices of the NYSE listed above under "AVAILABLE INFORMATION".

     Additionally, each of New ITT and ITT Hartford intend to provide annual reports, containing audited financial statements, to its shareholders in connection with its annual meetings of shareholders.

                                    INDEX TO
                       FINANCIAL STATEMENTS AND SCHEDULES


                                                                                       PAGE
                                                                                       -----
ITT INDUSTRIES, INC.
Report of Independent Public Accountants.............................................  F-3
Consolidated Income for the Six Months Ended June 30, 1995 and 1994 and the Three
  Years Ended December 31, 1994......................................................  F-4
Consolidated Balance Sheet as of June 30, 1995 and December 31, 1994 and 1993........  F-5
Consolidated Cash Flow for the Six Months Ended June 30, 1995 and 1994 and the Three
  Years Ended December 31, 1994......................................................  F-6
Consolidated Retained Earnings for the Six Months Ended June 30, 1995 and Three Years
  Ended December 31, 1994............................................................  F-7
Consolidated Capital Stock and Surplus for the Six Months Ended June 30, 1995 and the
  Three Years Ended December 31, 1994................................................  F-7
Cumulative Preferred Stock as of December 31, 1994 and 1993..........................  F-8
Notes to Financial Statements........................................................  F-9
Business Segment Information.........................................................  F-23
Geographical Information.............................................................  F-24
Quarterly Results for 1994 and 1993..................................................  F-24
Export Sales.........................................................................  F-25
ITT DESTINATIONS, INC.
Report of Independent Public Accountants.............................................  F-26
Combined Income for the Six Months Ended June 30, 1995 and 1994 and the Three Years
  Ended December 31, 1994............................................................  F-27
Combined Balance Sheet as of June 30, 1995 and December 31, 1994 and 1993............  F-28
Combined Cash Flow for the Six Months Ended June 30, 1995 and 1994 and the Three
  Years Ended December 31, 1994......................................................  F-29
Investments and Advances from ITT Industries Inc. for the Six Months Ended June 30,
  1995 and the Three Years Ended December 31, 1994...................................  F-30
Notes to Financial Statements........................................................  F-31
Business Segment Information.........................................................  F-41
Geographical Information and Quarterly Results for 1994 and 1993.....................  F-42

ITT HARTFORD GROUP, INC.
Report of Independent Public Accountants.............................................  F-43
Consolidated Income for the Six Months Ended June 30, 1995 and 1994 and the Three
  Years Ended December 31, 1994......................................................  F-44
Consolidated Balance Sheet as of June 30, 1995 and December 31, 1994 and 1993........  F-45
Consolidated Cash Flow for the Six Months Ended June 30, 1995 and 1994 and the Three
  Years Ended December 31, 1994......................................................  F-46
Consolidated Stockholder's Equity for the Six Months Ended June 30, 1995 and the
  Three Years Ended December 31, 1994................................................  F-47
Notes to Financial Statements........................................................  F-48
Business Segment Information.........................................................  F-64
Quarterly Results for 1994 and 1993..................................................  F-65

                                                                                       PAGE
                                                                                       -----
CAESARS WORLD, INC. AND SUBSIDIARIES
Report of Independent Public Accountants.............................................  F-66
Consolidated Statements of Operations for the Three Years Ended July 31, 1994........  F-67
Consolidated Balance Sheets as of July 31, 1994 and 1993.............................  F-68
Consolidated Statements of Shareholders' Equity for the Three Years Ended July 31,
  1994...............................................................................  F-69
Consolidated Statements of Cash Flows for the Three Years Ended July 31, 1994........  F-70
Notes to Consolidated Financial Statements...........................................  F-71
Selected Quarterly Financial Information (unaudited).................................  F-84

CIGA GROUP
Reports of Independent Public Accountants............................................  F-85
Balance Sheet as of December 31, 1994 and 1993.......................................  F-89
Statement of Operations for the Two Years Ended December 31, 1994....................  F-93
Statement of Source and Application of Funds for the Year Ended December 31, 1994....  F-96
Notes to the Financial Statements....................................................  F-98

FINANCIAL STATEMENT SCHEDULES
Valuation and Qualifying Accounts -- ITT Industries, Inc.............................  S-1
Valuation and Qualifying Accounts -- ITT Destinations, Inc...........................  S-2
Supplementary Insurance Information..................................................  S-3
Supplemental Information Concerning Property and Casualty Insurance Operations.......  S-3
Reinsurance..........................................................................  S-4

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ITT Corporation:

     We have audited the consolidated financial statements of ITT Corporation (a Delaware corporation; to be renamed ITT Industries, Inc., and reincorporated as an Indiana corporation) and subsidiaries as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, as described in the accompanying Index to Financial Statements and Schedules. These consolidated financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ITT Corporation and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

     As discussed in the accompanying notes to financial statements, the Company adopted new accounting standards promulgated by the Financial Accounting Standards Board, changing its methods of accounting, effective January 1, 1994, for certain investments in debt and equity securities and effective January 1, 1992, for postretirement benefits other than pensions and postemployment benefits. The Corporation also changed effective January 1, 1994, its method used to discount long-term tabular workers compensation liabilities and its accounting method for deferred marketing and start-up costs.

     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the Index to Financial Statements and Schedules is presented for purposes of complying with the Securities and Exchange Commission's rules and is not a part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          Arthur Andersen LLP

New York, New York
June 13, 1995

                     ITT INDUSTRIES, INC. AND SUBSIDIARIES


                              CONSOLIDATED INCOME
                          IN MILLIONS EXCEPT PER SHARE


                                                SIX MONTHS ENDED
                                                    JUNE 30,            YEARS ENDED DECEMBER 31,
                                                -----------------     ----------------------------
                                                 1995       1994       1994       1993       1992
                                                ------     ------     ------     ------     ------
                                                (UNAUDITED)
Net Sales.....................................  $4,585     $3,727     $7,758     $6,621     $6,845
Cost of Sales.................................   3,954      3,163      6,607      5,647      5,968
                                                ------     ------     ------     ------     ------
                                                   631        564      1,151        974        877
Selling, General and Administrative
  Expenses....................................     339        311        643        655        686
Service Charges from Affiliated Companies.....      44         35         73         59         62
Other Operating Expenses......................       6         37         17         31        110
                                                ------     ------     ------     ------     ------
                                                   242        181        418        229         19
Equity in Earnings of Alcatel N.V.............      --         --         --         --         97
Gain on Sale of Alcatel N.V...................      --         --         --         --        942
Interest Expense..............................     (80)       (63)      (114)      (153)      (180)
Interest Income...............................      21         49         66        121         98
Miscellaneous Income (Expense), net...........     (30)        --        (21)         3        (10)
                                                ------     ------     ------     ------     ------
                                                   153        167        349        200        966
Income Tax Expense............................     (62)       (69)      (147)       (65)      (311)
                                                ------     ------     ------     ------     ------
Income from Continuing Operations.............      91         98        202        135        655
Discontinued Operations:
  Operating Earnings, net of tax (benefit) of
     $162, $160, $328, $310 and $(598)........     346        373        831        828       (915)
  Gain on Sale of Finance Operations, net of
     tax of $264..............................     403         --         --         --         --
Extraordinary Item, net of tax benefit of
  $25.........................................      --         --         --        (50)        --
Cumulative Effect of Accounting Changes, net
  of tax benefit of $8, $8 and $322...........      --        (11)       (11)        --       (625)
                                                ------     ------     ------     ------     ------
Net Income (Loss).............................  $  840     $  460     $1,022     $  913     $ (885)
                                                ======     ======     ======     ======     ======
EARNINGS (LOSS) PER SHARE*
Income from Continuing Operations
  Primary.....................................  $  .69     $  .68     $ 1.46     $  .83     $ 5.34
  Fully Diluted...............................  $  .69     $  .69     $ 1.46     $  .88     $ 4.77
Discontinued Operations
  Primary.....................................  $ 6.97     $ 3.16     $ 7.21     $ 6.90     $(7.81)
  Fully Diluted...............................  $ 6.39     $ 2.91     $ 6.65     $ 6.40     $(6.96)
Extraordinary Item
  Primary.....................................      --         --         --     $ (.41)        --
  Fully Diluted...............................      --         --         --     $ (.38)        --
Cumulative Effect of Accounting Changes
  Primary.....................................      --     $ (.10)    $ (.10)        --     $(5.46)
  Fully Diluted...............................      --     $ (.09)    $ (.09)        --     $(4.71)
Net Income (Loss)
  Primary.....................................  $ 7.66     $ 3.74     $ 8.57     $ 7.32     $(7.93)
  Fully Diluted...............................  $ 7.08     $ 3.51     $ 8.02     $ 6.90     $(6.90)
                                                ======     ======     ======     ======     ======
AVERAGE COMMON EQUIVALENT SHARES -- PRIMARY...     107        119        115        120        117
                                                ======     ======     ======     ======     ======
AVERAGE COMMON EQUIVALENT SHARES -- FULLY
  DILUTED.....................................     117        128        125        129        132
                                                ======     ======     ======     ======     ======


- ---------------
* The net loss in 1992 causes the calculation of the loss per share in 1992 to be anti-dilutive. In such a case, generally accepted accounting principles suggest the fully diluted loss per share to be the same as the primary loss per share; however, the Corporation has presented the actual calculated amount in order that all calculations and comparisons with previously reported and future amounts be on a consistent basis.

The accompanying notes to financial statements are an integral part of the above statement.

                     ITT INDUSTRIES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                  IN MILLIONS EXCEPT FOR SHARES AND PER SHARE


                                                                                 DECEMBER 31,
                                                             JUNE 30,         -------------------
                                                               1995            1994        1993
                                                            -----------       -------     -------
                                                            (UNAUDITED)
ASSETS
Current Assets:
  Cash and cash equivalents...............................    $   411         $   322     $   240
  Receivables, net........................................      1,433           1,138       1,661
  Inventories.............................................      1,028             990         910
  Other current assets....................................        127              80          70
                                                            -----------       -------     -------
     Total current assets.................................      2,999           2,530       2,881
Plant, Property and Equipment, net........................      2,199           2,114       1,733
Deferred U.S. Income Taxes................................        145             161          37
Goodwill, net.............................................        360             365          73
Other Assets..............................................        563             407         339
Net Assets of Discontinued Operations.....................      7,184           5,458       7,918
                                                            -----------       -------     -------
                                                            13$,450...        $11,035     $12,981
                                                            ===========       =======     =======
LIABILITIES AND STOCKHOLDERS EQUITY
Current Liabilities:
  Accounts payable........................................    $   772         $   774     $   591
  Accrued expenses........................................      1,228             848         705
  Notes payable and current maturities of long-term debt
     (including ESOP of $541, $ -- , and $ -- )...........      1,502             928         977
                                                            -----------       -------     -------
     Total current liabilities............................      3,502           2,550       2,273
Non-U.S. Unfunded Pension.................................        710             610         511
U.S. Unfunded Pension and Postretirement Costs............        375             388         282
Long-term Debt (including ESOP of $ -- , $562 and $603)...        871           1,712       1,994
Deferred Income Taxes -- Foreign, State and Local.........         79              90          94
Other Liabilities.........................................        401             226         177
                                                            -----------       -------     -------
                                                                5,938           5,576       5,331
                                                            -----------       -------     -------
Stockholders Equity --
  Cumulative preferred stock (aggregate liquidation value
     of $695 as of December 31, 1994).....................        648             655         673
  Common stock: Authorized 200,000,000 shares, $1 par
     value Outstanding 105,906,840, 105,672,252 and
     117,560,877..........................................        106             106         118
  Deferred compensation -- ESOP...........................       (541)           (562)       (603)
  Cumulative translation adjustments......................        (14)           (113)       (206)
  Unrealized (loss) gain on securities, net of tax........       (149)         (1,376)         80
  Retained earnings.......................................      7,462           6,749       7,588
                                                            -----------       -------     -------
                                                                7,512           5,459       7,650
                                                            -----------       -------     -------
                                                              $13,450         $11,035     $12,981
                                                            ===========       =======     =======


The accompanying notes to financial statements are an integral part of the above statement.

                     ITT INDUSTRIES, INC. AND SUBSIDIARIES

                             CONSOLIDATED CASH FLOW
                                  IN MILLIONS


                                                SIX MONTHS ENDED
                                                    JUNE 30,            YEARS ENDED DECEMBER 31,
                                               -------------------    ----------------------------
                                                 1995       1994       1994       1993       1992
                                               --------    -------    -------    -------    ------
                                                   (UNAUDITED)
OPERATING ACTIVITIES
Net Income (Loss)............................. $    840    $   460    $ 1,022    $   913    $ (885)
Discontinued Operations:
     Operating Earnings.......................     (346)      (373)      (831)      (828)      915
     Gain on Sale of Finance Operations.......     (403)        --         --         --        --
Extraordinary Item............................       --         --         --         50        --
Cumulative Effect of Accounting Changes.......       --         11         11         --       625
                                                  -----      -----    -------    -------    ------
          Income from continuing operations...       91         98        202        135       655
Adjustments to income from continuing
  operations:
  Depreciation and amortization...............      209        185        373        323       315
  Provision for doubtful receivables..........        1          1          4          6         5
  (Gain) loss on divestments -- pretax........       --          1          2        (13)     (950)
  Change in receivables, inventories, payables
     and accruals.............................     (134)      (199)       (18)        83        81
  Accrued and deferred taxes..................      246         53         87         83       395
  Other, net..................................      (18)         6        (13)        11       132
                                                  -----      -----    -------    -------    ------
Cash from continuing operations...............      395        145        637        628       633
Cash (to) from discontinued operations........     (254)       763      1,152       (496)     (903)
                                                  -----      -----    -------    -------    ------
          Cash from/(used for) operating
            activities........................      141        908      1,789        132      (270)
                                                  -----      -----    -------    -------    ------
INVESTING ACTIVITIES
Additions to plant, property and equipment....     (165)      (124)      (407)      (337)     (351)
Proceeds from divestments.....................   11,655         14        853        862     1,028
Acquisitions..................................      (15)      (374)      (418)        --        --
Other, net....................................       (2)        (7)       (15)         3        (1)
                                                  -----      -----    -------    -------    ------
          Cash from/(used for) investing
            activities........................   11,473       (491)        13        528       676
                                                  -----      -----    -------    -------    ------
FINANCING ACTIVITIES
Short-term debt, net..........................      (28)        (4)       (66)       166       170
Long-term debt issued.........................       --         --         --         11         5
Long-term debt repaid.........................      (18)       (80)      (381)      (237)      (75)
Repayment of Finance obligations..............  (11,382)        --         --         --        --
Repurchase of common stock....................      (38)       (74)    (1,016)      (306)     (105)
Dividends paid................................     (130)      (210)      (280)      (277)     (270)
Other, net....................................       18         (6)        (5)        82       (98)
                                                  -----      -----    -------    -------    ------
          Cash (used for)/from financing
            activities........................  (11,578)      (374)    (1,748)      (561)     (373)
                                                  -----      -----    -------    -------    ------
EXCHANGE RATE EFFECT ON CASH AND CASH
  EQUIVALENTS.................................       53          5         28         (8)      (37)
                                                  -----      -----    -------    -------    ------
Increase (decrease) in cash and cash
  equivalents.................................       89         48         82         91        (4)
Cash and Cash Equivalents -- Beginning of
  period......................................      322        240        240        149       153
                                                  -----      -----    -------    -------    ------
Cash and Cash Equivalents -- End of period.... $    411    $   288    $   322    $   240    $  149
                                                  =====      =====    =======    =======    ======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
Cash paid during the period for:
  Interest.................................... $     47    $    57    $   112    $   110    $  139
                                                  =====      =====    =======    =======    ======
  Income Taxes................................ $      7    $    32    $   243    $   162    $  174
                                                  =====      =====    =======    =======    ======


The accompanying notes to financial statements are an integral part of the above statement.

                     ITT INDUSTRIES, INC. AND SUBSIDIARIES

                         CONSOLIDATED RETAINED EARNINGS

                          IN MILLIONS EXCEPT PER SHARE


                                                         SIX MONTHS ENDED   YEARS ENDED DECEMBER 31,
                                                             JUNE 30,       ------------------------
                                                               1995          1994     1993     1992
                                                         ----------------   ------   ------   ------
                                                         (UNAUDITED)
Balance -- Beginning of Period.........................       $6,749        $7,588   $7,058   $8,202
  Net Income (Loss)....................................          840         1,022      913     (885)
  Dividends Declared --
     Cumulative preferred stock, net of tax benefit....          (18)          (36)     (36)     (43)
     Common stock -- $.99, $1.98, $1.98 and $1.84 per
       share...........................................         (104)         (228)    (235)    (216)
     Common stock of ITT Rayonier......................           --          (621)      --       --
  Repurchases of Common Stock..........................           (5)         (976)    (112)      --
                                                              ------        ------   ------   ------
Balance -- End of Period...............................       $7,462        $6,749   $7,588   $7,058
                                                              ======        ======   ======   ======


                     CONSOLIDATED CAPITAL STOCK AND SURPLUS

                         IN MILLIONS EXCEPT FOR SHARES


                                                    CUMULATIVE                 COMMON STOCK
                                                  PREFERRED STOCK     -------------------------------
                                                -------------------                          CAPITAL
                                                  SHARES     AMOUNT     SHARES      AMOUNT   SURPLUS
                                                ----------   ------   -----------   ------   --------
Balance -- December 31, 1991..................  14,714,099    $967    114,422,056    $114      $  8
  Redemption of ESOP Series preferred stock...    (111,859)     (8)            --      --        --
  Stock incentive plans.......................          --      --        361,031      --        16
  Stock conversions...........................  (3,647,710)   (174)     5,940,563       6       168
  Redemptions and repurchases.................  (1,059,777)    (98)    (1,664,518)     (1)     (116)
                                                ----------    ----    -----------    ----      ----
Balance -- December 31, 1992..................   9,894,753     687    119,059,132     119        76
  Redemption of ESOP Series preferred stock...    (175,964)    (14)            --      --        (2)
  Stock incentive plans.......................          --      --      1,915,760       2       121
  Stock conversions...........................    (137,460)     --        173,993      --        --
  Repurchases.................................          --      --     (3,588,008)     (3)     (195)
                                                ----------    ----    -----------    ----      ----
Balance -- December 31, 1993..................   9,581,329     673    117,560,877     118        --
  Redemption of ESOP Series preferred stock...    (179,555)    (13)            --      --        --
  Stock conversions...........................     (99,345)     (5)       116,428      --         5
  Stock incentive plans.......................          --      --        283,463      --        18
  Repurchases.................................          --      --    (12,288,516)    (12)      (23)
                                                ----------    ----    -----------    ----      ----
Balance -- December 31, 1994..................   9,302,429     655    105,672,252     106      $ --
(unaudited)
  Redemption of ESOP Series preferred stock...     (94,522)     (7)            --      --        (3)
  Stock conversions...........................     (63,222)     --         80,015      --        --
  Stock incentive plans.......................          --      --        531,775      --        33
  Repurchases.................................          --      --       (377,202)     --       (30)
                                                ----------    ----    -----------    ----      ----
Balance -- June 30, 1995......................   9,144,685    $648    105,906,840    $106      $ --
                                                ==========    ====    ===========    ====      ====


The accompanying notes to financial statements are an integral part of the above statements.

                     ITT INDUSTRIES, INC. AND SUBSIDIARIES

                           CUMULATIVE PREFERRED STOCK

                            STATED VALUE IN MILLIONS

                                         PER SHARE-DECEMBER 31,
                                                  1994                    1994                 1993
                                         -----------------------   ------------------   ------------------
                                         CONVERSION   REDEMPTION               STATED               STATED
                                            RATE        PRICE       SHARES     VALUE     SHARES     VALUE
                                         ----------   ----------   ---------   ------   ---------   ------
$2.25 Series N.........................    1.2660       $85.00       545,546    $  2      581,535    $  2
$5.221 ESOP Series.....................    1.1191        77.20     8,756,883     653    8,999,794     671
                                                                   ---------    ----    ---------    ----
                                                                   9,302,429    $655    9,581,329    $673
                                                                   =========    ====    =========    ====

     The Corporation has authorized 50,000,000 shares of cumulative preferred stock, without par value, which are issuable in series. The ESOP Series shares are redeemable at $77.20 per share reduced annually through June 30, 1999 to $74.59 per share.

     Liquidation preference on shares outstanding is $34 per share for the Series N and $77.20 per share for the ESOP Series.

The accompanying notes to financial statements are an integral part of the above statement.

                     ITT INDUSTRIES, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS
              (DOLLAR AMOUNTS IN MILLIONS UNLESS OTHERWISE STATED)

PLAN OF DISTRIBUTION


     On June 12, 1995, the Board of Directors of ITT Corporation approved, subject to final terms and shareholder approval, the change in ITT Corporation's name to ITT Industries, Inc. ("ITT" or the "Corporation") and the distribution (the "Distribution") to holders of the Corporation's common stock (on a pro-rata basis) of all outstanding shares of common stock of ITT Destination, Inc., a wholly-owned subsidiary holding the Corporation's interests in hospitality, entertainment and information services businesses ("New ITT") and ITT Hartford Group, Inc., a wholly-owned subsidiary holding the Corporation's interests in the insurance business segment ("ITT Hartford"). Under the proposed plan, New ITT and ITT Hartford will become publicly traded companies. These financial statements give effect to the proposed Distribution, reflecting the accounts of the businesses included in the Distribution as discontinued operations for all periods presented. For purposes of these financial statements, all references to New ITT and ITT Hartford include those companies, their subsidiaries, affiliated companies and other assets and liabilities that will be transferred to those companies prior to the Distribution.



     In the accompanying financial statements for all periods presented, New ITT and ITT Hartford are reported as Discontinued Operations. The net assets of New ITT and ITT Hartford are included in Net Assets of Discontinued Operations in the accompanying balance sheet. See Discontinued Operations for summarized financial information of New ITT and ITT Hartford.


     Certain centralized general and administrative functions of the Corporation, including cash management, legal, accounting, tax and insurance services have been provided by individuals who, for the most part, will be associated with New ITT. Fees for these services of approximately one percent of the Corporation's net sales are reflected on the consolidated statement of income as "Service Charges from Affiliated Companies". In the opinion of management, the method of allocating these costs is believed to be reasonable. However, the costs of these services charged to the Corporation are not necessarily indicative of the costs that would have been incurred if the Corporation had performed these functions. Subsequent to the Distribution, the Corporation will perform these functions using its own resources or purchased services and, in addition, will be responsible for the administrative and stewardship expenses associated with the management of a public corporation.


     For purposes of governing certain of the ongoing relationships between and among the Corporation, New ITT and ITT Hartford after the Distribution and to provide for orderly transition, the Corporation, New ITT and ITT Hartford will enter into various agreements including a Distribution Agreement, Employee Benefits Services and Liability Agreement, Tax Allocation Agreement and Intellectual Property Transfer and License Agreements. Summaries of these agreements are set forth elsewhere in this Proxy Statement.


ACCOUNTING POLICIES

     Consolidation Principles: The accompanying financial statements include the accounts of all majority-owned subsidiaries. All significant intercompany transactions have been eliminated.

     Revenue Recognition: The Corporation recognizes sales as products are shipped to customers. Sales from long-term contracts are recognized on the percentage of completion method, generally based on the ratio of units delivered to total units. Expected losses on long-term contracts are recognized currently.

     Research and Development: Significant costs are incurred each year in connection with research, development and engineering programs that are expected to contribute profits to future operations. Such costs are charged to income as incurred except to the extent recoverable under existing contracts. Total expenditures were $396, $460 and $502 for 1994, 1993 and 1992, respectively, of which approximately 50% was expended pursuant to customer contracts.

     Cash and Cash Equivalents: The Corporation considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

                     ITT INDUSTRIES, INC. AND SUBSIDIARIES

              (DOLLAR AMOUNTS IN MILLIONS UNLESS OTHERWISE STATED)

     Inventories: Inventories are valued generally at the lower of cost (first-in, first-out) or market. A full absorption procedure is employed using standard cost techniques. The standards are customarily reviewed and adjusted annually. Potential losses from obsolete or slow-moving inventories are provided for in the current period.

     Plant, Property and Equipment: Plant, property and equipment, including capitalized interest applicable to major project expenditures, are recorded at cost. The Corporation normally claims the maximum depreciation deduction allowable for tax purposes. In general, for financial reporting purposes, depreciation is provided on a straight-line basis over the useful economic lives of the assets involved as follows: Buildings and improvements -- 5 to 40 years, Machinery and equipment -- 2 to 10 years and Other -- 5 to 40 years. Gains or losses on sale or retirement of assets are included in income.


     Goodwill: The excess of cost over the fair value of net assets acquired is amortized on a straight-line basis over 40 years. Accumulated amortization was $46, $41 and $31 at June 30, 1995 (unaudited), December 31, 1994 and 1993, respectively. The Company continually reviews goodwill to assess recoverability from future operations using undiscounted cash flows. Impairments would be recognized in operating results if a permanent diminution in value occurred.


     Foreign Currency Translation: Balance sheet accounts are translated at the exchange rate in effect at each year-end and income accounts are translated at the average rates of exchange prevailing during the year. The national currencies of the foreign companies are generally the functional currencies. Gains (losses) from foreign currency transactions are reported currently in cost of sales and were $4, $8 and $(5) in 1994, 1993 and 1992, respectively.

     Derivative Financial Instruments: The Corporation uses a variety of derivative financial instruments, including interest rate swaps and foreign currency forward contracts and/or swaps as a means of hedging exposure to interest rate and foreign currency risks. The Corporation and its subsidiaries are end-users and do not utilize these instruments for speculative purposes. The Corporation has strict policies regarding financial stability and credit standing of its major counterparties.

     Interest rate swaps involve the periodic exchange of payments without the exchange of underlying principal or notional amounts. Net payments are recognized as an adjustment to income. Should the swap be terminated, unrealized gains or losses are deferred and amortized over the shorter of the remaining life of the hedging instrument or the underlying debt instrument.

     Forward exchange contracts and foreign currency swaps are accounted for in accordance with SFAS 52. Changes in the spot rate of instruments designated as hedges of the net investment in a foreign subsidiary are reflected in the cumulative translation adjustment component of stockholders equity.


     Interim Period Financial Statements: The unaudited consolidated financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Corporation and its subsidiaries at June 30, 1995 and their results of operations and cash flows for the six months ended June 30, 1995 and 1994. Interim results are not necessarily indicative of full year performance.


     Earnings Per Share: Fully diluted earnings per share is based on the weighted average of common stock equivalents and assumes conversion of convertible preferred stock, including the ESOP series. Net income applicable to fully diluted earnings per share consists of reported net income or loss adjusted for the amount, net of tax, the Corporation would be required to contribute to the ESOP if the ESOP Series preferred shares were converted into common stock.

     Primary earnings per share is based, in 1994 and 1993, on the weighted average of common and common equivalent shares outstanding, which include Series N convertible preferred stock and stock options. In 1992, common equivalent shares, which include Series K and N convertible preferred stock and stock options, have not been considered since the effect is anti-dilutive. With respect to options, it is assumed that proceeds

                     ITT INDUSTRIES, INC. AND SUBSIDIARIES

              (DOLLAR AMOUNTS IN MILLIONS UNLESS OTHERWISE STATED)


received upon exercise will be used to acquire common stock of the Corporation. In 1994 and 1993, net income applicable to primary earnings per share consists of the reported net income adjusted for dividend requirements on preferred stock not considered common stock equivalents, net of the related tax benefits. In 1992, net income applicable to primary earnings per share consists of reported net loss adjusted for dividend requirements on all preferred stock series, net of the related tax benefits. The ESOP was terminated in July 1995 and all ESOP series preferred stock was converted to shares of ITT Corporation common stock (see "Employee Benefit Plans"). If the conversion had occurred on January 1, 1995, primary earnings per share for the six months ended June 30, 1995 would have been $7.16 (unaudited).


     Reclassifications: Certain amounts in the prior years financial statements have been reclassified to conform with the current year presentation.

CHANGES IN ACCOUNTING PRINCIPLES


     Changes Adopted in 1994: During the 1994 first quarter, the Corporation adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities". The new standard requires, among other things, that securities be classified as "held-to-maturity", "available for sale" or "trading" based on the Corporation's intentions with respect to the ultimate disposition of the security and its ability to affect those intentions. The classification determines the appropriate accounting carrying value (cost basis or fair value) and, in the case of fair value, whether the adjustment impacts Stockholders Equity directly or is reflected in the Statement of Income. Investments in equity securities had previously been recorded at fair value with the corresponding impact included in Stockholders Equity. Under SFAS No. 115, the Corporation's portfolios, which are included in Net Assets of Discontinued Operations, are classified as "available for sale" and, accordingly, investments are reflected at fair value with the corresponding impact included as a component of Stockholders Equity designated "Unrealized gain (loss) on securities, net of tax". At June 30, 1995 and December 31, 1994, the unrealized loss on securities, net of tax, was $.1 billion (unaudited) and $1.4 billion, respectively.


     In adopting SFAS No. 115, the Corporation followed the guidelines of the Emerging Issues Task Force (EITF) issue no. 93-18 which prescribes specific accounting treatment with respect to mortgage-backed interest-only investments. EITF 93-18 reached the conclusion that the measure of impairment of these instruments should be changed from undiscounted cash flows to fair value. Accordingly, the amortized cost basis of such instruments that were determined to have other-than-temporary impairment losses at the time of initial adoption of SFAS No. 115 have been written down to fair value and reflected as a cumulative effect of accounting change as of January 1, 1994. The writedown totaled $36 after tax, or $0.29 per fully diluted share.


     Also in the 1994 first quarter, the Corporation changed its method used to discount long-term tabular workers compensation liabilities at its discontinued Insurance segment from a statutory interest rate to an appropriate market interest rate. The market rate, which approximated 7%, represents the rate of return the Corporation could receive on risk-free investments with maturities comparable to those of the liabilities being discounted. At December 31, 1993, those liabilities were discounted at 3 to 3 1/2% in accordance with statutory insurance guidelines. A $42 after tax, or $0.33 per fully diluted share, benefit was recorded as a cumulative effect of accounting change in the accompanying Consolidated Income Statement.


     During the 1994 fourth quarter, the Corporation changed its method of accounting for certain marketing and start-up costs to expense such costs as incurred effective January 1, 1994. Such costs related principally to student recruitment at the discontinued ITT Educational Services and had previously been deferred and amortized. A charge of $17 after tax, or $0.13 per fully diluted share, has been recorded as a "Cumulative Effect of Accounting Change" in the accompanying Consolidated Income Statement. The 1994 earnings impact of this change in accounting was $5 after tax, or $0.04 per fully diluted share.


     Changes Adopted in 1992: Effective January 1, 1992, the Corporation adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions", and SFAS No. 112, "Employers' Accounting for Postemployment Benefits", using the immediate recognition method. Accordingly, cumulative

                     ITT INDUSTRIES, INC. AND SUBSIDIARIES

              (DOLLAR AMOUNTS IN MILLIONS UNLESS OTHERWISE STATED)

adjustments (through December 31, 1991) of $580 after tax ($4.37 per fully diluted share) and $45 after tax ($.34 per fully diluted share), respectively, have been recognized at January 1, 1992.

     The Corporation's cash flows were not impacted by these changes in accounting principles.

ALCATEL N.V.


     In July 1992, the Corporation sold its 30% equity interest in Alcatel N.V. (Alcatel) to its joint venture partner, Alcatel Alsthom, resulting in a pretax gain of $942 or $622 after tax ($4.71 per fully diluted share). The Corporation received cash at the closing of $1 billion, two notes payable in 1993 and 1994 valued at $1.4 billion and 9.1 million shares of Alcatel Alsthom restricted stock recorded at $806. The Alcatel Alsthom stock, which is carried at cost, is included in "Net Assets of Discontinued Operations" in the accompanying Balance Sheet and had a value of $.9 billion (unaudited), $.8 billion and $1.3 billion based on the quoted market prices at June 30, 1995, December 31, 1994 and 1993, respectively.


     Equity in earnings of Alcatel in 1992 represents the Corporation's 30% equity in after tax income of Alcatel, adjusted for amortization of the amount by which the Corporation's investment exceeded its equity in the joint venture, over periods not longer than 40 years.

RECEIVABLES

     Receivables consist of the following:


                                                                              DECEMBER 31,
                                                             JUNE 30,       -----------------
                                                               1995          1994       1993
                                                            -----------     ------     ------
                                                            (UNAUDITED)
    Trade.................................................    $ 1,447       $1,148     $  888
    Alcatel Note..........................................         --           --        785
    Accrued for completed work............................         23           26         21
    Less -- reserves......................................        (37)         (36)       (33)
                                                            -----------     ------     ------
                                                              $ 1,433       $1,138     $1,661
                                                            =========       ======     ======


     The Alcatel note resulted from the sale of Alcatel, N.V. in 1992. This note was collected in July 1994.

INVENTORIES

     Inventories consist of the following:


                                                                              DECEMBER 31,
                                                              JUNE 30,       ---------------
                                                                1995         1994      1993
                                                             -----------     -----     -----
                                                             (UNAUDITED)
    Finished goods.........................................    $   530       $ 452     $ 454
    Work in process........................................        491         480       508
    Raw materials and supplies.............................        323         355       325
    Less -- reserves.......................................        (99)        (97)     (110)
         -- progress payments..............................       (217)       (200)     (267)
                                                             -----------     -----     -----
                                                               $ 1,028       $ 990     $ 910
                                                             =========       =====     =====

                     ITT INDUSTRIES, INC. AND SUBSIDIARIES

              (DOLLAR AMOUNTS IN MILLIONS UNLESS OTHERWISE STATED)

PLANT, PROPERTY AND EQUIPMENT

     Plant, property and equipment consists of the following:


                                                                             DECEMBER 31,
                                                           JUNE 30,       -------------------
                                                             1995          1994        1993
                                                          -----------     -------     -------
                                                          (UNAUDITED)
    Land and improvements...............................    $   112       $   106     $    93
    Buildings and improvements..........................        815           788         739
    Machinery and equipment.............................      2,718         2,615       2,200
    Construction work in progress.......................        344           262         164
    Other...............................................      1,047           858         723
                                                          -----------     -------     -------
                                                              5,036         4,629       3,919
    Less -- accumulated depreciation and amortization...     (2,837)       (2,515)     (2,186)
                                                          -----------     -------     -------
                                                            $ 2,199       $ 2,114     $ 1,733
                                                          =========       =======     =======


DEBT

     As of December 31, debt consisted of:

                                                                          1994       1993
                                                                         ------     ------
    Commercial paper.................................................    $  323     $  115
    Bank loans and other short-term..................................       455        524
    Long-term........................................................     1,300      1,729
    ESOP debt........................................................       562        603
                                                                         ------     ------
                                                                         $2,640     $2,971
                                                                         ======     ======


     The fair value of the Corporation's commercial paper and bank loans and other short-term loans approximates carrying value. The weighted average interest rate for commercial paper was 5.41% and 6.40% at December 1994 and 1993, respectively. The weighted average interest rate for bank loans and other short-term borrowings was 5.88% and 6.97% at December 31, 1994 and 1993, respectively. The estimated fair value of long-term debt at December 31, 1994 and 1993 is $1,397 and $2,018, based on discounted cash flows using the Corporation's incremental borrowing rates for similar arrangements. Bank loans and other short-term debt are drawn down under lines of credit, some of which extend for a fixed term of several years. As of December 31, 1994, the Corporation had unused credit lines of $3.5 billion, approximately 60% of which supports outstanding commercial paper, the majority of which is classified in Net Assets of Discontinued Operations (see "Discontinued Operations" for ITT debt allocated to Discontinued Operations). Separately, the Corporation had unused lines of credit of $4.6 billion at ITT Financial, substantially all of which supports outstanding commercial paper of the discontinued Finance segment. At June 30, 1995, (unaudited) notes payable and current maturities of long-term debt increased by $574. The increase is the result of classifying the ESOP debt ($541) as current, due to the anticipated repayment of such debt in August, 1995 (see "Employee Benefit Plans" for information related to the ESOP.) Total debt however decreased to approximately $2.4 billion from $2.6 billion at December 31, 1994.


     Long-term debt maturities and interest rate percentages at December 31 were:

                                        BELOW    6.0-    7.0-    8.0-    9.0-    OVER
                                          6      6.99    7.99    8.99    9.99     10     TOTAL
                                        -----    ----    ----    ----    ----    ----    ------
    1995..............................  $ 77     $  1    $ --    $ --    $ --    $ 72    $  150
    1996..............................   202        1     125     150       1      --       479
    1997..............................     1        6      --      --      --     112       119
    1998..............................     1       11      --     100      --      --       112
    1999..............................     1       --      --      28      --      --        29
    Thereafter........................     1      152     150       1     248       5       557
                                        ----     ----    ----    ----    ----    ----    ------
    Total -- 1994.....................  $283     $171    $275    $279    $249    $189    $1,446
                                        ====     ====    ====    ====    ====    ====    ======
    Total -- 1993.....................  $292     $153    $334    $352    $575    $181    $1,887
                                        ====     ====    ====    ====    ====    ====    ======

                     ITT INDUSTRIES, INC. AND SUBSIDIARIES

              (DOLLAR AMOUNTS IN MILLIONS UNLESS OTHERWISE STATED)

     The balances as of December 31, 1994 and 1993 exclude amortizable debt discounts of $146 and $158, respectively. Assets pledged to secure indebtedness (including mortgage loans) amounted to approximately $15 as of December 31, 1994.


     ESOP debt of $562 and $603 as of December 31, 1994 and 1993, respectively, is included in the Consolidated Balance Sheet due to the Corporation's guarantee of its repayment by the ESOP and is offset by a reduction in Stockholders Equity as deferred compensation. The debt is at fixed rates ranging between 8.4% and 8.8% and matures in varying amounts through 2004. The fair value of ESOP debt at December 31, 1994 and 1993 is $566 and $686 based on discounted cash flows using incremental borrowing rates for similar arrangements. Interest and principal repayments are funded by dividends on the ESOP Series preferred stock and Plan contributions from the Corporation. This debt will be repaid in August, 1995 with the proceeds from the sale of ESOP common shares (see "Employee Benefit Plans").


     The Corporation enters into interest rate swap agreements with major financial institutions to manage exposure from fluctuations in interest rates as described in "Derivative Financial Instruments".

FOREIGN CURRENCY

     Translation adjustments recorded in a separate component of Stockholders Equity were:


                                                     JUNE 30,
                                                       1995         1994      1993      1992
                                                    -----------     -----     -----     -----
                                                    (UNAUDITED)
    Balance -- Beginning of Year..................     $(113)       $(206)    $ (92)    $ 107
      Translation of foreign currency financial
         statements...............................       106          110      (125)     (226)
      Hedges of net foreign investments...........        (7)         (17)       11        42
      Sale or liquidation of investments..........        --           --        --       (15)
                                                       -----        -----     -----     -----
    Balance -- End of Year........................     $ (14)       $(113)    $(206)    $ (92)
                                                       =====        =====     =====     =====


EMPLOYEE BENEFIT PLANS

     Pension Plans: The Corporation and its subsidiaries sponsor numerous pension plans. The Corporation funds employee pension benefits with trustees, except in some countries outside the U.S. where funding is not required. The plans' assets are comprised of a broad range of domestic and foreign securities, fixed income investments and real estate.

     Total pension expense for 1994, 1993 and 1992 was:

                                                                     1994      1993      1992
                                                                     -----     -----     -----
Defined Benefit Plans
  Service cost.....................................................  $  78     $  71     $  63
  Interest cost....................................................    218       214       198
  Return on assets.................................................    (44)     (414)     (129)
  Net amortization and deferral....................................   (130)      234       (34)
  Allocated expenses to Discontinued Operations....................    (21)      (22)      (23)
                                                                     -----     -----     -----
  Net periodic pension cost........................................    101        83        75
Other Pension Cost
  Defined contribution (savings) plan..............................     14        13        14
  Other............................................................      4         4         3
                                                                     -----     -----     -----
       Total Pension Expense.......................................  $ 119     $ 100     $  92
                                                                     =====     =====     =====

     U.S. pension expenses included in the net periodic pension costs in the table above were $39, $28 and $16 for 1994, 1993 and 1992, respectively.

                     ITT INDUSTRIES, INC. AND SUBSIDIARIES

              (DOLLAR AMOUNTS IN MILLIONS UNLESS OTHERWISE STATED)

     The following table sets forth the funded status of the Corporation's pension plans, amounts recognized in the consolidated balance sheet of the Corporation at December 31, 1994 and 1993 and the principal weighted average assumptions inherent in their determination:

                                                         DECEMBER 31, 1994        DECEMBER 31, 1993
                                                        --------------------     --------------------
                                                        DOMESTIC     FOREIGN     DOMESTIC     FOREIGN
                                                        --------     -------     --------     -------
ACTUARIAL PRESENT VALUE OF BENEFIT OBLIGATIONS --
  Vested benefit obligation...........................   $1,820       $ 691       $1,907       $ 621
  Accumulated benefit obligation......................   $1,909       $ 720       $2,000       $ 648
                                                         ======       =====       ======       =====
Projected benefit obligation..........................   $2,064       $ 785       $2,236       $ 764
Plan assets at fair value.............................    1,902         221        2,012         260
                                                         ------       -----       ------       -----
Projected benefit obligation (in excess of) plan
  assets..............................................     (162)       (564)        (224)       (504)
Unrecognized net (gain)/loss..........................      225         (55)         332          20
Unrecognized net obligation/(asset)...................      (35)         32          (41)         31
                                                         ------       -----       ------       -----
Pension asset (liability) recognized in the balance
  sheet...............................................   $   28       $(587)      $   67       $(453)
                                                         ======       =====       ======       =====
Discount rate.........................................     8.50%       8.31%        7.50%       7.71%
Rate of return on invested assets.....................     9.75%       8.78%        9.75%       8.75%
Salary increase assumption............................     4.94%       4.34%        5.82%       5.52%
                                                         ======       =====       ======       =====

     For substantially all domestic plans, assets exceed accumulated benefits and for substantially all foreign plans accumulated benefits exceed the related assets.


     Investment and Savings Plan -- The ITT Investment and Savings Plan for Salaried Employees included an Employee Stock Ownership Plan (ESOP) feature. In 1989, ITT sold to the ESOP 9,384,951 shares of a new series of Cumulative preferred stock at a price of $74.5875 per share, which was financed through borrowings by the ESOP guaranteed by the Corporation. Shares are allocated to participants as a percent of each covered employee's salary and respective contribution. At December 31, 1994, 2,544,514 shares were allocated to participants.



     In connection with the proposed Distribution, ITT terminated the ESOP portion of the ITT Investment and Savings Plan. As a result of the termination, in July 1995, the trustee of the ESOP converted the preferred stock held by the trustee to ITT Corporation common stock. The trustee then completed the sale of
5.3 million ESOP shares into the open market. The sales proceeds will be used to repay the debt associated with the ESOP, which totalled $541 (unaudited) at June 30, 1995. The remainder, whether it be cash or shares of ITT Corporation, will be allocated pro rata to participants in the Plan. Also in connection with the Distribution, the Corporation expects to change the name of the plan to the ITT Industries Investment and Savings Plan and that balances related to employees of New ITT and ITT Hartford will be transferred to plans created by those companies.


     Postretirement Health and Life -- The Corporation and its subsidiaries provide health care and life insurance benefits for certain eligible retired employees. Effective January 1, 1992, the Corporation adopted SFAS No. 106, using the immediate recognition method for all benefits accumulated to date.

     The Corporation adopted certain changes to a number of its postretirement benefit plans during 1992. The effect of these changes has been reflected in the determination of the expense recorded for 1994, 1993 and 1992 as reported below.

     The Corporation has prefunded a portion of the health care and life insurance obligations through trust funds where such prefunding can be accomplished on a tax effective basis. Postretirement health care and life

                     ITT INDUSTRIES, INC. AND SUBSIDIARIES

              (DOLLAR AMOUNTS IN MILLIONS UNLESS OTHERWISE STATED)

insurance benefits expense (excluding the cumulative catch-up adjustment in 1992) was comprised of the following in 1994, 1993 and 1992:

                                                                    1994     1993     1992
                                                                    ----     ----     ----
    Service cost..................................................  $  8     $  5     $  7
    Interest cost.................................................    29       28       28
    Return on assets..............................................     3      (14)     (10)
    Net amortization and deferral.................................   (18)       1       --
    Allocated expense to affiliated entities......................    (1)      (1)      (2)
                                                                    ----     ----     ----
    Net periodic expense..........................................  $ 21     $ 19     $ 23
                                                                    ====     ====     ====

     The following table sets forth the funded status of the postretirement benefit plans other than pensions, amounts recognized in the Corporation's Balance Sheet at December 31, 1994 and 1993 and the principal weighted average assumptions inherent in their determination:

                                                                        1994        1993
                                                                        -----       -----
    Accumulated postretirement benefit obligation.....................  $ 392       $ 380
    Plan assets at fair value.........................................    121         115
                                                                        -----       -----
    Accumulated postretirement benefit obligation (in excess of) plan
      assets..........................................................  $(271)      $(265)
    Unrecognized net (gain)/loss......................................    (27)         22
    Unrecognized past service liability...............................    (41)        (43)
                                                                        -----       -----
    Liability recognized in the balance sheet.........................  $(339)      $(286)
                                                                        =====       =====
    Discount rate.....................................................   8.50%       7.50%
    Rate of return on invested assets.................................   9.75%       9.75%
    Ultimate health care trend rate...................................   6.00%       6.00%
                                                                        =====       =====

     The assumed rate of future increases in the per capita cost of health care (the health care trend rate) was 11.0% for 1994, decreasing ratably to 6.0% in the year 2001. Increasing the table of health care trend rates by one percent per year would have the effect of increasing the accumulated postretirement benefit obligation by $32 and the annual expense by $3. To the extent that the actual experience differs from the inherent assumptions, the effect will be amortized over the average future service of the covered active employees.

LEASES AND RENTALS

     As of December 31, 1994, minimum rentals under operating leases were $81, $67, $56, $39 and $26, for 1995, 1996, 1997, 1998 and 1999. For the remaining years, such commitments amounted to $92, aggregating total minimum lease payments of $361.

     Rental expenses for operating leases were $74, $69 and $74, for 1994, 1993 and 1992, respectively.

                     ITT INDUSTRIES, INC. AND SUBSIDIARIES

              (DOLLAR AMOUNTS IN MILLIONS UNLESS OTHERWISE STATED)

INCOME TAX

     Income tax data is as follows:

                                                                  1994      1993      1992
                                                                  -----     -----     ----
    Pretax income
      U.S.......................................................  $ 187     $ 104     $937
      Foreign...................................................    162        96       29
                                                                  -----     -----     ----
                                                                  $ 349     $ 200     $966
                                                                  =====     =====     ====
    Provision (benefit) for income tax
      Current
         U.S. Federal...........................................  $ 171     $ 160     $251
         State and local........................................      3         8        3
         Foreign................................................     83        32        1
                                                                  -----     -----     ----
                                                                    257       200      255
                                                                  -----     -----     ----
      Deferred
         U.S. Federal...........................................    (98)     (122)      66
         Foreign and other......................................    (12)      (13)     (10)
                                                                  -----     -----     ----
                                                                   (110)     (135)      56
                                                                  -----     -----     ----
                                                                  $ 147     $  65     $311
                                                                  =====     =====     ====

     No provision was made for U.S. taxes payable on undistributed foreign earnings amounting to approximately $1.1 billion (including discontinued operations) since these amounts are permanently reinvested.

     Deferred income taxes represent the tax effect related to recording revenues and expenses in different periods for financial reporting and tax purposes. The December 31, 1994 and 1993 Balance Sheets include net U.S. Federal deferred tax assets of $161 and $37 respectively, and net foreign and other deferred tax liabilities of $90 and $94, respectively.

     Deferred tax assets (liabilities), for which no valuation allowances have been provided, include the following:

                                                              1994                    1993
                                                       -------------------     -------------------
                                                                   FOREIGN                 FOREIGN
                                                        U.S.         AND        U.S.         AND
                                                       FEDERAL      OTHER      FEDERAL      OTHER
                                                       -------     -------     -------     -------
    Employee benefits..............................     $ 111       $  32       $  91       $  29
    Accelerated depreciation.......................       (28)       (165)        (32)       (143)
    Installment sale...............................        --          --        (108)         --
    Other..........................................        78          43          86          20
                                                         ----       -----       -----       -----
                                                        $ 161       $ (90)      $  37       $ (94)
                                                         ====       =====       =====       =====

                     ITT INDUSTRIES, INC. AND SUBSIDIARIES

              (DOLLAR AMOUNTS IN MILLIONS UNLESS OTHERWISE STATED)

     A reconciliation of the tax provision at the U.S. statutory rate to the provision for income tax as reported is as follows:

                                                                    1994     1993     1992
                                                                    ----     ----     ----
    Tax provision at U.S. statutory rate........................    $122     $ 70     $328
    Foreign tax rate differential...............................      14       (9)     (20)
    Taxes on repatriation of foreign earnings...................       9       13       10
    Tax basis differential on dispositions......................      --      (20)      (7)
    State income taxes, net of Federal benefit..................       1        5        2
    Other.......................................................       1        6       (2)
                                                                    ----     ----     ----
    Provision for income tax....................................    $147     $ 65     $311
                                                                    ====     ====     ====

STOCK INCENTIVE PLANS

     The Corporation's stock option incentive plans provide for the awarding of options on common shares to employees, exercisable over ten-year periods. Certain options become exercisable upon the attainment of specified market price appreciation of the Corporation's common shares or at nine years after the date of grant, while remaining options become exercisable over a three-year period commencing with the date of grant. The exercise price per share is the fair market value on the date each option is granted.

     The following table summarizes the activity in common shares subject to options for the three years ended December 31, 1994 (shares in thousands):

                                                                   OPTION PRICE     SHARES
                                                                  --------------    ------
    January 1, 1992.............................................  $23.00 - $61.13    4,077
      Granted...................................................  $59.25 - $70.75      110
      Exercised.................................................  $23.00 - $60.63     (434)
      Cancelled or expired......................................  $44.38 - $51.00      (50)
                                                                                    -------
    December 31, 1992...........................................  $31.00 - $70.75    3,703
      Granted...................................................  $72.63 - $93.50    1,764
      Exercised.................................................  $31.00 - $66.75   (1,910)
      Cancelled or expired......................................  $44.38 - $55.25      (43)
                                                                                    -------
    December 31, 1993...........................................  $32.38 - $93.50    3,514
      Adjustment for Rayonier spin-off..........................                       304
      Granted...................................................  $81.13 - $91.14    2,212
      Exercised.................................................  $32.38 - $84.16     (260)
      Cancelled or expired......................................  $44.49 - $92.00     (182)
                                                                                    -------
    December 31, 1994...........................................  $29.62 - $91.14    5,588
                                                                                    -------

     In March 1994, the number and exercise price of all options outstanding were adjusted to recognize the effect of the Rayonier spin-off. This adjustment increased the number of shares and reduced the exercise price to reflect the value of the Rayonier shares transferred to the Corporation's shareholders.

     As of December 31, 1994 and 1993, options for 1,914,000 and 1,684,000 shares, respectively, were exercisable under the Corporation's incentive plans and at year-end 1994, 212,000 shares were available for future grants. Effective January 1, 1995, option shares available for future grants increased to 2,390,000 as a result of the allotment formula established in the 1994 Incentive Stock Plan. Options to purchase approximately 2 million common shares at $108.75 were granted in May, 1995 (unaudited). The incentive stock plans also provide for the awarding of restricted stock to employees which is subject to a restriction period and cannot be sold, exchanged, pledged, or otherwise disposed of during that period. During 1994, 31,500 of such shares were awarded with restriction periods ranging from one to six years. An additional 48,500 restricted shares were issued in May, 1995 (unaudited).

                     ITT INDUSTRIES, INC. AND SUBSIDIARIES

              (DOLLAR AMOUNTS IN MILLIONS UNLESS OTHERWISE STATED)

     As part of the Distribution, stock options of the Corporation held by employees of New ITT and ITT Hartford will be converted to stock options in stock incentive plans of the respective new companies based upon a formula. For the remaining holders of the former ITT Corporation's stock options, the number of options and the related exercise price will be adjusted to reflect the value of the New ITT and ITT Hartford shares transferred to the Corporation's shareholders.

DISCONTINUED OPERATIONS

     As further discussed in "Plan of Distribution," the assets and liabilities of New ITT and ITT Hartford are included in Net Assets of Discontinued Operations. Summarized financial information for New ITT and ITT Hartford is as follows:

  New ITT


                                                    JUNE 30,                  DECEMBER 31,
                                                -----------------     ----------------------------
                                                 1995       1994       1994       1993       1992
                                                ------     ------     ------     ------     ------
                                                   (UNAUDITED)
Income Statement Data:
  Revenues....................................  $2,982     $2,116     $4,760     $4,169     $4,253
  Operating Income............................     265        128        292        142         34
  Income Before Accounting Changes............      53         37         74         39          2



                                                                                  DECEMBER 31,
                                                                 JUNE 30,       -----------------
                                                                   1995          1994       1993
                                                                -----------     ------     ------
                                                                (UNAUDITED)
Balance Sheet Data:
  Total Assets................................................    $ 8,221       $5,012     $3,791
  Debt........................................................        835          631        187
  Investments and Advances from ITT Industries................      5,806        3,353      2,765


  ITT Hartford


                                                  JUNE 30,                   DECEMBER 31,
                                              -----------------     ------------------------------
                                               1995       1994       1994        1993        1992
                                              ------     ------     -------     -------     ------
                                                 (UNAUDITED)
Income Statement Data:
  Revenues..................................  $5,919     $5,367     $11,102     $10,338     $9,862
  Operating Income (Loss)...................     323        403         852         687       (501)
  Income (Loss) Before Accounting Changes...     245        292         632         537       (274)



                                                                                 DECEMBER 31,
                                                               JUNE 30,       -------------------
                                                                 1995          1994        1993
                                                              -----------     -------     -------
                                                              (UNAUDITED)
Balance Sheet Data:
  Total Assets..............................................    $86,831       $76,765     $66,179
  Debt......................................................      1,513         1,498         963
  Equity....................................................      4,807         3,184       4,012



     At June 30, 1995, net assets of discontinued operations have been reduced by approximately $3.4 billion (unaudited) of the Corporation's debt which is expected to be repaid prior to the Distribution and refinanced with new borrowings. Corporate interest expense is allocated to discontinued operations based upon the amount of debt to be repaid with the proceeds from those operations or refinanced by those operations.


     In December 1993, the Corporation announced plans to spin off ITT Rayonier, the Corporation's wholly-owned Forest Products subsidiary, to shareholders. On February 28, 1994, all of the shares of common stock of ITT Rayonier (approximately 29.6 million shares) were distributed to holders of the Corporation's Common Stock and holders of the Corporation's Cumulative Preferred Stock, $2.25 Convertible Series N, on the basis

                     ITT INDUSTRIES, INC. AND SUBSIDIARIES

              (DOLLAR AMOUNTS IN MILLIONS UNLESS OTHERWISE STATED)

of one share of Rayonier Common Stock for every four shares of Common Stock held and one share of Rayonier Common Stock for every 3.1595 shares of Series N Preferred Stock held. The net assets of ITT Rayonier, including total equity of $607 and debt of $498, are included in Net Assets of Discontinued Operations at December 31, 1993. Sales totaled $147, $962, and $1,005 for the two months ended February 28, 1994 and the years ended December 31, 1993 and 1992, respectively. Income (loss) from Rayonier operations totaled $12, $53 and ($72) for the comparable periods.

     In September 1994, the Corporation announced plans to seek offers for the purchase of its Finance business segment, comprised primarily of its ITT Financial Corporation subsidiary. Proceeds from the sale are expected to exceed the carrying value of the net assets. Summarized financial information is as follows:


                                                     JUNE 30,                DECEMBER 31,
                                                   -------------     ----------------------------
                                                   1995     1994      1994       1993       1992
                                                   ----     ----     ------     ------     ------
                                                    (UNAUDITED)
Income Statement Data:
  Revenues.......................................  $476     $692     $1,452     $1,633     $2,017
  Operating Income (Loss)........................    79       48        163        276       (888)*
  Income (Loss) from Finance Operations..........    48       32        113        199       (571)*
  Gain on Sale, net of tax.......................   403       --         --         --         --



                                                                                 DECEMBER 31,
                                                               JUNE 30,       -------------------
                                                                 1995          1994        1993
                                                              -----------     -------     -------
                                                              (UNAUDITED)
Balance Sheet Data:
  Total Assets..............................................    $ 1,960       $13,398     $11,498
  Finance Debt..............................................      1,456        11,640       9,463
  Equity....................................................         --           664         872


- ---------------

* 1993 includes a $95 pretax gain ($63 after tax) on the sale of the domestic unsecured consumer small loan business. Proceeds from the sale were used to retire fixed-rate debt resulting in an extraordinary loss of $50 after tax. In 1992, a pretax charge of $928 ($612 after tax) was recorded primarily to strategically transform its consumer finance business.


     ITT realized $11.7 billion (unaudited) of proceeds through June 30, 1995 from the sale of assets at ITT Financial. From July 1, 1995 through July 31, 1995, the Corporation completed additional sales of assets of ITT Financial Corporation for $.3 billion (unaudited) in cash, and all of the proceeds from these transactions were used to repay ITT Financial debt.


     In January 1995, the holders of $3.4 billion in ITT Financial term debt consented to a merger of ITT Financial with the Corporation. The merger was completed on May 1, 1995. ITT Industries is the surviving corporation and is the obligor on the debt. All ITT Financial debt obligations not assumed by the Corporation in connection with the consent discussed above are expected to be repaid with proceeds from the divestments.

     In the Finance segment, interest rate swaps and other derivative instruments are generally used in conjunction with debt obligations to hedge the Segment's exposure to interest rate changes. In all cases, counterparties under these agreements are major financial institutions with remote risk of non-performance.

                     ITT INDUSTRIES, INC. AND SUBSIDIARIES

              (DOLLAR AMOUNTS IN MILLIONS UNLESS OTHERWISE STATED)

The notional amount of dollar denominated interest rate swaps that are hedging various categories of debt liabilities at December 31, 1994 is detailed in the following table:

                                                                               CONVERT
                                                                               VARIABLE
                                                           PAY        PAY      INDEX TO
                                                         VARIABLE    FIXED     DIFFERENT   TOTAL
                                              CARRYING   RECEIVE    RECEIVE    VARIABLE   NOTIONAL    LATEST
                                               VALUE      FIXED     VARIABLE    INDEX      AMOUNT    MATURITY
                                              --------   --------   --------   --------   --------   --------
Commercial Paper............................  $  4,457    $   --      $260       $205      $  465      1998
Bank Loans and Short-term Debt..............     1,864        42        --        220         262      1999
Long-term Debt..............................     5,319     1,170        --        320       1,490      2011
                                              --------   --------   --------   --------   --------
Total Finance Debt..........................  $ 11,640    $1,212      $260       $745      $2,217
                                               =======    ======    ======     ======      ======

     The following table summarizes the maturities of interest rate swaps outstanding at December 31, 1994 and the related weighted average interest pay rate or receive rate. The rates in the following table represent spot rates (primarily 90-day LIBOR):

                                                                                   2000-
                                      1995     1996     1997     1998     1999     2011     TOTAL
                                      ----     ----     ----     ----     ----     ----     ------
PAY FIXED/RECEIVE VARIABLE:
Notional value......................  $ --     $260     $ --     $ --     $ --     $ --     $  260
Weighted average receive rate.......    --     5.02%      --       --       --       --       5.02%
Weighted average pay rate...........    --     6.08%      --       --       --       --       6.08%
PAY VARIABLE/RECEIVE FIXED:
Notional value......................  $225     $ 75     $ 52     $ 20     $235     $605     $1,212
Weighted average receive rate.......  6.96%    4.56%    6.18%    6.89%    6.92%    7.57%      7.07%
Weighted average pay rate...........  4.96%    4.06%    5.17%    4.99%    4.94%    4.96%      4.91%
PAY A FLOATING RATE/RECEIVE A
  DIFFERENT FLOATING RATE:
Notional value......................  $170     $ 25     $335     $ 60     $155     $ --     $  745
Weighted average receive rate.......  3.66%    3.65%    5.01%    4.98%    5.97%      --       4.48%
Weighted average pay rate...........  5.11%    4.50%    4.83%    4.51%    5.58%      --       5.04%
Total Notional Value................  $395     $360     $387     $ 80     $390     $605     $2,217
Total weighted average --
Receive Rate........................  5.54%    4.83%    5.17%    5.46%    6.54%    7.57%      6.08%
Pay Rate............................  5.03%    5.59%    4.88%    4.63%    5.20%    4.96%      5.09%

     In addition, purchased interest rate caps with a notional principal amount of $1.2 billion were in effect as of December 31, 1994. The caps were used to mitigate the risk of rising interest rates on the Corporation's variable rate obligations and were terminated in 1995.

DERIVATIVE FINANCIAL INSTRUMENTS

     Interest rate swap agreements are in effect with major financial institutions to manage exposure from fluctuations in interest rates on the Corporation's variable rate debt. The Corporation has entered into agreements with a notional principal amount of $175 which require the Corporation to make fixed payments in exchange for variable payments. The weighted average pay rate on these agreements (which mature at various times through 1999) is 6.9% and the weighted average receive rate is 5.7%. The estimated fair value of these swaps was $1 at December 31, 1994 and was $(5) at December 31, 1993. Fair value represents the estimated amount the Corporation would receive (pay) to terminate the swap agreements based on current interest rates.

                     ITT INDUSTRIES, INC. AND SUBSIDIARIES

              (DOLLAR AMOUNTS IN MILLIONS UNLESS OTHERWISE STATED)

     The Corporation enters into foreign exchange contracts with major financial institutions (currency swaps and forward exchange contracts) to hedge exchange exposure on the net investment in a foreign country or on foreign currency denominated debt and are therefore of a long-term duration or are meant to hedge a specified transaction.

     The contractual amounts of these foreign exchange contracts at December 31, 1994 and 1993 totaled $843 and $766, respectively, and mature at varying dates through 1997. Under these contracts, $474 relates to swaps (the Corporation is the seller under $425 and the buyer under $49) and $369 relates to exchange contracts (the Corporation is the seller under $36 and the buyer under $333). Approximately $321 hedges Deutsche marks against Belgium francs, while the balance principally hedges dollars against other major European currencies. There is no significant unrealized gain or loss on these contracts. The estimated fair value at December 31, 1994 and 1993 approximates the recorded amounts. The estimated fair value is the present value of the change in cash flows that would result from the agreements being replaced at the year-end market rate for the remaining term of the agreements.

COMMITMENTS AND CONTINGENCIES


     The Corporation and its subsidiaries are involved in various other legal actions including those related to government contracts and environmental matters. Some of these actions included claims for substantial sums. Reserves have been established when the outcome is probable and can be reasonably estimated. While the ultimate result of these legal actions and related claims cannot be determined, the Corporation does not expect that they will have a material adverse effect on its consolidated financial position, results of operations or cash flow.



SUBSEQUENT EVENT (UNAUDITED)



     In July, 1995 ITT completed a tender offer for $3.4 billion of its debt securities. The tender offer was financed with the proceeds of commercial paper borrowings by ITT. Management expects to refinance these commercial paper obligations through proceeds of new borrowings or issuances of indebtedness by New ITT and ITT Industries, as applicable. These obligations or issuances could be in the form of commercial paper borrowings, bank borrowings or public or private financings or any combination of the foregoing. The tender offer resulted in the Corporation paying a tender premium of approximately $300 after tax ($460 pretax), which will be recorded as an extraordinary loss on the early extinguishment of debt of approximately $300 after tax.

                     ITT INDUSTRIES, INC. AND SUBSIDIARIES
                          BUSINESS SEGMENT INFORMATION
                                 (IN MILLIONS)

                                                            NET SALES            OPERATING INCOME
                                                     ------------------------   ------------------
                                                      1994     1993     1992    1994   1993   1992
                                                     ------   ------   ------   ----   ----   ----
Automotive.........................................  $4,784   $3,580   $3,498   $328   $164   $118
Defense & Electronics..............................   1,498    1,426    1,663     96     77    (29)
Fluid Technology...................................   1,125    1,030    1,070     99     95     67
Dispositions and Other.............................     351      585      614    (26)   (35)   (51)
                                                     ------   ------   ------   ----   ----   ----
  Total Segments...................................   7,758    6,621    6,845    497    301    105
Other..............................................      --       --       --    (79)   (72)   (86)
                                                     ------   ------   ------   ----   ----   ----
                                                     $7,758   $6,621   $6,845   $418   $229   $ 19
                                                     ======   ======   ======   ====   ====   ====

                                                                 GROSS PLANT
                                    IDENTIFIABLE ASSETS           ADDITIONS           DEPRECIATION
                                ---------------------------   ------------------   ------------------
                                 1994      1993      1992     1994   1993   1992   1994   1993   1992
                                -------   -------   -------   ----   ----   ----   ----   ----   ----
Automotive....................  $ 2,792   $ 1,846   $ 1,867   $274   $235   $216   $209   $150   $154
Defense & Electronics.........      783       678       734     55     43     56     58     61     65
Fluid Technology..............      728       613       640     43     34     41     38     36     38
Dispositions and Other........      618       623       754     46     24     35     38     40     39
                                 ------    ------    ------   ----   ----   ----   ----   ----   ----
  Total Segments..............    4,921     3,760     3,995    418    336    348    343    287    296
Other.........................    6,114     9,221     8,565     --     --      2     --     --     --
                                 ------    ------    ------   ----   ----   ----   ----   ----   ----
                                $11,035   $12,981   $12,560   $418   $336   $350   $343   $287   $296
                                 ======    ======    ======   ====   ====   ====   ====   ====   ====

     Automotive: ITT Automotive is one of the largest independent suppliers of systems and components to vehicle manufacturers worldwide and also supplies related products to the aftermarket. Through operations located in Europe, North America and South America and joint ventures and licensees in Asia, ITT Automotive designs, engineers and manufactures a broad range of automotive systems and components under two major worldwide product groupings.

     The Brake and Chassis Systems group produces anti-lock brake ("ABS") and traction control ("TCS") systems, chassis systems, foundation brake components, fluid handling products and Koni shock absorbers.

     The Body and Electrical Systems group produces automotive products, such as door and window assemblies, wiper module assemblies, seat systems, air management systems, switches and fractional horsepower DC motors. Sales to two customers account for approximately 44% of 1994 sales.

     Defense & Electronics: ITT Defense & Electronics companies develop, manufacture and support high technology electronic systems and components for defense and commercial markets on a worldwide basis, with operations in North America, Europe and Asia. Defense market products include tactical communications equipment, electronic warfare systems, night vision devices, radar, space payloads, and operations and management services. Commercial products include interconnect products (such as connectors, switches and cable assemblies) and night vision devices.

     Companies in the electronics sector of this segment operate in several European countries, Japan and North America and produce a wide variety of electronic connectors, switches and components which are used in industrial, professional and telecommunications equipment as well as in consumer appliances and automobiles.

     Fluid Technology: ITT Fluid Technology is a worldwide enterprise engaged in the design, development, production and sale of products, systems and services used to move, handle, transfer, control and contain fluids of all kinds. Operating in more than 100 countries, ITT Fluid Technology is a leading supplier of pumps, valves, heat exchangers, mixers, instruments and controls for the management of fluids.

     The majority of ITT Fluid Technology sales are in North America and Western Europe. Principal markets are water and wastewater treatment, industrial and process, and construction.

                     ITT INDUSTRIES, INC. AND SUBSIDIARIES
                  BUSINESS SEGMENT INFORMATION -- (CONTINUED)

     "Dispositions and Other" include the operating results of units other than "Discontinued Operations," including the Corporation's Instruments operations and ITT Components Distribution which were sold, along with sales and operating income of other non-core businesses.

     "Other" in the Operating Income table primarily includes service charges from affiliated companies and other corporate charges. "Other" in the Identifiable Assets table includes assets of Discontinued Operations and corporate assets. Intercompany sales, which are priced on an arm's-length basis and eliminated in consolidation, are not material.

                   GEOGRAPHICAL INFORMATION -- TOTAL SEGMENTS
                                 (IN MILLIONS)

                                                              OPERATING
                                      NET SALES             INCOME (LOSS)        IDENTIFIABLE ASSETS
                               ------------------------   ------------------   ------------------------
                                1994     1993     1992    1994   1993   1992    1994     1993     1992
                               ------   ------   ------   ----   ----   ----   ------   ------   ------
U.S..........................  $4,063   $3,133   $3,020   $224   $130   $(33)  $2,462   $1,737   $1,771
Western Europe...............   3,205    3,033    3,476    223    116    111    2,168    1,798    2,018
Canada and Other.............     490      455      349     50     55     27      291      225      206
                               ------   ------   ------   ----   ----   ----   ------   ------   ------
Total Segments...............  $7,758   $6,621   $6,845   $497   $301   $105   $4,921   $3,760   $3,995
                               ======   ======   ======   ====   ====   ====   ======   ======   ======

                               QUARTERLY RESULTS
                               FOR 1994 AND 1993
                                  (UNAUDITED)

                                                                  THREE MONTHS ENDED
                                                        --------------------------------------
                                                        MAR. 31   JUNE 30   SEPT. 30   DEC. 31    YEAR
                                                        -------   -------   --------   -------   ------
                                                                (IN MILLIONS EXCEPT PER SHARE)
1994
Net Sales.............................................  $1,691    $ 2,036    $1,863    $ 2,168   $7,758
Costs and Expenses....................................  $1,629    $ 1,917    $1,782    $ 2,012   $7,340
Income from Continuing Operations.....................  $   37    $    61    $   20    $    84   $  202
Net Income............................................  $  202    $   258    $  257    $   305   $1,022
Earnings Per Share --
Income Per Share from Continuing Operations
  -- Primary..........................................  $  .24    $   .44    $  .11    $   .67   $ 1.46
  -- Fully Diluted....................................  $  .25    $   .44    $  .13    $   .64   $ 1.46
Net Income
  -- Primary..........................................  $ 1.63    $  2.11    $ 2.14    $  2.69   $ 8.57
  -- Fully Diluted....................................  $ 1.54    $  1.97    $ 2.01    $  2.50   $ 8.02
1993
Net Sales.............................................  $1,560    $ 1,748    $1,501    $ 1,812   $6,621
Costs and Expenses....................................  $1,532    $ 1,669    $1,445    $ 1,746   $6,392
Income from Continuing Operations.....................  $   16    $    49    $   36    $    34   $  135
Net Income............................................  $  175    $   267    $  252    $   219   $  913
Earnings Per Share --
Income Per Share from Continuing Operations
  -- Primary..........................................  $  .06    $   .33    $  .23    $   .21   $  .83
  -- Fully Diluted....................................  $  .07    $   .35    $  .24    $   .22   $  .88
Net Income
  -- Primary..........................................  $ 1.37    $  2.15    $ 2.03    $  1.77   $ 7.32
  -- Fully Diluted....................................  $ 1.30    $  2.02    $ 1.91    $  1.67   $ 6.90

                     ITT INDUSTRIES, INC. AND SUBSIDIARIES

                            EXPORT SALES (UNAUDITED)

     In serving its global markets, ITT Industries generates significant export sales, which benefit local economies. Sales of products (including intercompany) manufactured in various countries for shipment to other countries consisted of the following:

                 MANUFACTURING                    SALES
                   LOCATION                    DESTINATION        1994       1993       1992
    ---------------------------------------  ----------------    ------     ------     ------
                                                                        (IN MILLIONS)
    United States..........................  Canada              $  312     $  177     $   55
                                             Other                  127        105        100
                                                                 ------     ------     ------
                                                                    439        282        155
                                                                 ------     ------     ------

    Canada.................................  United States          172        159         83
                                             Other                   10          5         11
                                                                 ------     ------     ------
                                                                    182        164         94
                                                                 ------     ------     ------

    Western Europe.........................  United States           98         63         55
                                             Western Europe         838        664        750
                                             Other                  178        142        143
                                                                 ------     ------     ------
                                                                  1,114        869        948
                                                                 ------     ------     ------

    Other..................................                          13         11          5
                                                                 ------     ------     ------
                                                                 $1,748     $1,326     $1,202
                                                                 ======     ======     ======

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ITT Corporation:

     We have audited the combined financial statements of ITT Destinations, Inc. (a Nevada corporation and a wholly-owned subsidiary of ITT Corporation), as defined in the notes, as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, as described in the accompanying Index to Financial Statements and Schedules. These financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of ITT Destinations, Inc. as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

     As discussed in the accompanying notes to financial statements, the Company adopted new accounting standards promulgated by the Financial Accounting Standards Board, changing its methods of accounting, effective January 1, 1992, for postretirement benefits other than pensions and postemployment benefits.

     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the Index to Financial Statements and Schedules is presented for purposes of complying with the Securities and Exchange Commission's rules and is not a part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          Arthur Andersen LLP

New York, New York
June 13, 1995

                             ITT DESTINATIONS, INC.

                                COMBINED INCOME
                                  IN MILLIONS


                                                SIX MONTHS ENDED
                                                    JUNE 30,            YEARS ENDED DECEMBER 31,
                                                -----------------     ----------------------------
                                                 1995       1994       1994       1993       1992
                                                ------     ------     ------     ------     ------
                                                   (UNAUDITED)
Revenues......................................  $2,982     $2,116     $4,760     $4,169     $4,253
Costs and Expenses:
  Salaries, benefits and other operating......   2,216      1,687      3,837      3,451      3,663
  Selling, general and administrative, net of
     service fee income of $52, $43, $88, $73
     and $74..................................     373        235        499        467        476
  Depreciation and amortization...............     128         66        132        109         80
                                                ------     ------     ------     ------     ------
                                                 2,717      1,988      4,468      4,027      4,219
                                                ------     ------     ------     ------     ------
                                                   265        128        292        142         34
Interest Expense (net of interest income of
  $13, $8, $16, $14 and $21)..................    (157)       (46)      (131)       (33)       (20)
Miscellaneous Income (Expense), net...........       9         (8)       (17)        10          7
                                                ------     ------     ------     ------     ------
                                                   117         74        144        119         21
Income Tax Expense............................     (55)       (31)       (58)       (63)        (4)
Minority Equity...............................      (9)        (6)       (12)       (17)       (15)
                                                ------     ------     ------     ------     ------
Income before Cumulative Effect of Accounting
  Changes.....................................      53         37         74         39          2
Cumulative Effect of Accounting Changes, net
  of tax benefit of $23.......................      --         --         --         --        (47)
                                                ------     ------     ------     ------     ------
Net Income (Loss).............................  $   53     $   37     $   74     $   39     $  (45)
                                                ======     ======     ======     ======     ======


The accompanying notes to financial statements are an integral part of the above statement.

                             ITT DESTINATIONS, INC.

                             COMBINED BALANCE SHEET
                                  IN MILLIONS


                                                                                   DECEMBER 31,
                                                                  JUNE 30,       -----------------
                                                                    1995          1994       1993
                                                                ------------     ------     ------
                                                                (UNAUDITED)
ASSETS
Current Assets:
  Cash and cash equivalents...................................     $  384        $  191     $  834
  Receivables, net............................................        675           498        459
  Inventories.................................................         91            59         53
  Prepaid expenses and other..................................         93           217         94
                                                                   ------        ------     ------
     Total current assets.....................................      1,243           965      1,440
Plant, Property and Equipment, net............................      3,954         2,882      1,358
Investments in Uncombined Affiliates..........................      1,340           655        648
Goodwill, net.................................................      1,340           232          7
Notes Receivable, net.........................................         58           133        161
Other Assets..................................................        286           145        177
                                                                   ------        ------     ------
                                                                   $8,221        $5,012     $3,791
                                                                   ======        ======     ======

LIABILITIES AND INVESTMENTS AND ADVANCES FROM ITT INDUSTRIES, INC.
Current Liabilities:
  Accounts payable............................................     $  279        $   72     $   78
  Accrued expenses............................................        553           426        419
  Notes payable and current maturities of long-term debt......        168            31         18
  Other current liabilities...................................        132            95         97
                                                                   ------        ------     ------
     Total current liabilities................................      1,132           624        612
Long-Term Debt................................................        667           600        169
Deferred Income Taxes.........................................         85            39         50
Other Liabilities.............................................        287           192        174
Minority Interest.............................................        244           204         21
Investments and Advances from ITT Industries, Inc.............      5,806         3,353      2,765
                                                                   ------        ------     ------
                                                                   $8,221        $5,012     $3,791
                                                                   ======        ======     ======


The accompanying notes to financial statements are an integral part of the above statement.

                             ITT DESTINATIONS, INC.

                               COMBINED CASH FLOW
                                  IN MILLIONS


                                                        SIX MONTHS         YEARS ENDED DECEMBER
                                                      ENDED JUNE 30,                31,
                                                      ---------------     -----------------------
                                                       1995     1994       1994     1993    1992
                                                      -------   -----     -------   -----   -----
                                                        (UNAUDITED)
OPERATING ACTIVITIES
Net Income (Loss)...................................  $    53   $  37     $    74   $  39   $ (45)
Cumulative Effect of Accounting Changes.............       --      --          --      --      47
                                                      -------   -----     -------   -----   -----
  Income Before Accounting Changes..................       53      37          74      39       2
Adjustments to income before accounting changes:
  Depreciation and amortization.....................      128      66         132     109      80
  Provision for doubtful receivables................       25      19          37      26      65
  Equity income, net of dividends received..........        2      --          16      15      10
  (Gain) loss on divestments -- pretax..............       --      --          --     (19)     41
  Change in receivables, inventories, payables and
     accruals.......................................       (6)    (35)        (42)    121     (66)
  Accrued and deferred taxes........................       20      --          11     (52)     (1)
  Other, net........................................       12       6           2     (53)     12
                                                      -------   -----     -------   -----   -----
     Cash from operating activities.................      234      93         230     186     143
                                                      -------   -----     -------   -----   -----
INVESTING ACTIVITIES
Additions to plant, property and equipment..........     (246)   (126)       (453)    (91)    (83)
Proceeds from divestments...........................       --      --          18      41       2
Acquisitions, net of acquired cash of $145 in
  1995..............................................   (2,169)   (402)     (1,038)   (180)    (26)
Other, net..........................................       (4)     (3)          6     (99)    (39)
                                                      -------   -----     -------   -----   -----
     Cash used for investing activities.............   (2,419)   (531)     (1,467)   (329)   (146)
                                                      -------   -----     -------   -----   -----
FINANCING ACTIVITIES
Short-term debt, net................................      (19)     (4)         13     (19)     23
Long-term debt issued...............................       64      --         260      --      38
Long-term debt repaid...............................     (129)   (122)       (124)    (18)    (28)
Change in investments and advances from ITT
  Industries........................................    2,459     (70)        457     428     496
Other, net..........................................       (2)      3         (11)    (45)     (7)
                                                      -------   -----     -------   -----   -----
     Cash from/(used for) financing activities......    2,373    (193)        595     346     522
                                                      -------   -----     -------   -----   -----
EXCHANGE RATE EFFECT ON CASH AND CASH EQUIVALENTS...        5      10          (1)     (5)     (6)
                                                      -------   -----     -------   -----   -----
Increase (decrease) in cash and cash equivalents....      193    (621)       (643)    198     513
Cash and Cash Equivalents -- Beginning of Period....      191     834         834     636     123
                                                      -------   -----     -------   -----   -----
Cash and Cash Equivalents -- End of Period..........  $   384     213     $   191   $ 834   $ 636
                                                      =======   =====     =======   =====   =====
Supplemental disclosures of cash flow information:
Cash paid during the period for:
     Interest.......................................  $   167   $  46     $   119   $  27   $  26
                                                      =======   =====     =======   =====   =====
     Income Taxes...................................  $    28   $  31     $   117   $  19   $  38
                                                      =======   =====     =======   =====   =====


The accompanying notes to financial statements are an integral part of the above statement.

                             ITT DESTINATIONS, INC.

               INVESTMENTS AND ADVANCES FROM ITT INDUSTRIES, INC.
                                  IN MILLIONS


                                                       SIX MONTHS       YEARS ENDED DECEMBER 31,
                                                         ENDED        ----------------------------
                                                        JUNE 30,       1994       1993       1992
                                                          1995        ------     ------     ------
                                                       ----------
                                                       (UNAUDITED)
Balance -- Beginning of Period.......................    $3,353       $2,765     $2,313     $1,333
  Net income (loss)..................................        53           74         39        (45)
  Transfers from ITT Industries......................     2,439          549        431      1,010
  Translation of financial statements................       (39)         (35)       (18)        15
                                                         ------       ------     ------     ------
Balance -- End of Period.............................    $5,806       $3,353     $2,765     $2,313
                                                         ======       ======     ======     ======


The accompanying notes to financial statements are an integral part of the above statement.

                             ITT DESTINATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS
            (DOLLAR AMOUNTS ARE IN MILLIONS UNLESS OTHERWISE STATED)

BASIS OF PRESENTATION


     In June, 1995, the Board of Directors of ITT Industries, Inc. ("ITT Industries" or the "Corporation"), formerly ITT Corporation, approved, subject to final terms and shareholder approval, the distribution (the "Distribution") to holders of the Corporation's common stock of all outstanding shares of common stock of ITT Destinations, Inc. (to be renamed ITT Corporation and herein after referred to as New ITT or the "Company") on a pro rata basis. Under the proposed plan, New ITT will become a publicly traded company that will include the hospitality, entertainment and information services businesses of the former ITT Corporation. For purposes of these financial statements, all references to New ITT shall include companies, assets and liabilities related to the hospitality, entertainment and information services businesses that will be transferred to New ITT prior to the Distribution.


     These financial statements present the financial position, results of operations and cash flows of New ITT as if it were a separate entity for all periods presented. The Corporation's historical basis in the assets and liabilities of New ITT has been carried over. All material intercompany transactions and balances between New ITT and its affiliates have been eliminated. Changes in Investments and Advances from ITT Industries represent the net income of New ITT plus the net change in cash transferred between New ITT and ITT Industries.

     New ITT includes many of the corporate functions of the Corporation and has provided the Corporation centralized systems for cash management, legal, accounting, tax and insurance services. New ITT charges fees for these services to the Corporation and its affiliates (see "Transactions with Affiliates"). The net cost to New ITT of providing these services, after allocation to the Corporation and its affiliates is $39, $56 and $65 for 1994, 1993 and 1992, respectively. In the opinion of management, the Corporation's methods for allocating costs are believed to be reasonable. However, the net cost of these services to New ITT are not necessarily indicative of the costs that would have been incurred if New ITT had been operated as an unaffiliated entity. It is not practicable to estimate those costs on a stand-alone basis.


     For purposes of governing certain of the ongoing relationships between New ITT and the Corporation after the Distribution and to provide for orderly transition, New ITT and the Corporation will enter into various agreements including a Distribution Agreement, Employee Benefits Services and Liability Agreement, Tax Allocation Agreement and Intellectual Property Transfer and License Agreements. Summaries of these agreements are set forth elsewhere in this Proxy Statement.


ACCOUNTING POLICIES

     Revenue Recognition: Generally, revenues are recognized when the services have been rendered. The following is a description of the composition of revenues for each of the Company's segments:

     Hotel Operations: At December 31, 1994 the Company operated 143 hotels under long-term management agreements. These agreements effectively convey to the Company the right to use the hotel properties in exchange for payments to the property owners which are based primarily on the hotels' profitability. Accordingly, the Company includes the operating results of hotel properties under long-term management agreements in its combined financial statements. Revenues related to these hotel properties were $2.6 billion, $2.4 billion and $2.3 billion for 1994, 1993 and 1992 and amounts provided for payments to the property owners for the use of the hotel properties were $.5 billion, $.4 billion and $.4 billion for 1994, 1993 and 1992.


     Gaming Operations: Casino revenues represent the net win from gaming wins and losses. Revenues exclude the retail value of rooms, food, beverage, entertainment and other promotional allowances provided on a complimentary basis to customers. The estimated retail value of these promotional allowances was $58 for the period ended June 30, 1995 (unaudited) and $17 for the year ended December 31, 1994. The estimated

                             ITT DESTINATIONS, INC.

            (DOLLAR AMOUNTS ARE IN MILLIONS UNLESS OTHERWISE STATED)


cost of such promotional allowances was $25 (unaudited) and $11, respectively, and have been included in costs and expenses.



     Revenues and costs and expenses of the Gaming operations are comprised of the following for the six months ended June 30, 1995 and the year ended December 31, 1994:



                                                              SIX MONTHS ENDED
                                                                                        YEAR ENDED
                                                               JUNE 30, 1995        DECEMBER 31, 1994
                                                            --------------------   --------------------
                                                                       COSTS AND              COSTS AND
                                                            REVENUES   EXPENSES    REVENUES   EXPENSES
                                                            --------   ---------   --------   ---------
                                                                (UNAUDITED)
Gaming....................................................    $461       $ 241       $165       $  75
Rooms.....................................................      45          14         28          12
Food and beverage.........................................      48          41         22          23
Other operations..........................................      40          25         12          16
Selling, general and administrative.......................      --         104         --          37
Depreciation and amortization.............................      --          42         --           7
Provision for doubtful accounts...........................      --          53         --          48
                                                              ----        ----       ----        ----
          Total...........................................    $594       $ 520       $227       $ 218
                                                              ====        ====       ====        ====


     Information Services Operations: Revenues for the Directories unit of Information Services are comprised of the total value of advertising contracts sold by the Company. Costs and expenses include remuneration and franchise fees paid to telephone authorities in places where the Company operates as a publisher of directories or operates as an agent. Such amounts were $.22 billion, $.36 billion and $.47 billion for 1994, 1993 and 1992, respectively.

     Tuition revenue at ITT Educational Services is recorded on a straight-line basis over the length of the applicable course. If a student discontinues training, the revenue related to the remainder of that quarter is recorded with the amount of refund resulting from the application of federal, state, or accreditation requirements recorded as an expense.

     Cash and Cash Equivalents: The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     Inventories: Inventories, comprised principally of hotel and gaming supplies, are generally valued at the lower of cost (first-in, first-out) or market and potential losses from obsolete and slow-moving inventories are provided for in the current period.

     Plant, Property and Equipment: Plant, property and equipment, including capitalized interest applicable to major project expenditures, are recorded at cost. The Company normally claims the maximum depreciation deduction allowable for tax purposes. In general, for financial reporting purposes, depreciation is provided on a straight-line basis over the useful economic lives of the assets involved as follows: Buildings and improvements -- 5 to 40 years, Machinery and equipment -- 2 to 10 years, and Other -- 5 to 40 years. Gains or losses on sale or retirement of assets are included in income.

     Derivative Financial Instruments: The Company uses derivative financial instruments, including foreign currency forward contracts and/or swaps, as a means of hedging exposure to foreign currency risks. The Company and its affiliates are end-users and do not utilize these instruments for speculative purposes. The Company has strict policies regarding financial stability and credit standing of its major counterparties.


     Forward exchange contracts and foreign currency swaps are accounted for in accordance with SFAS No. 52. Changes in the spot rate of instruments designated as hedges of the net investment in a foreign subsidiary are reflected in Investments and Advances from ITT Industries, Inc.

                             ITT DESTINATIONS, INC.

            (DOLLAR AMOUNTS ARE IN MILLIONS UNLESS OTHERWISE STATED)

     Foreign Currency: Balance sheet accounts are translated at the exchange rates in effect at each year end and income accounts are translated at the average rates of exchange prevailing during the year. The national currencies of foreign operations are generally the functional currencies. Gains and (losses) from foreign currency transactions are reported currently in costs and expenses and were $(1), $1 and $(7) for the years ended December 31, 1994, 1993 and 1992, respectively.

     Income Tax: New ITT and its affiliates are included in the consolidated U.S. Federal tax return of ITT Industries, Inc. and remit to (receive from) ITT Industries, Inc. an income tax provision (benefit) computed in accordance with a tax sharing arrangement. This arrangement, which may be periodically modified, generally requires that the Company determines its tax provision (benefit) as if it were filing a separate U.S. Federal income tax return. However, the agreement allows the Company to record benefits of certain tax attributes utilizable on the ITT Industries consolidated tax return, which may not have been available on a separate company basis.


     Affiliate Stock Issuance: The Company recognizes gains (losses) on sales of affiliate stock. For the year ended December 31, 1994, Miscellaneous Income (Expense), net includes a gain of $10, pretax, from the sale of 17% of common stock of ITT Educational Services, Inc.



     Goodwill: The excess of cost over the fair value of net assets acquired is amortized on a straight-line basis over 40 years. Accumulated amortization was $20, $6 and $3 at June 30, 1995 (unaudited), December 31, 1994 and 1993, respectively. The Company continually reviews goodwill to assess recoverability from future operations using undiscounted cash flows. Impairments would be recognized in operating results if a permanent diminution in value occurred.



     Interim Period Financial Statements: The unaudited combined financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Company and its affiliates at June 30, 1995 and their results of operations and cash flows for the six months ended June 30, 1995 and 1994. Interim results are not necessarily indicative of full year performance.


CHANGES IN ACCOUNTING PRINCIPLES

     Effective January 1, 1992, the Company adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions" and SFAS No. 112, "Employers' Accounting for Postemployment Benefits", using the immediate recognition method. Accordingly, cumulative adjustments (through December 31, 1991) of $39 after tax and $8 after tax, respectively, have been recognized at January 1, 1992.

     The Company's cash flows were not impacted by these changes in accounting principles.

TRANSACTIONS WITH AFFILIATES

     New ITT includes many of the corporate functions of the Corporation and has provided the Corporation and other affiliates certain centralized systems (see "Basis of Presentation"). New ITT receives fees for such services which ranges between 0.5% and 1% of net sales of the affiliate. Service fee income is recorded in costs and expenses as earned.


     Interest expense was charged to the Company on the portion of its Investments and Advances from ITT Industries, Inc. which is deemed debt. Interest expense is charged at 8% and totaled $62, $23, $69, $6 and $8 for the six months ended June 30, 1995 and 1994 (unaudited), and the years 1994, 1993 and 1992, respectively.


     New ITT is one of the several affiliates participating in the ITT Salaried Retirement Plan as well as health care and life insurance programs for salaried employees and retirees sponsored by ITT Industries (see "Employee Benefit Plans").

                             ITT DESTINATIONS, INC.

            (DOLLAR AMOUNTS ARE IN MILLIONS UNLESS OTHERWISE STATED)


     Employees of the Company participate in ITT stock option incentive plans which provide for the award of options on common shares to employees, exercisable over ten-year periods. Certain options become exercisable upon the attainment of specified market price appreciation of ITT common stock or at nine years after the date of grant, while certain remaining options become exercisable over a three-year period commencing with the date of grant. The exercise price per share is the fair market value on the date each option is granted. The Company expects to establish similar plans for its employees after the Distribution, whereby options in the ITT Industries plan will be converted into options in the New ITT plan based upon a formula.


ACQUISITIONS


     On January 30, 1995, the Company completed a cash tender offer for the outstanding shares of Caesars World, Inc. ("Caesars") for approximately $1.76 billion (including expenses directly attributable to the acquisition of approximately $10). The acquisition was accounted for using the purchase method. Accordingly, the purchase price was allocated to assets based on their estimated fair values. The purchase price, including assumed liabilities of $450, exceeded the fair value of assets acquired by approximately $1.1 billion. Caesars results of operations are included in Combined Income from the date of acquisition.


     On March 10, 1995, the Company in a joint venture with Rainbow Programming Holdings, Inc., a subsidiary of Cablevision, Inc., completed the acquisition of the businesses comprising Madison Square Garden (MSG) for approximately $1 billion. The acquisition was funded by equity contributions from the venture partners of approximately $720 and the remainder was financed through bank debt. The Company's initial investment ($610) is reported using the equity method as the Company's venture partner is expected to increase its equity investment to 50%. The Company's share of the results of MSG are included in Combined Income from the date of acquisition.

     During 1994, the Company completed several acquisitions in the Hotel operations. The acquisitions were accounted for using the purchase method. The purchase price of each acquisition was allocated to assets based on their estimated fair values. The aggregate purchase price, including assumed liabilities of $400, exceeded the fair value of assets acquired by approximately $200. The results of operations of these acquisitions are included in Combined Income from the dates of their respective acquisitions.

     The following unaudited pro forma summary presents information as if the acquisitions had occurred at the beginning of the respective periods:


                                                          SIX MONTHS ENDED         YEAR ENDED
                                                              JUNE 30,            DECEMBER 31,
                                                          -----------------     -----------------
                                                           1995       1994       1994       1993
                                                          ------     ------     ------     ------
Net revenues............................................  $3,064     $2,761     $5,961     $5,603
Net income (loss).......................................      47         (6)         8        (19)
                                                          ======     ======     ======     ======


     The pro forma information is not necessarily indicative of the results that would have occurred had the acquisitions taken place at the beginning of the respective periods.

RECEIVABLES

     Current receivables of $498 and $459 at December 31, 1994 and 1993, including current maturities of notes receivable, are reported net of allowances for doubtful accounts of $55 and $38.

     Notes receivable of $133 and $161 at December 31, 1994 and 1993, are net of allowances for doubtful accounts of $78 and $76, exclude current maturities of $126 and $120 and approximate fair value.

                             ITT DESTINATIONS, INC.

            (DOLLAR AMOUNTS ARE IN MILLIONS UNLESS OTHERWISE STATED)

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consisted of the following major components:


                                                                              DECEMBER 31,
                                                              JUNE 30,      -----------------
                                                                1995         1994       1993
                                                              ---------     ------     ------
                                                              (UNAUDITED)
    Land and improvements...................................   $ 1,214      $  598     $  315
    Buildings and improvements..............................     2,201       2,095        906
    Machinery, furniture, fixtures and equipment............       714         505        353
    Construction work in process............................       206           1         26
    Other...................................................       169         164        111
                                                              ---------     ------     ------
                                                                 4,504       3,363      1,711
    Less accumulated depreciation and amortization..........      (550)       (481)      (353)
                                                              ---------     ------     ------
                                                               $ 3,954      $2,882     $1,358
                                                               =======      ======     ======


INVESTMENTS IN UNCOMBINED AFFILIATES

     Investments in uncombined affiliates consisted of the following:


                                                                               DECEMBER 31,
                                                                JUNE 30,       -------------
                                                                  1995         1994     1993
                                                               -----------     ----     ----
                                                               (UNAUDITED)
    Equity in Madison Square Garden..........................    $   615       $ --     $ --
    Equity in and advances to other 20-50% owned companies...        236        164      192
    Alcatel Alsthom at cost..................................        426        426      426
    Other investments at cost................................         63         65       30
                                                               -----------     ----     ----
                                                                 $ 1,340       $655     $648
                                                               =========       ====     ====



     Equity in earnings (loss) of uncombined affiliates accounted for on the equity basis was $2, and $ -- for the six months ended June 30, 1995 and 1994 (unaudited) and $ --, $(5) and $(12) in 1994, 1993 and 1992 respectively. At December 31, 1994 and 1993, the market value of the restricted Alcatel Alsthom stock was approximately $410 and $690, respectively, based on the quoted market prices.


     Prior to the Distribution, an additional $380 of Alcatel Alsthom stock will be transferred to the Company from an affiliate.

                             ITT DESTINATIONS, INC.

            (DOLLAR AMOUNTS ARE IN MILLIONS UNLESS OTHERWISE STATED)

INCOME TAX

     Income tax data is as follows:


                                                                  1994     1993      1992
                                                                  ----     -----     -----
    Pretax income (loss)
      U.S.......................................................  $(23)    $ (34)    $(164)
      Foreign...................................................   167       153       185
                                                                  ----     -----     -----
                                                                  $144..   $ 119     $  21
                                                                  ====     =====     =====
    Provision for income tax *
      Current
         U.S. Federal...........................................  $ 36     $ (80)    $ (30)
         State and local........................................     6         6         4
         Foreign................................................    73        85        77
                                                                  ----     -----     -----
                                                                   115        11        51
                                                                  ----     -----     -----
    Deferred
      U.S. Federal..............................................   (54)       73       (41)
      Foreign and other.........................................    (3)      (21)       (6)
                                                                  ----     -----     -----
                                                                   (57)       52       (47)
                                                                  ----     -----     -----
                                                                  $ 58     $  63     $   4
                                                                  ====     =====     =====


* The provision for income taxes has been computed in accordance with a tax sharing agreement between New ITT and ITT Industries, Inc. that generally requires that such provision be computed as if the enterprise were a stand alone entity. The primary exception to the stand alone computation relates to the utilization of foreign tax credits. The agreement allows for the realization of such credits since they have been utilized by ITT Industries in the consolidated tax return.

     No provision was made for U.S. taxes payable on undistributed foreign earnings amounting to approximately $158 since these amounts are permanently reinvested.

     Deferred income taxes represent the tax effect related to recording revenues and expenses in different periods for financial reporting and tax purposes. The December 31, 1994 and 1993 Balance Sheets include net U.S. Federal deferred tax liabilities of $10 and $24, respectively and net foreign and other deferred tax liabilities of $29 and $26.

     Deferred tax assets (liabilities) include the following:

                                                               1994                  1993
                                                        -------------------   -------------------
                                                         U.S.       FOREIGN    U.S.       FOREIGN
                                                        FEDERAL     & OTHER   FEDERAL     & OTHER
                                                        -------     -------   -------     -------
    Employee benefits.................................   $  49       $  --     $  46       $  (3)
    Reserve for bad debts.............................      11          --         7          --
    Accelerated depreciation..........................     (66)        (11)      (61)        (13)
    Other.............................................      (4)        (18)      (16)        (10)
                                                        -------     ----- --  ----- --    ----- --
                                                         $ (10)      $ (29)    $ (24)      $ (26)
                                                        =======     =======   =======     =======

                             ITT DESTINATIONS, INC.

            (DOLLAR AMOUNTS ARE IN MILLIONS UNLESS OTHERWISE STATED)

     A reconciliation of the tax provision at the U.S. statutory rate to the provision for income tax as reported is as follows:

                                                                      1994    1993    1992
                                                                      ---     ---     ----
    Tax provision at U.S. statutory rate............................  $50     $42     $  7
    Tax on repatriation of foreign earnings.........................    3      22       26
    Tax basis differential on companies sold........................   --      --      (22)
    Foreign tax rate differential...................................   (1)     (1)      (5)
    U.S. state and local income taxes...............................    4       4        3
    Other...........................................................    2      (4)      (5)
                                                                      ---     ---      ---
    Provision for income tax........................................  $58     $63     $  4
                                                                      ===     ===      ===

DEBT

     As of December 31, debt consisted of:

                                                                            1994     1993
                                                                            -----    -----
    Bank loans and other short-term.......................................  $  28    $  14
    Long-term.............................................................    603      173
                                                                             ----     ----
                                                                            $ 631    $ 187
                                                                             ====     ====

     The fair value of the Company's bank loans and other short-term loans approximates carrying value. The weighted average interest rate for bank loans and other short-term borrowings was 8.26% and 9.40% at December 31, 1994 and 1993, respectively. The estimated fair value of long-term debt at December 31, 1994 and 1993 is $605 and $172, based on discounted cash flows using the Company's incremental borrowing rates for similar arrangements.

     Bank loans and other short-term debt are drawn down under lines of credit, some of which extend for a fixed term of several years. As of December 31, 1994, the Company had unused credit lines of $56.

     Long-term debt consisted of the following at December 31:

                                 DESCRIPTION                                1994     1993
    ----------------------------------------------------------------------  ----     ----
    6.54%-10.14% Domestic Mortgage Loans Due 1998-2001....................  $149     $165
    6.6%-8% Foreign Loans Due 1995-2004...................................   448       --
    Other.................................................................     6        8
                                                                            ----     ----
    Total.................................................................   603      173
    Less current maturities...............................................     3        4
                                                                            ----     ----
                                                                            $600     $169
                                                                            ====     ====

     The aggregate maturities of long-term debt are $3 in 1995, $236 in 1996, $61 in 1997, $29 in 1998, $60 in 1999, and $214 thereafter. Assets pledged to secure indebtedness (including mortgage loans) amounted to approximately $290 as of December 31, 1994.

EMPLOYEE BENEFIT PLANS

     Pension Plans -- The Company and its affiliates sponsor numerous pension plans. The plans are funded with trustees, except in some countries outside the U.S. where funding is not required. The plans' assets are comprised of a broad range of domestic and foreign securities, fixed income investments and real estate. The Company and certain of its affiliates also participate in the ITT Salaried Retirement Plan.

                             ITT DESTINATIONS, INC.

            (DOLLAR AMOUNTS ARE IN MILLIONS UNLESS OTHERWISE STATED)

     Total pension expenses were:

                                                                         1994     1993     1992
                                                                         ----     ----     ---
Defined Benefit Plans
  Service cost.........................................................  $ 14     $ 11     $12
  Interest cost........................................................    16       15      13
  Return on assets.....................................................    (1)     (27)     (8)
  Net amortization and deferral........................................   (14)      13      (3)
                                                                         ----     ----     ---
  Net periodic pension cost............................................    15       12      14
Other Pension Cost
  Allocated cost of ITT Salaried Retirement Plan.......................     9        6       7
  Defined contribution (savings) plans.................................     5        5       5
  Other................................................................     3        3       2
                                                                         ----     ----     ---
     Total Pension Expense.............................................  $ 32     $ 26     $28
                                                                         ====     ====     ===

     U.S. pension expenses included in the net periodic pension costs in the table above were $19, $14 and $17 for 1994, 1993 and 1992.

     The following table sets forth the funded status of the Company's pension plans, amounts recognized in the Company's Balance Sheet at December 31, 1994 and 1993, and the principal weighted average assumptions inherent in their determination:

                                                         DECEMBER 31, 1994        DECEMBER 31, 1993
                                                        --------------------     --------------------
                                                        DOMESTIC     FOREIGN     DOMESTIC     FOREIGN
                                                        --------     -------     --------     -------
Actuarial present value of benefit obligations --
  Vested benefit obligation...........................    $101        $  43        $101        $  38
  Accumulated benefit obligation......................    $112        $  48        $114        $  41
                                                          ====         ====        ====         ====
Projected benefit obligation..........................    $141        $  65        $154        $  57
Plan assets at fair value.............................     133           64         130           56
                                                          ----         ----        ----         ----
Projected benefit obligation (in excess of) plan
  assets..............................................      (8)          (1)        (24)          (1)
Unrecognized net (gain)/loss..........................       8           (1)         26           (5)
Unrecognized net obligation/(asset)...................      (3)           4          (2)           4
                                                          ----         ----        ----         ----
Pension asset (liability) recognized in the balance
  sheet...............................................    $ (3)       $   2        $ --        $  (2)
                                                          ====         ====        ====         ====
Discount rate.........................................    8.50%        7.38%       7.50%        7.27%
Rate of return on invested assets.....................    9.75%        7.69%       9.75%        7.68%
Salary increase assumption............................    6.10%        5.38%       7.20%        5.62%
                                                          ====         ====        ====         ====

     For substantially all domestic and foreign plans, assets exceed accumulated benefits.

     Investment and Savings Plan -- Employees of the Company have participated in the Corporation's Investment and Savings Plans. Company contributions to the plan are determined annually and are based on contributions of participating employees. The cost of this plan charged to the Company was $5 in 1994, 1993 and 1992. As part of the Distribution, New ITT will establish a similar plan. Employees of New ITT with balances in the Corporation's plan will be allowed to transfer their balances to the New ITT plan.

     Postretirement Health and Life -- The Company and its subsidiaries provide health care and life insurance benefits for certain eligible retired employees. Effective January 1, 1992, the Company adopted SFAS No. 106, using the immediate recognition method for all benefits accumulated to date.

                             ITT DESTINATIONS, INC.

            (DOLLAR AMOUNTS ARE IN MILLIONS UNLESS OTHERWISE STATED)

     The Company has prefunded a portion of the health care and life insurance obligations through trust funds where such prefunding can be accomplished on a tax effective basis. Postretirement health care and life insurance benefits expense (excluding the cumulative catch-up adjustment in 1992) was comprised of the following:

                                                                      1994     1993     1992
                                                                      ----     ----     ----
    Service cost....................................................  $ 1      $ 1      $ 1
    Interest cost...................................................    2        3        3
    Return on assets................................................   --       --       --
    Net amortization and deferral...................................   (1 )     (1 )     --
    Allocated from ITT Retirement Benefit Plan......................    1        1        1
                                                                                         --
                                                                      ---      ---
              Net periodic expense..................................  $ 3      $ 4      $ 5
                                                                      ===      ===       ==

     The following table sets forth the funded status of the postretirement benefit plans other than pensions, amounts recognized in the Company's Balance Sheet at December 31, 1994 and 1993 and the principal weighted average assumptions inherent in their determination:

                                                                            1994     1993
                                                                            ----     ----
    Accumulated postretirement benefit obligation.........................  $ 30     $ 43
    Plan assets at fair value.............................................     7        4
                                                                            ----     ----
    Accumulated postretirement benefit obligation (in excess of) plan
      assets..............................................................  $(23)    $(39)
    Unrecognized net (gain)...............................................   (14)      (1)
    Unrecognized past service liability...................................    (5)      (5)
                                                                            ----     ----
    Liability recognized in the balance sheet.............................  $(42)    $(45)
                                                                            ====     ====
    Discount rate.........................................................  8.50%    7.50%
    Rate of return on invested assets.....................................  9.75%    9.75%
    Ultimate health care trend rate.......................................  6.00%    6.00%
                                                                            ====     ====

     The assumed rate of future increases in the per capita cost of health care (the health care trend rate) was 11.0% for 1994, decreasing ratably to 6.0% in the year 2001. Increasing the table of health care trend rates by 1% per year would have the effect of increasing the accumulated postretirement benefit obligation by $7 and the annual expense by $1. To the extent that the actual experience differs from the inherent assumptions, the effect will be amortized over the average future service of the covered active employees.

LEASES AND RENTALS

     As of December 31, 1994, minimum rental commitments under operating leases were $53, $47, $40, $37 and $34 for 1995, 1996, 1997, 1998 and 1999. For the
remaining years, such commitments amounted to $295, aggregating total minimum lease payments of $506.

     Rental expenses for operating leases were $76, $83 and $87 for 1994, 1993 and 1992, respectively.

DERIVATIVE FINANCIAL INSTRUMENTS

     The Company has entered into two foreign currency swaps with a major financial institution to hedge exchange exposure on the Company's net investment in a foreign country.

     The contractual amounts of these foreign currency swaps at December 31, 1994 and 1993 totaled $250 and $200, respectively, and mature in 1997. The entire amount hedges dollars against French francs. There is no significant unrealized gain or loss on these contracts. The estimated fair value at December 31, 1994 and

                             ITT DESTINATIONS, INC.

            (DOLLAR AMOUNTS ARE IN MILLIONS UNLESS OTHERWISE STATED)

1993 approximates the recorded amounts. The estimated fair value is the present value of the change in cash flows that would result from the agreements being replaced at the year-end market rate for the remaining term of the agreements.

COMMITMENTS AND CONTINGENCIES


     The Company and its affiliates are involved in various legal matters including those related to environmental matters. Some of these actions include claims for substantial sums. Reserves have been established when the outcome is probable and can be reasonably estimated. While the ultimate result of claims and litigation cannot be determined, the Company does not expect that these matters will have a material adverse effect on their combined results of operations, financial position or cash flow.

                             ITT DESTINATIONS, INC.

                          BUSINESS SEGMENT INFORMATION
                                 (IN MILLIONS)

                                                    REVENUES               OPERATING INCOME (LOSS)
                                          ----------------------------     -----------------------
                                           1994       1993       1992      1994     1993      1992
                                          ------     ------     ------     ----     -----     ----
Hotels..................................  $3,700     $3,160     $3,109     $152     $  87     $(28)
Gaming..................................     227         24         --        9        (9)      --
Information Services....................     833        800        817      155       162      170
Dispositions and Other..................      --        185        327        1         8      (50)
                                          ------     ------     ------     ----     -----     ----
Total Segments..........................   4,760      4,169      4,253      317       248       92
Other...................................      --         --         --      (25)     (106)     (58)
                                          ------     ------     ------     ----     -----     ----
                                          $4,760     $4,169     $4,253     $292     $ 142     $ 34
                                          ======     ======     ======     ====     =====     ====

                                                                    GROSS PLANT
                                         IDENTIFIABLE ASSETS         ADDITIONS         DEPRECIATION
                                       ------------------------   ----------------   ----------------
                                        1994     1993     1992    1994   1993  1992  1994   1993  1992
                                       ------   ------   ------   ----   ---   ---   ----   ---   ---
Hotels...............................  $3,484   $1,754   $1,664   $328   $62   $69   $ 70   $56   $50
Gaming...............................     345      217       16    108     9    --      6     1    --
Information Services.................     378      371      449     14    15    13     15    14    14
Dispositions and Other...............     (17)       7       43     --    --     2     --    --     5
                                       ------   ------   ------   ----   ---   ---   ----   ---   ---
Total Segments.......................   4,190    2,349    2,172    450    86    84     91    71    69
Other................................     822    1,442    1,203      4     4     7      8     8     8
                                       ------   ------   ------   ----   ---   ---   ----   ---   ---
                                       $5,012   $3,791   $3,375   $454   $90   $91   $ 99   $79   $77
                                       ======   ======   ======   ====   ===   ===   ====   ===   ===

     Hotels: Operates a worldwide network of hotels and resorts under the Sheraton name, including the hotels and resorts in the ITT Sheraton Luxury Collection.

     Gaming: Includes the casino operations of ITT Sheraton Gaming Corporation and effective January 31, 1995, includes the newly acquired operations of Caesars World, Inc. Caesars World owns and operates three hotel/casinos in Las Vegas and Stateline, Nevada and in Atlantic City, New Jersey and a number of non-gaming resorts in the Pocono Mountains of Pennsylvania. In conjunction with two other partners, Caesars World manages a casino owned by the Ontario government in Windsor, Canada.


     Information Services: Engages in the publication of telephone directories, including classified directory services for telephone subscribers in numerous countries outside the United States, as well as in Puerto Rico and the U.S. Virgin Islands and in providing postsecondary career education in the U.S.


     "Dispositions and Other" includes the operating results of units including World Directories, U.K. and Turkey operations.

     "Operating Income (Loss)" consists of the gross profit on revenues less operating expenses incurred. "Other" includes nonoperating income, corporate expenses and minority equity. Intercompany sales, which are priced on an arm's-length basis and eliminated in consolidation, are not material.

                             ITT DESTINATIONS, INC.

                   GEOGRAPHICAL INFORMATION -- TOTAL SEGMENTS
                                 (IN MILLIONS)

                                                           OPERATING INCOME
                                       REVENUES                 (LOSS)           IDENTIFIABLE ASSETS
                               ------------------------   ------------------   ------------------------
                                1994     1993     1992    1994   1993   1992    1994     1993     1992
                               ------   ------   ------   ----   ----   ----   ------   ------   ------
U.S. ........................  $2,139   $1,723   $1,626   $ 75   $ 21   $(68)  $2,249   $1,694   $1,221
Western Europe...............   1,203    1,154    1,389    135    157    100    1,311      353      491
Canada and Other.............   1,418    1,292    1,238    107     70     60      630      302      460
                               ------   ------   ------   ----   ----   ----   ------   ------   ------
Total Segments...............  $4,760   $4,169   $4,253   $317   $248   $ 92   $4,190   $2,349   $2,172
                               ======   ======   ======   ====   ====   ====   ======   ======   ======

                      QUARTERLY RESULTS FOR 1994 AND 1993
                                  (UNAUDITED)

                                                             THREE MONTHS ENDED
                                                --------------------------------------------
                                                MAR. 31     JUNE 30     SEPT. 30     DEC. 31      YEAR
                                                -------     -------     --------     -------     ------
1994
Revenues......................................   $ 876      $ 1,240      $1,108      $ 1,536     $4,760
Costs and Expenses............................   $ 848      $ 1,140      $1,046      $ 1,434     $4,468
Net Income....................................   $   8      $    29      $   22      $    15     $   74
1993
Revenues......................................   $ 793      $ 1,156      $1,035      $ 1,185     $4,169
Costs and Expenses............................   $ 780      $ 1,112      $  999      $ 1,136     $4,027
Net Income....................................   $  --      $     9      $    8      $    22     $   39

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ITT Corporation:

     We have audited the consolidated financial statements of ITT Hartford Group, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, as described in the accompanying Index to Financial Statements and Schedules. These consolidated financial statements and the schedules referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ITT Hartford Group, Inc. and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

     As discussed in the accompanying notes to financial statements, the Company adopted new accounting standards promulgated by the Financial Accounting Standards Board, changing its methods of accounting, effective January 1, 1994, for certain investments in debt and equity securities and, effective January 1, 1992, for postretirement benefits other than pensions and postemployment benefits. The Company also changed, effective January 1, 1994, its method used to discount long-term tabular workers' compensation liabilities.

     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules of ITT Hartford Group, Inc. listed in the Index to Financial Statements and Schedules are presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          Arthur Andersen LLP

Hartford, CT
June 13, 1995

                   ITT HARTFORD GROUP, INC. AND SUBSIDIARIES

                              CONSOLIDATED INCOME

                                  IN MILLIONS


                                                          SIX MONTHS
                                                             ENDED        YEARS ENDED DECEMBER 31,
                                                           JUNE 30,
                                                        ---------------   ------------------------
                                                         1995     1994     1994     1993     1992
                                                        ------   ------   ------   ------   ------
                                                          (UNAUDITED)
Revenues --
  Property and casualty insurance, net of increase
     (decrease) in unearned premium of $64, $62, $159,
     $110 and $(120)..................................  $3,410   $3,250   $6,580   $6,338   $6,094
  Life insurance......................................   1,278    1,032    2,173    1,812    1,340
  Net investment income...............................   1,183    1,023    2,259    2,033    1,985
  Net realized capital gains..........................      48       62       90      155      443
                                                        ------   ------   ------   ------   ------
                                                         5,919    5,367   11,102   10,338    9,862
                                                        ------   ------   ------   ------   ------
Costs and Expenses --
  Benefits, claims and claim adjustment expenses:
     Property and casualty............................   2,648    2,451    4,896    4,859    6,228
     Life.............................................   1,202      995    2,418    1,948    1,717
  Amortization of deferred policy acquisition costs...     813      801    1,627    1,647    1,430
  Other expenses......................................     933      717    1,309    1,197      988
                                                        ------   ------   ------   ------   ------
                                                         5,596    4,964   10,250    9,651   10,363
                                                        ------   ------   ------   ------   ------
                                                           323      403      852      687     (501)
Income Tax Expense (Benefit)..........................      76      107      214      140     (239)
Dividend on Subsidiary Preferred Stock................      (2)      (4)      (6)     (10)     (12)
                                                        ------   ------   ------   ------   ------
Income (Loss) before Cumulative Effect of Accounting
  Changes.............................................     245      292      632      537     (274)
Cumulative Effect of Accounting Changes, net of tax
  expense (benefit) of $--, $7, $7, $-- and $(195)....      --       12       12       --     (379)
                                                        ------   ------   ------   ------   ------
Net Income (Loss).....................................  $  245   $  304   $  644   $  537   $ (653)
                                                        ======   ======   ======   ======   ======


The accompanying notes to financial statements are an integral part of the above statement.

                   ITT HARTFORD GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                  IN MILLIONS EXCEPT FOR SHARES AND PER SHARE


                                                                                 DECEMBER 31,
                                                               JUNE 30,       -------------------
                                                                 1995          1994        1993
                                                              -----------     -------     -------
                                                              (UNAUDITED)
ASSETS
Investments --
  Fixed maturities, available for sale, at fair value in
     1995 and 1994 and at amortized cost in 1993............    $26,413       $27,418     $26,870
  Equity securities, at fair value..........................      1,306         1,350       1,302
  Policy loans, at cost.....................................      3,677         2,614       1,402
  Other investments, at cost................................      4,696         1,071       1,008
                                                                -------       -------     -------
     Total investments......................................     36,092        32,453      30,582
Cash........................................................        112            55          61
Premiums Receivable and Agents' Balances....................      2,085         1,996       1,788
Reinsurance Recoverables....................................     12,346        12,220      11,577
Deferred Policy Acquisition Costs...........................      2,784         2,525       2,024
Deferred Income Tax.........................................      1,322         1,729         995
Other Assets................................................      2,610         2,532       2,515
Separate Account Assets.....................................     29,480        23,255      16,637
                                                                -------       -------     -------
                                                                $86,831       $76,765     $66,179
                                                                =======       =======     =======
LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities --
  Future policy benefits, unpaid claims and claim adjustment expenses:
     Property and casualty..................................    $17,535       $17,435     $17,284
     Life...................................................      3,519         3,152       2,699
  Other policy claims and benefits payable..................     23,728        22,308      18,364
  Unearned premiums.........................................      2,821         2,725       2,537
  Short-term debt...........................................        915           902         384
  Long-term debt............................................        598           596         579
  Other liabilities (including subsidiary preferred stock of
     $86, $86 and $263).....................................      3,428         3,208       3,683
  Separate account liabilities..............................     29,480        23,255      16,637
                                                                -------       -------     -------
                                                                 82,024        73,581      62,167
                                                                -------       -------     -------
Stockholder's Equity --
  Common stock -- authorized, issued and outstanding 1
     share,
     $1 par value...........................................         --            --          --
  Capital surplus...........................................      1,610         1,357       1,357
  Cumulative translation adjustments........................         79            24         (28)
  Unrealized gain (loss) on securities, net of tax..........       (149)       (1,219)         78
  Retained earnings.........................................      3,267         3,022       2,605
                                                                -------       -------     -------
                                                                  4,807         3,184       4,012
                                                                -------       -------     -------
                                                                $86,831       $76,765     $66,179
                                                                =======       =======     =======


The accompanying notes to financial statements are an integral part of the above statement.

                   ITT HARTFORD GROUP, INC. AND SUBSIDIARIES

                             CONSOLIDATED CASH FLOW
                                  IN MILLIONS


                                                SIX MONTHS ENDED
                                                    JUNE 30,                  YEARS ENDED DECEMBER 31,
                                              --------------------      ------------------------------------
                                               1995         1994          1994          1993          1992
                                              -------      -------      --------      --------      --------
                                                  (UNAUDITED)
OPERATING ACTIVITIES
Net Income (Loss)..........................   $   245      $   304      $    644      $    537      $   (653)
Cumulative effect of accounting changes....        --          (12)          (12)           --           379
                                              -------      -------      --------      --------      --------
    Income (loss) before accounting
       changes.............................       245          292           632           537          (274)
Adjustments to income (loss) before
  accounting changes:
  Depreciation and amortization............        38           27            80            77            72
  Gain on sale of securities...............       (48)         (57)          (90)         (155)         (443)
  Change in receivables, payables and
    accruals...............................      (167)         (39)          (67)          320            40
  Accrued and deferred taxes...............      (177)         (77)         (125)         (126)         (325)
  Increase in liabilities for future policy
    benefits and unpaid claims and claim
    adjustment expenses....................       462          223           610           233         1,873
  Increase in deferred policy acquisition
    costs..................................      (245)        (203)         (484)         (359)         (235)
  Decrease in reinsurance and other related
    assets.................................       253          160           241           244           107
  Other, net...............................        32          (76)           27            36             1
                                              -------      -------      --------      --------      --------
    Cash from operating activities.........       393          250           824           807           816
                                              -------      -------      --------      --------      --------
INVESTING ACTIVITIES
Purchase of investments....................    (6,372)     (13,493)      (18,962)      (27,372)      (22,278)
Sale and maturity of investments...........     4,957       12,037        15,702        25,050        19,900
Additions to plant, property and
  equipment................................       (38)         (29)          (76)          (61)          (55)
Other, net.................................        --           --            --           119            36
                                              -------      -------      --------      --------      --------
    Cash used for investing activities.....    (1,453)      (1,485)       (3,336)       (2,264)       (2,397)
                                              -------      -------      --------      --------      --------
FINANCING ACTIVITIES
Short-term debt, net.......................        12          414           516           (85)         (112)
Long-term debt issued......................        --           --            13             5            --
Investment and advances (to) from ITT
  Industries...............................       145         (255)         (427)         (190)          116
Net receipts from investment and universal
  life-type contracts credited to
  policyholder accounts....................       971        1,247         2,584         1,734         1,617
Redemption of subsidiary preferred stock...        --         (164)         (178)          (29)           --
Other, net.................................        (1)          --            --           (10)          (16)
                                              -------      -------      --------      --------      --------
    Cash from financing activities.........     1,127        1,242         2,508         1,425         1,605
                                              -------      -------      --------      --------      --------
EXCHANGE RATE EFFECT ON CASH...............       (10)          (1)           (2)            2           (12)
                                              -------      -------      --------      --------      --------
Increase (Decrease) in Cash................        57            6            (6)          (30)           12
Cash -- Beginning of Period................        55           61            61            91            79
                                              -------      -------      --------      --------      --------
Cash -- End of Period......................   $   112      $    67      $     55      $     61      $     91
                                              =======      =======      ========      ========      ========
Supplemental Disclosures of Cash Flow
  Information:
Cash paid during the period for:
  Interest.................................   $    48      $    34      $     74      $     57      $     72
                                              =======      =======      ========      ========      ========
  Income Taxes.............................   $   150      $   187      $    317      $    383      $     57
                                              =======      =======      ========      ========      ========
Supplemental Schedule of Noncash Financing
  Activities:
  Capital Contribution.....................   $   183      $    --      $     --      $     --      $    380
                                              =======      =======      ========      ========      ========


The accompanying notes to financial statements are an integral part of the above statement.

                   ITT HARTFORD GROUP, INC. AND SUBSIDIARIES

                       CONSOLIDATED STOCKHOLDER'S EQUITY


                                                          UNREALIZED
                                                             GAIN
                                                          (LOSS) ON    CUMULATIVE                   TOTAL
                                       COMMON   CAPITAL   SECURITIES   TRANSLATION   RETAINED   STOCKHOLDER'S
                                       STOCK    SURPLUS   NET OF TAX   ADJUSTMENTS   EARNINGS      EQUITY
                                       ------   -------   ----------   -----------   --------   -------------
                                                                   (IN MILLIONS)
BALANCE, DECEMBER 31, 1991...........   $ --    $   677    $    (21)      $  81       $3,079       $ 3,816
Net loss.............................     --         --          --          --         (653)         (653)
Dividends declared on common stock...     --         --          --          --         (136)         (136)
Change in unrealized gain on
  securities,
  net of tax.........................     --         --          48          --           --            48
Translation adjustments..............     --         --          --         (76)          --           (76)
Capital contributions................     --        680          --          --           --           680
                                        ----     ------     -------        ----       ------       -------
BALANCE, DECEMBER 31, 1992...........     --      1,357          27           5        2,290         3,679
Net income...........................     --         --          --          --          537           537
Dividends declared on common stock...     --         --          --          --         (222)         (222)
Change in unrealized gain on
  securities,
  net of tax.........................     --         --          51          --           --            51
Translation adjustments..............     --         --          --         (33)          --           (33)
                                        ----     ------     -------        ----       ------       -------
BALANCE, DECEMBER 31, 1993...........     --      1,357          78         (28)       2,605         4,012
Net income...........................     --         --          --          --          644           644
Dividends declared on common stock...     --         --          --          --         (227)         (227)
Change in unrealized loss on
  securities,
  net of tax*........................     --         --      (1,297)         --           --        (1,297)
Translation adjustments..............     --         --          --          52           --            52
                                        ----     ------     -------        ----       ------       -------
BALANCE, DECEMBER 31, 1994...........     --      1,357      (1,219)         24        3,022         3,184
(unaudited)
Net income...........................     --         --          --          --          245           245
Change in unrealized loss on
  securities,
  net of tax.........................     --         --       1,070          --           --         1,070
Translation adjustments..............     --         --          --          55           --            55
Capital Contributions................     --        253          --          --           --           253
                                        ----     ------     -------        ----       ------       -------
BALANCE, JUNE 30, 1995...............   $ --    $ 1,610    $   (149)      $  79       $3,267       $ 4,807
                                        ====     ======     =======        ====       ======       =======


(*) The 1994 change in unrealized loss on securities, net of tax, includes a gain of $303 due to the adoption of SFAS No. 115 as discussed in the Notes to Financial Statements.

The accompanying notes to financial statements are an integral part of the above statement.

                   ITT HARTFORD GROUP, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS
            (DOLLAR AMOUNTS ARE IN MILLIONS UNLESS OTHERWISE STATED)

BASIS OF PRESENTATION

     In June 1995, the Board of Directors of ITT Industries, Inc. (the "Corporation"), formerly ITT Corporation ("ITT"), approved, subject to final terms and conditions and shareholder approval, the distribution (the "Distribution") to holders of the Corporation's common stock of all outstanding shares of common stock of ITT Hartford Group, Inc. (ITT Hartford or the "Company") on a pro rata basis. Under the proposed plan, ITT Hartford will become a publicly traded company that will include the insurance businesses of the former ITT Corporation. For purposes of these financial statements, all references to ITT Hartford includes companies, assets and liabilities related to First State Insurance Company and its subsidiaries and Fencourt Reinsurance Company, Ltd., which will be transferred to ITT Hartford prior to the Distribution.

     These financial statements present the financial position, results of operations and cash flows of ITT Hartford as if it were a separate entity for all periods presented. The Corporation's historical basis in the assets and liabilities of certain companies that were previously not a part of ITT Hartford has been carried over and included in the accompanying financial statements as if such companies had been transferred as of December 31, 1991, for all periods presented, in a manner similar to pooling of interest accounting. All material intercompany transactions and balances between ITT Hartford, its subsidiaries and affiliates have been eliminated. The impact of the addition of these companies and the adjustment of income tax reserves and provisions to reflect the termination of the old tax sharing arrangement between the Corporation and ITT Hartford was as follows:

                                                            1994       1993       1992
                                                           ------     ------     ------
        Total Assets.....................................  $4,427     $4,909     $5,181
        Stockholder's Equity.............................     249        313        290
        Revenues.........................................     145        272        260
        Income Before Income Tax Expense.................      75          5         75
        Net Income.......................................      55         44         91

     ITT Hartford has utilized certain of the Corporation's centralized general and administrative functions, including legal, accounting, tax and insurance services. Fees for these services approximate .2 percent of written premiums. In the opinion of management, the Corporation's methods for allocating costs are believed to be reasonable. However, such costs are not necessarily indicative of the costs that would have been incurred if ITT Hartford had performed these functions. Subsequent to the Distribution, the Company will perform these functions and management believes the services can be replaced at comparable costs.


     For purposes of governing certain of the ongoing relationships between ITT Hartford and the Corporation after the Distribution and to provide for orderly transition, ITT Hartford and the Corporation will enter into various agreements including a Distribution Agreement, Employee Benefits Services and Liability Agreement, Tax Allocation Agreement and the Intellectual Property Transfer and License Agreements. Summaries of these agreements are set forth elsewhere in this Proxy Statement.


ACCOUNTING POLICIES

     Property and Casualty Insurance Companies: Policy acquisition costs, representing commissions, premium taxes and certain other underwriting expenses, are deferred and amortized over policy terms. Estimates of future revenues, including investment income and tax benefits, are compared to estimates of future costs, including amortization of policy acquisition costs, to determine if business currently in force is expected to result in a net loss. No revenue deficiencies have been determined in the periods presented.

     The liability for property and casualty claims includes amounts determined by claim adjusters for reported losses and estimates for unreported claims based on past experience.

                   ITT HARTFORD GROUP, INC. AND SUBSIDIARIES

     Life Insurance Companies: Life insurance revenues are comprised of life insurance premiums which are recognized when due from policyholders, accident and health premiums which are recognized when earned and policyholder charges on universal life-type and investment contracts are deferred and amortized in proportion to premium revenue. For universal life-type insurance and investment products, acquisition costs are being amortized generally in proportion to the present value of expected gross profits from surrender charges, investment, mortality and expense margins. The retrospective deposit method is used in accounting for universal life-type and other contract types where the premium payment pattern is irregular or surrender charges are a significant source of profit. The prospective deposit method is used where investment margins are the primary source of profit.


     Liabilities for future policy benefits are computed by the net level premium method using interest assumptions ranging from 3% to 11% and withdrawal, mortality and morbidity assumptions appropriate at the time the policies were issued. Health reserves are stated at amounts determined by estimates on individual cases and estimates of unreported claims based on past experience. Liabilities for universal life-type and investment contracts are stated at policyholder account values before surrender charges.

     Separate account assets and liabilities represent amounts for which investment income and investment gains and loses generally accrue directly to the policyholders for certain single premium, interest sensitive and variable annuity products. Each fund has specific investment objectives and the assets and liabilities are carried at market value.


     Foreign Currency Translation: Foreign currency translation gains and losses are reflected in stockholder's equity. Balance sheet accounts are translated at the exchange rates in effect at each year end and income statement accounts are translated at the average rates of exchange prevailing during the year. The national currencies of the foreign companies are generally their functional currencies. Cumulative translation adjustments are adjusted for contracts that hedge the Company's foreign investments, when the differential to be paid or received fluctuates with the exchange rate.



     Investments: Investments in fixed maturities include bonds, redeemable preferred stock and commercial paper which are carried at fair value with the after-tax difference from cost reflected in stockholder's equity. While ITT Hartford has the ability and intent to hold all fixed maturity securities until maturity, at times, due to factors such as changes in interest rates or tax laws, portfolio activity occurs. These trades are motivated by the need to position investment portfolios optimally in reaction to movements in capital markets or distribution of policyholder liabilities. Real estate is carried at cost less accumulated depreciation. When an other-than-temporary reduction in the value of publicly traded securities or real estate occurs, the decrease is reported as a realized loss and the carrying value is adjusted accordingly. Equity securities, which include common and non-redeemable preferred stocks are carried at fair value with the after-tax difference from cost reflected in stockholders equity. Realized investment gains and losses, after deducting life and pension policyholders' share, are reported as a component of revenue and are determined on a specific identification basis.



     Income Tax: ITT Hartford is included in the consolidated federal tax return of ITT Industries and remits to (receives from) ITT Industries an income tax provision (benefit) computed in accordance with a tax sharing arrangement. This arrangement, which may be periodically modified, generally requires that the Company determine its tax provision (benefit) as if it were filing a separate U.S. Federal income tax return. The tax provision (benefit) recorded in the accompanying Consolidated Income Statements would not have been materially different on a stand-alone basis.



     Interim Period Financial Statements: The unaudited consolidated financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Company at June 30, 1995 and its results of operations and cash flows for the six months ended June 30, 1995 and 1994. Interim results are not necessarily indicative of full year performance.

                   ITT HARTFORD GROUP, INC. AND SUBSIDIARIES

     Derivative Financial Instruments: The Company uses a variety of derivative financial instruments as part of an overall risk management strategy. These instruments, including swaps, caps, collars and exchange traded financial futures, are used as a means of hedging exposure to price, foreign currency and/or interest rate risk on planned investment purchases or existing assets and liabilities. The Company does not hold or issue derivative financial instruments for trading purposes.

     The Company's minimum threshold for hedge designation is 80% correlation at inception of the asset-liability management strategy. The Company's policy requires that the 80% correlation threshold be maintained. If correlation falls below 80%, hedge accounting will be terminated. Gains or losses on futures purchased in anticipation of the future receipt of product cash flows are deferred and, at the time of the ultimate purchase, reflected as a basis adjustment to the purchased asset. Gains or losses on futures used in invested asset risk management are deferred and adjusted into the basis of the hedged asset when the contract is closed. The basis adjustments are amortized into net investment income over the remaining asset life.


     Open forward commitment contracts are marked to market through stockholder's equity. Such contracts are recorded at settlement by recording the purchase of the specified securities at the previously committed price. Gains or losses resulting from the termination of the forward commitment contracts before the delivery of the securities are recognized immediately in the consolidated income statement as a component of net investment income.


     The Company's accounting for interest rate swaps and purchased or written caps, floors, and options used to manage risk is in accordance with the concepts established in SFAS No. 80, "Accounting for Futures Contracts", the American Institute of Certified Public Accountants Statement of Position 86-2, "Accounting for Options" and various Emerging Issues Task Force ("EITF") pronouncements. Derivatives, used as part of a risk management strategy, must be designated at inception as a hedge, measured for effectiveness both at inception and on an ongoing basis. Derivatives used to create a synthetic asset must meet synthetic accounting criteria including designation at inception and consistency of terms between the synthetic and the instrument being replicated. Synthetic instrument accounting, consistent with industry practice, provides that the synthetic asset is accounted for like the financial instrument it is intended to replicate. Interest rate swaps and purchased or written caps, floors and options which fail to meet risk management criteria are accounted for at fair value with the impact reflected in the Consolidated Statements of Income.

     Interest rate swaps involve the periodic exchange of payments without the exchange of underlying principal or notional amounts. Net payments are recognized as an adjustment to income. Should the swap be terminated, the gains or losses are adjusted into the basis of the asset or liability and amortized over the remaining life. The basis of the underlying asset or liability is adjusted to reflect changing market conditions such as prepayment experience. Should the asset be sold or liability terminated, the gains or losses on the terminated position are immediately recognized in earnings. Interest rate swaps purchased in anticipation of an asset purchase ("anticipatory transaction") are recognized consistent with the underlying asset components. That is, the settlement component is recognized in the Consolidated Income Statement while the change in market value is recognized as an unrealized gain or loss as a component of stockholder's equity.

     Premiums paid on purchased floor or cap agreements and the premium received on issued cap or floor agreements (used for risk management), as well as the net payments, are adjusted into the basis of the applicable asset and amortized over the asset life. Gains or losses on termination of such positions are adjusted into the basis of the asset or liability and amortized over the remaining asset life.


     Forward exchange contracts and foreign currency swaps are accounted for in accordance with SFAS No. 52. Changes in the spot rate of instruments designated as hedges of the net investment in a foreign subsidiary are reflected in the cumulative translation adjustment component of stockholder's equity.

                   ITT HARTFORD GROUP, INC. AND SUBSIDIARIES

CHANGES IN ACCOUNTING PRINCIPLES


     Changes Adopted in 1994: Effective January 1, 1994, the Company adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities". The new standard requires, among other things, that securities be classified as "held-to-maturity", "available for sale" or "trading" based on the Company's intentions with respect to the ultimate disposition of the security and its ability to effect those intentions. The classification determines the appropriate accounting carrying value (cost basis or fair value) and, in the case of fair value, whether the adjustment impacts Stockholder's Equity directly or is reflected in the Consolidated Statement of Income. Investments in equity securities had previously been recorded at fair value with the corresponding impact included in Stockholder's Equity. Under SFAS No. 115, the Company's portfolios are classified as "available for sale" and, accordingly, investments are reflected at fair value with the corresponding impact included as a component of Stockholder's Equity designated "Unrealized gain (loss) on securities, net of tax". At December 31, 1994, the unrealized loss on securities, net of tax, was $1.2 billion.



     In adopting SFAS No. 115, the Company followed the guidelines of the EITF issue no. 93-18 which prescribes specific accounting treatment with respect to mortgage-backed interest-only investments. EITF 93-18 reached the conclusion that the measure of impairment of these instruments should be changed from undiscounted cash flows to fair value. Accordingly, the amortized cost basis of such instruments that were determined to have other-than-temporary impairment losses at the time of initial adoption of SFAS No. 115 have been written down to fair value and reflected as a cumulative effect of accounting change as of January 1, 1994. The writedown totaled $30 after tax.



     Effective January 1, 1994, the Company changed its method used to discount long-term tabular workers compensation liabilities from a statutory interest rate to an appropriate market interest rate. The market rate, which approximated 7%, represents the rate of return the Company could receive on risk-free investments with maturities comparable to those of the liabilities being discounted. At December 31, 1993, those liabilities were discounted at 3 to 3 1/2% in accordance with statutory insurance guidelines. A $42 after tax benefit was recorded as a cumulative effect of accounting change in the accompanying Consolidated Income.


     Changes Adopted in 1992: Effective January 1, 1992, the Company adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions" and SFAS No. 112, "Employers' Accounting for Postemployment Benefits", using the immediate recognition method. Accordingly, cumulative adjustments (through December 31, 1991) of $358 after tax and $21 after tax, respectively, have been recognized at January 1, 1992.

     The Company's cash flows were not impacted by these changes in accounting principles.

TRANSACTIONS WITH AFFILIATES


     ITT Hartford has utilized certain centralized general and administrative functions of the Corporation (see "Basis of Presentation") and is charged a fee for such services. The fees charged totaled $8 and $7 for the periods ended June 30, 1995 and 1994, respectively (unaudited) and $15, $14 and $12 in 1994, 1993 and 1992, respectively, and have been included in other expenses.


     The Company's employees participate in the ITT stock option incentive plans, which provide for the award of options on common shares to employees, exercisable over ten-year periods. Certain options become exercisable upon the attainment of specified market price appreciation of ITT common stock or at nine years after the date of grant, while certain remaining options become exercisable over a three-year period commencing with the date of grant. The exercise price per share is the fair market value on the date each option is granted. The Company expects to establish similar plans for its employees after the Distribution, whereby options in the ITT Industries plan will be converted into options in the ITT Hartford plan based upon a formula.

                   ITT HARTFORD GROUP, INC. AND SUBSIDIARIES

INCOME TAX

     Income tax data before accounting changes is as follows:

                                                                    FOR THE YEARS ENDED
                                                                        DECEMBER 31,
                                                                  ------------------------
                                                                  1994     1993      1992
                                                                  ----     -----     -----
    Pretax income (loss)
      U.S.......................................................  $763     $ 646     $(474)
      Foreign...................................................    89        41       (27)
                                                                  ----     -----     -----
                                                                  $852     $ 687     $(501)
                                                                  ====     =====     =====
    Provision (benefit) for income tax
      Current
         U.S. Federal...........................................  $227     $ 377     $  40
         Foreign................................................    45        13        (2)
                                                                  ----     -----     -----
                                                                   272       390        38
                                                                  ----     -----     -----
      Deferred
         U.S. Federal...........................................   (65)     (254)     (271)
         Foreign and other......................................     7         4        (6)
                                                                  ----     -----     -----
                                                                   (58)     (250)     (277)
                                                                  ----     -----     -----
                                                                  $214     $ 140     $(239)
                                                                  ====     =====     =====


     The provision for income taxes has been computed in accordance with a tax sharing agreement between ITT Hartford and ITT that generally requires that such provision be computed as if the Company were a stand alone entity. The primary exception to the stand alone computation relates to the utilization of foreign tax credits. The agreement allows for the realization of such credits since they have been utilized by ITT Industries in the consolidated tax return. In all years presented, the provision for income taxes would not have been substantially different on a stand alone basis.



     The current U.S. Federal income tax provision represents the amount of taxes remitted to ITT Industries. At December 31, 1994, no provision was made for U.S. Federal taxes payable on undistributed foreign earnings amounting to approximately $317 since these amounts are permanently reinvested.


     Deferred income taxes represent the tax effect related to recording revenues and expenses in different periods for financial reporting and tax return purposes. The December 31, 1994 and 1993 Balance Sheets included net U.S. Federal deferred tax assets of $1,729 and $995, respectively, and net foreign and other deferred tax liabilities of $61 and $78, respectively (included in "Other Liabilities").

                   ITT HARTFORD GROUP, INC. AND SUBSIDIARIES

     Deferred tax assets (liabilities), for which no valuation allowances have been provided, included the following at December 31, 1994 and 1993:

                                                           1994                      1993
                                                   ---------------------     ---------------------
                                                    U.S.        FOREIGN       U.S.        FOREIGN
                                                   FEDERAL     AND OTHER     FEDERAL     AND OTHER
                                                   -------     ---------     -------     ---------
    Unrealized (gain) loss on investments........  $   645       $  11        $ (22)       $ (19)
    Discounted loss reserves.....................      710          --          672           --
    Other insurance related items................      (25)        (77)          86          (51)
    Employee benefits............................      143          (5)         144           (2)
    Reserve for bad debts........................       28          --           23           --
    Accelerated depreciation.....................       15          --           12           --
    Other........................................      213          10           80           (6)
                                                   -------     -------       ----- --    ----- --
                                                   $ 1,729       $ (61)       $ 995        $ (78)
                                                   =======     =======       =======     =======

     A reconciliation of the tax provision at the U.S. statutory rate to the provision for income tax as reported is as follows:

                                                                   1994     1993     1992
                                                                   ----     ----     -----
    Tax provision (benefit) at U.S. Federal statutory rate.......  $298     $240     $(170)
    Tax exempt interest..........................................   (45)     (25)      (25)
    Change in U.S. tax law.......................................    --      (28)       --
    Foreign tax rate differential................................   (10)      (3)       (1)
    Other........................................................   (29)     (44)      (43)
                                                                   ----     ----     -----
    Provision (benefit) for income tax...........................  $214     $140     $(239)
                                                                   ====     ====     =====

DEBT

     Borrowings, as of December 31, consisted of:

                                                                       1994      1993
        Commercial paper............................................  $  646     $249
        Bank loans and other short-term.............................     230      110
        Long-term...................................................     622      604
                                                                      ------     ----
                                                                      $1,498     $963
                                                                      ======     ====

     The fair value of the Company's commercial paper and bank loans and other short-term loans approximates carrying value. The weighted average interest rate for commercial paper was 6.0% and 5.6% at December 31, 1994 and 1993. The weighted average interest rate of bank loans and other short-term borrowings was 6.1% and 3.3% at December 31, 1994 and 1993, respectively. Bank loans and other short-term debt are drawn down under lines of credit, which were made to ITT Industries and certain of its subsidiaries, including ITT Hartford. ITT Hartford uses these commitments to support its commercial paper program.

                   ITT HARTFORD GROUP, INC. AND SUBSIDIARIES

Long-term debt maturities and interest rate percentages at December 31 were:

                                                    BELOW     6.0-     7.0-     8.0-
                                                      6       6.99     7.99     8.99     TOTAL
                                                    -----     ----     ----     ----     -----
    1995..........................................  $ --      $ 26     $ --     $ --     $  26
    1996..........................................    --        26      100       --       126
    1997..........................................    --        23       --       --        23
    1998..........................................    --        31       --      200       231
    1999..........................................    --        16       --       --        16
    Thereafter....................................    --        --       --      200       200
                                                    -----     ----     ----     ----     -----
    Total -- 1994.................................  $ --      $122     $100     $400     $ 622
                                                    -----     ----     ----     ----     -----
    Total -- 1993.................................  $ 79      $ 25     $100     $400     $ 604
                                                    =====     ====     ====     ====     =====

     The estimated fair value of long-term debt at December 31, 1994 and 1993 was $614 and $655, based on discounted cash flows using the Company's incremental borrowing rates for similar arrangements.

     The Company enters into interest rate swap agreements with major financial institutions to manage exposure from fluctuations in interest rates as described in "Investments and Derivative Financial Instruments".

STATUTORY NET INCOME, SURPLUS AND DIVIDEND RESTRICTION

                                                               FOR THE YEARS ENDED DECEMBER
                                                                           31,
                                                               ----------------------------
                                                                1994       1993       1992
                                                               ------     ------     ------
    STATUTORY NET INCOME:
    Property and casualty....................................  $  452     $  306     $  203
    Life and health..........................................      85         81        145
                                                               ------     ------     ------
                                                               $  537     $  387     $  348
                                                               ======     ======     ======
    STATUTORY SURPLUS:
    Property and casualty....................................  $2,123     $2,480     $2,249
    Life and health..........................................   1,180      1,025        878
                                                               ------     ------     ------
                                                               $3,303     $3,505     $3,127
                                                               ======     ======     ======

A significant percentage of the statutory surplus is permanently reinvested or is subject to various state and foreign government regulatory restrictions or other agreements which limit the payment of dividends without prior approval. The total amount of statutory dividends which may be paid by The Hartford and First State in 1995 without prior approval is estimated to be approximately $320.

LEASES AND RENTALS

     As of December 31, 1994, minimum rental commitments under operating leases were $82, $73, $57, $47 and $43 for 1995, 1996, 1997, 1998 and 1999. For the
remaining years, such commitments amounted to $308, aggregating total minimum lease payments of $610.

     Rental expenses for operating leases were $106, $109 and $125 for 1994, 1993 and 1992, respectively.

EMPLOYEE BENEFIT PLANS

     Pension Plans: The Company sponsors numerous pension plans. The plans are funded with trustees, except in some countries outside the U.S. where funding is not required. The plans' assets are comprised of a

                   ITT HARTFORD GROUP, INC. AND SUBSIDIARIES broad range of domestic and foreign securities, fixed income investments and real estate. Certain of the Company's employees participate in the ITT Salaried Retirement Plan.

     Total pension expenses were:

                                                                   1994     1993      1992
                                                                   ----     -----     ----
    Defined Benefit Plans
      Service cost...............................................  $ 54     $  39     $ 43
      Interest cost..............................................    90        82       78
      Return on assets...........................................    (4)     (132)     (46)
      Net amortization and deferral..............................   (84)       46      (32)
                                                                    ---      ----      ---
      Net periodic pension cost..................................    56        35       43
    Other Pension Cost
      Allocated cost of ITT Salaried Retirement Plan.............     1         1        1
      Defined contribution (savings) plans.......................    19        18       17
                                                                    ---      ----      ---
              Total Pension Expense..............................  $ 76     $  54     $ 61
                                                                    ===      ====      ===

     U.S. pension expenses included in the net periodic pension costs in the table above were $46, $29 and $35 for 1994, 1993 and 1992, respectively.

     The following table sets forth the funded status of the pension plans, amounts recognized in the Company's Balance Sheet at December 31, 1994 and 1993, and the principal weighted average assumptions inherent in their determination. International plans represent an immaterial percentage of total pension assets, liabilities and expense and, for reporting purposes, are combined with domestic plans.

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1994       1993
                                                                         ------     ------
    Actuarial present value of benefit obligations --
      Vested benefit obligation........................................  $  825     $  909
      Accumulated benefit obligation...................................  $  904     $  913
                                                                         ======     ======
    Projected benefit obligation.......................................  $1,131     $1,209
    Plan assets at fair value..........................................   1,075      1,092
                                                                         ------     ------
    Projected benefit obligation in excess of plan assets..............     (56)      (117)
    Unrecognized net loss..............................................     178        260
    Unrecognized prior service cost....................................       4          5
                                                                         ------     ------
    Pension asset recognized in the balance sheet......................  $  126     $  148
                                                                         ======     ======
    Discount rate......................................................    8.50%      7.50%
    Rate of return on invested assets..................................    9.75%      9.75%
    Salary increase assumption.........................................    5.00%      5.00%
                                                                         ======     ======

     Investment and Savings Plan: Employees of the Company have participated in the Corporation's Investment and Savings Plan. Company contributions to the plan are determined annually and are based on contributions of participating employees. The cost of this plan charged to the Company was $19, $18 and $17 in 1994, 1993 and 1992, respectively. As part of the Distribution, ITT Hartford will establish a similar plan. Employees of ITT Hartford with balances in the Corporation's plan will be allowed to transfer their balances to the ITT Hartford plan.

     Postretirement Health and Life: The Company and its subsidiaries provide health care and life insurance benefits for certain eligible retired employees. A substantial portion of the employees may become eligible for these benefits upon retirement. Effective January 1, 1992, the Company adopted SFAS No. 106,

                   ITT HARTFORD GROUP, INC. AND SUBSIDIARIES using the immediate recognition method for all benefits accumulated to date. As of January 1, 1992, the health care benefit plans required nominal contributions by retirees. In June 1992, the Company amended its plans effective January 1, 1993, whereby the Company's contribution for health care benefits will depend upon the retiree's date of retirement and years of service. In addition, the plan amendments increased deductibles and set a defined dollar cap which limits average Company contributions. The effect of these changes has been reflected in the determination of the expense reported for 1994, 1993 and 1992 as reported below.

     The Company has prefunded a portion of the health care and life insurance obligations through trust funds where such prefunding can be accomplished on a tax effective basis. Postretirement health care and life insurance benefits expense (excluding the cumulative catch-up adjustment in 1992) was comprised of the following:

                                                                    1994     1993     1992
                                                                    ----     ----     ----
    Service cost..................................................  $  7     $  6     $ 13
    Interest cost.................................................    20       19       30
    Return on assets..............................................    (4)      (3)      (1)
    Net amortization and deferral.................................   (23)     (23)     (14)
                                                                     ---      ---      ---
    Net periodic expense (benefit)................................  $ --     $ (1)    $ 28
                                                                     ===      ===      ===

     The following table sets forth the funded status of the postretirement benefit plans other than pensions, amounts recognized in the Company's Balance Sheet at December 31, 1994 and 1993 and the principal weighted average assumptions inherent in their determination:

                                                                          1994      1993
                                                                          -----     -----
    Accumulated postretirement benefit obligation.......................  $ 257     $ 264
    Plan assets at fair value (primarily U.S. stocks and bonds).........     63        49
                                                                          -----     -----
    Accumulated postretirement benefit obligation (in excess of) plan
      assets............................................................   (194)     (215)
    Unrecognized net (gain) loss........................................     (1)       19
    Unrecognized past service liability.................................   (279)     (302)
                                                                          -----     -----
    Liability recognized in the balance sheet...........................  $(474)    $(498)
                                                                          =====     =====
    Discount rate.......................................................   8.50%     7.50%
    Rate of return on invested assets...................................   9.75%     9.75%
    Ultimate health care trend rate.....................................   6.00%     6.00%
                                                                          =====     =====

     The assumed rate of future increases in the per capita cost of health care (the health care trend rate) was 11.0% for 1994, decreasing ratably to 6.0% in the year 2001. Increasing the table of health care trend rates by one percent per year would have the effect of increasing the accumulated postretirement benefit obligation by $13 and the annual expense by $1. To the extent that the actual experience differs from the inherent assumptions, the effect will be amortized over the average future service of the covered active employees.

REINSURANCE

     The Company cedes insurance to other insurers to limit its maximum loss. Such transfers do not relieve the originating insurers of their primary liabilities. These operations also assume insurance from other insurers. Failure of reinsurers to honor their obligation could result in losses to the Company. The Company evaluates

                   ITT HARTFORD GROUP, INC. AND SUBSIDIARIES the financial condition of its reinsurers and monitors concentrations of credit risk. The effect of reinsurance on property and casualty premiums written and earned was as follows:

                                                                   FOR THE YEARS ENDED
                                                                       DECEMBER 31,
                                                               ----------------------------
                                                                1994       1993       1992
                                                               ------     ------     ------
    PREMIUMS WRITTEN:
      Direct.................................................  $6,786     $6,751     $6,370
      Assumed................................................     782        683        618
      Ceded..................................................    (829)      (986)    (1,014)
                                                               ------     ------     ------
      Net....................................................  $6,739     $6,448     $5,974
                                                               ======     ======     ======
    PREMIUMS EARNED:
      Direct.................................................  $6,717     $6,597     $6,477
      Assumed................................................     746        735        805
      Ceded..................................................    (883)      (994)    (1,188)
                                                               ------     ------     ------
      Net....................................................  $6,580     $6,338     $6,094
                                                               ======     ======     ======

     Reinsurance recoveries, which reduced loss and loss expenses incurred, were $1.0 billion, $1.2 billion and $1.2 billion for the years ended December 31, 1994, 1993 and 1992, respectively.

     Net retained life premiums of the operations were comprised of the following:

                                                                   FOR THE YEARS ENDED
                                                                       DECEMBER 31,
                                                               ----------------------------
                                                                1994       1993       1992
                                                               ------     ------     ------
    Gross Premiums...........................................  $2,053     $1,789     $1,263
    Reinsurance Assumed......................................     336        225        163
    Reinsurance Ceded........................................    (216)      (202)       (86)
                                                               ------     ------     ------
              Net Retained Premiums..........................  $2,173     $1,812     $1,340
                                                               ======     ======     ======

     Life insurance recoveries, which reduced death and other benefits, approximated $113, $114 and $38 for each of the years ended December 31, 1994, 1993 and 1992, respectively.

     During 1992, the Company entered into an agreement with Mutual Benefit Life Insurance Company in Rehabilitation ("Mutual Benefit") whereby it assumed a block of contract obligations of Mutual Benefit's individual corporate owned life insurance (COLI) contracts. As part of this agreement, the Company received $5.6 billion in cash and invested assets, $5.3 billion of which were COLI policy loans. The Company coinsured approximately 84% of these contract obligations back to Mutual Benefit and two other insurers. At December 31, 1994, the Company had a reinsurance receivable from Mutual Benefit of $4.4 billion. The risk of Mutual Benefit becoming insolvent is mitigated by the reinsurance agreement's requirement that assets be kept in a security trust, with the Company as the sole beneficiary. The Company had no other significant reinsurance-related concentrations of credit risk.

     On June 15, 1993, ITT Hartford assumed and reinsured the annuity, life and accident and sickness insurance policies of Fidelity Bankers Life Insurance Company in Receivership for Conservation of Rehabilitation ("Fidelity Bankers"), with account values of $3.2 billion. ITT Hartford received cash and investment grade assets to assume insurance and annuity contract obligations. Substantially all of these contracts were placed in the separate accounts.

     Also in 1992, as a result of adverse loss developments in certain excess and surplus lines and reinsurance business, the Company recorded a $900 pretax charge to fund expected loss developments in surplus lines and

                   ITT HARTFORD GROUP, INC. AND SUBSIDIARIES reinsurance business and $250 pretax for expected legal defense costs associated with environmental-related claims. The effect of these two charges was $759 after tax.

POLICY LIABILITIES AND ACCRUALS

     Policy liabilities and accruals at December 31 were:

                                                                        1994        1993
                                                                       -------     -------
    Future policy benefits, unpaid claims and claim adjustment
      expenses.......................................................  $20,587     $19,983
    Other policy claims and benefits payable.........................   22,308      18,364
    Unearned premiums................................................    2,725       2,537
                                                                       -------     -------
                                                                       $45,620     $40,884
                                                                       =======     =======

     At December 31, 1994 and 1993, the estimated fair values of other policy claims and benefits payable, excluding corporate owned life insurance and universal life insurance contracts totalling $9.3 billion and $7.2 billion, respectively, were approximately $12.4 billion and $11.4 billion, respectively, and were based on the present value of estimated future cash flows using current market rates for similar arrangements.


     Refer to table included in "BUSINESS OF ITT HARTFORD AFTER THE DISTRIBUTION" where a reconciliation of the liabilities for unpaid claims and claim adjustment expenses is provided.


INVESTMENTS AND DERIVATIVE FINANCIAL INSTRUMENTS

     Investments are comprised primarily of fixed maturity bonds and notes (most of which are guaranteed by various government and government-sponsored agencies) and to a lesser extent, equity securities, policy loans and other investments. Excluding U.S. government and government agency investments, the Company is not exposed to any significant concentration risk. The Company is not a trader in these securities as defined and, accordingly, the investment portfolios are classified as available for sale in accordance with SFAS No. 115 and at December 31, 1994, were carried at fair value. Prior to the adoption of SFAS No. 115, investments (except equity securities) were carried at amortized cost. Investments consisted of the following at December 31, 1994 and 1993:

                                                                  GROSS          GROSS
                                                  AMORTIZED     UNREALIZED     UNREALIZED     ESTIMATED
                      1994                          COST          GAINS          LOSSES       FAIR VALUE
- ------------------------------------------------  ---------     ----------     ----------     ----------
Asset-backed securities, primarily U.S.
  government sponsored agencies (excluding
  inverse floaters).............................   $ 9,089         $157         $   (701)      $  8,545
Bonds and Notes
  Federal, state and other governments..........     8,037           20             (522)         7,535
  Corporate.....................................     6,780           44             (500)         6,324
  Other.........................................     2,352            2             (179)         2,175
Short-term Investments..........................     2,278           --               --          2,278
Inverse Floaters................................       818            5             (262)           561
                                                   -------         ----          -------        -------
  Fixed Maturity Investments....................    29,354         $228         $ (2,164)        27,418
                                                                   ====          =======
Policy Loans....................................     2,614                                        2,614
Equity Securities...............................     1,335         $118         $   (103)         1,350
                                                                   ====          =======
Other Investments...............................     1,071                                        1,071
                                                   -------                                      -------
          Total Investments.....................   $34,374                                     $ 32,453
                                                   =======                                      =======

                   ITT HARTFORD GROUP, INC. AND SUBSIDIARIES

                                                                  GROSS          GROSS
                                                  AMORTIZED     UNREALIZED     UNREALIZED     ESTIMATED
                      1993                          COST          GAINS          LOSSES       FAIR VALUE
- ------------------------------------------------  ---------     ----------     ----------     ----------
Asset-backed securities, primarily U.S.
  government sponsored agencies.................   $10,181         $439         $   (309)      $ 10,311
Bonds and Notes
  Federal, state and other governments..........     5,610          149              (44)         5,715
  Corporate.....................................     6,635          268              (60)         6,843
  Other.........................................     1,259           33              (10)         1,282
Short-term investments..........................     3,185           --               --          3,185
                                                   -------         ----          -------        -------
  Fixed Maturity Investments....................    26,870         $889         $   (423)        27,336
                                                                   ====          =======
Policy Loans....................................     1,402                                        1,402
Equity Securities...............................     1,183         $173         $    (54)         1,302
                                                                   ====          =======
Other Investments...............................     1,008                                        1,073
                                                   -------                                      -------
          Total Investments.....................   $30,463                                     $ 31,113
                                                   =======                                      =======

     Sales of fixed maturities excluding short-term fixed maturities for the years ended December 31, 1994, 1993 and 1992 resulted in proceeds of $10.2 billion, $18.3 billion and $17.2 billion, gross gains of $193, $492 and $687 and gross losses of $212, $430 and $187, respectively. Sales of equity securities and other investments for the year ended December 31, 1994 resulted in proceeds of $1.7 billion, gross gains of $135 and gross losses of $52.

     The amortized cost and estimated fair value of fixed maturity investments at December 31, 1994 by estimated maturity is shown below. Maturities are reflected by contract date except for asset-backed securities which are distributed to maturity year based on the Company's estimate of the rate of future prepayments of principal over the remaining life of the securities. Actual maturities may differ from contractual and estimated maturities reflecting borrowers' rights to call or prepay their obligations.

                                                                     AMORTIZED     ESTIMATED
                          ESTIMATED MATURITY                           COST        FAIR VALUE
    ---------------------------------------------------------------  ---------     ----------
    1995...........................................................   $ 4,292       $  4,248
    1996-1999......................................................    12,414         11,835
    2000-2004......................................................     9,310          8,481
    Thereafter.....................................................     3,338          2,854
                                                                      -------        -------
                                                                      $29,354       $ 27,418
                                                                      =======        =======

Fair value of financial investments not disclosed elsewhere as of December 31, 1994 and 1993:

                                                              1994                        1993
                                                     -----------------------     -----------------------
                                                     CARRYING     ESTIMATED      CARRYING     ESTIMATED
                                                      AMOUNT      FAIR VALUE      AMOUNT      FAIR VALUE
                                                     --------     ----------     --------     ----------
Other Assets
  Restricted Stock -- Alcatel Alsthom Stock........    $380          $367          $380          $611

                   ITT HARTFORD GROUP, INC. AND SUBSIDIARIES

Components of investment income and gains (losses) were as follows:

                                                                  FOR THE YEARS ENDED DECEMBER
                                                                               31,
                                                                  -----------------------------
                                                                   1994        1993       1992
                                                                  -------     ------     ------
COMPONENTS OF NET INVESTMENT INCOME:
  Interest income...............................................  $ 2,167     $1,946     $1,996
  Real estate income............................................       62         58         48
  Dividends from unaffiliated companies.........................       47         39         22
  Other investment income.......................................       79         92         16
                                                                  -------     ------     ------
  Gross investment income.......................................    2,355      2,135      2,082
  Less: Investment expenses.....................................       96        102         97
                                                                  -------     ------     ------
  Net investment income.........................................  $ 2,259     $2,033     $1,985
                                                                  =======     ======     ======
COMPONENTS OF NET REALIZED GAINS (LOSSES):
  Fixed maturities..............................................  $   (19)    $   62     $  500
  Equity securities.............................................       83         66        (26)
  Real estate and other.........................................       26         42        (16)
  Less: Increase in liability to policyholders for realized
     gains......................................................       --         15         15
                                                                  -------     ------     ------
  Net realized gains............................................  $    90     $  155     $  443
                                                                  =======     ======     ======
UNREALIZED GAINS (LOSSES) ON EQUITY SECURITIES:
  Gross unrealized gains........................................  $   118     $  177     $   85
  Gross unrealized losses.......................................     (103)       (58)       (45)
                                                                  -------     ------     ------
  Net unrealized gains..........................................       15        119         40
  Deferred income tax expense...................................        5         41         13
                                                                  -------     ------     ------
  Net unrealized gains after tax................................       10         78         27
  Balance beginning of year.....................................       78         27        (21)
                                                                  -------     ------     ------
  Change in unrealized investment gains (losses)................  $   (68)    $   51     $   48
                                                                  =======     ======     ======
UNREALIZED GAINS (LOSSES) ON FIXED MATURITIES:
  Gross unrealized gains........................................  $   228     $  889     $  781
  Gross unrealized losses.......................................   (2,164)      (423)      (432)
  Unrealized losses credited to policyholders...................       46         --         --
                                                                  -------     ------     ------
  Net unrealized gains (losses).................................   (1,890)       466        349
  Tax effect at applicable statutory rates......................     (661)       163        119
                                                                  -------     ------     ------
  Net unrealized gains (losses) after tax.......................   (1,229)       303        230
  Balance beginning of year.....................................      303        230        718
                                                                  -------     ------     ------
  Change in unrealized investment gains (losses)................  $(1,532)    $   73     $ (488)
                                                                  =======     ======     ======

     The Company is an end-user of derivative financial instruments, including swaps, caps, floors and exchange traded financial futures and options as a means of prudently hedging exposure to price, foreign currency and/or interest rate risk on anticipated investment purchases or existing assets and liabilities. Approved derivatives usage must support at least one of the following objectives: to manage risk to the operations arising from price, interest rate and foreign currency volatility, to manage liquidity or to control transaction costs. The notional amounts of derivative contracts represent the basis upon which pay and receive amounts are calculated and are not reflective of credit risk. Credit risk is limited to the amounts calculated to be due to the Company on such contracts. Payment obligations between the Company and its counterparties are typically netted on a quarterly basis. The Company has policies regarding the financial stability and credit standing of its major counterparties and typically requires credit enhancement provisions to further limit its

                   ITT HARTFORD GROUP, INC. AND SUBSIDIARIES credit risk. A summary of investments segregated by major category, along with the types of derivatives and their respective notional amounts, are as follows as of December 31, 1994 (in millions):

                                                                AMOUNT HEDGED (NOTIONAL AMOUNTS)
                                         ------------------------------------------------------------------------------
                                                               PURCHASED
                                                     ISSUED      CAPS,                 INTEREST    FOREIGN
                                                     CAPS,      FLOORS,                  RATE      CURRENCY     TOTAL
                                         CARRYING    FLOORS     COLLARS     FUTURES     SWAPS       SWAPS      NOTIONAL
             ASSETS HEDGED                VALUE       (B)         (C)         (D)        (E)         (E)        AMOUNT
- ---------------------------------------  --------    ------    ---------    -------    --------    --------    --------
Asset Backed Securities (Excluding
  Inverse Floaters and Anticipatory)...  $ 8,545     $1,511     $ 2,746      $  78      $  332       $ --       $4,667
Bonds and Notes........................   16,034         --          83         98         349        222          752
Short-Term Investments.................    2,278         --          --         --          --         --           --
Policy Loans...........................    2,614         --          --         --          --         --           --
Equity Securities......................    1,350         --          --         --          --         --           --
Other Investments......................    1,071         --           3         15          13         55           86
Inverse Floaters (a)...................      561        277          63          3         786         --        1,129
Anticipatory...........................       --         --         209        210         710         --        1,129
                                         -------     ------      ------       ----      ------     ------         ----
Total Investments......................  $32,453     $1,788     $ 3,104      $ 404      $2,190       $277       $7,763
                                         =======     ======      ======       ====      ======     ======         ====
Derivative Fair Value (f)..............              $  (41)    $    29      $  --      $ (124)      $(18)      $ (154)
                                                     ======      ======       ====      ======     ======         ====

- ---------------


(a) Life operations own inverse floaters, which are variations of collateralized mortgage obligations (CMO's) for which the coupon rates move inversely with an index rate (e.g., LIBOR). The risk to principal is considered negligible as the underlying collateral for the securities is guaranteed or sponsored by government agencies. To address the volatility risk created by the coupon variability, the Company uses a variety of derivative instruments, primarily interest rate swaps and issued floors.


(b) Comprised primarily of caps of $1,663 with a weighted average strike rate of 7.8% (ranging from 6.8% to 10.2%). Over 74% mature in 1997 and 1998. Issued floors total $125 with a weighted average strike rate of 8.3% (ranging from 6.6% to 10.9%) and mature in 2004.

(c) Comprised of purchased floors of $2,056, purchased options and collars of $644 and purchased caps of $404. The floors have a weighted average strike price of 5.7% (ranging from 4.8% to 6.6%) and over 86% mature in 1997 and 1998. The options and collars generally mature in 1995 and 2002. The caps have a weighted average strike price of 7.2% (ranging from 4.5% to 8.9%) and over 66% mature in 1997 through 1999.

(d)  Over 95% of futures contracts expire before December 31, 1995.

(e)  Includes 28 contracts in various currencies, expiring through 2002.

(f) The estimated fair value is the present value of the cash flows that would result from the agreements being replaced at the year-end market rate for the remaining term of the agreements. At December 31, 1994, fair value approximated recorded amounts.

                   ITT HARTFORD GROUP, INC. AND SUBSIDIARIES

(g) The following table summarizes the maturities of interest rate swaps outstanding at December 31, 1994 and the related weighted average interest pay rate or receive rate assuming current market conditions (in millions):

                                                                                     2000 AND                LATEST
                                            1995    1996    1997    1998    1999    THEREAFTER    TOTAL     MATURITY
                                            ----    ----    ----    ----    ----    ----------    ------    --------
PAY FIXED/RECEIVE VARIABLE
Notional Value............................    --    $ 15    $ 50     --     $446       $288       $  799      2004
Weighted Avg. Pay Rate....................    --     5.0%    7.2%    --      8.2%       7.9%         7.9%
Weighted Avg. Receive Rate................    --     6.4%    5.7%    --      7.5%       6.0%         6.8%

PAY VARIABLE/RECEIVE FIXED
Notional Value............................  $471    $ 70    $100    $25     $175       $125       $  966      2002
Weighted Avg. Pay Rate....................   5.1%    5.3%    5.5%   5.3 %    5.4%       6.1%         5.4%
Weighted Avg. Receive Rate................   8.0%    7.1%    7.5%   4.0 %    4.5%       6.9%         7.0%

PAY VARIABLE/RECEIVE DIFFERENT VARIABLE
Notional Value............................  $105    $ 50    $ 18    $15     $  5       $232       $  425      2005
Weighted Avg. Pay Rate....................   4.3%    6.4%    6.8%   6.2 %     --        6.0%         5.7%
Weighted Avg. Receive Rate................  10.2%    6.3%    9.5%   6.4 %     --        6.3%         7.4%

TOTAL INTEREST RATE SWAPS.................  $576    $135    $168    $40     $626       $645       $2,190
TOTAL WEIGHTED AVG. PAY RATE..............   5.0%    5.7%    6.1%   5.6 %    7.4%       6.9%         6.4%
TOTAL WEIGHTED AVG. RECEIVE RATE..........   8.4%    6.7%    7.2%   4.9 %    6.6%       6.3%         7.0%

     In addition to derivative financial instruments pertaining to the investment portfolio, interest rate sensitivity related to certain liabilities in the Life operations was altered primarily through interest rate swap agreements. The notional amount of these agreements, in which the Company generally pays one variable rate in exchange for another, was $1.7 billion and $1.3 billion at December 31, 1994 and 1993, respectively. The weighted average pay rate is 6.2%, the weighted average receive rate is 6.6% at December 31, 1994, and these agreements mature at various times through 2004. At December 31, 1994, an additional $269 notional amount of interest rate swaps have been entered into related to the Company's variable rate debt.

SEPARATE ACCOUNTS

     The Company maintained separate account assets and liabilities totaling $23.3 billion at December 31, 1994 which are reported at fair value. Separate account assets are segregated from other investments and are not subject to claims that arise out of any other business of ITT Hartford. Investment income and gains and losses of separate accounts generally accrue directly to the policyholder. Separate accounts reflect two categories of risk assumption: non-guaranteed separate accounts totaling $15.3 billion, wherein the policyholder assumes the investment risk, and guaranteed separate accounts totaling $8.0 billion wherein ITT contractually guarantees either a minimum return or account value to the policy holder. Investment income (including investment gains and losses) on separate account assets are not reflected in the Consolidated Statements of Income. Separate account management fees, net of minimum guarantees, were $256, $189 and $92 in 1994, 1993 and 1992, respectively.

     Guaranteed separate accounts include modified guaranteed individual annuity and life insurance and universal life contracts. These contracts, with a weighted average guaranteed interest rate of 6.4%, were supported by assets totaling $8.0 billion, comprised primarily of fixed maturity investments at December 31, 1994. Risk of disintermediation associated with early withdrawals on individual annuity contracts is minimized with graded surrender charge and market value adjustment provisions.

                   ITT HARTFORD GROUP, INC. AND SUBSIDIARIES

COMMITMENTS AND CONTINGENCIES


     Regulatory: Proposition 103 is a voter initiative adopted in California in 1988 which, among other things, mandated a rollback of premium charges for the year commencing on November 8, 1988. The California Supreme Court subsequently ruled that the rollback need not be made if the insurer required higher rates in order to earn a fair rate of return. In November 1994, the California Insurance Commissioner (the "Commissioner") issued ITT Hartford an order pursuant to Proposition 103 to pay premium refunds under 1989 insurance policies with interest accruing from May 1989. The Commissioner alleged that the rates charged by ITT Hartford during 1989 in California were in excess of those allowed by Proposition 103 as modified by the California Supreme Court and that ITT Hartford's refund obligation was $95 plus interest. In December 1994, ITT Hartford responded to the Commissioner with the assertion that ITT Hartford did not have a rollback obligation. In May 1995, the newly-elected Commissioner announced that the Insurance Department had determined that ITT Hartford did not have a rollback obligation. A California consumer group exercised its statutory right on June 22, 1995 to request a hearing to examine the validity of the Insurance Department's most recent determination that ITT Hartford does not have a rollback obligation. The Commissioner granted this request and it appears that such a hearing will be held in September or October 1995.


     Asbestos and Environmental Claims: ITT Hartford establishes reserves which are estimates for both claims that have been reported and those that have been incurred but not reported and include estimates of all expenses associated with processing and settling these claims. Estimating the ultimate cost of future claims and claim adjustment expenses is an uncertain and complex process. This estimation process is based on the assumption that past developments are an appropriate predictor of future events and involves a variety of actuarial and scientific techniques that analyze experience, trends and other relevant factors.

     With regard to asbestos and environmental claims, deviations from past experience significantly impact the ability of insurance companies to estimate the ultimate reserves for unpaid losses and related settlement expenses. ITT Hartford finds that conventional reserving techniques cannot estimate the ultimate cost of these claims because of inadequate development patterns and inconsistent emerging legal doctrine. There is virtually no agreement or consistent precedent to determine what, if any, coverage exists or which, if any, policy years and insurers may be liable. Further uncertainty arises with environmental claims because claims are often made under policies, the existence of which may be in dispute, the terms of which may have changed over many years, which may or may not provide for legal defense costs, and which may or may not contain environmental exclusion clauses that may be absolute or allow for fortuitous events. Courts in different jurisdictions have reached disparate conclusions on similar issues and in certain situations have broadened the interpretation of policy coverage and liability issues. In light of the resulting extensive settlement process with asbestos and environmental claims, involving comprehensive fact gathering, subject matter expertise and intensive litigation, ITT Hartford has established an environmental claims facility to aggressively defend itself against unwarranted claims.

     The reserve for both reported and unreported asbestos and environmental claims, including reserves for expected legal defense costs was $1,191 and $1,179 at December 31, 1994 and 1993, respectively, net of reinsurance on reported losses of $969 and $937, respectively. If future social, economic or legal developments expand the original intent of policies and the scope of coverage, the need for additional reserves may arise, adversely affecting future results. Due to the uncertainties described above, a range of such reserve increases, if any, cannot be meaningfully quantified.


     Litigation: ITT Hartford is involved in various legal actions, some of which involve claims for a substantial amount. In the opinion of management, the ultimate liability with respect to such lawsuits is not expected to be material to the consolidated financial position, results of operations or cash flow of ITT Hartford.

                   ITT HARTFORD GROUP, INC. AND SUBSIDIARIES

                          BUSINESS SEGMENT INFORMATION
                                  IN MILLIONS


                                                                 1994        1993        1992
                                                                -------     -------     -------
REVENUES:
Property and Casualty.........................................  $ 7,493     $ 7,328     $ 7,446
Life..........................................................    3,609       3,010       2,416
                                                                -------     -------     -------
                                                                $11,102     $10,338     $ 9,862
                                                                =======     =======     =======
INCOME (LOSS) BEFORE INCOME TAX EXPENSE (BENEFIT), DIVIDENDS
  ON SUBSIDIARY PREFERRED STOCK, AND CUMULATIVE EFFECT OF
  ACCOUNTING CHANGES:
Property and Casualty.........................................  $   606     $   466     $  (671)
Life..........................................................      246         221         170
                                                                -------     -------     -------
                                                                $   852     $   687     $  (501)
                                                                =======     =======     =======
IDENTIFIABLE ASSETS:
Property and Casualty.........................................  $25,557     $25,764     $25,437
Life..........................................................   51,208      40,415      28,743
                                                                -------     -------     -------
                                                                $76,765     $66,179     $54,180
                                                                =======     =======     =======
GEOGRAPHICAL SEGMENT INFORMATION:
REVENUES:
North America.................................................  $ 9,696     $ 8,975     $ 8,590
Western Europe and Other......................................    1,406       1,363       1,272
                                                                -------     -------     -------
                                                                $11,102     $10,338     $ 9,862
                                                                =======     =======     =======
INCOME (LOSS) BEFORE INCOME TAX EXPENSE (BENEFIT), DIVIDENDS
  ON SUBSIDIARY PREFERRED STOCK, AND CUMULATIVE EFFECT OF
  ACCOUNTING CHANGES:
North America.................................................  $   728     $   631     $  (461)
Western Europe and Other......................................      124          56         (40)
                                                                -------     -------     -------
                                                                $   852     $   687     $  (501)
                                                                =======     =======     =======
IDENTIFIABLE ASSETS:
North America.................................................  $72,176     $62,225     $50,439
Western Europe and Other......................................    4,589       3,954       3,741
                                                                -------     -------     -------
                                                                $76,765     $66,179     $54,180
                                                                =======     =======     =======


     Income (loss) before income tax expense (benefit), dividends on subsidiary preferred stock and cumulative effect of accounting changes attributable to North American operations accounted for approximately 85%, 92% and 92% of the total for 1994, 1993, and 1992, respectively.

     Identifiable assets in North America amounted to approximately 94%, 94% and 93% of total identifiable assets as of December 31, 1994, 1993 and 1992, respectively.

                   ITT HARTFORD GROUP, INC. AND SUBSIDIARIES

                               QUARTERLY RESULTS
                         FOR 1994 AND 1993 (UNAUDITED)

                                                           THREE MONTHS ENDED
                                              ---------------------------------------------
                                              MAR. 31      JUNE 30     SEPT. 30     DEC. 31      YEAR
                                              --------     -------     --------     -------     -------
                                                                    (IN MILLIONS)
1994
Revenues....................................   $2,642      $ 2,725      $2,703      $ 3,032     $11,102
Costs and Expenses..........................   $2,444      $ 2,520      $2,463      $ 2,823     $10,250
Income Before Cumulative Effect of
  Accounting Changes........................   $  135      $   157      $  182      $   158     $   632
Net Income..................................   $  147      $   157      $  182      $   158     $   644
1993
Revenues....................................   $2,592      $ 2,515      $2,630      $ 2,601     $10,338
Costs and Expenses..........................   $2,435      $ 2,329      $2,453      $ 2,434     $ 9,651
Net Income..................................   $  112      $   139      $  156      $   130     $   537

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Directors of Caesars World, Inc.:

     We have audited the accompanying consolidated balance sheets of Caesars World, Inc. (a Florida corporation) and subsidiaries as of July 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended July 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Caesars World, Inc. and subsidiaries as of July 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended July 31, 1994, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Los Angeles, California
August 23, 1994

                      CAESARS WORLD, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    YEAR ENDED JULY 31, 1994, 1993 AND 1992

                                                               1994          1993         1992
                                                            ----------     --------     --------
                                                            (IN THOUSANDS EXCEPT PER SHARE DATA)
Revenue
  Casino..................................................  $  792,584     $772,061     $734,766
  Rooms...................................................      69,766       70,035       67,768
  Food and beverage.......................................      81,856       77,563       73,989
  Earnings of unconsolidated affiliate....................       1,958           --           --
  Other income............................................      69,602       63,800       56,775
                                                            ----------     --------     --------
                                                             1,015,766      983,459      933,298
                                                            ----------     --------     --------
Costs and expenses
  Casino..................................................     437,645      410,805      381,869
  Rooms...................................................      20,377       20,413       19,932
  Food and beverage.......................................      61,438       58,043       54,697
  Other operating expenses................................      41,182       39,373       38,051
  Selling, general and administrative.....................     187,597      185,096      173,131
  Depreciation and amortization...........................      55,857       54,574       57,681
  Provision for doubtful accounts.........................      67,165       56,044       48,048
                                                            ----------     --------     --------
                                                               871,261      824,348      773,409
                                                            ----------     --------     --------
          Operating income................................     144,505      159,111      159,889
Dividend and interest income..............................       3,345        1,748          989
Interest expense, net of amounts capitalized..............     (19,295)     (26,883)     (43,518)
                                                            ----------     --------     --------
Income before income taxes and extraordinary loss.........     128,555      133,976      117,360
Income taxes..............................................      50,194       50,761       44,652
Extraordinary loss, net of income tax benefit.............          --           --       (6,703)
                                                            ----------     --------     --------
     Net income...........................................  $   78,361     $ 83,215     $ 66,005
                                                             =========     ========     ========
Net income per common share
  Income before extraordinary loss........................  $     3.19     $   3.40     $   3.01
  Extraordinary loss......................................          --           --         (.28)
                                                            ----------     --------     --------
     Net income...........................................  $     3.19     $   3.40     $   2.73
                                                             =========     ========     ========

                See notes to consolidated financial statements.

                      CAESARS WORLD, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           AT JULY 31, 1994 AND 1993

                                     ASSETS

                                                                         1994           1993
                                                                      ----------     ----------
                                                                        (IN THOUSANDS EXCEPT
                                                                        SHARES AUTHORIZED AND
                                                                            OUTSTANDING)
Current assets
  Cash..............................................................  $   44,283     $   41,116
  Cash equivalent investments.......................................      99,216         67,500
  Receivables, net..................................................      71,341         66,041
  Inventories.......................................................      12,986         11,364
  Deferred income taxes.............................................      37,120         42,748
  Prepaid expenses and other........................................      11,895         12,366
                                                                      ----------     ----------
          Total current assets......................................     276,841        241,135
Property and equipment, net.........................................     626,740        616,393
Excess cost of investments over net assets acquired.................      52,671         52,916
Investments in and advances to unconsolidated affiliates............      12,393             --
Other assets........................................................      49,376         45,275
                                                                      ----------     ----------
                                                                      $1,018,021     $  955,719
                                                                       =========      =========

                             LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Current maturities of long-term debt..............................  $   27,778     $   28,344
  Accounts payable and accrued expenses.............................     132,337        127,754
  Income taxes......................................................      19,186          9,361
                                                                      ----------     ----------
          Total current liabilities.................................     179,301        165,459
Long-term debt, net of current maturities...........................     212,556        243,024
Other liabilities, including deferred income taxes of $20,015 and
  $29,282...........................................................      69,297         74,346
Commitments and contingencies
Shareholders' equity
  Common stock, $.10 par value; 50,000,000 shares authorized;
     24,872,862 and 24,619,631 shares outstanding...................       2,620          2,590
  Additional paid-in capital........................................     128,028        117,399
  Common stock in treasury..........................................     (32,695)       (30,358)
  Deferred compensation.............................................     (18,852)       (16,146)
  Retained earnings.................................................     477,766        399,405
                                                                      ----------     ----------
          Total shareholders' equity................................     556,867        472,890
                                                                      ----------     ----------
                                                                      $1,018,021     $  955,719
                                                                       =========      =========

                See notes to consolidated financial statements.

                      CAESARS WORLD, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                    YEAR ENDED JULY 31, 1994, 1993 AND 1992

                                       COMMON STOCK
                                   --------------------   ADDITIONAL    COMMON
                                     SHARES                PAID-IN     STOCK IN     DEFERRED     RETAINED
                                   OUTSTANDING   AMOUNT    CAPITAL     TREASURY   COMPENSATION   EARNINGS    TOTAL
                                   -----------   ------   ----------   --------   ------------   --------   --------
                                                       (IN THOUSANDS EXCEPT SHARES OUTSTANDING)
BALANCE JULY 31, 1991............   23,966,295   $2,516    $  99,703   $(27,034)    $(12,190)    $250,185   $313,180
  Stock options exercised........      189,547       20        2,474         --           --           --      2,494
  Issuance of restricted stock
     grants......................      206,900       21        6,122         --       (6,143)          --         --
  Amortization of deferred
     compensation................           --       --           --         --        5,120           --      5,120
  Common stock purchased and held
     in treasury.................      (54,718)      --           --     (1,986)          --           --     (1,986)
  Other..........................      (13,084)      (2)        (507)        --          344           --       (165)
  Net income.....................           --       --           --         --           --       66,005     66,005
                                    ----------   ------     --------   --------     --------     --------   --------
BALANCE JULY 31, 1992............   24,294,940    2,555      107,792    (29,020)     (12,869)     316,190    384,648
  Stock options exercised........       71,378        7        1,139         --           --           --      1,146
  Issuance of restricted stock
     grants......................      197,700       20        8,444         --       (8,464)          --         --
  Amortization of deferred
     compensation................           --       --           --         --        5,081           --      5,081
  Common stock purchased and held
     in treasury.................      (34,243)      --           --     (1,338)          --           --     (1,338)
  Other..........................       89,856        8           24         --          106           --        138
  Net income.....................           --       --           --         --           --       83,215     83,215
                                    ----------   ------     --------   --------     --------     --------   --------
BALANCE JULY 31, 1993............   24,619,631    2,590      117,399    (30,358)     (16,146)     399,405    472,890
  Stock options exercised........       51,267        5          854         --           --           --        859
  Issuance of restricted stock
     grants......................      199,781       20       10,195         --      (10,215)          --         --
  Amortization of deferred
     compensation................           --       --           --         --        6,522           --      6,522
  Common stock purchased and held
     in treasury.................      (44,048)      --           --     (2,337)          --           --     (2,337)
  Other..........................       46,231        5         (420)        --          987           --        572
  Net income.....................           --       --           --         --           --       78,361     78,361
                                    ----------   ------     --------   --------     --------     --------   --------
BALANCE JULY 31, 1994............   24,872,862   $2,620    $ 128,028   $(32,695)    $(18,852)    $477,766   $556,867
                                    ==========   ======     ========   ========     ========     ========   ========

                See notes to consolidated financial statements.

                      CAESARS WORLD, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    YEAR ENDED JULY 31, 1994, 1993 AND 1992

                                                               1994         1993         1992
                                                             --------     --------     --------
                                                                       (IN THOUSANDS)
Cash flows from operating activities:
  Net income...............................................  $ 78,361     $ 83,215     $ 66,005
  Reconciliation of net income to net cash provided
     by operating activities:
     Depreciation and amortization.........................    55,857       54,574       57,681
     Deferred income taxes.................................    (3,578)       3,062       (9,183)
     Extraordinary loss....................................        --           --        6,703
     Amortization of deferred compensation and other,
       net.................................................     7,791        6,538        5,337
  Changes in assets and liabilities due to operating
     activities:
     Receivables, net......................................    (5,300)      (3,047)     (10,147)
     Other, net............................................     3,005       (5,666)       1,249
                                                             --------     --------     --------
          Net cash provided by operating activities........   136,136      138,676      117,645
                                                             --------     --------     --------
Cash flows from investing activities:
  Purchases of property and equipment......................   (65,366)     (40,795)     (41,700)
  Other, net...............................................    (2,763)      (3,425)      (1,992)
                                                             --------     --------     --------
          Net cash used for investing activities...........   (68,129)     (44,220)     (43,692)
                                                             --------     --------     --------
Cash flows from financing activities:
  Reductions in debt and obligations under capital
     leases................................................   (32,898)    (309,906)     (62,615)
  Issuance of 8 7/8% Senior Subordinated Notes.............        --      150,000           --
  Increase in long-term bank borrowings....................        --      125,000           --
  Purchase and retirement of common stock..................    (2,337)      (1,338)      (1,986)
  Debt issuance costs......................................        --       (3,301)          --
  Issuance of common stock and other, net..................     2,111        1,369        2,454
                                                             --------     --------     --------
          Net cash used for financing activities...........   (33,124)     (38,176)     (62,147)
                                                             --------     --------     --------
Increase in cash and cash equivalent investments...........    34,883       56,280       11,806
Cash and cash equivalent investments at the beginning
  of the period............................................   108,616       52,336       40,530
                                                             --------     --------     --------
Cash and cash equivalent investments at the end of the
  period...................................................  $143,499     $108,616     $ 52,336
                                                             ========     ========     ========
Supplemental cash flow disclosures
  Interest paid, net of amount capitalized.................  $ 19,209     $ 30,268     $ 42,919
                                                             ========     ========     ========
  Federal and state income taxes paid, net of refunds......  $ 43,444     $ 53,435     $ 48,292
                                                             ========     ========     ========

                See notes to consolidated financial statements.

                      CAESARS WORLD, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Caesars World, Inc. (the Company) and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated. Investments in unconsolidated affiliates are stated at cost adjusted by equity in undistributed earnings. Certain reclassifications have been made to prior years' amounts to conform with the 1994 presentation.

     The excess cost of investments over net assets acquired subsequent to 1969 is being amortized over 40 years. The excess cost over net assets acquired includes $43,971,000 relating to the purchase of Caesars Palace in 1969 which is believed to have continuing value and, accordingly, is not being amortized.

CASINO REVENUE AND PROMOTIONAL ALLOWANCES

     Casino revenue represents the net win from gaming wins and losses. Revenue excludes the retail value of rooms, food, beverage, entertainment and other promotional allowances provided on a complimentary basis to customers. The estimated retail value of these promotional allowances was $117,760,000; $106,613,000 and $103,727,000 for the years ended July 31, 1994, 1993 and 1992, respectively. The estimated costs of such promotional allowances have been classified primarily as casino costs and expenses as follows:

                                                                  YEAR ENDED JULY 31
                                                            -------------------------------
                                                             1994        1993        1992
                                                            -------     -------     -------
                                                                    (IN THOUSANDS)
    Rooms.................................................  $16,857     $14,502     $13,298
    Food and beverage.....................................   58,661      54,520      53,374
    Other operating expenses..............................   11,446      10,105       9,036
                                                            -------     -------     -------
                                                            $86,964     $79,127     $75,708
                                                            =======     =======     =======

CASH EQUIVALENT INVESTMENTS

     There were no significant realized or unrealized gains or losses from cash equivalent investments during the years ended July 31, 1994, 1993 and 1992. Cash equivalent investments were stated at cost and consisted of commercial paper and other short-term instruments with maturities of less than three months at the date of purchase. The cost of these investments approximates market value. It is the Company's policy to limit the amount of its credit exposure with any one company and investments are made only in investment instruments of companies having high credit ratings.

INVENTORIES

     Inventories are stated at the lower of cost or market, determined principally on the first-in, first-out basis.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and include interest on funds borrowed to finance construction. Capitalized interest was $105,000; $37,000 and $32,000 in fiscal 1994, 1993 and 1992, respectively. Depreciation and amortization are provided for on the straight-line method over the following estimated useful lives:

        Buildings and improvements.....................................  5 to 40 years
        Leasehold improvements.........................................  3 to 40 years
        Furniture, fixtures and equipment..............................  2 to 10 years
        Property under capital leases..................................  5 to 20 years

                      CAESARS WORLD, INC. AND SUBSIDIARIES

     Betterments, renewals and extraordinary repairs that extend the life of the asset are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation applicable to assets retired are removed from the accounts and the gain or loss on disposition is recognized in income.

AMORTIZATION OF LOAN COSTS

     Debt discount and loan issuance costs in connection with long-term debt are capitalized and amortized to expense during the period the debt is outstanding.

INCOME TAXES

     The Company and its subsidiaries file a consolidated federal income tax return. Deferred income taxes are provided for timing differences between book and tax recognition of revenues and expenses. The income tax benefit realized upon exercise of non-qualified stock options and early disposition of incentive stock options is credited to additional paid-in capital.

     The Omnibus Budget Reconciliation Act of 1993, enacted in August 1993, contained a corporate tax rate increase from 34 to 35 percent retroactive to January 1, 1993. In accordance with generally accepted accounting principles, the retroactive effect of this change was recognized in the first quarter of fiscal 1994 and approximated $700,000.

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109 (SFAS 109) on accounting for income taxes. The Company adopted the accounting and disclosure rules prescribed by SFAS 109 in the first quarter of fiscal 1994. The Company elected to adopt SFAS 109 by recognizing a cumulative adjustment which did not have a material effect on the Company's financial position or results of operations.

POSTEMPLOYMENT BENEFITS

     In November 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 112 (SFAS 112), "Employers' Accounting for Postemployment Benefits," which requires accrual accounting for benefits offered to employees after employment, but before retirement. The adoption of SFAS 112 did not have significant impact on the Company's financial position or results of operations.

NET INCOME PER COMMON SHARE

     Net income per common share is based upon the weighted average number of common stock and common stock equivalents outstanding which were 24,567,000; 24,475,000 and 24,167,000 for the years ended July 31, 1994, 1993 and 1992, respectively.

                      CAESARS WORLD, INC. AND SUBSIDIARIES

NOTE 2.  RECEIVABLES

ACCOUNTS RECEIVABLE

     Components of receivables were as follows:

                                                                      AT JULY 31
                                                                 ---------------------
                                                                   1994         1993
                                                                 --------     --------
                                                                    (IN THOUSANDS)
        Accounts and notes receivable
          Casino...............................................  $107,061     $ 94,890
          Hotel................................................     4,283        4,401
          Other................................................     5,258        3,521
                                                                 --------     --------
                                                                  116,602      102,812
        Less allowance for doubtful accounts...................    45,261       36,771
                                                                 --------     --------
                                                                 $ 71,341     $ 66,041
                                                                 ========     ========

     At July 31, 1994, approximately 61 percent of the Company's casino receivables were from customers whose primary residence is outside the United States with no significant concentration in any one foreign country.

CONTINGENT RECEIVABLE

     In 1993, the Company announced it had entered into a management operating agreement with one of the bidders for a casino development in New Orleans. In August 1993, the bid was awarded to another operator and the Company's participation in the project ended. Pursuant to a settlement agreement with the Company's former co-venturer in the New Orleans project, the Company is to receive $5,000,000 for the Company's expenses and pre-development services contingent upon the co-venturer obtaining financing to construct a casino development in New Orleans in association with the successful bidder for the project. The Company is unable to predict the timing or probability of collecting this settlement.

NOTE 3.  PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following:

                                                                     AT JULY 31
                                                              -------------------------
                                                                 1994           1993
                                                              ----------     ----------
                                                                   (IN THOUSANDS)
        Land................................................  $   76,582     $   76,470
        Buildings and improvements..........................     584,064        562,815
        Leasehold improvements..............................      86,138         80,550
        Furniture, fixtures and equipment...................     258,807        284,574
        Construction in progress............................      22,369          5,933
        Property under capital leases.......................      22,267         22,699
                                                              ----------     ----------
                                                               1,050,227      1,033,041
        Less accumulated depreciation and amortization......     423,487        416,648
                                                              ----------     ----------
                                                              $  626,740     $  616,393
                                                              ==========     ==========

NOTE 4.  INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED AFFILIATES

     In December 1993 a newly-formed corporation, Windsor Casino, Limited (WCL), owned equally by the Company, Circus Circus Enterprises, Inc. and a subsidiary of Hilton Hotels Corporation, was selected by the

                      CAESARS WORLD, INC. AND SUBSIDIARIES
government of Ontario, Canada, to develop and operate the province's first casino, in the city of Windsor. In May 1994, a 50,000-square-foot interim casino was opened in Windsor. The interim casino is owned by the government of Ontario and operated by WCL. WCL receives 2.75 percent of gross operating revenue and 5 percent of net operating margins (as defined in the management agreement) of the interim casino. Cash advances of $14,591,000 were made by each shareholder of WCL, including the Company, prior to June 1994 of which $4,531,000 had been repaid to each shareholder at July 31, 1994. During the second quarter of fiscal 1995, WCL is expected to borrow from a syndicate of banks, using a portion of the funds to repay the remaining outstanding cash advances made to WCL by its three shareholders. Each of the WCL shareholders, including the Company, is expected to guarantee one-third of these bank borrowings. The WCL bank loan is expected to be repaid from cash generated from operations.

     The permanent facility to be built in Windsor is in the planning stage and is expected to include a 75,000-square-foot casino, a 300-room hotel, food and beverage outlets and other amenities. This complex is expected to be open in fiscal 1997 and will be built on a 13-acre site in downtown Windsor in view of the Detroit, Michigan skyline. The estimated cost of this complex is $300,000,000 of which a portion will be advanced by each of the shareholders of WCL, including the Company.

     The Company continues to explore gaming and expansion opportunities in the United States and internationally. At July 31, 1994, two other refundable advances had been made for expansion projects which are in preliminary development stages. All costs and expenses incurred to explore expansion opportunities for the Company are charged to general and administrative expenses until it is determined the project will be developed.

NOTE 5.  SHORT-TERM BANK BORROWINGS

     Since August 1992, the Company has had no outstanding short-term bank borrowings (see Note 7). During fiscal 1992 the Company's short-term borrowings under a $10,000,000 unsecured bank revolving credit facility totaled $7,200,000 and the interest rate was 3 7/8 percent at July 31, 1992. The average outstanding borrowings during fiscal 1992 were $7,200,000, computed by using the daily balances, and the weighted average interest rate was 5.4 percent, computed by dividing short-term interest expense by the average short-term debt outstanding. The maximum borrowings outstanding at any month-end during fiscal 1992 totaled $7,200,000.

NOTE 6.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses consisted of the following:

                                                                      AT JULY 31
                                                                 ---------------------
                                                                   1994         1993
                                                                 --------     --------
                                                                 (IN THOUSANDS)
        Accounts payable.......................................  $ 47,052     $ 46,804
        Accrued interest.......................................     6,327        6,540
        Accrued progressive slot machine jackpots..............     6,359        5,458
        Accrued salaries, wages and employee benefits..........    24,171       24,199
        Short-term portion of capital lease obligations
          payable..............................................     1,046        1,919
        Other accrued expenses.................................    47,382       42,834
                                                                 --------     --------
                                                                 $132,337     $127,754
                                                                 ========     ========

                      CAESARS WORLD, INC. AND SUBSIDIARIES

NOTE 7.  LONG-TERM DEBT

     Long-term debt consisted of the following:

                                                                      AT JULY 31
                                                                 ---------------------
                                                                   1994         1993
                                                                 --------     --------
                                                                 (IN THOUSANDS)
        Amounts due under Bank Loan agreement, at floating
          rates approximating prime or an alternative
          negotiated rate which at July 31, 1994, was
          approximately 5.48 percent...........................  $ 90,334     $118,111
        Senior subordinated notes, due August 15, 2002, at
          8 7/8 percent payable semi-annually in February and
          August...............................................   150,000      150,000
        Mortgages payable bearing interest at rates between 8
          and 9 3/4 percent, secured by property, retired in
          1994.................................................        --        3,257
                                                                 --------     --------
                                                                  240,334      271,368
        Less current maturities................................    27,778       28,344
                                                                 --------     --------
                                                                 $212,556     $243,024
                                                                 ========     ========

     In August 1992 the Company entered into a $275,000,000 unsecured credit facility (Bank Loan) with a syndicate of banks. This facility consists of a $125,000,000 Term Loan which had an outstanding balance of $83,334,000 and $111,111,000, at July 31, 1994 and 1993, respectively. The facility also includes a $150,000,000 Revolver which had a $7,000,000 outstanding balance at July 31, 1994 and 1993. The Term Loan is payable in equal installments of $13,889,000 on September 30 and March 31 each year until final payment is made on March 31, 1997, and interest is payable quarterly or earlier.

     The proceeds from the Term Loan were used for the retirement of certain debt that was outstanding at July 31, 1992. In August 1992, $7,000,000 of the revolving portion of the facility was utilized to replace the outstanding portion of a short-term bank credit line of a subsidiary. Although the revolving credit facility is utilized for working capital and general corporate purposes, it is classified as long-term due to its maturity on October 31, 1997. At July 31, 1994, a provision of the Bank Loan agreement restricted the Company from making cash dividends in excess of $196,604,000. The Company incurs commitment fees of 5/16 to 1/2 percent on the unused portion of the credit facilities and the interest rate fluctuates depending upon the Company's financial leverage and the selection of one of the borrowing rate alternatives available at the option of the Company, one of which approximates the bank's prime rate. The fair value of the borrowings under the Bank Loan approximates the carrying amount of the debt.

     On August 15, 1992, the Company issued $150,000,000 of 8 7/8 percent Senior Subordinated Notes (the Notes) that mature in 2002. The Notes are subordinated to all senior indebtedness (as defined in the Indenture), which includes the indebtedness under the Bank Loan agreement, are effectively subordinated to liabilities of the Company's subsidiaries and are senior in the right of payment to other subordinated indebtedness. The Notes are redeemable at the Company's option, in whole or in part, beginning August 15, 1997, at a premium price of
103.27 percent, declining annually to par at August 15, 2000, and thereafter. The original issue discount and costs are being amortized over the term of the Notes. At July 31, 1994, the estimated fair value of the Notes was approximately $147,750,000, based on the quoted market trading price.

     The proceeds from the Notes and cash available from operations together with $115,000,000 of the Term Loan were used on October 1, 1992, to retire the $241,200,000 of principal outstanding plus the accrued interest thereon and a redemption premium of 2.25 percent of the principal amount. In December 1992 the outstanding principal on one of the mortgages payable which was secured by property in Las Vegas was retired. The retirement of the above described debt prior to its maturity resulted in an extraordinary charge, net of income tax benefit, in July 1992 of $6,703,000.

                      CAESARS WORLD, INC. AND SUBSIDIARIES

     Prior to August 1992 the Company had a $250,000,000 unsecured credit facility with a syndicate of banks. The facility consisted of a $100,000,000 term loan with an outstanding balance at July 31, 1992, of $25,000,000 and a $150,000,000 revolving credit facility with no outstanding amount.

     The Bank Loan agreement and the Notes, as well as the previous loan agreements covering 1992, contain covenants, among others, that require the maintenance of certain financial ratios and include restrictions on the Company and its subsidiaries with respect to additional debt, dividends, stock repurchases, sales of certain assets, investments and capital expenditures, mergers, consolidations and similar transactions, liens, acquisitions, disposition of property, and prepayment of other debt. Cross default clauses provide that the default under either the Notes or the Bank Loan agreement may result in the acceleration of the other. The loss or suspension of a gaming license which has a potential $15,000,000 charge to operations of the Company and is determined by the banks to be materially adverse to the bank's investment would constitute a default under the Bank Loan agreement. Also, the bank agreement requires guarantees by specified subsidiaries of the Company.

     The annual maturities of long-term debt as of July 31, 1994, follow:

                              YEAR ENDING JULY 31                (IN THOUSANDS)
                -----------------------------------------------  --------------
                1995...........................................     $ 27,778
                1996...........................................       27,778
                1997...........................................       27,778
                1998...........................................        7,000
                1999...........................................           --
                Thereafter.....................................      150,000
                                                                    --------
                                                                    $240,334
                                                                    ========

NOTE 8.  INCOME TAXES

     The provision (benefit) for income taxes consisted of the following:

                                                                  YEAR ENDED JULY 31
                                                            -------------------------------
                                                             1994        1993        1992
                                                            -------     -------     -------
                                                                    (IN THOUSANDS)
    Current
      Federal.............................................  $47,604     $40,217     $43,727
      State...............................................    6,168       7,482       6,656
    Deferred..............................................   (3,578)      3,062      (9,183)
                                                            -------     -------     -------
                                                            $50,194     $50,761     $41,200
                                                            =======     =======     =======

     The provision (benefit) for income taxes is included in the financial statements as follows:

                                                                  YEAR ENDED JULY 31
                                                            -------------------------------
                                                             1994        1993        1992
                                                            -------     -------     -------
                                                                    (IN THOUSANDS)
    Income before extraordinary loss......................  $50,194     $50,761     $44,652
    Extraordinary loss....................................       --          --      (3,452)
                                                            -------     -------     -------
                                                            $50,194     $50,761     $41,200
                                                            =======     =======     =======

                      CAESARS WORLD, INC. AND SUBSIDIARIES

     The provision (benefit) for deferred income taxes represents temporary differences in the recognition of revenue and expenses for tax and financial statement purposes. The tax effects of these differences were as follows:

                                                                  YEAR ENDED JULY 31
                                                            -------------------------------
                                                             1994        1993        1992
                                                            -------     -------     -------
                                                                    (IN THOUSANDS)
    Depreciation..........................................  $(1,127)    $   418     $  (592)
    Provision for doubtful accounts.......................   (2,809)      3,023         268
    Accrued liabilities...................................      461      (2,992)     (4,636)
    Extraordinary loss on early extinguishment of debt....       --       3,452      (3,452)
    Other, net............................................     (103)       (839)       (771)
                                                            -------     -------     -------
                                                            $(3,578)    $ 3,062     $(9,183)
                                                            =======     =======     =======

     The income tax effects of temporary differences between financial and income tax reporting that gave rise to deferred income tax assets and liabilities at July 31, 1994, under the provisions of SFAS No. 109, were as follows:

                                                          ASSETS      LIABILITIES   TOTAL
                                                          -------     --------     --------
                                                                   (IN THOUSANDS)
    Current deferred income taxes
      Bad debt reserves.................................  $17,601     $     --     $ 17,601
      Accrued expenses..................................   13,619           --       13,619
      Other.............................................    5,900           --        5,900
                                                          -------     --------     --------
                                                          $37,120     $     --     $ 37,120
                                                          =======     ========     ========
    Non-current deferred income taxes
      Depreciation......................................  $    --     $(38,137)    $(38,137)
      Deferred compensation.............................    3,943           --        3,943
      Accrued expenses..................................   11,291           --       11,291
      Other.............................................    5,223       (2,335)       2,888
                                                          -------     --------     --------
                                                          $20,457     $(40,472)    $(20,015)
                                                          =======     ========     ========

     The provision for income taxes differed from the amount computed at the statutory rate as follows:

                                                                  YEAR ENDED JULY 31
                                                            -------------------------------
                                                             1994        1993        1992
                                                            -------     -------     -------
                                                                    (IN THOUSANDS)
    Federal income taxes at statutory rate................  $44,995     $45,552     $36,450
    State income taxes, net of federal benefit............    4,078       4,972       4,060
    Other, net............................................    1,121         237         690
                                                            -------     -------     -------
                                                            $50,194     $50,761     $41,200
                                                            =======     =======     =======

     The Internal Revenue Service has examined the Company's federal consolidated income tax returns through fiscal 1988 and is currently examining the returns for fiscal 1989 through 1992.

NOTE 9.  LEASES

     The Company and its subsidiaries lease land, buildings and equipment under noncancelable lease agreements with primary terms which expire at various dates through 2076. The leases generally provide that the Company pay the taxes, insurance and maintenance expenses related to the leased assets. Major leased

                      CAESARS WORLD, INC. AND SUBSIDIARIES
assets, which have been capitalized, include land in Atlantic City unrelated to current operations, and the land and buildings of two of the Company's Pocono resorts.

     In January 1992 the Company exercised a $6,500,000 purchase option for a land lease upon which a portion of the Caesars Atlantic City hotel is located. The lease required payments of $247,000 in fiscal 1992, prior to the exercise of the option.

     Caesars Atlantic City also owns approximately 1.2 acres and leases approximately six acres of property in Atlantic City, including an entire block of Boardwalk frontage which may be suitable for development of a casino/hotel. The capitalized lease expires in 2076 and requires annual payments of $875,000; the property may be purchased for $13,000,000. The purchase option price will increase by $500,000 in August 1997 and another $500,000 every 10 years thereafter.

     Two of the Company's resorts in the Pocono mountains of Pennsylvania are operated under leases whose initial 20-year-lease terms expire on January 31, 1995. The leases include purchase options at the fair market value of the lease properties excluding personal property, goodwill and other intangibles. The Company currently anticipates exercising the purchase options to acquire the properties in fiscal 1995. The fair market value purchase price will be determined by an independent appraisal. The Company also maintains a letter of credit ($2,865,000 at July 31, 1994) under an agreement with the New Jersey Casino Control Commission for the payment of the remaining future lease rentals on the two leases.

     The Caesars Tahoe land and building are leased pursuant to an operating lease which expires in 2004 and is renewable for two additional 25-year periods. The lease provides for a minimum rent of $2,606,000 for fiscal 1995, increasing by $75,000 per year in each subsequent year, and for percentage rent of 20 percent of the casino/hotel's net profit (as therein defined). Additionally, the lease required payments to discharge the lessor's obligations of a mortgage loan and the final payment was made by the Company in fiscal 1994. The aggregate fixed lease payments, including amounts paid on the mortgage note, are amortized on a straight-line basis over the remaining initial lease term. At July 31, 1994, there was $11,165,000 of prepaid rent included in "Other Assets" related to this lease accounting.

     Future minimum lease payments for all leases at July 31, 1994, are as follows:

                                                                      OPERATING     CAPITAL
                                                                      ---------     -------
                                                                         (IN THOUSANDS)
                          YEAR ENDING JULY 31
    ----------------------------------------------------------------
    1995............................................................   $ 5,264      $ 1,963
    1996............................................................     4,172          898
    1997............................................................     3,692          898
    1998............................................................     3,662          948
    1999............................................................     3,694          948
    Thereafter......................................................    18,584       84,385
                                                                       -------      -------
    Total minimum lease payments....................................   $39,068       90,040
                                                                       =======
    Less amount representing interest...............................                 79,587
                                                                                    -------
    Present value of minimum lease payments.........................                 10,453
    Less current maturities of obligations under capital leases.....                  1,046
                                                                                    -------
    Long-term obligations under capital leases......................                $ 9,407
                                                                                    =======

                      CAESARS WORLD, INC. AND SUBSIDIARIES

     Rental expense was comprised of the following:

                                                                    YEAR ENDED JULY 31
                                                                ---------------------------
                                                                 1994      1993      1992
                                                                -------   -------   -------
                                                                      (IN THOUSANDS)
    Minimum rentals under lease obligations...................  $10,084   $10,688   $10,177
    Contingent rentals under operating and capital leases.....      566       562        76
                                                                -------   -------   -------
                                                                $10,650   $11,250   $10,253
                                                                =======   =======   =======

NOTE 10.  CAPITAL STOCK, STOCK OPTIONS AND INCENTIVES

     The authorized capital stock of the Company consists of 1,000,000 shares of $1 par value preferred stock and 50,000,000 shares of 10 cents par value common stock. No preferred stock has been issued. Common stock outstanding was net of 1,343,951; 1,299,903 and 1,265,660 treasury shares at July 31, 1994, 1993 and
1992, respectively. The Company has designated 250,000 shares of the authorized preferred stock as constituting Series A Junior Participating Preferred Stock for purposes of the Shareholders' Rights Plan described below. Upon issuance, each share of such preferred stock will have a $2 dividend (subject to adjustment in certain cases) which will be payable prior to any dividends on common stock. Each share will have 200 votes and shall vote as a class with common stock (with special voting provisions to apply in the event of a dividend default).

     In January 1989 the Board of Directors of the Company authorized a Shareholders' Rights Plan and declared a dividend of one right for each share of common stock. The rights may only become exercisable under certain circumstances involving actual or potential acquisitions of the Company's common stock by a specified person or affiliated group. If the rights become exercisable and are not redeemed by the Company, the holder may be entitled to purchase or receive upon exercise, depending on the circumstances, units consisting of one two-hundredth of a share of the Company's $1 par value Series A Junior Participating Preferred Stock at a price of $125 per share (subject to adjustment), shares of the Company's common stock or other assets with a value equal to twice the exercise price, or shares of the common stock of the acquirer at one-half the then market price. The rights expire in January 1999 unless they are exercised or redeemed. Until certain specified dates, the Company may redeem the rights at one cent per share. Rights owned by certain specified shareholders may be void. The provisions concerning the rights are set forth in a Rights Agreement between the Company and the Rights Agent.

     The Company has a long-term stock incentive program (the Program) which authorizes the issuance of various stock incentives to officers and key employees, including options, stock appreciation rights, and stock bonuses in the form of restricted stock grants or contingent shares. At July 31, 1994, 123 employees were participating in the Program. Under the terms of the Program, as amended by the shareholders in December 1988 and November 1990, 2,655,126 shares of common stock may be used for awards, of which 391,088 were unissued at July 31, 1994. Employee stock options under the Program expire after 10 years and usually become exercisable either in four or five equal annual installments commencing one year after the date of grant or in one installment one year after the date of grant. Under the terms of such options, adjustments will be made for changes resulting from stock dividends, stock splits and similar changes. Exercisability of such options is on a cumulative basis. Employee stock options for 244,953 shares were exercisable as of July 31, 1994. The Audit and Compensation Committee of the Board of Directors may accelerate exercisability of stock options at its discretion including, without limitation, acceleration due to the occurrence of certain specified contingencies.

     As of July 31, 1994, there were outstanding unvested grants of restricted stock in the amount of 751,429 shares held among 72 employees (including 13 officers) which will vest in fiscal years as follows: 152,115 in 1995; 214,871 in 1996; 192,166 in 1997; 127,507 in 1998 and 64,770 in 1999. Contingent
incentive shares

                      CAESARS WORLD, INC. AND SUBSIDIARIES
totaling 90,174 shares (net of forfeitures) granted to 41 employees (including nine officers) principally in December 1989 were outstanding at July 31, 1994. These shares vest in fiscal years as follows: 89,340 in 1995 and 834 in 1996. The restricted stock grants and contingent incentive share grants become fully vested in the event of a change in control (as defined). As to officers, sale of the contingent incentive shares is restricted for two years following vesting subject to certain contingencies. Deferred compensation equivalent to the market value on the date of grant was charged to shareholders' equity and is being amortized over the respective vesting periods. The amount amortized was $5,840,000; $4,997,000 and $4,956,000 in fiscal 1994, 1993 and 1992, respectively. During fiscal 1994, 180,183 shares of such awards vested.

     A non-employee directors' plan (the Plan) authorizes the issuance of options on 100,000 shares of common stock to non-employee directors, of which options covering 40,000 shares were unissued at July 31, 1994. Options for 4,000; 11,000 and 22,000 shares were exercised in fiscal 1994, 1993 and 1992, respectively. The 23,000 options outstanding at July 31, 1994, were all exercisable and include 3,000 granted at a price of $32.13; 5,000 granted at a price of $15.19; 5,000 granted at a price of $28.19; 5,000 granted at a price of $39.38; and 5,000 granted at a price of $51.13. All stock options granted under the Plan become exercisable six months after grant and expire five years from the date of grant. Persons eligible under the Plan are not eligible for awards under the Program. Option prices under the Plan equal the fair market value of the stock on the date of grant. Grant or exercise of stock options under the Plan or the Program does not result in a charge to earnings.

     Prior to 1990, unlimited stock appreciation rights were granted to certain officers of the Company. As a result of changes in the market price of the common stock subsequent to the date of grant, the Company recorded a credit of $265,000 in fiscal 1994 and incurred charges of $1,838,000 and $429,000 in 1993 and 1992, respectively. During fiscal 1994, an officer exercised a tandem unlimited stock appreciation right with respect to a stock option for 30,000 shares, realizing $427,000 of taxable income, and the related stock option was terminated. At July 31, 1994, there were 145,000 unlimited stock appreciation rights outstanding to three officers. As of July 31, 1994, three officers and five non-employee directors had been granted 46,125 limited stock appreciation rights. These limited stock appreciation rights were issued in tandem with stock options and are only exercisable in the event of certain specified changes in the ownership of the Company. Surrender of the related option (or portion thereof) on exercise of the right, generally entitles the optionee or holder to receive in cash the difference between the exercise price of the outstanding option and the higher of the stock market price for the 60 days prior to exercise or the tender or exchange offer price with respect to the Company's common shares. Future exercisability of the limited stock appreciation rights will result in a charge to earnings based upon the value of such rights when they become exercisable.

                      CAESARS WORLD, INC. AND SUBSIDIARIES

     Employee and director stock option activity during the three-year period ended July 31, 1994, was as follows:

                                                                           EXERCISE PRICE
                                                                                RANGE
                                                                          -----------------
                                                              SHARES       FROM        TO
                                                             --------     ------     ------
    Outstanding at July 31, 1991...........................   705,276     $10.69     $32.13
      Granted..............................................    23,800      28.19      29.69
      Exercised............................................  (189,547)     10.69      24.44
      Expired or cancelled.................................   (11,840)     13.25      32.13
                                                             --------
    Outstanding at July 31, 1992...........................   527,689      11.63      32.13
      Granted..............................................    88,500      29.63      42.81
      Exercised............................................   (71,378)     11.63      32.13
      Expired or cancelled.................................    (6,220)     13.25      29.69
                                                             --------
    Outstanding at July 31, 1993...........................   538,591      13.25      42.81
      Granted..............................................   157,300      39.06      51.13
      Exercised............................................   (51,267)     13.25      42.81
      Expired or cancelled.................................   (67,460)     13.25      51.13
                                                             --------
    Outstanding at July 31, 1994...........................   577,164      13.25      51.13
                                                             ========

     The above chart does not include a non-qualified option, with a ten-year vesting period, granted on January 19, 1994, to a third party at a price of $55.50 in return for services to be rendered. This option vests in three equal annual installments beginning January 19, 1995.

     The number of shares covered by options which are scheduled to become exercisable during the next five fiscal years are as follows: 127,854 in both 1995 and 1996; 81,023 in 1997; 43,250 in 1998; and 29,230 in 1999.

NOTE 11.  PENSION PLANS

     The Company has defined benefit pension plans covering any officer or other employee designated as a key executive of the Company and its subsidiaries. The benefits are based on years of service (not to exceed 30) and the employee's highest five years of compensation during the last 10 years of employment. The Company has funded the vested benefits of certain current employees by making contributions to revocable trusts. Income earned by the trusts accrues to the benefit of the Company. At July 31, 1994, the amount in these revocable trusts was $12,756,000 and is recorded in "Other Assets." Such trusts shall become irrevocable in the event of a change of control (as defined).

                      CAESARS WORLD, INC. AND SUBSIDIARIES

The following table sets forth the plans' status and amounts recognized in the Company's financial statements:

                                                                           AT JULY 31
                                                                       -------------------
                                                                        1994        1993
                                                                       -------     -------
                                                                         (IN THOUSANDS)
    Actuarial present value of benefit obligations:
      Accumulated benefit obligation, including vested benefit
         obligation of $16,180,000 and $14,628,000, respectively.....  $16,794     $15,382
                                                                       =======     ========
    Accrued pension liability consists of the following:
      Projected benefit obligation for service rendered to date in
         excess of plan assets.......................................  $21,982     $20,161
    Unrecognized net loss from past experience and effects of changes
      in assumptions.................................................   (2,090)     (2,904)
    Unrecognized net obligation to be recognized over 15 years.......     (963)     (1,082)
                                                                       -------     --------
                                                                       $18,929     $16,175
                                                                       =======     ========

     The net pension expense included the following components:

                                                                    YEAR ENDED JULY 31
                                                               ----------------------------
                                                                1994       1993       1992
                                                               ------     ------     ------
                                                                      (IN THOUSANDS)
    Service cost -- benefits earned during the period........  $1,612     $1,702     $1,403
    Interest cost on projected benefit obligation............   1,590      1,319      1,117
    Net amortization.........................................     180        143        119
                                                               ------     ------     ------
                                                               $3,382     $3,164     $2,639
                                                               ======     ======     ======

     At July 31, 1994 and 1993, the weighted average discount rate used in determining the actuarial present value of the projected benefit obligation and the rate of increase in future compensation levels used in such calculations were 8 and 6 percent, respectively.

     The Company's Individual Retirement Account Plan which was generally available to all full-time employees who had at least one year of service and were not covered under any qualified retirement plan terminated as of December 31, 1993. The expense of this plan was $828,000, $2,148,000 and $2,014,000 in fiscal 1994, 1993 and 1992, respectively.

     Effective January 1, 1994, the Company adopted a 401(k) retirement plan covering substantially all of its non-union employees. The plan provides for the Company to contribute 1 percent of certain compensation for eligible employees who may also contribute up to 4 percent of their base compensation to this plan and their contributions are matched by the Company in an amount equal to 50 percent of each employee's contribution. Employees may also contribute an additional 8 percent of base compensation to the plan, with certain limitations, which is not matched by the Company. The Company's matching contributions for fiscal 1994 were $3,121,000.

     In addition to the Company's plans described above, union employees are covered by various multi-employer pension plans. The Company charged to expense approximately $3,534,000, $3,402,000 and $3,005,000 in fiscal 1994, 1993 and
1992, respectively, for such plans. For the union sponsored plans, information is not available from the plans' sponsors to permit the Company to determine its share of unfunded vested benefits, if any.

                      CAESARS WORLD, INC. AND SUBSIDIARIES

NOTE 12.  COMMITMENTS AND CONTINGENCIES

EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Company has severance agreements with 19 employees (including 11 officers) which grant these employees the right to receive up to two times their annual salary and bonus, plus continuation of certain benefits, and acceleration of certain stock options and restricted grants subject to certain maximums under tax law, if there is a change in control of the Company (as defined) and a termination (as defined) of such employees within three years thereafter. The maximum contingent liability for salary and incentive compensation under these agreements is approximately $10,520,000. In addition, insurance benefits, car allowances and nonqualified pension plan accrue for up to two years. The Company also has entered into employment agreements with eight employees which expire at various dates through July 31, 1997. The aggregate commitment for future salaries, excluding bonuses, under these employment agreements is approximately $3,428,000. The Company also has entered into severance and employment agreements with two officers which contain continual self-renewing terms of five years and three years, respectively, subject to the option of the Company to terminate this self-renewing provision. In addition, these agreements provide these officers the option to terminate their contractual obligations in the event of a change in control or a material breach by the Company. If such change of control had occurred on July 31, 1994, the aggregate maximum contingent liability under these agreements would have been approximately $24,314,000. See
Note 10 as to acceleration of contingent and restricted stock grants in the event of a change in control.

                      CAESARS WORLD, INC. AND SUBSIDIARIES

              SELECTED QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                              QUARTER
                                             -----------------------------------------
                                              FIRST      SECOND     THIRD      FOURTH      TOTAL
                                             --------   --------   --------   --------   ----------
                                                      (IN THOUSANDS EXCEPT PER SHARE DATA)
Fiscal 1994(a)
  Revenue..................................  $269,083   $257,981   $237,244   $251,458   $1,015,766
  Operating income.........................    50,602     39,656     22,876     31,371      144,505
  Income before income taxes...............    46,420     35,707     18,939     27,489      128,555
  Income taxes.............................    18,572     13,747      7,291     10,584       50,194
  Net income...............................    27,848     21,960     11,648     16,905       78,361
                                             --------   --------   --------   --------   ----------
          Net income per common share(b)...  $   1.14   $    .90   $    .47   $    .69   $     3.19
                                             --------   --------   --------   --------   ----------

Fiscal 1993(a)
  Revenue..................................  $232,562   $264,473   $224,409   $262,015   $  983,459
  Operating income.........................    33,708     46,844     32,574     45,985      159,111
  Income before income taxes...............    24,140     41,173     27,475     41,188      133,976
  Income taxes.............................     9,173     15,646     10,440     15,502       50,761
  Net income...............................    14,967     25,527     17,035     25,686       83,215
                                             --------   --------   --------   --------   ----------
          Net income per common share......  $    .62   $   1.05   $    .69   $   1.04   $     3.40
                                             --------   --------   --------   --------   ----------

- ---------------
(a) There were no dividends paid in fiscal 1994 or 1993.
(b) Net income per share calculations for each quarter are based on the weighted average number of common stock and common stock equivalents outstanding during the respective quarters; accordingly, the sum of the quarters does not equal the full-year income per share for 1994.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
Ciga SpA

CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 1994

AUDIT CERTIFICATE IN ACCORDANCE WITH ARTICLE 4 DPR MARCH 31, 1975 N(++) 136

     We have audited the consolidated financial statements of Ciga Group for the year ended December 31, 1994. We also verified that the Directors' report agrees with the consolidated financial statements.


     Our examination was carried out in accordance with the principles and criteria for the audit of accounts recommended by the National Commission for Companies and the Stock Exchange (CONSOB) and we carried out such tests as we considered necessary for the purpose of the mandate we received. The auditing procedures applied are substantially identical to those required under auditing standards generally accepted in the United States of America. The financial statements of the subsidiary Ciga Hotels AG - Wien and the associated company Imperial Hotels Austria AG - Wien, which reflect total assets constituting 4 per cent of the consolidated assets and sales revenues constituting 13 per cent of consolidated revenues, have been audited by other auditors who gave to us the related reports. Our opinion, expressed herein, insofar as it relates to the accounts of those companies included in the consolidated financial statements is based also on the audit performed by other auditors. For the opinion on the prior year consolidated financial statements, which are presented for comparative purposes as required by law, reference should be made to our audit certificate issued on June 8, 1994.


     In our opinion, the consolidated financial statements as a whole have been properly prepared and give a true and fair view of the group's financial position and the consolidated results of its operations in conformity with Italian law governing consolidated financial statements. Therefore we issue this certificate to the consolidated financial statements of the Ciga Group for the year ended December 31, 1994.

     Our audit certificate on the consolidated financial statements for the year ended December 31, 1993 disclosed certain uncertainties mainly relating to two issues of which the evolution and the effect on the present financial statements, disclosed in the Director's Report and in the Notes to the consolidated financial statements, are set out here below:

(a) Loans granted in the past to Interprogramme Holding, the former indirect parent company of Ciga SpA, and to a trust company for the acquisition of a control investment in Lampsa SA, owner of Hotel Grande Bretagne in Athens, included in the consolidated financial statements for a net amount of Lire 51,428 million.

    In 1994 the Group has acquired a 52.8 per cent interest in the above mentioned Lampsa company in order to recover such loans. The transaction has resulted in a loss on receivables of Lire 34.9 billion as described in the Directors' Report and in the Notes to the financial statements.

(b) Tourist and real estate development project ("Costa Smeralda" project) of the subsidiary Ciga Immobiliare Sardegna SpA (CIS). With reference to such project Directors have provided for a reserve for risks of Lire 50 billion in the 1994 financial statements of Ciga Immobiliare SpA (holding company of CIS) and in the 1994 Group consolidated financial statements.

    The reasons for such provision and the significant uncertainties and risks associated with the Costa Smeralda project are described in the Notes to the financial statements.

                                          PRICE WATERHOUSE

                                          /s/  DINO MARTINAZZOLI

                                          --------------------------------------
                                          Dino Martinazzoli
                                          (Partner)

Milan, June 9, 1995

"THIS REPORT REPRESENTS A FREE TRANSLATION FROM THE ORIGINAL WHICH WAS ISSUED IN ITALIAN IN ACCORDANCE WITH ITALIAN PRACTICE."

                                    OPINION



          As there are no objections we hereby award the unabbreviated



              ANNUAL FINANCIAL STATEMENTS AS OF DECEMBER 31, 1994



                                     of the



                  IMPERIAL HOTELS AUSTRIA AKTIENGESELLSCHAFT,



                                     VIENNA



an unqualified opinion in accordance with sec.274 Par. 1 of the Austrian Commercial Code:



     "According to our due audit, the accounting and financial statements of the company (not presented separately herein) comply with legal regulations. The financial statements convey a true and fair view of the company's assets, financial, and earnings positions in conformity with generally accepted accounting principles. The management report agrees with the annual financial statements."



Vienna, March 28, 1995



                                  KPMG AUSTRIA


                      WIRTSCHAFTSPRUFUNGS-GESELLSCHAFT MBH



                Dkfm. Hruschka                                ppa. Bitterman
         Certified Public Accountant               Certified Auditor and Tax Accountant



                            (German original signed)

                                    OPINION



            (ACCORDING TO PAR. 274 OF THE AUSTRIAN COMMERCIAL CODE)



                     CIGA HOTELS AKTIENGESELLSCHAFT, VIENNA



     According to our due audit, the accounting and financial statements (not presented separately herein) comply with legal regulations. The financial statements give a true and fair view of the Company's assets, financial and earnings position in conformity with generally accepted accounting principles. The status report corresponds to the financial statements.



Vienna, May 5, 1995



                                                  AUDITOR TREUHAND GMBH


                                                 Wirtschaftsprufungs und
                                               Steuerberatungsgesellschaft



                                            Dr. Gunter CERHA       Dr. Sylvia
                                                         KRIEGER


                                               Certified Public Accountants


                                                 (German original signed)

                                   CIGA GROUP

                     1994 CONSOLIDATED FINANCIAL STATEMENTS

                          BALANCE SHEET AT DECEMBER 31

                                                                          1994          1993
                                                                        ---------     ---------
                                                                           MILLIONS OF LIRA
ASSETS
SUBSCRIBED CAPITAL UNPAID.............................................         --            --
                                                                        ---------     ---------
FIXED ASSETS
Intangible fixed assets
Start-up and share issuance costs.....................................      8,942         1,645
Concessions, licences, trademarks and similar rights..................      2,466         1,916
Other intangible fixed assets.........................................     19,921        21,944
                                                                        ---------     ---------
          Total intangible fixed assets...............................     31,329        25,505
                                                                        ---------     ---------
Tangible fixed assets
Land and buildings....................................................    943,522       932,150
Plant and equipment...................................................     69,760        75,878
Furniture and fixtures................................................     66,197        76,084
Linen and tableware...................................................      7,283         8,105
Transport vehicles....................................................      1,477         1,930
Leasehold improvements and construction on public land under
  concession..........................................................     14,387        15,010
Construction-in-progress and payments on account......................      1,342         2,117
                                                                        ---------     ---------
                                                                        1,103,968     1,111,274
Undeveloped land designated for construction..........................    143,328       167,671
                                                                        ---------     ---------
          Total tangible fixed assets.................................  1,247,296     1,278,945
                                                                        ---------     ---------
Long term financial assets
Investments in
- - subsidiaries........................................................      3,222            80
- - affiliated companies................................................     65,387        62,783
- - other enterprises...................................................      1,345         2,517
                                                                        ---------     ---------
          Total investments...........................................     69,954        65,380
                                                                        ---------     ---------
Loans receivable from
- - subsidiaries........................................................      5,000            --
- - others..............................................................      6,337        60,382
                                                                        ---------     ---------
          Total loans.................................................     11,337        60,382
                                                                        ---------     ---------
          Total long term financial assets............................     81,291       125,762
                                                                        ---------     ---------
          TOTAL FIXED ASSETS..........................................  1,359,916     1,430,212
                                                                        =========     =========

                                   CIGA GROUP

                     1994 CONSOLIDATED FINANCIAL STATEMENTS

                          BALANCE SHEET AT DECEMBER 31

                                                                         1994           1993
                                                                       ---------      ---------
                                                                           MILLIONS OF LIRA
ASSETS
CURRENT ASSETS
Inventory
Food and beverage.....................................................     3,077          2,893
Consumables...........................................................     3,946          3,580
Developed properties held for resale..................................    43,592         20,765
                                                                       ---------      ---------
          Total Inventory.............................................    50,615         27,238
                                                                       ---------      ---------
Accounts receivable
Trade debtors.........................................................    52,597         49,061
Subsidiaries and affiliated companies
- - Short term..........................................................     9,082          4,525
- - Medium to long term.................................................       856            582
Other
- - Short term..........................................................    43,919         47,950
- - Medium to long term.................................................     6,618             --
                                                                       ---------      ---------
          Total accounts receivable...................................   113,072        102,118
                                                                       ---------      ---------
Current financial assets
Short term investments................................................        --             69
                                                                       ---------      ---------
Cash at bank and on hand
Bank and postal deposits..............................................   150,181         27,288
Cash..................................................................     1,733          1,390
                                                                       ---------      ---------
          Total cash in bank and on hand..............................   151,914         28,678
                                                                       ---------      ---------
          TOTAL CURRENT ASSETS........................................   315,601        158,103
                                                                       ---------      ---------
Prepaid expenses and accrued Income
Other prepaid expenses and accrued Income.............................     2,481          2,714
                                                                       ---------      ---------
          TOTAL ASSETS................................................ 1,677,998      1,591,029
                                                                       =========      =========

                                   CIGA GROUP

                     1994 CONSOLIDATED FINANCIAL STATEMENTS

                          BALANCE SHEET AT DECEMBER 31

                                                                         1994           1993
                                                                       ---------      ---------
                                                                           MILLIONS OF LIRA
SHAREHOLDERS' EQUITY AND LIABILITIES
SHAREHOLDERS' EQUITY
Share capital......................................................... 1,075,342        185,250
Share premium reserve.................................................    20,022        152,039
Fixed assets revaluation reserve......................................        --          1,600
Legal reserve.........................................................        --         32,896
Other reserves:
- - Gain arising from spin-offs.........................................        --        127,874
- - Reserve for dividend changes........................................        --         21,103
- - Opening retained earnings (deficit) of consolidated subsidiaries....   (23,755)       (33,681)
Opening retained earnings (deficit) of the holding company............   (11,572)      (233,616)
Loss for the year.....................................................  (224,227)      (200,053)
                                                                       ---------      ---------
          TOTAL SHAREHOLDERS' EQUITY OF THE GROUP.....................   835,810         53,412
                                                                       ---------      ---------
SHARE CAPITAL AND RESERVES OF MINORITY INTEREST.......................    41,911         16,152
                                                                       ---------      ---------
          TOTAL SHAREHOLDERS' EQUITY..................................   877,721         69,564
                                                                       ---------      ---------
RESERVE FOR CONTINGENT LIABILITIES AND CHARGES
- - Reserve for taxes payable...........................................    17,240         11,689
- - Other...............................................................   136,405         27,392
                                                                       ---------      ---------
          TOTAL RESERVE FOR CONTINGENT LIABILITIES AND CHARGES........   153,645         39,081
                                                                       ---------      ---------
RESERVE FOR EMPLOYEES' TERMINATION INDEMNITY..........................    42,241         39,477
                                                                       ---------      ---------
LIABILITIES
Convertible bonds.....................................................    57,960         57,960
Bank loans
- - Short term..........................................................   263,303        993,613
- - Medium to long term.................................................    59,313         70,893
Advances..............................................................    10,052          9,526
Accounts payable -- trade
- - Short term..........................................................    57,359        105,874
- - Medium to long term.................................................        --          8,798
Due to subsidiaries and affiliated companies..........................    16,459            471
Due to parent company.................................................        --         51,828
Taxes payable.........................................................    23,728         23,497
Social securities.....................................................     7,889         10,257
Other liabilities.....................................................    86,920         86,318
                                                                       ---------      ---------
          TOTAL LIABILITIES...........................................   582,983      1,419,035
                                                                       =========      =========

                                   CIGA GROUP

                     1994 CONSOLIDATED FINANCIAL STATEMENTS

                          BALANCE SHEET AT DECEMBER 31

                                                                           1994          1993
                                                                        ----------    ----------
                                                                            MILLIONS OF LIRA
SHAREHOLDERS' EQUITY AND LIABILITIES
ACCRUED LIABILITIES AND DEFERRED INCOME
Deferred revenues.....................................................      14,843        14,266
Other accruals and deferred income....................................       6,565         9,606
                                                                        ----------    ----------
          TOTAL ACCRUED LIABILITIES AND DEFERRED
            REVENUE...................................................      21,408        23,872
                                                                        ----------    ----------
          TOTAL SHAREHOLDERS' EQUITY AND LIABILITIES..................   1,677,998     1,591,029
                                                                          ========      ========
MEMORANDUM ACCOUNTS
A) GUARANTEES GIVEN
Written guarantees given to banks in favour of subsidiaries...........       9,746        38,782
Written guarantees given in favour of tax authorities.................      28,779        65,244
Other guarantees given to third parties...............................       4,223         4,223
Receivable given as guarantee in favour of the Parent Company.........          --        51,513
Real estate mortgage given to banks...................................     173,933       168,959
Total risk of demand repayment on long term loans.....................          --         7,134
Notes given in guarantee..............................................       9,670         9,670
Other memorandum accounts.............................................          --            96
                                                                        ----------    ----------
                                                                           226,351       345,621
                                                                          ========      ========
B) GUARANTEES RECEIVED
Written guarantees received from banks in our favor...................       7,666            --
                                                                        ----------    ----------

                                   CIGA GROUP

                     1994 CONSOLIDATED FINANCIAL STATEMENTS

                            STATEMENT OF OPERATIONS

                                                                1994                  1993
                                                          -----------------     -----------------
                                                                     MILLIONS OF LIRA
PRODUCTION VALUE
Revenues................................................            535,051               466,517
Increase in fixed assets from internal work.............                816                    --
Other income............................................             21,219                17,289
                                                                    -------               -------
          TOTAL PRODUCTION VALUE........................            557,086               483,806
                                                                    -------               -------
PRODUCTION COSTS
Consumables.............................................             69,323                60,421
Services................................................            133,281               119,568
Use of third party assets...............................             16,661                18,115
Personnel costs:
- - salaries and wages....................................  178,305               166,811
- - social security contributions.........................   60,277                55,328
- - provision for employees' termination pay..............    7,639                 8,302
- - other personnel costs.................................    7,634   253,855       6,898   237,339
                                                          -------               -------
Depreciation, amortization and write-downs:
- - Amortization of intangible fixed assets...............    5,996                 5,347
- - Depreciation of tangible fixed assets.................   54,457                54,383
- - Write-downs of fixed assets...........................    7,130                    --
- - Provision for bad debts...............................    5,703    73,286       3,885    63,615
                                                          -------               -------
Change in inventory balance.............................              1,893                 9,595
Provision for contingent liabilities and charges........              6,341                    --
Other charges...........................................             38,055                24,056
                                                                    -------               -------
          TOTAL PRODUCTION COSTS........................            592,695               532,709
                                                                    -------               -------
DIFFERENCE BETWEEN PRODUCTION VALUE AND PRODUCTION
  COSTS.................................................            (35,609)              (48,903)
                                                                    =======               =======

                                   CIGA GROUP

                     1994 CONSOLIDATED FINANCIAL STATEMENTS

                            STATEMENT OF OPERATIONS

                                                           1994                     1993
                                                    -------------------     ---------------------
                                                                  MILLIONS OF LIRA
FINANCIAL INCOME AND EXPENSES
- - Other financial income:
   - Interest income on loans receivable from:
      - subsidiaries..............................    1,128                       --
      - others....................................    3,214       4,342        7,171        7,171
                                                    -------                 --------
   - Miscellaneous income:
      - interest income from others...............       --      20,344           --       10,610
- - Interest expense and other financial expenses:
   - on loans from parent company.................       --          --       (5,777)          --
   - other........................................       --     (79,137)    (161,488)    (167,265)
                                                                -------     --------     --------
          TOTAL NET FINANCIAL EXPENSES............              (54,451)                 (149,484)
                                                                -------                  --------
ADJUSTMENTS TO THE VALUE OF
  FINANCIAL ASSETS
Write-downs of:
- - investments.....................................   (1,915)                    (123)
- - long term financial assets......................  (40,456)    (42,371)      (6,098)      (6,221)
                                                    -------     -------     --------     --------
          TOTAL ADJUSTMENTS TO THE FACE VALUE OF
            FINANCIAL ASSETS......................              (42,371)                   (6,221)
                                                                =======                  ========

                                   CIGA GROUP

                     1994 CONSOLIDATED FINANCIAL STATEMENTS

                            STATEMENT OF OPERATIONS

                                                           1994                      1993
                                                   ---------------------     --------------------
                                                                  MILLIONS OF LIRA
EXTRAORDINARY GAINS AND LOSSES
Gains
Gains on sale of assets..........................     9,479                       --
Other............................................     9,455       18,934      17,159       17,159
                                                   --------                  -------
Losses
Loss on sales of assets..........................      (355)
Extraordinary accruals for contingent liabilities
  and charges....................................  (106,262)                  (6,100)
Other............................................   (12,201)    (118,818)    (18,775)     (24,875)
                                                   --------     --------     -------     --------
          TOTAL NET EXTRAORDINARY
            LOSSES...............................                (99,884)                  (7,716)
                                                                --------                 --------
LOSS BEFORE INCOME TAXES AND MINORITY INTEREST
  LOSS...........................................               (232,315)                (212,324)
Income taxes.....................................                 (2,761)                  (1,373)
                                                                --------                 --------
LOSS FOR THE YEAR................................               (235,076)                (213,697)
Minority interest loss...........................                 10,849                   13,644
                                                                --------                 --------
LOSS FOR THE YEAR OF THE GROUP...................               (224,227)                (200,053)
                                                                ========                 ========

                                   CIGA GROUP

                     1994 CONSOLIDATED FINANCIAL STATEMENTS

                 STATEMENTS OF SOURCE AND APPLICATION OF FUNDS

                                                                               MILLIONS OF LIRA
                                                                               ----------------
Sources of working capital:
Increase in share capital and share premium reserve of the parent company
  Ciga SpA...................................................................      1,003,644
Decrease in medium and long-term receivables during the year.................         13,589
Transfer from undeveloped land designated for construction to "inventory"....         27,045
Net book value of disposals..................................................          5,522
Increase in share capital and reserves of minority interest..................         29,958
Translation effect of financial statements in foreign currencies and other
  minor changes..............................................................          2,981
                                                                               ----------------
          Total sources......................................................      1,082,739
                                                                               ----------------
Applications of working capital:
Loss for the year before minority interest in the results of subsidiaries....        235,076
Credits/(debits) charged to profit and loss account which do not affect net working capital:
Depreciation and amortization................................................        (54,290)
Provisions for contingent liabilities and charges............................       (106,262)
Provision to employees' termination indemnity................................         (7,639)
Provision to reserves for taxes payable......................................         (5,551)
Write-downs of investments...................................................         (1,915)
Write-downs of long term financial assets....................................        (40,456)
Write-downs of fixed assets..................................................         (7,130)
Other provisions.............................................................         (1,977)
                                                                               ----------------
Net working capital used in operations.......................................          9,856
Additions to fixed assets and increase in deferred charges...................         23,458
Payment of employees' termination indemnity..................................          6,292
Decrease in long term debts..................................................         20,378
Increase in medium and long-term receivables included in current assets......          6,892
Increase in entitled land....................................................          2,702
Total fixed assets arising from changes in consolidation area................         32,596
Increase in fixed assets arising from effect of financial statements in
  foreign currencies and other minor changes.................................         11,327
Other minor variations.......................................................            682
                                                                               ----------------
          Total applications.................................................        114,228
                                                                               ----------------
Increase in net working capital..............................................        968,511
                                                                               =============

                                   CIGA GROUP

                     1994 CONSOLIDATED FINANCIAL STATEMENTS

           INCREASES/(DECREASES) IN COMPONENTS OF NET WORKING CAPITAL

                                                                                 MILLIONS OF LIRA
                                                                                 ----------------
CURRENT ASSETS:
Inventories....................................................................        23,377
Receivables (excepted medium and long term receivables)........................         4,062
Financial assets which are not fixed assets....................................           (69)
Cash and banks.................................................................       123,236
Accrued income and prepaid expenses............................................          (233)
                                                                                 ----------------
                                                                                      150,373

CURRENT LIABILITIES:
Payables to banks..............................................................      (730,310)
Advances.......................................................................           526
Accounts payable -- trade......................................................       (48,515)
Due to subsidiaries and affiliated companies...................................        15,988
Due to parent company..........................................................       (51,828)
Taxes payable..................................................................           231
Social securities..............................................................        (2,368)
Other liabilities..............................................................           602
Deferred revenues and other accruals and deferred..............................        (2,464)
                                                                                 ----------------
                                                                                     (818,138)
                                                                                 ----------------

Increase in net working capital................................................       968,511
(1) is comprised of the following:
  Inclusion of medium and long items due to the first consolidation of Lampsa
     SA:
     - Intangible fixed assets.................................................           114
     - Tangible fixed assets...................................................        33,525
     - Reserve for employees' termination indemnity............................        (1,686)
     - Share capital and reserve of minority interests.........................        (6,650)
  Changes relating to non-consolidated of the financial statements of the subsidiary companies in liquidation:
     - Tangible fixed assets...................................................          (528)
     - Investments.............................................................         3,084
     - Loans receivable........................................................         5,000
     - Reserve for employees' termination indemnity............................          (263)
                                                                                 ----------------
                                                                                       32,596
                                                                                 ----------------

                                   CIGA GROUP

           CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 1994

                       NOTES TO THE FINANCIAL STATEMENTS

FORM AND CONTENTS OF THE CONSOLIDATED FINANCIAL STATEMENTS

     The consolidated financial statements as of December 31, 1994 have been prepared by the Board of Directors of Ciga SpA according to the new regulation brought in by law decree n() 127 of April 9, 1991 which follows the European community directive of June 13, 1983, known as the "seventh directive". In order to permit comparison with the consolidated financial statements as of December 31, 1993, the 1993 financial statement balances have been reclassified to conform with the presentation required by law decree n() 127 of April 9, 1991, without changing total assets, liabilities, net equity and results from operations. These notes to the financial statements contain information required by article 38 and other dispositions of the said law.

     Ciga SpA and its subsidiaries operate mainly in the tourism and hotel industry sector.

     The financial statements of the Italian subsidiaries included in the consolidation are those prepared by the Board of Directors and approved by the shareholders. The financial statements used for consolidation purposes in the case of foreign subsidiaries do not differ substantially from those prepared to meet local requirements; they have been adjusted in accordance with the Group's accounting principles, which are in line with those recommended by the IASC (International Accounting Standard Committee) and new Italian Civil law.

     The consolidated financial statements comprise the financial statements of Ciga SpA, the Group's holding company, and those of the Group's Italian and foreign subsidiaries (the Ciga Group or the Group) in which Ciga SpA has dominant direct or indirect influence.

     The Group's minority interest in Imperial Hotel Austria AG is expressed in the accompanying balance sheet on the basis of the equity method, while Imperial Hotels' statement of operations has been consolidated on a line-by-line basis. This method is used because the hotels owned by Imperial Hotels Austria AG are managed by the Group in accordance with a contract by which the operating results of Imperial Hotels Austria AG, net of the annual rental fee, belong to the Group.

     Companies included in the consolidation and interest held by the Group are listed in Annex 1.

     During 1994, the following changes have occurred in the Group consolidation area:

     - Since July 1, 1994, the Group has acquired a 52.8 percent interest in the Greek company Lampsa SA, which is the owner of Hotel Grande Bretagne in Athens, a hotel already managed by the Group, in exchange for loans as described below.

     - Some of the minor Italian and foreign companies, not operating and in liquidation, have been substantially reflected in the consolidated financial statements as of December 31, 1994 on the basis of the equity method (which is not significantly different from the share value net of liquidation), while as of December 31, 1993 they were consolidated on a line-by-line basis.

     - At the end of 1994, four foreign non-operating companies were closed without significant effects on the consolidated financial statements.

     The effect of the above on the consolidation are explained in the statement of changes in financial position.

     At December 31, 1994, the assets and liabilities of consolidated companies operating outside Italy amounted to approximately Lira 742 billion and Lira 592 billion, respectively. These companies' revenues for 1994 amounted to approximately Lira 223 billion.

                                   CIGA GROUP

           CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 1994

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

ACCOUNTING PRINCIPLES

     The accounting principles used in the preparation of the consolidated financial statements are described below.

     These accounting principles have been applied, where not differently indicated, consistently with the prior year.

CONSOLIDATION PRINCIPLES

     Consolidation principles are as follows:

          a. The assets and liabilities of Group companies are consolidated on a line-by-line basis, eliminating the carrying value of the investment against the related equity accounts of the subsidiaries.

          b. The difference between the purchase cost of the investments and the book value of the Shareholders' equity at the time of acquisition has been allocated since the first consolidation to the subsidiaries' assets up to their current fair value at that date. The remaining unallocated difference, if any, is still charged directly to consolidated Shareholders' equity.

          c. All intercompany balances and transactions (receivables, payables, revenues and expenses, profits and losses) are eliminated.

          d. Minority interests in the equity of consolidated subsidiaries and the related share of income or loss for the year are separately disclosed.

          e. Balance sheet items from financial statements expressed in currencies other than Italian lira have been translated into Italian lira at year-end exchange rates; differences arising from the translation of opening equity accounts at the exchange rates in force at year-end as compared with those obtained at the end of the previous year have been charged/credited to Shareholders' equity. Profit and loss items have been translated at the average exchange rates for the year; differences arising from the use of average exchange rates instead of the rate in force at year-end have also been reflected in the consolidated Shareholders' equity.

INTANGIBLE ASSETS

     Intangible assets which are considered to have a benefit which exceeds one year are carried at cost and amortized over their estimated useful life using a straight-line method, as described in the note to the related item.

FIXED ASSETS

     Fixed assets are recorded at purchase cost or at their transfer value (where necessary) to reflect the higher value recognized at the time of acquisition. The net book value of fixed assets include certain monetary revaluations to a maximum of fair market value accounted for in accordance with current legal provisions.

     Ordinary maintenance and repair expenses relating to hotels, whether owned or leased, are charged against operations in the year in which the expense is incurred. Costs relating to rebuilding, renovation and upgrading of hotels have been capitalized and are amortized over their expected useful life. Costs relating to improvements made to leased premises are amortized over the period of the related lease contract. Interest expenses incurred as a result of extension and rebuilding work on hotels are capitalized for the duration of construction work.

                                   CIGA GROUP

           CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 1994

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

     The depreciation rates used for the various fixed asset categories, calculated to reflect the expected useful life of the assets, are as follows:

                                                                  PERCENTAGE

Buildings......................................................................           1.5
Plant and equipment............................................................        8 - 12
Furniture and fixtures.........................................................       10 - 20
Tableware......................................................................            25
Linen..........................................................................            40
Transport vehicles.............................................................       10 - 25
Construction on public land under concession...................................         1 - 3

     These rates have been applied consistently over the years, except in the case of buildings, which were depreciated at the rate of 3 percent from 1985 to 1990. Construction on public land under concession is also subject to financial amortization for the duration of the concession agreement.

UNDEVELOPED LAND DESIGNATED FOR CONSTRUCTION

     This land which comprises approximately 2,400 hectares of land in the Costa Smeralda area in Sardinia is recorded at the carrying value in the related subsidiaries' books adjusted to reflect the higher value recognized at the time of acquisition of the investment (1990) based on an independent appraisal. As far as the risks related to the real estate development project are concerned, as described below, a dedicated provision has been recorded.

INVESTMENTS

     Investments are carried at cost, or in accordance with the equity method, as indicated in the note to the related item.

INVENTORIES

     Food, beverage and consumables are stated at the average purchase cost.

     Developed properties held for resale comprise entitled land, apartments, villas and commercial premises destined for sale. Commercial premises have been temporarily let to third parties. Real estate items built before December 31, 1990 are recorded at their book value adjusted to reflect the higher price paid, within the limits of a surveyor's report. Other building operations are valued at construction cost, including the cost of land, urbanization, planning and fiscal charges, and any directly attributable financial charges which are considered part of the construction cost until building work is completed. Income from the sale of properties is recorded when title passes to the purchaser. Deposits received from purchasers when the preliminary contract is signed are recorded as "advances". Properties are classified as current assets although it is not possible to determine if all the properties will be sold within the following year.

RECEIVABLES AND PAYABLES

     Trade and other receivables are recorded at their estimated realizable value. Payables are shown at their face value.

                                   CIGA GROUP

           CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 1994

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

PREPAYMENTS, ACCRUED INCOME, ACCRUED LIABILITIES AND DEFERRED REVENUES

     These items include expenses and income attributable to two or more years, in accordance with accrual accounting.

RESERVES FOR CONTINGENT LIABILITIES AND CHARGES

     Reserves for contingent liabilities and charges have been accrued to cover probable or certain losses, of which at the year end it is not possible to determine the amount or timing. Accruals are estimated using all available information.

RESERVE FOR EMPLOYEES' TERMINATION INDEMNITIES

     The reserve reflects the Group's liability to all its employees in conformity with current legislation and collective labour contracts.

INCOME TAXES

     Income taxes payable are accrued on the basis of a reasonable estimate of the income tax liability, considering possible tax-exemptions. Deferred taxes relating to certain timing differences between the financial statements used for consolidation and those submitted to tax authorities, have been recorded.

     The tax benefit of tax loss carryforwards will be recognized when they are realized.

REVENUES AND EXPENSES

     Revenues and expenses are recorded on the accrual basis.

FOREIGN CURRENCY OPERATIONS

     Foreign currency operations are recorded at the exchange rate on the date of the transaction. Receivables and payables denominated in foreign currencies are translated at year-end exchange rates and the effect of differences are recorded in the profit and loss account.

TRANSACTIONS WITH THE PARENT COMPANY

     The term "parent company" used in the financial statements at December 31, 1993 relates to Fimpar SpA which, on that date, was the parent company of Ciga SpA. After the subscription of the Ciga SpA share capital increase, as decided by the shareholders' meeting of February 15, 1994, Fimpar SpA ceased to be the parent company of the Ciga Group, and presently it does not appear as one of Ciga SpA's shareholders.

     The term "related companies" at December 31, 1993 relates to companies held directly or indirectly by the former majority shareholder H.H. The Aga Khan.

     Currently, the parent company of Ciga SpA is Sheraton International, Inc. ("Sheraton") an affiliate of ITT Corporation ("ITT"). As of December 31, 1994 there were no significant transactions between the Ciga Group's companies and Sheraton International, Inc.

ADDITIONAL INFORMATION

     The statement of changes in net equity, the statement of source and application of funds and the reconciliation of shareholders' equity and results of operations from Ciga SpA to the consolidated financial statements of Ciga SpA have been presented, in addition to the financial statements, as required by present law.

            COMMENTS ON SIGNIFICANT COMPONENTS OF THE BALANCE SHEET

                                     ASSETS

FIXED ASSETS

INTANGIBLE FIXED ASSETS

     An analysis of the change in intangible fixed assets by category is described below:

                                    BALANCE AT               MOVEMENT IN THE YEAR                BALANCE AT
                                   DECEMBER 31,     ---------------------------------------     DECEMBER 31,
                                       1993         INCREASE     AMORTIZATIONS     EXCHANGE         1994
                                   ------------     --------     -------------     --------     ------------
                                                               MILLIONS OF LIRA
Start-up and share issuance costs
Initial cost.....................      6,746         10,285              --             9           17,040
Amortizations....................     (5,101)            --          (2,990)           (7)          (8,098)
                                      ------         ------          ------           ---          -------
Net book value...................      1,645         10,285          (2,990)            2            8,942
                                      ------         ------          ------           ---          -------
Concessions, licences, trademarks
  and similar rights
Initial costs....................      4,150            757              --            37            4,944
Amortizations....................     (2,234)            --            (224)          (20)          (2,478)
                                      ------         ------          ------           ---          -------
Net book value...................      1,916            757            (224)           17            2,466
                                      ------         ------          ------           ---          -------
Other intangible fixed assets
Initial costs....................     30,579            316              --           479           31,374
Amortizations....................     (8,635)            --          (2,782)          (36)         (11,453)
                                      ------         ------          ------           ---          -------
Net book value...................     21,944            316          (2,782)          443           19,921
                                      ------         ------          ------           ---          -------
          Total, net.............     25,505         11,358          (5,996)          462           31,329
                                      ======         ======          ======           ===          =======

     Start-up and share issuance costs include primarily incorporation costs, costs relating to increase in share capital and costs of feasibility studies and planning of new projects. The increase in the year is due primarily to taxes of Lira 9,510 million incurred to register the increase in share capital of the parent company. These costs are amortized over five years.

     The item "concessions, licences, trademarks and similar rights" includes primarily costs for the purchase of software which are generally amortized over five years and rights to use state properties, which are amortized throughout the period of the concession.

     The component "other intangible fixed assets" includes a net amount of Lira 14,953 million representing management fees to the year 2019 for a Spanish hotel. This item is being amortized on a straight-line basis throughout the contractual period. The component also includes Lira 4,347 million costs for improvements to third parties' properties net of amortizations. These costs are amortized over five years.

TANGIBLE FIXED ASSETS

     The composition and change over the prior year is described below:

                                                                 MOVEMENT IN THE YEAR
                                  BALANCE AT    -------------------------------------------------------    BALANCE AT
                                 DECEMBER 31,                                                    OTHER    DECEMBER 31,
                                     1993       INCREASE   DECREASE   DEPRECIATION   EXCHANGE   CHANGES       1994
                                 ------------   --------   --------   ------------   --------   -------   ------------
                                 MILLIONS OF LIRA
Land and buildings
  Cost.........................    1,059,574      2,280     (5,423)           --       7,158     34,067     1,097,656
Accumulated depreciation and
  write down...................     (127,349)        --        882       (17,888)       (631)    (9,148)     (154,134)
                                   ---------     ------     ------        ------       -----    -------     ---------
Net book value.................      932,225      2,280     (4,541)      (17,888)      6,527     24,919       943,522
                                   ---------     ------     ------        ------       -----    -------     ---------
Plant and equipment
  Cost.........................      142,041      3,822       (429)           --         961      2,505       148,900
Accumulated depreciation.......      (64,471)        --        106       (12,941)        207     (2,041)      (79,140)
                                   ---------     ------     ------        ------       -----    -------     ---------
Net book value.................       77,570      3,822       (323)      (12,941)      1,168        464        69,760
                                   ---------     ------     ------        ------       -----    -------     ---------
Furniture and fixtures
  Cost.........................      153,953      4,203     (1,298)           --       1,731      4,718       163,307
Accumulated depreciation.......      (79,561)        --        671       (12,882)     (1,276)    (4,062)      (97,110)
                                   ---------     ------     ------        ------       -----    -------     ---------
Net book value.................       74,392      4,203       (627)      (12,882)        455        656        66,197
                                   ---------     ------     ------        ------       -----    -------     ---------
Linen and tableware
  Cost.........................       19,367      2,120         --            --          46         --        21,533
Accumulated depreciation.......      (11,262)        --         --        (3,071)         83         --       (14,250)
                                   ---------     ------     ------        ------       -----    -------     ---------
Net book value.................        8,105      2,120         --        (3,071)        129         --         7,283
                                   ---------     ------     ------        ------       -----    -------     ---------
Transport vehicles
  Cost.........................        3,450        308       (313)           --        (116)        81         3,410
Accumulated depreciation.......       (1,520)        --        282          (739)         59        (15)       (1,933)
                                   ---------     ------     ------        ------       -----    -------     ---------
Net book value.................        1,930        308        (31)         (739)        (57)        66         1,477
                                   ---------     ------     ------        ------       -----    -------     ---------
Leasehold improvements and
  construction on public land
  under concession
  Cost.........................       21,168        181         --            --          --       (288)       21,061
Accumulated depreciation.......       (6,158)        --         --          (773)         --        257        (6,674)
                                   ---------     ------     ------        ------       -----    -------     ---------
Net book value.................       15,010        181         --          (773)         --        (31)       14,387
                                   ---------     ------     ------        ------       -----    -------     ---------
Construction-in-progress.......        2,042       (700)        --            --          --         --         1,342
                                   ---------     ------     ------        ------       -----    -------     ---------
Total Cost.....................    1,401,595     12,214     (7,463)           --       9,780     41,083     1,457,209
Accumulated depreciation.......     (290,321)        --      1,941       (48,294)     (1,558)   (15,009)     (353,241)
                                   ---------     ------     ------        ------       -----    -------     ---------
Net book value.................    1,111,274     12,214     (5,522)      (48,294)      8,222     26,074     1,103,968
                                   =========     ======     ======        ======       =====    =======     =========

     The decrease in fixed assets is primarily attributable to the sale of Residence Palazzo del Giglio of Lira 2,176 million and another building in Venice of Lira 1,344 million.

     The column "other changes" includes primarily the effect of consolidating for the first time Lampsa SA, owner of the Hotel Grande Bretagne in Athens and the write-down of the value of Hotel Jerez de la Frontera in Spain by Lira 7,130 million to its estimated realizable value, because management intends to sell the hotel.

     Part of the fixed assets value relate to property and equipment that the parent company transferred to its Italian subsidiaries in 1981 in a spin-off transaction. The gain resulting from the spin-off amounted to some Lira 217,000 million. As of December 31, 1994 this gain has been amortized through depreciation and disposals for approximately Lira 86,000 million.

     The land and buildings of the Group's Italian subsidiaries were revalued in 1983, 1990 and 1991 in accordance with specific Italian laws for a total of Lire 181,000 million. As of December 31, 1994 monetary revaluations have been reversed through depreciation and disposal of assets for approximately Lire 23,000 million.

     Some of the hotel buildings are mortgaged as loan guarantees. Furthermore, certain of the real estate assets belonging to Group companies have been subjected as security for credits it claims. Such liens are in the course of cancellation.

LONG TERM FINANCIAL ASSETS

INVESTMENTS

     The composition and changes compared to the prior year are described below:

                                     BALANCE DECEMBER 31,
                                             1993                       MOVEMENT IN THE YEAR
                                  --------------------------   --------------------------------------   NET VALUE AT
                                  ORIGINAL   WRITE-    NET       WRITE-UPS      INCREASE                DECEMBER 31,
                                    COST     DOWNS    VALUE    (WRITE-DOWNS)   (DECREASE)    EXCHANGE       1994
                                  --------   ------   ------   -------------   -----------   --------   -------------
                                                                   MILLIONS OF LIRA
Subsidiaries....................       81      (1)        80           79         3,017           46         3,222
                                  --------   ------   ------   -------------   -----------   --------   -------------
Affiliated companies:
Imperial Hotels
Austria AG......................   62,783       --    62,783           --            --        2,604        65,387
                                  --------   ------   ------   -------------   -----------   --------   -------------
Other companies:
Hosteleria Asturiana                1,952       --     1,952       (1,220)           --           38           770
Other minor interest............      565       --       565           --            10           --           575
                                  --------   ------   ------   -------------   -----------   --------   -------------
                                    2,517       --     2,517       (1,220)           10           38         1,345
                                  --------   ------   ------   -------------   -----------   --------   -------------
         Total..................   65,381      (1)    65,380       (1,141)        3,027        2,688        69,954
                                  =======    ======   ======   ============    ===========   =========  =============

     The increase in investments in subsidiaries is due to the fact that some companies that are being wound-up are reported using the equity method in the current year whereas in the prior year they were consolidated on a line-by-line basis. Accumulated loans in excess of the value of investments, if any, is provided in the "reserve for contingent liabilities and charges".

     The investment in Imperial Hotels Austria AG, of which the Group has a 47.4 percent interest, is reported in the consolidated Balance Sheet using the equity method.

     The hotels owned by Imperial Hotels Austria AG are managed by the Group on the basis of a contract expiring in 2012. The contract provides that the investee company's operating results belong to the Group and therefore the statement of operations of Imperial Hotels Austria AG has been consolidated on a line-by-line basis. As of December 31, 1994, the assets and liabilities of Imperial Hotels Austria AG amounted to Lira 104 billion and Lira 24 billion, respectively. At December 31, 1994 the Group's short-term receivables from Imperial Hotels Austria AG stood at Lira 1,743 million and medium-term receivables at Lira 856 million, while payables stood at Lira 7,397 million.

     Hosteleria Asturiana SA is the owner of the Hotel de la Reconquista in Oviedo, which was managed by a Group subsidiary, Ciga Management Espana SA through March 1993. Management intends to dispose of this investment (equal to 11 percent of the share capital) and therefore the investment is recorded at its net realizable value.

     Other minority investments in companies with little economic importance are recorded at cost in the financial statements.

     The parent company has written, in favor of bank creditors, a pledge on the shares of the subsidiaries Ciga Immobiliare SpA, Ciga Service SpA, Ciga Resort Srl and Landia NV. Such pledges are in the process of being cancelled.

LONG TERM FINANCIAL ASSETS

LOANS RECEIVABLE

     The composition of loans and the change compared to the prior year is described below:

                                                                          INCREASE
                                                        BALANCE AT       (DECREASE)        BALANCE AT
                                                    DECEMBER 31, 1993    IN THE YEAR   DECEMBER 31, 1994
                                                    ------------------   -----------   ------------------
                                                                      MILLIONS OF LIRA
Subsidiaries......................................             --            5,000             5,000
                                                       ----------        -----------      ----------
Other
Loans with respect to the acquisition of Lampsa
  SA..............................................         71,876          (71,876)               --
Other loans.......................................         13,168             (804)           12,364
Security deposits.................................          1,786              543             2,329
                                                       ----------        -----------      ----------
                                                           86,830          (72,137)           14,693
                                                       ----------        -----------      ----------
Less: Valuation allowance.........................        (26,448)          18,092            (8,356)
                                                       ----------        -----------      ----------
                                                           60,382          (54,045)            6,337
                                                       ----------        -----------      ----------
          Total...................................         60,382          (49,045)           11,337
                                                    ==============        ========     ==============

     The increase in loans to subsidiaries is a result of the change in method of recording investments in subsidiaries intended to be wound-up from line-by-line consolidation as of December 31, 1993 to the equity method in the current year.

     As described in the notes to the financial statements of the previous year, as of December 31, 1993 the Group had loans of Lira 71,876 million to the parent of Fimpar, the prior parent of Ciga SpA, and a third party. These loans related to the acquisition of an interest in Lampsa SA by said parties. In reference to such loans the Group accrued in prior years a provision of Lira 20,448 million for bad debts to reflect the estimated value of such guarantees representing the majority of the company owing Hotel Grande Bretagne.

     The loans were secured by the 52.8 percent ownership in Lampsa SA purchased with the loans. When the loans were not repaid when due, in 1994, the Group succeeded in the 52.8 percent ownership of Lampsa SA.

     Effective July 1, 1994 such investment in Lampsa SA was reported using the line-by-line consolidation method. The fair market value of Lampsa SA has been determined by a specific independent appraisal value on Hotel Grande Bretagne. Due to the significant planned capital investment required for the Hotel Grande Bretagne and the depressed market conditions, the appraisal value has been determined to be less in value by Lira 34,860 million compared to the net recorded value of the loans. Such loss on receivables is reported in the statement of operations for the current year under write-downs of long-term financial assets.

CURRENT ASSETS

INVENTORY

     An explanation of the change compared to the previous year is described below:

                                                          BALANCE AT                          BALANCE AT
                                                         DECEMBER 31,       CHANGE FROM      DECEMBER 31,
                                                             1993           PRIOR YEAR           1994
                                                         -------------   -----------------   -------------
                                                                         MILLIONS OF LIRA
Food and beverage......................................       2,893               184             3,077
Consumables............................................       3,580               366             3,946
                                                             ------            ------            ------
                                                              6,473               550             7,023
Developed properties held for resale...................      20,765            22,827            43,592
                                                             ------            ------            ------
                                                             27,238            23,377            50,615
                                                             ======            ======            ======

     At December 31, 1994, the developed properties held for resale were comprised of the following:

                                                                             MILLIONS OF LIRA
    Entitled land..........................................................       27,045
    Apartments, residential and commercial real estate.....................       11,669
    Other real estate......................................................        4,878
                                                                                  ------
                                                                                  43,592
                                                                                  ======

     As of December 31, 1993 entitled lands were included in "land designated for construction" and classified as fixed assets. Since entitled lands are available for sale, it has been considered correct to classify them as "inventory", even if the possible sales may not be finalized within the next year.

ACCOUNTS RECEIVABLE

TRADE DEBTORS

     The changes by category are explained as follows:

                                                    BALANCE AT                        BALANCE AT
                                                   DECEMBER 31,      CHANGE FROM     DECEMBER 31,
                                                       1993          PRIOR YEAR          1994
                                                   -------------     -----------     -------------
                                                                  MILLIONS OF LIRA
    Accounts receivable -- trade.................      58,541           4,130            62,671
    Less: Allowance for doubtful accounts........      (9,480)           (594)          (10,074)
                                                       ------           -----           -------
    Net..........................................      49,061           3,536            52,597
                                                       ======           =====           =======

     The increase in accounts receivable compared to the previous year is basically related to the increase in revenues compared to the previous year.

ACCOUNTS RECEIVABLE FROM SUBSIDIARIES AND AFFILIATES

     These receivables as of December 31, 1994 are comprised of the following:

                                                     BALANCE AT                      BALANCE AT
                                                      DECEMBER                        DECEMBER
                                                         31,         CHANGE FROM         31,
                                                        1993         PRIOR YEAR         1994
                                                     -----------     -----------     -----------
                                                                  MILLIONS OF LIRA
    Short term:
    - Subsidiaries:................................       916            6,423          7,339
                                                        -----           ------          -----
    - Affiliates:
      Imperial Hotels Austria AG...................     3,609           (1,866)         1,743
                                                        -----           ------          -----
              Total................................     4,525            4,557          9,082
                                                        =====           ======          =====
    Medium to long-term:
    - Affiliates:
      Imperial Hotels Austria AG...................       582              274            856
                                                        =====           ======          =====

     Medium to long-term receivables from Imperial Hotels Austria AG in accordance with a management agreement will not be paid within one year, and therefore have been discounted to their present value.

     The increase in trade accounts receivable from subsidiaries is primarily attributable to the fact that some investments in wound-up companies were not consolidated as in the prior year because they were recorded in the current year using the equity method.

OTHER RECEIVABLES

     The balance is comprised of the following:

                                                       BALANCE AT                      BALANCE AT
                                                      DECEMBER 31,    CHANGES FROM    DECEMBER 31,
                                                          1993         PRIOR YEAR         1994
                                                      ------------   --------------   ------------
                                                                    MILLIONS OF LIRA
    Short-term:
    VAT receivable..................................      6,962           2,240           9,202
    Other receivables from Government...............     27,204          (1,673)         25,531
    Advances to suppliers...........................        294             498             792
    Receivable from social security.................        244            (161)             83
    Receivables from Abbot Fields SA................      6,059              --           6,059
    Receivables from Resort Development and Finance
      Corporation BV................................      2,666              --           2,666
    Other receivables...............................     12,035          (3,806)          8,229
                                                         ------          ------          ------
              Total.................................     55,464          (2,902)         52,562
    Less: Allowance for doubtful accounts...........     (7,514)         (1,129)         (8,643)
                                                         ------          ------          ------
              Total.................................     47,950          (4,031)         43,919
                                                         ======          ======          ======
    Medium to long-term.............................         --           6,618           6,618
                                                         ======          ======          ======

     The receivable from Abbot Fields SA relates to a gain which arose in 1992 following the signing of an agreement at the end of 1991 to sell Ciga SpA's investment in Ciga International SpA, the owner of the Hotel Maurice in Paris. In view of the uncertainties surrounding the realization of this gain, a similar sum has prudently been allocated in prior years to the reserve for doubtful accounts. In the first months of 1995 such receivables were written-off in connection with a mutual waiver of outstanding claims.

     The item "other receivables" include Lira 861 million for accrued interests on the loan allocated to Abbot Fields International SpA, which have been as well written-off, without any loss, in the first month of year 1995. "Other receivables" also includes Lira 2,076 million for standing accounts receivable from companies in which the Group holds a minority share.

     "Other medium to long-term receivables" is comprised of a receivable for the proceeds on the sale of Residence Palazzo del Giglio. The sales agreement specifies that the amount will not be paid in the short-term and therefore the receivable has been discounted to its present value.

SHAREHOLDERS' EQUITY AND LIABILITIES

SHAREHOLDERS' EQUITY

     The changes in the components of shareholders' equity and the reconciliation of shareholders' equity and results of operations from Ciga SpA's statutory financial statements to the consolidated financial statements as of December 31, 1994 are provided in Annex.

SHARE CAPITAL

     The share capital of Ciga SpA at December 31, 1994, subscribed and paid up, amounted to Lira 1,075,342 million and is comprised as follows: 1,040,884,970 common shares with a par value of Lira 1,000 each and 34,456,717 savings shares with a par value of Lira 1,000 each.

     As a result of a special meeting of shareholders on February 15, 1994, share capital was reduced by Lira 93,530 million to cover accumulated losses through December 30, 1993 and subsequently increased by Lira 983,622 million with the issuance of 983,621,570 common shares.

SHARE PREMIUM RESERVE

     During the year, share premium reserve was written-down to nil for accumulated losses as noted above. Subsequently, share premium reserve increased by Lira 20,022 million which represented proceeds on the sale of option rights on not subscribed share capital.

FIXED ASSET REVALUATION RESERVE, LEGAL RESERVE, RESERVE FOR GAINS ON SPIN-OFF, RESERVE FOR DIVIDEND CHANGES

     These reserves have been written-down to nil for losses as a result of the special meeting of shareholders discussed in the components above.

OPENING RETAINED EARNINGS (DEFICIT)

     Represent residual accumulated losses to the beginning of the current year.

MINORITY INTEREST

     At December 31, 1994 the shareholders' equity of minority interest is relating to:

                                                                                 %
                                                                               ------
        Ciga Immobiliare Sardegna SpA and subsidiaries.......................   49.00
        Nacional Hotelaere SA................................................   17.51
        Ciga International Hotel Corporation.................................    4.74
        Lampsa SA............................................................   47.20

RESERVES FOR CONTINGENT LIABILITIES AND CHARGES

     The composition and the movements of these reserves are as follows:

                                                    BALANCE AT                        BALANCE AT
                                                   DECEMBER 31,     CHANGES FROM     DECEMBER 31,
                                                       1993          PRIOR YEAR          1994
                                                   ------------     ------------     ------------
                                                                  MILLIONS OF LIRA
    For taxation:
    - Deferred taxes.............................      5,085               (35)           5,050
    - Other......................................      6,604             5,586           12,190
                                                      ------           -------          -------
              Total..............................     11,689             5,551           17,240
                                                      ======           =======          =======
    For other contingent liabilities and charges:
    - Reserve for risks on to the development
      project in
        Costa Smeralda...........................         --            50,000           50,000
    - Reserve for hotel restructuring costs......         --            21,800           21,800
    - Reserve for company reorganization and
        restructuring............................         --            24,662           24,662
    - Reserve for premium payment on convertible
        bond.....................................      1,782             1,116            2,898
    - Reserve for exchange fluctuations..........      7,967               711            8,678
    - Reserve for restoration of state
      property...................................      1,890               402            2,292
    - Reserve for entitlement costs..............      2,029              (163)           1,866
    - Reserve for investments write-downs........        707             1,661            2,368
    - Reserve for other liabilities..............     13,017             8,824           21,841
                                                      ------           -------          -------
                                                      27,392           109,013          136,405
                                                      ======           =======          =======

     The reserve for deferred taxation has been accrued as a result of certain timing differences between the financial statements used for consolidation and those submitted to tax authorities.

     The other reserves for taxation include provisions for future tax charges costs expected to arise from ongoing litigations with the fiscal authorities.

     During 1994 the Group has accrued a reserve for risks of Lira 50,000 million to reflect the objective uncertainties relating to the realization of the development project in the Costa Smeralda area and, therefore, the risks connected to this project.

     The investment in Ciga Immobiliare Sardegna has been purchased in 1990 and has generated since, up to 1994, significant losses (some Lira 65,000 million), as a result of the forced inactivity caused by the restrictions imposed by regional laws to real estate developments in the seaside areas.

     Although the negotiations with local authorities have recently developed in favor of a resumption of the real estate activity in Costa Smeralda, significant uncertainties remain about the real possibility to realize the original project.

     Taking as well into account that authorizations and permits will not be obtained for a long time, and further studies, investigations and analysis will be necessary, it is reasonable to believe that the real estate development project will not begin in the near future and that the company will therefore continue to incur further costs of a presumably significant amount.

     In view of the above mentioned risks, the Group's management considering also the results of independent studies on the assets of CIS and its subsidiaries, has decided to accrue a reserve for risks prudentially determined in Lire 50,000 million.

     The "reserve for hotel restructuring" has been accrued during the year to account for the costs already planned for renovating two Italian hotels. Renovations are necessary to keep the carrying value of the two hotels in line with their net recoverable value.

     The "reserve for company reorganization and restructuring" has been wholly accrued during the year to cover expected costs for the restructuring and reorganization of the main Group's operating company, which will result in a reduction in the number of employees.

     A reserve for the 5 percent "premium payment on convertible bonds" has prudently been accrued to face the possible liability which might arise on December 31, 1995, date of the convertible bond redemption, for bonds that will not be converted into shares at that date. The surcharge is accrued proportionately over the life of the bonds.

     The "reserve for exchange fluctuations" has been accrued to align to the year end exchange rate the debt of a consolidated Italian company for an ECU middle-term loan.

     The "reserve for the restoration of state property" has been accrued to cover required maintenance works of harbors managed by the Group in the Costa Smeralda area to be incurred upon expiration of the public dominion licences.

     The "reserve for entitlement costs" has been accrued to cover the cost of infrastructures on entitled land required in the Costa Smeralda area.

     The "reserve for investments write-downs" has been accrued to account for the excesses of losses incurred by some non-consolidated subsidiaries with respect to their carrying value.

     "Reserves for other liabilities" include provisions for legal disputes and other potential liabilities associated with hotel operations.

RESERVE FOR EMPLOYEES' TERMINATION INDEMNITY

     The movement of the reserve during the year is as follows:

                                                   BALANCE AT                           BALANCE AT
                                                  DECEMBER 31,                         DECEMBER 31,
                                                      1993       ACCRUALS   PAYMENTS       1994
                                                  ------------   --------   --------   ------------
                                                                  MILLIONS OF LIRA
    Provision for employees' termination pay....     39,477        7,639     (4,875)      42,241
                                                     ======        =====      =====       ======

LIABILITIES

CONVERTIBLE BONDS

     The Convertible Bond Loan (1988-1995) issued by Ciga SpA originally comprised 120,554,973 bonds, each valued at Lira 1,000, at an interest rate of 9 percent per annum, repayable in full by December 31, 1995. Starting from December 1990, the bonds have been convertible into Ciga SpA common shares according to a variable ratio which is set for each conversion period on the basis of a share price calculated as 90 percent of the average settlement price of the ordinary shares on the Milan Stock Exchange during the previous quarter, with a minimum of Lira 3,300 at December 31, 1994. As of December 31, 1994, the number of bonds remaining unconverted stood at 57,960,339. The Group is entitled to reimburse bonds in advance, starting from 1991, with payment of a premium of up to 5 percent of the nominal value of the bonds. The premium is due in any case when the loan matures. In consideration of the possibility of further conversions, the shareholders of Ciga SpA have resolved to increase share capital through an issue of 6,669,775 shares with a nominal value of Lira 1,000, which will be used for the loan conversion.

SHORT TERM BANK LOANS

                                                     BALANCE AT                        BALANCE AT
                                                    DECEMBER 31,     CHANGE FROM      DECEMBER 31,
                                                        1993          PRIOR YEAR          1994
                                                    ------------     ------------     ------------
                                                                   MILLIONS OF LIRA
    Overdrafts....................................     602,812         (463,834)         138,978
    Advances......................................     369,049         (255,720)         113,329
    Current portion of secured loans..............      21,752          (10,756)          10,996
                                                       -------        ---------          -------
                                                       993,613         (730,310)         263,303
                                                       =======        =========          =======

     The current portion of secured loans include an amount denominated in foreign currency of 1,524,017 ECU.

     The net financial position has improved as of December 31, 1994, due mainly to the increase in share capital of the holding company, subscribed and paid up during the year.

MEDIUM AND LONG TERM BANK BORROWINGS

                                                       BALANCE AT                       BALANCE AT
                                                      DECEMBER 31,      INCREASE       DECEMBER 31,
                                                          1993         (DECREASE)          1994
                                                      ------------     -----------     ------------
                                                                    MILLIONS OF LIRA
    Secured loans...................................     70,893          (11,580)         59,313
                                                         ======         ========          ======

     Secured loans include a residual amount denominated in foreign currency of 17,656,820 ECU. The effect of the translation at year-end exchange rate is reflected in the reserve for exchange fluctuations.

     The repayment of long term loans outstanding at December 31, 1994 will be made in semi-annual installments.

     The repayment plan of the long term portion of loans is the following:

                                     YEAR                                MILLIONS OF LIRA
        ---------------------------------------------------------------  ----------------
        1996...........................................................        7.337
        1997...........................................................        7.363
        1998...........................................................        7.821
        1999...........................................................        7.604
        2000...........................................................        8.024
        2001 and subsequently..........................................       21.164
                                                                              ------
                  Total................................................       59.313
                                                                              ======

     The interest rates accrued on such loans are variable and as of December 31, 1994 the weighted-average rate was 13 percent.

TRADE PAYABLES

     The decrease in trade payables of Lira 57.313 million, is primarily due to the payment of overdue trade payables relating to refurbishment and enlargement works on hotel buildings carried out in recent years. These payments were made possible through proceeds from the increase in the holding company's share capital.

     Trade payables at December 31, 1994 include a payable for rentals relating to Hotel Maurice in Paris due to Abbot Fields International SpA of Lira 7,040 million. Following the agreement between the Group and the Abbot Fields Group in the first months of 1995, such payables have been written-off.

DUE TO SUBSIDIARIES AND AFFILIATED COMPANIES

     As of December 31, 1994, these liabilities include the following items:

                                                    BALANCE AT                         BALANCE AT
                                                   DECEMBER 31,      CHANGE FROM      DECEMBER 31,
                                                       1993          PRIOR YEAR           1994
                                                   ------------     -------------     ------------
                                                                  MILLIONS OF LIRA
    Subsidiaries.................................       377              8,685            9,062
                                                        ---             ------           ------
    Affiliated companies:
    Imperial Hotels Austria AG...................        94              7,303            7,397
                                                        ---             ------           ------
              Total..............................       471             15,988           16,459
                                                        ===             ======           ======

     The increase in accounts payable to subsidiaries is primarily attributable to the fact that some investments in wound-up companies were not consolidated as in the previous year because they were recorded in the current year using the equity method.

DUE TO THE PARENT COMPANY

     The amount recorded at December 31, 1993 primarily comprised of two loans plus accrued interests, from the parent company at the time, Fimpar SpA.

     These loans have been repaid to Fimpar SpA during 1994. Following the subscription of the Ciga SpA capital increase, as declared by the shareholders' meeting of February 15, 1994, Fimpar SpA ceased to be the parent company of the Ciga Group and, currently, does not appear to be one of Ciga SpA's shareholders.

TAXES PAYABLE

     The composition of this item and the changes from prior year are the following:

                                                     BALANCE AT                       BALANCE AT
                                                    DECEMBER 31,     CHANGE FROM     DECEMBER 31,
                                                        1993         PRIOR YEAR          1994
                                                    ------------     -----------     ------------
                                                                  MILLIONS OF LIRA
    Accrued income taxes..........................      1,000            1,891           2,891
    Withholding taxes.............................      4,864              720           5,584
    Payables for taxation on fixed assets.........      4,189             (282)          3,907
    Payables for tax on net equity................      1,150            5,923           7,073
    Other taxes...................................     12,294           (8,021)          4,273
                                                       ------           ------          ------
                                                       23,497              231          23,728
                                                       ======           ======          ======

     Ciga SpA and its Italian subsidiaries have settled all tax years to the end of 1988.

     The Group's management is of the opinion that the settlement of open tax years will not give rise to significant liabilities for the Group, also because of the large losses reported in recent years.

     As of December 31, 1994 the amount of the tax losses available to subsidiaries, based on income tax returns for the years through to 1993, and on estimates of the losses for tax purposes for the year 1994, is approximately Lira 836 billion.

     The tax losses expire in the following years:

                                                                 MILLIONS OF LIRA
                                                                 ----------------
                1995...........................................          29
                1996...........................................          88
                1997...........................................         310
                1998...........................................         247
                1999 (estimate)................................         162

SOCIAL SECURITIES

     This item refers to payables for social security contributions charged on both the company and the employees at the year end with respect to December wages.

OTHER LIABILITIES

     The other liabilities reflected in the financial statements include the following:

                                                     BALANCE AT                       BALANCE AT
                                                    DECEMBER 31,     CHANGE FROM     DECEMBER 31,
                                                        1993         PRIOR YEAR          1994
                                                    ------------     -----------     ------------
                                                                  MILLIONS OF LIRA
    Payroll expenses and related social
      contributions...............................     21,446            4,211          25,657
    Payables to shareholders and bond holders.....     16,682          (12,082)          4,600
    Other liabilities.............................     48,190            8,473          56,663
                                                       ------          -------          ------
                                                       86,318              602          86,920
                                                       ======          =======          ======

     Payables to shareholders and bond holders have been reduced because of the payment of the interests accrued during former years on the convertible bond loan; such payment was made possible by the increase in the parent company's share capital.

     Other payables include the following:

     - The residual payable of Lira 38,812 million to Resort Development and Finance Corporation BV, relating to a 51 percent investment in Ciga Immobiliare Sardegna SpA. The payable was due on

       June 30, 1993 and during the year it has been increased by the accrued interests resulting from the delayed payment. Resort Development and Finance Corporation BV is held by the former principal shareholder of the Group. Negotiations are still taking place with the counterpart to define pending issues, as described in the Director's Report.

     - Other payables due to companies related to the former principal shareholder of Lira 4,088 million.

     - Payables for interest expense of Lira 982 million.

     - Payables for leases of Lira 1,069 million.

ACCRUED LIABILITIES AND DEFERRED REVENUES

DEFERRED REVENUES

     Revenues obtained from the sale of berthing rights of the marina constructed on public land and managed by a Group's company are recognized over the concession period. The balance includes the portion of revenues collected, relating to future years.

INCOME STATEMENT

PRODUCTION VALUE

REVENUES

     Revenue by activity and geographical area are described below:

                          REVENUES BY ACTIVITY                           1994        1993
    -----------------------------------------------------------------  --------    --------
                                                                         MILLIONS OF LIRA
    Hotels and Resort................................................   525,529     456,553
    Real estate activity.............................................     9,522       9,964
                                                                       --------    --------
                                                                        535,051     466,517
                                                                        =======     =======

                      REVENUES BY GEOGRAPHICAL AREA                      1994        1993
    -----------------------------------------------------------------  --------    --------
                                                                         MILLIONS OF LIRA
    Italy............................................................   323,639     280,057
    Spain............................................................    84,144      76,605
    Austria..........................................................    65,787      69,598
    France...........................................................    31,517      24,215
    Holland..........................................................    17,283      16,042
    Greece...........................................................    12,681          --
                                                                       --------    --------
                                                                        535,051     466,517
                                                                        =======     =======

     The increase in revenues as of December 31, 1994 compared with the previous year is due to a significant improvement in hotel management, particularly in Italy, and to the inclusion since July 1, 1994 of operating results of the Greek company Lampsa SA.

OTHER INCOME

     The item is composed as follows:

                                                                          1994       1993
                                                                         -------    -------
                                                                          MILLIONS OF LIRA
    Leases.............................................................    6,390      6,973
    Sale of advertising spaces.........................................    1,177      1,179
    Gain on sale of assets.............................................    1,094        713
    Sundry revenues....................................................   12,558      8,424
                                                                         -------    -------
                                                                          21,219     17,289
                                                                          ======     ======

     Gains on the sale of assets relate to ordinary sales made during the year.

     Sundry revenues relate mainly to costs recovered, commissions and revenues relating to prior years.

PRODUCTION COSTS

CONSUMABLES

     This item is essentially comprised of expenses for food and beverages purchased by the hotels managed by the Group.

SERVICES

     Service costs include primarily G&A expenses, marketing and maintenance expenses.

     Service costs increased from Lira 120 billion in 1993 to Lira 133 billion in 1994, primarily due to higher commissions on hotel booking and legal fees associated with the capital increase.

     The total amount of fees for directors and statutory auditors of the holding company, including the appointment in the Group subsidiaries are of Lira 172 million and of Lira 295 million.

     Directors who are employed by ITT or its subsidiaries do not receive fees for their services as Directors.

USE OF THIRD PARTY ASSETS

     Leasing costs include Lira 10,177 million for rental of leased hotel building, Lira 1,778 million for the rental of head and branch offices and Lira 4,706 million for various rental costs.

     As of December 31, 1994 the Group's Italian companies managed nineteen owned hotels and managed an additional two hotels leased from third parties. The lease contracts stipulate a fixed minimum rental, and in certain cases are susceptible to increases in relation to a fixed percentage of annual revenues. The two contracts in force at December 31, 1994 expire in 1998 and 2006.

     The Spanish companies manage two hotels owned by the Group and an additional four hotels under management contracts expiring between 1998 and 2028.

     The Austrian subsidiary, Ciga Hotels AG has a contract with Imperial Hotels Austria AG Vienna, expiring in 2012, by which the Ciga Group is responsible for the management of three hotels owned by Imperial in return for an annual fee of Austrian Schillings 15,300,000 (Lira 2,140 million) subject to review every three years.

     The Hotel Maurice in Paris, owned by Abbot Fields International SpA, is managed by the Group pursuant to an agreement with the owner following the expiration of the previous management contract in December 1993. Under such agreement, the Group continues to manage the Maurice on a month-to-month basis terminable by either party. In the early months of 1995, the Group and the owner entered into an agreement by which they settled many of their prior disputes and affirmed the month-to-month nature of the Group's management.

     The obligation for the next five years for hotel rental fees is as follows (the rental fee for Hotel Maurice, because of the standing uncertainties, has been included only in 1995):

                                                                              MILLIONS
                                                                              OF LIRA
                                                                              --------
        1995................................................................    8,930
        1996................................................................    6,062
        1997................................................................    6,202
        1998................................................................    6,348
        1999................................................................    6,403

PERSONNEL COSTS

     The composition of such costs is already provided in the statement of operations.

     The average number of the Group's employees is as follows:

                                                                           NUMBER
                                                                       ---------------
                                                                       1994      1993
                                                                       -----     -----
        Managers.....................................................     46        50
        Employees and workers........................................  3,699     3,805
                                                                       -----     -----
                                                                       3,745     3,855
                                                                       =====     =====

DEPRECIATION, AMORTIZATION AND WRITE-DOWNS

     The devaluation of tangible assets reflected in the December 31, 1994 statement of operations, relate to Hotel Jerez de la Frontera, owned by a Spanish consolidated company. The cost of this hotel, which is to be sold, has been written-down to its net realizable value.

PROVISION FOR CONTINGENT LIABILITIES AND CHARGES

     This item covers potential tax and other liabilities.

OTHER CHARGES

     Other charges increased from Lira 24 billion in 1993 to Lira 38 billion in 1994 primarily due to the increase in the tax on net equity of the holding company.

FINANCIAL INCOME AND EXPENSES

OTHER FINANCIAL INCOME

     Interest income on loans receivable include:

                                                                      1994       1993
                                                                     -------    -------
                                                                      MILLIONS OF LIRA
        Interests accrued on loans receivable from subsidiaries....    1,128         --
        Interests accrued on loans receivable from other debtors...    3,214      7,171
                                                                     -------    -------
                                                                       4,342      7,171
                                                                      ======     ======

     Interests on loans receivable from other debtors include interests accrued until June 30, 1994 on loans provided by the Group to Interprogramme Holding SA and to Weinveste BV.

MISCELLANEOUS INCOME INCLUDES:

                                                                      1994       1993
                                                                     -------    -------
                                                                      MILLIONS OF LIRA
        Interest accrued on bank deposits and other accounts
          receivable...............................................   14,773      9,542
        Foreign exchange gains.....................................    5,571      1,068
                                                                     -------    -------
                                                                      20,344     10,610
                                                                      ======     ======

INTEREST AND OTHER FINANCIAL EXPENSES

     This item includes:

                                                                      1994       1993
                                                                     -------    -------
                                                                      MILLIONS OF LIRA
        Interest to parent companies...............................       --      5,777
                                                                      ======     ======

     Interest and other expenses towards others:

        - Interest on short term bank borrowings and other
          interests...............................................   56,980     126,732
        - Interest on medium and long term bank borrowing.........   13,928      17,680
        - Interest due to bond holders............................    5,216       5,217
        - Foreign exchange losses.................................    1,430       8,966
        - Provision for foreign exchange fluctuation..............    1,583       2,893
                                                                    -------    --------
                                                                     79,137     161,488
                                                                     ======     =======

ADJUSTMENTS TO THE VALUE OF FINANCIAL ASSETS

WRITE-DOWNS

     Total write-downs include the following:

                                                                       1994       1993
                                                                      -------    ------
                                                                      MILLIONS OF LIRA
        Write-downs in investments in subsidiaries..................      695       123
        Write-downs in investments in other enterprises.............    1,220        --
        Write-downs in long-term financial assets...................   40,456     6,098
                                                                      -------    ------
                                                                       42,371     6,221
                                                                       ======     =====

     The write-downs in long-term financial assets for the year 1994 include the following:

     - The loss of Lira 34,860 million on loans provided to a former related company and a third party relating to the investment in Lampsa SA; such investment has been received by the Group in exchange for the loans owing from the said parties.

     - A provision of Lira 3,240 million made in the first half of 1994 against the loans provided by the Ciga Group as disclosed above.

     - A further provision of Lira 2,356 million made against loans to companies in liquidation held by Resort Development and Finance Corporation BV.

EXTRAORDINARY GAINS AND LOSSES

     Extraordinary gains include:

     - Gains on sale of assets for Lira 1,228 million, relating primarily to the sale of "Villa Morosini" in Venice Lido. The gain on sale of the "Residence Palazzo del Giglio" of Lira 9,602 million, has been accounted for net of Lira 1,369 million, which is the adjustment to the receivable to record it at its discounted value because of the long-term payment schedule specified in the contract.

     - Other income include primarily incomes relating to previous years.

     Extraordinary losses include:

     - Losses on sale of assets

     - Extraordinary accruals for contingent liabilities and charges including:

             (a) a provision of Lira 50,000 million for standing uncertainties relating to the development project in Costa Smeralda;

             (b) a provision of Lira 26,462 million, of which Lira 1,800 million was utilized before December 31, 1994. This provision relates to contingent liabilities estimated for the reorganization of some of the Group's companies;

             (c) an accrual of Lira 21,800 million to the Reserve for restructuring costs of two Italian hotels;

             (d) a provision of Lira 8,000 million for costs from other potential charges in hotel operation.

     - Other losses include costs and taxes related to previous years.

RECONCILIATION OF SHAREHOLDERS' EQUITY AND RESULTS OF OPERATIONS FROM CIGA SPA'S STATUTORY FINANCIAL STATEMENTS TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                                                       SHAREHOLDERS'     LOSS FOR
                                                                          EQUITY         THE YEAR
                                                                       -------------     --------
                                                                            MILLIONS OF LIRA
Balance per CIGA SpA's in statutory financial statements as of
  December 31, 1994..................................................     849,634        (234,157)
Goodwill arising from the acquisition of foreign companies which are charged directly to shareholders' equity, net of accumulated
  amortization.......................................................     (28,980)          5,198
The value of "Ciga" trademark used by foreign affiliated companies which is eliminated in the consolidated financial statements, net
  of accumulated amortization........................................     (12,500)          2,500
Further differences between the value of shareholders' equity of subsidiaries reported for consolidation purposes and the value in
  the subsidiaries' financial statements.............................      27,656(*)        2,232
                                                                       -------------     --------
Balance per consolidated financial statements as of December 31,
  1994...............................................................     835,810        (224,227)
                                                                       ==========        ========

- ---------------
(*) relates primarily to the revaluation of fixed assets permitted by law in 1990.

EXPLANATORY ADDED FOR TRANSLATION INTO ENGLISH

     The consolidated financial statements have been translated into English from the original Italian version. The statements have been prepared following accounting principles which are acceptable in Italy but which may differ in certain respects from the accounting principles adopted in other countries.

    RECONCILIATION OF SHAREHOLDERS' EQUITY AND NET INCOME/(LOSS) OF THE YEAR


           TO GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED


                         STATES OF AMERICA (UNAUDITED)


                         (AMOUNTS IN BILLIONS OF LIRE)



     The consolidated financial statements of the Ciga Group are prepared in accordance with the accounting principles and practices generally accepted in Italy, which differ in certain respects from the accounting principles generally accepted in the United States of America (US GAAP).



     The more significant adjustments necessary to adhere to US GAAP for the Ciga Group standing alone are the following:



                                                         1993                             1994
                                            ------------------------------   ------------------------------
                                                            SHAREHOLDERS'                    SHAREHOLDERS'
                                                              EQUITY OF                        EQUITY OF
                                                 NET          THE GROUP           NET          THE GROUP
                                            INCOME/(LOSS)   AT 31 DECEMBER   INCOME/(LOSS)   AT 31 DECEMBER
                                            -------------   --------------   -------------   --------------
As per local GAAP.........................      (200.1)           53.4           (224.2)          835.8
(A) Elimination of revaluation of fixed
    assets and related depreciation.......         2.5          (163.9)             3.2          (160.7)
(B) Elimination of assets write-up on
    spin-off net of related
    depreciation..........................         2.8          (135.4)             4.4          (131.0)
(C) Goodwill adjustment...................        (5.2)           28.5             (5.2)           23.3
(D) Write-off of intangible assets
     Start-up and share issuance costs....         1.3            (1.7)             3.0            (8.9)
                                                 -----           -----            -----           -----
As per US GAAP............................      (198.7)         (219.1)          (218.8)          558.5
                                                 =====           =====            =====           =====



COMMENTS ON THE ABOVE DIFFERENCES BETWEEN THE CIGA GROUP'S ACCOUNTING POLICIES AND US GAAP



(A) ELIMINATION OF REVALUATION OF FIXED ASSETS



     Ciga Group revalued certain properties, plant and equipment to amounts in excess of historical cost, as permitted by law (law 72/83). Revaluations were added to shareholders' equity and the revalued assets are depreciated over their remaining useful life. Moreover, in 1991, Italian legislation (law 413/91) introduced the obligatory revaluation of industrial and civil land and buildings using coefficients as set forth by the law.



     The depreciation expense on such revaluations is tax deductible.



     US GAAP does not permit the revaluation of fixed assets.



(B) ELIMINATION OF ASSETS WRITE UP ON SPIN OFF



     It relates to the write-up of assets (mainly buildings) resulting from the spin off which occurred in 1981 when the parent company transferred certain properties and equipments to its new formed Italian subsidiaries.



(C) GOODWILL ADJUSTMENT



     It relates to the goodwill paid on acquisitions prior to 1991 which have been written off directly against Ciga Group's equity as, at that time, permitted by local GAAP.



     The current Ciga Group's accounting policy states the amortization on a straight line basis over a period of ten years, a policy which is also in conformity with US GAAP.



(D) WRITE-OFF OF INTANGIBLE ASSETS



     This write-off concerns primarily incorporation costs and costs relating to increase in share capital which under Italian legislation can be deferred and amortized over five years and under US GAAP would be expensed as incurred or deducted directly from the capital increase funds provided.



(E) TAX EFFECT ON DEFERRED TAXES



     No adjustment is recognized for the tax effects on the above adjustments, other than temporary differences and on the significant prior years losses carried forward as it would result in a net deferred tax asset to be offset by a corresponding tax allowance.

                              ITT INDUSTRIES, INC.

                       VALUATION AND QUALIFYING ACCOUNTS
                              MILLIONS OF DOLLARS

                                                                ADDITIONS (DEDUCTIONS)
                                                        --------------------------------------
                                                        CHARGED TO                 WRITE-OFFS/      BALANCE
                                             BALANCE    COSTS AND    TRANSLATION    PAYMENTS/       DECEMBER
                                            JANUARY 1    EXPENSES    ADJUSTMENT       OTHER            31
                                            ---------   ----------   -----------   -----------     ----------
DESCRIPTION
YEAR ENDED DECEMBER 31, 1994
Trade Receivables -- Allowance for
  doubtful accounts.......................   $    33       $  4         $   1         $  (2)         $   36
Accumulated depreciation of plant,
  property and equipment..................     2,186        343           144          (158)(1)       2,515
YEAR ENDED DECEMBER 31, 1993
Trade Receivables -- Allowance for
  doubtful accounts.......................   $    40       $  6         $  (1)        $ (12)         $   33
Accumulated depreciation of plant,
  property and equipment..................     2,111        287           (95)         (117)(1)       2,186
YEAR ENDED DECEMBER 31, 1992
Trade Receivables -- Allowance for
  doubtful accounts.......................   $    48       $  5         $  (3)        $ (10)         $   40
Accumulated depreciation of plant property
  and equipment...........................     2,039        296          (104)         (120)(1)       2,111

- ---------------
(1) Principally retirements as well as companies sold during the year.

                             ITT DESTINATIONS, INC.

                       VALUATION AND QUALIFYING ACCOUNTS
                              MILLIONS OF DOLLARS

                                                                ADDITIONS (DEDUCTIONS)
                                                        --------------------------------------
                                                        CHARGED TO                 WRITE-OFFS/
                                             BALANCE    COSTS AND    TRANSLATION    PAYMENTS/      BALANCE
                                            JANUARY 1    EXPENSES    ADJUSTMENT       OTHER      DECEMBER 31
                                            ---------   ----------   -----------   -----------   -----------
DESCRIPTION
YEAR ENDED DECEMBER 31, 1994
Trade Receivables -- Allowance for
  doubtful accounts.......................    $  38        $ 31         $   3         $ (17)        $  55
Notes Receivable -- Allowance for doubtful
  accounts................................       76           6            --            (4)           78
Accumulated depreciation of plant,
  property and equipment..................      353          99            --            29(2)        481
YEAR ENDED DECEMBER 31, 1993
Trade Receivables -- Allowance for
  doubtful accounts.......................    $  52        $ 21         $  (3)        $ (32)        $  38
Notes Receivable -- Allowance for doubtful
  accounts................................       72           5            --            (1)           76
Accumulated depreciation of plant,
  property and equipment..................      323          79           (10)          (39)(1)       353
YEAR ENDED DECEMBER 31, 1992
Trade Receivables -- Allowance for
  doubtful accounts.......................    $  56        $ 29         $  (3)        $ (30)        $  52
Notes Receivable -- Allowance for doubtful
  accounts................................       37          36            --            (1)           72
Accumulated depreciation of plant,
  property and equipment..................      277          77            (6)          (25)(1)       323

- ---------------
(1) Principally retirements as well as companies sold during the year.
(2) Primarily reflects the consolidation of properties previously accounted for on the equity method.

                   ITT HARTFORD GROUP, INC. AND SUBSIDIARIES

                      SUPPLEMENTARY INSURANCE INFORMATION
                              MILLIONS OF DOLLARS

                                              FUTURE
                                              POLICY
                                             BENEFITS,                 OTHER
                                              UNPAID                   POLICY                             AMORTIZATION
                               DEFERRED     CLAIMS AND                 CLAIMS                              OF DEFERRED
                                POLICY         CLAIM                    AND                     NET          POLICY
                              ACQUISITION   ADJUSTMENT    UNEARNED    BENEFITS   INSURANCE   INVESTMENT    ACQUISITION    PREMIUMS
                                 COSTS       EXPENSES     PREMIUMS    PAYABLE     REVENUE    INCOME(1)        COSTS       WRITTEN
                              -----------   -----------   ---------   --------   ---------   ----------   -------------   -------
YEAR ENDED DECEMBER 31, 1994
  Property and Casualty.....    $   608       $17,435      $ 2,680    $     --    $ 6,580      $  913        $ 1,353      $6,739
  Life and Health...........      1,917         3,152           45      22,308      2,173       1,436            274          --
                              -----------   -----------   ---------   --------   ---------   ----------       ------      -------
                                $ 2,525       $20,587      $ 2,725    $ 22,308    $ 8,753      $2,349        $ 1,627      $6,739
                              ==========    ============  ==========   =======   ========    =========    =============   ========
YEAR ENDED DECEMBER 31, 1993
  Property and Casualty.....    $   593       $17,284      $ 2,493    $     --    $ 6,338      $  990        $ 1,300      $6,448
  Life and Health...........      1,431         2,699           44      18,364      1,812       1,198            347          --
                              -----------   -----------   ---------   --------   ---------   ----------       ------      -------
                                $ 2,024       $19,983      $ 2,537    $ 18,364    $ 8,150      $2,188        $ 1,647      $6,448
                              ==========    ============  ==========   =======   ========    =========    =============   ========
YEAR ENDED DECEMBER 31, 1992
  Property and Casualty.....    $   572       $17,418      $ 2,409    $     --    $ 6,094      $1,352        $ 1,269      $5,974
  Life and Health...........        910         2,721           42      15,115      1,340       1,076            161          --
                              -----------   -----------   ---------   --------   ---------   ----------       ------      -------
                                $ 1,482       $20,139      $ 2,451    $ 15,115    $ 7,434      $2,428        $ 1,430      $5,974
                              ==========    ============  ==========   =======   ========    =========    =============   ========

- ---------------
(1) Net investment income is allocated based on property and casualty and life and health's share of investable funds.

                SUPPLEMENTAL INFORMATION CONCERNING PROPERTY AND
                         CASUALTY INSURANCE OPERATIONS
                              MILLIONS OF DOLLARS

                                                                  CLAIMS AND CLAIM
                                                                 ADJUSTMENT EXPENSE
                                                                INCURRED RELATED TO:     PAID CLAIMS
                                                DISCOUNT        --------------------       & CLAIM
                                             DEDUCTED FROM      CURRENT       PRIOR      ADJUSTMENT
           YEARS ENDED DECEMBER 31,          LIABILITIES(1)      YEARS        YEARS       EXPENSES
    ---------------------------------------  --------------     -------       ------     -----------
    1994...................................       $432          $ 4,841       $   55       $ 4,723
    1993...................................       $362          $ 4,611       $  248       $ 4,662
    1992...................................       $325          $ 4,822       $1,406       $ 4,806

- ---------------
(1) Reserves for permanently disabled claimants, terminated reinsurance treaties and certain reinsurance contracts have been discounted using the rate of return the Company could receive on risk-free investments of 8.1% for 1994, and using interest rates ranging from 3% to 6% and 3% to 14% for 1993 and 1992, respectively.

                   ITT HARTFORD GROUP, INC. AND SUBSIDIARIES

                                  REINSURANCE
                              MILLIONS OF DOLLARS

                                                                                              PERCENTAGE
                                                                                                 OF
                                                          CEDED TO     ASSUMED      EARNED     AMOUNT
                                                GROSS       OTHER     FROM OTHER     NET       ASSUMED
                                                AMOUNT    COMPANIES   COMPANIES     AMOUNT     TO NET
                                               --------   ---------   ----------   --------   ---------
YEAR ENDED DECEMBER 31, 1994
  Life insurance in force....................  $246,138    $66,709     $ 33,090    $212,519       16%
                                               ========    =======      =======    ========
  Premiums
     Property and casualty insurance.........  $  6,717    $   883     $    746    $  6,580       11%
     Life insurance..........................     1,422        151          197       1,468       13%
     Accident and health insurance...........       631         65          139         705       20%
                                               --------    -------      -------    --------
          Total premiums.....................  $  8,770    $ 1,099     $  1,082    $  8,753       12%
                                               ========    =======      =======    ========
YEAR ENDED DECEMBER 31, 1993
  Life insurance in force....................  $182,784    $54,106     $ 13,934    $142,612       10%
                                               ========    =======      =======    ========
  Premiums
     Property and casualty insurance.........  $  6,597    $   994     $    735    $  6,338       12%
     Life insurance..........................     1,146        147          102       1,101        9%
     Accident and health insurance...........       643         55          123         711       17%
                                               --------    -------      -------    --------
          Total premiums.....................  $  8,386    $ 1,196     $    960    $  8,150       12%
                                               ========    =======      =======    ========
YEAR ENDED DECEMBER 31, 1992
  Life insurance in force....................  $126,447    $48,723     $ 45,142    $122,866       37%
                                               ========    =======      =======    ========
  Premiums
     Property and casualty insurance.........  $  6,477    $ 1,188     $    805    $  6,094       13%
     Life insurance..........................       690         61           27         656        4%
     Accident and health insurance...........       573         25          136         684       20%
                                               --------    -------      -------    --------
          Total premiums.....................  $  7,740    $ 1,274     $    968    $  7,434       13%
                                               ========    =======      =======    ========

                                                                         ANNEX A



            AGREEMENT AND PLAN OF MERGER BETWEEN ITT AND ITT INDIANA



     AGREEMENT AND PLAN OF MERGER dated as of August   , 1995, between ITT
CORPORATION, a Delaware corporation ("ITT"), and ITT INDIANA, INC., an Indiana corporation and a wholly owned subsidiary of ITT ("ITT Indiana").



     WHEREAS ITT has authorized capital stock consisting of (a) 200,000,000 shares of Common Stock, par value $1 per share ("ITT Common Stock"), of which
     shares were issued and outstanding and      shares were held in the
treasury of ITT as of August   , 1995, and (b) 50,000,000 shares of Preferred
Stock, without par value, of which none are issued and outstanding;



     WHEREAS ITT Indiana has authorized capital stock consisting of (a) 200,000,000 shares of Common Stock, par value $1 per share ("ITT Indiana Common Stock" and after the Effective Time of the Merger, as defined below, "Surviving
Corporation Common Stock"), of which      shares are issued and outstanding and
held by ITT, and (b) 50,000,000 shares of Preferred Stock, without par value, of which none are issued and outstanding; and



     WHEREAS ITT and ITT Indiana desire that ITT merge with and into ITT Indiana and that ITT Indiana shall continue as the surviving corporation in such merger, upon the terms and subject to the conditions herein set forth and in accordance with the laws of the State of Delaware and the laws of the State of Indiana.



     NOW, THEREFORE, the parties hereto agree as follows:



                                   ARTICLE I



                                     MERGER



     SECTION 1.01. Merger. Subject to the terms and conditions of this Agreement, ITT shall be merged (the "Merger") with and into ITT Indiana in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Business Corporation Law of the State of Indiana (the "IBCL"), the separate existence of ITT shall cease and ITT Indiana shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation") and continue its corporate existence under the laws of the State of Indiana. The Surviving Corporation shall succeed, insofar as permitted by law, to all the rights, assets, liabilities and obligations of ITT (including, without limitation, as contemplated by Article IV).



     SECTION 1.02. Effective Time of the Merger. The Merger shall become effective as of the date and time (the "Effective Time of the Merger") the following actions are completed: (a) this Agreement or an appropriate certificate of merger is filed with the Secretary of State of the State of Delaware in accordance with the DGCL and (b) appropriate articles of merger are filed with the Secretary of State of the State of Indiana in accordance with the IBCL.



     SECTION 1.03. Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of ITT such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of ITT, and otherwise to carry out the purpose of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of ITT or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

                                   ARTICLE II



                        NAME, ARTICLES OF INCORPORATION,


                             BY-LAWS, DIRECTORS AND


                     OFFICERS OF THE SURVIVING CORPORATION



     SECTION 2.01. Name of Surviving Corporation. The name of the Surviving Corporation shall be ITT Industries, Inc.



     SECTION 2.02. Articles of Incorporation. At the Effective Time of the Merger, Article First of the Articles of Incorporation of ITT Indiana shall be amended to read in its entirety as follows:



     The name of the corporation is ITT Industries, Inc.



     The Articles of Incorporation of ITT Indiana in effect immediately prior to the Effective Time of the Merger, as so amended, shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time of the Merger until further amended thereafter as provided therein or by law.



     SECTION 2.03. By-laws. The By-laws of ITT Indiana in effect at the Effective Time of the Merger shall be the By-laws of the Surviving Corporation after the Effective Time of the Merger until amended thereafter as provided therein or by law.



     SECTION 2.04. Directors and Officers. The directors and officers of ITT at the Effective Time of the Merger shall continue to be the directors and officers, respectively, of the Surviving Corporation after the Effective Time of the Merger until expiration of their current terms as such, or prior resignation, removal or death, subject to the Articles of Incorporation and By-laws of the Surviving Corporation.



                                  ARTICLE III



                        CONVERSION AND EXCHANGE OF STOCK



     SECTION 3.01. Conversion. At the Effective Time of the Merger, each of the following transactions shall be deemed to occur simultaneously:



          (a) Each share of ITT Common Stock issued and outstanding or held in the treasury of ITT immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of Surviving Corporation Common Stock.



          (b) Each share of ITT Indiana Common Stock issued and outstanding immediately prior to the Effective Time of the Merger and held by ITT shall be cancelled without any consideration being issued or paid therefor.



     SECTION 3.02. Exchange. (a) After the Effective Time of the Merger, each certificate theretofore representing issued and outstanding shares of ITT Common Stock shall represent the same number of shares of Surviving Corporation Common Stock.



     (b) At any time on or after the Effective Time of the Merger, any holder of certificates theretofore evidencing ownership of shares of ITT Common Stock will be entitled, upon surrender of such certificates to the transfer agent of the Surviving Corporation, to receive in exchange therefor one or more new stock certificates evidencing ownership of the number of shares of Surviving Corporation Common Stock into which the ITT Common Stock shall have been converted in the Merger. If any certificate representing shares of Surviving Corporation Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance therefor that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the transfer agent any transfer or other taxes required by reason of the issuance of a certificate representing shares of Surviving Corporation Common Stock in any name other than that of the registered holder of the certificate surrendered, or otherwise required, or shall establish to the satisfaction of the transfer agent that such tax has been paid or is not payable.

     (c) As soon as reasonably practicable after the Effective Time of the Merger, the transfer agent for Surviving Corporation shall mail to each holder of record of a certificate or certificates of Surviving Corporation Common Stock
(i) a letter of transmittal (which shall be in such form as Surviving Corporation may specify) and (ii) instructions for use in effecting an exchange of certificates contemplated by paragraph (b) of this Section 3.02 and the distribution of certificates contemplated by the distribution by ITT of shares of common stock of ITT Destinations, Inc. and ITT Hartford Group, Inc. to shareholders of ITT.



     (d) Fractional Shares. Certificates or scrip representing fractional shares of Surviving Corporation Common Stock shall be issued upon the surrender for exchange of Certificates to the extent necessary.



                                   ARTICLE IV



            EMPLOYEE STOCK, EMPLOYEE BENEFIT, INCENTIVE COMPENSATION


                        AND DIVIDEND REINVESTMENT PLANS



     At the Effective Time of the Merger, each employee stock plan, employee benefit plan, incentive compensation plan and dividend reinvestment plan to which ITT is then a party shall be assumed by, and continue to be the plan of, the Surviving Corporation. To the extent any employee stock plan, employee benefit plan, incentive compensation plan or dividend reinvestment plan of ITT or any of its subsidiaries provides for the issuance or purchase of, or otherwise relates to, ITT Common Stock, after the Effective Time of the Merger such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, Surviving Corporation Common Stock.



                                   ARTICLE V



                                   CONDITIONS



     Consummation of the Merger is subject to the satisfaction at or prior to the Effective Time of the Merger of the following conditions:



     SECTION 5.01. Stockholder Approval. This Agreement and the Merger shall have been adopted and approved by the vote of the majority of the shares of ITT Common Stock outstanding on the record date fixed for determining the stockholders of ITT entitled to vote thereon. This Agreement and the Merger shall also have been adopted and approved by ITT as the holder of all the outstanding shares of ITT Indiana Common Stock prior to the Effective Time of the Merger.



     SECTION 5.02. Listing. The shares of Surviving Corporation Common Stock to be issued in the Merger, or reserved for issuance immediately after the Effective Time of the Merger, shall have been approved for listing, subject to official notice of issuance, by the NYSE.



     SECTION 5.03. Distribution. The distribution by ITT of all the outstanding shares of common stock of (a) ITT Destinations, Inc., and (b) ITT Hartford Group, Inc., each wholly owned subsidiaries of ITT, shall have occurred.



     SECTION 5.04. Tax Opinion. ITT shall have received an opinion from its legal counsel, with respect to the tax consequences of the Merger, in form and substance satisfactory to ITT.



                                   ARTICLE VI



                  APPOINTMENT OF AGENT FOR SERVICE OF PROCESS



     Pursuant to Section 252(d) of the DGCL, the Surviving Corporation irrevocably appoints the Secretary of State of Delaware to accept service of process in any proceeding for enforcement of any obligation of ITT, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger. The Delaware Secretary of State shall mail a copy of such process to ITT Industries c/o ITT Automotive, Inc. 3000 University Drive, Auburn Hills, Michigan 48326.

                                  ARTICLE VII



                                    GENERAL



     SECTION 7.01. Termination and Abandonment. At any time prior to the consummation of the Merger, this Agreement may be terminated and the Merger abandoned by the Board of Directors of ITT.



     SECTION 7.02. Amendment. This Agreement may be amended at any time prior to the Effective Time of the Merger with the mutual consent of the Boards of Directors of ITT and ITT Indiana; provided, however, that this Agreement may not be amended after it has been adopted by the stockholders of ITT in any manner not permitted under applicable law.



     SECTION 7.03. Headings. The headings set forth herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.



     SECTION 7.04. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument.



     SECTION 7.05. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, except to the extent the laws of the State of Indiana shall mandatorily apply to the Merger.



     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf and attested by its officers hereunto duly authorized, all as of the day and year first above written.



                                          ITT CORPORATION,



                                          by


                                            ------------------------------------

                                            Name:


                                            Title:



Attest:


- ---------------------------------------------------------

Name:


Title:  Secretary



                                          ITT INDIANA, INC.,



                                          by


                                            ------------------------------------

                                            Name:


                                            Title:



Attest:


- ---------------------------------------------------------

Name:


Title:  Secretary

                                  CERTIFICATES



     The undersigned, Secretary of ITT CORPORATION, a Delaware corporation, hereby certifies, pursuant to Section 252(c) of the General Corporation Law of the State of Delaware, that the foregoing Agreement and Plan of Merger to which this Certificate is attached, after having been first duly signed on behalf of
ITT CORPORATION by its                and attested to by its Secretary, was duly
submitted to the stockholders of ITT CORPORATION at a meeting thereof called for the purpose of considering and acting upon said Agreement and Plan of Merger,
held after due notice on          , 1995, and at said meeting said Agreement and
Plan of Merger was adopted by the stockholders of ITT CORPORATION in accordance with the General Corporation Law of the State of Delaware.



     IN WITNESS WHEREOF, the undersigned has executed this Certificate on the
     day of             , 1995.


                                          --------------------------------------

                                                        Secretary



     The undersigned, Secretary of ITT INDIANA, INC., an Indiana corporation, hereby certifies, pursuant to Section 252(c) of the General Corporation Law of the State of Delaware, that the foregoing Agreement and Plan of Merger to which this Certificate is attached, after having been first duly signed on behalf of
ITT INDIANA, INC. by its                and attested to by its Secretary, was
duly submitted to the sole stockholder of ITT INDIANA, INC. at a meeting thereof called for the purpose of considering and acting upon said Agreement and Plan of
Merger, held on             , 1995, and that at said meeting said Agreement and
Plan of Merger was adopted by the sole stockholder of ITT INDIANA, INC. in accordance with the Business Corporation Law of the State of Indiana.



     IN WITNESS WHEREOF, the undersigned has executed this Certificate on the
     day of             , 1995.


                                          --------------------------------------

                                                        Secretary

                                                                         ANNEX B



                           ARTICLES OF INCORPORATION



                                       OF



                               ITT INDIANA, INC.



     The undersigned, for the purpose of forming a corporation, pursuant to and by virtue of the Indiana Business Corporation Law, hereby adopts and acknowledges the following Articles of Incorporation.



                                 ARTICLE FIRST



     The name of the corporation is ITT Indiana, Inc. (the "Corporation").



                                 ARTICLE SECOND



     The address of the registered office of the Corporation in the State of Indiana is One North Capitol Avenue, Suite 1180, Indianapolis, Indiana 46204. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.



                                 ARTICLE THIRD



     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Indiana Business Corporation Law.



                                 ARTICLE FOURTH



     (a) The aggregate number of shares of stock that the Corporation shall have authority to issue is 250,000,000 shares, consisting of 200,000,000 shares designated "Common Stock" and 50,000,000 shares designated "Preferred Stock". The shares of Common Stock shall have a par value of $1 per share, and the shares of Preferred Stock shall not have any par or stated value, except that, solely for the purpose of any statute or regulation imposing any fee or tax based upon the capitalization of the Corporation, the shares of Preferred Stock shall be deemed to have a par value of $.01 per share.



     (b) The Board of Directors of the Corporation shall have the full authority permitted by law, at any time and from time to time, to divide the authorized and unissued shares of Preferred Stock into classes or series, or both, and to determine the following provisions, designations, powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions thereof for shares of any such class or series of Preferred Stock:



          (1) the designation of such class or series, the number of shares to constitute such class or series and the stated or liquidation value thereof;



          (2) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;



          (3) the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;



          (4) whether the shares of such class or series shall be subject to redemption at the election of the Corporation and/or the holders of such class or series and, if so, the times, price and other conditions of such redemption, including securities or other property payable upon any such redemption, if any;

          (5) the amount or amounts, if any, payable upon shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets, of the Corporation; provided that in no event shall the amount or amounts, if any, exceed $100 per share plus accrued dividends in the case of involuntary liquidation, dissolution or winding up;



          (6) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;



          (7) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any securities, whether or not issued by the Corporation, and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;



          (8) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of the same class;



          (9) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional shares of stock, including additional shares of such class or series or of any other series of the same class or of any other class;



          (10) the ranking (be it pari passu, junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and



          (11) any other powers, preferences and relative, participating, optional and other special rights and any qualifications, limitations or restrictions thereof, insofar as they are not inconsistent with the provisions of these Articles of Incorporation, to the full extent permitted in accordance with the laws of the State of Indiana.



     (c) Such divisions and determinations may be accomplished by an amendment to this ARTICLE FOURTH, which amendment may be made solely by action of the Board of Directors, which shall have the full authority permitted by law to make such divisions and determinations.



     (d) The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding; provided that each series of a class is given a distinguishing designation and that all shares of a series have powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions thereof identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those other series of the same class.



     (e) Holders of shares of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment thereof, dividends at the rates fixed by the Board of Directors for the respective series before any dividends shall be declared and paid, or set aside for payment, on shares of Common Stock with respect to the same dividend period. Nothing in this ARTICLE FOURTH shall limit the power of the Board of Directors to create a series of Preferred Stock with dividends the rate of which is calculated by reference to, and the payment of which is concurrent with, dividends on shares of Common Stock.



     (f) In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of shares of each series of Preferred Stock will be entitled to receive the amount fixed for such series upon any such event (not in excess of $100 per share in the case of involuntary liquidation, dissolution or winding up) plus, in the case of any series on which dividends will have been determined by the Board of

Directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph except to the extent specifically provided for herein. Nothing in this ARTICLE FOURTH shall limit the power of the Board of Directors to create a series of Preferred Stock for which the amount to be distributed upon any liquidation, dissolution or winding up of the Corporation is calculated by reference to, and the payment of which is concurrent with, the amount to be distributed to the holders of shares of Common Stock.



     (g) The Corporation, at the option of the Board of Directors, may redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed for such series.



     (h) Except as otherwise required by law, as otherwise provided herein or as otherwise determined by the Board of Directors as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meetings of shareholders.



     (i) Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which the holders of shares of Common Stock are entitled to vote. Subject to the provisions of applicable law and any certificate of designation providing for the issuance of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have and possess the exclusive right to notice of shareholders' meetings and the exclusive power to vote. No shareholder will be permitted to cumulate votes at any election of directors.



     (j) Subject to all the rights of the Preferred Stock, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment thereof, dividends payable in cash, stock or otherwise. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full in cash the amounts to which they respectively shall be entitled or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock.



                                 ARTICLE FIFTH



     (a) Special meetings of shareholders of the Corporation may be called only by the Chairman of the Board of Directors or by a majority vote of the entire Board of Directors.



     (b) Shareholders of the Corporation shall not have any preemptive rights to subscribe for additional issues of stock of the Corporation except as may be agreed from time to time by the Corporation and any such shareholder.



     (c) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation, if any, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, an election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the applicable resolution or resolutions of the Board of Directors adopted pursuant to ARTICLE FOURTH of these Articles of Incorporation.

                                 ARTICLE SIXTH



     To the fullest extent permitted by applicable law as then in effect, no director or officer shall be personally liable to the Corporation or any of its shareholders for damages for breach of fiduciary duty as a director or officer, except for liability (a) for breach of duty if such breach constitutes wilful misconduct or recklessness or (b) for the payment of distributions to shareholders in violation of Section 23-1-28-3 of the Indiana Business Corporation Law. Any repeal or modification of this ARTICLE SIXTH by the shareholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.



                                ARTICLE SEVENTH



     The holders of the capital stock of the Corporation shall not be personally liable for the payment of the Corporation's debts and the private property of the holders of the capital stock of the Corporation shall not be subject to the payment of debts of the Corporation to any extent whatsoever.



                                 ARTICLE EIGHTH



     Subject to any express provision of the laws of the State of Indiana, these Articles of Incorporation or the By-laws of the Corporation, the By-laws of the Corporation may from time to time be supplemented, amended or repealed, or new By-laws may be adopted, by the Board of Directors at any regular or special meeting of the Board of Directors, if such supplement, amendment, repeal or adoption is approved by a majority of the entire Board of Directors. Subject to any express provision of the laws of the State of Indiana, these Articles of Incorporation or the By-laws of the Corporation, the By-laws of the Corporation may from time to time be supplemented, amended or repealed, or new By-laws may be adopted, by the shareholders at any regular or special meeting of the shareholders at which a quorum is present, if such supplement, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in an election of directors.



                                 ARTICLE NINTH



     The Corporation reserves the right to supplement, amend or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Indiana, and all rights conferred on shareholders herein are granted subject to this reservation.



                                 ARTICLE TENTH



     The name and address of the incorporator signing these Articles of Incorporation is:



                      NAME                                      ADDRESS
    ----------------------------------------    ----------------------------------------



     IN WITNESS WHEREOF, I have executed these Articles of Incorporation this
            day of             , 1995.


                                          --------------------------------------

                                          Name:


                                          Title:

                                                                         ANNEX C



                                    BY-LAWS



                                       OF



                               ITT INDIANA, INC.



                  (AN INDIANA CORPORATION, THE "CORPORATION")



                          (ADOPTED             , 1995)



1.  SHAREHOLDERS.



     1.1 Place of Shareholders' Meetings. All meetings of the shareholders of the Corporation shall be held at such place or places, within or outside the state of Indiana, as may be fixed by the Corporation's Board of Directors (the "Board", and each member thereof a "Director") from time to time or as shall be specified in the respective notices thereof.



     1.2 Day and Time of Annual Meetings of Shareholders. An annual meeting of shareholders shall be held at such place (within or outside the state of Indiana), date and hour as shall be determined by the Board and designated in the notice thereof.



     1.3 Purposes of Annual Meetings. (a) At each annual meeting, the shareholders shall elect the members of the Board for the succeeding year. At any such annual meeting any business properly brought before the meeting may be transacted.



     (b) To be properly brought before an annual meeting, business must be
(i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary, not later than 90 days in advance of the anniversary date of the immediately preceding annual meeting (or not more than ten days after the first public disclosure, which may include any public filing with the Securities and Exchange Commission, of the Originally Scheduled Date of the annual meeting, whichever is earlier). Any such notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and in the event that such business includes a proposal to amend either the Articles of Incorporation or By-laws of the Corporation, the language of the proposed amendment, (ii) the name and address of the shareholder proposing such business, (iii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (iv) any material interest of the shareholder in such business. No business shall be conducted at an annual meeting of shareholders except in accordance with this Section 1.3(b), and the chairman of any annual meeting of shareholders may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures. For purposes of this Section 1.3(b), the "Originally Scheduled Date" of any meeting of shareholders shall be the date first publicly disclosed on which such meeting is scheduled to occur regardless of whether such meeting is continued or adjourned and regardless of whether any subsequent notice is given for such meeting or the record date of such meeting is changed.



     1.4 Special Meetings of Shareholders. Except as otherwise expressly required by applicable law, special meetings of the shareholders or of any class or series entitled to vote may be called for any purpose or purposes by the Chairman or by a majority vote of the entire Board, to be held at such place (within or outside the state of Indiana), date and hour as shall be determined by the Board and designated in the notice thereof. Only such business as is specified in the notice of any special meeting of the shareholders shall come before such meeting.

     1.5 Notice of Meetings of Shareholders. Except as otherwise expressly required or permitted by applicable law, not less than ten days nor more than sixty days before the date of every shareholders' meeting the Secretary shall give to each shareholder of record entitled to vote at such meeting written notice stating the place, day and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as provided in Section 1.6(d) or as otherwise expressly required by applicable law, notice of any adjourned meeting of shareholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. Any notice, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the shareholder at the address for notices to such shareholder as it appears on the records of the Corporation.



     1.6 Quorum of Shareholders. (a) Unless otherwise expressly required by applicable law, at any meeting of the shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of votes thereat shall constitute a quorum. Shares of the Corporation's stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in an election of the directors of such other corporation is held by the Corporation, shall neither be counted for the purpose of determining the presence of a quorum nor entitled to vote at any meeting of the shareholders.



     (b) At any meeting of the shareholders at which a quorum shall be present, a majority of those present in person or by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting. In the absence of a quorum, the officer presiding thereat shall have power to adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting other than announcement at the meeting shall not be required to be given, except as provided in Section 1.6(d) below and except where expressly required by applicable law.



     (c) At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called, but only those shareholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof unless a new record date is fixed by the Board.



     (d) If an adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in the manner specified in Section 1.5(a) to each shareholder of record entitled to vote at the meeting.



     1.7 Chairman and Secretary of Meeting. The Chairman or, in his or her absence, another officer of the Corporation designated by the Chairman, shall preside at meetings of the shareholders. The Secretary shall act as secretary of the meeting, or in the absence of the Secretary, an Assistant Secretary shall so act, or if neither is present, then the presiding officer may appoint a person to act as secretary of the meeting.



     1.8 Voting by Shareholders. (a) Except as otherwise expressly required by applicable law, at every meeting of the shareholders each shareholder shall be entitled to the number of votes specified in the Articles of Incorporation, in person or by proxy, for each share of stock standing in his or her name on the books of the Corporation on the date fixed pursuant to the provisions of Section
5.6 of these By-laws as the record date for the determination of the shareholders who shall be entitled to receive notice of and to vote at such meeting.



     (b) When a quorum is present at any meeting of the shareholders, all questions shall be decided by the vote of a majority in voting power of the shareholders present in person or by proxy and entitled to vote at such meeting, unless a question is one upon which by express provision of law, the Articles of Incorporation or these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.



     (c) Except as required by applicable law, the vote at any meeting of shareholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by his or her proxy, if there be such proxy, and shall state the number of shares voted.

     1.9 Proxies. Any shareholder entitled to vote at any meeting of shareholders may vote either in person or by his or her attorney-in-fact. Every proxy shall be in writing and shall be subscribed by the shareholder or his or her duly authorized attorney-in-fact, but need not be dated, sealed, witnessed or acknowledged.



     1.10 Inspectors. (a) The election of Directors and any other vote by ballot at any meeting of the shareholders shall be supervised by at least two inspectors. Such inspectors may be appointed by the Chairman before or at the meeting. If the Chairman shall not have so appointed such inspectors or if one or both inspectors so appointed shall refuse to serve or shall not be present, such appointment shall be made by the officer presiding at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.



     (b) The inspectors shall (i) ascertain the number of shares of the Corporation outstanding and the voting power of each, (ii) determine the shares represented at any meeting of shareholders and the validity of the proxies and ballots, (iii) count all proxies and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all proxies and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.



     1.11 List of Shareholders. (a) At least ten days before every meeting of shareholders, the Treasurer shall cause to be prepared and made a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order by voting group, if any, and showing the address of each shareholder and the number of shares registered in the name of each shareholder.



     (b) During ordinary business hours for a period of at least ten days prior to the meeting, such list shall be open to examination by any shareholder for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the Corporation's principal office.



     (c) The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and it may be inspected by any shareholder who is present.



     (d) The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by this
Section 1.11 or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.



     1.12 Confidential Voting. (a) Proxies and ballots that identify the votes of specific shareholders shall be kept in confidence by the tabulators and the inspectors of election unless (i) there is an opposing solicitation with respect to the election or removal of Directors, (ii) disclosure is required by applicable law, (iii) a shareholder expressly requests or otherwise authorizes disclosure, or (iv) the Corporation concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes.



     (b) The tabulators and inspectors of election and any authorized agents or other persons engaged in the receipt, count and tabulation of proxies and ballots shall be advised of this By-law and instructed to comply herewith.



     (c) The inspectors of election shall certify, to the best of their knowledge based on due inquiry, that proxies and ballots have been kept in confidence as required by this Section 1.12.



2.  DIRECTORS.



     2.1 Powers of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all the powers of the Corporation except such as are by applicable law, the Articles of Incorporation or these By-laws required to be exercised or performed by the shareholders.


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     2.2  Number, Method of Election, Terms of Office of Directors.  The number of Directors which shall constitute the whole Board shall be such as from time to time shall be determined by resolution adopted by a majority of the entire Board, but the number shall not be less than three nor more than twenty-five, provided that the tenure of a Director shall not be affected by any decrease in the number of Directors so made by the Board. Each Director shall hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified or until his or her earlier death, retirement, resignation or removal. Directors need not be shareholders of the Corporation or citizens of the United States of America.



     Nominations of persons for election as Directors may be made by the Board or by any shareholder entitled to vote for the election of Directors. Any shareholder entitled to vote for the election of Directors may nominate a person or persons for election as Directors only if written notice of such shareholder's intent to make such nomination is given in accordance with the procedures for bringing business before the meeting set forth in Section 1.3(b) of these By-laws, either by personal delivery or by United States mail, postage prepaid, to the Secretary not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of the anniversary date of the immediately preceding annual meeting (or not more than ten days after the first public disclosure, which may include any public filing with the Securities and Exchange Commission, of the Originally Scheduled Date of the annual meeting, whichever is earlier) and (ii) with respect to an election to be held at a special meeting of shareholders for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a Director if so elected. The chairman of any meeting of shareholders to elect Directors and the Board may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. For purposes of this Section 2.2, the "Originally Scheduled Date" of any meeting of shareholders shall be the date first publicly disclosed on which such meeting is scheduled to occur regardless of whether such meeting is continued or adjourned and regardless of whether any subsequent notice is given for such meeting or the record date of such meeting is changed.



     At each meeting of the shareholders for the election of Directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of Directors to be elected, shall be the Directors.



     2.3 Vacancies on Board. (a) Any Director may resign from office at any time by delivering a written resignation to the Chairman or the Secretary. The resignation will take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.



     (b) Any vacancy and any newly created Directorship resulting from any increase in the authorized number of Directors may be filled by vote of a majority of the Directors then in office, though less than a quorum, and any Director so chosen shall hold office until the next annual election of Directors by the shareholders and until a successor is duly elected and qualified or until his or her earlier death, retirement, resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by applicable law.



     2.4 Meetings of the Board. (a) The Board may hold its meetings, both regular and special, either within or outside the state of Indiana, at such places as from time to time may be determined by the Board or as may be designated in the respective notices or waivers of notice thereof.


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     (b) Regular meetings of the Board shall be held at such times and at such places as from time to time shall be determined by the Board.



     (c) The first meeting of each newly elected Board shall be held as soon as practicable after the annual meeting of the shareholders and shall be for the election of officers and the transaction of such other business as may come before it.



     (d) Special meetings of the Board shall be held whenever called by direction of the Chairman or at the request of Directors constituting one-third of the number of Directors then in office.



     (e) Members of the Board or any Committee of the Board may participate in a meeting of the Board or Committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.



     (f) The Secretary shall give notice to each Director of any meeting of the Board by mailing the same at least two days before the meeting or by telegraphing or delivering the same not later than the day before the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board. No notice of any adjourned meeting need be given. No notice to or waiver by any Director shall be required with respect to any meeting at which the Director is present.



     2.5 Quorum and Action. Except as otherwise expressly required by applicable law, the Articles of Incorporation or these By-laws, at any meeting of the Board, the presence of at least one-third of the entire Board shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. Unless otherwise provided by applicable law, the Articles of Incorporation or these By-laws, the vote of a majority of the Directors present (and not abstaining) at any meeting at which a quorum is present shall be necessary for the approval and adoption of any resolution or the approval of any act of the Board.



     2.6 Presiding Officer and Secretary of Meeting. The Chairman or, in the absence of the Chairman, a member of the Board selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in the Secretary's absence the presiding officer may appoint a secretary of the meeting.



     2.7 Action by Consent without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any Committee thereof may be taken without a meeting if all members of the Board or Committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or Committee.



     2.8 Standing Committees. By resolution adopted by a majority of the entire Board, the Board shall elect, from among its members, individuals to serve on the Standing Committees established by this Section 2.8. Each Standing Committee shall be comprised of such number of Directors, not less than three, as shall be elected to such Committee, provided that no officer or employee of the Corporation shall be eligible to serve on the Audit, Compensation and Personnel or Nominating Committees. Each Committee shall keep a record of all its proceedings and report the same to the Board. One-third of the members of a Committee, but not less than two, shall constitute a quorum, and the act of a majority of the members of a Committee present at any meeting at which a quorum is present shall be the act of the Committee. Each Standing Committee shall meet at the call of its chairman or any two of its members. The chairmen of the various Committees shall preside, when present, at all meetings of such Committees, and shall have such powers and perform such duties as the Board may from time to time prescribe. The Standing Committees of the Board, and functions of each, are as follows:



     (a) Compensation and Personnel Committee. The Compensation and Personnel Committee shall exercise the power of oversight of the compensation and benefits of the employees of the Corporation, and shall be charged with evaluating management performance, and establishing executive compensation. This Committee shall have access to its own independent outside compensation counsel and shall consist of a


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majority of independent directors. For purposes of this Section 2.8(a),
"independent director" shall mean a Director who: (i) has not been employed by the Corporation in an executive capacity within the past five years; (ii) is not, and is not affiliated with a company or firm that is, an advisor or consultant to the Corporation; (iii) is not affiliated with a significant customer or supplier of the Corporation; (iv) has no personal services contract(s) with the Corporation; (v) is not affiliated with a tax-exempt entity that receives significant contributions from the Corporation; and (vi) is not a familial relative of any person described by Clauses (i) through (v). This By-law shall not be amended or repealed except by a majority of the voting power of the shareholders present in person or by proxy and entitled to vote at any meeting at which a quorum is present.



     (b) Audit Committee. The Audit Committee shall select independent auditors for the Corporation, determine the scope of audits to be performed by such auditors, review audit results and internal accounting procedures and policies, review the fees paid to the Corporation's independent auditors, and review and approve the audited financial statements of the Corporation and the annual reports to shareholders. The Audit Committee shall also review expense accounts for senior executives.



     (c) Capital Committee. The Capital Committee shall have the responsibility for maximizing the effective utilization of the assets of the Corporation and its subsidiaries and reviewing capital expenditures and appropriations.



     (d) Corporate Responsibility Committee. The Corporate Responsibility Committee shall review and define social responsibilities and shall review and consider major claims and litigation and legal, regulatory, intellectual property and related governmental policy matters affecting the Corporation and its subsidiaries. The Corporate Responsibility Committee shall also review and approve management policies and programs relating to compliance with legal and regulatory requirements, business ethics and environmental matters.



     (e) Nominating Committee. The Nominating Committee shall make recommendations as to the organization, size and composition of the Board and Committees thereof, select candidates for election to the Board and the Committees thereof, and consider the qualifications, compensation and retirement of Directors.



     2.9 Other Committees. By resolution passed by a majority of the entire Board, the Board may also appoint from among its members such other Committees, Standing or otherwise, as it may from time to time deem desirable and may delegate to such Committees such powers of the Board as it may consider appropriate, consistent with applicable law, the Articles of Incorporation and these By-laws.



     2.10 Compensation of Directors. Unless otherwise restricted by the Articles of Incorporation or these By-laws, Directors shall receive for their services on the Board or any Committee thereof such compensation and benefits, including the granting of options, together with expenses, if any, as the Board may from time to time determine. The Directors may be paid a fixed sum for attendance at each meeting of the Board or Committee thereof and/or a stated annual sum as a Director, together with expenses, if any, of attendance at each meeting of the Board or Committee thereof. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.



     2.11 Independent Directors. (a) Independence of Nominees for Election as Directors at the Annual Meeting. The persons nominated by the Board for election as Directors at any annual meeting of the shareholders of the Corporation shall include a sufficient number of persons who have been, on the date of their nomination, determined by the Board to be eligible to be classified as independent directors such that if all such nominees are elected, the majority of all Directors holding office would be independent directors.



     (b) Directors Elected to Fill Vacancies on the Board. If the Board elects Directors between annual meetings of shareholders to fill vacancies or newly created Directorships, the majority of all Directors holding office immediately after such elections shall be independent directors.



     (c) Definition of Independent Director. For purposes of this Section 2.11, "independent director" shall mean a Director who: (i) has not been employed by the Corporation in an executive capacity within the past five years; (ii) is not, and is not affiliated with a company or a firm that is, an adviser or consultant to the Corporation; (iii) is not affiliated with a significant customer or supplier of the Corporation; (iv) has no personal services contract(s) with the Corporation; (v) is not affiliated with a tax-exempt entity that receives significant contributions from the Corporation;
(vi) is not a familial relative of any person described by Clauses (i) through
(v); and (vii) is free of any other relationship which would interfere with the exercise of independent judgment by such Director.



3.  OFFICERS.



     3.1 Officers, Titles, Elections, Terms. (a) The Board may from time to time elect a Chairman, a Vice Chairman, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Chief Financial Officer, a Controller, a Treasurer, a Secretary, a General Counsel, one or more Assistant Controllers, one or more Assistant Treasurers, one or more Assistant Secretaries, and one or more Associate or Assistant General Counsels, to serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election and until their successors are elected and qualified or until their earlier death, retirement, resignation or removal.



     (b) The Board may elect or appoint at any time such other officers or agents with such duties as it may deem necessary or desirable. Such other officers or agents shall serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election or appointment and, in the case of such other officers, until their successors are elected and qualify or until their earlier death, retirement, resignation or removal. Each such officer or agent shall have such authority and shall perform such duties as may be provided herein or as the Board may prescribe. The Board may from time to time authorize any officer or agent to appoint and remove any other such officer or agent and to prescribe such person's authority and duties.



     (c) No person may be elected or appointed an officer who is not a citizen of the United States of America if such election or appointment is prohibited by applicable law or regulation.



     (d) Any vacancy in any office may be filled for the unexpired portion of the term by the Board. Each officer elected or appointed during the year shall hold office until the next annual meeting of the Board at which officers are regularly elected or appointed and until his or her successor is elected or appointed and qualify or until his or her earlier death, retirement, resignation or removal.



     (e) Any officer or agent elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the entire Board.



     (f) Any officer may resign from office at any time. Such resignation shall be made in writing and given to the President or the Secretary. Any such resignation shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.



     3.2 General Powers of Officers. Except as may be otherwise provided by applicable law or in Article 6 or Article 7 of these By-laws, the Chairman, any Vice Chairman, the President, any Executive Vice President, any Senior Vice President, any Vice President, any Chief Financial Officer, the General Counsel, the Controller, the Treasurer and the Secretary, or any of them, may (i) execute and deliver in the name of the Corporation, in the name of any Division of the Corporation or in both names any agreement, contract, instrument, power of attorney or other document pertaining to the business or affairs of the Corporation or any Division of the Corporation, including without limitation agreements or contracts with any government or governmental department, agency or instrumentality, and (ii) delegate to any employee or agent the power to execute and deliver any such agreement, contract, instrument, power of attorney or other document.



     3.3 Powers and Duties of the Chairman. The Chairman shall be the Chief Executive of the Corporation and shall report directly to the Board. Except in such instances as the Board may confer powers in particular transactions upon any other officer, and subject to the control and direction of the Board, the Chairman shall manage and direct the business and affairs of the Corporation and shall communicate to the Board and any Committee thereof reports, proposals and recommendations for their respective consideration or action. He or she may do and perform all acts on behalf of the Corporation and shall preside at meetings of the Board and the shareholders.


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     3.4  Powers and Duties of a Vice Chairman.  A Vice Chairman shall have such powers and perform such duties as the Board or the Chairman may from time to time prescribe or as may be prescribed in these By-laws, and in the event of the absence, incapacity or inability to act of the Chairman, then any Vice Chairman shall perform the duties and exercise the powers of the Chairman.



     3.5 Powers and Duties of the President. The President shall have such powers and perform such duties as the Board or the Chairman may from time to time prescribe or as may be prescribed in these By-laws.



     3.6 Powers and Duties of Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents shall have such powers and perform such duties as the Board or the Chairman may from time to time prescribe or as may be prescribed in these By-laws.



     3.7 Powers and Duties of a Chief Financial Officer. A Chief Financial Officer shall have such powers and perform such duties as the Board, the Chairman or any Vice Chairman may from time to time prescribe or as may be prescribed in these By-laws.



     3.8 Powers and Duties of the Controller and Assistant Controllers. (a) The Controller shall be responsible for the maintenance of adequate accounting records of all assets, liabilities, capital and transactions of the Corporation. The Controller shall prepare and render such balance sheets, income statements, budgets and other financial statements and reports as the Board or the Chairman may require, and shall perform such other duties as may be prescribed or assigned pursuant to these By-laws and all other acts incident to the position of Controller.



     (b) Each Assistant Controller shall perform such duties as from time to time may be assigned by the Controller or by the Board. In the event of the absence, incapacity or inability to act of the Controller, then any Assistant Controller may perform any of the duties and may exercise any of the powers of the Controller.



     3.9 Powers and Duties of the Treasurer and Assistant Treasurers. (a) The Treasurer shall have the care and custody of all the funds and securities of the Corporation except as may be otherwise ordered by the Board, and shall cause such funds (i) to be invested or reinvested from time to time for the benefit of the Corporation as may be designated by the Board, the Chairman, any Vice Chairman, the President, any Chief Financial Officer or the Treasurer or (ii) to be deposited to the credit of the Corporation in such banks or depositories as may be designated by the Board, the Chairman, any Vice Chairman, the President, any Chief Financial Officer or the Treasurer, and shall cause such securities to be placed in safekeeping in such manner as may be designated by the Board, the Chairman, any Vice Chairman, the President, any Chief Financial Officer or the Treasurer.



     (b) The Treasurer shall cause to be prepared and maintained (i) at the office of the Corporation, a stock ledger containing the names and addresses of all shareholders and the number of shares of each class and series held by each and (ii) the list of shareholders for each meeting of the shareholders as required by Section 1.11 of these By-laws. The Treasurer shall be responsible for the custody of all stock books and of all unissued stock certificates.



     (c) The Treasurer, any Assistant Treasurer or such other person or persons as may be designated for such purpose by the Board, the Chairman, any Vice Chairman, the President, any Chief Financial Officer or the Treasurer may endorse in the name and on behalf of the Corporation all instruments for the payment of money, bills of lading, warehouse receipts, insurance policies and other commercial documents requiring such endorsement.



     (d) The Treasurer, any Assistant Treasurer or such other person or persons as may be designated for such purpose by the Board, the Chairman, any Vice Chairman, the President, any Chief Financial Officer or the Treasurer (i) may sign all receipts and vouchers for payments made to the Corporation, (ii) shall render a statement of the cash account of the Corporation to the Board as often as it shall require the same; and (iii) shall enter regularly in books to be kept for that purpose full and accurate account of all moneys received and paid on account of the Corporation and of all securities received and delivered by the Corporation.


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     (e) The Treasurer shall perform such other duties as may be prescribed or assigned pursuant to these By-laws and all other acts incident to the position of Treasurer. Each Assistant Treasurer shall perform such duties as may from time to time be assigned by the Treasurer or by the Board. In the event of the absence, incapacity or inability to act of the Treasurer, then any Assistant Treasurer may perform any of the duties and may exercise any of the powers of the Treasurer.



     3.10 Powers and Duties of the Secretary and Assistant Secretaries. (a) The Secretary shall keep the minutes of all proceedings of the shareholders, the Board and the Committees of the Board. The Secretary shall attend to the giving and serving of all notices of the Corporation, in accordance with the provisions of these By-laws and as required by applicable law. The Secretary shall be the custodian of the seal of the Corporation. The Secretary shall affix or cause to be affixed the seal of the Corporation to such contracts, instruments and other documents requiring the seal of the Corporation, and when so affixed may attest the same and shall perform such other duties as may be prescribed or assigned pursuant to these By-laws and all other acts incident to the position of Secretary.



     (b) Each Assistant Secretary shall perform such duties as may from time to time be assigned by the Secretary or by the Board. In the event of the absence, incapacity or inability to act of the Secretary, then any Assistant Secretary may perform any of the duties and may exercise any of the powers of the Secretary.



4.  INDEMNIFICATION.



     4.1(a) Right to Indemnification. The Corporation, to the fullest extent permitted by applicable law as then in effect, shall indemnify any person who is or was a Director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) (a "Covered Entity"), against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that the foregoing shall not apply to a Director or officer of the Corporation with respect to a Proceeding that was commenced by such Director or officer prior to a Change in Control (as defined in Section 4.4(e)(i) of this Article 4). Any Director or officer of the Corporation entitled to indemnification as provided in this
Section 4.1(a) is hereinafter called an "Indemnitee". Any right of an Indemnitee to indemnification shall be a contract right and shall include the right to receive, prior to the conclusion of any Proceeding, payment of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect and the other provisions of this Article 4.



     (b) Effect of Amendments. Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article 4 (including, without limitation, this Section 4.1(b)) shall adversely affect the rights of any Director or officer under this Article 4 (i) with respect to any Proceeding commenced or threatened prior to such amendment, repeal or adoption of an inconsistent provision or (ii) after the occurrence of a Change in Control, with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, in either case without the written consent of such Director or officer.



     4.2 Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any indemnified person against any expenses, judgments, fines and amounts paid in settlement as specified in
Section 4.1(a) or Section 4.5 of this Article 4 or incurred by any indemnified person in connection with any Proceeding referred to in such Sections, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any Director, officer, employee or agent of the Corporation or any director, officer, employee, fiduciary or agent of any Covered Entity in furtherance of the provisions of this Article 4 and may create a trust fund or use other means (including, without limitation, a


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letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article 4.



     4.3 Indemnification; Not Exclusive Right. The right of indemnification provided in this Article 4 shall not be exclusive of any other rights to which any indemnified person may otherwise be entitled, and the provisions of this
Article 4 shall inure to the benefit of the heirs and legal representatives of any indemnified person under this Article 4 and shall be applicable to Proceedings commenced or continuing after the adoption of this Article 4, whether arising from acts or omissions occurring before or after such adoption.



     4.4 Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation, of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to the advancement of expenses and the right to indemnification under this Article 4:



     (a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Any such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and shall include any written affirmation or undertaking required by applicable law in effect at the time of such advance.



     (b) Procedures for Determination of Entitlement to Indemnification. (i) To obtain indemnification under this Article 4, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.



     (ii) The Indemnitee's entitlement to indemnification under this Article 4 shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board; (B) by a written opinion of Independent Counsel as hereinafter defined) if (x) a Change in Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the shareholders of the Corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board, presents the issue of entitlement to indemnification to the shareholders for their determination); or (D) as provided in Section 4.4(c) of this Article 4.



     (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4.4(b)(ii), a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change in Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which a majority of the Disinterested Directors does not reasonably object.



     (c) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article 4, if a Change in Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Article 4 (with respect to actions or failures to act occurring prior to such Change in Control) upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 4.4(b) of this Article 4, and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4.4(b) of this Article 4 to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be, and shall be, entitled to indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section 4.1 of this Article 4, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.



     (d) Remedies of Indemnitee. (i) In the event that a determination is made pursuant to Section 4.4(b) of this Article 4 that the Indemnitee is not entitled to indemnification under this Article 4, (A) the Indemnitee shall be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the state of Indiana or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) if a Change in Control shall have occurred, in any such judicial proceeding or arbitration the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this
Article 4 (with respect to actions or failures to act occurring prior to such Change in Control).



     (ii) If a determination shall have been made or deemed to have been made, pursuant to Section 4.4(b) or (c) of this Article 4, that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that (x) advancement of expenses is not timely made pursuant to Section 4.4(a) of this Article 4 or (y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4.4(b) or (c) of this Article 4, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the state of Indiana or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in Subclause (A) or (B) of this Clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.



     (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4.4(d) that the procedures and presumptions of this Article 4 are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article 4.



     (iv) In the event that the Indemnitee, pursuant to this Section 4.4(d), seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Article 4, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.



     (e) Definitions.  For purposes of this Article 4:



     (i) "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A (or any amendment or successor provision thereto) promulgated under the Securities Exchange Act of 1934 (the

"Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 20% or more of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in an election of Directors without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such acquisition; (B) the Corporation is a party to any merger or consolidation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's common stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (C) there is a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation, or liquidation or dissolution of the Corporation;
(D) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (E) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new Director whose election or nomination for election by the shareholders was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.



     (ii) "Disinterested Director" means a Director who is not or was not a party to the proceeding in respect of which indemnification is sought by the Indemnitee.



     (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (a) the Corporation or the Indemnitee in any matter material to either such party or (b) any other party to the Proceeding giving rise to a claim for indemnification under this Article 4. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under applicable standards of professional conduct, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article 4.



     4.5 Indemnification of Employees and Agents. Notwithstanding any other provision of this Article 4, the Corporation, to the fullest extent permitted by applicable law as then in effect, may indemnify any person other than a Director or officer of the Corporation who is or was an employee or agent of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reasons of the fact that such person is or was an employee or agent of the Corporation or, at the request of the Corporation, a director, officer, employee, fiduciary or agent of a Covered Entity against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such employee, fiduciary or agent in connection with any such Proceeding, consistent with the provisions of applicable law as then in effect.



     4.6 Severability. If any of this Article 4 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article 4 (including, without limitation, all portions of any Section of this Article 4 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article 4 (including, without limitation, all portions of any Section of this Article 4 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

5.  CAPITAL STOCK.



     5.1 Stock Certificates. (a) Every holder of stock in the Corporation shall be entitled to have a certificate certifying the number of shares owned by him or her in the Corporation and designating the class and series of stock to which such shares belong, which certificate shall otherwise be in such form as the Board shall prescribe and as provided in Section 5.1(d). Each such certificate shall be signed by, or in the name of, the Corporation by the Chairman or any Vice Chairman or the President or any Vice President, and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary.



     (b) If such certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles, and, if permitted by applicable law, any other signature on the certificate may be a facsimile.



     (c) In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of issue.



     (d) Certificates of stock shall be issued in such form not inconsistent with the Articles of Incorporation. They shall be numbered and registered in the order in which they are issued. No certificate shall be issued until fully paid.



     (e) All certificates surrendered to the Corporation shall be cancelled (other than treasury shares) with the date of cancellation and shall be retained by the Treasurer, together with the powers of attorney to transfer and the assignments of the shares represented by such certificates, for such period of time as such officer shall designate.



     5.2 Record Ownership. A record of the name of the person, firm or corporation and address of such holder of each certificate, the number of shares of each class or series represented thereby and the date of issue thereof shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any person, whether or not it shall have express or other notice thereof, except as required by applicable law.



     5.3 Transfer of Record Ownership. Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.



     5.4 Lost, Stolen or Destroyed Certificates. Certificates representing shares of the stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed in such manner and on such terms and conditions as the Board from time to time may authorize in accordance with applicable law.



     5.5 Transfer Agent; Registrar; Rules Respecting Certificates. The Corporation shall maintain one or more transfer offices or agencies where stock of the Corporation shall be transferable. The Corporation shall also maintain one or more registry offices where such stock shall be registered. The Board may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates in accordance with applicable law.



     5.6 Fixing Record Date for Determination of Shareholders of Record. (a) The Board may fix, in advance, a date as the record date for the purpose of determining the shareholders entitled to notice of, or to vote at, any meeting of the shareholders or any adjournment thereof, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty days nor less than ten days before the date of a meeting of the shareholders. If no record date is fixed by the Board, the record date for determining the shareholders entitled to notice of or to vote at a shareholders' meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting and shall fix a new record date if such adjourned meeting is more than 120 days after the date of the original meeting.



     (b) The Board may fix, in advance, a date as the record date for the purpose of determining the shareholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of the shareholders for the purpose of any other lawful action, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty calendar days prior to such action. If no record date is fixed by the Board, the record date for determining the shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.



6.  SECURITIES HELD BY THE CORPORATION.



     6.1 Voting. Unless the Board shall otherwise order, the Chairman, any Vice Chairman, the President, any Executive Vice President, any Senior Vice President, any Vice President, any Chief Financial Officer, the Controller, the Treasurer or the Secretary shall have full power and authority, on behalf of the Corporation, to attend, act and vote at any meeting of the shareholders of any corporation in which the Corporation may hold stock and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid. The Board from time to time may confer like powers upon any other person or persons.



     6.2  General Authorization to Transfer Securities Held by the
Corporation. (a) Any of the following officers, to wit: the Chairman, any Vice Chairman, the President, any Executive Vice President, any Senior Vice President, any Vice President, any Chief Financial Officer, the Controller, the Treasurer, any Assistant Controller, any Assistant Treasurer, and each of them, hereby is authorized and empowered to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidences of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation, and to make, execute and deliver any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.



     (b) Whenever there shall be annexed to any instrument of assignment and transfer executed pursuant to and in accordance with the foregoing Section 6.2(a), a certificate of the Secretary or any Assistant Secretary in office at the date of such certificate setting forth the provisions hereof and stating that they are in full force and effect and setting forth the names of persons who are then officers of the corporation, all persons to whom such instrument and annexed certificate shall thereafter come shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that (i) the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the Corporation, and (ii) with respect to such securities, the authority of these provisions of these By-laws and of such officers is still in full force and effect.



7.  DEPOSITARIES AND SIGNATORIES.



     7.1 Depositaries. The Chairman, any Vice Chairman, the President, any Chief Financial Officer, and the Treasurer are each authorized to designate depositaries for the funds of the Corporation deposited in its name or that of a Division of the Corporation, or both, and the signatories with respect thereto in each case, and from time to time, to change such depositaries and signatories, with the same force and effect as if each such depositary and the signatories with respect thereto and changes therein had been specifically designated or authorized by the Board; and each depositary designated by the Board or by the Chairman, any Vice Chairman, the President, any Chief Financial Officer, or the Treasurer shall be entitled to rely upon the certificate of the Secretary or any Assistant Secretary of the Corporation or of a Division of the Corporation setting forth the fact of such designation and of the appointment of the officers of the Corporation or of the Division or of both or of other persons who are to be signatories with respect to the withdrawal of funds deposited with such depositary, or from time to time the fact of any change in any depositary or in the signatories with respect thereto.



     7.2 Signatories. Unless otherwise designated by the Board or by the Chairman, any Vice Chairman, the President, any Chief Financial Officer or the Treasurer, all notes, drafts, checks, acceptances, orders for the payment of money and all other negotiable instruments obligating the Corporation for the payment of money shall be (a) signed by the Treasurer or any Assistant Treasurer and (b) countersigned by the Controller or any Assistant Controller, or (c) either signed or countersigned by the Chairman, any Vice Chairman, the President, any Executive Vice President, any Senior Vice President or any Vice President in lieu of either the officers designated in Clause (a) or the officers designated in Clause (b) of this Section 7.2.



8.  SEAL.



     The seal of the Corporation shall be in such form and shall have such content as the Board shall from time to time determine.



9.  FISCAL YEAR.



     The fiscal year of the Corporation shall end on December 31 in each year, or on such other date as the Board shall determine.



10.  WAIVER OF OR DISPENSING WITH NOTICE.



     (a) Whenever any notice of the time, place or purpose of any meeting of the shareholders is required to be given by applicable law, the Articles of Incorporation or these By-laws, a written waiver of notice, signed by a shareholder entitled to notice of a shareholders' meeting, whether by telegraph, cable or other form of recorded communication, whether signed before or after the time set for a given meeting, shall be deemed equivalent to notice of such meeting. Attendance of a shareholder in person or by proxy at a shareholders' meeting shall constitute a waiver of notice to such shareholder of such meeting, except when the shareholder attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.



     (b) Whenever any notice of the time or place of any meeting of the Board or Committee of the Board is required to be given by applicable law, the Articles of Incorporation or these By-laws, a written waiver of notice signed by a Director, whether by telegraph, cable or other form of recorded communication, whether signed before or after the time set for a given meeting, shall be deemed equivalent to notice of such meeting. Attendance of a Director at a meeting shall constitute a waiver of notice to such Director of such meeting.



     (c) No notice need be given to any person with whom communication is made unlawful by any law of the United States or any rule, regulation, proclamation or executive order issued under any such law.



11.  POLITICAL NONPARTISANSHIP OF THE CORPORATION.



     The Corporation shall not make, directly or indirectly, any contributions or expenditures in connection with the election of any candidate for federal, state or local political office, or any committee campaigning for such a candidate, except to the extent necessary to permit in the United States the expenditure of corporate assets for the payment of expenses for establishing, registering and administering any political action committee and of soliciting contributions thereto, all as may be authorized by federal or state laws.



12.  AMENDMENT OF BY-LAWS.



     Except as otherwise provided in Section 2.8(a) of these By-laws, these By-laws, or any of them, may from time to time be supplemented, amended or repealed, or new By-laws may be adopted, by the Board at any regular or special meeting of the Board, if such supplement, amendment, repeal or adoption is approved by a majority of the entire Board. These By-laws, or any of them, may from time to time be supplemented, amended or repealed, or new By-laws may be adopted, by the shareholders at any regular or special meeting of the shareholders at which a quorum is present, if such supplement, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in an election of directors.



13.  OFFICES AND AGENT



     (a) Registered Office and Agent. The registered office of the Corporation in the State of Indiana shall be One North Capitol Avenue, Suite 1180, Indianapolis, Indiana 46204. The name of the registered agent is The Corporation Trust Company. Such registered agent has a business office identical with such registered office.



     (b) Other Offices. The Corporation may also have offices at other places, either within or outside the State of Indiana, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                                                         ANNEX D



                1995 ITT DESTINATIONS, INC. INCENTIVE STOCK PLAN



     The following is the text of the 1995 ITT Destinations, Inc. Incentive Stock Plan:



1.  PURPOSE



     The purpose of the 1995 ITT Destinations, Inc. Incentive Stock Plan is to motivate and reward superior performance on the part of employees of ITT Destinations, Inc. and its subsidiaries ("ITT Destinations") and to thereby attract and retain employees of superior ability. In addition, the Plan is intended to further opportunities for stock ownership by such employees in order to increase their proprietary interest in ITT Destinations, Inc. and, as a result, their interest in the success of the Company. Awards will be made, in the discretion of the Committee, to Key Employees (including officers and directors who are also employees) whose responsibilities and decisions directly affect the performance of any Participating Company and its subsidiaries. Such incentive awards may consist of stock options, stock appreciation rights payable in stock or cash, performance shares, restricted stock or any combination of the foregoing, as the Committee may determine.



2.  DEFINITIONS



     When used herein, the following terms shall have the following meanings:



     "Acceleration Event" means the occurrence of an event defined in Section 9 of the Plan.



     "Act" means the Securities Exchange Act of 1934.



     "Annual Limit" means the maximum number of shares of Stock for which Awards may be granted under the Plan in each Plan Year as provided in Section 3 of the Plan.



     "Award" means an award granted to any Key Employee in accordance with the provisions of the Plan in the form of Options, Rights, Performance Shares or Restricted Stock, or any combination of the foregoing.



     "Award Agreement" means the written agreement evidencing each Award granted to a Key Employee under the Plan.



     "Beneficiary" means the beneficiary or beneficiaries designated pursuant to
Section 10 to receive the amount, if any, payable under the Plan upon the death of a Key Employee.



     "Board" means the Board of Directors of the Company.



     "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)



     "Committee" means the Compensation and Personnel Committee of the Board or such other committee as may be designated by the Board to administer the Plan.



     "Company" means ITT Destinations, Inc. and its successors and assigns.



     "Fair Market Value", unless otherwise indicated in the provisions of this Plan, means, as of any date, the composite closing price for one share of Stock on the New York Stock Exchange or, if no sales of Stock have taken place on such date, the composite closing price on the most recent date on which selling prices were quoted, the determination to be made in the discretion of the Committee.



     "Incentive Stock Option" means a stock option qualified under Section 422 of the Code.



     "Key Employee" means an employee (including any officer or director who is also an employee) of any Participating Company whose responsibilities and decisions, in the judgment of the Committee, directly affect the performance of the Company and its subsidiaries.

     "Limited Stock Appreciation Right" means a stock appreciation right which shall become exercisable automatically upon the occurrence of an Acceleration Event as described in Section 9 of the Plan.



     "Option" means an option awarded under Section 5 of the Plan to purchase Stock of the Company, which option may be an Incentive Stock Option or a non-qualified stock option.



     "Participating Company" means the Company or any subsidiary or other affiliate of the Company; provided, however, for Incentive Stock Options only, "Participating Company" means the Company or any corporation which at the time such Option is granted qualifies as a "subsidiary" of the Company under Section 425(f) of the Code.



     "Performance Share" means a performance share awarded under Section 6 of the Plan.



     "Plan" means the 1995 ITT Destinations, Inc. Incentive Stock Plan, as the same may be amended, administered or interpreted from time to time.



     "Plan Year" means the calendar year.



     "Retirement" means eligibility to receive immediate retirement benefits under a Participating Company pension plan.



     "Restricted Stock" means Stock awarded under Section 7 of the Plan subject to such restrictions as the Committee deems appropriate or desirable.



     "Right" means a stock appreciation right awarded in connection with an Option under Section 5 of the Plan.



     "Stock" means the common stock ($1 par value) of the Company.



     "Total Disability" means the complete and permanent inability of a Key Employee to perform all of his or her duties under the terms of his or her employment with any Participating Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.



3.  SHARES SUBJECT TO THE PLAN



     The aggregate number of shares of Stock which may be awarded under the Plan in any Plan Year shall be subject to an annual limit. The maximum number of shares of Stock for which Awards may be granted under the Plan in each Plan Year shall be 1.5 percent (1.5%) of the total of the issued and outstanding shares of ITT Destinations, Inc. Common Stock and Treasury Stock as reported in the Annual Report on Form 10-K of the Company for the fiscal year ending immediately prior to any Plan Year. Any unused portion of the Annual Limit for any Plan Year shall be carried forward and be made available for awards in succeeding Plan Years.



     In addition to the foregoing, in no event shall more than five million (5,000,000) shares of ITT Destinations, Inc. Common Stock be cumulatively available for Awards of incentive stock options under the Plan, and provided further, that no more than twenty percent (20%) of the total number of shares on a cumulative basis shall be available for restricted stock and performance shares Awards. For any Plan Year, no individual employee may receive an Award of stock options for more than the lesser of (i) ten percent (10%) of the Annual Limit on available shares applicable to that Plan Year and (ii) 500,000 shares; except that, for the Plan Year that follows the Distribution Date, each individual employee may receive in addition to the foregoing limit that number of stock options equal to the lesser of (x) 2,600,000 and (y) the number of substitute stock options required to replace ITT stock options surrendered by such employee in connection with the spin-off by ITT of the shares of ITT Destinations to ITT shareholders.



     Subject to the above limitations, shares of ITT Destinations, Inc. Common Stock to be issued under the Plan may be made available from the authorized but unissued shares, or shares held by the Company in treasury or from shares purchased in the open market.



     For the purpose of computing the total number of shares of Stock available for Awards under the Plan, there shall be counted against the foregoing limitations the number of shares of Stock which equal the value of performance share Awards, in each case determined as at the dates on which such Awards are granted. If any Awards under the Plan are forfeited, terminated, expire unexercised, are settled in cash in lieu of Stock or are exchanged for other Awards, the shares of Stock which were theretofore subject to such Awards shall again be available for Awards under the Plan to the extent of such forfeiture or expiration of such Awards. Further, any shares that are exchanged (either actually or constructively) by optionees as full or partial payment to the Company of the purchase price of shares being acquired through the exercise of a stock option granted under the Plan may be available for subsequent Awards, provided however, that such shares may be awarded only to those participants who are not directors or executive officers (as that term is defined in the rules and regulations under Section 16 of the Act).



4.  GRANT OF AWARDS AND AWARD AGREEMENTS



     (a) Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Key Employees or groups of Key Employees to whom Awards are to be granted; (ii) determine the form or forms of Award to be granted to any Key Employee; (iii) determine the amount or number of shares of Stock subject to each Award; and (iv) determine the terms and conditions of each Award.



     (b) Each Award granted under the Plan shall be evidenced by a written Award Agreement. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or required by the Committee.



5.  STOCK OPTIONS AND RIGHTS



     (a) With respect to Options and Rights, the Committee shall (i) authorize the granting of Incentive Stock Options, non-qualified stock options, or a combination of Incentive Stock Options and non-qualified stock options; (ii) authorize the granting of Rights which may be granted in connection with all or part of any Option granted under this Plan, either concurrently with the grant of the Option or at any time thereafter during the term of the Option; (iii) determine the number of shares of Stock subject to each Option or the number of shares of Stock that shall be used to determine the value of a Right; and (iv) determine the time or times when and the manner in which each Option or Right shall be exercisable and the duration of the exercise period.



     (b) Any option issued hereunder which is intended to qualify as an Incentive Stock Option shall be subject to such limitations or requirements as may be necessary for the purposes of Section 422 of the Code or any regulations and rulings thereunder to the extent and in such form as determined by the Committee in its discretion.



     (c) Rights may be granted only to Key Employees who may be considered directors or officers of the Company for purposes of Section 16 of the Act.



     (d) The exercise period for a non-qualified stock option and any related Right shall not exceed ten years and two days from the date of grant, and the exercise period for an Incentive Stock Option and any related Right shall not exceed ten years from the date of grant.



     (e) The Option price per share shall be determined by the Committee at the time any Option is granted and shall be not less than the Fair Market Value of one share of Stock on the date the Option is granted.



     (f) No part of any Option or Right may be exercised until the Key Employee who has been granted the Award shall have remained in the employ of a Participating Company for such period after the date of grant as the Committee may specify, if any, and the Committee may further require exercisability in installments; provided, however, the period during which a Right is exercisable shall commence no earlier than six months following the date the Option or Right is granted.



     (g) The purchase price of the shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise either in cash or Stock already owned by the optionee having a total Fair Market Value equal to the purchase price, or a combination of cash and Stock having a total fair market value, as so determined, equal to the purchase price. The Committee shall determine acceptable methods for tendering Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Stock to exercise an Option as it deems appropriate.



     (h) Unless Section 9 shall provide otherwise, Rights granted to a director or officer shall terminate when such person ceases to be considered a director or officer of the Company subject to Section 16 of the Act.



     (i) In case of termination of employment, the following provisions shall apply:



          (A) If a Key Employee who has been granted an Option shall die before such Option has expired, his or her Option may be exercised in full by the person or persons to whom the Key Employee's rights under the Option pass by will, or if no such person has such right, by his or her executors or administrators, at any time, or from time to time, within five years after the date of the Key Employee's death or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(d) above.



          (B) If the Key Employee's employment by any Participating Company terminates because of his or her Retirement or Total Disability, he or she may exercise his or her Options in full at any time, or from time to time, within five years after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(d) above. Any such Options not fully exercisable immediately prior to such optionee's retirement shall become fully exercisable upon such retirement unless the Committee, in its sole discretion, shall otherwise determine.



          (C) Except as provided in Section 9, if the Key Employee shall voluntarily resign before eligibility for Retirement or he or she is terminated for cause as determined by the Committee, the Options or Rights shall be cancelled coincident with the effective date of the termination of employment.



          (D) If the Key Employee's employment terminates for any other reason, he or she may exercise his or her Options, to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within three months after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(d) above.



     (j) No Option or Right granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option or Right shall be exercisable only by the Key Employee to whom the Option or Right is granted (or his or her estate or designated beneficiary).



     (k) With respect to an Incentive Stock Option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an "incentive stock option" within the meaning of Section 422 of the Code.



     (l) With respect to the exercisability and settlement of Rights:



          (i) Upon exercise of a Right, the Key Employee shall be entitled, subject to such terms and conditions the Committee may specify, to receive upon exercise thereof all or a portion of the excess of (A) the Fair Market Value of a specified number of shares of Stock at the time of exercise, as determined by the Committee, over (B) a specified amount which shall not, subject to Section 5(e), be less than the Fair Market Value of such specified number of shares of Stock at the time the Right is granted. Upon exercise of a Right, payment of such excess shall be made as the Committee shall specify in cash, the issuance or transfer to the Key Employee of whole shares of Stock with a Fair Market Value at such time equal to any excess, or a combination of cash and shares of Stock with a combined Fair Market Value at such time equal to any such excess, all as determined by the Committee. The Company will not issue a fractional share of Stock and, if a fractional share would otherwise be issuable, the Company shall pay cash equal to the Fair Market Value of the fractional share of Stock at such time.



          (ii) For the purposes of Subsection (i) of this Section 5(l), in the case of any such Right or portion thereof, other than a Right related to an Incentive Stock Option, exercised for cash during a "window period" specified by Rule 16b-3 under the Act, the Fair Market Value of the Stock at the time of such exercise shall be the highest composite daily closing price of the Stock during such window period.



          (iii) In the event of the exercise of such Right, the Company's obligation in respect of any related Option or such portion thereof will be discharged by payment of the Right so exercised.



6.  PERFORMANCE SHARES



     (a) Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Key Employees or groups of Key Employees to whom Awards of Performance Shares are to be made, (ii) determine the Performance Period (the "Performance Period") and Performance Objectives (the "Performance Objectives") applicable to such Awards, (iii) determine the form of settlement of a Performance Share and (iv) generally determine the terms and conditions of each such Award. At any date, each Performance Share shall have a value equal to the Fair Market Value of a share of Stock at such date; provided that the Committee may limit the aggregate amount payable upon the settlement of any Award. The maximum award for any individual employee in any given year shall be 100,000 Performance Shares.



     (b) The Committee shall determine a Performance Period of not less than two nor more than five years. Performance Periods may overlap and Key Employees may participate simultaneously with respect to Performance Shares for which different Performance Periods are prescribed.



     (c) The Committee shall determine the Performance Objectives of Awards of Performance Shares. Performance Objectives may vary from Key Employee to Key Employee and between groups of Key Employees and shall be based upon one or more of the following objective criteria, as the Committee deems appropriate: earnings per share, return on equity, cash flow or total shareholder return of ITT Destinations, Inc. If during the course of a Performance Period there shall occur significant events which the Committee expects to have a substantial effect on the applicable Performance Objectives during such period, the Committee may revise such Performance Objectives.



     (d) At the beginning of a Performance Period, the Committee shall determine for each Key Employee or group of Key Employees the number of Performance Shares or the percentage of Performance Shares which shall be paid to the Key Employee or member of the group of Key Employees if the applicable Performance Objectives are met in whole or in part.



     (e) If a Key Employee terminates service with all Participating Companies during a Performance Period because of death, Total Disability, Retirement, or under other circumstances where the Committee in its sole discretion finds that a waiver would be in the best interests of the Company, that Key Employee may, as determined by the Committee, be entitled to payment in settlement of such Performance Shares at the end of the Performance Period based upon the extent to which the Performance Objectives were satisfied at the end of such period and prorated for the portion of the Performance Period during which the Key Employee was employed by any Participating Company; provided, however, the Committee may provide for an earlier payment in settlement of such Performance Shares in such amount and under such terms and conditions as the Committee deems appropriate or desirable. If a Key Employee terminates service with all Participating Companies during a Performance Period for any other reason, then such Key Employee shall not be entitled to any Award with respect to that Performance Period unless the Committee shall otherwise determine.



     (f) Each Award of a Performance Share shall be paid in whole shares of Stock, or cash, or a combination of Stock and cash either as a lump sum payment or in annual installments, all as the Committee shall determine, with payment to commence as soon as practicable after the end of the relevant Performance Period.



7.  RESTRICTED STOCK



     (a) Restricted Stock shall be subject to a restriction period (after which restrictions will lapse) which shall mean a period commencing on the date the Award is granted and ending on such date as the Committee shall determine (the "Restriction Period"). The Committee may provide for the lapse of restrictions in installments where deemed appropriate and it may also require the achievement of predetermined performance objectives in order for such shares to vest.



     (b) Except when the Committee determines otherwise pursuant to Section 7(d), if a Key Employee terminates employment with all Participating Companies for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Key Employee and shall be reacquired by the Company.



     (c) Except as otherwise provided in this Section 7, no shares of Restricted Stock received by a Key Employee shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.



     (d) In cases of death, Total Disability or Retirement or in cases of special circumstances, the Committee may, in its sole discretion when it finds that a waiver would be in the best interests of the Company, elect to waive any or all remaining restrictions with respect to such Key Employee's Restricted Stock.



     (e) The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any Award of Restricted Stock that the Key Employee shall have delivered a stock power endorsed in blank relating to the Restricted Stock.



     (f) Nothing in this Section 7 shall preclude a Key Employee from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted.



     (g) Subject to Section 7(e) and Section 8, each Key Employee entitled to receive Restricted Stock under the Plan shall be issued a certificate for the shares of Stock. Such certificate shall be registered in the name of the Key Employee, and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such Award and shall be subject to appropriate stop-transfer orders.



8.  CERTIFICATES FOR AWARDS OF STOCK



     (a) The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange on which the Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.



     (b) All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.



     (c) Except for the restrictions on Restricted Stock under Section 7, each Key Employee who receives Stock in settlement of an Award of Stock, shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Key Employee awarded an Option, a Right or Performance Share shall have any right as a shareholder with respect to any shares covered by his or her Option, Right or Performance Share prior to the date of issuance to him or her of a certificate or certificates for such shares.



9.  ACCELERATION EVENTS



     (a) For the purposes of this Plan, an Acceleration Event shall occur if (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Act disclosing that any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company, is the beneficial owner directly or indirectly of twenty percent or more of the outstanding Stock of the Company; (ii) any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Stock of the Company (or securities convertible into Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of fifteen percent or more of the outstanding Stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Stock); (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which holders of Stock of the Company immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or (iv) there shall have been a change in a majority of the members of the Board within a 12-month period unless the election or nomination for election by the Company's stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such 12-month period.



     (b) Notwithstanding any provisions in this Plan to the contrary:



          (i) Each outstanding Option granted under the Plan shall become immediately exercisable in full for the aggregate number of shares covered thereby and all related Rights shall also become exercisable upon the occurrence of an Acceleration Event described in this Section 9 and shall continue to be exercisable in full for cash for a period of 60 calendar days beginning on the date that such Acceleration Event occurs and ending on the 60th calendar day following that date; provided, however, that (A) no Right shall become exercisable earlier than six months following the date the Right is granted, and (B) no Option or Right shall be exercisable beyond the expiration date of its original term.



          (ii) Options and Rights shall not terminate and shall continue to be fully exercisable for a period of seven months following the occurrence of an Acceleration Event in the case of an employee who is terminated other than for just cause or who voluntarily terminates his employment because he in good faith believes that as a result of such Acceleration Event he is unable effectively to discharge his present duties or the duties of the position he occupied just prior to the occurrence of such Acceleration Event. For purposes of Section 9 only, termination shall be for "just cause" only if such termination is based on fraud, misappropriation or embezzlement on the part of the employee which results in a final conviction of a felony. Under no circumstances, however, shall any Option or Right be exercised beyond the expiration date of its original term.



          (iii) Any Right or portion thereof may be exercised for cash within the 60-calendar-day period following the occurrence of an Acceleration Event with settlement, except in the case of a Right related to an Incentive Stock Option, based on the "Formula Price" which shall be the highest of (A) the highest composite daily closing price of the Stock during the period beginning on the 60th calendar day prior to the date on which the Right is exercised and ending on the date such Right is exercised, (B) the highest gross price paid for the Stock during the same period of time, as reported in a report on Schedule 13D filed with the Securities and Exchange Commission or (C) the highest gross price paid or to be paid for a share of Stock (whether by way of exchange, conversion, distribution upon merger, liquidation or otherwise) in any of the transactions set forth in this Section 9 as constituting an Acceleration Event.



          (iv) Upon the occurrence of an Acceleration Event, Limited Stock Appreciation Rights shall automatically be granted as to any Option with respect to which Rights are not then outstanding; provided, however, that Limited Stock Appreciation Rights shall be provided at the time of grant of any Incentive Stock Option subject to exercisability upon the occurrence of an Acceleration Event. Limited Stock Appreciation Rights shall entitle the holder thereof, upon exercise of such rights and surrender of the related Option or any portion thereof, to receive, without payment to the Company (except for applicable withholding taxes), an amount in cash equal to the excess, if any, of the Formula Price as that term is defined in Section 9 over the option price of the Stock as provided in such Option; provided that in the case of the exercise of any such Limited Stock Appreciation Right or portion thereof related to an Incentive Stock Option, the Fair Market Value of the Stock at the time of such exercise shall be substituted for the Formula Price. Each such Limited Stock Appreciation Right shall be exercisable only during the period beginning on the first business day following the occurrence of such Acceleration Event and ending on the 60th day following such date and only to the same extent the related Option is exercisable. In the case of persons who are considered directors or officers of the Company for purposes of Section 16 of the Act, Limited Stock Appreciation Rights shall not be so exercisable until they have been outstanding for at least six months. Upon exercise of a Limited Stock Appreciation Right and surrender of the related Option, or portion thereof, such Option, to the extent surrendered, shall not thereafter be exercisable.



          (v) The restrictions applicable to Awards of Restricted Stock issued pursuant to Section 7 shall lapse upon the occurrence of an Acceleration Event and the Company shall issue stock certificates without a restrictive legend. Key Employees holding Restricted Stock on the date of an Acceleration Event may tender such Restricted Stock to the Company which shall pay the Formula Price as that term is defined in Section 9; provided, such Restricted Stock must be tendered to the Company within 60 calendar days of the Acceleration Event.



          (vi) If an Acceleration Event occurs during the course of a Performance Period applicable to an Award of Performance Shares pursuant to
     Section 6, then the Key Employee shall be deemed to have satisfied the Performance Objectives and settlement of such Performance Shares shall be based on the Formula Price, as defined in this Section 9.



10.  BENEFICIARY



     (a) Each Key Employee shall file with the Company a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. A Key Employee may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Key Employee's death, and in no event shall it be effective as of a date prior to such receipt.



     (b) If no such Beneficiary designation is in effect at the time of a Key Employee's death, or if no designated Beneficiary survives the Key Employee or if such designation conflicts with law, the Key Employee's estate shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.



11.  ADMINISTRATION OF THE PLAN



     (a) Each member of the Committee shall be both a member of the Board and a "disinterested person" within the meaning of Rule 16b-3 under the Act or successor rule or regulation. No member of the Committee shall be, or shall have been, eligible to receive an Award under the Plan or any other plan maintained by any Participating Company to acquire stock, stock options, stock appreciation rights, performance shares or restricted stock of a Participating Company at any time within the one year immediately preceding the member's appointment to the Committee.



     (b) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

     (c) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and its interpretations and constructions thereof and actions taken thereunder shall be, except as otherwise determined by the Board, final, conclusive and binding on all persons for all purposes.



     (d) The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Key Employees, whether or not such Key Employees are similarly situated.



     (e) The Committee may, in its sole discretion, delegate such of its powers as it deems appropriate to the chief executive officer or other members of senior management, except that Awards to executive officers shall be made solely by the Committee and subject to compliance with Rule 16b-3 of the Act.



     (f) If an Acceleration Event has not occurred and if the Committee determines that a Key Employee has taken action inimical to the best interests of any Participating Company, the Committee may, in its sole discretion, terminate in whole or in part such portion of any Option (including any related Right) as has not yet become exercisable at the time of termination, terminate any Performance Share Award for which the Performance Period has not been completed or terminate any Award of Restricted Stock for which the Restriction Period has not lapsed.



12.  AMENDMENT, EXTENSION OR TERMINATION



     The Board may, at any time, amend or terminate the Plan and, specifically, may make such modifications to the Plan as it deems necessary to avoid the application of Section 162(m) of the Code and the Treasury regulations issued thereunder. However, no amendment shall, without approval by a majority of the Company's stockholders, (a) alter the group of persons eligible to participate in the Plan, (b) except as provided in Section 13 increase the maximum number of shares of Stock which are available for Awards under the Plan, (c) materially increase the benefits accruing to participants under the Plan or (d) extend the period during which awards may be granted beyond December 31, 2005. If an Acceleration Event has occurred, no amendment or termination shall impair the rights of any person with respect to a prior Award.



13.  ADJUSTMENTS IN EVENT OF CHANGE IN COMMON STOCK



     "In the event of any reorganization, merger, recapitalization, consolidation, liquidation, stock dividend, stock split, reclassification, combination of shares, rights offering, split-up or extraordinary dividend (including a spin-off) or divestiture, or any other change in the corporate structure or shares, the Committee may make such adjustment in the Stock subject to Awards, including Stock subject to purchase by an Option, or the terms, conditions or restrictions on Stock or Awards, including the price payable upon the exercise of such Option and the number of shares subject to restricted stock awards, as the Committee deems equitable.



14.  SUBSTITUTE AWARDS



     The Committee shall be authorized to issue substitute ITT Destinations, Inc. stock options and related rights to those key employees of Participating Companies who surrender options to acquire stock in ITT Corporation. The Committee may make a determination as to the exercise price and number of such substitute options as it may determine in order to preserve the economic value of the surrendered ITT options and related rights in the aggregate amount not to exceed 16,500,000 shares. Subject to this limitation, shares of New ITT Common Stock to be issued upon the exercise of substitute stock options may be made available from authorized but unissued shares or from treasury or shares held by ITT Destinations, Inc. in shares purchased in the open market.



     The maximum number of substitute ITT Destinations stock options and related rights that may be granted to an individual employee is 2,600,000 or such lower number as may be necessary to preserve the economic value of the surrendered ITT options and related rights by any such individual employee.



     The terms and conditions of each substitute stock award, including, without limitation, the expiration date of the option, the time or times when, and the manner in which, each substitute option shall be exercisable, the duration of the exercise period, the method of exercise, settlement and payment, and the rules in the event of termination, shall be the same as those of the surrendered ITT award.



     The Committee shall also be authorized to issue substitute grants of ITT Destinations, Inc. Restricted Stock to replace shares of ITT restricted stock surrendered by employees of Participating Companies. Such substitute shares shall be subject to the same terms and conditions as the surrendered shares of ITT restricted stock, including, without limitation, the restriction period of such ITT shares.



15.  MISCELLANEOUS



     (a) Except as provided in Section 9, nothing in this Plan or any Award granted hereunder shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time. No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees unless the Company shall determine otherwise. No Key Employee shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as provided in Section 7(e) with respect to Restricted Stock.



     (b) The Committee may cause to be made, as a condition precedent to the payment of any Award, or otherwise, appropriate arrangements with the Key Employee or his or her Beneficiary, for the withholding of any federal, state, local or foreign taxes.



     (c) The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.



     (d) The terms of the Plan shall be binding upon the Company and its successors and assigns.



     (e) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.



16.  EFFECTIVE DATE, TERM OF PLAN AND SHAREHOLDER APPROVAL



     The effective date of the Plan shall be January 1, 1996. No Award shall be granted under this Plan after the Plan's termination date. The Plan's termination date shall be December 31, 2005. The Plan will continue in effect for existing Awards as long as any such Award is outstanding.

                                                                         ANNEX E



                     1995 ITT HARTFORD INCENTIVE STOCK PLAN



     The following is the text of the 1995 ITT Hartford Incentive Stock Plan:



1.  PURPOSE



     The purpose of the 1995 ITT Hartford Incentive Stock Plan is to motivate and reward superior performance on the part of employees of ITT Hartford Group, Inc. and its subsidiaries ("ITT Hartford") and to thereby attract and retain employees of superior ability. In addition, the Plan is intended to further opportunities for stock ownership by such employees in order to increase their proprietary interest in ITT Hartford and, as a result, their interest in the success of the Company. Awards will be made, in the discretion of the Committee, to Key Employees (including officers and directors who are also employees) whose responsibilities and decisions directly affect the performance of any Participating Company and its subsidiaries. Such incentive awards may consist of stock options, stock appreciation rights payable in stock or cash, performance shares, restricted stock or any combination of the foregoing, as the Committee may determine.



2.  DEFINITIONS



     When used herein, the following terms shall have the following meanings:



     "Acceleration Event" means the occurrence of an event defined in Section 9 of the Plan.



     "Act" means the Securities Exchange Act of 1934.



     "Annual Limit" means the maximum number of shares of Stock for which Awards may be granted under the Plan in each Plan Year as provided in Section 3 of the Plan.



     "Award" means an award granted to any Key Employee in accordance with the provisions of the Plan in the form of Options, Rights, Performance Shares or Restricted Stock, or any combination of the foregoing.



     "Award Agreement" means the written agreement evidencing each Award granted to a Key Employee under the Plan.



     "Beneficiary" means the beneficiary or beneficiaries designated pursuant to
Section 10 to receive the amount, if any, payable under the Plan upon the death of a Key Employee.



     "Board" means the Board of Directors of the Company.



     "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)



     "Committee" means the Compensation and Personnel Committee of the Board or such other committee as may be designated by the Board to administer the Plan.



     "Company" means ITT Hartford and its successors and assigns.



     "Fair Market Value", unless otherwise indicated in the provisions of this Plan, means, as of any date, the composite closing price for one share of Stock on the New York Stock Exchange or, if no sales of Stock have taken place on such date, the composite closing price on the most recent date on which selling prices were quoted, the determination to be made in the discretion of the Committee.



     "Incentive Stock Option" means a stock option qualified under Section 422 of the Code.



     "Key Employee" means an employee (including any officer or director who is also an employee) of any Participating Company whose responsibilities and decisions, in the judgment of the Committee, directly affect the performance of the Company and its subsidiaries.

     "Limited Stock Appreciation Right" means a stock appreciation right which shall become exercisable automatically upon the occurrence of an Acceleration Event as described in Section 9 of the Plan.



     "Option" means an option awarded under Section 5 of the Plan to purchase Stock of the Company, which option may be an Incentive Stock Option or a non-qualified stock option.



     "Participating Company" means the Company or any subsidiary or other affiliate of the Company; provided, however, for Incentive Stock Options only, "Participating Company" means the Company or any corporation which at the time such Option is granted qualifies as a "subsidiary" of the Company under Section 425(f) of the Code.



     "Performance Share" means a performance share awarded under Section 6 of the Plan.



     "Plan" means the 1995 ITT Hartford Incentive Stock Plan, as the same may be amended, administered or interpreted from time to time.



     "Plan Year" means the calendar year.



     "Retirement" means eligibility to receive immediate retirement benefits under a Participating Company pension plan.



     "Restricted Stock" means Stock awarded under Section 7 of the Plan subject to such restrictions as the Committee deems appropriate or desirable.



     "Right" means a stock appreciation right awarded in connection with an Option under Section 5 of the Plan.



     "Stock" means the common stock ($1 par value) of the Company.



     "Total Disability" means the complete and permanent inability of a Key Employee to perform all of his or her duties under the terms of his or her employment with any Participating Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.



3.  SHARES SUBJECT TO THE PLAN



     The aggregate number of shares of Stock which may be awarded under the Plan in any Plan Year shall be subject to an annual limit. The maximum number of shares of Stock for which Awards may be granted under the Plan in each Plan Year shall be 1.5 percent (1.5%) of the total of the issued and outstanding shares of ITT Hartford Common Stock and Treasury Stock as reported in the Annual Report on Form 10-K of the Company for the fiscal year ending immediately prior to any Plan Year. Any unused portion of the Annual Limit for any Plan Year shall be carried forward and be made available for awards in succeeding Plan Years.



     In addition to the foregoing, in no event shall more than five million (5,000,000) shares of ITT Hartford Common Stock be cumulatively available for Awards of incentive stock options under the Plan, and provided further, that no more than twenty percent (20%) of the total number of shares on a cumulative basis shall be available for restricted stock and performance shares Awards. For any Plan Year, no individual employee may receive an Award of stock options for more than the lesser of (i) ten percent (10%) of the Annual Limit on available shares applicable to that Plan Year and (ii) 500,000 shares; except that, for the Plan Year that follows the Distribution Date, each individual employee may receive in addition to the foregoing limit a number of substitute stock options equal to the lesser of (x) 525,000 and (y) the number of stock options required to replace ITT stock options surrendered by such employee in connection with the spin-off by ITT of the shares of ITT Hartford to ITT shareholders.



     Subject to the above limitations, shares of ITT Hartford Common Stock to be issued under the Plan may be made available from the authorized but unissued shares, or shares held by the Company in treasury or from shares purchased in the open market.



     For the purpose of computing the total number of shares of Stock available for Awards under the Plan, there shall be counted against the foregoing limitations the number of shares of Stock which equal the value of performance share Awards, in each case determined as at the dates on which such Awards are granted. If any Awards under the Plan are forfeited, terminated, expire unexercised, are settled in cash in lieu of Stock or are exchanged for other Awards, the shares of Stock which were theretofore subject to such Awards shall again be available for Awards under the Plan to the extent of such forfeiture or expiration of such Awards. Further, any shares that are exchanged (either actually or constructively) by optionees as full or partial payment to the Company of the purchase price of shares being acquired through the exercise of a stock option granted under the Plan may be available for subsequent Awards, provided however, that such shares may be awarded only to those participants who are not directors or executive officers (as that term is defined in the rules and regulations under Section 16 of the Act).



4.  GRANT OF AWARDS AND AWARD AGREEMENTS



     (a) Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Key Employees or groups of Key Employees to whom Awards are to be granted; (ii) determine the form or forms of Award to be granted to any Key Employee; (iii) determine the amount or number of shares of Stock subject to each Award; and (iv) determine the terms and conditions of each Award.



     (b) Each Award granted under the Plan shall be evidenced by a written Award Agreement. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or required by the Committee.



5.  STOCK OPTIONS AND RIGHTS



     (a) With respect to Options and Rights, the Committee shall (i) authorize the granting of Incentive Stock Options, non-qualified stock options, or a combination of Incentive Stock Options and non-qualified stock options; (ii) authorize the granting of Rights which may be granted in connection with all or part of any Option granted under this Plan, either concurrently with the grant of the Option or at any time thereafter during the term of the Option; (iii) determine the number of shares of Stock subject to each Option or the number of shares of Stock that shall be used to determine the value of a Right; and (iv) determine the time or times when and the manner in which each Option or Right shall be exercisable and the duration of the exercise period.



     (b) Any option issued hereunder which is intended to qualify as an Incentive Stock Option shall be subject to such limitations or requirements as may be necessary for the purposes of Section 422 of the Code or any regulations and rulings thereunder to the extent and in such form as determined by the Committee in its discretion.



     (c) Rights may be granted only to Key Employees who may be considered directors or officers of the Company for purposes of Section 16 of the Act.



     (d) The exercise period for a non-qualified stock option and any related Right shall not exceed ten years and two days from the date of grant, and the exercise period for an Incentive Stock Option and any related Right shall not exceed ten years from the date of grant.



     (e) The Option price per share shall be determined by the Committee at the time any Option is granted and shall be not less than the Fair Market Value of one share of Stock on the date the Option is granted.



     (f) No part of any Option or Right may be exercised until the Key Employee who has been granted the Award shall have remained in the employ of a Participating Company for such period after the date of grant as the Committee may specify, if any, and the Committee may further require exercisability in installments; provided, however, the period during which a Right is exercisable shall commence no earlier than six months following the date the Option or Right is granted.



     (g) The purchase price of the shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise either in cash or Stock already owned by the optionee having a total Fair Market Value equal to the purchase price, or a combination of cash and Stock having a total fair market value, as so determined, equal to the purchase price. The Committee shall determine acceptable methods for tendering Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Stock to exercise an Option as it deems appropriate.



     (h) Unless Section 9 shall provide otherwise, Rights granted to a director or officer shall terminate when such person ceases to be considered a director or officer of the Company subject to Section 16 of the Act.



     (i) In case of termination of employment, the following provisions shall apply:



          (A) If a Key Employee who has been granted an Option shall die before such Option has expired, his or her Option may be exercised in full by the person or persons to whom the Key Employee's rights under the Option pass by will, or if no such person has such right, by his or her executors or administrators, at any time, or from time to time, within five years after the date of the Key Employee's death or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(d) above.



          (B) If the Key Employee's employment by any Participating Company terminates because of his or her Retirement or Total Disability, he or she may exercise his or her Options in full at any time, or from time to time, within five years after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(d) above. Any such Options not fully exercisable immediately prior to such optionee's retirement shall become fully exercisable upon such retirement unless the Committee, in its sole discretion, shall otherwise determine.



          (C) Except as provided in Section 9, if the Key Employee shall voluntarily resign before eligibility for Retirement or he or she is terminated for cause as determined by the Committee, the Options or Rights shall be cancelled coincident with the effective date of the termination of employment.



          (D) If the Key Employee's employment terminates for any other reason, he or she may exercise his or her Options, to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within three months after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(d) above.



     (j) No Option or Right granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option or Right shall be exercisable only by the Key Employee to whom the Option or Right is granted (or his or her estate or designated beneficiary).



     (k) With respect to an Incentive Stock Option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an "incentive stock option" within the meaning of Section 422 of the Code.



     (l) With respect to the exercisability and settlement of Rights:



          (i) Upon exercise of a Right, the Key Employee shall be entitled, subject to such terms and conditions the Committee may specify, to receive upon exercise thereof all or a portion of the excess of (A) the Fair Market Value of a specified number of shares of Stock at the time of exercise, as determined by the Committee, over (B) a specified amount which shall not, subject to Section 5(e), be less than the Fair Market Value of such specified number of shares of Stock at the time the Right is granted. Upon exercise of a Right, payment of such excess shall be made as the Committee shall specify in cash, the issuance or transfer to the Key Employee of whole shares of Stock with a Fair Market Value at such time equal to any excess, or a combination of cash and shares of Stock with a combined Fair Market Value at such time equal to any such excess, all as determined by the Committee. The Company will not issue a fractional share of Stock and, if a fractional share would otherwise be issuable, the Company shall pay cash equal to the Fair Market Value of the fractional share of Stock at such time.



          (ii) For the purposes of Subsection (i) of this Section 5(l), in the case of any such Right or portion thereof, other than a Right related to an Incentive Stock Option, exercised for cash during a "window period" specified by Rule 16b-3 under the Act, the Fair Market Value of the Stock at the time of such exercise shall be the highest composite daily closing price of the Stock during such window period.



          (iii) In the event of the exercise of such Right, the Company's obligation in respect of any related Option or such portion thereof will be discharged by payment of the Right so exercised.



6.  PERFORMANCE SHARES



     (a) Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Key Employees or groups of Key Employees to whom Awards of Performance Shares are to be made, (ii) determine the Performance Period (the "Performance Period") and Performance Objectives (the "Performance Objectives") applicable to such Awards, (iii) determine the form of settlement of a Performance Share and (iv) generally determine the terms and conditions of each such Award. At any date, each Performance Share shall have a value equal to the Fair Market Value of a share of Stock at such date; provided that the Committee may limit the aggregate amount payable upon the settlement of any Award. The maximum award for any individual employee in any given year shall be 100,000 Performance Shares.



     (b) The Committee shall determine a Performance Period or Periods of not less than two years. Performance Periods may overlap and Key Employees may participate simultaneously with respect to Performance Shares for which different Performance Periods are prescribed.



     (c) The Committee shall determine the Performance Objectives of Awards of Performance Shares. Performance Objectives may vary from Key Employee to Key Employee and between groups of Key Employees and shall be related to at least one of the following criteria, which may be (i) determined solely by reference to the performance of ITT Hartford, any subsidiary or affiliate of ITT Hartford or any division or unit of any of the foregoing or (ii) based on comparative performance of any one or more of the foregoing relative to other entities: earnings per share, return on equity, cash flow, return on total capital, return on assets, economic value added, increase in surplus, reductions in operating expenses, increases in operating margins, earnings before income taxes and depreciation or total shareholder return of ITT Hartford. If during the course of a Performance Period there shall occur significant events which the Committee expects to have a substantial effect on the applicable Performance Objectives during such period, the Committee may revise such Performance Objectives.



     (d) At the beginning of a Performance Period, the Committee shall determine for each Key Employee or group of Key Employees the number of Performance Shares or the percentage of Performance Shares which shall be paid to the Key Employee or member of the group of Key Employees if the applicable Performance Objectives are met in whole or in part.



     (e) If a Key Employee terminates service with all Participating Companies during a Performance Period because of death, Total Disability, Retirement, or under other circumstances where the Committee in its sole discretion finds that a waiver would be in the best interests of the Company, that Key Employee may, as determined by the Committee, be entitled to payment in settlement of such Performance Shares at the end of the Performance Period based upon the extent to which the Performance Objectives were satisfied at the end of such period and prorated for the portion of the Performance Period during which the Key Employee was employed by any Participating Company; provided, however, the Committee may provide for an earlier payment in settlement of such Performance Shares in such amount and under such terms and conditions as the Committee deems appropriate or desirable. If a Key Employee terminates service with all Participating Companies during a Performance Period for any other reason, then such Key Employee shall not be entitled to any Award with respect to that Performance Period unless the Committee shall otherwise determine.



     (f) Each Award of a Performance Share shall be paid in whole shares of Stock, or cash, or a combination of Stock and cash either as a lump sum payment or in annual installments, all as the Committee shall determine, with payment to commence as soon as practicable after the end of the relevant Performance Period.

7.  RESTRICTED STOCK



     (a) Restricted Stock shall be subject to a restriction period (after which restrictions will lapse) which shall mean a period commencing on the date the Award is granted and ending on such date as the Committee shall determine (the "Restriction Period"). The Committee may provide for the lapse of restrictions in installments where deemed appropriate and it may also require the achievement of predetermined performance objectives in order for such shares to vest.



     (b) Except when the Committee determines otherwise pursuant to Section 7(d), if a Key Employee terminates employment with all Participating Companies for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Key Employee and shall be reacquired by the Company.



     (c) Except as otherwise provided in this Section 7, no shares of Restricted Stock received by a Key Employee shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.



     (d) In cases of death, Total Disability or Retirement or in cases of special circumstances, the Committee may, in its sole discretion when it finds that a waiver would be in the best interests of the Company, elect to waive any or all remaining restrictions with respect to such Key Employee's Restricted Stock.



     (e) The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any Award of Restricted Stock that the Key Employee shall have delivered a stock power endorsed in blank relating to the Restricted Stock.



     (f) Nothing in this Section 7 shall preclude a Key Employee from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted.



     (g) Subject to Section 7(e) and Section 8, each Key Employee entitled to receive Restricted Stock under the Plan shall be issued a certificate for the shares of Stock. Such certificate shall be registered in the name of the Key Employee, and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such Award and shall be subject to appropriate stop-transfer orders.



8.  CERTIFICATES FOR AWARDS OF STOCK



     (a) The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange on which the Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.



     (b) All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.



     (c) Except for the restrictions on Restricted Stock under Section 7, each Key Employee who receives Stock in settlement of an Award of Stock, shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Key Employee awarded an Option, a Right or Performance Share shall have any right as a shareholder with respect to any shares covered by his or her Option, Right or Performance Share prior to the date of issuance to him or her of a certificate or certificates for such shares.

9.  ACCELERATION EVENTS



     (a) For the purposes of this Plan, an Acceleration Event shall occur if (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Act disclosing that any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company, is the beneficial owner directly or indirectly of twenty percent or more of the outstanding Stock of the Company; (ii) any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Stock of the Company (or securities convertible into Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of fifteen percent or more of the outstanding Stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Stock); (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which holders of Stock of the Company immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or (iv) there shall have been a change in a majority of the members of the Board within a 12-month period unless the election or nomination for election by the Company's stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such 12-month period.



     (b) Notwithstanding any provisions in this Plan to the contrary:



          (i) Each outstanding Option granted under the Plan shall become immediately exercisable in full for the aggregate number of shares covered thereby and all related Rights shall also become exercisable upon the occurrence of an Acceleration Event described in this Section 9 and shall continue to be exercisable in full for cash for a period of 60 calendar days beginning on the date that such Acceleration Event occurs and ending on the 60th calendar day following that date; provided, however, that (A) no Right shall become exercisable earlier than six months following the date the Right is granted, and (B) no Option or Right shall be exercisable beyond the expiration date of its original term.



          (ii) Options and Rights shall not terminate and shall continue to be fully exercisable for a period of seven months following the occurrence of an Acceleration Event in the case of an employee who is terminated other than for just cause or who voluntarily terminates his employment because he in good faith believes that as a result of such Acceleration Event he is unable effectively to discharge his present duties or the duties of the position he occupied just prior to the occurrence of such Acceleration Event. For purposes of Section 9 only, termination shall be for "just cause" only if such termination is based on fraud, misappropriation or embezzlement on the part of the employee which results in a final conviction of a felony. Under no circumstances, however, shall any Option or Right be exercised beyond the expiration date of its original term.



          (iii) Any Right or portion thereof may be exercised for cash within the 60-calendar-day period following the occurrence of an Acceleration Event with settlement, except in the case of a Right related to an Incentive Stock Option, based on the "Formula Price" which shall be the highest of (A) the highest composite daily closing price of the Stock during the period beginning on the 60th calendar day prior to the date on which the Right is exercised and ending on the date such Right is exercised, (B) the highest gross price paid for the Stock during the same period of time, as reported in a report on Schedule 13D filed with the Securities and Exchange Commission or (C) the highest gross price paid or to be paid for a share of Stock (whether by way of exchange, conversion, distribution upon merger, liquidation or otherwise) in any of the transactions set forth in this Section 9 as constituting an Acceleration Event.

          (iv) Upon the occurrence of an Acceleration Event, Limited Stock Appreciation Rights shall automatically be granted as to any Option with respect to which Rights are not then outstanding; provided, however, that Limited Stock Appreciation Rights shall be provided at the time of grant of any Incentive Stock Option subject to exercisability upon the occurrence of an Acceleration Event. Limited Stock Appreciation Rights shall entitle the holder thereof, upon exercise of such rights and surrender of the related Option or any portion thereof, to receive, without payment to the Company (except for applicable withholding taxes), an amount in cash equal to the excess, if any, of the Formula Price as that term is defined in Section 9 over the option price of the Stock as provided in such Option; provided that in the case of the exercise of any such Limited Stock Appreciation Right or portion thereof related to an Incentive Stock Option, the Fair Market Value of the Stock at the time of such exercise shall be substituted for the Formula Price. Each such Limited Stock Appreciation Right shall be exercisable only during the period beginning on the first business day following the occurrence of such Acceleration Event and ending on the 60th day following such date and only to the same extent the related Option is exercisable. In the case of persons who are considered directors or officers of the Company for purposes of Section 16 of the Act, Limited Stock Appreciation Rights shall not be so exercisable until they have been outstanding for at least six months. Upon exercise of a Limited Stock Appreciation Right and surrender of the related Option, or portion thereof, such Option, to the extent surrendered, shall not thereafter be exercisable.



          (v) The restrictions applicable to Awards of Restricted Stock issued pursuant to Section 7 shall lapse upon the occurrence of an Acceleration Event and the Company shall issue stock certificates without a restrictive legend. Key Employees holding Restricted Stock on the date of an Acceleration Event may tender such Restricted Stock to the Company which shall pay the Formula Price as that term is defined in Section 9; provided, such Restricted Stock must be tendered to the Company within 60 calendar days of the Acceleration Event.



          (vi) If an Acceleration Event occurs during the course of a Performance Period applicable to an Award of Performance Shares pursuant to
     Section 6, then the Key Employee shall be deemed to have satisfied the Performance Objectives and settlement of such Performance Shares shall be based on the Formula Price, as defined in this Section 9.



10.  BENEFICIARY



     (a) Each Key Employee shall file with the Company a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. A Key Employee may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Key Employee's death, and in no event shall it be effective as of a date prior to such receipt.



     (b) If no such Beneficiary designation is in effect at the time of a Key Employee's death, or if no designated Beneficiary survives the Key Employee or if such designation conflicts with law, the Key Employee's estate shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.



11.  ADMINISTRATION OF THE PLAN



     (a) Each member of the Committee shall be both a member of the Board and a "disinterested person" within the meaning of Rule 16b-3 under the Act or successor rule or regulation. No member of the Committee shall be, or shall have been, eligible to receive an Award under the Plan or any other plan maintained by any Participating Company to acquire stock, stock options, stock appreciation rights, performance shares or restricted stock of a Participating Company at any time within the one year immediately preceding the member's appointment to the Committee.



     (b) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.



     (c) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and its interpretations and constructions thereof and actions taken thereunder shall be, except as otherwise determined by the Board, final, conclusive and binding on all persons for all purposes.



     (d) The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Key Employees, whether or not such Key Employees are similarly situated.



     (e) The Committee may, in its sole discretion, delegate such of its powers as it deems appropriate to the chief executive officer or other members of senior management, except that Awards to executive officers shall be made solely by the Committee and subject to compliance with Rule 16b-3 of the Act.



     (f) If an Acceleration Event has not occurred and if the Committee determines that a Key Employee has taken action inimical to the best interests of any Participating Company, the Committee may, in its sole discretion, terminate in whole or in part such portion of any Option (including any related Right) as has not yet become exercisable at the time of termination, terminate any Performance Share Award for which the Performance Period has not been completed or terminate any Award of Restricted Stock for which the Restriction Period has not lapsed.



12.  AMENDMENT, EXTENSION OR TERMINATION



     The Board may, at any time, amend or terminate the Plan and, specifically, may make such modifications to the Plan as it deems necessary to avoid the application of Section 162(m) of the Code and the Treasury regulations issued thereunder. However, no amendment shall, without approval by a majority of the Company's stockholders, (a) alter the group of persons eligible to participate in the Plan, (b) except as provided in Section 13 increase the maximum number of shares of Stock which are available for Awards under the Plan, (c) materially increase the benefits accruing to participants under the Plan or (d) extend the period during which awards may be granted beyond December 31, 2005. If an Acceleration Event has occurred, no amendment or termination shall impair the rights of any person with respect to a prior Award.



13.  ADJUSTMENTS IN EVENT OF CHANGE IN COMMON STOCK



     In the event of any reorganization, merger, recapitalization, consolidation, liquidation, stock dividend, stock split, reclassification, combination of shares, rights offering, split-up or extraordinary dividend (including a spin-off) or divestiture, or any other change in the corporate structure or shares, the Committee may make such adjustment in the Stock subject to Awards, including Stock subject to purchase by an Option, or the terms, conditions or restrictions on Stock or Awards, including the price payable upon the exercise of such Option and the number of shares subject to restricted stock awards, as the Committee deems equitable.



14.  SUBSTITUTE AWARDS



     The Committee shall be authorized to issue substitute ITT Hartford stock options and related rights to those key employees of Participating Companies who surrender options to acquire stock in ITT Corporation. The Committee may make a determination as to the exercise price and number of such substitute options as it may determine in order to preserve the economic value of the surrendered ITT options and related rights in the aggregate amount not to exceed 8,000,000 shares. Subject to this limitation, shares of ITT Hartford Common Stock to be issued upon the exercise of substitute stock options may be made available from authorized but unissued shares or shares held by ITT Hartford in treasury or from shares purchased in the open market.

     The maximum number of substitute ITT Hartford stock options and related rights that may be granted to any individual employee is 525,000 or such lower number as may be necessary to preserve the economic value of surrendered ITT options and related rights by any such individual employee.



     The terms and conditions of each substitute stock award, including, without limitation, the expiration date of the option, the time or times when, and the manner in which, each substitute option shall be exercisable, the duration of the exercise period, the method of exercise, settlement and payment, and the rules in the event of termination, shall be the same as those of the surrendered ITT award.



     The Committee shall also be authorized to issue substitute grants of ITT Hartford Restricted Stock to replace shares of ITT restricted stock surrendered by employees of Participating Companies. Such substitute shares shall be subject to the same terms and conditions as the surrendered shares of ITT restricted stock, including, without limitation, the restriction period of such ITT shares.



15.  MISCELLANEOUS



     (a) Except as provided in Section 9, nothing in this Plan or any Award granted hereunder shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time. No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees unless the Company shall determine otherwise. No Key Employee shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as provided in Section 7(e) with respect to Restricted Stock.



     (b) The Committee may cause to be made, as a condition precedent to the payment of any Award, or otherwise, appropriate arrangements with the Key Employee or his or her Beneficiary, for the withholding of any federal, state, local or foreign taxes.



     (c) The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.



     (d) The terms of the Plan shall be binding upon the Company and its successors and assigns.



     (e) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.



16.  EFFECTIVE DATE, TERM OF PLAN AND SHAREHOLDER APPROVAL



     The effective date of the Plan shall be January 1, 1996. No Award shall be granted under this Plan after the Plan's termination date. The Plan's termination date shall be December 31, 2005. The Plan will continue in effect for existing Awards as long as any such Award is outstanding.

                                                                         ANNEX F



                    ARTICLE 7 OF THE RESTATED CERTIFICATE OF


                        INCORPORATION OF ITT CORPORATION



     Article 7 of the Restated Certificate of Incorporation of ITT reads as follows:



     In order to enable the Corporation and any Subsidiary (as hereinafter defined) to secure and maintain in good standing all licenses, franchises and other regulatory approvals issued by Gaming Authorities (as hereinafter defined) which are necessary for the lawful operation of gaming and related businesses now or hereafter engaged in by the Corporation or any Subsidiary within or without The United States of America, which licenses, franchises, or other regulatory approvals are conditioned upon some or all of the holders of the Corporation's stock possessing prescribed qualifications (the "Gaming Licenses"), and in order to insure that the business of the Corporation and its Subsidiaries will be carried on in compliance with the laws and regulations governing the conduct of gaming and related businesses (the "Gaming Laws"), the following provisions are made and shall apply for so long as the Corporation is subject to Gaming Laws:



          (A) Securities (as hereinafter defined) of the Corporation shall be subject to redemption by the oration, pursuant to Section 15(b) of the General Corporation Law of Delaware or any other applicable provision of law, to the extent necessary to prevent the loss or to secure the reinstatement of any Gaming License held by the Corporation or any Subsidiary.



          (B) Securities of the Corporation shall be held subject to the condition that if a holder thereof is found by a Gaming Authority to be disqualified or unsuitable pursuant to any Gaming Law (a "Disqualified Holder"), such holder shall dispose of all of the Corporation's Securities held by such holder within the 120 day period (the "Disposition Period") commencing on the date (the "Notice Date") upon which the Corporation shall have received notice from a Gaming Authority of the holder's disqualification (the "Disqualification Notice"). Promptly following its receipt of a Disqualification Notice, the Corporation shall cause such Disqualification Notice to be delivered to the Disqualified Holder named therein by personal delivery, by mailing it to the address shown on the Corporation's books and records, or through the use of any other reasonable means. Failure of the Corporation to provide such Disqualification Notice to a Disqualified Holder after making reasonable efforts to do so shall not preclude the Corporation from exercising its rights.



          (C) If any Disqualified Holder fails to dispose of the Corporation's Securities within the Disposition Period, the Corporation may redeem such Securities at the lesser of (i) the lowest closing sale price of such securities on any trading day during the Disposition Period or (ii) such Disqualified Holder's original purchase price.



          (D) Commencing on the Notice Date, it shall be unlawful for a Disqualified Holder to:



             (1) receive payments of dividends or interest upon any Securities of the Corporation held by such Disqualified Holder;



             (2) exercise, directly or indirectly, any right conferred by the Corporation's Securities upon the holders thereof; or



             (3) receive any remuneration in any form, for services rendered or otherwise, from the Subsidiary of the Corporation that holds a Gaming License.



          (E) The Board of Directors shall have the power to determine, on the basis of information known to the Board after reasonable inquiry, all questions arising under this Article 7 including, without limitation, (i) whether a person is a Disqualified Holder, (ii) whether a Disqualified Holder has disposed of Securities pursuant to Section B of this Article 7 and (iii) the amount of Securities held directly or indirectly by any person. Any such determination shall be binding and conclusive on all such persons.



          (F) The Corporation shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the provisions of this Article 7, and each holder of Securities of the Corporation will be deemed to have acknowledged by acquiring or retaining Securities of the Corporation that failure to comply with this Article 7 will expose the Corporation to irreparable injury for which there is no adequate remedy at law and that the Corporation is entitled to injunctive relief to enforce the provisions of this Article 7.



          (G) A Disqualified Holder shall indemnify the Corporation and its Subsidiaries for any and all direct and indirect costs, including attorney's fees, incurred by the Corporation as a result of such holder's continuing ownership of or failure to divest the Securities.



          (H) The following definitions shall apply with respect to this Article 7:



             (1) The term "Gaming Authorities" includes all governmental authorities within or without The United States of America which issue or grant any license, franchise or regulatory approval necessary or appropriate for the lawful operation of gaming and related businesses. With respect to Atlantic City, New Jersey, the term "Gaming Authorities" shall include without limitation, the New Jersey Casino Control Commission, the division of Gaming Enforcement or their respective successors; and with respect to the state of Nevada, the term Gaming Authorities shall include, without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board or their respective successors.



             (2) The term "Securities" means any instrument evidencing a direct or indirect beneficial ownership or creditor interest in the Corporation, including but not limited to, Common Stock, Preferred Stock; bonds; mortgages; debentures; security agreements; notes; warrants; options and rights.



             (3) The term "Subsidiary" (a) in matters relating to Gaming Laws outside of New Jersey, means (i) a corporation, more than 50% (fifty percent) of the outstanding voting securities of which the Corporation or a Subsidiary of the Corporation owns or has the power to vote; or
        (ii) a firm, association, partnership, trust or other form of business organization, not a natural person, of which the Corporation or a Subsidiary of the Corporation owns or has the power to vote a majority interest, or (b) in matters relating to Gaming Laws of New Jersey, shall have the definition set forth in N.J.S.A. 5:12-47.



     A comparable provision will be included in the Certificate of Incorporation of New ITT after the Distribution. See "DESCRIPTION OF NEW ITT CAPITAL
STOCK -- RESTRICTIONS ON OWNERSHIP UNDER GAMING LAWS".

                                                                         ANNEX G



                         ITT 1996 RESTRICTED STOCK PLAN


                           FOR NON-EMPLOYEE DIRECTORS



                ARTICLE I -- PLAN ADMINISTRATION AND ELIGIBILITY



1.1  PURPOSE



     The purpose of the ITT Industries, Inc. 1996 Restricted Stock Plan for Non-Employee Directors (the "Plan") is to attract and retain persons of ability as directors of the Company and to provide them with a closer identity with the interests of the Company's stockholders by paying the Annual Retainer in common stock of the Company.



1.2  ADMINISTRATION



     The Plan shall be administered by the Compensation and Personnel Committee of the Board of Directors (hereinafter referred to as the "Committee"). The Committee shall have the responsibility of interpreting the Plan and establishing and amending such rules and regulations necessary or appropriate for the administration of the Plan. All interpretations of the Plan or any Restricted Stock awards issued under it shall be final and binding upon all persons having an interest in the Plan. No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to this Plan or any award granted hereunder.



1.3  ELIGIBILITY



     Directors of the Company who are not employees of the Company or any of its subsidiaries shall be eligible to participate in the Plan.



1.4  STOCK SUBJECT TO THE PLAN



     (a) The maximum number of shares which may be granted under the Plan shall be [100,000] shares of common stock of the Company (the "Stock").



     (b) If any Restricted Stock is forfeited by a Director in accordance with the provisions of Section 2.2(c), such shares of Restricted Stock shall be restored to the total number of shares available for grant pursuant to the Plan.



     (c) Upon the grant of a Restricted Stock award the Company may distribute newly issued shares or treasury shares.



                         ARTICLE II -- RESTRICTED STOCK



2.1  RESTRICTED STOCK AWARDS



     Restricted Stock awards shall be made automatically on the date of the Annual Meeting of Stockholders, to each Director elected at the meeting or continuing in office following the meeting. The award shall equal the number of whole shares arrived at by dividing the Annual Retainer that is in effect for the calendar year within which the award date falls, by the Fair Market Value of the Company's common stock. Fractional shares shall be paid in cash.



     (a) "Annual Retainer" shall mean the amount that is payable to a Director for service on the Board of Directors during the calendar year. Annual Retainer shall not include fees paid for attendance at any Board or Committee meeting nor any fee for chairing a Committee of the Board.



     (b) "Fair Market Value" shall mean the average of the high and low prices per share of the Company's common stock on the date of the Annual Meeting, as reported by the New York Stock Exchange Composite Tape.

2.2  TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS



     (a) Written Agreement -- Each Restricted Stock award shall be evidenced by a written agreement delivered to the Director in such form as the Committee shall prescribe. Such agreement shall include the restrictions described under
Section 2.2(c) and any other restrictions and conditions on the shares as the Committee deems appropriate.



     (b) Shares held in Escrow -- The Restricted Stock subject to such award shall be registered in the name of the Director and held in escrow by the Committee until the restrictions on such shares lapse as described below.



     (c) Restrictions -- Restricted Stock granted to a Director may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, prior to the earliest of the following dates:



          (1) The fifth anniversary of the date of grant.



          (2) Retirement from the Board at age 72.



          (3) "Change in Control" of the Company. A "Change in Control" shall be deemed to have occurred if:



             (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Act disclosing that any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company, is the beneficial owner directly or indirectly of twenty percent or more of the outstanding Stock of the Company;



             (ii) any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Stock of the Company (or securities convertible into Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of fifteen percent or more of the outstanding Stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Stock);



             (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which holders of Stock of the Company immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or



             (iv) there shall have been a change in a majority of the members of the Board within a 12-month period unless the election or nomination for election by the Company's stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such 12-month period.



          (4) Death of the Director.



          (5) Disability of the Director.



          (6) Resignation by the Director under cases of special circumstances and the Committee, in its sole discretion, consents to waive any remaining restrictions.

     (d) Dividends and Voting Rights -- The Director shall, subject to Section 2.2(c), possess all incidents of ownership of the shares of Restricted Stock including the right to receive dividends with respect to such shares and to vote such shares.



     (e) The Company shall deliver to the Director, or the beneficiary of such Director, if applicable, all of the shares of stock that were awarded to the Director as Restricted Stock, within 30 days following the lapse of restrictions as described under Section 2.2(c). If the Director discontinues serving on the Board prior to the date upon which restrictions lapse as described under Section 2.2(c), such Director's Restricted Stock will be forfeited by the Director and transferred to and reacquired by the Company at no cost to the Company.



                       ARTICLE III -- GENERAL PROVISIONS



3.1  AUTHORITY



     Appropriate officers of the Company designated by the Committee are authorized to execute Restricted Stock agreements, and amendments thereto, in the name of the Company, as directed from time to time by the Committee.



3.2  ADJUSTMENTS IN THE EVENT OF CHANGE IN COMMON STOCK OF THE COMPANY



     In the event of any reorganization, merger, recapitalization, consolidation, liquidation, stock dividend, stock split, reclassification, combination of shares, rights offering, split-up, or extraordinary dividend (including a spin-off) or divestiture, or any other change in the corporate structure or shares, the number and kind of shares which thereafter may be granted under the Plan and the number of shares of Restricted Stock awarded pursuant to Section 2.1 with respect to which all restrictions have not lapsed, shall be appropriately adjusted consistent with such change in such manner as the Board in its discretion may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Directors participating in the Plan. Any fractional shares resulting from such adjustments shall be eliminated.



3.3  RIGHTS OF DIRECTORS



     The Plan shall not be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's stockholders or to retain any Director at any particular rate of compensation. The Company shall not be obligated to issue stock pursuant to an award of Restricted Stock for which the restrictions hereunder have lapsed if such issuance would constitute a violation of any applicable law. Except as provided herein, no Director shall have any rights as a stockholder with respect to any shares of Restricted Stock awarded to him.



3.4  BENEFICIARY



     A Director may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. In the event of the death of a Director, his beneficiary shall have the right to receive the shares of Restricted Stock awarded pursuant to the Plan. If no designated beneficiary survives the Director, the executor or administrator of the Director's estate shall be deemed to be the Director's beneficiary.



3.5  LAWS AND REGULATIONS



     The Committee shall have the right to condition any issuance of shares to any Director hereunder on such Director's undertaking in writing to comply with such restrictions on the subsequent disposition of such shares as the Committee shall deem necessary or advisable as a result of any applicable law or regulation. The Committee may postpone the delivery of stock following the lapse of restrictions with respect to awards of Restricted Stock for such time as the Committee in its discretion may deem necessary, in order to permit the Company with reasonable diligence (i) to effect or maintain registration of the Plan, or the shares issuable upon the lapse of certain restrictions respecting awards of Restricted stock, under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, or (ii) to determine that such shares and Plan are exempt from such registration; the Company shall not be obligated by virtue of any Restricted Stock agreement or any provision of the Plan to recognize the lapse of certain restrictions respecting awards of Restricted Stock or issue shares in violation of said Act or of the law of the government having jurisdiction thereof.



3.6  AMENDMENT, SUSPENSION AND DISCONTINUANCE OF THE PLAN



     The Board may from time to time amend, suspend or discontinue the Plan, provided that the Board may not, without the approval of the holders of a majority of the outstanding shares entitled to vote, take any action which would cause the Plan to no longer comply with Rule 16b-3 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule or other regulatory requirement.



     No amendment, suspension or discontinuance of the Plan shall impair a Director's right under a Restricted Stock award previously granted to him without his comment.



3.7  GOVERNING LAW



     This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York.



3.8  EFFECTIVE DATE AND DURATION OF THE PLAN



     This Plan shall be effective upon the Distribution Date subject to the approval of the Plan by the stockholders of the Company, and shall terminate on December 31, 2005 provided that grants of Restricted Stock made prior to the termination of the Plan may vest following such termination in accordance with their terms.

                                                                         ANNEX H



               ITT DESTINATIONS, INC. 1996 RESTRICTED STOCK PLAN


                           FOR NON-EMPLOYEE DIRECTORS



                ARTICLE I -- PLAN ADMINISTRATION AND ELIGIBILITY



1.1  PURPOSE



     The purpose of the ITT Industries, Inc. 1996 Restricted Stock Plan for Non-Employee Directors (the "Plan") is to attract and retain persons of ability as directors of the Company and to provide them with a closer identity with the interests of the Company's stockholders by paying the Annual Retainer in common stock of the Company.



1.2  ADMINISTRATION



     The Plan shall be administered by the Compensation and Personnel Committee of the Board of Directors (hereinafter referred to as the "Committee"). The Committee shall have the responsibility of interpreting the Plan and establishing and amending such rules and regulations necessary or appropriate for the administration of the Plan. All interpretations of the Plan or any Restricted Stock awards issued under it shall be final and binding upon all persons having an interest in the Plan. No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to this Plan or any award granted hereunder.



1.3  ELIGIBILITY



     Directors of the Company who are not employees of the Company or any of its subsidiaries shall be eligible to participate in the Plan.



1.4  STOCK SUBJECT TO THE PLAN



     (a) The maximum number of shares which may be granted under the Plan shall be [100,000] shares of common stock of the Company (the "Stock").



     (b) If any Restricted Stock is forfeited by a Director in accordance with the provisions of Section 2.2(c), such shares of Restricted Stock shall be restored to the total number of shares available for grant pursuant to the Plan.



     (c) Upon the grant of a Restricted Stock award the Company may distribute newly issued shares or treasury shares.



                         ARTICLE II -- RESTRICTED STOCK



2.1  RESTRICTED STOCK AWARDS



     Restricted Stock awards shall be made automatically on the date of the Annual Meeting of Stockholders, to each Director elected at the meeting or continuing in office following the meeting. The award shall equal the number of whole shares arrived at by dividing the Annual Retainer that is in effect for the calendar year within which the award date falls, by the Fair Market Value of the Company's common stock. Fractional shares shall be paid in cash.



     (a) "Annual Retainer" shall mean the amount that is payable to a Director for service on the Board of Directors during the calendar year. Annual Retainer shall not include fees paid for attendance at any Board or Committee meeting nor any fee for chairing a Committee of the Board.



     (b) "Fair Market Value" shall mean the average of the high and low prices per share of the Company's common stock on the date of the Annual Meeting, as reported by the New York Stock Exchange Composite Tape.

2.2  TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS



     (a) Written Agreement -- Each Restricted Stock award shall be evidenced by a written agreement delivered to the Director in such form as the Committee shall prescribe. Such agreement shall include the restrictions described under
Section 2.2(c) and any other restrictions and conditions on the shares as the Committee deems appropriate.



     (b) Shares held in Escrow -- The Restricted Stock subject to such award shall be registered in the name of the Director and held in escrow by the Committee until the restrictions on such shares lapse as described below.



     (c) Restrictions -- Restricted Stock granted to a Director may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, prior to the earliest of the following dates:



          (1) The fifth anniversary of the date of grant.



          (2) Retirement from the Board at age 72.



          (3) "Change in Control" of the Company. A "Change in Control" shall be deemed to have occurred if:



             (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Act disclosing that any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company, is the beneficial owner directly or indirectly of twenty percent or more of the outstanding Stock of the Company;



             (ii) any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Stock of the Company (or securities convertible into Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of fifteen percent or more of the outstanding Stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Stock);



             (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which holders of Stock of the Company immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or



             (iv) there shall have been a change in a majority of the members of the Board within a 12-month period unless the election or nomination for election by the Company's stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such 12-month period.



          (4) Death of the Director.



          (5) Disability of the Director.



          (6) Resignation by the Director under cases of special circumstances and the Committee, in its sole discretion, consents to waive any remaining restrictions.

     (d) Dividends and Voting Rights -- The Director shall, subject to Section 2.2(c), possess all incidents of ownership of the shares of Restricted Stock including the right to receive dividends with respect to such shares and to vote such shares.



     (e) The Company shall deliver to the Director, or the beneficiary of such Director, if applicable, all of the shares of stock that were awarded to the Director as Restricted Stock, within 30 days following the lapse of restrictions as described under Section 2.2(c). If the Director discontinues serving on the Board prior to the date upon which restrictions lapse as described under Section 2.2(c), such Director's Restricted Stock will be forfeited by the Director and transferred to and reacquired by the Company at no cost to the Company.



                       ARTICLE III -- GENERAL PROVISIONS



3.1  AUTHORITY



     Appropriate officers of the Company designated by the Committee are authorized to execute Restricted Stock agreements, and amendments thereto, in the name of the Company, as directed from time to time by the Committee.



3.2  ADJUSTMENTS IN THE EVENT OF CHANGE IN COMMON STOCK OF THE COMPANY



     In the event of any reorganization, merger, recapitalization, consolidation, liquidation, stock dividend, stock split, reclassification, combination of shares, rights offering, split-up, or extraordinary dividend (including a spin-off) or divestiture, or any other change in the corporate structure or shares, the number and kind of shares which thereafter may be granted under the Plan and the number of shares of Restricted Stock awarded pursuant to Section 2.1 with respect to which all restrictions have not lapsed, shall be appropriately adjusted consistent with such change in such manner as the Board in its discretion may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Directors participating in the Plan. Any fractional shares resulting from such adjustments shall be eliminated.



3.3  RIGHTS OF DIRECTORS



     The Plan shall not be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's stockholders or to retain any Director at any particular rate of compensation. The Company shall not be obligated to issue stock pursuant to an award of Restricted Stock for which the restrictions hereunder have lapsed if such issuance would constitute a violation of any applicable law. Except as provided herein, no Director shall have any rights as a stockholder with respect to any shares of Restricted Stock awarded to him.



3.4  BENEFICIARY



     A Director may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. In the event of the death of a Director, his beneficiary shall have the right to receive the shares of Restricted Stock awarded pursuant to the Plan. If no designated beneficiary survives the Director, the executor or administrator of the Director's estate shall be deemed to be the Director's beneficiary.



3.5  LAWS AND REGULATIONS



     The Committee shall have the right to condition any issuance of shares to any Director hereunder on such Director's undertaking in writing to comply with such restrictions on the subsequent disposition of such shares as the Committee shall deem necessary or advisable as a result of any applicable law or regulation. The Committee may postpone the delivery of stock following the lapse of restrictions with respect to awards of Restricted Stock for such time as the Committee in its discretion may deem necessary, in order to permit the Company with reasonable diligence (i) to effect or maintain registration of the Plan, or the shares issuable upon the lapse of certain restrictions respecting awards of Restricted stock, under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, or (ii) to determine that such shares and Plan are exempt from such registration; the Company shall not be obligated by virtue of any Restricted Stock agreement or any provision of the Plan to recognize the lapse of certain restrictions respecting awards of Restricted Stock or issue shares in violation of said Act or of the law of the government having jurisdiction thereof.



3.6  AMENDMENT, SUSPENSION AND DISCONTINUANCE OF THE PLAN



     The Board may from time to time amend, suspend or discontinue the Plan, provided that the Board may not, without the approval of the holders of a majority of the outstanding shares entitled to vote, take any action which would cause the Plan to no longer comply with Rule 16b-3 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule or other regulatory requirement.



     No amendment, suspension or discontinuance of the Plan shall impair a Director's right under a Restricted Stock award previously granted to him without his comment.



3.7  GOVERNING LAW



     This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York.



3.8  EFFECTIVE DATE AND DURATION OF THE PLAN



     This Plan shall be effective upon the Distribution Date subject to the approval of the Plan by the stockholders of the Company, and shall terminate on December 31, 2005 provided that grants of Restricted Stock made prior to the termination of the Plan may vest following such termination in accordance with their terms.

                                                                         ANNEX I



              ITT HARTFORD GROUP, INC. 1996 RESTRICTED STOCK PLAN


                           FOR NON-EMPLOYEE DIRECTORS



                ARTICLE I -- PLAN ADMINISTRATION AND ELIGIBILITY



1.1  PURPOSE



     The purpose of the ITT Industries, Inc. 1996 Restricted Stock Plan for Non-Employee Directors (the "Plan") is to attract and retain persons of ability as directors of the Company and to provide them with a closer identity with the interests of the Company's stockholders by paying the Annual Retainer in common stock of the Company.



1.2  ADMINISTRATION



     The Plan shall be administered by the Compensation and Personnel Committee of the Board of Directors (hereinafter referred to as the "Committee"). The Committee shall have the responsibility of interpreting the Plan and establishing and amending such rules and regulations necessary or appropriate for the administration of the Plan. All interpretations of the Plan or any Restricted Stock awards issued under it shall be final and binding upon all persons having an interest in the Plan. No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to this Plan or any award granted hereunder.



1.3  ELIGIBILITY



     Directors of the Company who are not employees of the Company or any of its subsidiaries shall be eligible to participate in the Plan.



1.4  STOCK SUBJECT TO THE PLAN



     (a) The maximum number of shares which may be granted under the Plan shall be [100,000] shares of common stock of the Company (the "Stock").



     (b) If any Restricted Stock is forfeited by a Director in accordance with the provisions of Section 2.2(c), such shares of Restricted Stock shall be restored to the total number of shares available for grant pursuant to the Plan.



     (c) Upon the grant of a Restricted Stock award the Company may distribute newly issued shares or treasury shares.



                         ARTICLE II -- RESTRICTED STOCK



2.1  RESTRICTED STOCK AWARDS



     Restricted Stock awards shall be made automatically on the date of the Annual Meeting of Stockholders, to each Director elected at the meeting or continuing in office following the meeting. The award shall equal the number of whole shares arrived at by dividing the Annual Retainer that is in effect for the calendar year within which the award date falls, by the Fair Market Value of the Company's common stock. Fractional shares shall be paid in cash.



     (a) "Annual Retainer" shall mean the amount that is payable to a Director for service on the Board of Directors during the calendar year. Annual Retainer shall not include fees paid for attendance at any Board or Committee meeting nor any fee for chairing a Committee of the Board.



     (b) "Fair Market Value" shall mean the average of the high and low prices per share of the Company's common stock on the date of the Annual Meeting, as reported by the New York Stock Exchange Composite Tape.

2.2  TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS



     (a) Written Agreement -- Each Restricted Stock award shall be evidenced by a written agreement delivered to the Director in such form as the Committee shall prescribe. Such agreement shall include the restrictions described under
Section 2.2(c) and any other restrictions and conditions on the shares as the Committee deems appropriate.



     (b) Shares held in Escrow -- The Restricted Stock subject to such award shall be registered in the name of the Director and held in escrow by the Committee until the restrictions on such shares lapse as described below.



     (c) Restrictions -- Restricted Stock granted to a Director may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, prior to the earliest of the following dates:



          (1) The fifth anniversary of the date of grant.



          (2) Retirement from the Board at age 72.



          (3) "Change in Control" of the Company. A "Change in Control" shall be deemed to have occurred if:



             (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Act disclosing that any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company, is the beneficial owner directly or indirectly of twenty percent or more of the outstanding Stock of the Company;



             (ii) any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Stock of the Company (or securities convertible into Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of fifteen percent or more of the outstanding Stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Stock);



             (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which holders of Stock of the Company immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or



             (iv) there shall have been a change in a majority of the members of the Board within a 12-month period unless the election or nomination for election by the Company's stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such 12-month period.



          (4) Death of the Director.



          (5) Disability of the Director.



          (6) Resignation by the Director under cases of special circumstances and the Committee, in its sole discretion, consents to waive any remaining restrictions.

     (d) Dividends and Voting Rights -- The Director shall, subject to Section 2.2(c), possess all incidents of ownership of the shares of Restricted Stock including the right to receive dividends with respect to such shares and to vote such shares.



     (e) The Company shall deliver to the Director, or the beneficiary of such Director, if applicable, all of the shares of stock that were awarded to the Director as Restricted Stock, within 30 days following the lapse of restrictions as described under Section 2.2(c). If the Director discontinues serving on the Board prior to the date upon which restrictions lapse as described under Section 2.2(c), such Director's Restricted Stock will be forfeited by the Director and transferred to and reacquired by the Company at no cost to the Company.



                       ARTICLE III -- GENERAL PROVISIONS



3.1  AUTHORITY



     Appropriate officers of the Company designated by the Committee are authorized to execute Restricted Stock agreements, and amendments thereto, in the name of the Company, as directed from time to time by the Committee.



3.2  ADJUSTMENTS IN THE EVENT OF CHANGE IN COMMON STOCK OF THE COMPANY



     In the event of any reorganization, merger, recapitalization, consolidation, liquidation, stock dividend, stock split, reclassification, combination of shares, rights offering, split-up, or extraordinary dividend (including a spin-off) or divestiture, or any other change in the corporate structure or shares, the number and kind of shares which thereafter may be granted under the Plan and the number of shares of Restricted Stock awarded pursuant to Section 2.1 with respect to which all restrictions have not lapsed, shall be appropriately adjusted consistent with such change in such manner as the Board in its discretion may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Directors participating in the Plan. Any fractional shares resulting from such adjustments shall be eliminated.



3.3  RIGHTS OF DIRECTORS



     The Plan shall not be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's stockholders or to retain any Director at any particular rate of compensation. The Company shall not be obligated to issue stock pursuant to an award of Restricted Stock for which the restrictions hereunder have lapsed if such issuance would constitute a violation of any applicable law. Except as provided herein, no Director shall have any rights as a stockholder with respect to any shares of Restricted Stock awarded to him.



3.4  BENEFICIARY



     A Director may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. In the event of the death of a Director, his beneficiary shall have the right to receive the shares of Restricted Stock awarded pursuant to the Plan. If no designated beneficiary survives the Director, the executor or administrator of the Director's estate shall be deemed to be the Director's beneficiary.



3.5  LAWS AND REGULATIONS



     The Committee shall have the right to condition any issuance of shares to any Director hereunder on such Director's undertaking in writing to comply with such restrictions on the subsequent disposition of such shares as the Committee shall deem necessary or advisable as a result of any applicable law or regulation. The Committee may postpone the delivery of stock following the lapse of restrictions with respect to awards of Restricted Stock for such time as the Committee in its discretion may deem necessary, in order to permit the Company with reasonable diligence (i) to effect or maintain registration of the Plan, or the shares issuable upon the lapse of certain restrictions respecting awards of Restricted stock, under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, or (ii) to determine that such shares and Plan are exempt from such registration; the Company shall not be obligated by virtue of any Restricted Stock agreement or any provision of the Plan to recognize the lapse of certain restrictions respecting awards of Restricted Stock or issue shares in violation of said Act or of the law of the government having jurisdiction thereof.



3.6  AMENDMENT, SUSPENSION AND DISCONTINUANCE OF THE PLAN



     The Board may from time to time amend, suspend or discontinue the Plan, provided that the Board may not, without the approval of the holders of a majority of the outstanding shares entitled to vote, take any action which would cause the Plan to no longer comply with Rule 16b-3 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule or other regulatory requirement.



     No amendment, suspension or discontinuance of the Plan shall impair a Director's right under a Restricted Stock award previously granted to him without his comment.



3.7  GOVERNING LAW



     This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Connecticut.



3.8  EFFECTIVE DATE AND DURATION OF THE PLAN



     This Plan shall be effective upon the Distribution Date subject to the approval of the Plan by the stockholders of the Company, and shall terminate on December 31, 2005 provided that grants of Restricted Stock made prior to the termination of the Plan may vest following such termination in accordance with their terms.

                              ITT CORPORATION INC.
                          1330 AVENUE OF THE AMERICAS
                            NEW YORK, NY  10019-5490

   PROXY SOLICITED BY BOARD OF DIRECTORS FOR SPECIAL MEETING OF SHAREHOLDERS

     The undersigned hereby appoints Gwenn L. Carr or Walter F. Diehl, Jr., or Richard S. Ward, as Proxy, each with power to appoint his or her substitute and hereby authorizes each of them at the Special Meeting of Shareholders of ITT
Corporation to be held at [    ] A.M. on [     ], 1995 in [     ] and at any
adjournments thereof to vote all shares of ITT common stock, including all shares held in the ITT Dividend Reinvestment and Common Stock Purchase Plan, which the undersigned could vote if personally present as designated on the reverse side of this proxy and confers discretionary authority upon each such proxy to vote upon any other matter properly brought before the meeting.

     Please specify your choices by marking the appropriate boxes on the reverse side of this proxy. The shares represented by this proxy will be voted as designated by you on the reverse side, or if no designation is made will be voted for items 1, 2, 3, 4, 5, 6 and 7.

     A PROXY CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS PROXY.

   PLEASE MARK YOUR CHOICE LIKE THIS /X/ IN DARK INK AND SIGN AND DATE BELOW.

DIRECTORS RECOMMEND A VOTE FOR ITEMS 1-7

(1) To approve the distribution of all the outstanding shares of common stock of New ITT and ITT Hartford.
                        / / FOR / / AGAINST / / ABSTAIN

(2) To approve and adopt the agreement and plan of merger in connection with the reincorporation of ITT from Delaware to Indiana.
                        / / FOR / / AGAINST / / ABSTAIN

(3) To approve amendments to the ITT 1977 Stock Option Incentive Plan and ITT 1986 Stock Plan.
                        / / FOR / / AGAINST / / ABSTAIN

(4) To approve the New ITT 1995 Incentive Stock Plan.
                        / / FOR / / AGAINST / / ABSTAIN

(5) To approve the ITT Hartford 1995 Incentive Stock Plan.
                        / / FOR / / AGAINST / / ABSTAIN

(6) To approve the ITT 1996 Restricted Stock Plan for Non-Employee Directors
                        / / FOR / / AGAINST / / ABSTAIN

(7) To approve the amendments to the Restated Certificate of Incorporation of ITT.
                        / / FOR / / AGAINST / / ABSTAIN

                   / / Mark this box if you want to receive an admission card.

                  Signature                           Date           , 1995
                            -------------------------      ----------

                  Note: Please add your title if you are signing as attorney, administrator, executor, guardian, trustee or in any other representative capacity.

                  ITT SPECIAL MEETING INFORMATION

                  Record Date: [        ], 1995   Meeting Date: [        ], 1995
                                                                [   ][   ]M
                  Meeting Site:
                  [               ]

        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE
                               ENCLOSED ENVELOPE.

       YOUR VOTE IS IMPORTANT TO ITT CORPORATION, PLEASE VOTE YOUR PROXY PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD.